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====================================================================================================================


                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549

                                                      FORM 8-K

                                                   CURRENT REPORT

                                       Pursuant to Section 13 or 15(d) of the
                                           Securities Exchange Act of 1934


                           Date of Report (Date of earliest event reported): May 18, 2007

                                     BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                     ------------------------------------------
                               (Exact name of registrant as specified in its charter)


             DELAWARE                                333-131374                                20-0842986
------------------------------------            ----------------------                ------------------------------
   (State or Other Jurisdiction                      (Commission                            (I.R.S. Employer
         of Incorporation)                          File Number)                           Identification No.)

      383 MADISON AVENUE
       NEW YORK, NEW YORK                                                                        10179
------------------------------------                                                  ------------------------------
       (Address of Principal                                                                   (Zip Code)
        Executive Offices)

Registrant's telephone number, including area code, is (212) 272-2000.

====================================================================================================================

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



Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c) Exhibits:

         4.1 Pooling and Servicing Agreement, dated as of May 1, 2007, among
Bear Stearns Asset Backed Securities I LLC, as depositor, Wells Fargo Bank,
National Association, as master servicer and securities administrator, EMC
Mortgage Corporation, as sponsor, and Citibank, N.A., as trustee.

         99.1  Swap Agreements, dated May 18, 2007, between Bear Stearns
Financial Products Inc., and Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental
Interest Trust with respect to Bear Stearns Asset Backed Securities Trust
2007-SD3.

         10.1  Financial Gauaranty Insurance Policy, dated as of May 18, 2007 or
Financial Guaranty Insurance Company.

         1.1   Terms Agreement, dated May 17, 2007, between Bear, Stearns & Co.
Inc. and Bear Stearns Asset Backed Securities LLC, to the Underwriting
Agreement, dated April 17, 2006

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By: /s/ Baron Silverstein
    ---------------------
Name:   Baron Silverstein
Title:  Vice President

Dated:  June 8, 2007



                              EXHIBIT INDEX
                              -------------

             Item 601 of            Sequentially
Exhibit      Regulation S-K         Numbered
Number       Exhibit No.            Description                       Page
------       --------------         ------------                      ----
4.1              4                  Pooling and Servicing
                                    Agreement                           4

99.1             99                 Swap Agreements

1.1              1                  Terms Agreement to the
                                    Underwriting Agreement

10.1             10                FGIC Policy

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC,

                                    Depositor

                            EMC MORTGAGE CORPORATION,

                                     Sponsor

                             WELLS FARGO BANK, N.A.,

                  Master Servicer and Securities Administrator

                                       and

                                 CITIBANK, N.A.,

                                     Trustee

                     --------------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2007

                     --------------------------------------

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3

                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD3

                                TABLE OF CONTENTS

                                                                           Page


Article I. DEFINITIONS........................................................2
   Section 1.01   Defined Terms...............................................2

Article II. CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES..........43
   Section 2.01   Conveyance of Trust Fund...................................43
   Section 2.02   Acceptance of the Mortgage Loans...........................46
   Section 2.03   Representations, Warranties and Covenants of the
                  Master Servicer and the Sponsor............................48
   Section 2.04   Representations and Warranties of the Depositor............57
   Section 2.05   Delivery of Opinion of Counsel in Connection with
                  Substitutions and Repurchases..............................58
   Section 2.06   Authentication and Delivery of Certificates................59
   Section 2.07   Covenants of the Master Servicer...........................59
   Section 2.08   Lost Mortgage Notes Indemnity..............................59
   Section 2.09   Purposes and Powers of the Trust...........................60

Article III. ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS...........61
   Section 3.01   The Master Servicer........................................61
   Section 3.02   REMIC-Related Covenants....................................61
   Section 3.03   Monitoring of Servicers....................................62
   Section 3.04   [Reserved].................................................63
   Section 3.05   Power to Act; Procedures...................................63
   Section 3.06   Due-on-Sale Clauses; Assumption Agreements.................64
   Section 3.07   Release of Mortgage Files..................................64
   Section 3.08   Documents, Records and Funds in Possession of the
                  Master Servicer To Be Held for Trustee.....................65
   Section 3.09   Maintenance of Hazard Insurance............................66
   Section 3.10   Presentment of Claims and Collection of Proceeds...........67
   Section 3.11   Maintenance of the Primary Mortgage Insurance Policies.....67
   Section 3.12   Custodian to Retain Possession of Certain Insurance
                  Policies and Documents.....................................67
   Section 3.13   Realization Upon Defaulted Mortgage Loans..................68
   Section 3.14   Compensation for the Servicers and the Master Servicer.....68
   Section 3.15   REO Property...............................................68
   Section 3.16   Annual Statement as to Compliance..........................69
   Section 3.17   Assessments of Compliance and Attestation Reports..........70
   Section 3.18   Reports Filed with Securities and Exchange Commission......72
   Section 3.19   [Reserved].................................................81
   Section 3.20   Optional Purchase of Defaulted Mortgage Loans..............81
   Section 3.21   [Reserved].................................................82

   Section 3.22   Intention of the Parties and Interpretation................82

Article IV. ACCOUNTS.........................................................84
   Section 4.01   Protected Accounts.........................................84
   Section 4.02   [Reserved].................................................84
   Section 4.03   [Reserved].................................................84
   Section 4.04   Distribution Account.......................................85
   Section 4.05   Permitted Withdrawals and Transfers from the
                  Distribution Account.......................................86
   Section 4.06   The Swap Agreement; Supplemental Interest Trust............88
   Section 4.07   [Reserved].................................................92
   Section 4.08   Class P Reserve Account....................................93

Article V. DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER.................94
   Section 5.01   Advances...................................................94
   Section 5.02   Compensating Interest Payments.............................95
   Section 5.03   REMIC Distributions........................................95
   Section 5.04   Distributions..............................................95
   Section 5.05   Allocation of Realized Losses.............................100
   Section 5.06   Monthly Statements to Certificateholders..................100
   Section 5.07   REMIC Designations and Allocations........................104
   Section 5.08   Basis Risk Reserve Fund...................................107
   Section 5.09   Policy Matters............................................108

Article VI. THE CERTIFICATES................................................111
   Section 6.01   The Certificates..........................................111
   Section 6.02   Certificate Register; Registration of Transfer and
                  Exchange of Certificates..................................112
   Section 6.03   Mutilated, Destroyed, Lost or Stolen Certificates.........118
   Section 6.04   Persons Deemed Owners.....................................118
   Section 6.05   Access to List of Certificateholders' Names
                  and Addresses.............................................118
   Section 6.06   Book-Entry Certificates...................................118
   Section 6.07   Notices to Depository.....................................119
   Section 6.08   Definitive Certificates...................................120
   Section 6.09   Maintenance of Office or Agency...........................120
   Section 6.10   Appointment of Paying Agent and Certificate Registrar.....120

Article VII. THE DEPOSITOR, THE MASTER SERVICER AND THE SPONSOR.............122
   Section 7.01   Respective Liabilities of the Depositor, the Master
                  Servicer and the Sponsor..................................122
   Section 7.02   Merger or Consolidation of the Depositor, the Master
                  Servicer or the Sponsor...................................122
   Section 7.03   Indemnification of the Trustee, the Master Servicer,
                  the Securities Administrator and Others...................122
   Section 7.04   Limitation on Liability of the Depositor, the Sponsor,
                  the Master Servicer, the Securities Administrator
                  and Others................................................123
   Section 7.05   Limitation on Resignation of Master Servicer and EMC......124
   Section 7.06   Errors and Omissions Insurance; Fidelity Bonds............124

Article VIII. DEFAULT; TERMINATION OF MASTER SERVICER.......................125
   Section 8.01   Events of Default.........................................125
   Section 8.02   Trustee to Act; Appointment of Successor..................126
   Section 8.03   Notification to Certificateholders and the Insurer........128

Article IX. CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR.........129
   Section 9.01   Duties of Trustee and Securities Administrator............129
   Section 9.02   Certain Matters Affecting the Trustee and the
                  Securities Administrator..................................131
   Section 9.03   Trustee and Securities Administrator Not Liable
                  for Certificates or Mortgage Loans........................133
   Section 9.04   Trustee and Securities Administrator May Own
                  Certificates..............................................134
   Section 9.05   Trustee's and Securities Administrator's
                  Fees and Expenses.........................................134
   Section 9.06   Eligibility Requirements for Trustee, Securities
                  Administrator and Paying Agent............................135
   Section 9.07   Insurance.................................................136
   Section 9.08   Resignation and Removal of Trustee, Securities
                  Administrator and Paying Agent............................136
   Section 9.09   Successor Trustee, Securities Administrator or
                  Successor Paying Agent....................................137
   Section 9.10   Merger or Consolidation of Trustee, Securities
                  Administrator or Paying Agent.............................138
   Section 9.11   Appointment of Co-Trustee or Separate Trustee.............138
   Section 9.12   Tax Matters...............................................139

Article X. TERMINATION......................................................143
   Section 10.01  Termination upon Liquidation or Repurchase of the
                  Mortgage Loans............................................143
   Section 10.02  Final Distribution on the Certificates....................143
   Section 10.03  Additional Termination Requirements.......................145

Article XI. MISCELLANEOUS PROVISIONS........................................146
   Section 11.01  Amendment.................................................146
   Section 11.02  Recordation of Agreement; Counterparts....................147
   Section 11.03  Governing Law.............................................148
   Section 11.04  Intention of Parties......................................148
   Section 11.05  Notices...................................................149
   Section 11.06  Severability of Provisions................................150
   Section 11.07  Assignment................................................150
   Section 11.08  Limitation on Rights of Certificateholders................150
   Section 11.09  Inspection and Audit Rights...............................151
   Section 11.10  Certificates Nonassessable and Fully Paid.................152
   Section 11.11  Third Party Rights........................................152
   Section 11.12  Insurer Rights............................................152

Exhibits
--------

Exhibit A-1       Form of Class A Certificates
Exhibit A-2       Form of Class M Certificates
Exhibit A-3       Form of Class P Certificates
Exhibit A-4       Form of Class B-IO Certificates
Exhibit A-5       Form of Class R Certificates
Exhibit B         Mortgage Loan Schedule
Exhibit C         [Reserved]
Exhibit D         Form of Transfer Affidavit
Exhibit E         Form of Transferor Certificate
Exhibit F         Form of Investment Letter (Non-Rule 144A)
Exhibit G         Form of Rule 144A Investment Letter
Exhibit H         Form of Request for Release
Exhibit I         DTC Letter of Representations
Exhibit J         Schedule of Mortgage Loans with Lost Notes
Exhibit K         Form of Custodial Agreements
Exhibit L         Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit M-1       Form of Back-Up Certification
Exhibit M-2       Form of Certification for the Securities Administrator
Exhibit N         Form of Swap Agreement
Exhibit O         Form 10-D, Form 8-K and Form 10-K Reporting Responsibilities
Exhibit P         Form of Additional Disclosure Notice
Exhibit Q         Form of Policy

Schedules
---------

Schedule I        Servicing Agreements
Schedule II       Assignment, Assumptions and Recognition Agreements
Schedule III      [Reserved]

                  POOLING AND SERVICING AGREEMENT, dated as of April 1, 2007, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as sponsor (in such capacity, the "Sponsor"), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator") and CITIBANK, N.A., a national banking association, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

                  The parties to this Agreement hereby create a common law trust pursuant to the laws of the State of New York. The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. As provided herein, the Securities Administrator on behalf of the Trustee shall make three separate real estate mortgage investment conduit (each a "REMIC") elections with respect to the Trust Fund for Federal income tax purposes.

                  The Trust Fund shall be named, and may be referred to as, the "Bear Stearns Asset Backed Securities Trust 2007-SD3." The Certificates issued hereunder may be referred to as "Asset-Backed Certificates Series 2007-SD3" (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Sponsor and the Trustee agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  Section 1.01   Defined Terms.

                  In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Accepted Master Servicing Practices: With respect to any Mortgage Loan those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer) or to the Trustee (in its capacity, if at all, as Successor Master Servicer).

                  Account: Each Protected Account, the Distribution Account, the Basis Risk Reserve Fund, the Class P Reserve Account, the Swap Account and the Swap Collateral Account.

                  Accrual Period: With respect to the Adjustable Rate Certificates and any Distribution Date, the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) to and including the day prior to the current Distribution Date. All calculations of interest on the Adjustable Rate Certificates (including the Interest Rate Cap) will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a 360-day year.

                  Additional Disclosure: As defined in Section 3.18 (a).

                  Additional Form 10-D Disclosure: As defined in Section 3.18
(a).

                  Additional Form 10-K Disclosure: As defined in Section 3.18
(a).

                  Adjustable Rate Certificates: The Class A Certificates and the Class M Certificates.

                  Adjusted Rate Cap: With respect to each Class of Certificates, each Distribution Date and the related Due Period, the sum of (A) (i) the scheduled Monthly Payments owed on the Mortgage Loans for such Due Period less the related Servicing Fees and the Master Servicing Fee and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus
(B) the Insurer Premium Amount payable to the Insurer, expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the Mortgage Loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

                  Advance: An advance of delinquent payments of principal (other than in respect of delinquent payments of principal on any Simple Interest Loans) or interest in respect of a

Mortgage Loan required to be made by the applicable Servicer pursuant to the related Servicing Agreement, or by the Master Servicer pursuant to Section 5.01.

                  Affected Party: As defined in the Swap Agreement.

                  Aggregate Early Principal Payment Amount: With respect to any Distribution Date the sum of all amounts of principal paid to the Class M-9 Certificates pursuant to clause ninth of Section 5.04(a)(iii).

                  Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

                  Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Distribution Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of such Mortgage Loans after the last day of the related Prepayment Period or Liquidation Period, as applicable.

                  Annual Statement of Compliance: As defined in Section 3.16.

                  Applicable Written Notice: For purposes of Section 8.01, written notice to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates.

                  Applied Realized Loss Amount: With respect to any Distribution Date and each Class of Offered Certificates, the sum of the Realized Losses with respect to the Mortgage Loans, equal to the amount, if any, by which (i) the aggregate Certificate Principal Balance of all of the Certificates (after all distributions of principal on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the preceding calendar month, which are to be applied in reduction of the Certificate Principal Balance of that Class of Certificates, and which on any such Distribution Date shall be applied, first, to the Class M-9 Certificates, the Class M-8 Certificates, the Class M-7 Certificates, the Class M-6 Certificates, the Class M-5 Certificates, the Class M-4 Certificates, the Class M-3 Certificates, the Class M-2 Certificates and the Class M-1 Certificates, in that order, in each case until the respective Certificate Principal Balance thereof has been reduced to zero, and then, to the Class A Certificates, until the Certificate Principal Balance of such Class has been reduced to zero.

                  Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan.

                  Assessment of Compliance: As defined in Section 3.17.

                  Assumption Agreement: Any Assignment, Assumption and Recognition Agreement or comparable document transferring or acknowledging the transfer of a Servicing Agreement to the Trust set forth on Schedule II hereto.

                  Attesting Party: As defined in Section 3.17.

                  Attestation Report: As defined in Section 3.17.

                  Back-Up Certification: As defined in Section 3.18(a)(iii).

                  Balloon Loan: A Mortgage Loan, identified as such on the Mortgage Loan Schedule, where the related Mortgage Note provides for lowered payments of principal over the life of such Mortgage Loan and a larger payment of principal than is usual at its stated maturity.

                  Bankruptcy Code: Title 11 of the United States Code.

                  Basis Risk Reserve Fund: The fund maintained as described in
Section 5.07.

                  Basis Risk Shortfall: As of any Distribution Date and for any Class of Adjustable Rate Certificates, the excess of (i) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate been calculated without regard to the Interest Rate Cap; over (ii) the sum of interest for such Class, calculated at the applicable Interest Rate Cap for such Distribution Date.

                  Basis Risk Shortfall Carry Forward Amount: As of any Distribution Date and for any Class of Adjustable Rate Certificates, the sum of:
(i) if on such Distribution Date the applicable Pass-Through Rate for such Class is based upon the applicable Interest Rate Cap, the applicable Basis Risk Shortfall; and (ii) the Basis Risk Shortfall for all previous Distribution Dates not previously paid (including interest accrued thereon at the applicable Pass-Through Rate for the Accrual Period with respect to each such prior Distribution Date).

                  Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Regular Certificates (other than the Class P Certificates and the Class B-IO Certificates) constitutes a Class of Book-Entry Certificates.

                  Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, or the States of Maryland, Minnesota or Texas, or, if different, the city in which the Corporate Trust Office of the Trustee or the principal office of the Securities Administrator, the Master Servicer or of a Servicer is located are authorized or obligated by law or executive order to be closed.

                  Cede: Cede & Co., or its successors in interest.

                  Certificate: Any one of the certificates of any Class executed by the Securities Administrator and authenticated by the Certificate Registrar in substantially the forms attached hereto as Exhibits A-1 through A-5.

                  Certificate Margin: Reference to any of the Class A Margin, the Class M-1 Margin, the Class M-2 Margin, the Class M-3 Margin, the Class M-4 Margin, the Class M-5 Margin, the Class M-6 Margin, the Class M-7 Margin, the Class M-8 Margin or the Class M-9 Margin.

                  Certificate Notional Balance: As to the Class B-IO Certificates and any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period).

                  Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

                  Certificate Principal Balance: As to any Certificate (other than any Class P Certificates, Class B-IO Certificates or Residual Certificates) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate on the Closing Date, reduced by the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, and (ii) in the case of any Offered Certificate, any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates, and increased by (iii) in the case of each such Class of Offered Certificates, the amount of any Net Deferred Interest allocated thereto on such Distribution Date and on any previous Distribution Dates, and (iv) in the case of each such Class of Offered Certificates, any Subsequent Recoveries allocated to such Class on previous Distribution Dates pursuant to Section 5.05. References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class.

                  Certificate Register: The register maintained pursuant to
Section 6.02 hereof.

                  Certificate Registrar: The Securities Administrator or any successor certificate registrar appointed hereunder.

                  Certificate Registrar Office: The office of the Certificate Registrar located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: BSABS 2007-SD3.

                  Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

                  Certification Parties: As defined in Section 3.18(a)(iii)(D).

                  Certifying Person: As defined in Section 3.18(a)(iii)(D).

                  Class: All Certificates bearing the same Class designation as set forth in Section 6.01 hereof.

                  Class A Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 65.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  Class A Certificate: Any Certificate designated as a "Class A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A Certificates as set forth herein.

                  Class A Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 0.250% per annum and (ii) thereafter, 0.500% per annum.

                  Class A Pass-Through Rate: On any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class A Margin for such Distribution Date and (ii) the applicable Interest Rate Cap for such Distribution Date.

                  Class B-IO Certificate: Any Certificate designated as a "Class B-IO Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-IO Certificates herein.

                  Class B-IO Distribution Amount: With respect to any Distribution Date, the amount allocable to the Class B-IO Certificates as provided in Section 5.04 and Section 5.07(e), for such Distribution Date and all prior Distribution Dates, less the aggregate of all amounts distributed (or deemed distributed) in accordance with Section 5.04 and Section 5.07(e) with respect to the Class B-IO Certificates on prior Distribution Dates.

                  Class M Certificates: The M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates.

                  Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein.

                  Class M-1 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 0.750% per annum and (ii) thereafter, 1.125% per annum.

                  Class M-1 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-1 Margin for such Distribution Date and (ii) the applicable Interest Rate Cap for such Distribution Date.

                  Class M-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the sum of the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that Distribution
Date) and the Certificate Principal Balance of the related Class M-1 Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 75.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein.

                  Class M-2 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 0.800% per annum and (ii) thereafter, 1.200% per annum.

                  Class M-2 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-2 Margin for such Distribution Date and (ii) the applicable Interest Rate Cap for such Distribution Date.

                  Class M-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the sum of the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that Distribution
Date), the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that Distribution Date) and the Certificate Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 79.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein.

                  Class M-3 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 1.100% per annum and (ii) thereafter, 1.650% per annum.

                  Class M-3 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-3 Margin for such Distribution Date and (ii) the applicable Interest Rate Cap for such Distribution Date.

                  Class M-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the sum of the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that Distribution
Date), the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that Distribution Date) and the Certificate Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date over (ii) the lesser of (a) 82.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein.

                  Class M-4 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 1.250% per annum and (ii) thereafter, 1.875% per annum.

                  Class M-4 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-4 Margin for such Distribution Date and (ii) the applicable Interest Rate Cap for such Distribution Date.

                  Class M-4 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that Distribution
Date), the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that Distribution Date) and the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 84.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-5 Certificates as set forth herein.

                  Class M-5 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 1.250% per annum and (ii) thereafter, 1.875% per annum.

                  Class M-5 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-5 Margin for such Distribution Date and (ii) the applicable Interest Rate Cap for such Distribution Date.

                  Class M-5 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that Distribution
Date), the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that Distribution Date) and the Certificate Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 86.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-6 Certificates as set forth herein.

                  Class M-6 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 1.250% per annum and (ii) thereafter, 1.875% per annum.

                  Class M-6 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-6 Margin for such Distribution Date and (ii) the applicable Interest Rate Cap for such Distribution Date.

                  Class M-6 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that Distribution
Date), the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that

Distribution Date), the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that Distribution Date) and the Certificate Principal Balance of the Class M-6 Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 88.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  Class M-7 Certificate: Any Certificate designated as a "Class M-7 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-7 Certificates as set forth herein.

                  Class M-7 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 1.250% per annum and (ii) thereafter, 1.875% per annum.

                  Class M-7 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-7 Margin for such Distribution Date and (ii) the applicable Interest Rate Cap for such Distribution Date.

                  Class M-7 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that Distribution
Date), the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that Distribution Date) and the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 90.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) and (b) the aggregate

Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  Class M-8 Certificate: Any Certificate designated as a "Class M-8 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-8 Certificates as set forth herein.

                  Class M-8 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 1.250% per annum and (ii) thereafter, 1.875% per annum.

                  Class M-8 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-8 Margin for such Distribution Date and (ii) the applicable Interest Rate Cap for such Distribution Date.

                  Class M-8 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that Distribution
Date), the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-7 Certificates (after taking into account distributions of the Class M-7 Principal Distribution Amount for that Distribution Date) and the Certificate Principal Balance of the Class M-8 Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 92.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  Class M-9 Certificate: Any Certificate designated as a "Class M-9 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-9 Certificates as set forth herein.

                  Class M-9 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 1.250% per annum and (ii) thereafter, 1.875% per annum.

                  Class M-9 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-9 Margin for such Distribution Date and (ii) the applicable Interest Rate Cap for such Distribution Date.

                  Class M-9 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that Distribution
Date), the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-7 Certificates (after taking into account distributions of the Class M-7 Principal Distribution Amount for that Distribution Date), the Certificate Principal Balance of the Class M-8 Certificates (after taking into account distributions of the Class M-8 Principal Distribution Amount for that Distribution Date) and the Certificate Principal Balance of the Class M-9 Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 94.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  Class P Certificates: Any Certificate designated as a "Class P Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates herein.

                  Class P Reserve Account: The reserve account established and maintained by the Securities Administrator pursuant to Section 4.08.

                  Class R-1 Certificate: Any Certificate designated as a "Class R-1 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-5 hereto, and evidencing ownership of the residual interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class R-1 Certificate as set forth herein.

                  Class R-2 Certificate: Any Certificate designated as a "Class R-2 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-5 hereto, and evidencing ownership of the residual interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class R-2 Certificate as set forth herein.

                  Class R-X Certificate: Any Certificate designated as a "Class R-X Certificate" on the face thereof, in substantially the form set forth in Exhibit A-5 hereto, and evidencing ownership of the residual interest in REMIC III and representing the right to the Percentage Interest of distributions provided for the Class R-X Certificate as set forth herein.

                  Closing Date:  May 18, 2007.

                  Code: The Internal Revenue Code of 1986, as amended, including any successor or amendatory provisions.

                  Combined Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the sum of (x) the original principal balance of the related Mortgage Loan and (y) the outstanding principal balance at the date of origination of the Mortgage Loan of any senior mortgage loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  Compensating Interest: With respect to any Mortgage Loan and any Distribution Date, an amount, not to exceed the related Servicing Fee, to be applied by the related Servicer pursuant to the related Servicing Agreement to the payment of a Prepayment Interest Shortfall on such Mortgage Loan or by the Master Servicer pursuant to Section 5.02 hereof.

                  Corporate Trust Office: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 388 Greenwich Street, 14th Floor, New York, New York 10013 Attention: Structured Finance Agency & Trust--BSABS 2007-SD3, or at such other address as the Trustee may designate from time to time. With respect to the Certificate Registrar and the presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust, BSABS 2007-SD3, and for all other purposes, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust, BSABS 2007-SD3.

                  Credit Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates, plus
(ii) any Overcollateralization Amount (in each case after taking into account distribution of the Principal Distribution Amount on such Distribution Date), by
(y) the aggregate Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period).

                  Current Interest: As of any Distribution Date, with respect to each Class of Certificates (other than the Class P Certificates, Class B-IO Certificates and Residual Certificates), (i) the interest accrued on the Certificate Principal Balance, during the related Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Certificate that has been recovered as a voidable preference by a trustee in bankruptcy, minus, to the extent allocated to such Class, (ii) the sum of (a) any

Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest, (b) any shortfalls resulting from application of the Relief Act or similar state laws during the related Due Period and (c) any Net Deferred Interest for such Distribution Date. For purposes of calculating Current Interest for any such Class, amounts specified in clause
(ii) hereof for any such Distribution Date shall be allocated first to the Class B-IO Certificates and the Residual Certificates in reduction of amounts otherwise distributable to such Certificates on such Distribution Date and then any excess shall be allocated to each Class of Certificates, pro rata, based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

                  Custodial Agreement: The Custodial Agreement, dated as of May 18, 2007, among the Trustee, the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Custodian thereunder, as amended or supplemented from time to time, in substantially the form of Exhibit K hereto.

                  Custodian: Wells Fargo Bank, N.A., as custodian and agent for the Trustee with respect to the Mortgage Loans and related Mortgage Files held by Wells Fargo Bank, N.A. pursuant to the Custodial Agreement

                  Cut-off Date:  The close of business on April 1, 2007.

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and, except with respect to any Simple Interest Loans, scheduled payments of principal due on or before the Cut-off Date, whether or not received but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date. The aggregate Cut-off Date Principal Balance of the Mortgage Loans is $505,688,746.57.

                  Defaulting Party:  As defined in the Swap Agreement.

                  Deferred Interest: With respect to any negatively amortizing Mortgage Loan, the excess of the amount of interest due on such negatively amortizing Mortgage Loan over the interest portion of the scheduled payment due thereon, which is permitted under the terms of the related Mortgage Note to be added to the principal of the Mortgage Note.

                  Deficiency Amount:  As defined in the Policy.

                  Definitive Certificates:  As defined in Section 6.06.

                  Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

                  Delinquency Event: A Delinquency Event shall have occurred and be continuing if at any time, (x) the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more Delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment period) equals or exceeds (y) 20.10% of the Credit Enhancement Percentage.

                  Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  Denomination: With respect to the Certificates, the amount set forth on the face thereof as, in the case of an Offered Certificate, the "Initial Principal Balance of this Certificate," and, in the case of a Class B-IO Certificate, as the "Initial Principal Balance (Notional) of this Certificate."

                  Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

                  Depositor Information:   As defined in Section 3.18(b).

                  Depository: The initial Depository shall be DTC, the nominee of which is Cede, or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

                  Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement between the Trust and the initial Depository, dated May 17, 2007, substantially in the form of Exhibit I.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Determination Date: With respect to any Distribution Date and Servicer, the date specified in the related Servicing Agreement.

                  Distribution Account: The separate Eligible Account created and maintained by the Paying Agent pursuant to Section 4.04 in the name of the Trustee for the benefit of the Certificateholders and the Insurer and designated "Citibank, N.A., in trust for registered holders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

                  Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2007.

                  DTC: The Depository Trust Company, or its successors in interest.

                  Due Date: As to any Mortgage Loan (other than a Simple Interest Loan), the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note, and with respect to any Simple Interest Loans, the last day of the immediately preceding Prepayment Period, if its Scheduled Payment is due during such Prepayment Period.

                  Due Period: With respect to any Distribution Date and any Mortgage Loan (other than any Simple Interest Loan), the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs, and with respect to any Simple Interest Loans, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  Early Principal Payment Amount: With respect to any Distribution Date the lesser of (a) the Certificate Principal Balance of the Class M-9 Certificates on such Distribution Date, after taking into account distributions of principal and Extra Principal Distribution Amount made pursuant to Section 5.04(a)(ii) and clause fourth of Section 5.04(a)(i), and (b) 100% of the remaining Excess Cashflow after the distributions set forth in clauses first through eighth under Section 5.04(a)(iii).

                  Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, but only if Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating, respectively (or, if S&P is a Rating Agency, in its highest long-term and one of its two highest short-term ratings, respectively,) at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Securities Administrator or the Master Servicer.

                  EMC: EMC Mortgage Corporation, a Delaware corporation.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA Restricted Certificate: Each Class of Certificates other than the Class A Certificates.

                  Event of Default: As defined in Section 8.01 hereof.

                  Excess Cashflow: With respect to any Distribution Date, an amount, if any, equal to the sum of (a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such Distribution Date.

                  Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

                  Excess Overcollateralization Amount: With respect to any Distribution Date, the lesser of (i) Principal Funds and (ii) the excess, if any, of the Overcollateralization Amount over the Specified
Overcollateralization Amount for such Distribution Date.

                  Excess Spread: With respect to any Distribution Date, the excess, if any, of (i) Interest Funds for such Distribution Date over (ii) the sum of (a) Current Interest on the Certificates, (b) Interest Carry Forward Amounts on the Class A Certificates for such Distribution Date, (c) the Insurer Premium Amount payable to the Insurer for such Distribution Date, and (d) any Reimbursement Amounts paid to the Insurer relating to the interest draws on the Policy pursuant to clause second of Section 5.04(a).

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (i) the excess, if any, of the Specified Overcollateralization Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date and (ii) the Excess Spread for such Distribution Date.

                  Fannie Mae: Fannie Mae (also known as Federal National Mortgage Association), or any successor thereto.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

                  Fiscal Quarter: December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

                  Fitch:  Fitch Ratings.

                  Freddie Mac: Freddie Mac (also known as Federal Home Loan Mortgage Corporation), or any successor thereto.

                  Gross Margin: With respect to each Mortgage Loan that bears an adjustable rate of interest, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the Minimum Lifetime Mortgage Rate, the Maximum Lifetime Mortgage Rate and the Periodic Rate Cap, each as applicable) the Mortgage Rate until the next succeeding Interest Adjustment Date.

                  Indemnified Persons: The Trustee, the Master Servicer, the Sponsor, the Depositor, the Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

                  Index: With respect to each Mortgage Loan that bears an adjustable rate of interest, the index set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, by reference to which the related Mortgage Rate will be adjusted from time to time.

                  Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

                  Initial Overcollateralization Amount:  $13,148,746.57.

                  Insurance Agreement: The Insurance and Indemnity Agreement dated as of May 18, 2007 among the Insurer, the Sponsor, the Depositor, the Master Servicer, the Securities Administrator and the Trustee.

                  Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any such insurance policies.

                  Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and exclusive of Subsequent Recoveries.

                  Insured Amounts: As defined in the Policy.

                  Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

                  Insurer: Financial Guaranty Insurance Company, a stock insurance corporation organized and created under the laws of the State of New York, or any successor thereto.

                  Insurer Default: The existence and continuance of any of the following: (a) The Insurer fails to make a payment required under the Policy in accordance with its terms; or (b)(i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code, the New York Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code, the New York Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

                  Insurer Premium Amount: With respect to the Policy and each Distribution Date, an amount equal to the product of the applicable Insurer Premium Rate and the related Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date.

                  Insurer Premium Rate: A percentage equal to one-twelfth (1/12) of 0.100% per annum.

                  Interest Carry Forward Amount: As of any Distribution Date and with respect to each Class of Certificates (other than the Class P Certificates, the Class B-IO Certificates and the Residual Certificates), the sum of (i) the excess of (a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Accrual Period including the Accrual Period relating to such Distribution Date.

                  Interest Determination Date: With respect to each Adjustable Rate Certificate, for the first Accrual Period, May 16, 2007, and with respect to any Accrual Period thereafter, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  Interest Funds: For any Distribution Date (i) the sum, without duplication, of the following amounts: (a) all interest received during the related Due Period with respect to the Mortgage Loans less the related Servicing Fee, and Master Servicing Fee referred to in clause (ii) of the definition thereof, (b) all Advances relating to interest with respect to the Mortgage Loans made on or prior to the related Master Servicer Advance Date, (c) all Compensating Interest with respect to the related Mortgage Loans and required to be remitted pursuant to the related Servicing Agreement or this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds with respect to the related Mortgage Loans collected during the related Liquidation Period (to the extent such Liquidation Proceeds relate to interest), (e) all amounts relating to interest with respect to each related Mortgage Loan repurchased by the Sponsor pursuant to Sections 2.02, 2.03 and 3.20, and (f) all amounts in respect of interest paid by EMC pursuant to Section 10.01, in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement, minus (ii) the sum of (a) all amounts relating to interest reimbursed pursuant to Sections 4.05, (b) any Net Swap Payments or Swap Termination Payments (not due to a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreements that may be entered into by the Supplemental Interest Trust Trustee) owed to the Swap Administrator for payment to the Swap Provider, and (c) the Insurer Premium Amount payable to the Insurer, as provided in Section 5.09(k).

                  Interest Rate Adjustment Date: With respect to each Mortgage Loan that bears an adjustable rate of interest, the date set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, on which the related Mortgage Rate is subject to adjustment.

                  Interest Rate Cap: For any Distribution Date and the Adjustable Rate Certificates, the excess of (A) the weighted average of the Net Mortgage Rates of the Mortgage Loans, adjusted to reflect the accrual of interest based on the actual number of days elapsed in the related Accrual Period divided by 360, over (B) the sum of (1) the Net Swap Payment payable to the Swap Provider, (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such Distribution Date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), and (3) with respect to the Class A Certificates, the Premium Rate payable to the Insurer for the Policy, divided by the outstanding Stated Principal Balance of the Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of the Mortgage Loans on such Due Date, multiplied by 12.

                  Latest Possible Maturity Date: For the Offered Certificates, the Class P Certificates, the Class B-IO Certificates and the Residual Certificates, the Distribution Date in May 2037. For purposes of the Treasury Regulations under Code section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I, REMIC II and REMIC III shall be the Latest Possible Maturity Date.

                  LIBOR Business Day: Any day on which banks in the London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

                  Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the related Servicer has certified to the Master Servicer during the prior calendar month that it has received all amounts it expects to receive in connection with such liquidation.

                  Liquidation Period: With respect to any Distribution Date, the monthly or other related period preceding such Distribution Date described in the related Servicing Agreement in which any Liquidation Proceeds are collected and remitted on the related Servicer Remittance Date.

                  Liquidation Proceeds: Amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

                  Master Servicer: Wells Fargo Bank, N.A., a national banking association, in its capacity as master servicer hereunder, and its successors and assigns.

                  Master Servicer Advance Date: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

                  Master Servicer Information: As defined in Section 3.18(b).

                  Master Servicing Fee: For any Distribution Date, the sum of
(i) all income and gain, net of losses, realized from any investment of funds in the Distribution Account since the prior Distribution Date and (ii) with respect to each Mortgage Loan, an amount equal to 1/12th of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the close of business on the first day of the month immediately preceding the month in which such Distribution Date occurs.

                  Master Servicing Fee Rate: For each Distribution Date, 0.009% per annum of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month immediately preceding such Distribution Date.

                  Maximum Lifetime Mortgage Rate: As to each Mortgage Loan that bears an adjustable rate of interest, the rate, if any, set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, that is the maximum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of the change in the applicable Index.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

                  Minimum Lifetime Mortgage Rate: As to each Mortgage Loan that bears an adjustable rate of interest, the rate, if any, set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, that is the minimum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of the change in the applicable Index.

                  MOM Loan: Any Mortgage Loan as to which, at origination thereof, MERS acts as the mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

                  Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 5.05.

                  Moody's: Moody's Investors Service, Inc.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest, or creating a second lien on or second priority ownership interest, as applicable, in an estate in fee simple in real property securing a Mortgage Note.

                  Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian on behalf of the Trustee to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of the representation contained in Section 2.03(b)(v) hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund. The term Mortgage Loan shall not include any Liquidated Loan.

                  Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

                  Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement. The initial Mortgage Loan
Schedule is attached hereto as Exhibit B and sets forth the following information with respect to each Mortgage Loan:

                  (i)    the loan number;

                  (ii)   the Servicer thereof;

                  (iii)  the Mortgage Rate in effect as of the Cut-off Date;

                  (iv)   the Master Servicing Fee Rate;

                  (v)    the related Servicing Fee Rate;

                  (vi)   the Net Mortgage Rate in effect as of the Cut-off Date;

                  (vii)  the stated maturity date;

                  (viii) the original principal balance;

                  (ix)   the stated original term;

                  (x)    the next payment date as of the Cut-off Date;

                  (xi)   the monthly payment as of the Cut-off Date;

                  (xii)  the remaining term as of the Cut-off Date;

                  (xiii) the property type;

                  (xiv) if it is a first or second lien on the related Mortgaged Property;

                  (xv)   if applicable, that such Mortgage Loan is a Balloon
         Loan;

                  (xvi) whether interest accrues at a fixed rate, and otherwise, the applicable Index (with respect to adjustable rate Mortgage Loans);

                  (xvii) the Gross Margin, if applicable;

                  (xviii)the intervals between Interest Adjustment Dates, if applicable;

                  (xix) the next succeeding Interest Adjustment Date, if applicable, as of the Cut-off Date;

                  (xx)   the Periodic Rate Cap, if applicable;

                  (xxi)  the Minimum Lifetime Mortgage Rate, if applicable;

                  (xxii) the Maximum Lifetime Mortgage Rate, if applicable;

                  (xxiii)the Combined Loan-to-Value Ratio as of the Cut-off
         Date;

                  (xxiv) [Reserved];

                  (xxv)  the Cut-off Date Principal Balance;

                  (xxvi) if applicable, that such Mortgage Loan is a Simple Interest Loan;

                  (xxvii)if applicable, that such Mortgage Loan provides for negative amortization; and

the MIN with respect to each Mortgage Loan registered on the MERS(R) System.

Such schedule shall also set forth the total of the amounts described under
(xxv) above for all of the Mortgage Loans.

                  Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

                  Mortgage Rate: The annual rate of interest borne by a Mortgage Note.

                  Mortgaged Property: The underlying property securing a Mortgage Loan.

                  Mortgagor: The obligor on a Mortgage Note.

                  Net Deferred Interest: With respect to the Mortgage Loans, on any Distribution Date, means the amount of Deferred Interest on the Mortgage Loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the available funds for such Distribution Date and available to be distributed on the related Certificates on that Distribution Date.

                  With respect to any Class of Offered Certificates as of any Distribution Date, means an amount equal to the product of (1) the excess, if any, of (a) the Pass-Through Rate for such Class of Certificates, over (b) the Adjusted Rate Cap for such Class of Certificates for such Distribution Date, (2) the Certificate Principal Balance of such Class of Certificates immediately prior to such Distribution Date, and (3) the actual number of days in such Accrual Period divided by 360.

                  Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate.

                  Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Swap Administrator, which net payment shall not take into account any Swap Termination Payment.

                  NIM Issuer: Any entity established as the issuer of NIM Securities.

                  NIM Securities: Any debt securities secured or otherwise backed by some or all of the Non-Offered Certificates.

                  NIM Trustee: The trustee for any NIM Securities.

                  Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

                  Non-Offered Certificates: Any of the Class P Certificates, the Class B-IO Certificates or the Residual Certificates.

                  Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  Notional Amount: With respect to each Distribution Date and Swap Agreement, the notional amount for the related calculation period as set forth in the related schedule set forth in the Swap Agreement.

                  Offered Certificates: The Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates.

                  Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, EMC or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Sponsor, the Securities Administrator, the Master Servicer and/or the Trustee, as the case may be, as required by this Agreement.

                  One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Certificates bearing interest based on One-Month LIBOR shall, in the absence of manifest error, be conclusive and binding.

                  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must
(i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Optional Termination: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any REO Property pursuant to the last sentence of Section 10.01 hereof.

                  Optional Termination Date: The Distribution Date on which the Stated Principal Balance of all of the Mortgage Loans, and the Appraised Value of all REO Properties, at the time of repurchase is equal to or less than 10% of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans.

                  Original Value: The value of the property underlying a Mortgage Loan based on an appraisal.

                  Originator: Any of the entities which either originated or acquired a Mortgage Loan and transferred such Mortgage Loan to the Sponsor.

                  OTS: The Office of Thrift Supervision.

                  Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

         (a) Certificates theretofore canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation; and

         (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Certificate Registrar pursuant to this Agreement.

                  Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

                  Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period), over (ii) the sum of the Certificate Principal Balances of the Offered Certificates (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates) on such Distribution Date.

                  Overcollateralization Floor: For any date of determination,
(a) prior to the distribution date in May 2027, an amount equal to 0.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans and (b) on or after May 2027, an amount equal to the greater of (1) 0.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans and (2) the sum of (i) the aggregate outstanding principal balance of the Mortgage Loans, in each case, as of the last day of the related Due Period, with an original term to maturity of greater than 360 months, and (ii) 0.10% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

                  Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  Pass-Through Rate: With respect to each Class of Certificates, other than the Class P Certificates, the Class B-IO Certificates and the Residual Certificates, the applicable interest rate for each such Class as set forth in Section 6.01, subject to the Interest Rate Cap. The Class P Certificates, the Class B-IO Certificates and the Residual Certificates do not accrue interest and do not have a Pass-Through Rate.

                  Paying Agent: The Securities Administrator and any successor paying agent appointed hereunder.

                  Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

                  Periodic Rate Cap: As to each Mortgage Loan that bears an adjustable rate of interest, the rate, if any, set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, that is the maximum adjustment that can be made to a Mortgage Rate on each Interest Adjustment Date in accordance with its terms, regardless of the change in the applicable Index.

                  Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency (without regard to the Policy), as evidenced in writing;

                  (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency (without regard to the Policy), as evidenced in writing;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee, the Securities Administrator and the Master Servicer in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency (without regard to the Policy), as evidenced in writing;

                  (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency (without regard to the Policy), as evidenced in writing;

                  (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency (without regard to the Policy), as evidenced by a signed writing delivered by each Rating Agency;

                  (viii) interests in any money market fund (including any such fund managed or advised by the Trustee, the Master Servicer, the Securities Administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each Rating Agency rating such fund (and, so long as S&P is a Rating Agency, the long term ratings must be either AAAm or AAAm-G), if so rated, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency (without regard to the Policy), as evidenced in writing;

                  (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee, the Securities Administrator or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency (without regard to the Policy), as evidenced in writing; and

                  (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency and as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency (without regard to the Policy), as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Master Servicer but not yet deposited in the Distribution Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Master Servicer and the Insurer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

                  Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  Policy: The Financial Guaranty Insurance Policy, policy number 07030029, including any endorsements thereto, issued by the Insurer with respect to the Class A Certificates, in the form attached hereto as Exhibit Q.

                  Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to each Class of Offered Certificates.

                  Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

                  Prepayment Charge Loan: Any Mortgage Loan for which a Prepayment Charge may be assessed and to which such Prepayment Charge the Class P Certificates are entitled, as indicated on the Mortgage Loan Schedule.

                  Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the related Prepayment Period, or that became a Liquidated Loan during the prior calendar month (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.20 or 10.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or Liquidation Proceeds) exceeds
(ii) the amount of interest paid or collected in connection with such Principal Prepayment or such Liquidation Proceeds.

                  Prepayment Period: With respect to any Distribution Date and the Mortgage Loans serviced by a related Servicer, the monthly or other related period preceding such Distribution Date described in the related Servicing Agreement pursuant to which any prepayments on such Mortgage Loans are determined with respect to such Distribution Date.

                  Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

                  Principal Distribution Amount: With respect to any each Distribution Date, an amount equal to (x) the Principal Funds for such Distribution Date plus (y) any Extra Principal Distribution Amount for such Distribution Date minus (z) any Excess Overcollateralization Amount for such Distribution Date.

                  Principal Funds: With respect to any Distribution Date, (i) the sum, without duplication of (a) all scheduled principal (or with respect to any Simple Interest Loans, actual principal) collected during the related Due Period, (b) all Advances (except with respect to any Simple Interest Loans) relating to principal made on or before the Master Servicer Advance Date, (c) Principal Prepayments exclusive of Prepayment Charges collected during the related Prepayment Period, (d) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Sponsor pursuant to Sections 2.02, 2.03 or 3.20, (e) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(c), (f) amounts in respect of principal paid by the Depositor pursuant to Section 10.01 and (g) all Liquidation Proceeds collected during the related Liquidation Period (to the extent such Liquidation Proceeds relate to principal), less all non-recoverable Advances relating to principal reimbursed during the related Liquidation Period and all Subsequent Recoveries received during the related Liquidation Period and minus (ii) the sum of (a) all amounts relating to principal or not allocable to either interest or principal reimbursed pursuant to Section 4.05, (b) the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in collections for the related Due Period that are applied as Interest Funds in connection with any Deferred Interest with respect to such Due Period, (c) any Net Swap Payments or Swap Termination Payments (not due to a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) owed to the Swap Administrator for payment of the Swap Provider, to the extent not paid from Interest Funds for the related Distribution Date and to the extent remaining unpaid from any previous Distribution Date, and (d) the Insurer Premium Amount payable to the Insurer, to the extent not paid from Interest Funds for the related Distribution Date, as provided in Section 5.09(k).

                  Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.20 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer or the applicable Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

                  Prospectus Supplement: The Prospectus Supplement dated May 17, 2007 relating to the public offering of the Offered Certificates, as amended or supplemented.

                  Protected Account: An account established and maintained by each Servicer with respect to receipts on the Mortgage Loans and REO Property serviced by such Servicer in accordance with the related Servicing Agreement.

                  Protected Party:  As defined in Section 7.04 hereof.

                  PUD:  A Planned Unit Development.

                  Purchase Price: With respect to any Mortgage Loan (x) required to be repurchased by the Sponsor pursuant to Section 2.02 or 2.03 hereof or (y) that the Sponsor has a right to purchase pursuant to Section 3.20 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders plus (iii) in the case of a repurchase of such Mortgage Loan resulting from breach of the representation or warranty contained in Section 2.03(b)(vii)(Q) or 2.03(b)(vii)(S), any costs or damages incurred by the Trust in connection with the violation by such Mortgage Loan of any predatory or abusive lending law, reduced by (iv) any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the Mortgage Loan.

                  Rating Agency: Each of S&P and Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Liquidated Loan as of the date of such liquidation, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Loan.

                  Realized Loss Period: With respect to a Distribution Date, the monthly or other related period preceding such Distribution Date described in the related Servicing Agreement pursuant to which any Realized Losses are determined with respect to such Distribution Date.

                  Realized Loss Event: A Realized Loss Event will be deemed to have occurred if the aggregate of Realized Losses (reduced by the aggregate amount of Subsequent Recoveries) from the Closing Date through the last day of the related Realized Loss Period with respect to the Mortgage Loans, as a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, exceed for Distribution Dates occurring:

        Distribution Date                                   Loss Percentage
        -----------------                                   ---------------
        May 2010 through April 2011.....................         1.75%
        May 2011 through April 2012.....................         2.50%
        May 2012 through April 2013.....................         3.00%
        May 2013 and each month thereafter..............         3.00%

                  Record Date: With respect to each Class of Certificates (except the Adjustable Rate Certificates) and (a) the first Distribution Date, the Closing Date, and (b) with respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Adjustable Rate Certificates and any Distribution Date, so long as such Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

                  Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Certificates which bear an adjustable rate of interest on such Interest Determination Date.

                  Reference Banks: Barclays Bank PLC, Citibank, N.A. and Deutsche Bank AG, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Sponsor, the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

                  Regular Certificate: Any Certificate other than a Residual Certificate.

                  Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                  Reimbursement Amount: The sum of (a) the aggregate unreimbursed amount of any payments made by the Insurer under the Policy, together with interest on such amount from the date of payment by the Insurer until paid in full at the Late Payment Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the Insurer under the Insurance Agreement or pursuant to Section 5.09 of this Agreement.

                  Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

                  Remaining Excess Spread: With respect to any Distribution Date, the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

                  REMIC I: The segregated pool of assets described in Section 5.07(a).

                  REMIC I Certificates: The REMIC I Regular Interests and the Class R-1 Certificate.

                  REMIC I Regular Interests: As defined in Section 5.07(b).

                  REMIC II: The segregated pool of assets consisting of the REMIC I regular interests and constituting a REMIC hereunder.

                  REMIC II Certificates: The REMIC II Regular Interests and the Class R-2 Certificate.

                  REMIC II Regular Interests: As defined in Section 5.07(c).

                  REMIC III: The segregated pool of assets consisting of the Class B-IO Certificates and the Class P Certificates, and constituting a REMIC hereunder.

                  REMIC III Certificates: The REMIC III Regular Interests and the Class R-X Certificate.

                  REMIC III Regular Interests: As defined in Section 5.07(b).

                  REMIC Opinion: An Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC while any regular interest in any such REMIC is outstanding, (ii) result in a tax on prohibited transactions or (iii) constitute a taxable contribution after the Startup Day.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

                  Remittance Report: As defined in Section 4.05(c).

                  REO Property: A Mortgaged Property acquired by a Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (viii) have the same lien priority as the Deleted Mortgage Loan; (ix) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (x) be current in payment of principal and interest as of the date of substitution; (xi) have payment terms that do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted; (xii) if the Deleted Mortgage Loan bears an adjustable rate of interest, have a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of the Deleted Mortgage Loan, have the same Index and interval between Interest Adjustment Dates, and a Minimum Lifetime Mortgage Rate no lower than that of such Deleted Mortgage Loan; and (xiii) comply with each representation and warranty set forth in Section
2.03 hereof.

                  Reportable Event:  As defined in Section 3.18(a)(ii).

                  Request for Release: The Request for Release to be submitted by the Sponsor, a Servicer or the Master Servicer to the Custodian, substantially in the form of Exhibit H. Each Request for Release furnished to the Custodian by the Sponsor, a Servicer or the Master Servicer shall be in duplicate and shall be executed by a Servicing Officer (or, if furnished electronically to the Custodian, shall be deemed to have been sent and executed by a Servicing Officer) of the Sponsor, the Servicer or the Master Servicer, as applicable.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or the related Servicing Agreement.

                  Residual Certificates: The Class R-1 Certificates, Class R-2 Certificates and Class R-X Certificates.

                  Responsible Officer: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer with specific responsibility for the transaction contemplated hereby or other officers of the Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretation thereof by the Commission's staff).

                  Sarbanes-Oxley Certification: As defined in Section 3.18(a)(iii)(D).

                  Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

                  Securities Act:  The Securities Act of 1933, as amended.

                  Securities Administrator: Wells Fargo Bank, N.A., in its capacity as securities administrator hereunder, and its successors and assigns.

                  Securities Administrator Fee: As to any Distribution Date, a fee payable to the Securities Administrator by the Master Servicer out of its own funds in such capacity as they may separately agree.

                  Securities Administrator Information: As defined in Section 3.18(b).

                  Senior Certificates:  The Class A Certificates.

                  Servicer: Each of EMC Mortgage Corporation, Wells Fargo Bank, N.A., Bank of America, National Association, Countrywide Home Loans Servicing LP, EverHome Mortgage Company, GMAC Mortgage LLC, HomeBanc Mortgage Corporation, HSBC Mortgage Corporation (USA), National City Mortgage Co. and PHH Mortgage Corporation, in each case pursuant to the applicable Servicing Agreement, and their respective permitted successors and assigns.

                  Servicer Remittance Date: With respect to each Mortgage Loan and related Servicer, the date set forth in the related Servicing Agreement, when the related Servicer is required to remit funds in the related Protected Account to the Master Servicer.

                  Servicing Agreement: Any servicing agreement set forth on
Schedule I hereto, including the related Assumption Agreement.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by a Servicer of its servicing obligations under the related Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from a Mortgage Loan being registered in the MERS(R) System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor's commissions) and (iv) compliance with any obligations under a Servicing Agreement or Section 3.09 hereof to cause insurance to be maintained.

                  Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by EMC, the Master Servicer, the Securities Administrator and the applicable Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit L.

                  Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the close of business on the first day of the month immediately preceding the month in which such Distribution Date occurs or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

                  Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth in the Mortgage Loan Schedule under the heading "Servicing Fee."

                  Servicing Officer: Any officer of a Servicer or the Master Servicer involved in, or responsible for, the administration and servicing or master servicing of the Mortgage Loans, as to which evidence reasonably acceptable to the Custodian or the Trustee, as applicable, and the Insurer of due authorization, by such party has been furnished from time to time to the Custodian or the Trustee, as applicable, and the Insurer.

                  Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor of the aggregate maximum probable exposure of the outstanding Offered Certificates to the Swap Agreement.

                  Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Offered Certificates, prior to the distribution of the related Principal Distribution Amount on such Distribution Date.

                  Simple Interest Loan: A Mortgage Loan that provides for daily accrual of interest and is identified as such on the Mortgage Loan Schedule. None of the Mortgage Loans is a Simple Interest Loan.

                  Specified Overcollateralization Amount: For each Distribution
Date:

                  (i) prior to the Stepdown Date, the sum of (a) 2.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and (b) the Aggregate Early Principal Payment Amount for such Distribution Date,

                  (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the lesser of (a) the amount described in clause (i) above, and (b) the greater of (x) the excess of (1) 7.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period), over (2) the Certificate Principal Balance of the Class M-9

         Certificates immediately prior to such Distribution Date, and (y) the Overcollateralization Floor; or

                  (iii) on and after the Stepdown Date, and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding Distribution Date (after taking into account any distributions of principal made with respect to the Class M-9 Certificates pursuant to clause ninth of Section 5.04(a)(iii)).

                  Sponsor: EMC, in its capacity as seller of the Mortgage Loans to the Depositor.

                  Startup Day: The startup day, within the meaning of Section 860G(a)(9), for each REMIC formed hereunder shall be the Closing Date.

                  Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof, plus with respect to any negatively amortizing Mortgage Loan, the amount of any Net Deferred Interest added to the principal balance thereof, minus the sum of (i) the principal portion of the Scheduled Payments due (or, with respect to any Simple Interest Loans, the principal portion of payments actually received) with respect to such Mortgage Loan during each related Due Period ending prior to such Distribution Date (and other than with respect to any Simple Interest Loans irrespective of any delinquency in their payment),
(ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with Section 3.13 with respect to such Mortgage Loan, that were received by the related Servicer prior to or during the related Liquidation Period, and (iii) any Realized Losses on such Mortgage Loan incurred during the related Realized Loss Period. The Stated Principal Balance of a Liquidated Loan equals zero.

                  Stepdown Date: The later to occur of (i) the Distribution Date in May 2010 and (ii) the first Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates plus the Overcollateralization Amount such Distribution Date divided by the sum of the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) is greater than or equal to 34.80%.

                  Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Custodian or the Securities Administrator.

                  Subordinate Certificates: The Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates.

                  Subsequent Recovery: The recovery of any amount (including the release of surplus funds held to cover expenses) in respect of a Liquidated Loan after a Realized Loss has been allocated with respect thereto to one or more Classes of Offered Certificates.

                  Sub-Servicer: Any Person that (i) services Mortgage Loans on behalf of any Servicer or that is engaged by the Master Servicer or Securities Administrator, and (ii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

                  Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

                  Successor Master Servicer: The meaning ascribed to such term pursuant to Section 8.01.

                  Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.06 of this Agreement and designated as the "Supplemental Interest Trust," consisting of the Swap Agreement, the Swap Administration Agreement, the Swap Collateral Account and the Swap Account. For the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the Swap Account, the Swap Collateral Account and the Swap Administration Agreement do not constitute parts of the Trust Fund or any REMIC.

                  Supplemental Interest Trust Trustee: Citibank, N.A., a national banking association, not in its individual capacity but solely in its capacity as supplemental interest trust trustee, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor supplemental interest trust trustee as may from time to time be serving as successor supplemental interest trust trustee.

                  Swap Account: The separate trust account created and maintained by the Swap Administrator, and held within the Supplemental Interest Trust, pursuant to the Swap Administration Agreement.

                  Swap Administration Agreement: The swap administration agreement, dated May 18, 2007, between the Swap Administrator, the Trustee and the Supplemental Interest Trust Trustee pursuant to which the Swap Administrator will make payments to the Swap Provider and the Trust Fund, and certain other payments.

                  Swap Administrator: The Securities Administrator in its capacity as swap administrator under the Swap Agreement, and its successors and assigns.

                  Swap Agreement: The Swap Agreement between the Swap Provider and the Supplemental Interest Trust Trustee, including any schedule, confirmations, credit support annex or other credit support document relating thereto, which agreement provides for Net Swap Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit N.

                  Swap Collateral Account: The separate interest-bearing account created and maintained by the Swap Administrator pursuant to the Swap Administration Agreement.

                  Swap Credit Support Annex: The credit support annex, dated as of May 18, 2007, between the Supplemental Interest Trust Trustee and the Swap Provider, which is annexed to and forms part of the Swap Agreement.

                  Swap Payment: With respect to each Distribution Date, the payment, if any, required to be made to the Swap Administrator for the benefit of the Trust Fund pursuant to the terms of the Swap Agreement by the Swap Provider, which payment shall not take into account any Swap Termination Payment.

                  Swap Provider: Bear Stearns Financial Products Inc., and its successors and assigns.

                  Swap Provider Trigger Event: With respect to any Distribution Date, (i) an "Event of Default" under the Swap Agreement with respect to which the Swap Provider is a Defaulting Party, (ii) a "Termination Event" under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party, or (iii) an "Additional Termination Event" under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

                  Swap Termination Payment: Upon the designation of an "Early Termination Date" as defined in the Swap Agreement, the payment to be made by the Swap Administrator to the Swap Provider from payments from the Trust Fund, or by the Swap Provider to the Swap Administrator for payment to the Trust Fund, as applicable, pursuant to the terms of the Swap Agreement.

                  Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

                  Termination Costs: The costs and expenses related to the termination of any Servicer, the appointment of a successor servicer or the transfer and assumption of servicing with respect to the related Servicing Agreement, including, without limitation, the items set forth in Section 3.03(c).

                  Transfer Affidavit:  As defined in Section 6.02(c).

                  Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

                  Trigger Event: With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event exists if either a Delinquency Event or a Realized Loss Event shall have occurred and be continuing.

                  Trust or Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due (or in the case of any Simple Interest Loan, received) with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Distribution Account, the Class P Reserve Account and the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) the Servicing Agreements and Assumption Agreements; (vi) rights under the Swap Agreement and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

                  Trustee: Citibank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

                  Trustee Fee: As to any Distribution Date, a fee payable to the Trustee by the Master Servicer out of its own funds in such amount as they may separately agree.

                  Unpaid Applied Realized Loss Amount: As of any Distribution Date, and each Class of Offered Certificates, the excess of (i) the Applied Realized Loss Amount for such Class over (ii) the sum of all distributions on such Class in reduction of the Applied Realized Loss Amount and any Subsequent Recoveries allocated to such Class, in each case, on all previous Distribution Dates.

                  Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 97% to the Certificates (other than the Class P, Class B-IO and Residual Certificates),
(ii) 1% to the Class P Certificates, (iii) 1% to the Class B-IO Certificates, and (iv) 1% to the Residual Certificates, with the allocation among the Offered Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each Class of Offered Certificates, and among the Class P Certificates, the Class B-IO Certificates and Residual Certificates, in accordance with their respective Percentage Interests.

                  For so long as there is no Insurer Default, each Holder of a Class A Certificate agrees that the Insurer shall be treated by the Depositor, the Master Servicer and the Trustee as if the Insurer were the Holder of all Class A Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given the Holders of the Class A Certificates hereunder without any further consent of the Holders of the Class A Certificates and such holders shall not exercise such rights without the prior written consent of the Insurer.

                  WFB: Wells Fargo Bank, N.A., in its capacity as a Servicer of the Mortgage Loans and its successors and assigns in such capacity.

                                  ARTICLE II.

                            CONVEYANCE OF TRUST FUND
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.01   Conveyance of Trust Fund.

                  The Sponsor hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Sponsor in and to the assets in the Trust Fund.

                  The Sponsor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

                  The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders and the Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund. In addition, on or prior to the Closing Date, the Depositor shall cause the Insurer to deliver the Policy to the Securities Administrator on behalf of the Trustee.

                  In connection with any such transfer and assignment, the Depositor has delivered to or caused to be delivered to, and deposited with, the Custodian the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (i) the original Mortgage Note, including any riders thereto, endorsed without recourse (A) to the order of "Citibank, N.A., as Trustee for certificateholders, of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset Backed Certificates, Series 2007-SD3, without recourse", or in blank, or (B) in the case of a Mortgage Loan registered on the MERS(R) System, in blank and, in each case, showing to the extent available to the Sponsor an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee,

                  (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form),

                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage, in recordable form, with respect to each Mortgage Loan in the name of "Citibank, N.A., as Trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset Backed Certificates, Series 2007-SD3" or in blank,

                  (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Sponsor, with evidence of recording thereon,

                  (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

                  (vi) originals or copies of all available assumption, modification or substitution agreements, if any;

                  provided, however, that the assignment of the Mortgage to the Trustee will not be required to be submitted for recording with respect to any Mortgage Loan: (a) if the Trustee and the Custodian shall have received an Opinion of Counsel addressed to the Trustee to the effect that the recordation of the assignment to the Trustee of the Mortgage securing a particular Mortgage
Note is not necessary to perfect the security interest of the Trustee in such Mortgage, (b) such recordation is not required by the Rating Agencies or (c) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Sponsor and its successors and assigns;

                  and provided, further, however, that in lieu of the foregoing, the Depositor may deliver, or cause to be delivered, the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver, or cause to be delivered, a true copy thereof with a certification by the applicable Servicer or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J, the Depositor may deliver, or cause to be delivered, a lost note affidavit (or a blanket lost note affidavit covering some or all of the Mortgage Loans in Exhibit J) and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may cause the Sponsor to, and the Sponsor shall, (i) deposit or cause to be deposited on the Closing Date all amounts paid in respect of such Mortgage Loans (to the extent required to be remitted by the related Servicers pursuant to their Servicing Agreements) into the Distribution Account or (ii) deliver to the Custodian on the Closing Date a certification of an authorized officer of the Sponsor stating that the Sponsor will deposit or cause to be deposited all such amounts on or before Business Day immediately preceding the first Distribution Date, in which case the Sponsor shall so deposit or cause to be deposited such amounts into the Distribution Account on or before such Business Day immediately preceding the first Distribution Date.

                  In the case of the documents referred to in clause (x) above, the Depositor shall deliver, or cause to be delivered, such documents to the Custodian promptly after they are received. The Sponsor shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date. In the event that the Sponsor, the Depositor or the Master Servicer gives written notice to the Trustee (a) that recording of the assignment of the Mortgage to the Trustee is required to protect the right, title and interest of the Trustee on behalf of the Certificateholders and the Insurer in and to any Mortgage Loan,
(b) a court recharacterizes the sale of the Mortgage Loans as a financing, or
(c) as a result of any change in or amendment to the laws of a State in which recording was not effected or any applicable political subdivision thereof, or any change in official position regarding application or interpretation of such laws, including a holding by a court of competent jurisdiction, such recording is so required, the Sponsor shall submit or cause to be submitted for recording as specified above or, should the Sponsor fail to perform such obligations, the Trustee (or the Custodian on its behalf) shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust pursuant to Section 9.05. In the event a Mortgage File is released to the Master Servicer or a Servicer as a result of the Master Servicer's or a Servicer's having completed a Request for Release, the Trustee shall, if not so completed, complete, or cause to be completed, the assignment of the related Mortgage in the manner specified in clause (iii) above (except with respect to any Mortgage assigned in blank as set forth in clause (iii) above, and any Mortgage Loan registered on the MERS(R) System).

                  In connection with the assignment of any Mortgage Loans registered on the MERS(R) System, the Sponsor further agrees that it will cause, at the Sponsor's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Sponsor to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Insurer by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee, (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans and (c) a code that provides the Custodian with access to such Mortgage Loans. The Sponsor further agrees that it will not, and will not permit any Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  Since the mortgage loans permitted to be purchased pursuant to this Agreement are limited to (i) the Mortgage Loans purchased hereunder on the Closing Date and (ii) any Replacement Mortgage Loans purchased hereafter pursuant to the provisions of this Agreement, and the Sponsor has made the representations and warranties contained herein with respect to all such Mortgage Loans, including the representations and warranties contained in
Section 2.03(b)(vii)(Q) and (S) of this Agreement, that, as of the Closing Date or date of substitution, as applicable, no Mortgage Loan is a "high cost home", "covered", "high risk home" or "predatory" loan under any applicable federal, state or local law, it is agreed and understood by the Depositor, the Sponsor and the Trustee that it is not intended that any mortgage loan be purchased hereunder that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Security Act of 2002, a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act, a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act of 2004 or a "High-Cost Home Loan" as defined in the Indiana High Cost Home Loan Law of 2005.

                  Section 2.02   Acceptance of the Mortgage Loans.

                  (a) The Trustee acknowledges receipt based on receipt by the Custodian of, subject to the further review and the exceptions the Custodian notes pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Custodian pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through the Custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to the Custodian on its behalf in trust for the use and benefit of all present and future Holders of the Certificates and the Insurer. On the Closing Date, the Custodian will deliver to the Sponsor, the Depositor, the Trustee and the Insurer an initial certification in the form annexed as Exhibit One to the Custodial Agreement confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit in lieu thereof. No later than 90 days after the Closing Date, the Custodian agrees pursuant to the Custodial Agreement, for the benefit of the Certificateholders and the Insurer, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Sponsor, the Depositor and to the Trustee an interim certification substantially in the form annexed as Exhibit Two to the Custodial Agreement. In conducting such review, the Custodian on behalf of the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in clauses
(iv) and (vi) of the fourth paragraph of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such clauses). In performing any such review, the Custodian on behalf of the Trustee and in accordance with the Custodial Agreement may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Custodian shall include such information in the exception report attached to such interim certification. The Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section
2.03 or shall deliver to the Trustee, the Custodian and the Insurer an Opinion of Counsel, addressed to the Trustee and the Custodian, at the Sponsor's expense, to the effect that such defect does not materially or adversely affect the interests of Certificateholders or the Insurer in such Mortgage Loan within 90 days from the date of notice from the Custodian of the defect and if the Sponsor fails to correct or cure the defect or deliver such opinion within such period, the Sponsor will, subject to Section 2.03, within 90 days from the notification of the Custodian purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (b) No later than 180 days after the Closing Date, the Custodian on behalf of the Trustee and in accordance with the Custodial Agreement will review, for the benefit of the Certificateholders and the Insurer, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor, the Depositor, the Trustee and the Insurer, a final certification substantially in the form annexed as Exhibit Three to the Custodial Agreement. In conducting such review, the Custodian will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in clauses
(iv) and (vi) of the fourth paragraph of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such clauses). If the Custodian finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Custodian shall note such defect in the exception report attached to the final certification and shall promptly notify the Sponsor and the Insurer. The Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee, the Custodian and the Insurer an Opinion of Counsel, addressed to the Trustee and the Custodian, at the Sponsor's expense, to the effect that such defect does not materially or adversely affect the interests of Certificateholders or the Insurer in such Mortgage Loan within 90 days from the date of notice from the Custodian of the defect and if the Sponsor is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Sponsor shall, subject to Section 2.03, within 90 days from the notification of the Custodian, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (c) In the event that a Mortgage Loan is purchased by the Sponsor in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Sponsor shall remit the applicable Purchase Price to the Paying Agent for deposit in the Distribution Account and shall provide written notice to the Paying Agent and Trustee and the Insurer detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the Distribution Account and receipt of a Request for Release, the Custodian on behalf of the Trustee shall release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Sponsor, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Distribution Account was made or if the Custodian is then acting, the date on which notice of the deposit of the Purchase Price into the Distribution Account was received by the Custodian from the Securities Administrator or Paying Agent. The Securities Administrator shall promptly notify the Rating Agencies and the Insurer of such repurchase. The obligation of the Sponsor to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders and the Insurer or to the Trustee on their behalf.

                  (d) The Sponsor shall deliver to the Custodian on behalf of the Trustee the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

                  (e) Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer has otherwise fulfilled its respective obligations under this Agreement, the Custodian on behalf of the Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

                  Section 2.03   Representations, Warranties and Covenants of
                         the Master Servicer and the Sponsor.

                  (a) The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator, the Trustee and the Insurer as follows, as of the Closing Date:

                  (i) It is duly organized and is validly existing and in good standing as a national banking association organized under the laws of the United States, and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by it, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

                  (iv) It or one or more of its affiliates is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

                  (b) The Sponsor hereby represents and warrants to the Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Insurer as follows, as of the Closing Date:

                  (i) The Sponsor is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Sponsor in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Sponsor has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Sponsor the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Sponsor, the sale of the Mortgage Loans by the Sponsor under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Sponsor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Sponsor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Sponsor is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sponsor; and the Sponsor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Sponsor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Sponsor is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of the Sponsor's knowledge, threatened, against the Sponsor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Sponsor to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the Sponsor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Sponsor has obtained the same.

                  (vii) With respect to each Mortgage Loan as of the Closing Date (unless otherwise expressly provided):

                         (A) the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

                         (B) immediately prior to the transfer to the Depositor, the Sponsor was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Sponsor has full right and authority to sell or assign the same pursuant to this Agreement;

                         (C) each Mortgage Loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

                         (D) there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                         (E) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

                         (F) no selection procedure reasonably believed by the Sponsor to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

                         (G) each Mortgage is a valid and enforceable first or second lien (as applicable) on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                          (H) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in xiii below;

                         (I) there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

                         (J)     there is no valid offset, defense or
                  counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

                         (K) the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

                         (L) the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                         (M) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including negative amortization endorsement, if applicable;

                         (N) at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC;

                         (O) the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or
                  (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

                         (P) each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and
                  (9) without reliance on the provisions of Treasury Regulation
                  Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a "qualified mortgage" notwithstanding its failure to meet the requirements of
                  Section 860G(a)(3)(A) of the Code and Treasury Regulation
                  Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

                         (Q) none of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR
                  Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).;

                         (R) the information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects;

                         (S) no Mortgage Loan (a) is a "high cost loan" or "covered loan" as applicable (as such terms are defined in the version of Standard & Poor's LEVELS(R) Glossary in effect as of the date hereof, Appendix E, attached hereto as Exhibit 6 or (b) was originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

                         (T) each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section 2.01 this Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

                         (U) the related Mortgage File contains each of the documents and instruments listed in Section 2.01 this Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

                         (V) the Mortgage Loans are currently being serviced in accordance with accepted servicing practices; and

                         (W) with respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Sponsor and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated, and such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan.

                  (c) Upon discovery by any of the parties hereto or the Insurer of a breach of a representation or warranty set forth in Section 2.03(b)(vii) that materially and adversely affects the interests of the Certificateholders or the Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties and the Insurer. The Sponsor hereby covenants with respect to the representations and warranties set forth in Section 2.03(b)(vii), that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders or the Insurer in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee, with a copy to the Custodian and the Insurer, of an Opinion of Counsel if required by Section
2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian on behalf of the Trustee of a Request for Release. For purposes of this section, any breach of a representation or warranty set forth in paragraphs (Q) and (S) of Section 2.03(b)(vii), shall be deemed to materially and adversely affect the interests of the Certificateholders and the Insurer in the related Mortgage Loan. The Sponsor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, the Sponsor shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Master Servicer whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 2.03(b)(vii) that are made to the best of the Sponsor's knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Sponsor, the Securities Administrator, the Trustee or the Insurer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation or warranty, the Sponsor shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

                  With respect to any Replacement Mortgage Loan or Loans, the Sponsor shall deliver to the Custodian on behalf of the Trustee for the benefit of the Certificateholders and the Insurer such documents and agreements as are required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Sponsor. For the month of substitution, except with respect to any Simple Interest Loans, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period (and with respect to any Simple Interest Loans, payments of principal actually received during such Due Period) and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the Securities Administrator, the Custodian and the Insurer. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03(b)(vii) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Distribution Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Custodian on behalf of the Trustee shall release to the Sponsor the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Insurer and shall execute and deliver at the Sponsor's direction such instruments of transfer or assignment as have been prepared by the Sponsor, in each case without recourse, representation or warranty, as shall be necessary to vest in the Sponsor, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

                  For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution, except the actual payment received with respect to any Simple Interest Loans) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution Adjustment Amount") shall be remitted to the Securities Administrator for deposit into the Distribution Account by the Sponsor delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

                  In the event that the Sponsor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Distribution Account pursuant to Section 4.04 on the Determination Date for the Distribution Date in the month following the month during which the Sponsor became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Custodian on behalf of the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders and the Insurer to the Sponsor, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Sponsor, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and the Insurer and transfer the Trustee's interest to the Sponsor to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sponsor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Sponsor respecting such breach available to Certificateholders, the Depositor or the Trustee.

                  In connection with any repurchase or substitution of a Mortgage Loan or the cure of a breach of a representation or warranty set forth in Section 2.02 or this Section 2.03, the Sponsor shall promptly furnish to the Securities Administrator, the Trustee and the Insurer an officer's certificate, signed by a duly authorized officer of the Sponsor to the effect that such repurchase, substitution or cure has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such repurchase, substitution or cure have been satisfied, including the delivery to the Securities Administrator of the Purchase Price or Substitution Adjustment Amount, as applicable, for deposit into the Distribution Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, on which the Securities Administrator and the Trustee may rely. Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such repurchase, substitution or cure as applicable, and which approval shall consist solely of the Securities Administrator's receipt of such documentation and deposits.

                  (d)    The representations and warranties set forth in Section
2.03 hereof shall survive delivery of the respective Mortgage Files to the Custodian on behalf of the Trustee for the benefit of the Certificateholders and the Insurer.

                  Section 2.03.(A) Assignment of Interests in the Servicing
                         Agreements.

                  To the extent not provided for in the related Assumption Agreements, the Sponsor hereby assigns to the Depositor who concurrently with the execution and delivery of this Agreement assigns to the Trustee, on behalf of the Certificateholders, all of their respective right, title and interest in the Servicing Agreements and, if applicable, the Assumption Agreements, including but not limited to the Sponsor's rights pursuant to the Servicing Agreements (noting that the Sponsor has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the Mortgage Loans under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies); provided that the

Sponsor shall retain the right to terminate a Servicer, other than EMC as a Servicer, without cause to the extent set forth in the related Servicing Agreement.

                  Section 2.04   Representations and Warranties of the
                         Depositor.

                  The Depositor hereby represents and warrants to the Master Servicer, the Securities Administrator, the Trustee and the Insurer as follows, as of the date hereof and as of the Closing Date:

                  (i) The Depositor is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                  (ii) The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not
         (A) result in a material breach of any term or provision of the certificate of formation or limited liability company agreement of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

                  (vi) The Depositor has filed all reports required to be filed by Section 13 or Section 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirements for the past 90 days.

                  The Depositor hereby represents and warrants to the Trustee and the Insurer as of the Closing Date, following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans free and clear of all liens, claims and encumbrances, and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

                  It is understood and agreed that the representations and warranties set forth in the immediately preceding paragraph shall survive delivery of the Mortgage Files to the Custodian on behalf of the Trustee to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency and the Insurer.

                  Section 2.05    Delivery of Opinion of Counsel in Connection
                         with Substitutions and Repurchases.

                  (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Sponsor delivers to the Trustee and the Insurer, with a copy to the Custodian, an Opinion of Counsel, addressed to the Trustee and the Insurer, to the effect that such repurchase or substitution would not (i) result in the impsosition of the tax on "prohibited transactions" of REMIC I, REMIC II or REMIC III or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee and the Insurer, with a copy to the Custodian, of an Opinion of Counsel addressed to the Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

                  (b) Upon discovery by the Depositor, the Sponsor, the Master Servicer, the Custodian, the Trustee or the Insurer that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Sponsor, at its option, shall either

(i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto, and the Custodian shall deliver the related Mortgage file, in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

                  Section 2.06   Authentication and Delivery of Certificates.

                  The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and the Certificate Registrar has authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and the Insurer and to perform the duties set forth in this Agreement, to the end that the interests of the Holders of the Certificates and the Insurer may be adequately and effectively protected.

                  Section 2.07   Covenants of the Master Servicer.

                  The Master Servicer covenants to the Depositor, the Securities Administrator, the Trustee and the Insurer as follows:

                  (a) it shall comply in the performance of its obligations under this Agreement;

                  (b) no written information, certificate of an officer, statement furnished in writing (other than annual compliance certificates and annual accountants' reports of the Servicers delivered by the Master Servicer pursuant to Section 3.18) or written report prepared by the Master Servicer pursuant to this Agreement and delivered, in the case of the Master Servicer, to the Securities Administrator, the Depositor, any affiliate of the Depositor or the Trustee will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading; and

                  (c) it shall (in the case of the Master Servicer, only in its capacity as successor servicer pursuant to a Servicing Agreement) accurately and fully provide information regarding payment performance of the Mortgagors to the nationally recognized credit repositories, to the extent such reporting remains customary and prudent in the servicing of mortgage loans similar to the Mortgage Loans. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                  Section 2.08   Lost Mortgage Notes Indemnity.

                  With respect to each Mortgage Loan for which the Sponsor has delivered a lost note affidavit in lieu of an original Mortgage Note, the Sponsor does hereby agree to defend,


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indemnify, and hold harmless the Trust Fund and the Trustee, from and against any and all losses or damages, together with all reasonable costs, charges and expenses (whether or not a lawsuit is filed), incurred as a result of (i) the inability to enforce the related Mortgage Note according to its terms, (ii) any claim, demand, suit, cause of action or proceeding by a third party arising out of a Servicer's, the Master Servicer's or the Trustee's inability to enforce the related Mortgage Note according to its terms due to the lack of an original Mortgage Note, or (iii) the inability to receive any related Insurance Proceeds, Liquidation Proceeds or other amounts due to the lack of an original Mortgage Note. Upon demand from a Servicer, the Master Servicer or the Trustee, the Sponsor shall remit to the Master Servicer for deposit into the Distribution Account all amounts constituting lost principal with respect to such Mortgage Loan to be treated as a Principal Prepayment, and reimburse such Servicer, the Master Servicer or the Trustee, as applicable, for all costs and expenses incurred in connection with such lost Mortgage Note.

                  Section 2.09   Purposes and Powers of the Trust.

                  The purpose of the common law trust, as created hereunder, is to engage in the following activities:

                  (a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

                  (b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

                  (c)    to make payments on the Certificates;

                  (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

                  The Trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.09 may not be amended, without the consent of the Insurer and the Certificateholders evidencing more than 50% of the aggregate voting rights of the Certificates.


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                                  ARTICLE III.

              ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS

                  Section 3.01   The Master Servicer.

                  The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each such Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive and review all reports, information and other data provided to the Master Servicer by each such Servicer and shall cause each such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each such Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to such Servicers' and the Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in
Section 5.04(c) and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each such Servicer to its Protected Account pursuant to the applicable Servicing Agreement.

                  In addition to the foregoing, in connection with a modification of any Mortgage Loan by a Servicer, if the Master Servicer is unable to enforce the obligations of such Servicer with respect to such modification, the Master Servicer shall notify the Depositor and the Insurer of such Servicer's failure to comply with the terms of the related Servicing Agreement. If the related Servicing Agreement requires the approval of the Master Servicer for a modification to a Mortgage Loan, the Master Servicer shall approve such modification if, based upon its receipt of written notification from the related Servicer outlining the terms of such modification and appropriate supporting documentation, the Master Servicer determines that the modification is permitted under the terms of the related Servicing Agreement and that any conditions to such modification set forth in the related Servicing Agreement have been satisfied. Furthermore, if the related Servicing Agreement requires the oversight and monitoring of loss mitigation measures with respect to the related Mortgage Loans, the Master Servicer will monitor any loss mitigation procedure or recovery action related to a defaulted Mortgage Loan (to the extent it receives notice of such from the related Servicer) and confirm that such loss mitigation procedure or recovery action is initiated, conducted and concluded in accordance with any timeframes and any other requirements set forth in the related Servicing Agreement, and the Master Servicer shall notify the Depositor and the Insurer in any case in which the Master Servicer believes that such Servicer is not complying with such timeframes and/or other requirements.

                  Section 3.02   REMIC-Related Covenants.


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


                  For as long as each REMIC shall exist, the Trustee, the Securities Administrator and the Master Servicer shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and shall comply with any directions of the Sponsor, the Depositor, any Servicer, the Securities Administrator or the Master Servicer to assure such continuing treatment. In particular, the Trustee, the Securities Administrator and the Master Servicer shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and the Securities Administrator have received a REMIC Opinion, addressed to the Trustee and the Securities Administrator and prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to a Servicing Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Trustee.

                  Section 3.03   Monitoring of Servicers.

                  (a) The Master Servicer shall be responsible for reporting to the Securities Administrator, the Depositor and the Sponsor the non-compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each such Servicer's activities, the Master Servicer may rely upon an officer's certificate of such Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that any such Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor, the Depositor, the Trustee and the Insurer thereof and the Master Servicer (or EMC, if the activities relate to WFB as Servicer) shall issue such notice or take such other action as it deems appropriate.

                  (b) Subject to the preceding paragraph, the Master Servicer, on behalf of the Trustee, the Certificateholders and the Insurer, shall enforce the obligations of each Servicer under the related Servicing Agreement, and, in the event that any such Servicer fails to perform its obligations in accordance with the related Servicing Agreement, then either EMC (if such defaulting Servicer is WFB) or the Master Servicer (if such defaulting Servicer is any Servicer other than WFB), shall terminate the rights and obligations of the defaulting Servicer thereunder and act as successor servicer of the related Mortgage Loans or cause the Trustee to enter into a new Servicing Agreement with a successor servicer selected by either EMC (if the defaulting Servicer is WFB) or by the Master Servicer (if the defaulting Servicer is any Servicer other than WFB) (which new Servicing Agreement shall, in any case, have terms generally in accordance with the terms of the terminated Servicing Agreement); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Except as contemplated by subsection (c) below, the Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have


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


received reasonable indemnity for its costs and expenses in pursuing such action. Without limiting the generality of the foregoing, WFB shall reimburse EMC for all Termination Costs associated with a termination of WFB as Servicer. To the extent that any Termination Costs with respect to WFB, are not fully and timely reimbursed by WFB, EMC shall be entitled to reimbursement of such Termination Costs from its Protected Account.

                  (c) EMC shall reimburse the Master Servicer for the costs and expenses of the Master Servicer related to the termination of EMC as a Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to the related Servicing Agreement, including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of EMC as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement. To the extent that any Termination Costs with respect to a terminated Servicer pursuant to the related Servicing Agreement are not fully and timely reimbursed by such terminated Servicer, the Master Servicer shall be entitled to reimbursement of such Termination Costs from the Distribution Account.

                  (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement, including any related Assumption Agreement. In addition, the Master Servicer shall enforce the obligation of each Servicer to comply with any limitations on modifications of the applicable Mortgage Loans set forth in the applicable Servicing Agreement and related Assumption Agreement, including any percentage limitation on the related Mortgage Loans that may be subject to a modification, to the extent the Master Servicer is notified in writing of any such modification by a Servicer, and any limitations on reimbursements for any Advance or Servicing Advance made in connection with a modification of a related Mortgage Loan which have been added to the Stated Principal Balance of such Mortgage Loan, to the extent that the related Servicer reports any such reimbursement to the Master Servicer. The Master Servicer shall enforce the obligation of each Servicer pursuant to the related Servicing Agreement to provide it with an Assessment of Compliance and Attestation Report pursuant to Section 3.18.

                  (e) If the Master Servicer or EMC assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer that it replaces.

                  Section 3.04   [Reserved].

                  Section 3.05   Power to Act; Procedures.

                  The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of such Mortgage Loans, including but not limited to the power and


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authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents,
(ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of the related Servicing Agreement, including any related Assumption Agreement. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering it or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable it to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the use or misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

                  The Trustee and the Securities Administrator shall each execute and deliver to related Servicer and the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property;
(ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or related Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or related Mortgage or otherwise available at law or equity.

                  Section 3.06   Due-on-Sale Clauses; Assumption Agreements.

                  To the extent provided in the applicable Servicing Agreement, for any Mortgage Loans that contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with such applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

                  Section 3.07   Release of Mortgage Files.

                  (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or any Servicer of a notification that payment in full has been


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escrowed in a manner customary for such purposes for payment to
Certificateholders on the next Distribution Date, such Servicer will, or if it does not, the Master Servicer may, if required under the applicable Servicing Agreement, promptly furnish to the Custodian on behalf of the Trustee two copies of a certification substantially in the form of Exhibit H hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Master Servicer (as successor servicer) or the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited or escrowed) and shall request that the Custodian on behalf of the Trustee deliver to the Master Servicer or the applicable Servicer, as appropriate, the related Mortgage File. Upon receipt of such certification and request, the Custodian on behalf of the Trustee shall promptly release the related Mortgage File to the Master Servicer or the applicable Servicer, as appropriate, and neither the Custodian nor the Trustee shall have any further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer and each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian on behalf of the Trustee shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit H (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian on behalf of the Trustee, to the Servicer or the Master Servicer.

                  Section 3.08   Documents, Records and Funds in Possession of
                         the Master Servicer To Be Held for Trustee.

                  (a) The Master Servicer and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Custodian on behalf of the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, in accordance with the applicable Servicing Agreement, to be delivered to the Custodian on behalf


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


of the Trustee. Any funds received by the Master Servicer or a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders and the Insurer subject to, in the case of the Master Servicer, the Master Servicer's right to retain or withdraw from the Distribution Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and, to the extent provided in the applicable Servicing Agreement, shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, the Securities Administrator and the Insurer and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee, the Insurer and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

                  Section 3.09   Maintenance of Hazard Insurance.

                  (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of a Servicer under the related Servicing Agreement to maintain or cause to be maintained hazard insurance in accordance with the provisions of the related Servicing Agreement.

                  (b) Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any Insurance Policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 4.05. Any cost incurred by the Master Servicer or any such Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.05.


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


                  Section 3.10   Presentment of Claims and Collection of
                         Proceeds.

                  The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such Insurance Policies shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

                  Section 3.11   Maintenance of the Primary Mortgage Insurance
                         Policies.

                  (a) The Master Servicer shall not take, or authorize any Servicer, to the extent such action is prohibited under the applicable Servicing Agreement, to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best efforts to cause each such Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance applicable to each Mortgage Loan in accordance with the provisions of the related Servicing Agreement. The Master Servicer shall not, and shall not authorize any Servicer, to the extent required under the related Servicing Agreement, to cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of the related Servicing Agreement.

                  (b) The Master Servicer agrees to present, or to cause each Servicer to the extent required under the related Servicing Agreement to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any such Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 4.05.

                  Section 3.12   Custodian to Retain Possession of Certain
                         Insurance Policies and Documents.

                  The Custodian shall, on behalf of the Trustee, retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the


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


Custodian, on behalf of the Trustee, shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Custodian, on behalf of the Trustee, upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

                  Section 3.13   Realization Upon Defaulted Mortgage Loans.

                  The Master Servicer shall cause each Servicer to the extent required under the related Servicing Agreement, to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the terms of the applicable Servicing Agreement, including any related Assumption Agreement.

                  Section 3.14   Compensation for the Servicers and the Master
                         Servicer.

                  Servicing compensation in the form of any prepayment charges and penalties (other than the Prepayment Charges with respect to the Prepayment Charge Loans), assumption fees, tax service fees, fees for statement of account payoff or late payment charges collected by any Servicer shall be retained by such Servicer and shall not be remitted to the Master Servicer for deposit in the Distribution Account. In accordance with Section 4.05, the Master Servicer shall be entitled to pay itself the Master Servicing Fee in respect of remittances from Servicers prior to deposit in the Distribution Account or to withdraw such portion of the Master Servicing Fee from the Distribution Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. Pursuant to Article IV, all income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Master Servicer.

                  Section 3.15   REO Property.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders and the Insurer. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause such applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

                  (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property into the related Protected Account.


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


                  (c) The Master Servicer and such applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

                  Section 3.16   Annual Statement as to Compliance.

                  The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) to the Depositor, the Securities Administrator and the Insurer not later than March 15th of each calendar year beginning in 2008, an Officer's Certificate (an "Annual Statement of Compliance") stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. The Master Servicer shall enforce the obligations of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver a similar Annual Statement of Compliance by that Servicer to the Depositor, the Securities Administrator and the Insurer as described above as and when required with respect to the Master Servicer. In the event that certain servicing responsibilities with respect to any Mortgage Loan have been delegated by the Master Servicer, the Securities Administrator or a Servicer to a Subservicer or Subcontractor, each such entity shall cause such Subservicer or Subcontractor (and with respect to each Servicer, the Master Servicer shall enforce the obligation of such Servicer to the extent required under the related Servicing Agreement) to deliver a similar Annual Statement of Compliance by such Subservicer or Subcontractor to the Depositor, the Securities Administrator and the Insurer as described above as and when required with respect to the Master Servicer or the related Servicer (as the case may be).

                  Failure of the Master Servicer to comply with this Section
3.16 (including with respect to the timeframes required herein) shall be deemed an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. Failure of the Securities Administrator to comply with this Section 3.16 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Trustee at the written direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities


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Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

                  In the event the Master Servicer, the Securities Administrator, any Servicer or any subservicer or subcontractor engaged by either such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement in the case of a Servicer, a subservicer or subcontractor, as the case may be, such party shall provide an Annual Statement of Compliance pursuant to this Section 3.16 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or such other applicable agreement, as the case may be, notwithstanding any such termination or resignation.

                  Section 3.17   Assessments of Compliance and Attestation
                         Reports.

                  Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and
Item 1122 of Regulation AB, each of the Master Servicer, the Securities Administrator and the Custodian (to the extent set forth in this Section and the Custodial Agreement) (each, an "Attesting Party") shall deliver (or otherwise make available) to the Master Servicer, the Securities Administrator, the Depositor and the Insurer on or before March 15th of each calendar year beginning in 2008, a report regarding such Attesting Party's assessment of compliance (an "Assessment of Compliance") with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

                  (a) A statement by an authorized officer of such Attesting Party of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

                  (b) A statement by an authorized officer that such Attesting Party used the Servicing Criteria attached as Exhibit L hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

                  (c) An assessment by such officer of the related Attesting Party's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

                  (d) A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party's Assessment of Compliance for the period consisting of the preceding calendar year; and

                  (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the related Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.


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                  Such report at a minimum shall address each of the Servicing
Criteria specified on Exhibit L hereto which are indicated as applicable to the related Attesting Party.

                  On or before March 15th of each calendar year beginning in 2008, each Attesting Party shall furnish to the Master Servicer, the Depositor and the Securities Administrator a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

                  The Master Servicer shall enforce the obligation of each Servicer to deliver to the Securities Administrator, the Master Servicer, the Depositor and the Insurer, as applicable, an Assessment of Compliance and Attestation Report as and when provided in the related Servicing Agreement. Each of the Master Servicer and the Securities Administrator shall cause, and the Master Servicer shall enforce the obligation (as and when provided in the related Servicing Agreement) of each Servicer to cause, any Subservicer and each Subcontractor (to the extent such Subcontractor is determined by the related Servicer, the Master Servicer or the Securities Administrator, as applicable, to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB) that is engaged by such Servicer, the Master Servicer or the Securities Administrator, as applicable, to deliver to the Securities Administrator, the Master Servicer, the Depositor and the Insurer an Assessment of Compliance and Attestation Report as and when provided above. Such Assessment of Compliance, as to any Subservicer or Subcontractor, shall at a minimum address the applicable Servicing Criteria specified on Exhibit L hereto which are indicated as applicable to any "primary servicer" to the extent such Subservicer or Subcontractor is performing any servicing function for the party who engages it and to the extent such party is not itself addressing the Servicing Criteria related to such servicing function in its own Assessment of Compliance. The Securities Administrator shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth in Exhibit L and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any Subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

                  The Custodian (to the extent set forth in the Custodial Agreement) shall deliver to the Master Servicer, the Securities Administrator, the Depositor and the Insurer an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit L hereto which are indicated as applicable to a "custodian". Notwithstanding the foregoing, an Assessment of Compliance or Attestation Report is not required to be delivered by the Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

                  Failure of the Master Servicer to comply with this Section
3.17 (including with respect to the timeframes required herein) shall, constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master


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Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer's rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). Failure of the Securities Administrator to comply with this Section 3.17 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, constitute a default and at the written direction of the Depositor, the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator's right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

                  In the event the Master Servicer, the Securities Administrator, the Custodian, the Servicer or any subservicer or subcontractor engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of the Agreement, the related Custodial Agreement, or any other applicable agreement in the case of a Servicer, subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 3.17 or to the related section of such other applicable agreement, as the case may be, as to performance of its obligations with respect to the period of time it was subject to this Agreement or such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

                  Section 3.18   Reports Filed with Securities and Exchange
                         Commission.

                  (a)    (i)     (A) Within 15 days after each Distribution
Date, the Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date; provided that, the Securities Administrator shall have received no later than five (5) calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator as described in clause
(a)(iv) below. Any disclosure that is in addition to the Monthly Statement and that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

                         (B)     Within five (5) calendar days after the related
Distribution Date, (i) the parties set forth in Exhibit O shall be required to provide, and the Master Servicer shall enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 3.18(a)(iv) below, to the Securities Administrator and the Depositor,


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


to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

                         (C)     After preparing the Form 10-D, the Securities
Administrator shall forward electronically a copy of the Form 10-D to the Depositor (in the case of any Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (provided that, the Securities Administrator forwards a copy of the Form 10-D no later than the 10th calendar day after the Distribution Date), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. No later than the 13th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as set forth in Section 11.05. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be "no". The Securities Administrator shall be entitled to rely on the representations in
Section 2.04(vi) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.18(a)(i) and (v) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from a party's failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.


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


                  (ii) (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

                         (B)     For so long as the Trust is subject to the
Exchange Act reporting requirements, no later than the close of business on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit O shall be required pursuant to Section 3.18(a)(iv) below to provide, and the Master Servicer will enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

                         (C)     After preparing the Form 8-K, the Securities
Administrator shall forward electronically a copy of the Form 8-K to the Depositor and the Master Servicer for review. No later than the close of business New York City time on the 3rd Business Day after the Reportable Event, or in the case where the Master Servicer and Securities Administrator are affiliated, no later than noon New York City time on the 4th Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event (provided that, the Securities Administrator forwards a copy of the Form 8-K no later than noon New York time on the third Business Day after the Reportable Event), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business
Day) after filing with the Commission, the Securities Administrator shall, make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator.


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


The signing party at the Master Servicer can be contacted as set forth in
Section 11.05. The parties to this Agreement acknowledge that the performance by Master Servicer and the Securities Administrator of their respective duties under this Section 3.18(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.18(a)(ii). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from a party's failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

                  (iii) (A) Within 90 days after the end of each fiscal year of the Trust, with respect to which the Trust is subject to the Exchange Act reporting requirements, or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (I) an annual compliance statement for each Servicer, the Master Servicer, the Securities Administrator and any Subservicer or Subcontractor, as applicable, as described under Section 3.16, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for each Servicer, the Master Servicer, each Subservicer and Subcontractor participating in the servicing function, the Securities Administrator and the Custodian, as described under Section 3.17, and (B) if any such report on assessment of compliance with Servicing Criteria described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such report on assessment of compliance with Servicing Criteria described under Section 3.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Master Servicer, each Servicer, the Securities Administrator, each Subservicer, each Subcontractor, as applicable, and the Custodian, as described under Section 3.17, and (B) if any registered public accounting firm attestation report described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(IV) a Sarbanes-Oxley Certification as described in Section 3.18(a)(iii)(D) below (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to
(I) through (IV) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in


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


the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

                         (B)     No later than March 15th of each year that the
Trust is subject to the Exchange Act reporting requirements, commencing in 2008,
(i) the parties set forth in Exhibit O shall be required to provide, and the Master Servicer shall enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 3.18(a)(iv) below to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

                         (C)     After preparing the Form 10-K, the Securities
Administrator shall forward electronically a copy of the Form 10-K to the Depositor (only in the case where such Form 10-K includes Additional Form 10-K Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within three Business Days after receipt of such copy, but no later than March 25th (provided that, the Securities Administrator forwards a copy of the Form 10-K no later than the third Business Day prior to March 25th), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. No later than the close of business Eastern Standard time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and, in the case where the Master Servicer and the Securities Administrator are unaffiliated, return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(v)(B). Promptly (but no later than one
(1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as set forth in Section 11.05. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be "no". The Securities Administrator shall be entitled to rely on the representations in
Section 2.04(vi) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.18(a)(iii) and (iv) related to the timely preparation, execution and filing of Form 10-K is contingent upon


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such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and Sections 3.16 and Section 3.17. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from a party's failure to deliver, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

                         (D)     Each Form 10-K shall include a certification
(the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act which shall be signed by the Certifying Person and delivered to the Securities Administrator no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act. The Master Servicer shall cause each Servicer, and any Subservicer or Subcontractor engaged by it, to provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), by March 10th of each year in which the Trust is subject to the reporting requirements of the Exchange Act (or such other date specified in the related Servicing Agreement) and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), in the form attached hereto as Exhibit M-1, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. In addition, in the case where the Master Servicer and the Securities Administrator are not affiliated, the Securities Administrator shall sign a Back-Up Certification substantially in the form of Exhibit M-2; provided, however, that the Securities Administrator shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K. An officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted as set forth in Section 11.05.

                  (iv) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the "Additional Disclosure") relating to the Trust Fund, the Securities Administrator's obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit O as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in
Section 3.18(a)(i) through (iii) above. Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit P. Each of the Master Servicer, the Sponsor, the Securities Administrator and the Depositor hereby agrees to notify and provide, and the Master Servicer agrees to enforce the obligations (to the extent provided in the related Servicing Agreement) of each Servicer to notify and provide, to the extent known to the Master Servicer, the Sponsor, the Securities Administrator and the Depositor, all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit O as the responsible party for providing that information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

                  Within five Business Days prior to each Distribution Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall make available


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to the Securities Administrator the related Significance Estimate and the
Securities Administrator shall use such information to calculate the related Significance Percentage. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Securities Administrator shall deliver written notification to the Depositor and the Swap Provider to that effect. The Depositor shall request from the Swap Provider any information required under Regulation AB to the extent required under the Swap Agreement. The Depositor will be obligated pursuant to the Swap Agreement to provide to the Securities Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K or written notification instructing the Securities Administrator that such Additional Disclosure regarding the Swap Provider is not necessary for such Distribution Date. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

                  So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Trustee shall notify the Securities Administrator, the Depositor and the Swap Provider of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this
Section 3.18. In addition, the Trustee shall notify the Securities Administrator and the Depositor of any affiliations or relationships that develop after the Closing Date between the Trustee and the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, the Swap Provider, the Custodian or the Insurer of the type described under Item 1119 of Regulation AB, together with a description thereof, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008. Should the identification of any of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, the Swap Provider, the Custodian or the Insurer change, the Depositor shall promptly notify the Trustee.

                  (v) (A) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

                         (B)     In the event that the Securities Administrator
is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator shall promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the Securities Administrator shall cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure, the Securities Administrator shall notify the Depositor and the parties affected thereby and such parties will cooperate to prepare any


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


necessary Form 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an appropriate officer of the Master Servicer. The parties hereto acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.18(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from a party's failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

                  The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement or the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

                  (b) The Securities Administrator shall indemnify and hold harmless the Depositor, EMC and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator's obligations under Sections 3.16, 3.17 and 3.18 or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. In addition, the Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Securities Administrator on its behalf or on behalf of any Subservicer or Subcontractor engaged by the Securities Administrator pursuant to Section 3.16, 3.17 or 3.18 (the "Securities Administrator Information"), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Securities Administrator Information and not to any other information communicated in connection with the Certificates, without regard to whether the Securities Administrator Information or any portion thereof is presented together with or separately from such other information.


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


                  The Depositor shall indemnify and hold harmless the Securities Administrator and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 3.16, 3.17 and 3.18 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Master Servicer, the Securities Administrator and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to this Section 3.18 (the "Depositor Information"), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Certificates, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

                  The Master Servicer shall indemnify and hold harmless the Securities Administrator, EMC and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 3.16, 3.17 and
3.18 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Master Servicer on its behalf or on behalf of any Subservicer or Subcontractor engaged by the Master Servicer pursuant to Section 3.16, 3.17 or 3.18 (the "Master Servicer Information"), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

                  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification under this Section 3.18(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.


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


                  The indemnification provisions set forth in this Section 3.18(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

                  (c)    Failure of the Master Servicer to comply with this
Section 3.18 (including with respect to the timeframes required herein) shall, constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). Failure of the Securities Administrator to comply with this Section 3.18 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 8-K, 10-D or 10-K, shall, at the written direction of the Depositor, constitute a default and the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator's right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary. In connection with the termination of the Master Servicer or the Securities Administrator pursuant to this Section 3.18(d), the Trustee shall be entitled to reimbursement of all costs and expenses associated with such termination to the extent set forth in
Section 9.05. Notwithstanding anything to the contrary in this Agreement, no Event of Default by the Master Servicer or default by the Securities Administrator shall have occurred with respect to any failure to properly prepare, execute and/or timely file any report on Form 8-K, Form 10-D or Form 10-K, any Form 15 or Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from any party's failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file any such report, Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

                  (d)    Notwithstanding the provisions of Section 11.01, this
Section 3.18 may be amended without the consent of the Certificateholders.

                  (e) Any report, notice or notification to be delivered by the Master Servicer or the Securities Administrator to the Depositor pursuant to this Section 3.18, may be delivered via email to RegABNotifications@bear.com or, in the case of a notification, telephonically by calling Reg AB Compliance Manager at 212-272-7525.

                  Section 3.19   Reserved].

                  Section 3.20   Optional Purchase of Defaulted Mortgage Loans.


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


                  Beginning on the first Business Day of the Fiscal Quarter immediately following the date on which a Mortgage Loan has become at least 91 days delinquent, EMC, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee, with a copy to the Master Servicer, the Custodian and the applicable Servicer) to purchase for its own account from the Trust Fund any such Mortgage Loan at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Distribution Account, and the Custodian, upon receipt of a Request for Release from EMC, shall release to EMC, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by EMC, in each case without recourse, representation or warranty as shall be necessary to vest in EMC any Mortgage Loan released pursuant hereto and EMC shall succeed to all the Trust's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. EMC shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding the foregoing, any such optional right of repurchase by EMC hereunder with respect to a delinquent Mortgage Loan shall, if unexercised, terminate on the earlier of (i) the date on which such delinquency has been cured or (ii) the last Business Day of such Fiscal Quarter immediately following the date on which such Mortgage Loan became 91 days delinquent, provided however, that such optional right of repurchase shall be reinstated if (a) in the case of clause (i), the related Mortgage Loan shall thereafter again have become 91 or more days delinquent and (b) in the case of clause (ii), such delinquency shall have been subsequently cured and the related Mortgage Loan shall thereafter again become 91 or more days delinquent in any subsequent Fiscal Quarter. In either event, the purchase option shall again become exercisable on the first day of the Fiscal Quarter immediately following the date on which the related Mortgage Loan again becomes at least 91 days delinquent. This right may be assigned by EMC to a third party, including a Holder of a Class of Certificates.

                  In addition, EMC shall have the right to purchase any Mortgage Loan from the Trust for which the first Scheduled Payment due to the Trust after the Closing Date becomes thirty (30) days past due; provided, however, such Mortgage Loan was purchased by EMC or one of its affiliates from an originator pursuant to a loan purchase agreement that obligated such seller to repurchase such Mortgage Loan if one or more Scheduled Payments becomes thirty (30) days past due (and such originator has agreed to repurchase such Mortgage Loan); and provided, further, that such optional purchase shall be exercised no later than the 270th day after such Mortgage Loan is subject to such originator's repurchase obligation. Such purchase shall be made at a price equal to the Purchase Price.

                  Section 3.21   [Reserved]

                  Section 3.22   Intention of the Parties and Interpretation.

                  Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this Agreement is to facilitate compliance by the Sponsor, the Depositor, the Securities Administrator and the Master Servicer with the provisions of Regulation AB. Therefore, each of the parties agrees that
(a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments,


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



interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Sponsor, the Depositor, the Master Servicer or the Securities Administrator for delivery of additional or different information as the Sponsor, the Depositor, the Master Servicer or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the obligations of the parties to this transaction as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.


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



                                  ARTICLE IV.

                                    ACCOUNTS

                  Section 4.01   Protected Accounts.

                  (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which Protected Accounts shall be deposited daily (or as of such other time specified in the related Servicing Agreement) all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from such Servicer's own funds (less Servicing Fees as permitted by such applicable Servicing Agreement in the case of any such Servicer) and all other amounts to be deposited in the Protected Account pursuant to the related Servicing Agreement.

                  (b)    [Reserved].

                  (c) Subject to this Article IV, on or before each Servicer Remittance Date, the Master Servicer shall (if acting as successor servicer to a Servicer), or shall cause the related Servicer to withdraw or shall cause to be withdrawn from the Protected Accounts and immediately remit or cause to be remitted to the Securities Administrator for deposit into the Distribution Account, amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Mortgage Loan serviced by it:

                  (i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the related Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

                  (ii) full Principal Prepayments with respect to such Mortgage Loans in the related Prepayment Period and any Liquidation Proceeds and Subsequent Recoveries received by the Servicers with respect to such Mortgage Loans during the related period set forth in the respective Servicing Agreement, net of the amount thereof comprising the Servicing Fees;

                  (iii) partial Principal Prepayments received by the Servicers for such Mortgage Loans in the related Prepayment Period; and

                  (iv) any amount to be used as an Advance and any payments of Compensating Interest.

                  Section 4.02   [Reserved].

                  Section 4.03   [Reserved].


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


                  Section 4.04   Distribution Account.

                  (a) The Paying Agent shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders and the Insurer, the Distribution Account as a segregated trust account or accounts. The Securities Administrator will deposit in the Distribution Account, as identified by the Securities Administrator and as received by the Securities Administrator, the following:

                  (i) Any amounts withdrawn from a Protected Account and remitted to the Master Servicer for deposit to the Distribution Account pursuant to Section 4.01(c);

                  (ii) Any Advances and any payments of Compensating Interest which were not deposited in a Protected Account;

                  (iii) Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

                  (iv) The Purchase Price with respect to any Mortgage Loans purchased by the Sponsor pursuant to Sections 2.02, 2.03 or 3.20;

                  (v) Any amounts required to be deposited with respect to losses on investments of deposits in the Distribution Account; and

                  (vi) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement.

                  (b) All amounts deposited to the Distribution Account shall be held by the Paying Agent in the name of the Trustee in trust for the benefit of the Certificateholders and the Insurer in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii), (iii), (iv),
(vi), (vii), (viii), (ix) and (xi) need not be remitted by the Securities Administrator (or remitted to the Securities Administrator by the related Servicer) for deposit to the Distribution Account. In the event that the Securities Administrator shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

                  (c) The Distribution Account shall constitute an Eligible Account of the Trust Fund segregated on the books of the Paying Agent and held by the Paying Agent in a financial institution located in the State of the Corporate Trust Office or in the State of New York, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Paying


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


Agent, the Trustee, the Securities Administrator or the Master Servicer
(whether made directly, or indirectly through a liquidator or receiver of the Paying Agent, the Trustee, the Securities Administrator or the Master Servicer). The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, or its nominee, for the benefit of the Certificateholders and the Insurer, in such Permitted Investments, or deposited in demand deposits with such depository institutions, as directed in writing by the Master Servicer. In the absence of such direction, amounts will remain uninvested. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Paying Agent or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account shall be for the account of the Master Servicer. The Master Servicer shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall deposit the amount of the loss in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders and the Insurer shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

                  Section 4.05   Permitted Withdrawals and Transfers from the
                         Distribution Account.

                  (a) The Paying Agent will, from time to time on demand of the Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withheld from the Distribution Account in accordance with
Section 4.04(b), and in the case of amounts due to any Servicer to those not withdrawn from its Protected Account in accordance with the related Servicing Agreement):

                  (i) to reimburse the Master Servicer or any Servicer for any Advance, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or advance was made;

                  (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged not covered by any Insurance Policy, including any hazard insurance or in connection with the liquidation of such Mortgage Loan;


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


                  (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for liquidation expenses incurred with respect to such Mortgage Loan; provided that the related Servicer -------- ---- shall not be entitled to reimbursement for liquidation expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection (a) to such Servicer; and
         (ii) such liquidation expenses were not included in the computation of such Excess Liquidation Proceeds;

                  (iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (xi) of this Subsection 4.05(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

                  (v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (xi) of this subsection (a) as servicing compensation;

                  (vi) to reimburse the Master Servicer or any Servicer for unreimbursed Servicing Advances made pursuant to the applicable Servicing Agreement, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such Servicing Advances were made;

                  (vii) to reimburse the Master Servicer or any Servicer for any unreimbursed Advance or any Servicing Advance, from collections, after a Realized Loss has been allocated with respect to the related Mortgage Loan, if the Advance or Servicing Advance has not been reimbursed pursuant to clause (i) or (vi);

                  (viii) to pay any Master Servicing Fee not previously reimbursed or withheld by the Master Servicer from funds prior to distribution in the Distribution Account;

                  (ix) to reimburse the Master Servicer, the Trustee, the Custodian, the Sponsor or the Securities Administrator for their respective expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 7.03, 7.04, 9.05 and 11.02, as applicable;

                  (x) to pay to the related Servicer, as additional compensation, any Excess Liquidation Proceeds with respect to a Mortgage Loan to the extent not retained by the related Servicer;

                  (xi) from collections, to reimburse or pay any Servicer or the Master Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have


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


         not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

                  (xii) from collections, to reimburse the Trustee, the Supplemental Interest Trust Trustee, the Securities Administrator, the Swap Administrator or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

                  (xiii) to remove amounts deposited in error;

                  (xiv) notwithstanding any other provision of this Section 4.05(a), from collections with respect to principal only, to reimburse a Servicer for the interest portion of any Advances and any Servicing Advances made in connection with a Mortgage Loan modified pursuant to the related Servicing Agreement, to the extent that such portion of Advances or Servicing Advances have been added to the Stated Principal Balance of the Mortgage Loan during the related Due Period;

                  (xv) to make distributions to the Swap Administrator for payment to the Swap Provider as provided in this Agreement;

                  (xvi) to make payments of the Insurer Premium Amount to the Insurer pursuant to Section 5.09(k); and

                  (xvii) to clear and terminate the Distribution Account pursuant to Section 10.01.

                  (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (xii), inclusive, or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.04(b).

                  (c) On or before 5:00 p.m. Central time on the fifth Business Day immediately preceding each Distribution Date, the Master Servicer shall deliver to the Securities Administrator with respect to all Mortgage Loans, a report in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities Administrator such as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and the Insurer and to direct the Paying Agent in writing to make the required distributions for the related Distribution Date (the "Remittance Report"). On each Distribution Date, based solely on the applicable Remittance Report, the Paying Agent shall distribute Interest Funds and Principal Funds in the Distribution Account to the Holders of the Certificates in accordance with
Section 5.04(a).

                  Section 4.06   The Swap Agreement; Supplemental Interest
                         Trust.

                  (a) Pursuant to the Swap Administration Agreement, the Supplemental Interest Trust shall be established and maintained in the name of the Supplemental Interest Trust


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Trustee, as a separate trust, the corpus of which shall be held by the
Supplemental Interest Trust Trustee, for the benefit of the Holders of the Adjustable Rate Certificates and the Swap Provider. The Supplemental Interest Trust shall hold the Swap Agreement, the Swap Administration Agreement, the Swap Collateral Account and the Swap Account. The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement. Amounts in the Swap Account shall, at the written direction of the Class B-IO Certificateholders, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Class B-IO Certificateholders, on a pro rata basis, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. In the absence of written instructions to the Securities Administrator, amounts on deposit in the Swap Account shall remain uninvested. All amounts earned on amounts on deposit in the Swap Account shall be taxable to the Class B-IO Certificateholders. Any losses on such investments shall be deposited in the Swap Account by the Class B-IO Certificateholders out of its own funds immediately as realized, on a pro rata basis. In performing its duties hereunder and under the Swap Agreement and Swap Administration Agreement, the Supplemental Interest Trust Trustee shall be entitled to the same rights, protections and indemnities as provided to the Trustee hereunder.

                  (b) The Paying Agent shall deposit in the Basis Risk Reserve Fund all payments received from the Swap Administrator that are payable to the Trust Fund pursuant to the Swap Administration Agreement. On each Distribution Date the Paying Agent shall remit such amounts received from the Swap Administrator to the Holders of the Adjustable Rate Certificates in the manner provided in clause (d) below. In addition, on each Distribution Date as to which there is a Basis Risk Shortfall Carry Forward Amount payable to any Class of Offered Certificates, the Paying Agent shall deposit the amounts distributable pursuant to Section 5.04(a)(iii) into the Basis Risk Reserve Fund, and the Paying Agent has been directed by the Class B-IO Certificateholders to distribute any amounts then on deposit in the Basis Risk Reserve Fund to the Holders of the Offered Certificates in respect of the Basis Risk Shortfall Carry Forward Amounts for each such Class in the priorities set forth in clauses
Section 5.04(a)(iii).

                  (c) Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator on behalf of the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable by the Swap Administrator, on behalf of the Supplemental Interest Trust Trustee, to the Swap Provider pursuant to the Swap Agreement shall be deducted from Interest Funds, and to the extent of any such remaining amounts due, from Principal Funds, prior to any distributions to the Certificateholders. On or before each Distribution Date, such amounts shall be remitted to the Swap Administrator, and deposited into the Swap Account, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and for prior Distribution Dates, if any, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator on behalf of the Supplemental Interest Trust Trustee from any upfront payment


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received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and for prior Distribution Dates, if any. For federal income tax purposes, such amounts paid to the Supplemental Interest Trust on each Distribution Date shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Offered Certificates and shall be paid as set forth under Section 5.04(a)(iii). In addition, the Swap Administrator shall remit to the Swap Provider any Swap Optional Termination Payment paid as part of the Mortgage Loan Purchase Price and remitted to the Supplemental Interest Trust pursuant to Section 10.01.

                  (d) On or before each Distribution Date, Net Swap Payments payable by the Swap Provider pursuant to the Swap Agreement to the Swap Administrator, on behalf of the Supplemental Interest Trust Trustee, will be deposited by the Swap Administrator, acting on behalf of the Supplemental Interest Trust Trustee, into the Swap Account pursuant to the Swap Administration Agreement. The Swap Administrator shall, to the extent provided in the Swap Administration Agreement, remit amounts on deposit in the Swap Account to the Paying Agent for deposit into the Basis Risk Reserve Fund. On each Distribution Date, to the extent required, the Paying Agent shall withdraw such amounts from the Basis Risk Reserve Fund to distribute to the Offered Certificates in the following order of priority:

                  (i)

                         first, to the Class A Certificates, to pay Current Interest and any Interest Carry Forward Amount to the extent due to the allocation thereto of the interest portion of a Realized Loss, to the extent not fully paid pursuant to Section 5.04(a)(i) clause (first);

                  (ii)

                         second, to the Insurer, any Reimbursement Amount relating to interest draws on the Policy, to the extent not fully paid pursuant to Section 5.04(a)(i) clause (second);

                  (iii)

                         third, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay Current Interest to the extent not fully paid pursuant to Section 5.04(a)(i) clause (third) and any Interest Carry Forward Amount to the extent of the allocation thereto of the interest portion of a Realized Loss;

                  (i) fourth, to pay first to the Class A Certificates, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts on such Certificates for such Distribution Date; and

                  (v) fifth, to pay as principal to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates as part of the Extra Principal Distribution Amount, payable in the same manner and priority


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         as set forth under Section 5.04(a)(ii), to the extent that the
         Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of related Realized Losses, until the Overcollateralization Target Amount has been reached.

         Any amounts remaining in the Swap Account after the distributions described in clauses first through fifth above will be distributed by the Swap Administrator in accordance with the provisions of the Swap Administration Agreement.

                  (e) The Swap Account, which is created and maintained by the Swap Administrator pursuant to the Swap Administration Agreement, is an "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h) and shall not be an asset of any REMIC created hereunder. The beneficial owner of the Swap Account is identified, and other matters relating to the Swap Account are addressed, in the Swap Administration Agreement.

                  (f) The Securities Administrator shall treat the Holders of Offered Certificates as having entered into a notional principal contract with respect to the Holders of the Class B-IO Certificates. Pursuant to each such notional principal contract, all Holders of Offered Certificates shall be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class B-IO Certificates an aggregate amount equal to the excess, if any, of
(i) the amount payable on such Distribution Date on the REMIC II Regular Interest constituting a part fo the corresponding Class of Certificates over
(ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class IO Distribution Amount"). A Class IO Distribution Amount payable from interest collections shall be allocated on a pro rata basis among such Certificates based on the excess of, with respect to each such Certificate,
(i) the amount of interest otherwise payable to the REMIC II Regular Interest relating to such Certificate over (ii) the amount of interest payable to such Certificate at a per annum rate equal to the related Interest Rate Cap, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Offered Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holders of the Class B-IO Certificates shall be treated as having agreed to pay Basis Risk Shortfall Carry Forward Amounts to the Holders of the Offered Certificates in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Offered Certificates of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates and as having been paid by such Holders to the Holders of the Class B-IO Certificates pursuant to the notional principal contract. Thus, each Class of Offered Certificates shall be treated as representing not only ownership of Regular Interests in a REMIC, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(g) Upon a Swap Early Termination other than in connection with the Optional Termination of the Trust, the Swap Administrator, pursuant to the Swap Administration Agreement, shall use reasonable efforts to appoint a successor swap provider selected by the Depositor to enter into a new interest rate swap agreement on terms substantially similar to the Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in


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connection with such Swap Early Termination, the Swap Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider selected by the Depositor within 30 days of the Swap Early Termination, then the Swap Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Swap Provider calculated in accordance with the terms of the original Swap Agreement, and distribute such amount to the Holders of the Offered Certificates or for such other purpose specified in the Swap Administration Agreement in accordance with the terms thereof.

                  (h) In the event that the Swap Provider fails to perform any of its obligations under the Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that an Event of Default, Termination Event, or Additional Termination Event (each as defined in the Swap Agreement) occurs with respect to the Swap Agreement, the Supplemental Interest Trust Trustee or the Swap Administrator shall, provided the Supplemental Interest Trust Trustee or the Swap Administrator, respectively, has actual knowledge of such failure, breach or occurrence by the Swap Provider, immediately, but no later than the next Business Day following such failure, breach, or occurrence, notify the Depositor and send any notices and make any demands, on behalf of the Supplemental Interest Trust, in accordance with the Swap Agreement.

                  (i) In the event that the Swap Provider's obligations are guaranteed by a third party under a guaranty relating to the Swap Agreement (such guaranty the "Guaranty" and such third party the "Guarantor"), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Swap Agreement, the Swap Administrator on behalf of the Supplemental Interest Trust Trustee shall, as soon as practicable, but no later than two (2) Business Days after the Swap Provider's failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty. The Swap Provider or the Depositor shall promptly provide the Swap Administrator and the Supplemental Interest Trust Trustee with a copy of such Guaranty; provided that, the Swap Administrator and the Supplemental Interest Trust Trustee shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Guarantor of its obligations hereunder or pursuant to the Swap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

                  (j) The Supplemental Interest Trust Trustee shall cause any replacement swap provider to provide a copy of the replacement interest rate swap agreement to the Depositor.

                  Section 4.07   [Reserved].


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                  Section 4.08   Class P Reserve Account.

                  (a) No later than the Closing Date, the Securities Administrator shall establish and maintain in the name of the Holders of the Class P Certificates, the Class P Reserve Fund as a segregated trust account. On the Closing Date, the Depositor shall deposit $100 into the Class P Reserve Account, which amount shall be transferred to the Distribution Account for distribution to the Class P Certificates on the initial Distribution Date. Funds on deposit in the Class P Reserve Account shall be held in trust by the Securities Administrator for the Holders of the Class P Certificates. The Class P Reserve Account will not represent an interest in any REMIC.

                  (b) Any amount on deposit in the Class P Reserve Account shall be held uninvested. On the Business Day prior to each Distribution Date, the Securities Administrator shall withdraw the amount then on deposit in the Class P Reserve Account and deposit such amount into the Distribution Account to be distributed to the Holders of the Class P Certificates in accordance with
Section 5.04(a)(iv). In addition, on the earlier of (x) the Business Day prior to the Distribution Date on which all the assets of the Trust Fund are repurchased as described in Section 10.01 and (y) the Business Day prior to the Distribution Date occurring in April 2012, the Securities Administrator shall withdraw the amount on deposit in the Class P Reserve Account, deposit such amount into the Distribution Account and distribute such amount to the Class P Certificates on such Distribution Date in accordance with Section 5.04(a)(iv) and, following such withdrawal, the Class P Reserve Account shall be closed.

                  (c) The Class P Reserve Account constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of the REMICs.


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                                   ARTICLE V.

                           DISTRIBUTIONS AND ADVANCES
                             BY THE MASTER SERVICER

                  Section 5.01   Advances.

                  Except with respect to any Simple Interest Loans, for which no Advances of principal are required to be made, if the related Servicer was required to make an Advance pursuant to the related Servicing Agreement and failed to make such Advance, in full or in part, the Master Servicer, in its capacity as successor servicer (or any other successor to the Servicer, or EMC, in its capacity as successor servicer, if the defaulting servicer is WFB) will make such Advance, to the extent not otherwise paid by the related Servicer, for deposit into the Distribution Account. Each such Advance shall be remitted to the Distribution Account no later than 1:00 p.m. Central time on the Master Servicer Advance Date in immediately available funds. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders and the Insurer funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency, the Securities Administrator, the Trustee and the Insurer an Officer's Certificate setting forth the basis for such determination.

                  In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may cause to be made an appropriate entry in its records relating to the Distribution Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the Distribution Account, no later than the close of business on the Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

                  The Master Servicer shall be entitled to be reimbursed from the Distribution Account for all Advances of its own funds made pursuant to this Section as provided in Section 4.05. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01.

                  Subject to and in accordance with the provisions of Article VIII hereof, in the event of a failure by the Master Servicer to make an Advance pursuant to this Section 5.01, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance.


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                  Section 5.02   Compensating Interest Payments.

                  The Master Servicer shall deposit into the Distribution Account, no later than the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the aggregate amount of Compensating Interest required to be paid by a Servicer pursuant to the related Servicing Agreement for such Distribution Date, that is not so paid by such Servicer; provided that such amount with respect to all Servicers in the aggregate, shall not exceed the Master Servicing Fee for such Distribution Date; and in case of such deposit, the Master Servicer shall not be entitled to any recovery or reimbursement in respect of any such payment.

                  Section 5.03   REMIC Distributions.

                  On each Distribution Date the Securities Administrator, shall allocate distributions to the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular Interests, in accordance with Section 5.07 hereof.

                  Section 5.04   Distributions.

                  (a) On each Distribution Date, an amount equal to the Interest Funds and Principal Funds for such Distribution Date shall be withdrawn by the Paying Agent from the Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the manner set forth in clauses (i), (ii) and (iii) below:

                  (i) The Paying Agent shall apply Interest Funds for such Distribution Date as follows:

                         first, to the Class A Certificates, Current Interest
                  and then any Interest Carry Forward Amount for such Class

                         second, from remaining Interest Funds, to the Insurer,
                  any Reimbursement Amount relating to interest draws on the Policy;

                         third, from remaining Interest Funds, to the Class M-1
                  Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates sequentially, in that order, Current Interest for each such Class;

                         fourth, any Excess Spread, to the extent necessary to
                  meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                         fifth, any Remaining Excess Spread will be added to any
                  Excess Overcollateralization Amount and will be included in Excess Cashflow and applied as described under clause (iii), below.


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


                  On any Distribution Date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates, and thereafter, to the Current Interest payable to the Certificates on such Distribution Date, on a pro rata basis, based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the Certificates will not be entitled to reimbursement for any such interest shortfalls.

                  (ii) The Paying Agent shall apply the Principal Distribution Amount for such Distribution Date as follows:

                         (A) For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:



                                 first, to the Insurer, any remaining accrued
                  and unpaid Reimbursement Amounts payable to the Insurer for that Distribution Date, to the extent not paid pursuant to clause (second) under Section 5.04(a)(i), above;

                                 second, to the Class A Certificates, any
                  remaining Principal Distribution Amount, until the Certificate Principal Balance of such Class is reduced to zero;

                                 third, to the Class M-1 Certificates, any
                  remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                                 fourth, to the Class M-2 Certificates, any
                  remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                                 fifth, to the Class M-3 Certificates, any
                  remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                                 sixth, to the Class M-4 Certificates, any
                  remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                                 seventh, to the Class M-5 Certificates, any
                  remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                                 eighth, to the Class M-6 Certificates, any
                  remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;


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                                 ninth, to the Class M-7 Certificates, any
                  remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                                 tenth, to the Class M-8 Certificates, any
                  remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

                                 eleventh, to the Class M-9 Certificates, any
                  remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

                         (B) For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                                 first, to the Insurer, any remaining accrued
                  and unpaid Reimbursement Amounts payable to the Insurer for that Distribution Date, to the extent not paid pursuant to clause (second) under Section 5.04(a)(i), above;

                                 second, to the Class A Certificates, from any
                  remaining Principal Distribution Amount, the Class A Principal Distribution Amount, until the Certificate Principal Balance of such Class is reduced to zero;

                                 third, to the Class M-1 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                                 fourth, to the Class M-2 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

                                 fifth, to the Class M-3 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                                 sixth, to the Class M-4 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                                 seventh, to the Class M-5 Certificates, from
                  any remaining Principal Distribution Amount, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                                 eighth, to the Class M-6 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;


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



                                 ninth, to the Class M-7 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                                 tenth, to the Class M-8 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

                                 eleventh, to the Class M-9 Certificates, from
                  any remaining Principal Distribution Amount, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

                  (iii) The Paying Agent shall apply the sum of any Excess Cashflow on each Distribution Date as follows:

                                 first, to the Class A Certificates, any unpaid Interest Carry Forward Amount for such Class of Certificates and Distribution Date, to the extent not paid pursuant to paragraph first of clause (i) above and not covered by the amounts paid to the Trust pursuant to the Swap Agreement and the Swap Administration Agreement;

                                 second, from any remaining Excess Cashflow, to the Class A Certificates, an amount equal to any Unpaid Applied Realized Loss Amount for such Class and Distribution Date;

                                 third, from any remaining Excess Cashflow, to the Insurer, any unpaid Reimbursement Amounts, to the extent not paid pursuant to clause (second) under Section 5.04(a)(i), above and clause (first) of either paragraph (A) or (B) under Section 5.04(a)(ii), above;

                                 fourth, from any remaining Excess Cashflow, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such Class and Distribution Date, to the extent not covered by amounts paid to the Trust with respect to such Distribution Date under the Swap Agreement and the Swap Administration Agreement;

                                 fifth, from any remaining Excess Cashflow, to the Basis Risk Reserve Fund, and therefrom to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such Class and Distribution Date, to the extent not covered by amounts paid to the Trust with respect to such Distribution Date under the Swap Agreement and the Swap Administration Agreement;

                                 sixth, from any remaining Excess Cashflow, to the Basis Risk Reserve Fund, and therefrom to the Class M-1 Certificates, Class M-2


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


         Certificates, Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and Class M-9 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such Class and Distribution Date, to the extent not covered by amounts paid to the Trust with respect to such Distribution Date under the Swap Agreement and the Swap Administration Agreement.

                                 seventh, from any remaining Excess Cashflow, first to the Class A Certificates, and then to Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, sequentially, in that order, such respective Certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

                                 eighth, from any remaining Excess Cashflow, to the Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

                                 ninth, to the Class M-9 Certificates, the Early Principal Payment Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

                                 tenth, from any remaining Excess Cashflow, to the Class B-IO Certificates, the Class B-IO Distribution Amount; and

                                 eleventh, any remaining amounts to the Residual Certificates, based on the related REMIC in which such amounts remain.

                  (iv) On each Distribution Date, all amounts transferred from the Class P Reserve Account representing Prepayment Charges in respect of the Prepayment Charge Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Paying Agent to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates.

                  (b) Section 10.02 hereof respecting the final distribution, on each Distribution Date the Paying Agent shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such

Holder has so notified the Paying Agent at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

                  (c) The Securities Administrator shall deliver a Remittance Report to the Paying Agent on or before 2:00 p.m. Eastern time on the Business Day immediately preceding each Distribution Date.

                  Section 5.05   Allocation of Realized Losses.

                  Any Realized Losses with respect to the Mortgage Loans shall be applied on each Distribution Date after the distributions provided for in
Section 5.04 in reduction of the Certificate Principal Balance of the Class or Classes of Certificates as provided in the definition of Applied Realized Loss Amount.

                  Any amounts distributed to the Class of Offered Certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

                  If a Servicer or the Master Servicer receives a Subsequent Recovery in a Prepayment Period, it will be distributed on the following Distribution Date in accordance with the priorities described under Section 5.04(a); provided, however, that any Subsequent Recoveries on the Mortgage Loans will be allocated first to the Insurer for payment of any unreimbursed Reimbursement Amounts for such distribution date in respect of any Deficiency Amount, but only to the extent of the portion of Realized Losses allocated to the Class A Certificates paid by the Insurer. Additionally, the Certificate Principal Balance of each Class of Offered Certificates that had been reduced by the allocation of a Realized Loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Applied Realized Loss Amount for such Class immediately prior to that Distribution Date. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Interest Accrual Period preceding the Distribution Date on which such increase occurs.

                  Section 5.06   Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Trustee, the Rating Agencies, the Master Servicer, the Swap Provider, each Servicer, the Depositor and the Insurer, a statement setting forth for the
Certificates:

                  (i) the applicable Accrual Periods for calculating distributions and general Distribution Dates;

                  (ii) total cash flows received and the general sources thereof;


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

                  (iii) the related amount of the Master Servicing Fees paid to or retained by the Master Servicer and the Servicing Fees paid to or retained by each Servicer for the related Due Period;

                  (iv) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all Scheduled Payments (except with respect to any Simple Interest Loans) of principal included therein (and with respect to any Simple Interest Loans, the amount of principal actually received included therein), and (C) the Extra Principal Distribution Amount included therein (if any);

                  (v) the amount of such distribution to holders of the Adjustable Rate Certificates allocable to interest and the portion thereof, if any, provided by the Swap Agreement;

                  (vi) any Interest Carry Forward Amounts, and any Basis Risk Shortfall Carry Forward Amounts for each Class of Adjustable Rate Certificates (if any);

                  (vii) the Certificate Principal Balance of the Adjustable Rate Certificates before and after giving effect to all distributions of principal and allocation of Applied Realized Loss Amounts in reduction of Certificate Principal Balance for such Distribution Date and the allocation of any Subsequent Recoveries to increase the Certificate Principal Balance for such Distribution Date and the aggregate Certificate Principal Balance of the Adjustable Rate Certificates after all such distributions and allocations;

                  (viii) the number and aggregate of the Stated Principal Balances of the Mortgage Loans on the related Due Date;

                  (ix) the Pass-Through Rate for each Class of Adjustable Rate Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the Interest Rate Cap;

                  (x) the amount of  Advances  included in the  distribution  on
         such   Distribution   Date  (including  the  general  purpose  of  such
         Advances);

                  (xi) the number and Stated Principal Balance of any Mortgage Loans that were (a) Delinquent (exclusive of Mortgage Loans in foreclosure or that became Liquidated Mortgage Loans during the preceding calendar month) under the OTS method of calculation, (1) one scheduled payment, (2) two Scheduled Payments, and (3) three or more Scheduled Payments, and (b) for which foreclosure proceedings have been commenced, in each case as of the end of the preceding calendar month;

                  (xii) the amount any Excess Cashflow;

                  (xiii) with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the preceding calendar month;

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

                  (xiv) Whether a Stepdown Date has occurred and whether a Trigger Event is in effect;

                  (xv) the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

                  (xvi) the cumulative amount of Applied Realized Loss Amounts to date and the Unpaid Applied Realized Loss Amounts for each applicable Class of Offered Certificates after giving effect to the distribution of principal (including Subsequent Recoveries) and allocation of Applied Realized Loss Amounts on such Distribution Date;

                  (xvii) the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the Mortgage Loans;

                  (xviii) the amount of any Net Swap Payment payable to the Trust, any Net Swap Payment payable to the Swap Provider, any Swap
         Termination Payment payable to the Trust and any Swap Termination Payment payable to the Swap Provider;

                  (xix) unless otherwise previously reported on Form 10-D, any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the related Due Period or that have become material over time;

                  (xx) the Realized Losses during the related Realized Loss Period and the cumulative Realized Losses through the end of the related Realized Loss Period;

                  (xxi) the amount of any Subsequent Recovery for such Distribution Date and the amount by which the Certificate Principal Balance of each Class of Offered Certificates was increased as a result thereof;

                  (xxii)   the   amount  of  the   distribution   made  on  such
         Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges on the Prepayment Charge Loans;

                  (xxiii) the amount of the Reimbursement Amount, if any; and

                  (xxiv) the Deficiency Amount, if any, to be paid by the Insurer.

                  The Securities Administrator may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the Insurer via the Securities Administrator's internet website. The Securities Administrator's internet website shall initially be located at "www.ctslink.com". Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating

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

such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

                  (b) The Securities Administrator's responsibility for making the above information available to the Certificateholders and the Insurer is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer, the Servicers and the Swap Provider.

                  (c) Within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and provide to EMC and, upon request, to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses
(a)(i) and (a)(ii) of this Section 5.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

                  (d)  Upon  filing  with  the  Internal  Revenue  Service,  the
Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of a REMIC; and

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

                  (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

                  The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.12.

                  Section 5.07 REMIC Designations and Allocations.

                  (a) The Securities Administrator shall elect that each of REMIC I, REMIC II and REMIC III shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, any REO Property, and any proceeds of the foregoing, but shall not include the Basis Risk Reserve Fund, the Class P Reserve Account, and, for the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the Swap Account, the Swap Collateral Account and any rights or obligations in respect of the foregoing excluded assets.

                  (b) (i) REMIC I will be evidenced by (x) the Class I-A, Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8, Class I-M9 and Class I-Q (the "REMIC I Regular Interests"), which are hereby designated as the "regular interests" in REMIC I and will be uncertificated and non-transferable and (y) the Class R-1 Certificate, which is hereby designated as the single "residual interest" in REMIC I (the REMIC I Regular Interests, together with the Class R-I Certificate, the "REMIC I Certificates"). The REMIC I Regular Interests shall be recorded on the records of REMIC I as being issued to and held by the Trustee on behalf of REMIC I.

                  Interest from the Mortgage Loans that is allocable to payments of principal on the Certificates (the "Turbo Amount") will not be paid directly as principal to the REMIC I Regular Interests, but instead a portion of the interest otherwise payable with respect to the Class I-Q REMIC I Regular Interest which equals 0.1% of the Turbo Amount will be payable as a reduction of the principal balances of the Class I-A, Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8 and Class I-M9 REMIC I Regular Interests in the same proportions that the Turbo Amount is allocated among the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, respectively, and will be accrued and added to principal on the Class I-Q REMIC I Regular Interest.

                  Principal payments on the Mortgage Loans held by REMIC I shall be allocated 0.1% to the Class I-A, Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8 and Class I-M9 REMIC I Regular Interests. The remaining 99.9% shall be allocated to the Class I-Q REMIC I Regular Interest. The aggregate amount of principal allocated to the Class I-A, Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8 and Class I-M9 REMIC I Regular Interests shall be apportioned among such classes in the same proportions as principal is payable with respect to the Class A,

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, respectively. Notwithstanding the above, principal payments on REMIC I Regular Interests that are attributable to an Overcollateralization Release Amount shall be allocated to the Class I-Q REMIC I Regular Interests.

                  The REMIC I Certificates will have the following designations, initial principal balances, pass-through rates and allocations of interest:


       REMIC I         Initial Principal      Pass-Through     Allocation
     Certificates         Balance ($)             Rate         of Interest
         I-A          $    417,699                (1)            (2),(3)
         I-M1         $    26,295                 (1)            (2),(3)
         I-M2         $    10,872                 (1)            (2),(3)
         I-M3         $    6,321                  (1)            (2),(3)
         I-M4         $    6,068                  (1)            (2),(3)
         I-M5         $    4,551                  (1)            (2),(3)
         I-M6         $    5,563                  (1)            (2),(3)
         I-M7         $    4,046                  (1)            (2),(3)
         I-M8         $    5,057                  (1)            (2),(3)
         I-M9         $    6,068                  (1)            (2),(3)
         I-Q          $    505,196,207            (1)            (2),(3)
         I-P          $    100                   N/A(4)            N/A
         R-1                  N/A                0%(5)           ---
---------------

         (1) The pass-through rate on this REMIC I Regular Interest shall at any time of determination equal the weighted average of the Net Rates of the Mortgage Loans.

         (2) Except as provided in note (3) below, interest with respect to this REMIC I Regular Interest will be allocated among the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates in the same proportion as interest is payable with respect to those Certificates.

         (3) Any interest with respect to this REMIC I Regular Interest, in excess of the product of (i) 1,000 times the weighted average coupon of the Class I-A, Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8, Class I-M9 and Class I-Q REMIC I Regular Interests, where each of Class I-A, Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8 and Class I-M9 REMIC I Regular Interests is first subject to a cap and floor equal to the Pass-Through Rates of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, respectively, and the Class I-Q REMIC I Regular Interest is subject to a cap equal to 0%, and (ii) the principal balance of these REMIC I Regular Interests, will be allocated to the Class B-IO Certificates. However, the Class B-IO Certificates shall be subordinated to the extent provided in Section 5.04.

         (4) The Class I-P REMIC I Regular Interest will be entitled to receive 100% of any prepayment charges on the Mortgage Loans serviced by EMC Mortgage Corporation, to the extent not retained by EMC Mortgage Corporation as servicer in accordance with the terms of its Servicing Agreement.

         (5) On each Distribution Date, amounts, if any, remaining in REMIC I after payments of interest and principal, as designated above, will be distributed to the Class R-1 Certificate.

                   (ii) The Certificates designated in Section 6.01(a) below (other than the Residual Certificates) are hereby designated as "regular interests" with respect to REMIC II (the "REMIC II Regular Interests") and the Class R-2 Certificate is hereby designated as the single "residual interest" with respect to REMIC II. On each Distribution Date, amounts, if any, remaining in REMIC II after payments of interest and principal as designated herein shall be distributed to the Class R-2 Certificate. The terms of the REMIC II Regular Interests are set out in Section 5.04. The designations, and initial principal amounts of the REMIC II Regular Interests are set out in Section 6.01. The Pass-Through Rates of the REMIC II Regular Interests shall equal the lesser of
(x) the weighted average rate of the Mortgage Loans, and (v) the One-Month LIBOR plus the corresponding Class Margin, as set forth in clause (i) of footnotes 1-10 of Section 6.01. Section 6.01.

                  (iii) REMIC III will be evidenced by (x) the REMIC III
Class B-IO Regular Interest and the REMIC III Class P Regular Interest, which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC III and be entitled to receive amounts set forth in this Section 5.07(b)(iii), and (y) the Class R-X Certificate, which is hereby designated as the single "residual interest" in REMIC III.

                  The REMIC III Regular Interests and the Class R-X Certificate will have the following designations, initial balances and pass-through rates:

 Designations for REMIC                     Initial Uncertificated       Uncertificated
       III Interests     Type of Interest      Principal Balance        Pass-Through Rate
Class B-IO Certificate      Regular            $505,688,747.00                (1)
Class P Certificate         Regular                  N/A                      (2)
Class R-X Certificate       Residual                  $0                      (3)
---------------

         (1) The Class B-IO Certificates will bear interest at a per annum rate equal to the Class B-IO Pass-Through Rate on its Notional Amount. This REMIC III Regular Interest will not have an Uncertificated Pass-Through Rate, but will be entitled to 100% of all amounts distributed or deemed distributed on the REMIC III B-IO Regular Interest.

         (2) This REMIC III Regular Interest will be entitled to receive 100% of any prepayment charges on the Mortgage Loans serviced by EMC Mortgage Corporation, to the extent not retained by EMC Mortgage Corporation as servicer in accordance with the terms of the Servicing Agreement.

         (3) The Class R-X Certificate does not have a Pass-Through Rate and will not bear interest. On each Distribution Date, amounts, if any, remaining in REMIC III after payments of interest and principal, as designated above, will be distributed to the Class R-X Certificate.

                  (c) The Adjustable Rate Certificates (exclusive of any rights such Certificates may have to receive, and payments of, Basis Risk Shortfall Carry Forward Amounts and Swap Payments, as the case may be) and the Class B-IO Certificates (exclusive of any rights or obligations associated with these Certificates in connection with the treatment of the Holders of such Certificates as the owners, for federal income tax purposes, of the Basis Risk Reserve Fund and, for the avoidance of doubt, the Supplemental Interest Trust, and the Swap Account, the Swap Collateral Account and the payments of Basis Risk Shortfall Carry Forward Amounts, as described in Section 5.07(e) below) are hereby designated as "regular interests" with respect to REMIC II (the "REMIC II Regular Interests") and the Class R-2 Certificate is hereby designated as the single "residual interest" with respect to REMIC II. On each Distribution Date, amounts, if any, remaining in REMIC II after payments of interest and principal as designated herein shall be distributed to the Class R-2 Certificate.

                  (d) For federal income tax purposes, each of REMIC I, REMIC II and REMIC III shall have a tax year that is a calendar year and shall report income on an accrual basis.

                  (e) Payments of Basis Risk Shortfall Carry Forward Amounts and Swap Payments shall be deemed to be made to the holders of the Class B-IO Certificate with respect to which such payments were made, who will be the owners of such amounts (on a pro rata basis based upon their Percentage Interest in such Class) for federal income tax purposes. The Class B-IO Certificateholders will be considered to pay such amounts to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, as and to the extent appropriate, pursuant to a notional principal contract.

                  Section 5.08 Basis Risk Reserve Fund.

                  (a) No later than the Closing Date, the Paying Agent shall establish and maintain in the name of the Trustee, for the benefit of the Adjustable Rate Certificateholders, a separate, segregated trust account titled, "Basis Risk Reserve Fund, Citibank, N.A., as trustee, in trust for registered Holders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3." The Paying Agent shall, promptly upon receipt, deposit in the Basis Risk Reserve Fund an amount equal to $5,000 to be remitted on the Closing Date to the Paying Agent.

                  (b) On each Distribution Date as to which there is Basis Risk Shortfall Carry Forward Amount to the extent not paid under Section 5.04(a), the Paying Agent has been directed to, and shall therefore, deposit into the Basis Risk Reserve Fund an amount equal to the Basis Risk Shortfall Carry Forward Amount with respect to each Class of Adjustable Rate Certificates for such Distribution Date to the extent such amounts are payable pursuant to Section 5.04(a)(iii). For federal and state income tax purposes, the Class B-IO Certificateholders will be deemed to be the owners of the Basis Risk Reserve Fund and all amounts deposited into the Basis Risk Reserve Fund shall be treated as amounts distributed by the REMIC II with respect to the Class B-IO Distribution Amount. Amounts held in the Basis Risk Reserve Fund and not distributable to the Adjustable Rate Certificateholders on any Distribution Date will be invested by the Paying Agent in investments designated by the Class B-IO Certificateholders having maturities on or prior to the next succeeding Distribution Date on which such amounts will be distributable to the Adjustable Rate Certificateholders. In the absence of such direction, amounts will remain uninvested. Upon the termination of the Trust, or the payment in full of the Adjustable Rate Certificates, all amounts remaining on deposit in the Basis Risk Reserve Fund will be released from the lien of the Trust and distributed to the Class B-IO Certificateholders or their designees, pro rata. The Basis Risk Reserve Fund will be part of the Trust but not part of any REMIC created hereunder and any payments to the Adjustable Rate Certificates of Basis Risk Shortfall Carry Forward Amount will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1).

                  (c) The Paying Agent and the Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Class B-IO Certificateholders and that is not an asset of any REMIC. The Paying Agent and the Trustee shall treat the rights of the Adjustable Rate Certificateholders to receive payments from the Basis Risk Reserve Fund as rights in an interest rate cap contract written by the Class B-IO Certificateholders in favor of the Adjustable Rate Certificateholders. Thus, each Adjustable Rate Certificate shall be treated as representing not only ownership of a regular interest in REMIC II, but also ownership of an interest in an interest rate cap contract.

                  (d) Notwithstanding the priority and sources of payments set forth in Section 5.04(a) hereof or otherwise, the Paying Agent and the Trustee shall account for all distributions on the Certificates as set forth in this section. In no event shall any payments provided for in this section be treated as payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1) and shall be treated as an asset held separate and apart from any REMIC created under this Agreement in accordance with Treasury regulation section 1.860G-2(i).

                  Section 5.09 Policy Matters.

                  (a) If, on the second Business Day before any Distribution Date, the Securities Administrator, on behalf of the Trustee, determines that a Deficiency Amount is required to be paid by the Insurer on such Distribution Date, the Securities Administrator shall determine the amount of any such Deficiency Amount and shall prepare, as applicable, a Notice of Nonpayment in the form of Exhibit A to the Policy and execute and submit such Notice of Nonpayment to the Insurer by 12:00 noon, New York City time on the second Business Day before such Distribution Date as a claim for a Deficiency Amount. The Securities Administrator's responsibility for delivering a Notice of Nonpayment to the Insurer, as provided in the preceding sentence, is limited to the availability, timeliness and accuracy of the information required to be provided hereunder by the Master Servicer to the Securities Administrator.

                  (b) In the event the Securities Administrator receives a certified copy, with a copy to the Trustee, of an order of the appropriate court that any scheduled payment of principal or interest on a Class A Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall promptly notify the Insurer in writing, as appropriate, and the Securities Administrator shall make a claim on the Policy in accordance with the provisions thereof to obtain payment by the Insurer of such voided scheduled payment. In addition, the Securities Administrator shall mail notice to all Holders of the Class A Certificates so affected that, in the event that any such Holder's scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Policy, a copy of which shall be made available to such Holders by the Securities Administrator. The Securities Administrator shall furnish to the Insurer its records listing the payments on the affected Class A Certificates, if any, that have been made by the Securities Administrator and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Securities Administrator.

                  (c) At the time of the execution hereof, and for purposes hereof, the Securities Administrator shall establish a separate special purpose trust account in the name of the Trustee for the benefit of the Holders of the Class A Certificates and the Insurer (the "Policy Payments Account") over which the Securities Administrator, on behalf of the Trustee, shall have exclusive control and sole right of withdrawal. The Policy Payments Account shall be an Eligible Account. The Securities Administrator shall deposit any amount received by it and paid under the Policy into the Policy Payments Account and distribute such amount only for the purposes of making payments to the Holders of the Class A Certificates in respect of Insured Amounts (or other amounts payable pursuant to paragraph (b) above on the Class A Certificates by the Insurer pursuant to the Policy) for which the related claim was made under the Policy. Such amounts shall be allocated by the Securities Administrator to Holders of the Class A Certificates, as applicable, entitled to such payments in the same manner as principal and interest distributions are to be allocated with respect to such Certificates pursuant to Section 5.04. It shall not be necessary for such payments to be made by checks or by wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Distribution Account. However, any payments made on the Class A Certificates from funds in the Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the Policy Payments Account shall not be invested by the Securities Administrator.

                  (d) Any funds received by the Securities Administrator from the Insurer for deposit into the Policy Payments Account pursuant to the Policy in respect of a Distribution Date or otherwise as a result of any claim under such Policy shall be applied by the Securities Administrator directly to the payment in full of the Insured Amounts due on such Distribution Date on the Class A Certificates. Funds received by the Securities Administrator as a result of any claim under the Policy shall be used solely for payment to the Holders of the Class A Certificates and may not be applied for any purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee, the Securities Administrator, the Master Servicer, any Servicer, the Depositor or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day after each Distribution Date (other than the Final Scheduled Distribution Date to the extent of funds remaining in the Policy Payments Account required to be paid to Holders of the Class A Certificates) shall be remitted promptly by the Securities Administrator to the Insurer pursuant to written instructions of the Insurer.

                  (e) The Securities Administrator shall keep complete and accurate records in respect of (i) all funds remitted to the Securities Administrator by the Insurer and deposited into the Policy Payments Account and
(ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Class A Certificates and (B) payments in respect of the Preference Amounts. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days' prior written notice to the Securities Administrator. Any Insured Amounts disbursed by the Securities Administrator from proceeds of the Policy shall be considered payment by the Insurer and not by the Trust Fund with respect to the Class A Certificates, and the Insurer will be entitled to receive the Reimbursement Amount pursuant to Section 5.04.

                  (f) The Securities Administrator acknowledges, and each Holder of a Class A Certificate by its acceptance of such Certificate agrees that, without the need for any further action on the part of the Insurer or the Securities Administrator, to the extent the Insurer pays the Insured Amounts, directly or indirectly, on account of principal of interest on any Class A Certificates, the Insurer shall be fully subrogated to the rights of the Holders of such Class A Certificates to receive the Reimbursement Amount pursuant to
Section 5.04. The Class A Certificateholders, by acceptance of such Certificates, assign to the Insurer their rights as Holders of the Class A

Certificates, to the extent of the Insurer's interest with respect to amounts paid under the Policy. Each of the Depositor and the Securities Administrator agrees to such subrogation and, further agrees to execute such instruments and to take such reasonable actions at the expense of the Trust Fund as, in the sole judgment of the Insurer, are necessary to evidence and, subject to the priority of payment provisions of this Agreement, to perfect the rights of the Insurer to receive any moneys paid or payable in respect of the Class A Certificates under this Agreement or otherwise. Anything herein to the contrary notwithstanding, solely for purposes of determining the Insurer's voting or control rights as subrogee for payments distributable pursuant to Section 5.04, any payment with respect to distributions to the Policy shall not be considered payment of the Class A Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Certificate Principal Balances of the Class A Certificates or Accrued Certificate Interest thereon.

                  (g) The Trustee shall promptly notify the Insurer of either of the following as to which a Responsible Officer has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Holder of a Class A Certificate, by its purchase of such Certificate, and the Trustee hereby agree that the Insurer (so long as no Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and
(ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Insurer shall be subrogated to the rights of the Trustee and each Holder of a Class A Certificate, in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

                  (h) The Securities Administrator shall surrender the Policy to the Insurer for cancellation upon the termination of the Trust Fund pursuant to
Article X hereof.

                  (i) The Securities Administrator shall, upon retirement of the Class A Certificates, furnish to the Insurer a notice of such retirement, and, upon retirement of the Class A Certificates and the expiration of the Policy, surrender the Policy to the Insurer for cancellation.

                  (j) The Securities Administrator shall hold the Policy on behalf of the Trustee for the Holders of the Class A Certificates for purposes of making claims thereon and distributing the proceeds thereof. Neither the Policy nor the amounts paid on the Policy shall constitute part of the Trust Fund by this Agreement. Each Holder of Class A Certificates, by accepting its Class A Certificate, appoints the Securities Administrator as attorney in fact for the purpose of making claims on the Policy.

                  (k) The Insurer Premium Amount shall be paid by the Paying Agent on demand of the Securities Administrator to the Insurer in accordance with the Insurance Agreement and this Agreement.

                                  ARTICLE VI.

                                THE CERTIFICATES

                  Section 6.01 The Certificates.

                  The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-5. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                                    INTEGRAL
                                                    MULTIPLES                INITIAL
                                MINIMUM            IN EXCESS OF             PRINCIPAL           PASS-THROUGH
             CLASS            DENOMINATION           MINIMUM                 BALANCE                RATE
       ------------------  -------------------  -------------------   ----------------------  -----------------
               A               $25,000             $1,000               $417,699,000             Adjustable(1)
              M-1              $25,000             $1,000                $26,295,000             Adjustable(2)
              M-2              $25,000             $1,000                $10,872,000             Adjustable(3)
              M-3              $25,000             $1,000                 $6,321,000             Adjustable(4)
              M-4              $25,000             $1,000                 $6,068,000             Adjustable(5)
              M-5              $25,000             $1,000                 $4,551,000             Adjustable(6)
              M-6              $25,000             $1,000                 $5,563,000             Adjustable(7)
              M-7              $25,000             $1,000                 $4,046,000             Adjustable(8)
              M-8              $25,000             $1,000                 $5,057,000             Adjustable(9)
              M-9              $25,000             $1,000                 $6,068,000             Adjustable(10)
               P                                                               $ 100                    N/A(11)
              B-IO         $10,000,000          $1,000,000              Notional (12)                   N/A
              R-1                 100%                N/A                      N/A                      N/A
              R-2                 100%                N/A                      N/A                      N/A
              R-X                 100%                N/A                      N/A                      N/A

-------------------
(1) For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class A Margin for such Distribution Date and (ii) the Interest Rate Cap for such Distribution Date.

(2) For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-1 Margin for such Distribution Date and (ii) the Interest Rate Cap for such Distribution Date.

(3) For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-2 Margin for such Distribution Date and (ii) the Interest Rate Cap for such Distribution Date.

(4) For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-3 Margin for such Distribution Date and (ii) the Interest Rate Cap for such Distribution Date.

(5) For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-4 Margin for such Distribution Date and (ii) the Interest Rate Cap for such Distribution Date.

(6) For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-5 Margin for such Distribution Date and (ii) the Interest Rate Cap for such Distribution Date.

(7) For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-6 Margin for such Distribution Date and (ii) the Interest Rate Cap for such Distribution Date.

(8) For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-7 Margin for such Distribution Date and (ii) the Interest Rate Cap for such Distribution Date.

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

(9) For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-8 Margin for such Distribution Date and (ii) the Interest Rate Cap for such Distribution Date.

(10) For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-9 Margin for such Distribution Date and (ii) the Interest Rate Cap for such Distribution Date.

(11) The Class P Certificates will be entitled to receive 100% of any prepayment charges on the Mortgage Loans serviced by EMC Mortgage Corporation, to the extent not retained by EMC Mortgage Corporation as servicer in accordance with the terms of its Servicing Agreement.

(12) Initially $505,688,747.00; and thereafter the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period. The Class B-IO Certificates will be entitled to receive certain distributions as provided for in Section 5.04. Other than for federal income tax purposes, the Class B-IO Distribution Amount may be deemed to be interest on the notional principal balance of the Class B-IO Certificates.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator and countersigned by manual or facsimile signature on behalf of the Certificate Registrar by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator and/or the Certificate Registrar shall bind the Securities Administrator and the Certificate Registrar, respectively, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the authentication of the Certificate Registrar by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Certificate Registrar shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Certificate Registrar on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

                  Section 6.02 Certificate Register; Registration of Transfer
                               and Exchange of Certificates.

                  (a) The Certificate Registrar shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Certificate Registrar. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the Certificate Registrar shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Certificate Registrar duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

                  All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar's customary procedures.

                  (b) No Transfer of a Non-Offered Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer (except with respect to (i) the initial Transfer of any Class of Non-Offered Certificates on the Closing Date, (ii) the Transfer of any Class of Non-Offered Certificates to a NIM Issuer or a NIM Trustee or in connection with the issuance of any NIM Securities, or (iii) a Transfer of any Class of Non-Offered Certificates to the Depositor or any affiliate of the Depositor) and such Certificateholder's prospective transferee shall each certify to the Trustee and the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit F (the "Investment Letter") or Exhibit G (the "Rule 144A Letter") or (y) there shall be delivered to the Trustee and the Securities Administrator an Opinion of Counsel addressed to the Trustee and the Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Sponsor, any Servicer, the Master Servicer, the Securities Administrator, the Certificate Registrar or the Trustee. The Depositor shall provide to any Holder of a Non-Offered Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, the Securities Administrator, the Certificate Registrar and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Non-Offered Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Sponsor, the Securities Administrator, the Certificate Registrar and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of any Class B-IO Certificate shall be made unless the proposed transferee of such Class B-IO Certificate (1) provides to the Securities Administrator the appropriate tax certification form that would eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Swap Agreement, to the Swap Administrator on behalf of the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (2) agrees to update such form (a) upon expiration of any such form, (b) as required under then applicable U.S. Treasury regulations and (c) promptly upon learning that such form has become obsolete or incorrect, each as a condition to such transfer. In addition, no transfer of any Class B-IO Certificate shall be made if such transfer would cause the Supplemental Interest Trust to be beneficially owned by two or more persons for federal income tax purposes, or continue to be so treated, unless
(i) each proposed transferee of such Class B-IO Certificate complies with the foregoing conditions and (ii) the proposed majority holder of the Class B-IO Certificates (or each holder, if there is or would be no majority holder) (A) provides, or causes to be provided, on behalf of the Supplemental Interest Trust, if applicable, to the Securities Administrator, the appropriate tax certification form that would be required from the Supplemental Interest Trust to eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Swap Agreement, to the Swap Administrator on behalf of the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (B) agrees to update such form (x) upon expiration of any such form, (y) as required under then applicable U.S. Treasury regulations and (z) promptly upon learning that such form has become obsolete or incorrect. If, under applicable U.S. Treasury regulations, such tax certification form may only be signed by a trustee acting on behalf of the Supplemental Interest Trust, then the Supplemental Interest Trust Trustee shall sign such certification form if so requested by a holder of the Class B-IO Certificates. Upon receipt of any tax certification form pursuant to the conditions set forth in this paragraph from a holder of any Class B-IO Certificate, the Securities Administrator shall forward such tax certification form to the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee shall forward such tax certification form provided to it to the Swap Provider. Each holder of a Class B-IO Certificate and each transferee thereof shall be deemed to have consented to the Supplemental Interest Trust Trustee forwarding to the Swap Provider any tax certification form it has provided and updated in accordance with these transfer restrictions. Any purported sales or transfers of any Class B-IO Certificate to a transferee which does not comply with the requirements of this paragraph shall be deemed null and void under this Agreement.

                  Prior to the termination of the Supplemental Interest Trust, each beneficial owner of a Class A Certificate or any interest therein, shall be deemed to have represented by virtue of its acquisition or holding of the Class A Certificate, or interest therein that either (i) such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code (either a "Plan"), or a Person acting on behalf of a Plan or using the assets of a Plan, or (ii) the transferee provides a representation, or is deemed to represent in the case of the Global Certificate that (A) such plan is an accredited investor within the meaning of the Exemption and (B) the proposed transfer or holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23.

                  Subsequent to the termination of the Supplemental Interest Trust, each beneficial owner of a Class A Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (a)(i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, in one of the applicable rating categories by a designated Rating Agency, and the certificate is so rated, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  No Transfer of an ERISA Restricted Certificate (other than (i) the initial Transfer of any Class of Non-Offered Certificates on the Closing Date, (ii) the Transfer of any Class of Non-Offered Certificates to a NIM Issuer or a NIM Trustee or in connection with the issuance of any NIM Securities, or
(iii) a Transfer of any Class of Non-Offered Certificates to the Depositor or any affiliate of the Depositor) shall be made unless either (i) the Trustee, the Master Servicer and the Securities Administrator shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to
Section 406 of ERISA and/or a plan subject to Section 4975 of the Code ("Plan"), or a Person, directly or indirectly, acting on behalf of any such Plan or using the assets of any such Plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of a Plan, or a trustee of any Plan or any other person acting, directly or indirectly, on behalf of any such Plan, the Securities Administrator shall have received an Opinion of Counsel for the benefit of the Trustee, the Master Servicer and the Securities Administrator and on which they may rely, satisfactory to the Securities Administrator, to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not constitute or result in the assets of the Trust being deemed to be "plan assets" under ERISA or the Code, will not result in any prohibited transactions under ERISA or
Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Depositor or the Securities Administrator or, in the case of a Class M Certificate, the transferee provides a representation, or deemed representation in the case of a Book-Entry Certificate or an Opinion of Counsel to the effect that the proposed transfer and holding of such Certificate and the servicing, management and operation of the Trustee and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of any Plan without a representation, deemed representation or the delivery of the Opinion of Counsel as described above shall be void and of no effect. None of the Trustee, the

Securities Administrator or the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and none of the Trustee, the Securities Administrator or the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. None of the Trustee, the Securities Administrator or the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee and the Securities Administrator shall each be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan or a Person, directly or indirectly, any Plan at the time it became a Holder or, at such subsequent time as it became a Plan or Person acting on behalf of a Plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee or the Securities Administrator shall be paid and delivered by the Trustee or the Securities Administrator to the last preceding Holder of such Certificate that is not a Plan or Person acting on behalf of a Plan.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate which shall always be issued as a physical certificate and not as a Book-Entry Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Certificate Registrar shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee and the Certificate Registrar under subparagraph (b) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

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

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Certificate Registrar shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Certificate Registrar shall be paid and delivered by the Certificate Registrar to the last preceding Permitted Transferee of such Certificate.

                  (v) The Master Servicer shall make available within 60 days of written request from the Trustee or Certificate Registrar, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee and the Certificate Registrar and the Insurer of an Opinion of Counsel addressed to the Trustee and the Certificate Registrar and the Insurer, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Certificate Registrar, the Sponsor, any Servicer, the Master Servicer or the Insurer, to the effect that the elimination of such restrictions will not cause the REMIC I, REMIC II and/or REMIC III, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee and the Certificate Registrar and the Insurer, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Sponsor, the Securities Administrator, the Certificate Registrar, the Master Servicer or any Servicer.

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                  Section 6.03 Mutilated, Destroyed, Lost or Stolen
                               Certificates.

                  If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Master Servicer, the Securities Administrator, the Certificate Registrar and the Trustee (and with respect to the Class A Certificates, the Insurer) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall executed and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Certificate Registrar under the terms of this Section 6.03 shall be canceled and destroyed by the Certificate Registrar in accordance with its standard procedures without liability on its part.

                  Section 6.04 Persons Deemed Owners.

                  The Securities Administrator, the Trustee, the Master Servicer, the Certificate Registrar, the Paying Agent, the Insurer and any agent thereof may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, the Trustee, the Master Servicer, the Certificate Registrar, the Paying Agent, the Insurer nor any agent thereof shall be affected by any notice to the contrary.

                  Section 6.05 Access to List of Certificateholders' Names and
                               Addresses.

                  If three or more Certificateholders (a) request such information in writing from the Certificate Registrar, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor, the Insurer or the Master Servicer shall request such information in writing from the Certificate Registrar, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, provide the Depositor, the Insurer, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Certificate Registrar, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  Section 6.06 Book-Entry Certificates.

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                  The Regular Certificates (other than the Class P Certificates and the Class B-IO Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository or its agent by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Depositor, the Securities Administrator, the Certificate Registrar and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

                  (c) registration of the Book-Entry Certificates may not be transferred by the Certificate Registrar except to another Depository;

                  (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

                  (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

                  (f) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

                  (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

                  Section 6.07 Notices to Depository.

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                  Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Certificate Registrar shall give all such notices and communications to the Depository.

                  Section 6.08 Definitive Certificates.

                  If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Certificate Registrar that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor or (b) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having more than 50% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee, Certificate Registrar and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Certificate Registrar shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Certificate Registrar with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Certificate Registrar of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Certificate Registrar shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates and the Certificate Registrar shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

                  Section 6.09 Maintenance of Office or Agency.

                  The Certificate Registrar will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City or at its Corporate Trust Office (if not in New York City) where Certificates may be surrendered for registration of transfer or exchange. The Certificate Registrar will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                  Section 6.10 Appointment of Paying Agent and Certificate Registrar.

                  Wells Fargo Bank, National Association, as Securities Administrator, shall act as the initial Paying Agent and Certificate Registrar for so long as it is also the Master Servicer. Each of the Paying Agent and the Certificate Registrar may resign upon thirty (30) days' prior written notice to the Trustee; provided hereto that no such resignation shall be effective until the appointment of a successor paying agent or certificate registrar, acceptable to the Insurer. In the event the Paying Agent and/or the Certificate Registrar resigns or is removed by the Trustee for

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cause, the Trustee may appoint a successor paying agent or certificate registrar, as applicable, in each case, acceptable to the Insurer. The Trustee shall cause such successor paying agent, if other than the Trustee or the Master Servicer or the Securities Administrator, to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee that such paying agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders.

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                                  ARTICLE VII.

               THE DEPOSITOR, THE MASTER SERVICER AND THE SPONSOR

                  Section 7.01 Respective Liabilities of the Depositor, the
                               Master Servicer and the Sponsor.

                  The Depositor, the Master Servicer and the Sponsor shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

                  Section 7.02 Merger or Consolidation of the Depositor, the
                               Master Servicer or the Sponsor.

                  The Depositor, the Master Servicer and the Sponsor will each keep in full effect its existence, rights and franchises as a corporation, a limited liability company or a national association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Any Person into which the Depositor, the Master Servicer or the Sponsor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Sponsor shall be a party, or any person succeeding to the business of the Depositor, the Master Servicer or the Sponsor shall be the successor of the Depositor, the Master Servicer or the Sponsor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving Person to the Master Servicer EMC shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and be acceptable to the Insurer.

                  Section 7.03 Indemnification of the Trustee, the Master
                               Servicer, the Securities Administrator
                               and Others.

                  (a) The Master Servicer agrees to indemnify the Indemnified Persons (other than the Master Servicer) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement, the Certificates or any powers of attorney furnished by the Trustee to the Master Servicer hereunder (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given Master Servicer and

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the Depositor written notice thereof promptly after a Responsible Officer of such Indemnified Person shall have with respect to such claim or legal action actual knowledge thereof. The Indemnified Person's failure to give such notice shall not affect the Indemnified Person's right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

                  (b) The Trust will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise indemnified by the Master Servicer that is referred to in Subsection (a) above.

                  (c) The Securities Administrator agrees to indemnify the Indemnified Persons (other than the Securities Administrator) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Securities Administrator's failure to prepare and file a Form 10-K in accordance with Section 3.18, (ii) by reason of the Securities Administrator's willful misfeasance, bad faith or gross negligence in the performance of its obligations pursuant to Section 3.18 or (iii) by reason of the Securities Administrator's reckless disregard of its obligations pursuant to Section 3.18, (including, without limitation, in respect of any powers of attorney furnished to the Securities Administrator) provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Securities Administrator written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Indemnified Person's failure to give such notice shall not affect the Indemnified Person's right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

                  Section 7.04 Limitation on Liability of the Depositor, the
                               Sponsor, the Master Servicer, the Securities
                               Administrator and Others.

                  None of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or any of the directors, officers, employees or agents of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Insurer, the Trustee or the Custodian (each, a "Protected Party") shall be under any liability to any Indemnified Person, the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect any such Protected Party against any breach of representations or warranties made by it herein or protect any such Protected Party from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or, in the case of the Master Servicer, its liability pursuant to Section 7.03(a). The Protected Parties may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Protected Parties shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding

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relating to a governmental taxing authority or any legal action relating to this
Agreement or the Certificates other than any loss, liability or expense related to a specific Mortgage Loan or Mortgage Loans, except any loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and any loss, liability or expense incurred by reason of such Protected Party's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder or, in the case of the Master Servicer, its liability pursuant to
Section 7.03(a). No Protected Party shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided that a Protected Party may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and such Protected Party shall be entitled to be reimbursed therefor out of the Distribution Account as provided in Section 4.05 hereof.

                  Section 7.05 Limitation on Resignation of Master Servicer and
                               EMC.

                  Neither the Master Servicer nor EMC shall resign from the obligations and duties hereby imposed on it except upon (x) determination that its duties hereunder are no longer permissible under applicable law or (y) in the case of the Master Servicer, compliance with the following requirements: (i) the Master Servicer has proposed a successor to the Trustee and each of the Trustee and the Insurer has consented thereto (such consent not to be withheld unreasonably; (ii) the successor is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac; and (iii) each Rating Agency shall have delivered to the Trustee written confirmation that the appointment of such successor will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such Rating Agency to any of the Certificates. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Insurer. No resignation by the Master Servicer shall become effective until the Trustee or a successor servicer to such appointment shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

                  Section 7.06 Errors and Omissions Insurance; Fidelity Bonds.

                  The Master Servicer shall, for so long as it acts as a successor servicer under a Servicing Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as successor servicer thereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

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                                 ARTICLE VIII.

                     DEFAULT; TERMINATION OF MASTER SERVICER

                  Section 8.01 Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Paying Agent to deposit in the Distribution Account the amounts required pursuant to this Agreement or by the Master Servicer to remit to the Paying Agent any payment, including any Advance, required to be made pursuant to this Agreement, which failure shall continue unremedied for one Business Day after the date on which Applicable Written Notice of such failure shall have been given to the Master Servicer; or

                  (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which Applicable Written Notice of such failure shall have been given to the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

                  (vi) the Master Servicer fails to comply with Section 3.16,
         Section 3.17 or Section 3.18 hereto.

                  If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and, at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall, by notice in writing to the Master Servicer (with a copy to each Rating Agency and the Insurer), with the consent of the Insurer, terminate all of the rights and

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obligations of the Master Servicer under this Agreement and in and to the
Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 8.02 (a "Successor Master Servicer"). Such Successor Master Servicer shall thereupon make any Advance described in Section 5.01 hereof and payments of Compensating Interest pursuant to Section 5.02 hereof, subject, in the case of the Trustee, to Section 8.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article IX.

                  The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Distribution Account or the Protected Account, as applicable, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify the Rating Agencies, the Swap Provider and the Insurer of the occurrence of an Event of Default with respect to the Master Servicer actually known to a Responsible Officer of the Trustee.

                  Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled, and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

                  Section 8.02 Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including, if applicable, the obligation to make Advances pursuant to Section 5.01 hereof, and payments of Compensating Interest pursuant to Section 5.02 hereof, except as otherwise provided herein. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any losses pursuant to Section 3.09 or as a result of any acts or omissions of the Master Servicer, (ii) obligated to make Advances if

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it is prohibited from doing so under applicable law, (iii) obligated to effectuate any repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 5.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency (without regard to the Policy) as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000
(ii) be acceptable to the Insurer (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any Mortgage Loans under any Servicing Agreement with respect to which the original Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor and the Trustee and the Insurer an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 8.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 8.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

                  The costs and expenses of the Trustee and the Successor Master Servicer in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master Servicer to service the related Mortgage Loans properly and effectively, to the

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extent not paid by the terminated Master Servicer, shall be payable to the
Trustee and the Successor Master Servicer pursuant to Section 9.05.

                  Any successor to the Master Servicer as successor servicer under any Servicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 7.06.

                  Section 8.03 Notification to Certificateholders and the
Insurer.

                  (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders of record and the Insurer provided to the Trustee by the Securities Administrator, to each Rating Agency and to the Swap Provider.

                  (b) Within 60 days after the occurrence of any Event of Default with respect to the Master Servicer, the Trustee shall transmit by mail to all Certificateholders of record and the Insurer provided to the Trustee by the Securities Administrator notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

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                                  ARTICLE IX.

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

                  Section 9.01 Duties of Trustee and Securities Administrator.

                  (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs.

                  (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision of this Agreement, the Trustee or the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

                  (c) On each Distribution Date, the Paying Agent or, if the Paying Agent shall be the Trustee, the Trustee, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.04 and 10.01 herein based solely on the applicable Remittance Report.

                  (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively

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         rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

                  (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

                  (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                  (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

                  (vii) None of the Securities Administrator, the Master Servicer, any Servicer, the Sponsor, the Depositor, the Custodian or the Trustee shall be responsible for the acts or omissions of the others, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of

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performance of, any of the obligations of the Master Servicer hereunder or under the applicable Servicing Agreements.

                  (e) All funds received by the Trustee (if any), the Master Servicer and the Paying Agent and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited.

                  Section 9.02 Certain Matters Affecting the Trustee and the
                               Securities Administrator

                  (a) Except as otherwise provided in Section 9.01:

                  (i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Sponsor or the Master Servicer or any Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee and the Securities Administrator may consult with counsel or accountants and any advice of such counsel or accountants or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate,

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

         statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent other than the Custodian to perform its custodial functions with respect to the Mortgage Files or any paying agent other than the Securities Administrator to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer and the Insurer, which consent will not be unreasonably withheld or delayed. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

                  (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Section 4.04 hereof, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further written instructions; the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its gross negligence or willful misconduct in the performance of any such act;

                  (viii) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07;

                  (ix) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement; and

                  (x) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information

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         and sent by electronic mail will be encrypted. The recipient (the
         "Email Recipient") of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at Citibank's secure website at www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling
         (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

                  (b) The Trustee, the Swap Administrator and the Supplemental Interest Trust Trustee are hereby directed by the Depositor to execute, deliver and perform its respective obligations under the Swap Administration Agreement and to perform the obligations of the Trustee, the Swap Administrator and the Supplemental Interest Trust Trustee, respectively, thereunder on the Closing Date and thereafter on behalf of the Holders of the Certificates (and any amendments or supplements to the Swap Administration Agreement as may be requested by the Class B-IO Certificateholders regarding the distributions to be made to it or its designees thereunder). The Sponsor, the Master Servicer, the Depositor and the Certificateholders by acceptance of their Certificates acknowledge and agree that the Trustee, the Swap Administrator and the Supplemental Interest Trust Trustee shall execute, deliver and perform its respective obligations under the Swap Administration Agreement and shall do so solely in its capacity as Trustee, the Swap Administrator and the Supplemental Interest Trust Trustee and not in its individual capacity. The Trustee, the Swap Administrator and the Supplemental Interest Trust Trustee in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations by it with respect to the Swap Administration Agreement, including, without limitation, for making any payments thereunder, except in the case of their own negligence, bad faith, willful misconduct or fraud.

                  It is acknowledged and agreed that the Person serving as Securities Administrator hereunder shall also serve as Swap Administrator under the Swap Administration Agreement and that the Person acting as Trustee hereunder shall also act as Supplemental Interest Trust Trustee under the Swap Agreement. The Swap Administrator shall not have any liability for any failure or delay in payments to the Trust which are required under the Swap Administration Agreement where such failure or delay is due to the failure or delay of the Swap Provider in making such payment to the Swap Administrator. The Swap Administrator, the Trustee and the Supplemental Interest Trust Trustee shall be entitled to be indemnified and held harmless by the Trust from and against any and all losses, claims, expenses or other liabilities that arise by reason of or in connection with the performance or observance by each of the Swap Administrator, the Trustee and the Supplemental Interest Trust Trustee of its duties or obligations under the Swap Agreement or the Swap Administration Agreement, except to the extent that the same is due to the Swap Administrator's, the Trustee's or the Supplemental Interest Trust Trustee's negligence, willful misconduct or fraud. Any Person appointed as successor securities administrator pursuant to Section 9.09 shall also be required to serve as successor swap administrator under the Swap Administration Agreement and any Person appointed as successor trustee pursuant to Section 9.09 shall also be required to serve as successor supplemental interest trust trustee under the Swap Agreement and the Swap Administration Agreement.

                  Section 9.03 Trustee and Securities Administrator Not Liable
                               for Certificates or Mortgage Loans.

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                  The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator and authentication of the Certificate Registrar on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of the Certificates (other than the signature the Securities Administrator and authentication of the Certificate Registrar on the Certificates) or with respect to any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.05 and the Custodial Agreement. The Securities Administrator's signature and the Certificate Registrar's authentication (or authentication by its agent) on the Certificates shall be solely in its capacity as Securities Administrator and Certificate Registrar, respectively, and shall not constitute the Certificates an obligation of the Securities Administrator and Certificate Registrar, respectively, in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of
Section 2.06, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

                  Section 9.04 Trustee and Securities Administrator May Own
                               Certificates.

                  Each of the Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

                  Section 9.05 Trustee's and Securities Administrator's Fees and
                               Expenses.

                  The Trustee and the Securities Administrator shall be entitled to the Trustee Fee and the Securities Administrator Fee, respectively, which shall be paid by the Master Servicer out of funds received by it hereunder in respect of the Master Servicing Fee. In addition, the Trustee and the Securities Administrator shall be indemnified and held harmless by the Trust Fund (and accordingly will be entitled to recover from the Distribution Account pursuant to Section 4.05(a)(ix) and from comparable funds in a comparable order provided to the Trustee and held in the Distribution Account) for all liabilities, losses, costs, reasonable out-of-pocket

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expenses, disbursements and advances and the expenses of the Trustee and the
Securities Administrator, respectively, in connection with the performance of its duties and obligations and the exercise of its rights under this Agreement, (including exercise of such party's rights under the Assumption Agreements and the Servicing Agreements), the Custodial Agreement, the Certificates, the Mortgage Loans, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder or the Securities Administrator, respectively, (including the reasonable compensation, expenses and disbursements of its counsel) except any such liability, loss, cost, expense, disbursement or advance as may arise from its negligence, bad faith or intentional misconduct. The Trust Fund further agrees to indemnify and hold harmless the Trustee for and against any loss, liability or expense arising out of, or in connection with, the provisions set forth in the final paragraph of Section 2.01 hereof, including without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigation and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph. If such funds are insufficient therefor, any such insufficiency shall be recoverable from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The indemnification set forth herein shall survive the resignation or removal of the Trustee or the Securities Administrator and the termination of this Agreement.

                  Section 9.06 Eligibility Requirements for Trustee, Securities
                               Administrator and Paying Agent.

                  The Trustee, the Securities Administrator and the Paying Agent and any successor of any of the foregoing, shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P and "BBB/Baa2" or higher by Moody's, with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee, successor Securities Administrator or successor Paying Agent other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies and the Insurer (which consent shall not be unreasonably withheld). The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such entity shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee, Securities Administrator or Paying Agent, as applicable, shall cease to be eligible in accordance with the provisions of this
Section 9.06, the Trustee, Securities Administrator or Paying Agent shall resign immediately in the manner and with the effect specified in Section 9.08.

                  In addition, the Securities Administrator (i) may not be an Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities

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Administrator is in an institutional trust department of the Securities
Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

                  Section 9.07 Insurance.

                  The Securities Administrator and Paying Agent, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee's or the Securities Administrator's, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder and the Insurer upon reasonable written request.

                  Section 9.08 Resignation and Removal of Trustee, Securities
                               Administrator and Paying Agent.

                  The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Sponsor, the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and the Master Servicer, with a copy to the Rating Agencies, the Swap Provider and the Insurer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, in each case acceptable to the Insurer, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

                  If at any time (i) the Trustee, Securities Administrator or Paying Agent shall cease to be eligible in accordance with the provisions of
Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee, Securities Administrator or Paying Agent shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee, Securities Administrator or Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Securities Administrator or Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator and (C) the Trustee or the Securities Administrator, as applicable fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicers may remove the

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Trustee, Securities Administrator or Paying Agent, as applicable, and appoint a successor trustee, successor securities administrator or successor paying agent, as applicable, by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Securities Administrator, the Master Servicer, the Paying Agent and the successor trustee, successor securities administrator or successor paying agent, as applicable.

                  The Holders evidencing more than 50% of the Voting Rights of each Class of Certificates (with the prior written consent of the Insurer, which consent shall not be unreasonably withheld) may at any time remove the Trustee, Securities Administrator or Paying Agent and appoint a successor trustee, securities administrator or paying agent by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor securities administrator to the Master Servicer, the Trustee, Securities Administrator or Paying Agent so removed and the successor trustee or securities administrator so appointed. Notice of any removal of the Trustee, Securities Administrator or Paying Agent shall be given to each Rating Agency, the Swap Provider and the Insurer by the Trustee or successor trustee. In the event that the fee payable to a successor Trustee, successor Securities Administrator or successor Paying Agent exceeds the applicable fee payable to the predecessor party, any such excess shall be an obligation of the Trust.

                  Any resignation or removal of the Securities Administrator shall also result in the resignation or removal, as applicable, of the Securities Administrator as Swap Administrator. Any resignation or removal of the Trustee, Securities Administrator or Paying Agent and appointment of a successor trustee, securities administrator or paying agent pursuant to any of the provisions of this Section 9.08 shall become effective upon acceptance of appointment by the successor trustee, securities administrator or paying agent, respectively, as provided in Section 9.09 hereof.

                  Section 9.09 Successor Trustee, Securities Administrator or
                               Successor Paying Agent.

                  Any successor trustee, securities administrator or paying agent appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, predecessor securities administrator or predecessor paying agent, as applicable, and the Master Servicer and the Insurer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee, securities administrator or paying agent shall become effective and such successor trustee, securities administrator or paying agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein.

                  No successor trustee, securities administrator or paying agent shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor trustee, securities administrator or paying agent shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates (without regard to the Policy).

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                  Upon acceptance of appointment by a successor trustee,
securities administrator or paying agent as provided in this Section 9.09, the successor trustee, securities administrator or paying agent shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates and the Insurer. If the successor trustee, securities administrator or paying agent fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

                  Section 9.10 Merger or Consolidation of Trustee, Securities
                               Administrator or Paying Agent.

                  Any corporation, state bank or national banking association into which the Trustee, Securities Administrator or Paying Agent may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee, Securities Administrator or Paying Agent shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or of the business of the Securities Administrator or Paying Agent, shall be the successor of the Trustee, Securities Administrator or Paying Agent hereunder, provided that such entity shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 9.11 Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Insurer, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 9.09.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being

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         understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 9.12 Tax Matters.

                  It is intended that each of REMIC I, REMIC II and REMIC III shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee and/or the Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC

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containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax) or to the IRS, and the Trustee shall forward that information to the requesting party in accordance with Treasury Regulation ss. 1.860E-2(a)(5); (f) each of the Securities Administrator and the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) neither the Trustee nor the Securities Administrator shall knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Securities Administrator shall pay, from the sources specified in the second to last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 9.12 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, the Securities Administrator, shall represent the Trust Fund in any administrative or judicial proceedings

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relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

                  In order to enable each of the Trustee and the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee or the Securities Administrator within 10 days after the Closing Date all information or data that the Trustee or the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or the Securities Administrator promptly upon written request therefor, any such additional information or data that the Trustee or the Securities Administrator may, from time to time, request in order to enable the Trustee or the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies each of Trustee and the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Trustee or the Securities Administrator arising from any errors or miscalculations of the Trustee or the Securities Administrator, as applicable, that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee or the Securities Administrator, as applicable, on a timely basis, which indemnification shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

                  In the event that any tax is imposed on "prohibited transactions" of either REMIC I, REMIC II or REMIC III as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to either REMIC I, REMIC II or REMIC III after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III or the Trust Fund, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee or the Securities Administrator, if any such other tax arises out of or results from a breach by the Trustee or the Securities Administrator, respectively, of any of its obligations under this Agreement, (ii) any party hereto (other than the Trustee or the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or
(ii), any such tax will be paid first with amounts otherwise to be distributed to the Residual Certificateholders and the Class B-IO Certificateholders (pro rata based on the amounts to be distributed), and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class M-9 Certificates, second, to the Class M-8 Certificates, third, to the Class M-7 Certificates, fourth, to the Class M-6 Certificates, fifth, to the Class M-5 Certificates, sixth, to the Class M-4 Certificates, seventh, to the Class M-3 Certificates, eighth, to the Class M-2 Certificates, ninth, to the Class M-1 Certificates and tenth, to the Class A Certificates. Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the Residual

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Certificates (and, if necessary, second, from the Holders of the other
Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. As to any amount payable out of distributions to the Certificateholders pursuant to the preceding two sentences, the Securities Administrator shall include in its Remittance Report information as to distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

                  The Trustee and the Securities Administrator each agree that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 9.12, it will promptly notify and provide such information to such other party. Notwithstanding anything in this Agreement to the contrary, the Trustee agrees that, in the event that the Trustee obtains actual knowledge that the Securities Administrator has breached any of its obligations pursuant to this Section 9.12, the Trustee shall perform such obligations on its behalf to the extent that the Trustee possesses all documents necessary to so perform and receives reasonable compensation therefor, provided, however, that the Trustee shall not be liable for any losses resulting from any such breach.

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                                   ARTICLE X.

                                   TERMINATION

                  Section 10.01 Termination upon Liquidation or Repurchase of the Mortgage Loans.

                  Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent, the Sponsor and the Trustee created hereby shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by EMC and the Securities Administrator,
(iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 9.05,
(vi) any unreimbursed costs and expenses of the Custodian payable pursuant to the Custodial Agreement, (vii) any Net Swap Payment payable to the Swap Provider which remains unpaid, and any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option, and (viii) any Reimbursement Amount due the Insurer, and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                  The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the Trust Fund, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans.

                  Section 10.02 Final Distribution on the Certificates.

                  If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust other than the funds in the Distribution Account, the Master Servicer shall direct the Securities Administrator to send a final distribution notice promptly to each Certificateholder and the Insurer (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders and the Insurer within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made

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only upon presentation and surrender of the related Certificates at the
Corporate Trust Office of the Certificate Registrar. If the Sponsor elects to terminate the Trust Fund pursuant to Section 10.01, on or before the Distribution Date occurring in the month preceding the month in which notice is to be mailed to the Certificateholders and the Insurer, the Sponsor shall notify the Securities Administrator, the Custodian, the Trustee, the Securities Administrator, the Paying Agent and the Master Servicer of the date that the Depositor intends to terminate the Trust Fund and the Sponsor shall provide the Securities Administrator, the Paying Agent, the Custodian, the Master Servicer and the Trustee with the applicable repurchase price of the Mortgage Loans and REO Properties serviced and administered by the Master Servicer. The Sponsor shall remit the Mortgage Loan Purchase Price to the Paying Agent for deposit in the Distribution Account on the Business Day immediately preceding the Distribution Date on which such Optional Termination by the Sponsor will be effected.

                  Provided that timely notice has been received, the Securities Administrator shall give notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation. To the extent reasonably practical, such notice shall be given by letter mailed not earlier than the 1st day and no later than the 15th day of the month of such final distribution and shall specify: (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency and the Swap Provider at the time such notice is given to Certificateholders.

                  In the event such notice is given, the Paying Agent shall distribute, on the applicable Distribution Date, an amount equal to the final distribution in respect of the Certificates. Upon such final distribution with respect to the Trust Fund and the receipt by the Custodian on behalf of the Trustee of a Request for Release therefor, the Custodian on behalf of the Trustee shall promptly release to EMC or its designee the Mortgage Files for the Mortgage Loans, and any documents necessary to transfer any REO Property.

                  Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders of each Class and the Insurer, based on the applicable Remittance Report for such Distribution Date, the amounts allocable to such Certificates and the Insurer held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

                  In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining

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Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

                  Section 10.03 Additional Termination Requirements.

                  (a) Upon exercise by the Sponsor of its purchase option as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless each of the Trustee, the Securities Administrator and the Insurer have been supplied with an Opinion of Counsel, at the expense of the Sponsor, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or
(ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (1) The Sponsor shall establish a 90-day liquidation period and notify the Trustee, the Securities Administrator and the Insurer thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to each of REMIC I, REMIC II and REMIC III's Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Sponsor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Sponsor;

                  (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, EMC, acting as agent of the Trustee, shall sell all of the assets of REMIC I, REMIC II and REMIC III for cash; and

                  (3) At the time of the making of the final payment on the Certificates, the Securities Administrator as agent for the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time.

                  (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Sponsor to specify the 90-day liquidation period for REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                  (c) Upon the written request of the Sponsor and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(1), the Trustee shall sign, and the Securities Administrator as agent for each REMIC hereby agrees to adopt, such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably requested by the Sponsor.

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                                  ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

                  Section 11.01 Amendment.

                  This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders but with the consent of the Insurer, to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Distribution Account, or the Protected Account is maintained, to conform the terms hereof to the disclosure in the Prospectus Supplement, to revise or correct any provisions to reflect the obligations of the parties to this Agreement as they relate to Regulation AB or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder or the Insurer; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders or the Insurer and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without regard to the Policy).

                  Notwithstanding the foregoing, without the consent of the Certificateholders but with the consent of the Insurer, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II and REMIC III as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on either REMIC I, REMIC II or REMIC III pursuant to the Code that would be a claim against either REMIC I, REMIC II or REMIC III at any time prior to the final redemption of the Certificates, provided that the Trustee and the Securities Administrator and the Insurer have been provided an Opinion of Counsel addressed to the Trustee and the Securities Administrator and the Insurer, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator or the Insurer, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

                  This Agreement may also be amended from time to time by the parties hereto with the consent of the Insurer and the Holders of each Class of Certificates affected thereby evidencing more than 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Administrator or Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause either REMIC I, REMIC II or REMIC III's REMIC elections to fail to qualify or
(iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

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

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it and the Insurer shall have first received an Opinion of Counsel addressed to the Trustee and the Insurer, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator or the Insurer, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I, REMIC II or REMIC III or the Certificateholders or cause REMIC I, REMIC II or REMIC III's REMIC elections to fail to qualify at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, addressed to and satisfactory to the Trustee and the Insurer, that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

                  Notwithstanding any of the other provisions of this Section 11.01, none of the parties hereto shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

                  Notwithstanding any contrary provision of this Agreement, the Insurer shall have the right to consent to any amendment which materially affects its rights and obligations under this Agreement or the rights of any Holder of the Class A Certificates. So long as there is not a continuing default by the Insurer of its obligations under the Policy, the Insurer has, and may exercise without the consent of the Holders of the Class A Certificates, all of the rights of the Holders of the Class A Certificates under this Agreement.

                  Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency and the Insurer.

                  It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Section 11.02 Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

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

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 11.03 Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER).

                  Section 11.04 Intention of Parties.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Sponsor to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sponsor to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sponsor or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York, (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Sponsor or the Depositor, as applicable, for the benefit of the Certificateholders and the Insurer, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired, (iii) the possession by the Trustee or the Custodian of the Mortgage Notes and such other items of property as may be perfected by possession pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code for purposes of effecting the security interest pursuant to such section of the applicable Uniform Commercial Code and other applicable law. Any assignment of the Sponsor and the Depositor shall also be deemed to be an assignment of any security interest created hereby.

                  Each of the Sponsor and the Depositor for the benefit of the Certificateholders and the Insurer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

                  Section 11.05 Notices.

                  (a) The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency, the Swap Provider and the Insurer with respect to each of the following of which it has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.12 and 10.01; and

                  (v) The final payment to Certificateholders.

                  (b) In addition, the Securities Administrator shall promptly furnish or make available to each Rating Agency copies of the following:

                  (i) Each report to Certificateholders described in Section 5.05, if requested by such Rating Agency;

                  (ii) Each annual statement as to compliance described in
         Section 3.16; and

                  (iii) Each Attestation Report described in Section 3.17.

                  (c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to 1) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel, and with respect to Reg AB notifications to the Depositor at regabnotifications@bear.com, or such other address as may be hereafter furnished to the other parties hereto by the Depositor in writing; 2) in the case of the Sponsor (or EMC), EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile: (469) 759-4714), Attention: General Counsel, or such other address as may be hereafter furnished to the other parties hereto by EMC in writing; 3) in the case of the Trustee, at the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; 4) in the case of the Master Servicer, the Securities Administrator, the Paying Agent, the Certificate Registrar or the Custodian, P.O. Box 98, Columbia, Maryland 21046 (or, in the case of overnight delivery, 9062 Old Annapolis Road, Columbia, Maryland 21045), in either case: Attention: BSABS 2007-SD3; or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; 5) in the case of the Rating Agencies, (x) Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group and (y) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10004; 6) in the case of the Swap Provider, Bear Stearns Financial

Products Inc., 383 Madison Avenue, 36th Floor, New York, New York 10179,
Attention: DPC Manager; and 7) in the case of the Insurer, Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017 Attention:
Structured Finance Surveillance, Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3. Any notice delivered to the Sponsor, the Depositor, the Master Servicer, the Securities Administrator, the Custodian, the Insurer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  Section 11.06 Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 11.07 Assignment.

                  Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Master Servicer, the Sponsor or the Depositor.

                  Section 11.08 Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Securities Administrator, as appropriate, a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Securities Administrator, as appropriate to institute such action, suit or proceeding in its own name as Trustee or the Securities Administrator, as appropriate, hereunder and shall have offered to the Trustee or the Securities Administrator, as appropriate, such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Securities Administrator, as appropriate, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder, the Trustee or the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

                  Section 11.09 Inspection and Audit Rights.

                  (a) The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Insurer or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Insurer or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection, subject to any right to reimbursement of such party hereunder (in the case of the Trustee, pursuant to Section 4.05(a)(xii) hereof); all other such expenses shall be borne by the Master Servicer.

The Custodian and the Securities Administrator shall each provide access to the records and documentation in its possession regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at its respective office; provided, however, that, unless otherwise required by law, neither the Custodian nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Custodian and the Securities Administrator shall each allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers its actual costs.

                  Section 11.10 Certificates Nonassessable and Fully Paid.

                  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                  Section 11.11 Third Party Rights.

                  The Swap Provider shall be an express third-party beneficiary of this Agreement to the extent of its rights to receive any payments under this Agreement or any other rights of the Swap Provider under this Agreement, and shall have the right to enforce such rights as if it were a party hereto.

                  Section 11.12 Insurer Rights.

                  (a) All notices, statements, reports, certificates, lists or opinions required by this Agreement to be sent to the parties hereto, the Rating Agencies or the Certificateholders shall also be sent at such time to the Insurer at the related notice addresses set forth in Section 11.05.

                  (b) The Insurer shall be express third party beneficiaries of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Insurer's or any Certificateholder's rights explicitly specified herein as if a party hereto.

                  (c) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Policy.

                  (d) The Trustee (subject to its rights under this Agreement), the Depositor, the Securities Administrator and the Master Servicer shall cooperate in all respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer's rights or interests hereunder without limiting the rights or affecting the interests of the Certificateholders as otherwise set forth herein.

                  (e) The Insurer will have the right to exercise all rights, including voting rights, which the Holders of the Class A Certificates are entitled to exercise under this Agreement, under the Mortgage Loan Purchase Agreement or any other instrument, document or agreement relating to the foregoing. In addition, the Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Insurer' sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the Trustee and to the Securities Administrator with respect to any matter that could adversely affect the Trust, the Trust Fund or the rights or obligations of the Insurer hereunder, under the Insurance Agreement or under the Policy, or any other instrument, document or agreement relating to the foregoing, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Sponsor, the Master Servicer, the Depositor or any Affiliate thereof provided, that such participation or direction shall not be in conflict with any rule of law or with the terms of this Agreement. Following written notice to the Trustee and to the Securities Administrator, the

Insurer shall have the exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust and the Trust Fund.

                  (f) The Trustee hereby agrees to provide to the Insurer prompt written notice of any action, proceeding or investigation of which it has actual knowledge that names the Trust or the Trustee as a party and that could adversely affect the Trust or the Trust Fund.

                  (g) Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Trustee shall not, without the Insurer' prior written consent or unless directed in writing by the Insurer's, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust or the Trust Fund to the extent any such settlement, action, proceeding or investigation could reasonably be expected to have a material adverse affect on the rights or obligations of the Insurer hereunder or under the Policy, as applicable, or the Transaction Documents.

                  Each Holder of a Certificate, by acceptance of its Certificate, and the Trustee agree that Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Insurer pursuant to the other provisions of the Transaction Documents, that the rights set forth in this Section may be exercised by each Certificate Insurer, in its sole discretion, without the need for the consent or approval of any Certificateholder or the Trustee, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Insurer to exercise any of the rights provided for herein.

                                      * * *

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator, the Sponsor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                            BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor


                            By: /s/ Baron Silverstein
                                -----------------------------------------------
                            Name:  Baron Silverstein
                            Title: Vice President


                            EMC MORTGAGE CORPORATION,
                            as Sponsor


                            By: /s/ Debbie Pratt
                                -----------------------------------------------
                            Name:  Debbie Pratt
                            Title: Senior Vice President


                            WELLS FARGO BANK, N.A.,
                            as Master Servicer and Securities Administrator


                            By: /s/ Stacey M. Taylor
                                -----------------------------------------------
                            Name:  Stacey M. Taylor
                            Title: Vice President

                            CITIBANK, N.A.,
                            as Trustee


                            By: /s/ Cirino Emanuele
                                -----------------------------------------------
                            Name:  Cirino Emanuele
                            Title: Vice President

             [Signature Page to the Pooling and Servicing Agreement]

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )

                  On this 18th day of May, 2007, before me, a notary public in and for said State, appeared Baron Silverstein, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities I LLC, the limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  /s/ Michelle Sterling
                                  ---------------------------------------------
                                  Notary Public


[Notarial Seal]

STATE OF MARYLAND    )
                     )ss.:
COUNTY OF HOWARD     )

                  On this 18th day of May, 2007, before me, a notary public in and for said State, appeared Stacey Taylor, personally known to me on the basis of satisfactory evidence to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  /s/ Jennifer Richardson
                                  ---------------------------------------------
                                  Notary Public


[Notarial Seal]

STATE OF TEXAS       )
                     )ss.:
COUNTY OF DENTON     )

                  On this 18th day of May 2007, before me, a notary public in and for said State, appeared Debbie Pratt, personally known to me on the basis of satisfactory evidence to be a Senior Vice President of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  /s/ Alfie D. Kearney
                                  ---------------------------------------------
                                  Notary Public


[Notarial Seal]

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )

                  On this 18th day of May 2007, before me, a notary public in and for said State, appeared Cirino Emanuele, personally known to me on the basis of satisfactory evidence to be a Vice President of Citibank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  /s/ Zenaida Santiago
                                  ---------------------------------------------
                                  Notary Public


[Notarial Seal]

                                                                     EXHIBIT A-1

                          FORM OF CLASS A CERTIFICATES

                               CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ON THE RELATED MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED BELOW). ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CERTIFICATE REGISTRAR WITH RESPECT HERETO.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN
SECTION 6.02(b) OF THE AGREEMENT.

                                     A-1-1

Certificate No.:                       _____

Cut-off Date:                          April 1, 2007

First Distribution Date:               May 25, 2007

Initial Principal
Balance of
this Certificate
("Denomination"):                      $_____________

Initial Certificate
Principal Balance of
Class A Certificates:                  $_____________

Latest Possible
Maturity Date:                         May 25, 2037

CUSIP:                                 07387L ____

Interest Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class A Margin for such Distribution Date and
                                       (ii) the related Interest Rate Cap for
                                       such Distribution Date.

                                     A-1-2

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3
                   Asset-Backed Certificates, Series 2007-SD3

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting primarily of a pool of fixed, hybrid and adjustable rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties (the "Trust Assets").

         The Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance of this Certificate as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, any Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the same Class) in certain monthly distributions with respect to a Trust Fund consisting of the Trust Assets deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Certificates of the Class indicated on the first page of this certificate on such Distribution Date pursuant to Section 5.04 of the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the registered Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Paying Agent in writing at least five Business Days prior to the related Record Date or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and

                                     A-1-3
surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *

                                     A-1-4

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  May 18, 2007

                                       WELLS FARGO BANK, N.A.
                                       not in its individual capacity,
                                       but solely as Securities Administrator

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar

By:
   ----------------------------------------
      Authorized Signatory

                                     A-1-5

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3
                   Asset-Backed Certificates, Series 2007-SD3

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.

                                     A-1-6

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the Trust Fund, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date principal Balance of all of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-1-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                                     A-1-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________

for the account of ____________________________________________________________,

account number _______________, or, if mailed by check, to ____________________

________________________________________________________________.  Applicable

statements should be mailed to_________________________________________________.

         This information is provided by_______________________________________,

the assignee named above, or ___________________________________, as its agent.

                                     A-1-9

                                                                     EXHIBIT A-2

                          FORM OF CLASS M CERTIFICATES

                             CLASS M-__ CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ON THE RELATED MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED BELOW). ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CERTIFICATE REGISTRAR WITH RESPECT HERETO.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE AGREEMENT.

                                     A-2-1

Certificate No.:                       _____

Cut-off Date:                          April 1, 2007

First Distribution Date:               May 25, 2007

Initial Principal
Balance of
this Certificate
("Denomination"):                      $____________

Initial Certificate
Principal Balance of
Class [__M-__] Certificates:           $____________

Latest Possible
Maturity Date:                         May 25, 2037

CUSIP:                                 07387L ____

Interest Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class M-1 Margin for such Distribution Date and
                                       (ii) the related Interest Rate Cap for
                                       such Distribution Date.

                                     A-2-2

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3
                   Asset-Backed Certificates, Series 2007-SD3

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting primarily of a pool of fixed, hybrid and adjustable rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties (the "Trust Assets").

         The Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance of this Certificate as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, any Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the same Class) in certain monthly distributions with respect to a Trust Fund consisting of the Trust Assets deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Certificates of the Class indicated on the first page of this certificate on such Distribution Date pursuant to Section 5.04 of the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the registered Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Paying Agent in writing at least five Business Days prior to the related Record Date or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and

                                     A-2-3
surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *

                                     A-2-4

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  May 18, 2007

                                       WELLS FARGO BANK, N.A.
                                       not in its individual capacity,
                                       but solely as Securities Administrator

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar

By:
   ----------------------------------------
      Authorized Signatory

                                     A-2-5

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3
                   Asset-Backed Certificates, Series 2007-SD3

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.

                                     A-2-6

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the Trust Fund, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date principal Balance of all of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-2-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                                     A-2-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________

for the account of ____________________________________________________________,

account number _______________, or, if mailed by check, to ____________________

________________________________________________________________.  Applicable

statements should be mailed to_________________________________________________.

         This information is provided by_______________________________________,

the assignee named above, or ___________________________________, as its agent.


                                     A-2-9

                                                                     EXHIBIT A-3

                          FORM OF CLASS P CERTIFICATES

                               CLASS P CERTIFICATE

THIS CERTIFICATE IS ENTITLED TO ONLY THOSE DISTRIBUTIONS PROVIDED FOR IN THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR PROVIDES AN OPINION OF COUNSEL TO SUCH EFFECT.

                                     A-3-1

Certificate No.:                       _____

Cut-off Date:                          April 1, 2007

First Distribution Date:               May 25, 2007

Initial Principal
Balance of
this Certificate
("Denomination"):                      $___________

Initial Certificate
Principal Balance of
Class P Certificates:                  $___________

Latest Possible
Maturity Date:                         April 25, 2012

CUSIP:                                 07387L _____

Interest Rate:                         N/A

                                     A-3-2

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3
                   Asset-Backed Certificates, Series 2007-SD3

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting primarily of a pool of fixed, hybrid and adjustable rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties (the "Trust Assets").

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Securities Administrator, any Servicer, the Sponsor, Master Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that BEAR, STEARNS SECURITIES CORP. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Certificates of the Class indicated on the first page of this certificate on such Distribution Date pursuant to Section 5.04 of the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the registered Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Paying Agent in writing at least five Business Days prior to the related Record Date or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                                     A-3-3

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *

                                     A-3-4

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  May 18, 2007

                                       WELLS FARGO BANK, N.A.
                                       not in its individual capacity,
                                       but solely as Securities Administrator

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar

By:
   ----------------------------------------
      Authorized Signatory

                                     A-3-5

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3
                   Asset-Backed Certificates, Series 2007-SD3

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.

                                     A-3-6

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the Trust Fund, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date principal Balance of all of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-3-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                                     A-3-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________

for the account of ____________________________________________________________,

account number _______________, or, if mailed by check, to ____________________

________________________________________________________________.  Applicable

statements should be mailed to_________________________________________________.

         This information is provided by_______________________________________,

the assignee named above, or ___________________________________, as its agent.

                                     A-3-9

                                                                     EXHIBIT A-4
                         FORM OF CLASS B-IO CERTIFICATES

                             CLASS B-IO CERTIFICATE

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS ENTITLED TO ONLY THOSE DISTRIBUTIONS PROVIDED FOR IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER (I) A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL PURSUANT TO 6.02(b) OF THE AGREEMENT, SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER, THE SECURITIES ADMINISTRATOR, OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

                                     A-4-1

Certificate No.:                       _____

Cut-off Date:                          April 1, 2007

First Distribution Date:               May 25, 2007

Initial Notional
Balance of
this Certificate
("Denomination"):                      $___________

Initial Notional Balance
of all Class B-IO Certificates:        $___________

Latest Possible
Maturity Date:                         May 25, 2037

CUSIP:                                 07387L ____

Interest Rate:                         N/A

                                     A-4-2

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3
                   Asset-Backed Certificates, Series 2007-SD3

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting primarily of a pool of fixed, hybrid and adjustable rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties (the "Trust Assets").

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, any Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that BEAR, STEARNS SECURITIES CORP. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Trust Assets (obtained by dividing the denomination of this Certificate by the aggregate denominations of all Certificates of the same Class) deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate has a notional principal balance and does not bear interest at a specified rate. It is entitled on each Distribution Date to its Percentage Interest of distributions of any remaining Excess Cashflow after all other classes of Certificates (other than the Residual Certificates) have received amounts to which they are entitled.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *

                                     A-4-3

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  May 18, 2007

                                       WELLS FARGO BANK, N.A.
                                       not in its individual capacity,
                                       but solely as Securities Administrator

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar

By:
   ----------------------------------------
      Authorized Signatory

                                     A-4-4

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3
                   Asset-Backed Certificates, Series 2007-SD3

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.

                                     A-4-5

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the Trust Fund, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date principal Balance of all of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-4-6

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                                     A-4-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________

for the account of ____________________________________________________________,

account number _______________, or, if mailed by check, to ____________________

________________________________________________________________.  Applicable

statements should be mailed to_________________________________________________.

         This information is provided by_______________________________________,

the assignee named above, or ___________________________________, as its agent.


                                     A-4-8

                                                                     EXHIBIT A-5

                          FORM OF CLASS R CERTIFICATES

                            CLASS R-[__] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A RESIDUAL INTEREST IN A "REMIC" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IS A "PERMITTED TRANSFEREE" AS DEFINED IN THE AGREEMENT REFERRED TO HEREIN. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS IT HAS OBTAINED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND DELIVERS A CERTIFICATE TO THE EFFECT THAT THE TRANSFEREE HAS NO ACTUAL KNOWLEDGE THAT THE PROPOSED TRANSFEREE IS NOT A PERMITTED TRANSFEREE. THE PARTIES TO THE AGREEMENT MAY, WITHOUT THE CONSENT OF THE CERTIFICATEHOLDERS, AMEND THE AGREEMENT TO THE EXTENT NECESSARY OR APPROPRIATE TO MAINTAIN THE QUALIFICATION OF EACH OF REMIC I AND REMIC II AS A REMIC UNDER THE CODE OR TO AVOID OR MINIMIZE THE RISK OF THE IMPOSITION OF ANY TAX ON EITHER OF REMIC I OR REMIC II PURSUANT TO THE CODE, THAT WOULD BE A CLAIM AGAINST EITHER OF REMIC I OR REMIC II AT ANY TIME PRIOR TO THE FINAL REDEMPTION OF THE CERTIFICATES, PROVIDED THAT THE SECURITIES ADMINISTRATOR HAS RECEIVED AN OPINION OF COUNSEL ADDRESSED TO THE SECURITIES ADMINISTRATOR TO THE EFFECT THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO MAINTAIN SUCH REMIC STATUS OR TO AVOID THE IMPOSITION OF SUCH A TAX.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT

                                     A-5-1

ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II)
WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR PROVIDES AN OPINION OF COUNSEL TO SUCH EFFECT.

                                     A-5-2

Certificate No.:                       1

Cut-off Date:                          April 1, 2007

First Distribution Date:               May 25, 2007

Percentage Interest of Class R-[___]
Certificate                            100%

Initial Certificate Notional Amount
of this Class R-[__] Certificates:     $__________

Latest Possible
Maturity Date:                         May 25, 2037

CUSIP:                                 07387L ___

Interest Rate:                         N/A

                                     A-5-3

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3
                   Asset-Backed Certificates, Series 2007-SD3

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting primarily of a pool of fixed, hybrid and adjustable rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties (the "Trust Assets").

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Securities Administrator, any Servicer, the Sponsor, Master Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that BEAR, STEARNS SECURITIES CORP. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentation and surrender of this Class R-[__] Certificate at the Corporate Trust Office.

         No Transfer of this Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in the Agreement, as Exhibit E (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit F (the "Investment Letter") of the Agreement or Exhibit G (the "Rule 144A Letter") of the Agreement or (y) there shall be delivered to the Trustee and the Securities Administrator an opinion of counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which opinion of counsel shall not be an expense of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator or the Trustee. The Depositor shall

                                     A-5-4
provide to any Holder of this Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificate and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of this Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Sponsor, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of Section 6.02 of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Securities Administrator a Transfer Affidavit of the proposed transferee in the form described in the Agreement, (iii) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (iv) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *

                                     A-5-5

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  May 18, 2007

                                       WELLS FARGO BANK, N.A.
                                       not in its individual capacity,
                                       but solely as Securities Administrator

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar

By:
   ----------------------------------------
      Authorized Signatory

                                     A-5-6

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3
                   Asset-Backed Certificates, Series 2007-SD3

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.

                                     A-5-7

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the Trust Fund, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date principal Balance of all of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-5-8

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                                     A-5-9

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________

for the account of ____________________________________________________________,

account number _______________, or, if mailed by check, to ____________________

________________________________________________________________.  Applicable

statements should be mailed to_________________________________________________.

         This information is provided by_______________________________________,

the assignee named above, or ___________________________________, as its agent.

                                     A-5-10

                                                                       EXHIBIT B

                             Mortgage Loan Schedule

                          [Delivered to the Custodian]


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17147485    BANK OF AMERICA     7.500       0.009       0.250       7.241     20361101         75000        360         524.42
17040825    EMC MORTGAGE        9.000       0.009       0.500       8.491     20150801         13000        180         131.86
17041301    EMC MORTGAGE        7.250       0.009       0.500       6.741     20210201         21692        180         147.98
17147400    BANK OF AMERICA     6.750       0.009       0.250       6.491     20210901         45492        180         402.57
17041295    EMC MORTGAGE        7.250       0.009       0.500       6.741     20201101         30765        180         209.87
17040275    EMC MORTGAGE        7.375       0.009       0.500       6.866     20190801         13350        180          92.21
17041266    EMC MORTGAGE        7.000       0.009       0.500       6.491     20201201         33750        180         303.35
17040649    EMC MORTGAGE        9.250       0.009       0.500       8.741     20200101         12500        360         102.83
17147537    BANK OF AMERICA     8.250       0.009       0.375       7.866     20360301        155000        360         534.94
17177613    WELLS FARGO         6.375       0.009       0.250       6.116     20370101        100000        360         531.11
17147441    BANK OF AMERICA     6.875       0.009       0.250       6.616     20361001        177224        360        1164.24
17177175    WELLS FARGO         8.625       0.009       0.250       8.366     20360801         28000        360         217.79
17176592    WELLS FARGO         5.750       0.009       0.250       5.491     20350901        168500        360          807.4
17147460    BANK OF AMERICA     5.500       0.009       0.250       5.241     20351101         60000        360         340.68
17040477    EMC MORTGAGE        5.875       0.009       0.500       5.366     20111201         69000        120         830.95
17147548    BANK OF AMERICA     7.875       0.009       0.375       7.491     20360401        150000        360         491.13
17147524    BANK OF AMERICA     5.750       0.009       0.250       5.491     20160901         55000        120         603.74
17040479    EMC MORTGAGE        6.125       0.009       0.500       5.616     20120401         35000        120            429
17147415    BANK OF AMERICA     7.250       0.009       0.250       6.991     20281001         51000        360         347.91
17176684    WELLS FARGO         4.125       0.009       0.250       3.866     20161101         52291        120         532.53
17054144    EMC MORTGAGE        5.750       0.009       0.500       5.241     20120101      27103.31         60         528.46
17040406    EMC MORTGAGE        4.375       0.009       0.500       3.866     20130801         34000        120         350.33
17040815    EMC MORTGAGE        8.000       0.009       0.500       7.491     20290801         65000        360         452.77
17040410    EMC MORTGAGE        5.250       0.009       0.500       4.741     20340401        110000        366         667.87
17147413    BANK OF AMERICA     5.875       0.009       0.250       5.616     20370201        116066        360         686.58
17176699    WELLS FARGO         5.500       0.009       0.250       5.241     20331201        160000        360         704.79
17147529    BANK OF AMERICA     6.625       0.009       0.250       6.366     20361001         45000        360         288.14
17176776    WELLS FARGO         4.250       0.009       0.250       3.991     20210101        141000        180        1060.72
17177805    WELLS FARGO         8.750       0.009       0.250       8.491     20300801         64775        360         509.59
17147393    BANK OF AMERICA     6.125       0.009       0.250       5.866     20350601         99202        360         602.77
17176640    WELLS FARGO         6.625       0.009       0.250       6.366     20360801         85000        360         544.26
17147561    BANK OF AMERICA     6.875       0.009       0.440       6.426     20210801         35525        180         316.84
17176658    WELLS FARGO         6.625       0.009       0.250       6.366     20361101       1425000        360        9124.43
17147431    BANK OF AMERICA     7.875       0.009       0.375       7.491     20360201        150000        360         527.96
17177049    WELLS FARGO         6.625       0.009       0.250       6.366     20360701        130000        360         717.71
17053721    EMC MORTGAGE        6.000       0.009       0.500       5.491     20321001      20674.86        357          132.4
17040854    EMC MORTGAGE        4.625       0.009       0.500       4.116     20330901        247000        360         951.98
17040888    EMC MORTGAGE        4.250       0.009       0.500       3.741     20330401        400000        360        1967.76
17147573    BANK OF AMERICA     5.875       0.009       0.250       5.616     20330601        173000        360        1023.37
17177451    WELLS FARGO         5.875       0.009       0.250       5.616     20211001         65000        180         544.13
17147547    BANK OF AMERICA     4.750       0.009       0.250       4.491     20190901         40000        180         311.14
17176738    WELLS FARGO         4.500       0.009       0.250       4.241     20201001        150000        180        1147.49
17177495    WELLS FARGO         7.375       0.009       0.250       7.116     20361001        250000        360        1726.69
17040508    EMC MORTGAGE        4.750       0.009       0.500       4.241     20130701         76000        120         844.06
17177506    WELLS FARGO         8.250       0.009       0.250       7.991     20361001         85000        360         638.58
17040328    EMC MORTGAGE        6.125       0.009       0.500       5.616     20111201        141500        120        1579.84
15739687    EMC MORTGAGE        6.625       0.009       0.250       6.366     20351101        525550        360        3365.15
17147438    BANK OF AMERICA     6.625       0.009       0.250       6.366     20360901        417000        360        2302.19
17040223    EMC MORTGAGE        6.821       0.009       0.500       6.312     20330101         51000        360         261.81
17040411    EMC MORTGAGE        5.000       0.009       0.500       4.491     20331001        104500        360         560.98
17040433    EMC MORTGAGE        4.250       0.009       0.500       3.741     20341001        280000        360         991.67
17054044    EMC MORTGAGE        6.125       0.009       0.500       5.616     20140201      46368.43         89         681.53
17177170    WELLS FARGO         7.375       0.009       0.250       7.116     20360801         60000        360         414.41
17177334    WELLS FARGO         8.125       0.009       0.250       7.866     20360901         40000        360            297
17040532    EMC MORTGAGE        4.875       0.009       0.500       4.366     20130901         55500        120         585.28
17040426    EMC MORTGAGE        4.375       0.009       0.500       3.866     20140401         46600        120         480.15
17147496    BANK OF AMERICA     5.500       0.009       0.250       5.241     20351101        158000        360         897.11
17040884    EMC MORTGAGE        5.375       0.009       0.500       4.866     20121201        516500        120        5573.45
17040554    EMC MORTGAGE        4.500       0.009       0.500       3.991     20140601        188500        120        1953.58
17176610    WELLS FARGO         6.375       0.009       0.250       6.116     20360801        215000        360        1341.32
17177513    WELLS FARGO         7.250       0.009       0.250       6.991     20360901         55000        360          375.2
16101016    EMC MORTGAGE        5.950       0.009       0.500       5.441     20351001        153000        360          912.4
17040915    EMC MORTGAGE        4.625       0.009       0.500       4.116     20330601        577000        360        2966.59
17147466    BANK OF AMERICA     5.875       0.009       0.250       5.616     20360701        126800        360         619.18
17040647    EMC MORTGAGE        8.875       0.009       0.500       8.366     20181001         25900        360         206.07
17147398    BANK OF AMERICA     6.375       0.009       0.250       6.116     20210701         71538        180         618.27
17147520    BANK OF AMERICA     7.750       0.009       0.375       7.366     20360901        104000        360         334.51
17054659    EMC MORTGAGE        5.625       0.009       0.500       5.116     20200101      90607.89        180         823.73
17147554    BANK OF AMERICA     7.500       0.009       0.250       7.241     20370101        350000        360        2447.26
17040949    EMC MORTGAGE        6.000       0.009       0.500       5.491     20331201         88150        360          244.3
17040435    EMC MORTGAGE        4.875       0.009       0.500       4.366     20150101         76500        120         806.74
17040621    EMC MORTGAGE       10.000       0.009       0.500       9.491     20200501         89000        360         781.04
17040848    EMC MORTGAGE        3.875       0.009       0.500       3.366     20330801        445000        360        2092.56
17040849    EMC MORTGAGE        4.500       0.009       0.500       3.991     20330901        223000        360         836.25
17040491    EMC MORTGAGE        5.750       0.009       0.500       5.241     20130901         36500        120         400.66
17040507    EMC MORTGAGE        4.625       0.009       0.500       4.116     20130801        107000        120        1115.39
17040495    EMC MORTGAGE        4.250       0.009       0.500       3.741     20330501        161000        360         792.02
17147405    BANK OF AMERICA     6.375       0.009       0.250       6.116     20361001         60000        360         374.33
17147422    BANK OF AMERICA     6.000       0.009       0.375       5.616     20361101         99958        360         499.79
17147396    BANK OF AMERICA     5.250       0.009       0.250       4.991     20200801         80000        180         643.11

(Table Continued)

                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17147485       355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040825       100    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041301       166    Single Family       1STLIEN      Balloon       FRM       0.000         0.000                 0.000    0.000
17147400       173    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041295       163    Single Family       1STLIEN      Balloon       FRM       0.000         0.000                 0.000    0.000
17040275       148    Single Family       1STLIEN      Balloon       FRM       0.000         0.000                 0.000    0.000
17041266       164    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040649       153    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147537       347    Single Family       1STLIEN      No            ARM       2.875         1.000     20070501    1.000    2.875
17177613       357    Single Family       1STLIEN      No            ARM       3.000        12.000     20170101    1.000    3.000
17147441       354    Single Family       1STLIEN      No            ARM       2.250        12.000     20111001    2.000    2.250
17177175       352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176592       341    Single Family       1STLIEN      No            ARM       3.000        12.000     20150901    1.000    3.000
17147460       343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040477        56    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147548       348    Single Family       1STLIEN      No            ARM       2.500         1.000     20070501    1.000    2.500
17147524       113    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040479        60    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147415       258    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176684       115    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054144        57    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040406        76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040815       268    Condominium         1STLIEN      No            ARM       3.000        12.000     20070801    2.000    3.000
17040410       324    Townhouse           1STLIEN      No            ARM       2.750        12.000     20081001    2.000    2.750
17147413       358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176699       320    Single Family       1STLIEN      No            ARM       2.000        12.000     20071201    1.000    2.000
17147529       354    Condominium         1STLIEN      No            ARM       2.250        12.000     20131001    2.000    2.250
17176776       165    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177805       280    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147393       338    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176640       352    Single Family       1STLIEN      No            ARM       3.000        12.000     20130801    1.000    3.000
17147561       172    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176658       355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147431       346    Single Family       1STLIEN      No            ARM       2.500         1.000     20070501    1.000    2.500
17177049       351    Single Family       1STLIEN      No            ARM       3.000        12.000     20130701    1.000    3.000
17053721       306    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040854       317    PUD                 1STLIEN      No            ARM       2.500        12.000     20080901    2.000    2.500
17040888       312    Single Family       1STLIEN      No            ARM       2.500        12.000     20080401    2.000    2.500
17147573       314    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177451       174    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147547       149    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176738       162    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177495       354    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040508        75    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177506       354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040328        56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15739687       343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147438       353    Single Family       1STLIEN      No            ARM       2.250        12.000     20070901    2.000    2.250
17040223       309    Single Family       1STLIEN      No            ARM       2.250        12.000     20080101    2.000    2.250
17040411       318    Single Family       1STLIEN      No            ARM       2.500        12.000     20101001    2.000    2.500
17040433       330    PUD                 1STLIEN      No            ARM       2.500        12.000     20071001    2.000    2.500
17054044        82    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177170       352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177334       353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040532        77    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040426        84    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147496       343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040884        68    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040554        86    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176610       352    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177513       353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16101016       342    Single Family       1STLIEN      No            ARM       3.625         6.000     20071001    2.000    3.625
17040915       314    Single Family       1STLIEN      No            ARM       2.500        12.000     20080601    2.000    2.500
17147466       351    Single Family       1STLIEN      No            ARM       2.250        12.000     20070701    2.000    2.250
17040647       138    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147398       171    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147520       353    Single Family       1STLIEN      No            ARM       2.375         1.000     20070501    1.000    2.375
17054659       153    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147554       357    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040949       320    Single Family       1STLIEN      No            ARM       2.500        12.000     20071201    2.000    2.500
17040435        93    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040621       157    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040848       316    Single Family       1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17040849       317    Single Family       1STLIEN      No            ARM       2.500        12.000     20080901    2.000    2.500
17040491        77    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040507        76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040495       313    Single Family       1STLIEN      No            ARM       2.500        12.000     20080501    2.000    2.500
17147405       354    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147422       355    Single Family       1STLIEN      No            ARM       2.250        12.000     20091101    2.000    2.250
17147396       160    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17147485       0.000       7.79    4/1/2007              N
17040825       0.000       8.97    4/1/2007              N
17041301       0.000       9.25    4/1/2007              N
17147400       0.000      12.13    4/1/2007              N
17041295       0.000      15.00    4/1/2007              N
17040275       0.000      15.00    4/1/2007              N
17041266       0.000      15.00    4/1/2007              N
17040649       0.000      15.72    4/1/2007              N
17147537      10.450      16.38    4/1/2007              Y
17177613      17.375      16.67    4/1/2007              N
17147441      11.875      17.74    4/1/2007              N
17177175       0.000      18.67    4/1/2007              N
17176592      16.750      18.72    4/1/2007              N
17147460       0.000      19.18    4/1/2007              N
17040477       0.000      19.71    4/1/2007              N
17147548      10.075      20.42    4/1/2007              Y
17147524       0.000      20.45    4/1/2007              N
17040479       0.000      20.59    4/1/2007              N
17147415       0.000      21.88    4/1/2007              N
17176684       0.000      22.21    4/1/2007              N
17054144       0.000      22.59    4/1/2007              N
17040406       0.000      22.67    4/1/2007              N
17040815      12.750      24.16    4/1/2007              N
17040410      11.250      24.26    4/1/2007              N
17147413       0.000      24.37    4/1/2007              N
17176699      13.500      24.62    4/1/2007              N
17147529      11.625      25.00    4/1/2007              N
17176776       0.000      25.78    4/1/2007              N
17177805       0.000      26.44    4/1/2007              N
17147393       0.000      49.77    4/1/2007              N
17176640      18.625      27.42    4/1/2007              N
17147561       0.000      28.42    4/1/2007              N
17176658       0.000      28.79    4/1/2007              N
17147431      10.075      28.91    4/1/2007              Y
17177049      18.625      29.68    4/1/2007              N
17053721       0.000      76.98    4/1/2007              N
17040854      10.625      30.49    4/1/2007              N
17040888      10.250      31.13    4/1/2007              N
17147573       0.000      31.22    4/1/2007              N
17177451       0.000      31.55    4/1/2007              N
17147547       0.000      31.75    4/1/2007              N
17176738       0.000      31.91    4/1/2007              N
17177495       0.000      32.62    4/1/2007              N
17040508       0.000      33.19    4/1/2007              N
17177506       0.000      33.60    4/1/2007              N
17040328       0.000      33.73    4/1/2007              N
15739687       0.000      33.91    4/1/2007              N
17147438      11.625      38.33    4/1/2007              N
17040223      10.250      34.93    4/1/2007              N
17040411      11.000      34.95    4/1/2007              N
17040433       9.250      35.00    4/1/2007              N
17054044       0.000      35.13    4/1/2007              N
17177170       0.000      35.29    4/1/2007              N
17177334       0.000      35.40    4/1/2007              N
17040532       0.000      35.81    4/1/2007              N
17040426       0.000      35.85    4/1/2007              N
17147496       0.000      35.91    4/1/2007              N
17040884       0.000      36.89    4/1/2007              N
17040554       0.000      36.96    4/1/2007              N
17176610       0.000      37.72    4/1/2007              N
17177513       0.000      37.93    4/1/2007              N
16101016      11.950      38.25    4/1/2007              N
17040915      10.625      38.47    4/1/2007              N
17147466      10.875      39.09    4/1/2007              N
17040647       0.000      39.24    4/1/2007              N
17147398       0.000      39.51    4/1/2007              N
17147520       9.950      39.54    4/1/2007              Y
17054659       0.000      43.86    4/1/2007              N
17147554       0.000      40.00    4/1/2007              N
17040949      10.000      40.07    4/1/2007              N
17040435       0.000      40.37    4/1/2007              N
17040621       0.000      40.45    4/1/2007              N
17040848       9.875      40.45    4/1/2007              N
17040849      10.500      40.55    4/1/2007              N
17040491       0.000      40.56    4/1/2007              N
17040507       0.000      41.15    4/1/2007              N
17040495      10.250      41.18    4/1/2007              N
17147405       0.000      41.37    4/1/2007              N
17147422      12.000      41.38    4/1/2007              N
17147396       0.000      41.45    4/1/2007              N



                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT

17054135    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361001     186677.09        360        1212.88
17177761    WELLS FARGO         6.500       0.009       0.250       6.241     20370101         73000        360         395.42
17054742    EMC MORTGAGE        6.125       0.009       0.500       5.616     20360601     169646.37        360        1039.01
16769798    EMC MORTGAGE        5.500       0.009       0.500       4.991     20340901        325000        360        1845.31
17040270    EMC MORTGAGE        4.125       0.009       0.500       3.616     20140501         65000        120         661.96
17147455    BANK OF AMERICA     6.875       0.009       0.250       6.616     20370101        507307        360        3332.66
17040412    EMC MORTGAGE        5.125       0.009       0.500       4.616     20101101         57600         84         818.11
17040509    EMC MORTGAGE        3.875       0.009       0.500       3.366     20180801        360000        180        2640.38
17040418    EMC MORTGAGE        4.750       0.009       0.500       4.241     20140401         46600        120         488.59
15628942    EMC MORTGAGE        6.625       0.009       0.250       6.366     20350701        200000        360        1280.63
17040400    EMC MORTGAGE        4.750       0.009       0.500       4.241     20130901         71500        120         749.66
17176733    WELLS FARGO         4.375       0.009       0.250       4.116     20200801        260000        180        1972.42
17040363    EMC MORTGAGE        4.500       0.009       0.500       3.991     20130801         74000        120         766.92
17147545    BANK OF AMERICA     7.250       0.009       0.250       6.991     20360101        126306        360         767.04
17040399    EMC MORTGAGE        4.625       0.009       0.500       4.116     20130701         78000        120         813.09
17040510    EMC MORTGAGE        3.875       0.009       0.500       3.366     20180801        386000        180        2831.08
17176868    WELLS FARGO         8.625       0.009       0.250       8.366     20360501        200001        360        1555.59
17040496    EMC MORTGAGE        4.500       0.009       0.500       3.991     20330501         89000        360         450.95
17147533    BANK OF AMERICA     5.625       0.009       0.250       5.366     20360901        200000        360          937.5
17177332    WELLS FARGO         6.500       0.009       0.250       6.241     20360901        170000        360        1074.52
17040881    EMC MORTGAGE        5.125       0.009       0.500       4.616     20321101        132500        360         565.44
17040277    EMC MORTGAGE        4.750       0.009       0.500       4.241     20130701         81000        120         849.27
17041287    EMC MORTGAGE        5.125       0.009       0.500       4.616     20150801        359000        120        3829.72
16769787    EMC MORTGAGE        5.625       0.009       0.500       5.116     20340901      94786.72        330         565.06
17177072    WELLS FARGO         6.500       0.009       0.250       6.241     20360801        500000        360        3160.35
17040515    EMC MORTGAGE        4.250       0.009       0.500       3.741     20100801         45550         84         627.87
17147459    BANK OF AMERICA     6.500       0.009       0.250       6.241     20361001        157928        360         998.22
17177483    WELLS FARGO         7.125       0.009       0.250       6.866     20360901         95000        360         640.03
17176554    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        699000        360         2912.5
17040525    EMC MORTGAGE        4.500       0.009       0.500       3.991     20130801        130000        120        1463.68
17040559    EMC MORTGAGE        5.750       0.009       0.500       5.241     20340801        402000        360        2345.96
17176696    WELLS FARGO         7.250       0.009       0.250       6.991     20320401       1354800        360        9242.12
17040285    EMC MORTGAGE        4.625       0.009       0.500       4.116     20150101        168000        120        1614.46
17147424    BANK OF AMERICA     6.250       0.009       0.250       5.991     20361101        181728        360        1118.94
17040303    EMC MORTGAGE        4.750       0.009       0.500       4.241     20140401         55800        120         585.05
17040320    EMC MORTGAGE        5.125       0.009       0.500       4.616     20130301        650000        120        6934.04
17053980    EMC MORTGAGE        6.125       0.009       0.500       5.616     20201101      70608.15        180         637.97
17176669    WELLS FARGO         6.500       0.009       0.250       6.241     20361001        584000        360        3691.28
17147494    BANK OF AMERICA     6.500       0.009       0.250       6.241     20361001        152504        360         963.93
16769928    EMC MORTGAGE        7.000       0.009       0.500       6.491     20300720        100000        480         595.01
17040968    EMC MORTGAGE        4.500       0.009       0.500       3.991     20140301        158500        120        1642.67
17147568    BANK OF AMERICA     7.125       0.009       0.250       6.866     20360101        200500        360        1350.81
17054666    EMC MORTGAGE        6.500       0.009       0.500       5.991     20350901      77854.76        360         505.66
17040396    EMC MORTGAGE        5.875       0.009       0.500       5.366     20360401        153000        395         889.86
17040851    EMC MORTGAGE        4.500       0.009       0.500       3.991     20340301        450000        360        2280.08
17040528    EMC MORTGAGE        4.750       0.009       0.500       4.241     20130901        107000        120        1160.67
17040973    EMC MORTGAGE        7.750       0.009       0.500       7.241     20160201         97500        360         696.36
17177668    WELLS FARGO         6.500       0.009       0.250       6.241     20361201        330000        360        2085.83
17176522    WELLS FARGO         5.250       0.009       0.250       4.991     20340801        274000        360        1513.04
17040272    EMC MORTGAGE        4.750       0.009       0.500       4.241     20130801         75000        120         813.62
17147552    BANK OF AMERICA     8.250       0.009       0.375       7.866     20360301        200000        360         808.19
17147452    BANK OF AMERICA     8.000       0.009       0.375       7.616     20360301        298000        360          975.7
17040385    EMC MORTGAGE        6.750       0.009       0.500       6.241     20090701         60000        120         694.49
17040546    EMC MORTGAGE        4.750       0.009       0.500       4.241     20140301        141600        120        1484.64
17147531    BANK OF AMERICA     6.000       0.009       0.375       5.616     20360901        125000        360         749.44
16769728    EMC MORTGAGE        7.514       0.009       0.500       7.005     20340301        577300        360        2389.99
17177797    WELLS FARGO         5.750       0.009       0.250       5.491     20320901        300000        360        1750.72
17040431    EMC MORTGAGE        4.375       0.009       0.500       3.866     20340801         55500        360          277.1
16769890    EMC MORTGAGE        6.392       0.009       0.500       5.883     20160601      28275.59        180         285.58
17177371    WELLS FARGO         6.500       0.009       0.250       6.241     20360901        233730        360        1477.34
17176548    WELLS FARGO         5.250       0.009       0.250       4.991     20350201        255000        360        1408.12
17054005    EMC MORTGAGE        6.875       0.009       0.500       6.366     20361001        360000        360         2062.5
17147454    BANK OF AMERICA     6.875       0.009       0.250       6.616     20360901         82000        360         538.69
17040931    EMC MORTGAGE        5.000       0.009       0.500       4.491     20330901        210000        360          812.5
17040548    EMC MORTGAGE        4.500       0.009       0.500       3.991     20140301         62250        120          673.8
17054132    EMC MORTGAGE        6.125       0.009       0.500       5.616     20361101         97000        360         589.38
17147532    BANK OF AMERICA     8.375       0.009       0.375       7.991     20360401        200000        360         702.31
17176580    WELLS FARGO         5.750       0.009       0.250       5.491     20350501        200000        360         958.33
17147390    BANK OF AMERICA     6.950       0.009       0.250       6.691     20230701         56000        360          370.7
17040224    EMC MORTGAGE        5.000       0.009       0.500       4.491     20140101         75000        120         795.49
17040531    EMC MORTGAGE        4.500       0.009       0.500       3.991     20330901        320000        360        1621.39
16244539    EMC MORTGAGE        5.625       0.009       0.375       5.241     20360301        126000        360         725.33
17176710    WELLS FARGO         7.875       0.009       0.250       7.616     20360901         91250        360         661.63
17177796    WELLS FARGO         6.500       0.009       0.250       6.241     20320701         57000        360         358.21
17040227    EMC MORTGAGE        4.750       0.009       0.500       4.241     20130901         54500        120         571.42
17040389    EMC MORTGAGE        5.000       0.009       0.500       4.491     20091101        100000         84        1430.98
17147515    BANK OF AMERICA     6.625       0.009       0.250       6.366     20361001        284791        360        1823.55
17040526    EMC MORTGAGE        3.875       0.009       0.500       3.366     20330701        250000        359        1237.64
17040237    EMC MORTGAGE        4.875       0.009       0.500       4.366     20110901         33200         84          467.3
17040492    EMC MORTGAGE        4.000       0.009       0.500       3.491     20330401     357758.26        323        1810.54

(Table Continued)

                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17054135       354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177761       357    2-4 Family          1STLIEN      No            ARM       2.000        12.000     20120101    1.000    2.000
17054742       350    Single Family       1STLIEN      No            ARM       1.750        12.000     20090601    2.000    1.750
16769798       329    Single Family       1STLIEN      No            ARM       2.600         1.000     20070901    2.000    2.600
17040270        85    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147455       357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040412        43    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040509       136    Single Family       1STLIEN      No            ARM       2.500        12.000     20080801    2.000    2.500
17040418        84    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15628942       339    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040400        77    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176733       160    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040363        76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147545       345    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040399        75    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040510       136    Single Family       1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17176868       349    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040496       313    Single Family       1STLIEN      No            ARM       2.500        12.000     20080501    2.000    2.500
17147533       353    Single Family       1STLIEN      No            ARM       2.250        12.000     20110901    2.000    2.250
17177332       353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040881       307    Single Family       1STLIEN      No            ARM       2.500        12.000     20071101    2.000    2.500
17040277        75    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041287       100    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769787       329    Condominium         1STLIEN      No            ARM       2.600         1.000     20070901    2.000    2.600
17177072       352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040515        40    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147459       354    Single Family       1STLIEN      No            ARM       2.250        12.000     20111001    2.000    2.250
17177483       353    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176554       337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17040525        76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040559       328    Single Family       1STLIEN      No            ARM       2.750        12.000     20090801    2.000    2.750
17176696       300    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040285        93    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147424       355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040303        84    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040320        71    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053980       163    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176669       354    Townhouse           1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147494       354    Single Family       1STLIEN      No            ARM       2.250        12.000     20111001    2.000    2.250
16769928       279    Single Family       1STLIEN      No            ARM       2.500         1.000     20070501    1.000    2.500
17040968        83    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147568       345    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054666       341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040396       348    Single Family       1STLIEN      No            ARM       2.500        12.000     20080401    2.000    2.500
17040851       323    PUD                 1STLIEN      No            ARM       2.500        12.000     20110301    2.000    2.500
17040528        77    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040973       106    Single Family       1STLIEN      No            ARM       2.750        12.000     20080201    2.000    2.750
17177668       356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176522       328    Single Family       1STLIEN      No            ARM       3.000        12.000     20090801    1.000    3.000
17040272        76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147552       347    Single Family       1STLIEN      No            ARM       2.875         1.000     20070501    1.000    2.875
17147452       347    Single Family       1STLIEN      No            ARM       2.625         1.000     20070501    1.000    2.625
17040385        27    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040546        83    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147531       353    Single Family       1STLIEN      No            ARM       2.250        12.000     20090901    2.000    2.250
16769728       323    Single Family       1STLIEN      No            ARM       2.500         1.000     20070501    1.000    2.500
17177797       305    Single Family       1STLIEN      No            ARM       3.000        12.000     20120901    1.000    3.000
17040431       328    Single Family       1STLIEN      No            ARM       2.500        12.000     20070801    2.000    2.500
16769890       110    Single Family       1STLIEN      No            ARM       2.000         1.000     20070501    1.000    2.000
17177371       353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176548       334    Condominium         1STLIEN      No            ARM       3.000        12.000     20100201    1.000    3.000
17054005       354    PUD                 1STLIEN      No            ARM       2.250        12.000     20131001    2.000    2.250
17147454       353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040931       317    Single Family       1STLIEN      No            ARM       2.500        12.000     20080901    2.000    2.500
17040548        83    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054132       355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147532       348    Single Family       1STLIEN      No            ARM       3.000         1.000     20070501    1.000    3.000
17176580       337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17147390       195    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040224        81    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040531       317    Single Family       1STLIEN      No            ARM       2.500        12.000     20100901    2.000    2.500
16244539       347    Single Family       1STLIEN      No            ARM       2.250         6.000     20110301    1.000    2.250
17176710       353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177796       303    Single Family       1STLIEN      No            ARM       3.000        12.000     20070701    1.000    3.000
17040227        77    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040389        31    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147515       354    Single Family       1STLIEN      No            ARM       2.250        12.000     20111001    2.000    2.250
17040526       315    Single Family       1STLIEN      No            ARM       2.500        12.000     20080801    2.000    2.500
17040237        53    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040492       312    Single Family       1STLIEN      No            ARM       2.500        12.000     20080501    2.000    2.500

(Table Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17054135       0.000      41.48    4/1/2007              N
17177761      18.500      41.71    4/1/2007              N
17054742      12.125      41.99    4/1/2007              N
16769798      11.950      42.21    4/1/2007              Y
17040270       0.000      42.21    4/1/2007              N
17147455       0.000      42.27    4/1/2007              N
17040412       0.000      42.35    4/1/2007              N
17040509       9.875      42.35    4/1/2007              N
17040418       0.000      42.36    4/1/2007              N
15628942       0.000      43.01    4/1/2007              N
17040400       0.000      43.33    4/1/2007              N
17176733       0.000      43.48    4/1/2007              N
17040363       0.000      43.53    4/1/2007              N
17147545       0.000      43.81    4/1/2007              N
17040399       0.000      44.19    4/1/2007              N
17040510       9.875      44.37    4/1/2007              N
17176868       0.000      44.44    4/1/2007              N
17040496      10.500      44.50    4/1/2007              N
17147533      10.625      44.62    4/1/2007              N
17177332       0.000      44.74    4/1/2007              N
17040881      11.125      44.92    4/1/2007              N
17040277       0.000      45.00    4/1/2007              N
17041287       0.000      45.16    4/1/2007              N
16769787      11.950      45.16    4/1/2007              Y
17177072       0.000      45.45    4/1/2007              N
17040515       0.000      45.55    4/1/2007              N
17147459      11.500      45.64    4/1/2007              N
17177483       0.000      45.67    4/1/2007              N
17176554      15.000      45.69    4/1/2007              N
17040525       0.000      45.94    4/1/2007              N
17040559      10.750      45.94    4/1/2007              N
17176696       0.000      46.03    4/1/2007              N
17040285       0.000      46.03    4/1/2007              N
17147424       0.000      46.26    4/1/2007              N
17040303       0.000      46.38    4/1/2007              N
17040320       0.000      46.43    4/1/2007              N
17053980       0.000      46.45    4/1/2007              N
17176669       0.000      46.72    4/1/2007              N
17147494      11.500      46.92    4/1/2007              N
16769928      14.000      47.17    4/1/2007              Y
17040968       0.000      47.17    4/1/2007              N
17147568       0.000      47.18    4/1/2007              N
17054666       0.000      47.30    4/1/2007              N
17040396       9.875      47.37    4/1/2007              N
17040851      10.500      47.37    4/1/2007              N
17040528       0.000      47.56    4/1/2007              N
17040973      14.750      47.56    4/1/2007              N
17177668       0.000      47.62    4/1/2007              N
17176522      15.250      47.74    4/1/2007              N
17040272       0.000      47.77    4/1/2007              N
17147552      10.075      47.82    4/1/2007              Y
17147452      10.075      47.87    4/1/2007              Y
17040385       0.000      48.00    4/1/2007              N
17040546       0.000      48.00    4/1/2007              N
17147531      12.000      48.07    4/1/2007              N
16769728       8.950      48.11    4/1/2007              Y
17177797      16.750      48.39    4/1/2007              N
17040431       9.375      48.68    4/1/2007              N
16769890      13.900      48.75    4/1/2007              Y
17177371       0.000      49.00    4/1/2007              N
17176548      15.250      49.04    4/1/2007              N
17054005      11.875      49.32    4/1/2007              N
17147454       0.000      49.40    4/1/2007              N
17040931      11.000      49.41    4/1/2007              N
17040548       0.000      49.52    4/1/2007              N
17054132       0.000      49.74    4/1/2007              N
17147532      10.575      49.75    4/1/2007              Y
17176580      16.750      50.00    4/1/2007              N
17147390       0.000      50.04    4/1/2007              N
17040224       0.000      50.34    4/1/2007              N
17040531      10.500      50.39    4/1/2007              N
16244539      10.625      50.40    4/1/2007              N
17176710       0.000      50.44    4/1/2007              N
17177796      17.875      50.44    4/1/2007              N
17040227       0.000      50.46    4/1/2007              N
17040389       0.000      50.76    4/1/2007              N
17147515      11.625      50.94    4/1/2007              N
17040526       9.875      51.02    4/1/2007              N
17040237       0.000      51.08    4/1/2007              N
17040492      10.000      51.11    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17176635    WELLS FARGO         7.000       0.009       0.250       6.741     20360801        195000        360        1297.34
17040539    EMC MORTGAGE        4.625       0.009       0.500       4.116     20131101         76000        120         792.24
17177557    WELLS FARGO         8.000       0.009       0.250       7.741     20361001         75000        360         550.33
17040503    EMC MORTGAGE        3.875       0.009       0.500       3.366     20180701        450000        180        3300.48
17040560    EMC MORTGAGE        4.875       0.009       0.500       4.366     20340901         90000        360         476.29
17040493    EMC MORTGAGE        4.250       0.009       0.500       3.741     20330501        425000        360        2090.74
17176507    WELLS FARGO         4.250       0.009       0.250       3.991     20330801         60381        360         297.04
17054783    EMC MORTGAGE        6.500       0.009       0.500       5.991     20360701     171887.27        360        1093.48
16769817    EMC MORTGAGE        5.375       0.009       0.500       4.866     20341101        290000        360        1623.92
17147469    BANK OF AMERICA     5.875       0.009       0.250       5.616     20210701         85500        180         715.74
17040474    EMC MORTGAGE        5.875       0.009       0.500       5.366     20170101      45150.01        120         882.95
17040940    EMC MORTGAGE        4.250       0.009       0.500       3.741     20331101        210000        360        1033.07
17147475    BANK OF AMERICA     8.500       0.009       0.375       8.116     20360301        100000        360         377.49
17176702    WELLS FARGO         4.875       0.009       0.250       4.616     20340401        357000        360        1889.28
17040967    EMC MORTGAGE        6.000       0.009       0.500       5.491     20340301        240000        360        1399.01
17176959    WELLS FARGO         8.375       0.009       0.250       8.116     20360601        216000        360         1507.5
17147528    BANK OF AMERICA     7.875       0.009       0.375       7.491     20360701        417000        360        1365.32
17041332    EMC MORTGAGE        5.250       0.009       0.500       4.741     20360101        450000        360        1749.63
17176525    WELLS FARGO         5.250       0.009       0.250       4.991     20340801        225000        360        1242.46
17176649    WELLS FARGO         7.250       0.009       0.250       6.991     20360901         77000        360         525.28
16769912    EMC MORTGAGE        6.842       0.009       0.500       6.333     20251001         52500        360         320.25
17040551    EMC MORTGAGE        3.625       0.009       0.500       3.116     20340601        420100        360        1915.87
17176857    WELLS FARGO         7.250       0.009       0.250       6.991     20360501         82000        360         559.39
17053814    EMC MORTGAGE        6.000       0.009       0.500       5.491     20200901        140000        180         1181.4
17040934    EMC MORTGAGE        5.125       0.009       0.500       4.616     20331001        272000        360        1161.67
17176630    WELLS FARGO         6.375       0.009       0.250       6.116     20360801        750000        360        4679.02
17177305    WELLS FARGO         6.125       0.009       0.250       5.866     20360701        490000        360        2501.04
17040484    EMC MORTGAGE        5.000       0.009       0.500       4.491     20171101        475000        180        2197.93
17040498    EMC MORTGAGE        4.000       0.009       0.500       3.491     20180601        450000        180         3328.6
17177472    WELLS FARGO         6.000       0.009       0.250       5.741     20211101        114197        180         963.66
17040511    EMC MORTGAGE        4.750       0.009       0.500       4.241     20130701         38000        120         398.42
17177007    WELLS FARGO         8.125       0.009       0.250       7.866     20360701        164900        360        1224.38
17040545    EMC MORTGAGE        4.750       0.009       0.500       4.241     20140401         64000        120         671.03
17177150    WELLS FARGO         6.875       0.009       0.250       6.616     20360801        229500        360        1507.66
17040857    EMC MORTGAGE        4.625       0.009       0.500       4.116     20340201        425000        360        2185.09
17040268    EMC MORTGAGE        5.875       0.009       0.500       5.366     20120201         48500        120         580.91
17040891    EMC MORTGAGE        4.750       0.009       0.500       4.241     20180501        541000        180        4208.07
17040909    EMC MORTGAGE        4.125       0.009       0.500       3.616     20330701        448700        360        2174.62
17177372    WELLS FARGO         7.500       0.009       0.250       7.241     20210901         92000        180         852.86
17176570    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        450000        360           1875
16386578    EMC MORTGAGE        7.750       0.009       0.500       7.241     20330901         85000        360         608.96
17053756    EMC MORTGAGE        5.125       0.009       0.500       4.616     20180801         70000        180         562.45
17040482    EMC MORTGAGE        5.000       0.009       0.500       4.491     20320901        420000        360        2254.65
17040989    EMC MORTGAGE        7.500       0.009       0.500       6.991     20120601      20743.26        132         231.25
17041328    EMC MORTGAGE        5.500       0.009       0.500       4.991     20351101        182598        360        1036.77
17147392    BANK OF AMERICA     6.250       0.009       0.250       5.991     20250201         75300        240         550.39
17040533    EMC MORTGAGE        4.000       0.009       0.500       3.491     20180901        194000        180        1434.99
17176725    WELLS FARGO         4.375       0.009       0.250       4.116     20200901        355000        180        2693.11
17040908    EMC MORTGAGE        4.875       0.009       0.500       4.366     20130701         80000        120         843.64
17041283    EMC MORTGAGE        5.250       0.009       0.500       4.741     20360601        250000        360        1380.51
17040536    EMC MORTGAGE        5.000       0.009       0.500       4.491     20330901        322700        360        1732.32
16386658    EMC MORTGAGE        6.750       0.009       0.500       6.241     20350301     228199.56        335        1515.01
17040407    EMC MORTGAGE        4.125       0.009       0.500       3.616     20180801        295600        180        2205.08
17040470    EMC MORTGAGE        6.375       0.009       0.500       5.866     20111101        201000        120        2269.55
17177574    WELLS FARGO         6.625       0.009       0.250       6.366     20361201        140000        360         896.44
17040269    EMC MORTGAGE        4.625       0.009       0.500       4.116     20130701         55070        120         574.06
17177553    WELLS FARGO         6.750       0.009       0.250       6.491     20360901        620000        360        4021.31
17040331    EMC MORTGAGE        4.875       0.009       0.500       4.366     20100501         56500         84         795.25
17054201    EMC MORTGAGE        6.375       0.009       0.500       5.866     20330201     368259.39        360         2417.5
17176538    WELLS FARGO         7.000       0.009       0.250       6.741     20360901        850000        360        5655.07
17176506    WELLS FARGO         6.000       0.009       0.250       5.741     20360201        230000        360        1378.97
17053960    EMC MORTGAGE        6.875       0.009       0.500       6.366     20361001      39898.61        360         262.77
17041243    EMC MORTGAGE        4.625       0.009       0.500       4.116     20350301        268200        360        1033.69
17177080    WELLS FARGO         7.000       0.009       0.250       6.741     20360801        100000        360         665.31
17040529    EMC MORTGAGE        4.250       0.009       0.500       3.741     20330901         80000        360         393.55
17040804    EMC MORTGAGE        7.250       0.009       0.500       6.741     20270801        428900        360        2228.27
17054324    EMC MORTGAGE        7.250       0.009       0.500       6.741     20340801      68901.41        360         485.41
17041258    EMC MORTGAGE        5.250       0.009       0.500       4.741     20360201        250000        360        1380.51
17040476    EMC MORTGAGE        6.250       0.009       0.500       5.741     20120201         72500        120         814.03
17054749    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360501     267911.08        360        1773.71
17040928    EMC MORTGAGE        5.375       0.009       0.500       4.866     20131001         75000        120         809.31
17040938    EMC MORTGAGE        4.750       0.009       0.500       4.241     20331001        130600        360         681.27
17176563    WELLS FARGO         5.000       0.009       0.250       4.741     20350401        230000        360         955.58
17177355    WELLS FARGO         8.500       0.009       0.250       8.241     20210901        165000        180        1624.83
17040485    EMC MORTGAGE        4.750       0.009       0.500       4.241     20071101        160000         60        3001.11
17040388    EMC MORTGAGE        5.250       0.009       0.500       4.741     20320901        145000        360          800.7
16973950    EMC MORTGAGE        7.125       0.009       0.375       6.741     20370201        139000        360         936.47
17053949    EMC MORTGAGE        6.000       0.009       0.500       5.491     20351201     709632.61        360        4316.76
17176989    WELLS FARGO         6.250       0.009       0.250       5.991     20360501        800000        360        4166.67
16994685    EMC MORTGAGE        5.875       0.009       0.500       5.366     20350701        700000        360        3427.08

(Table Continued)

                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17176635     352    Condominium         1STLIEN      No            ARM       3.000        12.000     20160801    1.000    3.000
17040539      79    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177557     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040503     135    Single Family       1STLIEN      No            ARM       2.500        12.000     20080701    2.000    2.500
17040560     329    Single Family       1STLIEN      No            ARM       2.500        12.000     20070901    2.000    2.500
17040493     313    Single Family       1STLIEN      No            ARM       2.500        12.000     20080501    2.000    2.500
17176507     316    Condominium         1STLIEN      No            ARM       3.000        12.000     20100801    1.000    3.000
17054783     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769817     331    Single Family       1STLIEN      No            ARM       2.600         1.000     20091101    1.000    2.600
17147469     171    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040474     117    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040940     319    PUD                 1STLIEN      No            ARM       2.500        12.000     20081101    2.000    2.500
17147475     347    Single Family       1STLIEN      No            ARM       3.125         1.000     20070501    1.000    3.125
17176702     324    Single Family       1STLIEN      No            ARM       3.000        12.000     20090401    1.000    3.000
17040967     323    PUD                 1STLIEN      No            ARM       2.500        12.000     20080301    2.000    2.500
17176959     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147528     351    Single Family       1STLIEN      No            ARM       2.500         1.000     20070501    1.000    2.500
17041332     345    PUD                 1STLIEN      No            ARM       2.500        12.000     20130101    2.000    2.500
17176525     328    Single Family       1STLIEN      No            ARM       3.000        12.000     20090801    1.000    3.000
17176649     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769912     222    Single Family       1STLIEN      No            ARM       2.450         1.000     20070501    1.000    2.450
17040551     326    PUD                 1STLIEN      No            ARM       2.500        12.000     20070601    2.000    2.500
17176857     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053814     161    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040934     318    Single Family       1STLIEN      No            ARM       2.500        12.000     20081001    2.000    2.500
17176630     352    Single Family       1STLIEN      No            ARM       3.000        12.000     20090801    1.000    3.000
17177305     351    Single Family       1STLIEN      No            ARM       2.000        12.000     20110701    1.000    2.000
17040484     127    Single Family       1STLIEN      No            ARM       2.500        12.000     20071101    2.000    2.500
17040498     134    Single Family       1STLIEN      No            ARM       2.500        12.000     20080601    2.000    2.500
17177472     175    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040511      75    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177007     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040545      84    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177150     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040857     322    Single Family       1STLIEN      No            ARM       2.500        12.000     20090201    2.000    2.500
17040268      58    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040891     133    Single Family       1STLIEN      No            ARM       2.500        12.000     20100501    2.000    2.500
17040909     315    PUD                 1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17177372     173    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176570     337    Condominium         1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
16386578     317    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053756     136    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040482     305    Single Family       1STLIEN      No            ARM       2.500        12.000     20070901    2.000    2.500
17040989      62    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041328     343    Single Family       1STLIEN      No            ARM       2.500        12.000     20121101    2.000    2.500
17147392     214    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040533     137    Single Family       1STLIEN      No            ARM       2.500        12.000     20080901    2.000    2.500
17176725     161    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040908      75    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041283     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040536     317    Single Family       1STLIEN      No            ARM       2.500        12.000     20080901    2.000    2.500
16386658     335    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040407     136    Single Family       1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17040470      55    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177574     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040269      75    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177553     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040331      37    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054201     310    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176538     353    Single Family       1STLIEN      No            ARM       3.000        12.000     20160901    1.000    3.000
17176506     346    Single Family       1STLIEN      No            ARM       3.000        12.000     20130201    1.000    3.000
17053960     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041243     335    PUD                 1STLIEN      No            ARM       2.500        12.000     20080301    2.000    2.500
17177080     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040529     317    Condominium         1STLIEN      No            ARM       2.500        12.000     20100901    2.000    2.500
17040804     244    Single Family       1STLIEN      No            ARM       2.500        12.000     20070801    1.000    2.500
17054324     328    Single Family       1STLIEN      No            ARM       2.250        12.000     20090801    1.000    2.250
17041258     346    Single Family       1STLIEN      No            ARM       2.500        12.000     20130201    2.000    2.500
17040476      58    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054749     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040928      78    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040938     318    PUD                 1STLIEN      No            ARM       2.500        12.000     20101001    2.000    2.500
17176563     336    Single Family       1STLIEN      No            ARM       3.000        12.000     20100401    1.000    3.000
17177355     173    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040485       7    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040388     305    Single Family       1STLIEN      No            ARM       2.500        12.000     20070901    2.000    2.500
16973950     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17053949     344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176989     349    Single Family       1STLIEN      No            ARM       2.000        12.000     20110501    1.000    2.000
16994685     339    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table Continued)





              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17176635     19.000      51.32    4/1/2007              N
17040539      0.000      51.35    4/1/2007              N
17177557      0.000      51.37    4/1/2007              N
17040503      9.875      51.43    4/1/2007              N
17040560      9.875      51.43    4/1/2007              N
17040493     10.250      51.52    4/1/2007              N
17176507     13.250      51.61    4/1/2007              N
17054783      0.000      51.62    4/1/2007              N
16769817     11.950      51.79    4/1/2007              Y
17147469      0.000      51.81    4/1/2007              N
17040474      0.000      51.90    4/1/2007              N
17040940     10.250      51.98    4/1/2007              N
17147475     10.575      52.08    4/1/2007              Y
17176702     14.875      52.12    4/1/2007              N
17040967     10.000      52.17    4/1/2007              N
17176959      0.000      52.17    4/1/2007              N
17147528     10.075      52.31    4/1/2007              Y
17041332     11.250      52.33    4/1/2007              N
17176525     15.250      52.33    4/1/2007              N
17176649      0.000      52.38    4/1/2007              N
16769912     11.950      52.50    4/1/2007              Y
17040551      8.625      52.51    4/1/2007              N
17176857      0.000      52.56    4/1/2007              N
17053814      0.000      52.59    4/1/2007              N
17040934     11.125      52.61    4/1/2007              N
17176630     18.375      52.63    4/1/2007              N
17177305     17.125      52.69    4/1/2007              N
17040484     11.000      52.78    4/1/2007              N
17040498     10.000      52.94    4/1/2007              N
17177472      0.000      53.11    4/1/2007              N
17040511      0.000      53.15    4/1/2007              N
17177007      0.000      53.21    4/1/2007              N
17040545      0.000      53.33    4/1/2007              N
17177150      0.000      53.37    4/1/2007              N
17040857     10.625      53.80    4/1/2007              N
17040268      0.000      53.89    4/1/2007              N
17040891     10.750      54.10    4/1/2007              N
17040909     10.125      54.39    4/1/2007              N
17177372      0.000      54.44    4/1/2007              N
17176570     15.000      54.61    4/1/2007              N
16386578      0.000      54.84    4/1/2007              N
17053756      0.000      55.13    4/1/2007              N
17040482     11.000      55.26    4/1/2007              N
17040989      0.000      55.32    4/1/2007              N
17041328     10.500      55.33    4/1/2007              N
17147392      0.000      55.36    4/1/2007              N
17040533     10.000      55.43    4/1/2007              N
17176725      0.000      55.48    4/1/2007              N
17040908      0.000      55.56    4/1/2007              N
17041283      0.000      55.56    4/1/2007              N
17040536     11.000      55.64    4/1/2007              N
16386658      0.000      55.66    4/1/2007              N
17040407     10.125      55.77    4/1/2007              N
17040470      0.000      55.83    4/1/2007              N
17177574      0.000      56.00    4/1/2007              N
17040269      0.000      56.19    4/1/2007              N
17177553      0.000      56.36    4/1/2007              N
17040331      0.000      56.50    4/1/2007              N
17054201      0.000      75.00    4/1/2007              N
17176538     19.000      56.67    4/1/2007              N
17176506     17.000      56.79    4/1/2007              N
17053960      0.000      57.00    4/1/2007              N
17041243     10.625      57.06    4/1/2007              N
17177080      0.000      57.14    4/1/2007              N
17040529     10.250      57.18    4/1/2007              N
17040804     13.500      57.19    4/1/2007              N
17054324     12.250      95.00    4/1/2007              N
17041258     11.250      57.47    4/1/2007              N
17040476      0.000      57.54    4/1/2007              N
17054749      0.000      57.62    4/1/2007              N
17040928      0.000      57.69    4/1/2007              N
17040938     10.750      57.79    4/1/2007              N
17176563     15.000      57.79    4/1/2007              N
17177355      0.000      57.89    4/1/2007              N
17040485      0.000      57.97    4/1/2007              N
17040388     11.250      58.00    4/1/2007              N
16973950     12.125      58.16    4/1/2007              N
17053949      0.000      58.17    4/1/2007              N
17176989     17.250      58.18    4/1/2007              N
16994685      0.000      58.33    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17176667    WELLS FARGO         9.750       0.009       0.250       9.491     20361101         73000        360         593.13
17040877    EMC MORTGAGE        6.250       0.009       0.500       5.741     20120601        114000        120        1279.99
17041273    EMC MORTGAGE        4.750       0.009       0.500       4.241     20160301        110000        120        1153.33
17041029    EMC MORTGAGE        7.750       0.009       0.500       7.241     20270501         47412        360         310.42
17177601    WELLS FARGO         6.625       0.009       0.250       6.366     20361101        645000        360        3560.94
16705595    WELLS FARGO         6.875       0.009       0.250       6.616     20360501        220000        360        1445.24
17040603    EMC MORTGAGE        6.375       0.009       0.500       5.866     20171101         52800        180         456.33
17177476    WELLS FARGO         6.500       0.009       0.250       6.241     20360901        205000        360        1295.74
16994702    EMC MORTGAGE        8.125       0.009       0.500       7.616     20350901        476000        360        1645.83
17176571    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        670000        360           2000
17054663    EMC MORTGAGE        5.875       0.009       0.500       5.366     20350301     214553.04        360        1301.38
17054746    EMC MORTGAGE        6.500       0.009       0.500       5.991     20360501     999599.17        360         5414.5
17176614    WELLS FARGO         6.000       0.009       0.250       5.741     20360801       1000000        360         4994.9
16066927    EMC MORTGAGE        7.664       0.009       0.500       7.155     20340501        333000        360        1282.42
17147555    BANK OF AMERICA     6.000       0.009       0.250       5.741     20361201        280000        360           1400
17040494    EMC MORTGAGE        3.750       0.009       0.500       3.241     20330701     419141.05        327        2044.58
17147380    BANK OF AMERICA     6.625       0.009       0.250       6.366     20231201        200000        360        1280.63
17040500    EMC MORTGAGE        4.375       0.009       0.500       3.866     20180601        425000        180        3224.14
17041315    EMC MORTGAGE        5.125       0.009       0.500       4.616     20350601        425000        360        2314.07
17040611    EMC MORTGAGE        8.750       0.009       0.500       8.241     20140901         48000        360         388.89
17040567    EMC MORTGAGE        5.000       0.009       0.500       4.491     20141101         85100        120         902.62
17176500    WELLS FARGO         6.500       0.009       0.250       6.241     20321201         79500        360         502.49
17177088    WELLS FARGO         6.625       0.009       0.250       6.366     20360801        579000        360        3196.56
16769588    EMC MORTGAGE        8.114       0.009       0.500       7.605     20320701        160000        360        1005.61
17177118    WELLS FARGO         6.750       0.009       0.250       6.491     20360801         40000        360         259.44
17147490    BANK OF AMERICA     6.375       0.009       0.375       5.991     20361201        141216        360         881.01
17054642    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361001     120800.44        480         730.07
16769762    EMC MORTGAGE        7.464       0.009       0.500       6.955     20340301        975000        360        4036.46
17176876    WELLS FARGO         8.375       0.009       0.250       8.116     20360501         24000        360         182.42
17054670    EMC MORTGAGE        6.375       0.009       0.500       5.866     20350901     353462.66        360        2239.69
17177619    WELLS FARGO         6.250       0.009       0.250       5.991     20361101        420400        360        2588.48
17040319    EMC MORTGAGE        4.500       0.009       0.500       3.991     20321001        104778        360         530.89
17041311    EMC MORTGAGE        3.750       0.009       0.500       3.241     20350401        332000        360         1037.5
17147542    BANK OF AMERICA     6.500       0.009       0.250       6.241     20360301        133000        360         840.66
17040475    EMC MORTGAGE        7.000       0.009       0.500       6.491     20350501     450245.47        348        3017.83
17177293    WELLS FARGO         9.500       0.009       0.250       9.241     20360901         66500        360         559.17
17054098    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360801     154341.39        360        1018.24
17040557    EMC MORTGAGE        5.250       0.009       0.500       4.741     20140701        100000        120        1072.92
17040425    EMC MORTGAGE        7.375       0.009       0.500       6.866     20340701        333450        360         2048.2
17147483    BANK OF AMERICA     6.500       0.009       0.250       6.241     20360701        196731        360         582.36
17176772    WELLS FARGO         6.000       0.009       0.250       5.741     20351201        249000        360        1492.89
17040448    EMC MORTGAGE        6.625       0.009       0.500       6.116     20290401     357223.84        275        2528.48
17040866    EMC MORTGAGE        5.875       0.009       0.500       5.366     20111201         53800        120         593.92
17040458    EMC MORTGAGE        6.625       0.009       0.500       6.116     20290401        398000        360        2548.44
17176743    WELLS FARGO         4.375       0.009       0.250       4.116     20200901        359650        180        2728.38
17147500    BANK OF AMERICA     7.750       0.009       0.375       7.366     20360601        417000        360        1341.24
16769850    EMC MORTGAGE        7.914       0.009       0.500       7.405     20350601        476000        360        1803.04
17147495    BANK OF AMERICA     2.500       0.009       0.375       2.116     20370301       1475000        360        5828.04
17040576    EMC MORTGAGE        7.750       0.009       0.500       7.241     20080101        117400        180         1057.3
17041239    EMC MORTGAGE        4.750       0.009       0.500       4.241     20150201     376969.49        107        3952.44
17040863    EMC MORTGAGE        5.875       0.009       0.500       5.366     20111201         53800        120         593.92
17040868    EMC MORTGAGE        5.875       0.009       0.500       5.366     20111201         53800        120         593.92
17040522    EMC MORTGAGE        4.625       0.009       0.500       4.116     20130801         40200        120         419.05
17040245    EMC MORTGAGE        7.250       0.009       0.500       6.741     20280101        450000        360        3069.79
17176644    WELLS FARGO         6.875       0.009       0.250       6.616     20361001        500000        360        3284.64
17176816    WELLS FARGO         6.375       0.009       0.250       6.116     20360401        233000        360        1453.62
17176562    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        525000        360         2187.5
17041331    EMC MORTGAGE        4.875       0.009       0.500       4.366     20351201        348986        360        1289.21
17147427    BANK OF AMERICA     6.500       0.009       0.250       6.241     20360801        199430        360        1260.54
17040873    EMC MORTGAGE        5.875       0.009       0.500       5.366     20111201         50500        120         557.49
17040395    EMC MORTGAGE        4.000       0.009       0.500       3.491     20330401         53000        360         253.03
17040760    EMC MORTGAGE        7.875       0.009       0.500       7.366     20300312         75000        360         798.58
17147517    BANK OF AMERICA     6.750       0.009       0.250       6.491     20211101         40000        180         353.97
17177679    WELLS FARGO         7.375       0.009       0.250       7.116     20361101        200000        360        1381.36
17176760    WELLS FARGO         4.375       0.009       0.250       4.116     20201201        350000        180        2655.18
17147564    BANK OF AMERICA     6.875       0.009       0.250       6.616     20220201         50000        180         445.93
16807663    EMC MORTGAGE        7.250       0.009       0.250       6.991     20361201        785000        360        4742.71
16769894    EMC MORTGAGE        6.742       0.009       0.500       6.233     20190301         85000        360         518.93
17054385    EMC MORTGAGE        7.250       0.009       0.500       6.741     20350901     195205.58        360        1179.37
17177603    WELLS FARGO         7.875       0.009       0.250       7.616     20361101        107000        360         775.83
17054846    EMC MORTGAGE        6.875       0.009       0.500       6.366     20361001     165188.19        360        1088.86
17054252    EMC MORTGAGE        6.250       0.009       0.500       5.741     20191201      85333.07        180         868.15
17147521    BANK OF AMERICA     8.250       0.009       0.375       7.866     20360701        177000        360         610.87
17040544    EMC MORTGAGE        4.875       0.009       0.500       4.366     20140201        151750        120        1600.29
17054641    EMC MORTGAGE        7.875       0.009       0.500       7.366     20361001       1422850        360        9337.45
17040869    EMC MORTGAGE        5.875       0.009       0.500       5.366     20111201         53800        120         593.92
17041018    EMC MORTGAGE        7.310       0.009       0.500       6.801     20140927         69000        360         470.82
17054719    EMC MORTGAGE        7.875       0.009       0.500       7.366     20351201      55725.13        360         408.36
17176723    WELLS FARGO         7.375       0.009       0.250       7.116     20350701         38000        360         262.46
17147407    BANK OF AMERICA     6.125       0.009       0.250       5.866     20370101        175000        360        1063.32

(Table of Continued)

                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17176667     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040877      62    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041273     107    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041029     241    Single Family       1STLIEN      No            ARM       3.000        12.000     20070501    2.000    3.000
17177601     355    2-4 Family          1STLIEN      No            ARM       2.000        12.000     20111101    1.000    2.000
16705595     349    Single Family       1STLIEN      No            ARM       3.875         6.000     20080501    1.000    3.875
17040603     127    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177476     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16994702     341    Single Family       1STLIEN      No            ARM       3.200         1.000     20070501    1.000    3.200
17176571     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17054663     335    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054746     349    Condominium         1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17176614     352    Single Family       1STLIEN      No            ARM       3.000        12.000     20160801    1.000    3.000
16066927     325    Single Family       1STLIEN      No            ARM       2.650         1.000     20070501    1.000    2.650
17147555     356    Condominium         1STLIEN      No            ARM       2.250        12.000     20071201    2.000    2.250
17040494     315    Single Family       1STLIEN      No            ARM       2.500        12.000     20080401    2.000    2.500
17147380     200    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040500     134    Single Family       1STLIEN      No            ARM       2.500        12.000     20100601    2.000    2.500
17041315     338    Single Family       1STLIEN      No            ARM       2.500        12.000     20100601    2.000    2.500
17040611      89    Single Family       1STLIEN      No            ARM       4.010        12.000     20070901    1.000    4.010
17040567      91    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176500     308    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177088     352    Single Family       1STLIEN      No            ARM       3.000        12.000     20130801    1.000    3.000
16769588     303    Condominium         1STLIEN      No            ARM       3.100         1.000     20070501    1.000    3.100
17177118     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147490     356    Single Family       1STLIEN      No            ARM       2.250        12.000     20091201    2.000    2.250
17054642     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769762     323    Single Family       1STLIEN      No            ARM       2.450         1.000     20070501    1.000    2.450
17176876     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054670     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177619     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040319     306    Single Family       1STLIEN      No            ARM       2.500        12.000     20071001    2.000    2.500
17041311     336    PUD                 1STLIEN      No            ARM       2.500        12.000     20080401    2.000    2.500
17147542     347    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040475     337    Single Family       1STLIEN      No            ARM       2.500        12.000     20070501    2.000    2.500
17177293     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054098     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040557      87    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040425     327    Condominium         1STLIEN      No            ARM       2.000         6.000     20070701    1.000    2.000
17147483     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20110701    2.000    2.250
17176772     344    Condominium         1STLIEN      No            ARM       2.000        12.000     20101201    1.000    2.000
17040448     264    Single Family       1STLIEN      No            ARM       2.750        12.000     20090501    2.000    2.750
17040866      56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040458     264    Single Family       1STLIEN      No            ARM       2.750        12.000     20090401    2.000    2.750
17176743     161    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147500     350    Single Family       1STLIEN      No            ARM       2.375         1.000     20070501    1.000    2.375
16769850     338    Condominium         1STLIEN      No            ARM       2.900         1.000     20070501    1.000    2.900
17147495     359    Single Family       1STLIEN      No            ARM       3.250         1.000     20070501    1.000    3.250
17040576       9    Single Family       1STLIEN      No            ARM       2.750        12.000     20080101    2.000    2.750
17041239      94    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040863      56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040868      56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040522      76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040245     249    Single Family       1STLIEN      No            ARM       2.500        12.000     20080101    2.000    2.500
17176644     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176816     348    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176562     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17041331     344    Single Family       1STLIEN      No            ARM       2.500        12.000     20121201    2.000    2.500
17147427     352    Single Family       1STLIEN      No            ARM       2.250        12.000     20110801    2.000    2.250
17040873      56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040395     312    Single Family       1STLIEN      No            ARM       2.500        12.000     20100401    2.000    2.500
17040760     275    Single Family       1STLIEN      No            ARM       2.750        12.000     20080312    2.000    2.750
17147517     175    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177679     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176760     164    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147564     178    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16807663     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769894     143    Single Family       1STLIEN      No            ARM       2.350         1.000     20070501    1.000    2.350
17054385     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177603     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054846     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054252     152    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147521     351    Single Family       1STLIEN      No            ARM       2.875         1.000     20070501    1.000    2.875
17040544      82    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054641     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040869      56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041018      89    Single Family       1STLIEN      No            ARM       2.500        12.000     20070927    1.750    2.500
17054719     344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176723     339    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147407     357    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17176667      0.000      58.40    4/1/2007              N
17040877      0.000      58.46    4/1/2007              N
17041273      0.000      58.51    4/1/2007              N
17041029     12.000      58.53    4/1/2007              N
17177601     18.625      58.64    4/1/2007              N
16705595     12.875      58.67    4/1/2007              N
17040603      0.000      58.67    4/1/2007              N
17177476      0.000      58.74    4/1/2007              N
16994702      9.950      58.77    4/1/2007              Y
17176571     15.000      58.77    4/1/2007              N
17054663      0.000      58.78    4/1/2007              N
17054746     11.500      58.80    4/1/2007              N
17176614     17.000      58.82    4/1/2007              N
16066927      9.950      58.94    4/1/2007              Y
17147555     11.000      58.94    4/1/2007              N
17040494      9.750      58.95    4/1/2007              N
17147380      0.000      59.00    4/1/2007              N
17040500     10.375      59.03    4/1/2007              N
17041315     11.125      59.03    4/1/2007              N
17040611     19.750      59.04    4/1/2007              N
17040567      0.000      59.10    4/1/2007              N
17176500      0.000      59.11    4/1/2007              N
17177088     18.625      59.14    4/1/2007              N
16769588     12.450      59.26    4/1/2007              Y
17177118      0.000      59.26    4/1/2007              N
17147490     12.375      59.50    4/1/2007              N
17054642      0.000      59.80    4/1/2007              N
16769762      9.950      60.00    4/1/2007              Y
17176876      0.000      60.00    4/1/2007              N
17054670      0.000      60.01    4/1/2007              N
17177619      0.000      60.06    4/1/2007              N
17040319     10.500      60.22    4/1/2007              N
17041311      8.750      60.36    4/1/2007              N
17147542      0.000      60.37    4/1/2007              N
17040475     11.000      60.44    4/1/2007              N
17177293      0.000      60.45    4/1/2007              N
17054098      0.000      60.53    4/1/2007              N
17040557      0.000      60.61    4/1/2007              N
17040425      8.250      60.63    4/1/2007              N
17147483     11.500      60.68    4/1/2007              N
17176772     17.000      60.73    4/1/2007              N
17040448     12.625      61.06    4/1/2007              N
17040866      0.000      61.14    4/1/2007              N
17040458     12.625      61.23    4/1/2007              N
17176743      0.000      61.27    4/1/2007              N
17147500      9.950      61.32    4/1/2007              Y
16769850     10.450      61.42    4/1/2007              Y
17147495     10.450      61.45    4/1/2007              Y
17040576     10.125      61.79    4/1/2007              N
17041239      0.000      61.80    4/1/2007              N
17040863      0.000      61.84    4/1/2007              N
17040868      0.000      61.84    4/1/2007              N
17040522      0.000      61.85    4/1/2007              N
17040245     13.250      62.07    4/1/2007              N
17176644      0.000      62.11    4/1/2007              N
17176816      0.000      62.13    4/1/2007              N
17176562     15.000      62.20    4/1/2007              N
17041331     10.875      62.32    4/1/2007              N
17147427     11.500      62.32    4/1/2007              N
17040873      0.000      62.35    4/1/2007              N
17040395     10.000      62.35    4/1/2007              N
17040760     15.500      62.50    4/1/2007              N
17147517      0.000      62.50    4/1/2007              N
17177679      0.000      62.50    4/1/2007              N
17176760      0.000      62.72    4/1/2007              N
17147564      0.000      62.73    4/1/2007              N
16807663      0.000      62.80    4/1/2007              N
16769894     13.400      62.96    4/1/2007              Y
17054385      0.000      99.98    4/1/2007              N
17177603      0.000      62.98    4/1/2007              N
17054846      0.000      74.77    4/1/2007              N
17054252      0.000      75.00    4/1/2007              N
17147521     10.450      63.21    4/1/2007              Y
17040544      0.000      63.23    4/1/2007              N
17054641      0.000      82.23    4/1/2007              N
17040869      0.000      63.29    4/1/2007              N
17041018     18.500      63.30    4/1/2007              N
17054719      0.000     100.00    4/1/2007              N
17176723      0.000      63.33    4/1/2007              N
17147407      0.000      63.64    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17054497    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360701    1368469.97        360         9614.2
17040513    EMC MORTGAGE        4.250       0.009       0.500       3.741     20130801         79600        120          815.4
17176670    WELLS FARGO         8.750       0.009       0.250       8.491     20370201        545000        360        4287.52
17053935    EMC MORTGAGE        5.875       0.009       0.500       5.366     20360501     223125.99        360        1330.96
17040230    EMC MORTGAGE        4.500       0.009       0.500       3.991     20140301         44000        120         456.01
17176579    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        925000        360        3854.17
13512698    WELLS FARGO         8.000       0.009       0.250       7.741     20330101        550000        360        4698.83
17054722    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360101     799769.52        360        4582.01
17176685    WELLS FARGO         7.125       0.009       0.250       6.866     20361101         80000        360         538.97
17176599    WELLS FARGO         6.250       0.009       0.250       5.991     20370101        300900        360        1852.69
17040865    EMC MORTGAGE        5.875       0.009       0.500       5.366     20111201         53800        120         593.92
17040867    EMC MORTGAGE        5.875       0.009       0.500       5.366     20111201         53800        120         593.92
17054089    EMC MORTGAGE        8.500       0.009       0.500       7.991     20360301      99374.55        360         768.91
16769621    EMC MORTGAGE        7.164       0.009       0.500       6.655     20331201        170000        360         703.78
17053991    EMC MORTGAGE        7.000       0.009       0.500       6.491     20361001        157300        360         917.58
17177549    WELLS FARGO         6.750       0.009       0.250       6.491     20361001        511000        360        2874.38
17147527    BANK OF AMERICA     6.375       0.009       0.250       6.116     20360901        158346        360         987.88
17040859    EMC MORTGAGE        4.500       0.009       0.500       3.991     20340301        180000        360         673.12
17176737    WELLS FARGO         4.375       0.009       0.250       4.116     20200901        270000        180        2048.28
17176757    WELLS FARGO         4.750       0.009       0.250       4.491     20201201         72000        180         560.04
17040504    EMC MORTGAGE        3.625       0.009       0.500       3.116     20331101     307374.71        330        1393.27
17040472    EMC MORTGAGE        5.875       0.009       0.500       5.366     20111101        141500        120        1562.07
16835915    EMC MORTGAGE        8.750       0.009       0.375       8.366     20470101        203000        480          513.3
17054364    EMC MORTGAGE        6.250       0.009       0.500       5.741     20351001     596326.45        360        3100.66
17040517    EMC MORTGAGE        4.875       0.009       0.500       4.366     20331001        142000        360         775.12
17040365    EMC MORTGAGE        7.875       0.009       0.500       7.366     20260401         83000        360         556.73
17041279    EMC MORTGAGE        5.250       0.009       0.500       4.741     20350801        137000        360         599.38
17040871    EMC MORTGAGE        6.000       0.009       0.500       5.491     20111201         92600        120        1028.05
17040273    EMC MORTGAGE        5.750       0.009       0.500       5.241     20340401        272000        360        1560.21
17054612    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360801      89525.76        360         583.74
17054142    EMC MORTGAGE        6.875       0.009       0.500       6.366     20361001     471757.91        360        2702.73
17147523    BANK OF AMERICA     6.250       0.009       0.250       5.991     20461101        136345        480         774.09
17177482    WELLS FARGO         7.250       0.009       0.250       6.991     20360901        909000        360        5488.27
15113838    WELLS FARGO         5.250       0.009       0.250       4.991     20190801        942500        180        7576.55
15615549    EMC MORTGAGE        6.375       0.009       0.250       6.116     20351001        975000        360        5165.61
15764579    EMC MORTGAGE        6.625       0.009       0.250       6.366     20351101         39000        360         249.72
16643886    EMC MORTGAGE        7.750       0.009       0.375       7.366     20361001       1625000        360       10494.79
16769814    EMC MORTGAGE        5.250       0.009       0.500       4.741     20341001        104000        360         574.29
16813847    EMC MORTGAGE        7.125       0.009       0.375       6.741     20370101        214500        360        1273.59
16850653    EMC MORTGAGE        8.375       0.009       0.500       7.866     20360301        643500        360        2305.31
16994678    EMC MORTGAGE        5.375       0.009       0.500       4.866     20350901        182650        360         818.12
17040202    EMC MORTGAGE        6.250       0.009       0.500       5.741     20250801         19500        360         120.06
17177119    WELLS FARGO         7.950       0.009       0.250       7.691     20360701         63700        360         465.19
17177435    WELLS FARGO         8.375       0.009       0.250       8.116     20211101         55250        180         540.03
17177779    WELLS FARGO         7.625       0.009       0.250       7.366     20360501         75000        360         530.85
17040902    EMC MORTGAGE        4.625       0.009       0.500       4.116     20330701        421000        360        2164.53
17177187    WELLS FARGO         5.750       0.009       0.250       5.491     20360901        196100        360        1144.39
16850849    EMC MORTGAGE        8.000       0.009       0.500       7.491     20360801        432000        360        1439.65
17040858    EMC MORTGAGE        4.875       0.009       0.500       4.366     20340301        425500        360        2251.78
17040350    EMC MORTGAGE        5.000       0.009       0.500       4.491     20100201         88400         84        1249.44
17177810    WELLS FARGO         5.875       0.009       0.250       5.616     20320101        135000        360         794.53
17040864    EMC MORTGAGE        5.875       0.009       0.500       5.366     20111201         53800        120         593.92
17040568    EMC MORTGAGE        4.875       0.009       0.500       4.366     20341101        250000        360        1015.63
17040487    EMC MORTGAGE        5.000       0.009       0.500       4.491     20330101        102000        360         547.56
17147546    BANK OF AMERICA     5.500       0.009       0.250       5.241     20360801        128600        360         730.18
17054717    EMC MORTGAGE        8.250       0.009       0.500       7.741     20351201     231384.99        360        1590.77
17040895    EMC MORTGAGE        4.125       0.009       0.500       3.616     20330801        430000        360        2083.99
17147489    BANK OF AMERICA     5.875       0.009       0.250       5.616     20220201        225000        180        1883.52
16221907    EMC MORTGAGE        8.000       0.009       0.375       7.616     20360601        288000        360        1920.01
17147571    BANK OF AMERICA     6.125       0.009       0.250       5.866     20210501         54300        180         461.89
17040903    EMC MORTGAGE        4.625       0.009       0.500       4.116     20130801         43400        120         452.41
17040518    EMC MORTGAGE        6.125       0.009       0.500       5.616     20130901         55000        120         614.07
17040415    EMC MORTGAGE        4.875       0.009       0.500       4.366     20140401         38488        120         405.88
17054325    EMC MORTGAGE        6.250       0.009       0.500       5.741     20341001     201095.63        360        1274.54
16801019    EMC MORTGAGE        8.375       0.009       0.500       7.866     20240401        243000        360        1754.58
16769898    EMC MORTGAGE        7.000       0.009       0.500       6.491     20200501         56000        360         380.13
17040384    EMC MORTGAGE        7.625       0.009       0.500       7.116     20290601         94500        360         672.06
17041317    EMC MORTGAGE        4.625       0.009       0.500       4.116     20350701        359650        360        1386.15
16365257    EMC MORTGAGE        8.500       0.009       0.500       7.991     20360101        650000        360         2328.6
16850745    EMC MORTGAGE        8.000       0.009       0.500       7.491     20361101       1500000        360        4998.78
17176558    WELLS FARGO         5.000       0.009       0.250       4.741     20350501       1000000        360        4166.66
17176561    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        700000        360         2833.4
17176608    WELLS FARGO         6.750       0.009       0.250       6.491     20360701         50000        360          324.3
17176867    WELLS FARGO         6.000       0.009       0.250       5.741     20351101        150000        360            750
17177593    WELLS FARGO         6.750       0.009       0.250       6.491     20361101         40000        360         259.44
17054019    EMC MORTGAGE        7.000       0.009       0.500       6.491     20360801      468109.8        360        3147.55
17040821    EMC MORTGAGE        7.875       0.009       0.500       7.366     20300501        485000        360        3516.59
17040696    EMC MORTGAGE        7.500       0.009       0.500       6.991     20300501         75000        360         524.41
17176927    WELLS FARGO         8.250       0.009       0.250       7.991     20360601         42000        360         315.54
16850661    EMC MORTGAGE        8.500       0.009       0.500       7.991     20360501        910000        360        6997.12

(Table Continued)

                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17054497     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20110701    1.000    2.250
17040513      76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176670     358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053935     349    Single Family       1STLIEN      No            ARM       2.750        12.000     20090501    2.000    2.750
17040230      83    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176579     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
13512698     309    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054722     345    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176685     355    Townhouse           1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176599     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040865      56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040867      56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054089     347    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769621     320    Single Family       1STLIEN      No            ARM       2.150         1.000     20070501    1.000    2.150
17053991     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177549     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147527     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20130901    2.000    2.250
17040859     323    PUD                 1STLIEN      No            ARM       2.500        12.000     20090301    2.000    2.500
17176737     161    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176757     164    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040504     319    Single Family       1STLIEN      No            ARM       2.500        12.000     20080501    2.000    2.500
17040472      55    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16835915     477    Single Family       1STLIEN      No            ARM       3.750         1.000     20070501    9.000    3.750
17054364     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040517     318    Single Family       1STLIEN      No            ARM       2.500        12.000     20081001    2.000    2.500
17040365     228    Single Family       1STLIEN      No            ARM       2.750        12.000     20080401    2.000    2.750
17041279     340    Single Family       1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17040871      56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040273     324    Single Family       1STLIEN      No            ARM       2.500        12.000     20080401    2.000    2.500
17054612     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054142     354    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147523     475    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177482     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15113838     148    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15615549     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15764579     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16643886     354    Single Family       1STLIEN      No            ARM       2.250         6.000     20111001    1.000    2.250
16769814     330    Single Family       1STLIEN      No            ARM       2.600         1.000     20071001    1.000    2.600
16813847     357    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20140101    1.000    2.250
16850653     347    PUD                 1STLIEN      No            ARM       3.400         1.000     20070501    9.000    3.400
16994678     341    Condominium         1STLIEN      No            ARM       2.250         6.000     20080901    2.000    2.250
17040202     220    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177119     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177435     175    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177779     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040902     315    Single Family       1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17177187     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850849     352    Single Family       1STLIEN      No            ARM       2.950         1.000     20070501    1.000    2.950
17040858     323    Single Family       1STLIEN      No            ARM       2.500        12.000     20090301    2.000    2.500
17040350      34    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177810     297    Single Family       1STLIEN      No            ARM       3.000        12.000     20080101    1.000    3.000
17040864      56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040568     331    Single Family       1STLIEN      No            ARM       2.500        12.000     20091101    2.000    2.500
17040487     309    Single Family       1STLIEN      No            ARM       2.500        12.000     20080101    2.000    2.500
17147546     352    Single Family       1STLIEN      No            ARM       2.250        12.000     20110801    2.000    2.250
17054717     344    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040895     316    Single Family       1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17147489     178    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16221907     350    PUD                 1STLIEN      No            ARM       2.250         6.000     20110601    1.000    2.250
17147571     169    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040903      76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040518      77    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040415      84    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054325     330    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801019     204    Single Family       1STLIEN      No            ARM       3.250        12.000     20080401    2.000    3.250
16769898     157    Single Family       1STLIEN      No            ARM       2.200         1.000     20070501    1.000    2.200
17040384     266    Single Family       1STLIEN      No            ARM       2.750        12.000     20070601    2.000    2.750
17041317     339    Single Family       1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
16365257     345    Single Family       1STLIEN      No            ARM       3.450         1.000     20070501    1.000    3.450
16850745     355    PUD                 1STLIEN      No            ARM       2.950         1.000     20070501    1.000    2.950
17176558     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176561     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176608     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176867     343    Single Family       1STLIEN      No            ARM       2.000        12.000     20081101    1.000    2.000
17177593     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054019     352    2-4 Family          1STLIEN      No            ARM       2.750        12.000     20130801    2.000    2.750
17040821     277    Single Family       1STLIEN      No            ARM       2.750        12.000     20070501    2.000    2.750
17040696     277    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176927     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850661     349    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17054497     12.500      70.93    4/1/2007              N
17040513      0.000      63.68    4/1/2007              N
17176670      0.000      63.74    4/1/2007              N
17053935     10.375      63.75    4/1/2007              N
17040230      0.000      63.77    4/1/2007              N
17176579     15.000      63.79    4/1/2007              N
13512698      0.000      63.95    4/1/2007              N
17054722      0.000      87.00    4/1/2007              N
17176685      0.000      64.00    4/1/2007              N
17176599      0.000      64.02    4/1/2007              N
17040865      0.000      64.05    4/1/2007              N
17040867      0.000      64.05    4/1/2007              N
17054089      0.000      64.11    4/1/2007              N
16769621      8.950      64.15    4/1/2007              Y
17053991      0.000      94.99    4/1/2007              N
17177549      0.000      64.28    4/1/2007              N
17147527     11.375      64.28    4/1/2007              N
17040859     10.500      64.29    4/1/2007              N
17176737      0.000      64.29    4/1/2007              N
17176757      0.000      64.29    4/1/2007              N
17040504      9.625      64.30    4/1/2007              N
17040472      0.000      64.32    4/1/2007              N
16835915      9.950      95.00    4/1/2007              Y
17054364      0.000      86.59    4/1/2007              N
17040517     10.875      64.55    4/1/2007              N
17040365     11.250      64.59    4/1/2007              N
17041279     11.250      64.62    4/1/2007              N
17040871      0.000      64.76    4/1/2007              N
17040273      9.750      64.76    4/1/2007              N
17054612      0.000      64.87    4/1/2007              N
17054142      0.000     100.00    4/1/2007              N
17147523      0.000      64.92    4/1/2007              N
17177482      0.000      64.93    4/1/2007              N
15113838      0.000      65.00    4/1/2007              N
15615549      0.000      71.67    4/1/2007              N
15764579      0.000      65.00    4/1/2007              N
16643886     12.750      69.00    4/1/2007              N
16769814     11.950      65.00    4/1/2007              Y
16813847     12.125      65.00    4/1/2007              N
16850653      9.950     100.00    4/1/2007              Y
16994678     11.375      65.00    4/1/2007              N
17040202      0.000      65.00    4/1/2007              N
17177119      0.000      65.00    4/1/2007              N
17177435      0.000      65.00    4/1/2007              N
17177779      0.000      65.22    4/1/2007              N
17040902     10.625      65.27    4/1/2007              N
17177187      0.000      65.37    4/1/2007              N
16850849      9.825      65.45    4/1/2007              Y
17040858     10.875      65.46    4/1/2007              N
17040350      0.000      65.48    4/1/2007              N
17177810     16.250      65.53    4/1/2007              N
17040864      0.000      65.61    4/1/2007              N
17040568      9.875      65.79    4/1/2007              N
17040487     11.000      65.81    4/1/2007              N
17147546     10.500      65.95    4/1/2007              N
17054717      0.000      90.00    4/1/2007              N
17040895     10.125      66.15    4/1/2007              N
17147489      0.000      66.17    4/1/2007              N
16221907     13.000      66.21    4/1/2007              N
17147571      0.000      66.22    4/1/2007              N
17040903      0.000      66.26    4/1/2007              N
17040518      0.000      66.27    4/1/2007              N
17040415      0.000      66.36    4/1/2007              N
17054325      0.000      66.37    4/1/2007              N
16801019     10.000      66.39    4/1/2007              N
16769898     13.350      66.53    4/1/2007              Y
17040384     12.000      66.55    4/1/2007              N
17041317      9.625      66.60    4/1/2007              N
16365257     12.500     100.00    4/1/2007              Y
16850745      9.950      66.67    4/1/2007              Y
17176558     15.000      66.67    4/1/2007              N
17176561     15.000      66.67    4/1/2007              N
17176608      0.000      66.67    4/1/2007              N
17176867     18.000      66.67    4/1/2007              N
17177593      0.000      66.67    4/1/2007              N
17054019     12.000      66.87    4/1/2007              N
17040821     13.875      66.90    4/1/2007              N
17040696      0.000      66.96    4/1/2007              N
17176927      0.000      67.20    4/1/2007              N
16850661      0.000      67.41    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17040608    EMC MORTGAGE        6.660       0.009       0.500       6.151     20100401         30000        300         219.23
17040401    EMC MORTGAGE        5.250       0.009       0.500       4.741     20130901         55300        120         611.79
15854480    WELLS FARGO         6.875       0.009       0.250       6.616     20351201         85650        360         804.95
17176974    WELLS FARGO         7.875       0.009       0.250       7.616     20360701        125000        360         906.34
16585927    EMC MORTGAGE        8.750       0.009       0.375       8.366     20361001       1000000        360         3216.4
17176886    WELLS FARGO         7.500       0.009       0.250       7.241     20360601        182500        360        1276.07
17147447    BANK OF AMERICA     6.875       0.009       0.250       6.616     20360701        266837        360        1752.93
17176521    WELLS FARGO         5.000       0.009       0.250       4.741     20350401       1000000        360        4166.67
17147516    BANK OF AMERICA     7.625       0.009       0.375       7.241     20361001     271079.09        360          871.9
17177666    WELLS FARGO         7.125       0.009       0.250       6.866     20361201        353000        360        2378.23
17054336    EMC MORTGAGE        6.625       0.009       0.500       6.116     20340801     190291.33        360        1255.01
17176881    WELLS FARGO         7.000       0.009       0.250       6.741     20360501        170000        360        1131.02
16856863    EMC MORTGAGE        6.625       0.009       0.250       6.366     20370201        150000        360         960.47
17054382    EMC MORTGAGE        6.375       0.009       0.500       5.866     20350801     102309.55        360         655.07
17176604    WELLS FARGO         6.250       0.009       0.250       5.991     20360301         86000        360         529.52
16850744    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360901        478000        360        2688.67
17147456    BANK OF AMERICA     6.250       0.009       0.250       5.991     20361101        147000        360         905.11
17040421    EMC MORTGAGE        7.750       0.009       0.500       7.241     20340401     342152.15        335        2516.48
17040920    EMC MORTGAGE        4.000       0.009       0.500       3.491     20130701        200000        120         2024.9
17040512    EMC MORTGAGE        4.125       0.009       0.500       3.616     20341201     413787.97        345         2049.8
17054615    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361001     113602.85        360         739.41
17040595    EMC MORTGAGE        7.500       0.009       0.500       6.991     20260501        100000        360         664.02
17054699    EMC MORTGAGE        6.750       0.009       0.500       6.241     20351001      51745.53        360         340.51
17054710    EMC MORTGAGE        6.875       0.009       0.500       6.366     20351101     210475.73        360        1451.81
16209159    EMC MORTGAGE        6.875       0.009       0.250       6.616     20360501        145000        360         952.55
17040312    EMC MORTGAGE        5.125       0.009       0.500       4.616     20131101        148600        120        1585.23
17054042    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360301     311310.76        360        2064.73
14579285    EMC MORTGAGE        7.614       0.009       0.500       7.105     20320401        180000        360        1259.95
16769893    EMC MORTGAGE        6.392       0.009       0.500       5.883     20171101        112500        360          663.7
17040921    EMC MORTGAGE        4.250       0.009       0.500       3.741     20330701        450000        360        2213.73
17041024    EMC MORTGAGE        7.940       0.009       0.500       7.431     20120501         18000        240         142.01
17040538    EMC MORTGAGE        5.125       0.009       0.500       4.616     20331201        434500        360         2365.8
17054709    EMC MORTGAGE        5.750       0.009       0.500       5.241     20351101     541279.16        360        3209.65
17147471    BANK OF AMERICA     6.250       0.009       0.250       5.991     20360501        225000        360        1385.37
16710291    EMC MORTGAGE        7.750       0.009       0.500       7.241     20361101        400000        360        1583.33
17177213    WELLS FARGO         8.250       0.009       0.250       7.991     20360901        132000        360         991.68
17040444    EMC MORTGAGE        7.500       0.009       0.500       6.991     20271201        535000        360         3740.8
17040274    EMC MORTGAGE        5.125       0.009       0.500       4.616     20140601        101500        120        1082.78
17147501    BANK OF AMERICA     6.125       0.009       0.250       5.866     20361201        345500        360         2099.3
17176711    WELLS FARGO         5.375       0.009       0.250       5.116     20200501        400000        180        3241.87
17040463    EMC MORTGAGE        6.750       0.009       0.500       6.241     20310801        245000        367         1649.8
17040427    EMC MORTGAGE        4.500       0.009       0.500       3.991     20340601        202000        360         1023.5
17176607    WELLS FARGO         6.375       0.009       0.250       6.116     20461101        256000        480        1476.03
17177176    WELLS FARGO         8.500       0.009       0.250       8.241     20360801        128900        360         991.13
17177039    WELLS FARGO         8.500       0.009       0.250       8.241     20360801         64800        360         498.26
17054011    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361101     766753.17        360         4986.1
17040800    EMC MORTGAGE        8.250       0.009       0.500       7.741     20270801         77100        360         461.08
16807656    EMC MORTGAGE        6.500       0.009       0.250       6.241     20361201        565000        360        3571.18
16836777    EMC MORTGAGE        7.375       0.009       0.375       6.991     20361101        180000        360         656.25
17040842    EMC MORTGAGE        4.625       0.009       0.500       4.116     20330601        440000        360        2262.21
16801142    EMC MORTGAGE        6.875       0.009       0.500       6.366     20130608         72000        300         684.82
17177503    WELLS FARGO         6.875       0.009       0.250       6.616     20361001        164300        360        1079.34
17040299    EMC MORTGAGE        8.000       0.009       0.500       7.491     20280201        100000        360          701.6
16419521    EMC MORTGAGE        8.625       0.009       0.375       8.241     20360801        127000        360         908.36
16769556    EMC MORTGAGE        7.464       0.009       0.500       6.955     20280401         48843        360         257.69
16198912    EMC MORTGAGE        8.125       0.009       0.375       7.741     20360501         92190        360         684.51
16030802    EMC MORTGAGE        8.000       0.009       0.375       7.616     20360101        252000        360        1849.09
16175376    EMC MORTGAGE        9.125       0.009       0.500       8.616     20350701         51800        360         481.59
16175441    EMC MORTGAGE        7.750       0.009       0.500       7.241     20350601         94500        360         677.01
16323370    EMC MORTGAGE        7.750       0.009       0.375       7.366     20360701         56000        360         361.05
16393851    EMC MORTGAGE        8.375       0.009       0.375       7.991     20360801        175000        360        1330.13
16395480    EMC MORTGAGE        7.250       0.009       0.375       6.866     20360801        148050        360         894.41
16395603    EMC MORTGAGE        8.000       0.009       0.250       7.741     20360701         68530        360         502.85
16395684    EMC MORTGAGE        8.500       0.009       0.375       8.116     20360801        124250        360         955.38
16404018    EMC MORTGAGE        8.625       0.009       0.375       8.241     20360801        288750        360        2245.87
16405197    EMC MORTGAGE        7.750       0.009       0.375       7.366     20360801        273325        360        1764.65
16705616    WELLS FARGO         4.750       0.009       0.250       4.491     20340701        282450        360        1117.81
16769609    EMC MORTGAGE        8.014       0.009       0.500       7.505     20331001        381500        360        1835.85
16769658    EMC MORTGAGE        4.750       0.009       0.500       4.241     20330101        385000        360        2008.34
16769833    EMC MORTGAGE        5.500       0.009       0.500       4.991     20350101        134400        360         763.11
16769847    EMC MORTGAGE        8.364       0.009       0.500       7.855     20450801        315000        480         998.91
16769902    EMC MORTGAGE        7.000       0.009       0.500       6.491     20210501         72800        360         484.34
16798178    EMC MORTGAGE        7.000       0.009       0.375       6.616     20361201        920500        360        3068.33
16826977    EMC MORTGAGE        8.500       0.009       0.375       8.116     20461201        647500        480        1637.24
16850660    EMC MORTGAGE        8.125       0.009       0.500       7.616     20361001        549500        360        3720.57
16859196    EMC MORTGAGE        7.875       0.009       0.375       7.491     20370101        945000        360        6201.56
16994671    EMC MORTGAGE        7.625       0.009       0.500       7.116     20350601         75950        360         371.84
16994723    EMC MORTGAGE        7.125       0.009       0.500       6.616     20360801        102200        360         606.81
17000266    EMC MORTGAGE        6.750       0.009       0.250       6.491     20370301        175000        360         984.38
17040240    EMC MORTGAGE        4.375       0.009       0.500       3.866     20341101        308000        360        1011.11

(Table Continued)

                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17040608      36    Single Family       1STLIEN      No            ARM       1.900        12.000     20080401    1.000    1.900
17040401      77    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15854480     344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176974     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16585927     354    Single Family       1STLIEN      No            ARM       3.750         1.000     20070501    9.000    3.750
17176886     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147447     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20110701    2.000    2.250
17176521     336    Single Family       1STLIEN      No            ARM       3.000        12.000     20100401    1.000    3.000
17147516     354    Condominium         1STLIEN      No            ARM       2.250         1.000     20070501    1.000    2.250
17177666     356    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054336     328    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176881     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16856863     358    Manufactured Home   1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054382     340    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176604     347    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850744     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147456     355    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040421     324    PUD                 1STLIEN      No            ARM       2.500        12.000     20070501    2.000    2.500
17040920      75    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040512     332    Single Family       1STLIEN      No            ARM       2.500        12.000     20110301    2.000    2.500
17054615     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040595     229    Single Family       1STLIEN      No            ARM       2.750        12.000     20070501    2.000    2.750
17054699     342    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054710     343    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16209159     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040312      79    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054042     347    Single Family       1STLIEN      No            ARM       2.750        12.000     20130301    2.000    2.750
14579285     300    Condominium         1STLIEN      No            ARM       2.600         1.000     20070501    1.000    2.600
16769893     127    Condominium         1STLIEN      No            ARM       2.000         1.000     20070501    1.000    2.000
17040921     315    Single Family       1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17041024      61    Single Family       1STLIEN      No            ARM       3.000        12.000     20070501    2.000    3.000
17040538     320    Condominium         1STLIEN      No            ARM       2.500        12.000     20101201    2.000    2.500
17054709     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147471     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16710291     355    Condominium         1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
17177213     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040444     248    Single Family       1STLIEN      No            ARM       2.500        12.000     20071201    1.000    2.500
17040274      86    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147501     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176711     157    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040463     292    Single Family       1STLIEN      No            ARM       3.000        12.000     20070801    2.000    3.000
17040427     326    Single Family       1STLIEN      No            ARM       2.500        12.000     20110601    2.000    2.500
17176607     475    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177176     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177039     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054011     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040800     244    Single Family       1STLIEN      No            ARM       3.250        12.000     20070801    2.000    3.250
16807656     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16836777     355    PUD                 1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
17040842     314    Single Family       1STLIEN      No            ARM       2.500        12.000     20100601    2.000    2.500
16801142      74    Single Family       1STLIEN      No            ARM       2.000        12.000     20070608    1.000    2.000
17177503     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040299     250    Single Family       1STLIEN      No            ARM       3.000        12.000     20080201    2.000    3.000
16419521     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16769556     252    Single Family       1STLIEN      No            ARM       2.450         1.000     20070501    1.000    2.450
16198912     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    2.000    2.250
16030802     345    2-4 Family          1STLIEN      No            ARM       4.125         6.000     20080101    1.000    4.125
16175376     339    PUD                 1STLIEN      No            ARM       4.750         6.000     20070701    1.000    4.750
16175441     338    2-4 Family          1STLIEN      No            ARM       6.750         6.000     20070601    3.000    6.750
16323370     351    Single Family       1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16393851     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16395480     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16395603     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16395684     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16404018     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16405197     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16705616     327    Condominium         1STLIEN      No            ARM       2.750        12.000     20090701    2.000    2.750
16769609     318    Condominium         1STLIEN      No            ARM       3.000         1.000     20070501    1.000    3.000
16769658     309    Single Family       1STLIEN      No            ARM       2.600         1.000     20080101    1.000    2.600
16769833     333    Condominium         1STLIEN      No            ARM       2.600         1.000     20100101    1.000    2.600
16769847     460    Single Family       1STLIEN      No            ARM       3.350         1.000     20070501    1.000    3.350
16769902     169    Single Family       1STLIEN      No            ARM       2.300         1.000     20070501    1.000    2.300
16798178     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16826977     476    Single Family       1STLIEN      No            ARM       3.500         1.000     20070501    9.000    3.500
16850660     354    PUD                 1STLIEN      No            ARM       2.250        12.000     20111001    5.000    2.250
16859196     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16994671     338    Single Family       1STLIEN      No            ARM       4.000        12.000     20070601    2.000    4.000
16994723     352    Single Family       1STLIEN      No            ARM       3.500         6.000     20090801    1.000    3.500
17000266     359    Manufactured Home   1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040240     331    Single Family       1STLIEN      No            ARM       2.500        12.000     20091101    2.000    2.500

(Table Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17040608     10.910      67.42    4/1/2007              N
17040401      0.000      67.44    4/1/2007              N
15854480      0.000      67.44    4/1/2007              N
17176974      0.000      67.57    4/1/2007              N
16585927      9.950      90.00    4/1/2007              Y
17176886      0.000      67.59    4/1/2007              N
17147447     11.875      67.63    4/1/2007              N
17176521     15.000      67.72    4/1/2007              N
17147516      9.950      67.76    4/1/2007              Y
17177666      0.000      67.88    4/1/2007              N
17054336      0.000      70.00    4/1/2007              N
17176881      0.000      68.00    4/1/2007              N
16856863      0.000      68.18    4/1/2007              N
17054382      0.000      68.21    4/1/2007              N
17176604      0.000      68.25    4/1/2007              N
16850744      0.000      68.29    4/1/2007              N
17147456      0.000      68.37    4/1/2007              N
17040421      9.250      68.43    4/1/2007              N
17040920      0.000      68.49    4/1/2007              N
17040512     10.125      68.62    4/1/2007              N
17054615      0.000      68.85    4/1/2007              N
17040595      9.875      68.97    4/1/2007              N
17054699      0.000      68.99    4/1/2007              N
17054710      0.000      79.97    4/1/2007              N
16209159      0.000      69.05    4/1/2007              N
17040312      0.000      69.12    4/1/2007              N
17054042     11.875      69.18    4/1/2007              N
14579285     11.950      69.23    4/1/2007              Y
16769893     12.888      69.23    4/1/2007              Y
17040921     10.250      69.23    4/1/2007              N
17041024     13.140      69.23    4/1/2007              N
17040538     11.125      69.30    4/1/2007              N
17054709      0.000      69.39    4/1/2007              N
17147471      0.000      69.44    4/1/2007              N
16710291     12.750      89.86    4/1/2007              N
17177213      0.000      69.47    4/1/2007              N
17040444     13.500      69.48    4/1/2007              N
17040274      0.000      69.52    4/1/2007              N
17147501      0.000      69.56    4/1/2007              N
17176711      0.000      69.57    4/1/2007              N
17040463     13.125      69.60    4/1/2007              N
17040427      9.500      69.66    4/1/2007              N
17176607      0.000      69.66    4/1/2007              N
17177176      0.000      69.68    4/1/2007              N
17177039      0.000      69.68    4/1/2007              N
17054011      0.000      75.00    4/1/2007              N
17040800     10.250      69.71    4/1/2007              N
16807656      0.000      69.75    4/1/2007              N
16836777     12.375      69.77    4/1/2007              Y
17040842     10.625      69.84    4/1/2007              N
16801142     14.500      69.90    4/1/2007              N
17177503      0.000      69.91    4/1/2007              N
17040299     12.500      69.93    4/1/2007              N
16419521     13.625      99.97    4/1/2007              N
16769556     10.350      70.00    4/1/2007              Y
16198912     13.125      95.00    4/1/2007              N
16030802     14.000     100.00    4/1/2007              N
16175376     15.125      70.00    4/1/2007              N
16175441     13.750      70.00    4/1/2007              N
16323370     12.750     100.00    4/1/2007              N
16393851     13.375     100.00    4/1/2007              N
16395480     12.250     100.00    4/1/2007              N
16395603      0.000     100.00    4/1/2007              N
16395684     13.500      90.00    4/1/2007              N
16404018     13.625     100.00    4/1/2007              N
16405197     12.750      90.00    4/1/2007              N
16705616      9.750      70.00    4/1/2007              N
16769609     10.350      70.00    4/1/2007              Y
16769658     11.950      70.00    4/1/2007              Y
16769833     11.950      70.00    4/1/2007              Y
16769847     10.550      70.00    4/1/2007              Y
16769902     13.449      70.00    4/1/2007              Y
16798178     12.000      90.00    4/1/2007              Y
16826977      9.950      94.32    4/1/2007              Y
16850660     13.125      95.00    4/1/2007              N
16859196     12.875      90.00    4/1/2007              N
16994671     11.875      95.00    4/1/2007              N
16994723     13.125      70.00    4/1/2007              N
17000266      0.000      70.00    4/1/2007              N
17040240      9.375      70.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17040283    EMC MORTGAGE        5.625       0.009       0.500       5.116     20130901         88900        120         970.31
17040321    EMC MORTGAGE        3.875       0.009       0.500       3.366     20180701        420000        180        3080.45
17040453    EMC MORTGAGE        8.000       0.009       0.500       7.491     20281201        360500        360        2556.97
17040925    EMC MORTGAGE        4.500       0.009       0.500       3.991     20331001        103600        360         524.93
17040933    EMC MORTGAGE        6.250       0.009       0.500       5.741     20330901        238420        360        1141.31
17041252    EMC MORTGAGE        4.750       0.009       0.500       4.241     20350501        105000        361         430.97
17041278    EMC MORTGAGE        5.000       0.009       0.500       4.491     20350701         58800        360         315.65
17147419    BANK OF AMERICA     7.125       0.009       0.250       6.866     20370101         52500        360         353.71
17147421    BANK OF AMERICA     8.125       0.009       0.375       7.741     20360301        385000        360        1351.93
17147472    BANK OF AMERICA     7.750       0.009       0.375       7.366     20360201        294000        360        1016.55
17176539    WELLS FARGO         5.625       0.009       0.250       5.366     20360701        209930        360        1208.48
17176613    WELLS FARGO         6.500       0.009       0.250       6.241     20360601        640500        360         4048.4
17176637    WELLS FARGO         7.250       0.009       0.250       6.991     20360801        430500        360        2600.94
17176825    WELLS FARGO         8.250       0.009       0.250       7.991     20210501         78400        180          760.6
17176893    WELLS FARGO         7.950       0.009       0.250       7.691     20360501         35000        360          255.6
17176897    WELLS FARGO         8.875       0.009       0.250       8.616     20360501         28000        360         222.79
17176903    WELLS FARGO         8.250       0.009       0.250       7.991     20360501         39900        360         299.76
17176908    WELLS FARGO         8.625       0.009       0.250       8.366     20360501         63700        360         495.46
17176913    WELLS FARGO         8.625       0.009       0.250       8.366     20360501         35000        360         272.23
17176914    WELLS FARGO         8.625       0.009       0.250       8.366     20360501         35000        360         272.23
17176917    WELLS FARGO         8.500       0.009       0.250       8.241     20360501         84000        360         645.89
17176945    WELLS FARGO         8.250       0.009       0.250       7.991     20360601         39200        360          294.5
17176986    WELLS FARGO         8.875       0.009       0.250       8.616     20360701         35700        360         284.05
17176995    WELLS FARGO         8.750       0.009       0.250       8.491     20360601         80500        360         633.29
17177053    WELLS FARGO         8.250       0.009       0.250       7.991     20360701         45500        360         341.83
17177154    WELLS FARGO         7.375       0.009       0.250       7.116     20360801        927500        360        5698.51
17177291    WELLS FARGO         7.500       0.009       0.250       7.241     20360901         39900        360         278.99
17177309    WELLS FARGO         6.625       0.009       0.250       6.366     20360701        490000        360        2690.27
17177638    WELLS FARGO         7.750       0.009       0.250       7.491     20361101        262500        360        1880.59
16146840    EMC MORTGAGE        6.625       0.009       0.375       6.241     20350901        430500        360        2376.72
16839327    EMC MORTGAGE        7.625       0.009       0.375       7.241     20370101        110880        360         704.55
16856750    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370201        218106        360        1476.76
16856769    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370201        218106        360        1476.76
17002435    EMC MORTGAGE        6.875       0.009       0.375       6.491     20370201        122500        360         701.82
17177004    WELLS FARGO         5.750       0.009       0.250       5.491     20360701        702350        360        4098.73
17054242    EMC MORTGAGE        5.750       0.009       0.500       5.241     20340201     623404.64        360        3793.22
17040762    EMC MORTGAGE       11.000       0.009       0.500      10.491     20131201         84061        120        1079.24
17040409    EMC MORTGAGE        4.875       0.009       0.500       4.366     20331101        168200        361         919.07
17040371    EMC MORTGAGE        6.750       0.009       0.500       6.241     20261001     406875.66        246        3009.75
17034706    EMC MORTGAGE        7.500       0.009       0.375       7.116     20370201        150850        360         565.69
17040834    EMC MORTGAGE        6.125       0.009       0.500       5.616     20320801        450000        360        2734.25
17177009    WELLS FARGO         7.125       0.009       0.250       6.866     20360701        128000        360         862.36
17040900    EMC MORTGAGE        4.250       0.009       0.500       3.741     20330601        431500        360        2122.72
16769870    EMC MORTGAGE        6.175       0.009       0.500       5.666     20451101        359650        480        2022.89
17177010    WELLS FARGO         6.375       0.009       0.250       6.116     20210701        134000        180         1158.1
17041014    EMC MORTGAGE        7.250       0.009       0.500       6.741     20110601        300000        180        2574.95
17041303    EMC MORTGAGE        5.750       0.009       0.500       5.241     20160501         96000        120        1053.78
17040233    EMC MORTGAGE        4.625       0.009       0.500       4.116     20340801        140500        360         722.37
15615079    EMC MORTGAGE        6.500       0.009       0.250       6.241     20350801        113000        360         714.24
17147538    BANK OF AMERICA     5.875       0.009       0.250       5.616     20360201        167000        360         987.87
17147509    BANK OF AMERICA     8.250       0.009       0.375       7.866     20360301        198000        360         734.59
17040899    EMC MORTGAGE        4.875       0.009       0.500       4.366     20130701        230000        120        2425.48
17040358    EMC MORTGAGE        4.750       0.009       0.500       4.241     20350101        424000        360        2211.78
16850944    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360701         86400        360         560.39
17054826    EMC MORTGAGE        7.750       0.009       0.500       7.241     20360901      559792.7        360        3603.72
16769746    EMC MORTGAGE        7.764       0.009       0.500       7.255     20340101        290000        360        1200.58
17147416    BANK OF AMERICA     6.750       0.009       0.440       6.301     20281201         60275        360         378.85
17040333    EMC MORTGAGE        4.625       0.009       0.500       4.116     20140301        113475        120        1182.89
17040896    EMC MORTGAGE        4.875       0.009       0.500       4.366     20330501        348000        360        1841.64
17176801    WELLS FARGO         4.750       0.009       0.250       4.491     20360101        145000        360         756.39
17040845    EMC MORTGAGE        4.500       0.009       0.500       3.991     20330701        163500        360         828.43
17040413    EMC MORTGAGE        5.125       0.009       0.500       4.616     20131201         96000        120        1022.79
17147425    BANK OF AMERICA     7.750       0.009       0.375       7.366     20360601     370000.41        360        1211.43
17176693    WELLS FARGO         6.250       0.009       0.250       5.991     20370101        370000        360        1720.59
17177780    WELLS FARGO         6.500       0.009       0.250       6.241     20360601         82000        360          518.3
17040582    EMC MORTGAGE        6.500       0.009       0.500       5.991     20240501        126950        360         738.06
17176576    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        785000        360        3270.83
17054661    EMC MORTGAGE        5.500       0.009       0.500       4.991     20200401     579817.85        180        5168.06
17054832    EMC MORTGAGE        7.000       0.009       0.500       6.491     20360901        274992        360        1604.12
17040820    EMC MORTGAGE        7.875       0.009       0.500       7.366     20300401        500000        360        1516.91
17176833    WELLS FARGO         7.625       0.009       0.250       7.366     20360501        125001        360         884.75
17054830    EMC MORTGAGE        7.375       0.009       0.500       6.866     20361001     378832.68        360        2624.57
16994656    EMC MORTGAGE        6.875       0.009       0.500       6.366     20350901     486362.93        351        2786.45
17176573    WELLS FARGO         5.500       0.009       0.250       5.241     20350501        400000        360        2271.16
17177409    WELLS FARGO         7.875       0.009       0.250       7.616     20361201        172000        360        1247.12
17147519    BANK OF AMERICA     5.875       0.009       0.250       5.616     20360701        134100        360         793.26
17040844    EMC MORTGAGE        4.250       0.009       0.500       3.741     20330701        442500        360        2176.83
17040901    EMC MORTGAGE        4.625       0.009       0.500       4.116     20330601        459650        360        2363.24
17054408    EMC MORTGAGE        7.000       0.009       0.500       6.491     20360201     262338.83        360        1530.31
17040499    EMC MORTGAGE        3.625       0.009       0.500       3.116     20330701        381000        360        1837.75

(Table Continued)

                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17040283      77    Townhouse           1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040321     135    Single Family       1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17040453     260    Single Family       1STLIEN      No            ARM       3.000        12.000     20071201    2.000    3.000
17040925     318    Single Family       1STLIEN      No            ARM       2.500        12.000     20101001    2.000    2.500
17040933     317    Single Family       1STLIEN      No            ARM       2.500        12.000     20070901    2.000    2.500
17041252     337    Single Family       1STLIEN      No            ARM       2.500        12.000     20100401    2.000    2.500
17041278     339    Single Family       1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17147419     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147421     347    Condominium         1STLIEN      No            ARM       2.750         1.000     20070501    1.000    2.750
17147472     346    Single Family       1STLIEN      No            ARM       2.375         1.000     20070501    1.000    2.375
17176539     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20110701    1.000    3.000
17176613     350    Single Family       1STLIEN      No            ARM       3.000        12.000     20090601    1.000    3.000
17176637     352    2-4 Family          1STLIEN      No            ARM       3.000        12.000     20110801    1.000    3.000
17176825     169    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176893     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176897     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176903     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176908     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176913     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176914     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176917     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176945     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176986     351    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176995     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177053     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177154     352    Single Family       1STLIEN      No            ARM       3.000        12.000     20160801    1.000    3.000
17177291     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177309     351    Single Family       1STLIEN      No            ARM       2.000        12.000     20110701    1.000    2.000
17177638     355    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16146840     341    Single Family       1STLIEN      No            ARM       2.250         6.000     20100901    1.000    2.250
16839327     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16856750     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16856769     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17002435     358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17177004     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054242     322    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040762      80    Single Family       1STLIEN      No            ARM       6.000        12.000     20071201    2.000    6.000
17040409     319    Single Family       1STLIEN      No            ARM       2.500        12.000     20081001    2.000    2.500
17040371     234    Single Family       1STLIEN      No            ARM       2.750        12.000     20071001    2.000    2.750
17034706     358    Condominium         1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17040834     304    Condominium         1STLIEN      No            ARM       2.500        12.000     20070801    2.000    2.500
17177009     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040900     314    PUD                 1STLIEN      No            ARM       2.500        12.000     20100601    2.000    2.500
16769870     463    Single Family       1STLIEN      No            ARM       3.150         1.000     20101101    1.000    3.150
17177010     171    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041014      50    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041303     109    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040233     328    Single Family       1STLIEN      No            ARM       2.500        12.000     20090801    2.000    2.500
15615079     340    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147538     346    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147509     347    Single Family       1STLIEN      No            ARM       2.875         1.000     20070501    1.000    2.875
17040899      75    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040358     333    Single Family       1STLIEN      No            ARM       2.500        12.000     20100101    2.000    2.500
16850944     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20110701    1.000    2.250
17054826     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20110901    1.000    2.250
16769746     321    Single Family       1STLIEN      No            ARM       2.750         1.000     20070501    1.000    2.750
17147416     260    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040333      83    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040896     313    Single Family       1STLIEN      No            ARM       2.500        12.000     20080501    2.000    2.500
17176801     345    Single Family       1STLIEN      No            ARM       2.000        12.000     20090101    1.000    2.000
17040845     315    Single Family       1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17040413      80    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147425     350    Single Family       1STLIEN      No            ARM       2.375         1.000     20070501    1.000    2.375
17176693     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177780     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040582     205    Single Family       1STLIEN      No            ARM       2.750        12.000     20070501    1.000    2.750
17176576     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17054661     156    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054832     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040820     276    Single Family       1STLIEN      No            ARM       2.750        12.000     20080401    2.000    2.750
17176833     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054830     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16994656     341    Single Family       1STLIEN      No            ARM       3.125         6.000     20080601    1.000    3.125
17176573     337    Condominium         1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17177409     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147519     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20110701    2.000    2.250
17040844     315    PUD                 1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17040901     314    PUD                 1STLIEN      No            ARM       2.500        12.000     20100601    2.000    2.500
17054408     346    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040499     315    Single Family       1STLIEN      No            ARM       2.500        12.000     20080701    2.000    2.500

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17040283      0.000      70.00    4/1/2007              N
17040321      9.875      70.00    4/1/2007              N
17040453     12.500      70.00    4/1/2007              N
17040925     10.500      70.00    4/1/2007              N
17040933     10.250      70.00    4/1/2007              N
17041252     10.750      70.00    4/1/2007              N
17041278     11.000      70.00    4/1/2007              N
17147419      0.000      70.00    4/1/2007              N
17147421     10.575      70.00    4/1/2007              Y
17147472      9.950      70.00    4/1/2007              Y
17176539     16.625      70.00    4/1/2007              N
17176613     18.500      70.00    4/1/2007              N
17176637     19.250      70.00    4/1/2007              N
17176825      0.000      70.00    4/1/2007              N
17176893      0.000      70.00    4/1/2007              N
17176897      0.000      70.00    4/1/2007              N
17176903      0.000      70.00    4/1/2007              N
17176908      0.000      70.00    4/1/2007              N
17176913      0.000      70.00    4/1/2007              N
17176914      0.000      70.00    4/1/2007              N
17176917      0.000      70.00    4/1/2007              N
17176945      0.000      70.00    4/1/2007              N
17176986      0.000      70.00    4/1/2007              N
17176995      0.000      70.00    4/1/2007              N
17177053      0.000      70.00    4/1/2007              N
17177154     19.375      70.00    4/1/2007              N
17177291      0.000      70.00    4/1/2007              N
17177309     18.625      70.00    4/1/2007              N
17177638      0.000      70.00    4/1/2007              N
16146840     11.625     100.00    4/1/2007              N
16839327     12.625     100.00    4/1/2007              N
16856750     13.125     100.00    4/1/2007              N
16856769     13.125     100.00    4/1/2007              N
17002435     11.875      90.00    4/1/2007              N
17177004      0.000      70.00    4/1/2007              N
17054242      0.000      73.03    4/1/2007              N
17040762     14.500      70.05    4/1/2007              N
17040409     10.875      70.08    4/1/2007              N
17040371     12.375      70.15    4/1/2007              N
17034706     12.500      70.16    4/1/2007              Y
17040834     12.125      70.31    4/1/2007              N
17177009      0.000      70.33    4/1/2007              N
17040900     10.250      70.51    4/1/2007              N
16769870     12.500      70.52    4/1/2007              Y
17177010      0.000      70.53    4/1/2007              N
17041014      0.000      70.59    4/1/2007              N
17041303      0.000      70.59    4/1/2007              N
17040233      9.625      70.60    4/1/2007              N
15615079      0.000      70.63    4/1/2007              N
17147538      0.000      70.68    4/1/2007              N
17147509     10.450      70.71    4/1/2007              Y
17040899      0.000      70.77    4/1/2007              N
17040358     10.750      70.78    4/1/2007              N
16850944     11.750      70.82    4/1/2007              N
17054826     12.750      94.99    4/1/2007              N
16769746      8.950      70.90    4/1/2007              Y
17147416      0.000      70.91    4/1/2007              N
17040333      0.000      70.92    4/1/2007              N
17040896     10.875      71.02    4/1/2007              N
17176801     15.750      71.04    4/1/2007              N
17040845     10.500      71.09    4/1/2007              N
17040413      0.000      71.11    4/1/2007              N
17147425     10.075      71.15    4/1/2007              Y
17176693      0.000      71.29    4/1/2007              N
17177780      0.000      71.30    4/1/2007              N
17040582     10.500      71.32    4/1/2007              N
17176576     15.000      71.36    4/1/2007              N
17054661      0.000      77.89    4/1/2007              N
17054832      0.000     100.00    4/1/2007              N
17040820     12.875      71.43    4/1/2007              N
17176833      0.000      71.43    4/1/2007              N
17054830      0.000     100.00    4/1/2007              N
16994656     12.875      96.52    4/1/2007              N
17176573     15.500      71.56    4/1/2007              N
17177409      0.000      71.67    4/1/2007              N
17147519     10.875      71.71    4/1/2007              N
17040844     10.250      71.72    4/1/2007              N
17040901     10.625      71.82    4/1/2007              N
17054408      0.000     100.00    4/1/2007              N
17040499      9.625      71.89    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17040452    EMC MORTGAGE        6.500       0.009       0.500       5.991     20080901        110000        120        1375.15
17040941    EMC MORTGAGE        4.750       0.009       0.500       4.241     20331101        426600        360        2225.35
16600626    EMC MORTGAGE        7.875       0.009       0.375       7.491     20361101        650000        360        2640.63
17177477    WELLS FARGO         7.000       0.009       0.250       6.741     20360901        300000        360        1995.91
17176758    WELLS FARGO         6.125       0.009       0.250       5.866     20351101        360000        360         2187.4
17177494    WELLS FARGO         7.250       0.009       0.250       6.991     20360901        612000        360        4174.92
17040534    EMC MORTGAGE        4.250       0.009       0.500       3.741     20330901     350735.54        332         1798.2
17041293    EMC MORTGAGE        5.625       0.009       0.500       5.116     20360601        396116        360        1856.79
17176547    WELLS FARGO         5.250       0.009       0.250       4.991     20350201        284500        360        1571.02
17177089    WELLS FARGO         8.500       0.009       0.250       8.241     20360901         69750        360         536.32
17054755    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360601       44721.1        360         291.87
17040390    EMC MORTGAGE        4.750       0.009       0.500       4.241     20321101        343100        360        1789.77
17054233    EMC MORTGAGE        6.000       0.009       0.500       5.491     20330801        322000        360         1935.1
17176587    WELLS FARGO         6.250       0.009       0.250       5.991     20360901        351500        360        1830.73
17054673    EMC MORTGAGE        6.125       0.009       0.500       5.616     20350801     104160.94        360         644.68
16227489    EMC MORTGAGE       10.625       0.009       0.500      10.116     20330201        170000        360        1552.37
17040514    EMC MORTGAGE        4.125       0.009       0.500       3.616     20330801        281000        360        1361.87
17054410    EMC MORTGAGE        8.250       0.009       0.500       7.741     20351101      54347.24        360          414.7
17177386    WELLS FARGO         7.125       0.009       0.250       6.866     20360901        205800        360        1386.52
17176513    WELLS FARGO         6.750       0.009       0.250       6.491     20361201        145000        360         940.47
17040926    EMC MORTGAGE        4.000       0.009       0.500       3.491     20180801        450000        180         3328.6
17054789    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360701     326774.55        360        2130.64
17054370    EMC MORTGAGE        7.750       0.009       0.500       7.241     20351101         67936        360         438.75
17054120    EMC MORTGAGE        6.500       0.009       0.500       5.991     20361001     572854.01        360        3102.96
16850734    EMC MORTGAGE        8.875       0.009       0.500       8.366     20360901         63340        360         503.97
17177090    WELLS FARGO         6.875       0.009       0.250       6.616     20360801        400000        360        2291.67
16769834    EMC MORTGAGE        8.014       0.009       0.500       7.505     20350201        375000        360        1444.16
17040228    EMC MORTGAGE        5.250       0.009       0.500       4.741     20131001        134500        120        1443.07
17176976    WELLS FARGO         7.950       0.009       0.250       7.691     20360601         76500        360         558.67
16769803    EMC MORTGAGE        7.275       0.009       0.500       6.766     20341201        188000        360        1285.68
17054813    EMC MORTGAGE        7.375       0.009       0.500       6.866     20360901     619975.38        360         3809.9
17176590    WELLS FARGO         5.375       0.009       0.250       5.116     20350801        550000        360        2459.01
17176597    WELLS FARGO         5.875       0.009       0.250       5.616     20360601        135000        360         798.58
16801005    EMC MORTGAGE        7.875       0.009       0.500       7.366     20221001        100000        360         692.35
17147512    BANK OF AMERICA     5.875       0.009       0.250       5.616     20350901        194900        360        1152.91
17040391    EMC MORTGAGE        4.875       0.009       0.500       4.366     20321101        171700        360         908.65
16319363    GMAC                8.000       0.009       0.250       7.741     20160501        380000        180        3631.48
17054066    EMC MORTGAGE        6.625       0.009       0.500       6.116     20360601      87844.95        360         566.03
15635637    EMC MORTGAGE        8.375       0.009       0.375       7.991     20350801        158700        360         548.73
17054683    EMC MORTGAGE        5.750       0.009       0.500       5.241     20350801     325499.61        360        1937.48
17054823    EMC MORTGAGE        6.875       0.009       0.500       6.366     20361001      95838.22        360         630.66
17040483    EMC MORTGAGE        5.125       0.009       0.500       4.616     20320901        180000        360         980.08
17177456    WELLS FARGO         7.950       0.009       0.250       7.691     20361001        307500        360        2245.62
16850955    EMC MORTGAGE        8.875       0.009       0.500       8.366     20360501        161200        360         616.18
16769563    EMC MORTGAGE        6.864       0.009       0.500       6.355     20300201        385000        360        2165.44
17040733    EMC MORTGAGE        6.000       0.009       0.500       5.491     20181001         55000        300         266.98
17177346    WELLS FARGO         8.500       0.009       0.250       8.241     20360901        165000        360        1268.71
17177195    WELLS FARGO         8.500       0.009       0.250       8.241     20360901        116000        360         891.94
17054613    EMC MORTGAGE        8.250       0.009       0.500       7.741     20360801         80800        360          555.5
17176499    WELLS FARGO         5.500       0.009       0.250       5.241     20330901        551200        360        3129.65
17054772    EMC MORTGAGE        7.750       0.009       0.500       7.241     20360701     108059.47        360         779.23
17176930    WELLS FARGO         7.750       0.009       0.250       7.491     20360701        136000        360         974.33
17040516    EMC MORTGAGE        3.750       0.009       0.500       3.241     20330801        441600        360        2045.12
17176552    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        650000        360         2687.5
17040843    EMC MORTGAGE        3.875       0.009       0.500       3.366     20330701        442000        360        2078.45
17054638    EMC MORTGAGE        7.875       0.009       0.500       7.366     20361001        280000        360         1837.5
17176919    WELLS FARGO         7.950       0.009       0.250       7.691     20360601         70000        360          511.2
17053805    EMC MORTGAGE        6.250       0.009       0.500       5.741     20351201        637500        360         3925.2
17040929    EMC MORTGAGE        4.750       0.009       0.500       4.241     20330901        435000        360        2269.17
17040381    EMC MORTGAGE        6.625       0.009       0.500       6.116     20080501         49400        120         536.71
17040580    EMC MORTGAGE        6.750       0.009       0.500       6.241     20231201         61950        360         404.36
17041281    EMC MORTGAGE        7.375       0.009       0.500       6.866     20350801        400000        360        2392.42
17040589    EMC MORTGAGE        7.750       0.009       0.500       7.241     20250201        124750        360         792.08
17040922    EMC MORTGAGE        4.000       0.009       0.500       3.491     20330801        435000        360        2076.76
17177635    WELLS FARGO         9.625       0.009       0.250       9.366     20361201        150000        360        1274.98
17040720    EMC MORTGAGE        7.500       0.009       0.500       6.991     20101005         34000        360         250.16
17054649    EMC MORTGAGE        6.250       0.009       0.500       5.741     20360901      70967.49        360         438.64
17040579    EMC MORTGAGE        7.375       0.009       0.500       6.866     20141201         83600        252         532.08
17041280    EMC MORTGAGE        5.000       0.009       0.500       4.491     20350801        130980        360         545.56
17054110    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361001        710400        360         3966.5
17177554    WELLS FARGO         9.375       0.009       0.250       9.116     20361001         57000        360          474.1
17040490    EMC MORTGAGE        7.875       0.009       0.500       7.366     20330301        365000        360        2565.59
17177262    WELLS FARGO         9.125       0.009       0.250       8.866     20210901         60000        180         613.03
17040419    EMC MORTGAGE        4.875       0.009       0.500       4.366     20341001        301000        360        1222.06
17176615    WELLS FARGO         8.125       0.009       0.250       7.866     20260701         43000        240         363.02
17040850    EMC MORTGAGE        3.875       0.009       0.500       3.366     20330801        442000        360        2078.45
16769856    EMC MORTGAGE        7.654       0.009       0.500       7.145     20350501        371000        360        1329.08
17054653    EMC MORTGAGE        7.500       0.009       0.500       6.991     20361001        196630        360        1228.94
17054840    EMC MORTGAGE        6.250       0.009       0.500       5.741     20361001      597704.9        360        3694.31
17040362    EMC MORTGAGE        5.375       0.009       0.500       4.866     20320801        113000        360         632.77

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17040452      17    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040941     319    PUD                 1STLIEN      No            ARM       2.500        12.000     20081101    2.000    2.500
16600626     355    Single Family       1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
17177477     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176758     343    Single Family       1STLIEN      No            ARM       3.000        12.000     20151101    1.000    3.000
17177494     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040534     317    Single Family       1STLIEN      No            ARM       2.500        12.000     20090101    2.000    2.500
17041293     350    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176547     334    Single Family       1STLIEN      No            ARM       3.000        12.000     20100201    1.000    3.000
17177089     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054755     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040390     307    Single Family       1STLIEN      No            ARM       2.500        12.000     20071101    2.000    2.500
17054233     316    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176587     353    Single Family       1STLIEN      No            ARM       3.000        12.000     20130901    1.000    3.000
17054673     340    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16227489     310    Single Family       1STLIEN      No            ARM       5.250         6.000     20070801    1.000    5.250
17040514     316    PUD                 1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17054410     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177386     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176513     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040926     136    PUD                 1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17054789     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054370     343    Single Family       1STLIEN      No            ARM       2.250        12.000     20101101    1.000    2.250
17054120     354    Single Family       1STLIEN      No            ARM       2.250        12.000     20131001    1.000    2.250
16850734     353    Condominium         1STLIEN      No            ARM       2.250        12.000     20110901    2.000    2.250
17177090     352    Condominium         1STLIEN      No            ARM       3.000        12.000     20160801    1.000    3.000
16769834     334    Single Family       1STLIEN      No            ARM       3.000         1.000     20070501    1.000    3.000
17040228      78    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176976     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769803     332    Single Family       1STLIEN      No            ARM       5.625         1.000     20071201    1.000    5.625
17054813     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176590     340    Condominium         1STLIEN      No            ARM       3.000        12.000     20100801    1.000    3.000
17176597     350    Single Family       1STLIEN      No            ARM       3.000        12.000     20090601    1.000    3.000
16801005     186    Single Family       1STLIEN      No            ARM       2.750        12.000     20071001    2.000    2.750
17147512     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040391     307    Single Family       1STLIEN      No            ARM       2.250        12.000     20071101    2.000    2.250
16319363     109    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054066     350    Single Family       1STLIEN      No            ARM       2.250        12.000     20110601    1.000    2.250
15635637     340    PUD                 1STLIEN      No            ARM       3.375         1.000     20070501    9.000    3.375
17054683     340    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054823     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040483     305    Single Family       1STLIEN      No            ARM       2.500        12.000     20070901    2.000    2.500
17177456     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850955     349    Single Family       1STLIEN      No            ARM       3.850         1.000     20070501    1.000    3.850
16769563     274    Single Family       1STLIEN      No            ARM       1.850         1.000     20070501    1.000    1.850
17040733     138    Single Family       1STLIEN      No            ARM       2.250        12.000     20071001    2.000    2.250
17177346     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177195     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054613     352    Single Family       1STLIEN      No            ARM       2.250        12.000     20110801    1.000    2.250
17176499     317    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054772     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176930     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040516     316    Single Family       1STLIEN      No            ARM       2.500        12.000     20080801    2.000    2.500
17176552     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17040843     315    Single Family       1STLIEN      No            ARM       2.500        12.000     20080701    2.000    2.500
17054638     354    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176919     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053805     344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040929     317    Single Family       1STLIEN      No            ARM       2.500        12.000     20100901    2.000    2.500
17040381      13    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040580     200    Single Family       1STLIEN      No            ARM       2.500        12.000     20071201    1.000    2.500
17041281     340    PUD                 1STLIEN      No            ARM       2.000         6.000     20070801    1.000    2.000
17040589     214    Single Family       1STLIEN      No            ARM       2.750        12.000     20080201    2.000    2.750
17040922     316    PUD                 1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17177635     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040720      42    Single Family       1STLIEN      No            ARM       2.250        12.000     20071005    1.500    2.250
17054649     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040579      92    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041280     340    PUD                 1STLIEN      No            ARM       2.500        12.000     20080801    2.000    2.500
17054110     354    Single Family       1STLIEN      No            ARM       2.250        12.000     20161001    1.000    2.250
17177554     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040490     311    PUD                 1STLIEN      No            ARM       2.500        12.000     20080301    2.000    2.500
17177262     173    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040419     330    PUD                 1STLIEN      No            ARM       2.500        12.000     20091001    2.000    2.500
17176615     231    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040850     316    Single Family       1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
16769856     337    Single Family       1STLIEN      No            ARM       2.640         1.000     20070501    1.000    2.640
17054653     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054840     354    Single Family       1STLIEN      No            ARM       2.250        12.000     20161001    1.000    2.250
17040362     304    PUD                 1STLIEN      No            ARM       2.500        12.000     20090801    2.000    2.500

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17040452      0.000      71.90    4/1/2007              N
17040941     10.750      71.94    4/1/2007              N
16600626     12.875      87.49    4/1/2007              Y
17177477      0.000      71.99    4/1/2007              N
17176758     17.125      72.00    4/1/2007              N
17177494      0.000      72.00    4/1/2007              N
17040534     10.250      72.02    4/1/2007              N
17041293      0.000      72.02    4/1/2007              N
17176547     15.250      72.03    4/1/2007              N
17177089      0.000      72.06    4/1/2007              N
17054755      0.000      72.13    4/1/2007              N
17040390     10.750      72.23    4/1/2007              N
17054233      0.000      75.59    4/1/2007              N
17176587     17.250      72.33    4/1/2007              N
17054673      0.000      72.33    4/1/2007              N
16227489     13.625      72.34    4/1/2007              N
17040514     10.125      72.42    4/1/2007              N
17054410      0.000     100.00    4/1/2007              N
17177386      0.000      72.46    4/1/2007              N
17176513      0.000      72.50    4/1/2007              N
17040926     10.000      72.58    4/1/2007              N
17054789      0.000      72.62    4/1/2007              N
17054370     12.750      90.05    4/1/2007              N
17054120     11.500      72.70    4/1/2007              N
16850734     13.875      72.72    4/1/2007              N
17177090     18.875      72.73    4/1/2007              N
16769834     10.250      72.82    4/1/2007              Y
17040228      0.000      72.82    4/1/2007              N
17176976      0.000      72.86    4/1/2007              N
16769803     14.975      72.87    4/1/2007              Y
17054813      0.000      72.94    4/1/2007              N
17176590     15.375      72.94    4/1/2007              N
17176597     17.875      72.97    4/1/2007              N
16801005     11.750      72.99    4/1/2007              N
17147512      0.000      73.02    4/1/2007              N
17040391     10.875      73.06    4/1/2007              N
16319363      0.000      73.08    4/1/2007              N
17054066     12.625     100.00    4/1/2007              N
15635637     12.000      73.13    4/1/2007              Y
17054683      0.000      73.15    4/1/2007              N
17054823      0.000     100.00    4/1/2007              N
17040483     11.125      73.17    4/1/2007              N
17177456      0.000      73.21    4/1/2007              N
16850955      9.500      73.27    4/1/2007              Y
16769563      9.950      73.33    4/1/2007              Y
17040733     12.000      73.33    4/1/2007              N
17177346      0.000      73.33    4/1/2007              N
17177195      0.000      73.42    4/1/2007              N
17054613     13.250      95.00    4/1/2007              N
17176499      0.000      73.49    4/1/2007              N
17054772      0.000      95.00    4/1/2007              N
17176930      0.000      73.51    4/1/2007              N
17040516      9.750      73.60    4/1/2007              N
17176552     15.000      73.65    4/1/2007              N
17040843      9.875      73.67    4/1/2007              N
17054638      0.000     100.00    4/1/2007              N
17176919      0.000      73.68    4/1/2007              N
17053805      0.000      73.70    4/1/2007              N
17040929     10.750      73.73    4/1/2007              N
17040381      0.000      73.73    4/1/2007              N
17040580     11.500      73.75    4/1/2007              N
17041281      9.250      73.80    4/1/2007              N
17040589     10.000      73.82    4/1/2007              N
17040922     10.000      73.85    4/1/2007              N
17177635      0.000      73.89    4/1/2007              N
17040720     12.000      73.91    4/1/2007              N
17054649      0.000      73.92    4/1/2007              N
17040579      0.000      73.98    4/1/2007              N
17041280     11.000      74.00    4/1/2007              N
17054110     11.750      80.00    4/1/2007              N
17177554      0.000      74.03    4/1/2007              N
17040490     10.125      74.04    4/1/2007              N
17177262      0.000      74.07    4/1/2007              N
17040419      9.875      74.14    4/1/2007              N
17176615      0.000      74.14    4/1/2007              N
17040850      9.875      74.16    4/1/2007              N
16769856     10.050      74.20    4/1/2007              Y
17054653      0.000     100.00    4/1/2007              N
17054840     11.250      74.25    4/1/2007              N
17040362     11.375      74.34    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17053836    EMC MORTGAGE        7.375       0.009       0.500       6.866     20360301     185881.44        360        1295.02
17176626    WELLS FARGO         8.375       0.009       0.250       8.116     20260901        186000        240        1599.47
17176706    WELLS FARGO         5.125       0.009       0.250       4.866     20350401        152300        360         829.26
17054590    EMC MORTGAGE        7.625       0.009       0.500       7.116     20360601        117600        360         747.25
17053946    EMC MORTGAGE        6.750       0.009       0.500       6.241     20350901        372500        360        2095.31
17176883    WELLS FARGO         7.750       0.009       0.250       7.491     20360601         59600        360         426.99
17040841    EMC MORTGAGE        4.750       0.009       0.500       4.241     20330501        424700        360        2215.44
17054767    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360601      96419.67        360         637.22
16788516    EMC MORTGAGE        7.750       0.009       0.375       7.366     20370101       1500000        360         9687.5
16809184    EMC MORTGAGE        8.500       0.009       0.375       8.116     20370101        932000        360        4271.67
16994661    EMC MORTGAGE        7.500       0.009       0.500       6.991     20351001        110400        360         688.73
17176549    WELLS FARGO         5.250       0.009       0.250       4.991     20350301        552000        360        3048.16
17053947    EMC MORTGAGE        6.750       0.009       0.500       6.241     20350901        395500        360        2224.37
17040945    EMC MORTGAGE        4.500       0.009       0.500       3.991     20331201        282150        360        1058.06
17054116    EMC MORTGAGE        7.625       0.009       0.500       7.116     20360701     125444.08        360         891.82
17053757    EMC MORTGAGE        8.000       0.009       0.500       7.491     20360901        475000        360        3166.67
17054104    EMC MORTGAGE        8.000       0.009       0.500       7.491     20360701        120000        360         880.52
16722632    EMC MORTGAGE        8.250       0.009       0.500       7.741     20350601        375000        360        2817.25
16769663    EMC MORTGAGE        7.764       0.009       0.500       7.255     20330101        650000        360        3407.32
17040956    EMC MORTGAGE        4.250       0.009       0.500       3.741     20340101        130000        360         639.52
17054127    EMC MORTGAGE        7.000       0.009       0.500       6.491     20361001         67280        360         392.47
17176980    WELLS FARGO         8.125       0.009       0.250       7.866     20360601        400000        360        2969.99
17054761    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360501       50116.1        360         365.43
17054084    EMC MORTGAGE        8.000       0.009       0.500       7.491     20361101       43391.5        360         318.82
17176698    WELLS FARGO         5.375       0.009       0.250       5.116     20330301        251000        360        1405.53
17054070    EMC MORTGAGE        7.000       0.009       0.500       6.491     20360701     244108.16        360         1422.2
17040325    EMC MORTGAGE        7.500       0.009       0.500       6.991     20270801        270000        360        2384.62
17147429    BANK OF AMERICA     7.750       0.009       0.375       7.366     20360401        200000        360         666.51
17147539    BANK OF AMERICA     7.875       0.009       0.375       7.491     20361101        215000        360          716.5
17176973    WELLS FARGO         8.875       0.009       0.250       8.616     20360601        207750        360        1652.96
17054342    EMC MORTGAGE        5.375       0.009       0.500       4.866     20350301     404708.09        360        2329.49
17177000    WELLS FARGO         7.750       0.009       0.250       7.491     20360701         84700        360         606.81
17054521    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360601     153661.42        360         880.35
15923780    EMC MORTGAGE        6.750       0.009       0.500       6.241     20350501      146193.2        339         966.71
17054520    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360601     153705.96        360         880.61
17176591    WELLS FARGO         5.500       0.009       0.250       5.241     20350901        299500        360        1369.58
17177148    WELLS FARGO         7.875       0.009       0.250       7.616     20360801        119900        360         869.36
17054113    EMC MORTGAGE        7.625       0.009       0.500       7.116     20360601         86242        360            548
15980920    EMC MORTGAGE        7.875       0.009       0.375       7.491     20360201         97500        360         639.49
13958419    WELLS FARGO        13.625       0.009       0.250      13.366     20320501         45000        360         516.92
15722405    EMC MORTGAGE       10.875       0.009       0.500      10.366     20350101        225000        360        2104.25
15739478    EMC MORTGAGE        6.750       0.009       0.250       6.491     20350901        150000        360         841.68
16227537    EMC MORTGAGE        6.500       0.009       0.500       5.991     20330901        198000        360         1251.5
16315021    EMC MORTGAGE        7.250       0.009       0.375       6.866     20360801        405000        360        2446.19
16342078    EMC MORTGAGE        7.875       0.009       0.375       7.491     20360701        195000        360        1279.69
16347412    EMC MORTGAGE        7.875       0.009       0.250       7.616     20360401         74850        360         542.71
16375465    EMC MORTGAGE        8.750       0.009       0.375       8.366     20360701        261375        360         966.09
16405748    EMC MORTGAGE        8.625       0.009       0.375       8.241     20360801        251250        360        1805.86
16420703    EMC MORTGAGE        7.250       0.009       0.250       6.991     20360901        117750        360         711.41
16549538    HSBC MORTGAGE       6.875       0.009       0.250       6.616     20360801        273750        360        1568.36
16551951    EMC MORTGAGE        9.250       0.009       0.250       8.991     20360701        217500        360        1789.32
16604536    EMC MORTGAGE        8.750       0.009       0.375       8.366     20360901         58125        360         457.27
16693488    EMC MORTGAGE        7.250       0.009       0.250       6.991     20361201        198750        360        1355.83
16707688    EMC MORTGAGE        7.000       0.009       0.250       6.741     20210401        235125        180        2113.37
16715104    EMC MORTGAGE        7.875       0.009       0.375       7.491     20361101        142500        360         935.16
16765289    EMC MORTGAGE        7.875       0.009       0.375       7.491     20370101       1068750        360        7013.67
16769643    EMC MORTGAGE        5.875       0.009       0.500       5.366     20320901        162000        360         958.29
16769648    EMC MORTGAGE        9.264       0.009       0.500       8.755     20321201        397500        360        2615.41
16769716    EMC MORTGAGE        7.464       0.009       0.500       6.955     20340801         52500        360         202.18
16769830    EMC MORTGAGE        5.375       0.009       0.500       4.866     20350201        243750        360        1364.93
16769842    EMC MORTGAGE        7.564       0.009       0.500       7.055     20350601        592500        360         2122.6
16769861    EMC MORTGAGE        7.434       0.009       0.500       6.925     20350901        217425        360         806.65
16769883    EMC MORTGAGE        8.864       0.009       0.500       8.355     20360301        570000        360        2461.11
16769906    EMC MORTGAGE        6.746       0.009       0.500       6.237     20420401        375000        480        2306.53
16781153    EMC MORTGAGE        8.000       0.009       0.375       7.616     20370101        712500        360        5228.07
16809341    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101        251250        360        1727.34
16849055    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101        277500        360        1907.81
16849105    EMC MORTGAGE        7.500       0.009       0.375       7.116     20370101        821250        360        5132.81
16850646    EMC MORTGAGE        8.875       0.009       0.500       8.366     20360401        352500        360        1448.47
16851205    HSBC MORTGAGE       7.375       0.009       0.250       7.116     20370101        191250        360        1320.92
16853371    EMC MORTGAGE        7.125       0.009       0.375       6.741     20370101       1271250        360        7548.05
16978284    EMC MORTGAGE        6.750       0.009       0.375       6.366     20370101        378750        360        1183.59
16978357    EMC MORTGAGE        6.750       0.009       0.375       6.366     20370101        315000        360         984.37
16994703    EMC MORTGAGE        7.750       0.009       0.500       7.241     20351001        225000        360         830.52
17003185    EMC MORTGAGE        8.375       0.009       0.500       7.866     20361201        442500        360        1925.79
17040379    EMC MORTGAGE        6.500       0.009       0.500       5.991     20271101         69000        360         436.32
17040382    EMC MORTGAGE        5.750       0.009       0.500       5.241     20180801        262500        240        2441.97
17040570    EMC MORTGAGE        4.500       0.009       0.500       3.991     20350101        246750        360        1250.25
17040590    EMC MORTGAGE        7.125       0.009       0.500       6.616     20250701         94500        360         607.28
17040813    EMC MORTGAGE        6.875       0.009       0.500       6.366     20090701        131250        120        1515.48

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17053836     347    Single Family       1STLIEN      No            ARM       2.750        12.000     20130301    2.000    2.750
17176626     233    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176706     336    Condominium         1STLIEN      No            ARM       3.000        12.000     20100401    1.000    3.000
17054590     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053946     341    2-4 Family          1STLIEN      No            ARM       2.250        12.000     20100901    1.000    2.250
17176883     350    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040841     313    Single Family       1STLIEN      No            ARM       2.500        12.000     20100501    2.000    2.500
17054767     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16788516     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16809184     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16994661     342    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176549     335    Single Family       1STLIEN      No            ARM       3.000        12.000     20100301    1.000    3.000
17053947     341    2-4 Family          1STLIEN      No            ARM       2.250        12.000     20100901    1.000    2.250
17040945     320    Single Family       1STLIEN      No            ARM       2.500        12.000     20081201    2.000    2.500
17054116     351    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053757     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20110901    2.000    2.250
17054104     351    Condominium         1STLIEN      No            ARM       0.000        12.000     20130701    2.000    0.000
16722632     338    Single Family       1STLIEN      No            ARM       7.250         6.000     20070601    2.000    7.250
16769663     309    Single Family       1STLIEN      No            ARM       2.750         1.000     20070501    1.000    2.750
17040956     321    Single Family       1STLIEN      No            ARM       2.500        12.000     20090101    2.000    2.500
17054127     354    Condominium         1STLIEN      No            ARM       2.625        12.000     20131001    1.000    2.625
17176980     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054761     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054084     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176698     311    Single Family       1STLIEN      No            ARM       3.000        12.000     20080301    1.000    3.000
17054070     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20160701    1.000    2.250
17040325     244    Single Family       1STLIEN      No            ARM       2.500        12.000     20070801    1.000    2.500
17147429     348    Single Family       1STLIEN      No            ARM       2.375         1.000     20070501    1.000    2.375
17147539     355    Single Family       1STLIEN      No            ARM       2.500         1.000     20070501    1.000    2.500
17176973     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054342     335    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177000     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054521     350    Condominium         1STLIEN      No            ARM       2.250        12.000     20110601    1.000    2.250
15923780     337    Single Family       1STLIEN      No            ARM       5.000         6.000     20070801    2.000    5.000
17054520     350    Condominium         1STLIEN      No            ARM       2.250        12.000     20110601    1.000    2.250
17176591     341    Single Family       1STLIEN      No            ARM       3.000        12.000     20150901    1.000    3.000
17177148     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054113     350    Townhouse           1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15980920     346    Single Family       1STLIEN      No            ARM       2.250         6.000     20110201    1.000    2.250
13958419     301    Single Family       1STLIEN      No            ARM       8.250         6.000     20070501    2.000    8.250
15722405     333    Single Family       1STLIEN      No            ARM       7.875         6.000     20070701    1.000    7.875
15739478     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16227537     317    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16315021     352    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16342078     351    PUD                 1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16347412     348    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16375465     351    Single Family       1STLIEN      No            ARM       3.750         1.000     20070501    9.000    3.750
16405748     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16420703     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16549538     352    Single Family       1STLIEN      No            ARM       2.250        12.000     20110801    2.000    2.250
16551951     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16604536     353    Single Family       1STLIEN      No            ARM       2.250         6.000     20130901    1.000    2.250
16693488     356    Manufactured Home   1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16707688     168    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16715104     355    Single Family       1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
16765289     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16769643     305    Single Family       1STLIEN      No            ARM       2.600         1.000     20070901    1.000    2.600
16769648     308    Single Family       1STLIEN      No            ARM       4.250         1.000     20070501    1.000    4.250
16769716     328    Single Family       1STLIEN      No            ARM       2.450         1.000     20070501    1.000    2.450
16769830     334    Single Family       1STLIEN      No            ARM       2.600         1.000     20100201    1.000    2.600
16769842     338    Condominium         1STLIEN      No            ARM       2.550         1.000     20070501    2.000    2.550
16769861     341    Single Family       1STLIEN      No            ARM       2.420         1.000     20070501    1.000    2.420
16769883     347    Single Family       1STLIEN      No            ARM       3.850         1.000     20070501    1.000    3.850
16769906     420    Single Family       1STLIEN      No            ARM       2.350         1.000     20070501    1.000    2.350
16781153     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16809341     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16849055     357    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16849105     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16850646     348    Single Family       1STLIEN      No            ARM       3.800         1.000     20070501    1.000    3.800
16851205     357    Single Family       1STLIEN      No            ARM       2.250        12.000     20140101    2.000    2.250
16853371     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16978284     357    Single Family       1STLIEN      No            ARM       2.750         6.000     20120101    1.000    2.750
16978357     357    Single Family       1STLIEN      No            ARM       2.750         6.000     20120101    1.000    2.750
16994703     342    Single Family       1STLIEN      No            ARM       2.875         1.000     20070501    1.000    2.875
17003185     356    Single Family       1STLIEN      No            ARM       3.450         1.000     20070501    1.000    3.450
17040379     247    Single Family       1STLIEN      No            ARM       2.500        12.000     20071101    1.000    2.500
17040382     136    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040570     333    Townhouse           1STLIEN      No            ARM       2.750        12.000     20080101    2.000    2.750
17040590     219    Single Family       1STLIEN      No            ARM       2.750        12.000     20070701    1.000    2.750
17040813      27    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17053836     12.375      74.35    4/1/2007              N
17176626      0.000      74.40    4/1/2007              N
17176706     15.125      74.42    4/1/2007              N
17054590      0.000     100.00    4/1/2007              N
17053946     11.750      74.50    4/1/2007              N
17176883      0.000      74.50    4/1/2007              N
17040841     10.750      74.51    4/1/2007              N
17054767      0.000      74.51    4/1/2007              N
16788516     12.750      90.00    4/1/2007              N
16809184     13.500      93.20    4/1/2007              Y
16994661      0.000      93.24    4/1/2007              N
17176549     15.250      74.59    4/1/2007              N
17053947     11.750      74.62    4/1/2007              N
17040945     10.500      74.64    4/1/2007              N
17054116      0.000      74.67    4/1/2007              N
17053757     13.000      74.69    4/1/2007              N
17054104     13.000      74.69    4/1/2007              N
16722632     14.250      74.70    4/1/2007              N
16769663      9.950      74.71    4/1/2007              Y
17040956     10.250      74.71    4/1/2007              N
17054127     12.000      80.00    4/1/2007              N
17176980      0.000      74.77    4/1/2007              N
17054761      0.000     100.00    4/1/2007              N
17054084      0.000      74.81    4/1/2007              N
17176698     15.375      74.81    4/1/2007              N
17054070     12.000      80.00    4/1/2007              N
17040325     13.125      74.90    4/1/2007              N
17147429     10.200      74.90    4/1/2007              Y
17147539     10.200      74.91    4/1/2007              Y
17176973      0.000      74.95    4/1/2007              N
17054342      0.000      95.00    4/1/2007              N
17177000      0.000      74.96    4/1/2007              N
17054521     11.875      74.96    4/1/2007              N
15923780     12.750      74.97    4/1/2007              N
17054520     11.875      74.98    4/1/2007              N
17176591     15.500      74.98    4/1/2007              N
17177148      0.000      74.98    4/1/2007              N
17054113      0.000      95.00    4/1/2007              N
15980920     12.875     100.00    4/1/2007              N
13958419     17.750      75.00    4/1/2007              N
15722405     13.875      75.00    4/1/2007              N
15739478      0.000     100.00    4/1/2007              N
16227537      0.000      75.00    4/1/2007              N
16315021     12.250     100.00    4/1/2007              N
16342078     12.875     100.00    4/1/2007              N
16347412      0.000      75.00    4/1/2007              N
16375465      9.950      75.00    4/1/2007              Y
16405748     13.625      90.00    4/1/2007              N
16420703      0.000      95.00    4/1/2007              N
16549538     11.875     100.00    4/1/2007              N
16551951      0.000     100.00    4/1/2007              N
16604536     13.750     100.00    4/1/2007              N
16693488      0.000      75.00    4/1/2007              N
16707688      0.000      75.00    4/1/2007              N
16715104     12.875     100.00    4/1/2007              N
16765289     12.875      99.56    4/1/2007              N
16769643     11.950      75.00    4/1/2007              Y
16769648     13.600      75.00    4/1/2007              Y
16769716      9.950      75.00    4/1/2007              Y
16769830     11.950      75.00    4/1/2007              Y
16769842      9.950      75.00    4/1/2007              Y
16769861     10.200      75.00    4/1/2007              Y
16769883     10.700      75.00    4/1/2007              Y
16769906     10.950      75.00    4/1/2007              Y
16781153     13.000      75.00    4/1/2007              N
16809341     13.250     100.00    4/1/2007              N
16849055     13.250     100.00    4/1/2007              N
16849105     12.500     100.00    4/1/2007              N
16850646      9.950      75.00    4/1/2007              Y
16851205     12.375      95.00    4/1/2007              N
16853371     12.125     100.00    4/1/2007              N
16978284     11.750      99.99    4/1/2007              Y
16978357     11.750     100.00    4/1/2007              Y
16994703      9.950      75.00    4/1/2007              Y
17003185      9.950      75.00    4/1/2007              Y
17040379     12.750      75.00    4/1/2007              N
17040382      0.000      75.00    4/1/2007              N
17040570     10.500      75.00    4/1/2007              N
17040590     10.625      75.00    4/1/2007              N
17040813      0.000      75.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17040828    EMC MORTGAGE        7.750       0.009       0.500       7.241     20311101        336000        360        2365.82
17040886    EMC MORTGAGE        6.000       0.009       0.500       5.491     20330101        243750        360         1461.4
17040948    EMC MORTGAGE        4.625       0.009       0.500       4.116     20340301        225000        360         862.12
17040965    EMC MORTGAGE        5.750       0.009       0.500       5.241     20340101        431250        360        2473.68
17041274    EMC MORTGAGE        5.000       0.009       0.500       4.491     20350701        153750        360         825.36
17054056    EMC MORTGAGE        7.375       0.009       0.500       6.866     20360801        712500        360        4378.91
17062372    EMC MORTGAGE        8.250       0.009       0.500       7.741     20360801        187500        360         603.07
17176519    WELLS FARGO         5.250       0.009       0.250       4.991     20340701        292500        360         1615.2
17176559    WELLS FARGO         5.250       0.009       0.250       4.991     20350401        201675        360         882.33
17176574    WELLS FARGO         5.875       0.009       0.250       5.616     20360801        618675        360        3027.83
17176656    WELLS FARGO         6.750       0.009       0.250       6.491     20361101       1425000        360         8014.1
17176681    WELLS FARGO         6.750       0.009       0.250       6.491     20361101        151425        360         851.77
17176813    WELLS FARGO         7.500       0.009       0.250       7.241     20360501         70500        360         492.95
17176835    WELLS FARGO         7.875       0.009       0.250       7.616     20360501         40500        360         293.66
17176836    WELLS FARGO         8.375       0.009       0.250       8.116     20360501         40500        360         307.83
17176929    WELLS FARGO         6.875       0.009       0.250       6.616     20360701        307500        360        2020.06
17177298    WELLS FARGO         9.500       0.009       0.250       9.241     20261001         51750        240         482.38
17177551    WELLS FARGO         6.625       0.009       0.250       6.366     20360901        705000        360        4514.19
17177702    WELLS FARGO         6.125       0.009       0.250       5.866     20470101        175500        480         980.96
16806625    EMC MORTGAGE        7.375       0.009       0.375       6.991     20370101        464250        360         2853.2
16835672    EMC MORTGAGE        7.875       0.009       0.375       7.491     20370101        120453        360         873.37
16965525    EMC MORTGAGE        7.875       0.009       0.375       7.491     20370201        285000        360        2066.45
16980763    EMC MORTGAGE        7.125       0.009       0.375       6.741     20370201        229500        360        1362.66
16990191    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370201        131250        360         888.67
16990328    EMC MORTGAGE        7.500       0.009       0.375       7.116     20370201       1200000        360           7500
16991699    EMC MORTGAGE        8.500       0.009       0.375       8.116     20370201        317475        360        2441.11
17176577    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        562460        360        2343.58
17040855    EMC MORTGAGE        4.875       0.009       0.500       4.366     20331001        333700        360        1323.49
17040235    EMC MORTGAGE        6.000       0.009       0.500       5.491     20140601        466000        120        5173.56
17041276    EMC MORTGAGE        5.125       0.009       0.500       4.616     20350701        128000        360         546.67
17054092    EMC MORTGAGE        7.625       0.009       0.500       7.116     20360901        192000        360           1220
17040349    EMC MORTGAGE        3.875       0.009       0.500       3.366     20180901        395500        180        2900.75
17003188    EMC MORTGAGE        6.125       0.009       0.500       5.616     20350801         55000        360         334.19
17054255    EMC MORTGAGE        6.625       0.009       0.500       6.116     20250101     135650.87        240        1084.25
17176523    WELLS FARGO         5.250       0.009       0.250       4.991     20340801        294000        360        1623.48
17040847    EMC MORTGAGE        4.375       0.009       0.500       3.866     20330801        339300        360        1227.55
17054697    EMC MORTGAGE        5.875       0.009       0.500       5.366     20350901        136000        360         665.08
17067159    EMC MORTGAGE        7.125       0.009       0.500       6.616     20350701         77400        360         521.46
17177223    WELLS FARGO         9.000       0.009       0.250       8.741     20360801         94500        360         760.37
17040752    EMC MORTGAGE       11.125       0.009       0.500      10.616     20270901         40000        300         363.29
17054058    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360701         96800        360            605
16039972    EMC MORTGAGE        8.875       0.009       0.500       8.366     20350701     121170.65        340         975.83
17040687    EMC MORTGAGE        7.750       0.009       0.500       7.241     20250101        409170        360        2841.16
17040624    EMC MORTGAGE        7.625       0.009       0.500       7.116     20230601        149300        360        1065.98
17176941    WELLS FARGO         7.500       0.009       0.250       7.241     20360501         36000        360         251.72
15252031    WELLS FARGO         5.000       0.009       0.250       4.741     20340401        117500        360         630.77
16850679    EMC MORTGAGE        7.250       0.009       0.500       6.741     20360601         90999        360         549.62
17040523    EMC MORTGAGE        3.875       0.009       0.500       3.366     20330801        155500        360         731.22
17054287    EMC MORTGAGE        6.500       0.009       0.500       5.991     20321101     250336.96        360        1668.66
17054436    EMC MORTGAGE        7.375       0.009       0.500       6.866     20360101     210964.27        360        1295.92
16994668    EMC MORTGAGE        8.875       0.009       0.500       8.366     20360301        301400        360         969.42
17176545    WELLS FARGO         5.250       0.009       0.250       4.991     20350201        299200        360        1652.19
17054288    EMC MORTGAGE        6.240       0.009       0.500       5.731     20351201      97644.14        360         636.81
17177131    WELLS FARGO         6.875       0.009       0.250       6.616     20360801        106400        360         698.98
17040670    EMC MORTGAGE       10.950       0.009       0.500      10.441     20140801         34900        360         331.04
17054695    EMC MORTGAGE        6.625       0.009       0.500       6.116     20350901     163564.14        360         903.01
17176918    WELLS FARGO         7.950       0.009       0.250       7.691     20360601         70000        360          511.2
16319897    GMAC                8.375       0.009       0.250       8.116     20310801        175000        360        1330.13
13275380    WELLS FARGO         7.250       0.009       0.250       6.991     20320701        167500        360        1567.47
17177592    WELLS FARGO         6.750       0.009       0.250       6.491     20210601        479000        180        4238.72
17041318    EMC MORTGAGE        4.875       0.009       0.500       4.366     20350701        189000        360         1000.2
17054063    EMC MORTGAGE        6.500       0.009       0.500       5.991     20360501     133004.43        360         846.97
17176564    WELLS FARGO         5.250       0.009       0.250       4.991     20350501        328000        360           1435
16641587    EMC MORTGAGE        8.339       0.009       0.375       7.955     20460901        325000        480        1161.58
16769602    EMC MORTGAGE        7.614       0.009       0.500       7.105     20330601        103000        360         585.96
17040264    EMC MORTGAGE        7.500       0.009       0.500       6.991     20260501         24800        360         194.49
17040870    EMC MORTGAGE        5.750       0.009       0.500       5.241     20111101        580000        120        6366.61
17053992    EMC MORTGAGE        6.250       0.009       0.500       5.741     20360601     297680.86        360        1847.15
16994634    EMC MORTGAGE        6.375       0.009       0.500       5.866     20360701         80850        360          504.4
15634770    EMC MORTGAGE        5.000       0.009       0.500       4.491     20330101     114733.34        312         657.82
17040923    EMC MORTGAGE        4.125       0.009       0.500       3.616     20330801        436000        360        2113.07
17176660    WELLS FARGO         7.500       0.009       0.250       7.241     20360901        153000        360         1069.8
17054687    EMC MORTGAGE        7.000       0.009       0.500       6.491     20350901      61206.53        360         413.02
16294105    EMC MORTGAGE        8.750       0.009       0.375       8.366     20360701        555000        360         1785.1
16850899    EMC MORTGAGE        8.875       0.009       0.500       8.366     20360301        160000        360         657.45
17054586    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360701     183782.64        360         1205.7
17054338    EMC MORTGAGE        6.375       0.009       0.500       5.866     20341101        193500        360        1207.19
17000522    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361001        162400        360         979.85
15796300    EMC MORTGAGE        6.750       0.009       0.250       6.491     20350901        280000        360           1575
16386445    EMC MORTGAGE        9.950       0.009       0.375       9.566     20360701        560000        360        2514.65

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17040828    295    Single Family       1STLIEN      No            ARM       2.500        12.000     20071101    2.000    2.500
17040886    309    Single Family       1STLIEN      No            ARM       2.750        12.000     20080101    2.000    2.750
17040948    323    PUD                 1STLIEN      No            ARM       2.500        12.000     20090301    2.000    2.500
17040965    321    Single Family       1STLIEN      No            ARM       2.750        12.000     20080101    2.000    2.750
17041274    339    Condominium         1STLIEN      No            ARM       2.750        12.000     20080701    2.000    2.750
17054056    352    Single Family       1STLIEN      No            ARM       2.250        12.000     20130801    1.000    2.250
17062372    352    Single Family       1STLIEN      No            ARM       3.375         1.000     20070501    1.000    3.375
17176519    327    Single Family       1STLIEN      No            ARM       3.000        12.000     20090701    1.000    3.000
17176559    336    Condominium         1STLIEN      No            ARM       3.000        12.000     20100401    1.000    3.000
17176574    352    Condominium         1STLIEN      No            ARM       3.000        12.000     20110801    1.000    3.000
17176656    355    Single Family       1STLIEN      No            ARM       3.000        12.000     20161101    1.000    3.000
17176681    355    Condominium         1STLIEN      No            ARM       3.000        12.000     20161101    1.000    3.000
17176813    349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176835    349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176836    349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176929    351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177298    234    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177551    353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177702    477    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16806625    357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16835672    357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16965525    358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16980763    358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16990191    358    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16990328    358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16991699    358    Condominium         1STLIEN      No            ARM       2.250         6.000     20140201    1.000    2.250
17176577    337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17040855    318    PUD                 1STLIEN      No            ARM       2.500        12.000     20081001    2.000    2.500
17040235     86    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041276    339    PUD                 1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17054092    353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040349    137    Single Family       1STLIEN      No            ARM       2.500        12.000     20100901    2.000    2.500
17003188    340    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054255    213    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176523    328    Single Family       1STLIEN      No            ARM       3.000        12.000     20090801    1.000    3.000
17040847    316    PUD                 1STLIEN      No            ARM       2.500        12.000     20080801    2.000    2.500
17054697    341    Single Family       1STLIEN      No            ARM       2.250        12.000     20080901    2.000    2.250
17067159    339    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177223    352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040752    245    Single Family       1STLIEN      No            ARM       6.000        12.000     20070901    2.000    6.000
17054058    351    Condominium         1STLIEN      No            ARM       2.625        12.000     20130701    1.000    2.625
16039972    339    Single Family       1STLIEN      No            ARM       5.375         6.000     20070901    2.000    5.375
17040687    213    Single Family       1STLIEN      No            ARM       2.750        12.000     20080101    2.000    2.750
17040624    194    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176941    349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15252031    324    Single Family       1STLIEN      No            ARM       2.750        12.000     20090401    2.000    2.750
16850679    350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040523    316    Single Family       1STLIEN      No            ARM       2.500        12.000     20080801    2.000    2.500
17054287    307    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054436    345    Single Family       1STLIEN      No            ARM       2.250        12.000     20110101    1.000    2.250
16994668    347    PUD                 1STLIEN      No            ARM       3.900         1.000     20070501    1.000    3.900
17176545    334    Single Family       1STLIEN      No            ARM       3.000        12.000     20100201    1.000    3.000
17054288    344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177131    352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040670     88    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054695    341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176918    350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16319897    292    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
13275380    303    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177592    170    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041318    339    Single Family       1STLIEN      No            ARM       2.500        12.000     20120701    2.000    2.500
17054063    349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17176564    337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
16641587    473    Single Family       1STLIEN      No            ARM       3.325         1.000     20070501    9.000    3.325
16769602    314    Single Family       1STLIEN      No            ARM       2.600         1.000     20070501    1.000    2.600
17040264    229    Single Family       1STLIEN      No            ARM       2.750        12.000     20070501    2.000    2.750
17040870     55    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053992    350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16994634    351    Condominium         1STLIEN      No            ARM       2.250        12.000     20110701    2.000    2.250
15634770    309    Single Family       1STLIEN      No            ARM       2.250        12.000     20080101    2.000    2.250
17040923    316    Single Family       1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17176660    353    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054687    341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16294105    351    Single Family       1STLIEN      No            ARM       3.750         1.000     20070501    9.000    3.750
16850899    347    Condominium         1STLIEN      No            ARM       3.800         1.000     20070501    1.000    3.800
17054586    351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054338    331    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17000522    354    Single Family       1STLIEN      Balloon       FRM       0.000         0.000                 0.000    0.000
15796300    341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16386445    351    Single Family       1STLIEN      No            ARM       5.000         1.000     20070501    9.000    5.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17040828     12.500      75.00    4/1/2007              N
17040886     12.000      75.00    4/1/2007              N
17040948     10.625      75.00    4/1/2007              N
17040965      9.750      75.00    4/1/2007              N
17041274     11.000      75.00    4/1/2007              N
17054056     12.375      75.00    4/1/2007              N
17062372      9.950      75.00    4/1/2007              Y
17176519     15.250      75.00    4/1/2007              N
17176559     15.250      75.00    4/1/2007              N
17176574     16.875      75.00    4/1/2007              N
17176656     18.750      75.00    4/1/2007              N
17176681     18.750      75.00    4/1/2007              N
17176813      0.000      75.00    4/1/2007              N
17176835      0.000      75.00    4/1/2007              N
17176836      0.000      75.00    4/1/2007              N
17176929      0.000      75.00    4/1/2007              N
17177298      0.000      75.00    4/1/2007              N
17177551      0.000      75.00    4/1/2007              N
17177702      0.000      75.00    4/1/2007              N
16806625     12.375      95.00    4/1/2007              N
16835672     12.875     100.00    4/1/2007              N
16965525     12.875      75.00    4/1/2007              N
16980763     12.125     100.00    4/1/2007              N
16990191     13.125      95.00    4/1/2007              N
16990328     12.500      96.88    4/1/2007              N
16991699     13.500      75.00    4/1/2007              N
17176577     15.000      75.00    4/1/2007              N
17040855     10.875      75.16    4/1/2007              N
17040235      0.000      75.16    4/1/2007              N
17041276     11.125      75.29    4/1/2007              N
17054092      0.000      75.29    4/1/2007              N
17040349      9.875      75.33    4/1/2007              N
17003188      0.000      75.34    4/1/2007              N
17054255      0.000      90.00    4/1/2007              N
17176523     15.250      75.38    4/1/2007              N
17040847     10.375      75.40    4/1/2007              N
17054697     10.875      94.44    4/1/2007              N
17067159      0.000      75.51    4/1/2007              N
17177223      0.000      75.60    4/1/2007              N
17040752     13.250      75.61    4/1/2007              N
17054058     12.500      75.63    4/1/2007              N
16039972     14.875      75.73    4/1/2007              N
17040687     12.000      75.77    4/1/2007              N
17040624      0.000      75.79    4/1/2007              N
17176941      0.000      75.79    4/1/2007              N
15252031     10.000      75.81    4/1/2007              N
16850679      0.000      75.83    4/1/2007              N
17040523      9.875      75.85    4/1/2007              N
17054287      0.000      94.24    4/1/2007              N
17054436     12.375      99.97    4/1/2007              N
16994668      9.950      75.92    4/1/2007              Y
17176545     15.250      75.94    4/1/2007              N
17054288      0.000      80.00    4/1/2007              N
17177131      0.000      76.00    4/1/2007              N
17040670      0.000      76.04    4/1/2007              N
17054695      0.000      95.00    4/1/2007              N
17176918      0.000      76.09    4/1/2007              N
16319897      0.000      76.09    4/1/2007              N
13275380      0.000      76.14    4/1/2007              N
17177592      0.000      76.15    4/1/2007              N
17041318      9.875      76.21    4/1/2007              N
17054063     12.500     100.00    4/1/2007              N
17176564     15.250      76.28    4/1/2007              N
16641587      9.950      76.29    4/1/2007              Y
16769602     11.950      76.30    4/1/2007              Y
17040264     15.000      76.31    4/1/2007              N
17040870      0.000      76.32    4/1/2007              N
17053992      0.000      76.33    4/1/2007              N
16994634     11.375      76.35    4/1/2007              N
15634770     10.000      76.49    4/1/2007              N
17040923     10.125      76.49    4/1/2007              N
17176660      0.000      76.50    4/1/2007              N
17054687      0.000     100.00    4/1/2007              N
16294105      9.950      90.00    4/1/2007              Y
16850899      9.950      76.56    4/1/2007              Y
17054586      0.000     100.00    4/1/2007              N
17054338      0.000      78.66    4/1/2007              N
17000522      0.000      76.60    4/1/2007              N
15796300      0.000      89.59    4/1/2007              N
16386445      9.950      76.71    4/1/2007              Y


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17041023    EMC MORTGAGE        7.810       0.009       0.500       7.301     20151230         55232        288         404.36
17040446    EMC MORTGAGE        6.875       0.009       0.500       6.366     20290401        195700        360        1360.01
16850670    EMC MORTGAGE        8.000       0.009       0.500       7.491     20360801        276400        360         970.58
17177608    WELLS FARGO         7.750       0.009       0.250       7.491     20361101        473000        360        3388.63
17054094    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361001         96000        360            540
17054117    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360901        157500        360         984.38
17040229    EMC MORTGAGE        6.000       0.009       0.500       5.491     20330901        123700        360         714.21
15859917    WELLS FARGO         6.875       0.009       0.250       6.616     20351101       1000000        360         7504.9
16710161    EMC MORTGAGE        8.750       0.009       0.375       8.366     20361201        300000        360        1108.86
16833515    EMC MORTGAGE        8.250       0.009       0.375       7.866     20361201        750000        360        3281.25
16856669    EMC MORTGAGE        7.500       0.009       0.375       7.116     20370101        500000        360           3125
17040524    EMC MORTGAGE        3.500       0.009       0.500       2.991     20330801         98500        360         442.31
17054788    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360801        304000        360        1741.67
17177275    WELLS FARGO         7.625       0.009       0.250       7.366     20360901        104000        360         736.11
17040537    EMC MORTGAGE        4.625       0.009       0.500       4.116     20331001      403797.9        324        2184.45
17054133    EMC MORTGAGE        7.625       0.009       0.500       7.116     20361001        279900        360        1778.53
17176565    WELLS FARGO         5.000       0.009       0.250       4.741     20350401        320000        360        1333.33
17040892    EMC MORTGAGE        5.000       0.009       0.500       4.491     20330501        420400        360         2256.8
17040812    EMC MORTGAGE        7.750       0.009       0.500       7.241     20290701        123500        360         849.42
17054807    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360801     223946.21        360        1459.35
17041314    EMC MORTGAGE        5.375       0.009       0.500       4.866     20350601        239391        360        1340.52
17176713    WELLS FARGO         7.500       0.009       0.250       7.241     20361101        221000        360        1545.27
17053958    EMC MORTGAGE        6.625       0.009       0.500       6.116     20360601      324656.8        360        2094.59
17177124    WELLS FARGO         8.500       0.009       0.250       8.241     20360801         70000        360         538.24
17176902    WELLS FARGO         7.500       0.009       0.250       7.241     20360501        139325        360         974.19
17040547    EMC MORTGAGE        4.625       0.009       0.500       4.116     20360401        152500        386         983.66
17177786    WELLS FARGO         5.875       0.009       0.250       5.616     20211101        141000        180        1180.34
17054397    EMC MORTGAGE        7.500       0.009       0.500       6.991     20351101     182117.21        360        1288.67
17176862    WELLS FARGO         8.000       0.009       0.250       7.741     20360501        155000        360        1137.34
17176691    WELLS FARGO         6.250       0.009       0.250       5.991     20370201        138000        360         303.15
17054567    EMC MORTGAGE        8.250       0.009       0.500       7.741     20361001     207599.34        360        1562.64
17053939    EMC MORTGAGE        5.000       0.009       0.500       4.491     20350401      81789.79        360         450.93
16012701    EVERHOME            9.875       0.009       0.500       9.366     20290101         54337        360         464.54
17177029    WELLS FARGO         6.625       0.009       0.250       6.366     20360701         84000        360         537.87
17054546    EMC MORTGAGE        8.000       0.009       0.500       7.491     20360601     559949.49        360           3733
17040731    EMC MORTGAGE        6.625       0.009       0.500       6.116     20130101         50000        300         360.15
17147491    BANK OF AMERICA     6.750       0.009       0.250       6.491     20361101        280000        360        1816.08
17044111    EMC MORTGAGE        7.125       0.009       0.375       6.741     20360901        280000        360         1662.5
15704250    EMC MORTGAGE        8.250       0.009       0.500       7.741     20350801        118000        360            408
16850949    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360501        140000        360            875
17041289    EMC MORTGAGE        5.000       0.009       0.500       4.491     20350901        187000        360         779.17
17147418    BANK OF AMERICA     8.125       0.009       0.375       7.741     20360601        300000        360        1108.86
16769559    EMC MORTGAGE        7.114       0.009       0.500       6.605     20290301         65000        360         399.97
16850876    EMC MORTGAGE        7.125       0.009       0.500       6.616     20360701        651300        360        4387.93
17147567    BANK OF AMERICA     5.875       0.009       0.250       5.616     20350201        124800        360         738.24
17054694    EMC MORTGAGE        6.125       0.009       0.500       5.616     20351101     468058.95        360        2892.23
17054750    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360501        452591        360        2970.13
17147474    BANK OF AMERICA     7.750       0.009       0.250       7.491     20361101         32000        360         229.26
17177062    WELLS FARGO         8.500       0.009       0.250       8.241     20360701         64000        360         492.11
17053944    EMC MORTGAGE        6.750       0.009       0.500       6.241     20351201        131150        360         737.72
17054728    EMC MORTGAGE        6.375       0.009       0.500       5.866     20360301        584000        360         3643.4
17041030    EMC MORTGAGE        8.125       0.009       0.500       7.616     20271001         32800        360         174.18
17040429    EMC MORTGAGE        7.750       0.009       0.500       7.241     20341001        135200        366         892.76
16979943    EMC MORTGAGE        6.750       0.009       0.500       6.241     20350701        132950        360         862.31
17040394    EMC MORTGAGE        4.625       0.009       0.500       4.116     20330301        188500        360         969.15
16386590    EMC MORTGAGE        6.375       0.009       0.500       5.866     20330901      131474.7        319         856.46
17054016    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360701        438400        360           2740
16127355    WELLS FARGO         5.875       0.009       0.250       5.616     20330101        297500        360        1759.83
17176517    WELLS FARGO         6.625       0.009       0.250       6.366     20360501        291600        360        1867.15
17176588    WELLS FARGO         5.000       0.009       0.250       4.741     20350701        113600        360         609.83
17040225    EMC MORTGAGE        5.375       0.009       0.500       4.866     20330601        105000        360         573.88
17054402    EMC MORTGAGE        6.625       0.009       0.500       6.116     20351201     175551.53        360         969.19
16590987    EMC MORTGAGE        7.750       0.009       0.375       7.366     20360901        207000        360         819.38
17054080    EMC MORTGAGE        7.250       0.009       0.500       6.741     20360501      87041.57        360         597.59
17177429    WELLS FARGO         8.625       0.009       0.250       8.366     20361101        104000        360         808.91
17053776    EMC MORTGAGE        6.875       0.009       0.500       6.366     20340901        333700        360        1911.82
16692559    EMC MORTGAGE        7.250       0.009       0.250       6.991     20361201        396500        360        2704.83
17054141    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361001         74600        360         419.54
16769934    EMC MORTGAGE        7.096       0.009       0.500       6.587     20251220     353438.53        300         2237.3
17054838    EMC MORTGAGE        7.250       0.009       0.500       6.741     20361001     248214.22        360        1697.25
16343458    EMC MORTGAGE        7.375       0.009       0.375       6.991     20360701        198750        360        1221.48
17176873    WELLS FARGO         7.875       0.009       0.250       7.616     20360501        220000        360        1595.16
17041271    EMC MORTGAGE        4.875       0.009       0.500       4.366     20360501        196429        360         797.99
17054392    EMC MORTGAGE        6.500       0.009       0.500       5.991     20351101      180782.1        360        1162.69
17054686    EMC MORTGAGE        6.000       0.009       0.500       5.491     20350901     201221.66        360        1227.88
17054365    EMC MORTGAGE        6.250       0.009       0.500       5.741     20350901     289329.85        360        1811.94
17040552    EMC MORTGAGE        4.500       0.009       0.500       3.991     20341001         92000        365         479.13
17054101    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360701     102227.31        360         666.76
17054112    EMC MORTGAGE        6.625       0.009       0.500       6.116     20360701     141635.72        360          911.8
17176556    WELLS FARGO         6.375       0.009       0.250       6.116     20360501        276200        360        1467.28

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17041023     104    Single Family       1STLIEN      No            ARM       2.850        12.000     20071230    2.000    2.850
17040446     264    Single Family       1STLIEN      No            ARM       2.500        12.000     20090401    1.000    2.500
16850670     352    Single Family       1STLIEN      No            ARM       2.950         1.000     20070501    1.000    2.950
17177608     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054094     354    Single Family       1STLIEN      No            ARM       2.250        12.000     20111001    2.000    2.250
17054117     353    Condominium         1STLIEN      No            ARM       2.625        12.000     20130901    2.000    2.625
17040229     317    Single Family       1STLIEN      No            ARM       2.500        12.000     20070901    2.000    2.500
15859917     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16710161     356    Single Family       1STLIEN      No            ARM       3.750         1.000     20070501    9.000    3.750
16833515     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16856669     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
17040524     316    Single Family       1STLIEN      No            ARM       2.500        12.000     20080801    2.000    2.500
17054788     352    Single Family       1STLIEN      No            ARM       2.250        12.000     20160801    1.000    2.250
17177275     353    Single Family       1STLIEN      No            ARM       2.000         6.000     20110901    1.000    2.000
17040537     318    Single Family       1STLIEN      No            ARM       2.500        12.000     20081001    2.000    2.500
17054133     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176565     336    Condominium         1STLIEN      No            ARM       3.000        12.000     20100401    1.000    3.000
17040892     313    Single Family       1STLIEN      No            ARM       2.500        12.000     20100501    2.000    2.500
17040812     267    Single Family       1STLIEN      No            ARM       2.750        12.000     20070701    2.000    2.750
17054807     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041314     338    Single Family       1STLIEN      No            ARM       2.500        12.000     20120601    2.000    2.500
17176713     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053958     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177124     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176902     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040547     348    Single Family       1STLIEN      No            ARM       2.500        12.000     20090201    2.000    2.500
17177786     175    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054397     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176862     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176691     358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054567     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053939     336    Single Family       1STLIEN      No            ARM       2.250        12.000     20100401    1.000    2.250
16012701     261    Single Family       1STLIEN      No            ARM       4.500         6.000     20070701    1.000    4.500
17177029     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054546     350    Single Family       1STLIEN      No            ARM       2.250        12.000     20110601    1.000    2.250
17040731      69    Single Family       1STLIEN      No            ARM       2.250        12.000     20080101    2.000    2.250
17147491     355    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17044111     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20110901    2.000    2.250
15704250     340    Single Family       1STLIEN      No            ARM       3.200         1.000     20070501    1.000    3.200
16850949     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041289     341    Single Family       1STLIEN      No            ARM       2.500        12.000     20080901    2.000    2.500
17147418     350    Single Family       1STLIEN      No            ARM       2.750         1.000     20070501    1.000    2.750
16769559     263    Single Family       1STLIEN      No            ARM       2.100         1.000     20070501    1.000    2.100
16850876     351    PUD                 1STLIEN      No            ARM       2.250        12.000     20130701    1.000    2.250
17147567     334    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054694     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054750     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17147474     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177062     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053944     344    Single Family       1STLIEN      No            ARM       2.250        12.000     20101201    1.000    2.250
17054728     347    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041030     246    Single Family       1STLIEN      No            ARM       3.000        12.000     20071001    2.000    3.000
17040429     330    Single Family       1STLIEN      No            ARM       2.500        12.000     20071001    2.000    2.500
16979943     339    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040394     311    Single Family       1STLIEN      No            ARM       2.500        12.000     20080301    2.000    2.500
16386590     317    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054016     351    Single Family       1STLIEN      No            ARM       2.625        12.000     20090701    1.000    2.625
16127355     309    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176517     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176588     339    Condominium         1STLIEN      No            ARM       3.000        12.000     20120701    1.000    3.000
17040225     314    Single Family       1STLIEN      No            ARM       2.500        12.000     20070601    2.000    2.500
17054402     344    Condominium         1STLIEN      No            ARM       2.250        12.000     20081201    1.000    2.250
16590987     353    Single Family       1STLIEN      No            ARM       2.250         6.000     20110901    1.000    2.250
17054080     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177429     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053776     329    Single Family       1STLIEN      No            ARM       2.250        12.000     20090901    2.000    2.250
16692559     356    Manufactured Home   1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054141     354    2-4 Family          1STLIEN      No            ARM       2.625        12.000     20111001    1.000    2.625
16769934     224    Single Family       1STLIEN      No            ARM       2.700         1.000     20070501    1.000    2.700
17054838     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16343458     351    Single Family       1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
17176873     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041271     349    PUD                 1STLIEN      No            ARM       2.500        12.000     20110501    2.000    2.500
17054392     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054686     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054365     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040552     330    Single Family       1STLIEN      No            ARM       2.500        12.000     20110501    2.000    2.500
17054101     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20130701    1.000    2.250
17054112     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176556     349    Single Family       1STLIEN      No            ARM       3.000        12.000     20110501    1.000    3.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17041023     13.200      76.71    4/1/2007              N
17040446     12.875      76.75    4/1/2007              N
16850670      9.950      76.78    4/1/2007              Y
17177608      0.000      76.79    4/1/2007              N
17054094     12.750      95.00    4/1/2007              N
17054117     12.500      76.83    4/1/2007              N
17040229     10.000      76.83    4/1/2007              N
15859917      0.000      76.92    4/1/2007              N
16710161      9.950      90.00    4/1/2007              Y
16833515     13.250      99.81    4/1/2007              Y
16856669     12.500     100.00    4/1/2007              N
17040524      9.500      76.95    4/1/2007              N
17054788     11.875      80.00    4/1/2007              N
17177275     20.625      77.04    4/1/2007              N
17040537     10.625      77.06    4/1/2007              N
17054133      0.000      99.99    4/1/2007              N
17176565     15.000      77.11    4/1/2007              N
17040892     11.000      77.14    4/1/2007              N
17040812     12.000      77.19    4/1/2007              N
17054807      0.000      77.22    4/1/2007              N
17041314     10.375      77.22    4/1/2007              N
17176713      0.000      77.27    4/1/2007              N
17053958      0.000     100.00    4/1/2007              N
17177124      0.000      77.35    4/1/2007              N
17176902      0.000      77.40    4/1/2007              N
17040547     10.625      77.41    4/1/2007              N
17177786      0.000      77.47    4/1/2007              N
17054397      0.000     100.00    4/1/2007              N
17176862      0.000      77.50    4/1/2007              N
17176691      0.000      77.53    4/1/2007              N
17054567      0.000      90.00    4/1/2007              N
17053939     10.000      80.00    4/1/2007              N
16012701     16.000      77.62    4/1/2007              N
17177029      0.000      77.63    4/1/2007              N
17054546     13.000      99.99    4/1/2007              N
17040731     15.000      77.76    4/1/2007              N
17147491      0.000      77.78    4/1/2007              N
17044111     12.125      77.78    4/1/2007              N
15704250      9.950      77.89    4/1/2007              Y
16850949      0.000      77.91    4/1/2007              N
17041289     11.000      77.92    4/1/2007              N
17147418      9.950      77.92    4/1/2007              Y
16769559      9.950      77.98    4/1/2007              Y
16850876     12.125      78.00    4/1/2007              N
17147567      0.000      78.00    4/1/2007              N
17054694      0.000      95.00    4/1/2007              N
17054750     12.875      89.99    4/1/2007              N
17147474      0.000      78.04    4/1/2007              N
17177062      0.000      78.05    4/1/2007              N
17053944     11.750      94.97    4/1/2007              N
17054728      0.000      78.09    4/1/2007              N
17041030     14.000      78.10    4/1/2007              N
17040429      9.625      78.15    4/1/2007              N
16979943      0.000      78.21    4/1/2007              N
17040394     10.625      78.22    4/1/2007              N
16386590      0.000      78.26    4/1/2007              N
17054016     13.500     100.00    4/1/2007              N
16127355      0.000      78.29    4/1/2007              N
17176517      0.000      78.32    4/1/2007              N
17176588     15.000      78.34    4/1/2007              N
17040225      9.375      78.36    4/1/2007              N
17054402     11.625     100.00    4/1/2007              N
16590987     12.750      82.20    4/1/2007              Y
17054080      0.000     100.00    4/1/2007              N
17177429      0.000      78.49    4/1/2007              N
17053776     11.875      78.52    4/1/2007              N
16692559      0.000      78.52    4/1/2007              N
17054141     12.750      94.97    4/1/2007              N
16769934     13.450      78.54    4/1/2007              Y
17054838      0.000     100.00    4/1/2007              N
16343458     12.375      78.56    4/1/2007              N
17176873      0.000      78.57    4/1/2007              N
17041271     10.875      78.57    4/1/2007              N
17054392      0.000      99.98    4/1/2007              N
17054686      0.000     100.00    4/1/2007              N
17054365      0.000      95.00    4/1/2007              N
17040552      9.500      78.63    4/1/2007              N
17054101     12.750      95.00    4/1/2007              N
17054112      0.000      78.69    4/1/2007              N
17176556     17.375      78.69    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
16302946    WELLS FARGO         4.250       0.009       0.250       3.991     20330801        142672        360         701.86
17176846    WELLS FARGO         7.625       0.009       0.250       7.366     20360401         48800        360         345.41
17054634    EMC MORTGAGE        7.500       0.009       0.500       6.991     20361001     188969.94        360        1324.29
17053800    EMC MORTGAGE        6.750       0.009       0.500       6.241     20350601        129150        360         726.39
17054688    EMC MORTGAGE        6.375       0.009       0.500       5.866     20351001     189038.35        360        1197.84
17054530    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360501     330210.73        360        1891.83
17054373    EMC MORTGAGE        7.125       0.009       0.500       6.616     20350901     102479.04        360         700.67
17054751    EMC MORTGAGE        8.375       0.009       0.500       7.866     20360501        130080        360         907.85
17040505    EMC MORTGAGE        4.375       0.009       0.500       3.866     20340601        481045        360        2401.79
17040211    EMC MORTGAGE        7.625       0.009       0.500       7.116     20270601        120000        360         816.19
17054682    EMC MORTGAGE        7.875       0.009       0.500       7.366     20350901         63200        360         414.61
17177646    WELLS FARGO         8.750       0.009       0.250       8.491     20361201         92800        360         730.06
15760816    EMC MORTGAGE        6.500       0.009       0.250       6.241     20351101        139000        360         878.58
17034669    EMC MORTGAGE        7.500       0.009       0.375       7.116     20370201        335659        360        1258.72
16994669    EMC MORTGAGE        7.125       0.009       0.500       6.616     20351101        312000        360         1852.5
17054824    EMC MORTGAGE        6.625       0.009       0.500       6.116     20360901        948000        360        5233.75
17000520    EMC MORTGAGE        7.500       0.009       0.500       6.991     20361201        132000        360            495
17147522    BANK OF AMERICA     8.125       0.009       0.375       7.741     20361101        212000        360         731.66
17021636    EMC MORTGAGE        7.750       0.009       0.500       7.241     20360901        359920        360        2578.51
16769740    EMC MORTGAGE        7.534       0.009       0.500       7.025     20440101        280829        480        1102.92
17054375    EMC MORTGAGE        7.375       0.009       0.500       6.866     20351101     150314.43        360        1049.83
17176800    WELLS FARGO         6.000       0.009       0.250       5.741     20360101        217600        360           1073
17147451    BANK OF AMERICA     8.375       0.009       0.375       7.991     20360301        133000        360         546.51
16195895    EMC MORTGAGE        7.875       0.009       0.375       7.491     20360501        380000        360        1357.52
17147409    BANK OF AMERICA     6.750       0.009       0.250       6.491     20361201        289000        360        1625.63
17054025    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360801      78817.75        360         522.92
17176763    WELLS FARGO         6.250       0.009       0.250       5.991     20351101        145520        360         757.92
17040957    EMC MORTGAGE        4.500       0.009       0.500       3.991     20330901        434400        360        2201.04
17041265    EMC MORTGAGE        5.000       0.009       0.500       4.491     20350501        134000        360         719.34
16850769    EMC MORTGAGE        7.125       0.009       0.500       6.616     20360401        720000        360        4850.77
17053997    EMC MORTGAGE        7.125       0.009       0.500       6.616     20360201        150700        360         894.71
17040853    EMC MORTGAGE        4.000       0.009       0.500       3.491     20330901        257800        360         859.33
17147481    BANK OF AMERICA     6.375       0.009       0.250       6.116     20360501         76000        360         474.15
17041007    EMC MORTGAGE        8.375       0.009       0.500       7.866     20270401         29750        360         211.42
16850733    EMC MORTGAGE        8.375       0.009       0.500       7.866     20360801        666500        360        2221.13
17177689    WELLS FARGO         6.750       0.009       0.250       6.491     20361001        500000        360         2812.5
17054439    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360101     197638.22        360        1235.24
17054369    EMC MORTGAGE        7.625       0.009       0.500       7.116     20351201        392901        360        2496.56
17054478    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360501     245286.34        360        1725.55
17054603    EMC MORTGAGE        7.375       0.009       0.500       6.866     20360901     175060.57        360        1212.83
17040805    EMC MORTGAGE        6.750       0.009       0.500       6.241     20271001        212000        360        1379.52
17054126    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360901        258072        360        1478.54
17176575    WELLS FARGO         5.750       0.009       0.250       5.491     20350501        484500        360        2321.56
17040912    EMC MORTGAGE        3.875       0.009       0.500       3.366     20180801        139000        180        1019.48
17177256    WELLS FARGO         6.875       0.009       0.250       6.616     20360901        417000        360        2389.06
17177632    WELLS FARGO         6.375       0.009       0.250       6.116     20361001        104950        360         654.75
17040324    EMC MORTGAGE        6.625       0.009       0.500       6.116     20270401        116000        360         774.79
17054752    EMC MORTGAGE        7.625       0.009       0.500       7.116     20360501     141448.03        360         1007.9
17040332    EMC MORTGAGE        5.250       0.009       0.500       4.741     20130901         74300        120         797.18
17040308    EMC MORTGAGE        4.500       0.009       0.500       3.991     20340401        238500        360         894.38
17176748    WELLS FARGO         6.250       0.009       0.250       5.991     20350901        131200        360         807.83
17041316    EMC MORTGAGE        5.250       0.009       0.500       4.741     20360401        345900        369        1353.94
17054635    EMC MORTGAGE        7.250       0.009       0.500       6.741     20361001     136772.42        360         938.13
16040013    EMC MORTGAGE        6.750       0.009       0.500       6.241     20350701      78724.16        340         520.05
17053986    EMC MORTGAGE        6.500       0.009       0.500       5.991     20350801     244531.11        360        1323.03
17147461    BANK OF AMERICA     5.875       0.009       0.250       5.616     20361101        417000        360        2466.72
16850739    EMC MORTGAGE        8.375       0.009       0.500       7.866     20361001        338400        360        1127.73
17040222    EMC MORTGAGE        4.750       0.009       0.500       4.241     20320901        105000        360         571.14
17040609    EMC MORTGAGE        5.750       0.009       0.500       5.241     20180601         70000        360          437.1
17041326    EMC MORTGAGE        4.750       0.009       0.500       4.241     20350901        157500        360         821.59
16850748    EMC MORTGAGE        8.375       0.009       0.500       7.866     20351101        284800        360        1038.36
17053941    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360701     123311.12        360         898.51
17176609    WELLS FARGO         9.125       0.009       0.250       8.866     20361101        109000        360         886.86
17040729    EMC MORTGAGE        6.320       0.009       0.500       5.811     20130301         30000        300         194.73
17040730    EMC MORTGAGE        6.320       0.009       0.500       5.811     20130301         30000        300         194.73
17054087    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360801      260149.9        360        1696.21
17053925    EMC MORTGAGE        7.750       0.009       0.500       7.241     20350901         95500        360         610.44
17054786    EMC MORTGAGE        7.750       0.009       0.500       7.241     20360701        471156        360        3042.88
17054465    EMC MORTGAGE        8.375       0.009       0.500       7.866     20360501     131327.35        360         1003.3
17054065    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360901     369775.53        360        2441.15
17054118    EMC MORTGAGE        6.500       0.009       0.500       5.991     20360901     186268.22        360        1181.65
16769714    EMC MORTGAGE        5.500       0.009       0.500       4.991     20330901        242000        360        1374.05
17053930    EMC MORTGAGE        6.750       0.009       0.500       6.241     20351001        168000        360            945
17176582    WELLS FARGO         5.750       0.009       0.250       5.491     20350501        189500        360        1105.87
17054528    EMC MORTGAGE        8.375       0.009       0.500       7.866     20360501     160051.82        360        1117.03
17054822    EMC MORTGAGE        6.500       0.009       0.500       5.991     20360901     676892.83        360        4298.07
17053988    EMC MORTGAGE        6.625       0.009       0.500       6.116     20351001     202300.06        360        1116.86
17147511    BANK OF AMERICA     6.875       0.009       0.250       6.616     20360901        128000        360         840.87
17040575    EMC MORTGAGE        8.250       0.009       0.500       7.741     20220801         82850        360         597.94
17176707    WELLS FARGO         5.500       0.009       0.250       5.241     20350301        258912        360        1178.93

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
16302946     316    Single Family       1STLIEN      No            ARM       2.750        12.000     20100801    2.000    2.750
17176846     348    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054634     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053800     338    Single Family       1STLIEN      No            ARM       2.250        12.000     20100601    2.000    2.250
17054688     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054530     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17054373     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054751     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17040505     326    Single Family       1STLIEN      No            ARM       2.500        12.000     20110601    2.000    2.500
17040211     242    Single Family       1STLIEN      No            ARM       2.750        12.000     20070601    2.000    2.750
17054682     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177646     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15760816     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17034669     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16994669     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054824     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17000520     356    Single Family       1STLIEN      No            ARM       2.500         6.000     20111201    1.000    2.500
17147522     355    Single Family       1STLIEN      No            ARM       2.750         1.000     20070501    1.000    2.750
17021636     353    Single Family       1STLIEN      No            ARM       2.250         6.000     20110901    1.000    2.250
16769740     441    Single Family       1STLIEN      No            ARM       2.520         1.000     20070501    1.000    2.520
17054375     343    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176800     345    Single Family       1STLIEN      No            ARM       2.000        12.000     20090101    1.000    2.000
17147451     347    Single Family       1STLIEN      No            ARM       3.000         1.000     20070501    1.000    3.000
16195895     349    Single Family       1STLIEN      No            ARM       2.800         1.000     20070501    9.000    2.800
17147409     356    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054025     352    Single Family       1STLIEN      No            ARM       2.250        12.000     20130801    1.000    2.250
17176763     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040957     317    Single Family       1STLIEN      No            ARM       2.500        12.000     20100901    2.000    2.500
17041265     337    Single Family       1STLIEN      No            ARM       2.500        12.000     20100501    2.000    2.500
16850769     348    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053997     346    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040853     317    PUD                 1STLIEN      No            ARM       2.500        12.000     20080901    2.000    2.500
17147481     349    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041007     240    Single Family       1STLIEN      No            ARM       3.250        12.000     20080401    2.000    3.250
16850733     352    Single Family       1STLIEN      No            ARM       3.325         1.000     20070501    1.000    3.325
17177689     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054439     345    Single Family       1STLIEN      No            ARM       2.250        12.000     20110101    1.000    2.250
17054369     344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054478     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054603     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040805     246    Single Family       1STLIEN      No            ARM       2.500        12.000     20071001    1.000    2.500
17054126     353    Condominium         1STLIEN      No            ARM       2.250        12.000     20130901    1.000    2.250
17176575     337    Condominium         1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17040912     136    Single Family       1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17177256     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177632     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040324     240    Single Family       1STLIEN      No            ARM       2.500        12.000     20080401    1.000    2.500
17054752     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040332      77    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040308     324    Single Family       1STLIEN      No            ARM       2.500        12.000     20090401    2.000    2.500
17176748     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041316     348    Single Family       1STLIEN      No            ARM       2.500        12.000     20120701    2.000    2.500
17054635     354    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16040013     339    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053986     340    Single Family       1STLIEN      No            ARM       2.250        12.000     20100801    1.000    2.250
17147461     355    Single Family       1STLIEN      No            ARM       2.250        12.000     20111101    2.000    2.250
16850739     354    PUD                 1STLIEN      No            ARM       3.400         1.000     20070501    1.000    3.400
17040222     305    Single Family       1STLIEN      No            ARM       2.500        12.000     20070901    2.000    2.500
17040609     134    Single Family       1STLIEN      No            ARM       2.750        12.000     20070601    2.000    2.750
17041326     341    Single Family       1STLIEN      No            ARM       2.500        12.000     20120901    2.000    2.500
16850748     343    2-4 Family          1STLIEN      No            ARM       3.325         1.000     20070501    1.000    3.325
17053941     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176609     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040729      71    Single Family       1STLIEN      No            ARM       2.250        12.000     20080301    2.000    2.250
17040730      71    Single Family       1STLIEN      No            ARM       2.250        12.000     20080301    2.000    2.250
17054087     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053925     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054786     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20110701    1.000    2.250
17054465     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17054065     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20090901    1.000    2.250
17054118     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769714     317    Single Family       1STLIEN      No            ARM       2.600         1.000     20080901    1.000    2.600
17053930     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176582     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17054528     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17054822     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20110901    1.000    2.250
17053988     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147511     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040575     184    Single Family       1STLIEN      No            ARM       3.250        12.000     20070801    2.000    3.250
17176707     335    Single Family       1STLIEN      No            ARM       3.000        12.000     20120301    1.000    3.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
16302946      9.250      78.69    4/1/2007              N
17176846      0.000      78.71    4/1/2007              N
17054634      0.000     100.00    4/1/2007              N
17053800     11.750      78.75    4/1/2007              N
17054688      0.000     100.00    4/1/2007              N
17054530     11.875      99.99    4/1/2007              N
17054373      0.000      78.83    4/1/2007              N
17054751     13.375     100.00    4/1/2007              N
17040505      9.375      78.86    4/1/2007              N
17040211     12.875      78.95    4/1/2007              N
17054682      0.000     100.00    4/1/2007              N
17177646      0.000      78.98    4/1/2007              N
15760816      0.000      78.98    4/1/2007              N
17034669     12.500      78.98    4/1/2007              Y
16994669      0.000      98.73    4/1/2007              N
17054824      0.000      79.00    4/1/2007              N
17000520     12.500      79.04    4/1/2007              N
17147522     10.450      79.10    4/1/2007              Y
17021636     12.750      98.88    4/1/2007              N
16769740      8.950      79.11    4/1/2007              Y
17054375      0.000      90.00    4/1/2007              N
17176800     18.000      79.14    4/1/2007              N
17147451     10.200      79.17    4/1/2007              Y
16195895      9.950      79.17    4/1/2007              Y
17147409      0.000      79.17    4/1/2007              N
17054025     11.875     100.00    4/1/2007              N
17176763      0.000      79.22    4/1/2007              N
17040957     10.500      79.27    4/1/2007              N
17041265     11.000      79.29    4/1/2007              N
16850769      0.000      79.30    4/1/2007              N
17053997      0.000      99.13    4/1/2007              N
17040853     10.000      79.32    4/1/2007              N
17147481      0.000      89.03    4/1/2007              N
17041007     14.000      79.33    4/1/2007              N
16850733      9.950      79.35    4/1/2007              Y
17177689      0.000      79.37    4/1/2007              N
17054439     12.500      94.99    4/1/2007              N
17054369      0.000     100.00    4/1/2007              N
17054478      0.000     100.00    4/1/2007              N
17054603      0.000     100.00    4/1/2007              N
17040805     12.990      79.40    4/1/2007              N
17054126     11.875      79.41    4/1/2007              N
17176575     16.750      79.43    4/1/2007              N
17040912      9.875      79.43    4/1/2007              N
17177256      0.000      79.43    4/1/2007              N
17177632      0.000      79.45    4/1/2007              N
17040324     12.625      79.45    4/1/2007              N
17054752      0.000     100.00    4/1/2007              N
17040332      0.000      79.47    4/1/2007              N
17040308     10.500      79.50    4/1/2007              N
17176748      0.000      79.52    4/1/2007              N
17041316     10.250      79.52    4/1/2007              N
17054635      0.000      95.00    4/1/2007              N
16040013      0.000      79.52    4/1/2007              N
17053986     11.500      79.52    4/1/2007              N
17147461     10.875      87.72    4/1/2007              N
16850739      9.950      99.41    4/1/2007              Y
17040222     10.750      79.55    4/1/2007              N
17040609     13.875      79.55    4/1/2007              N
17041326     10.750      79.55    4/1/2007              N
16850748      9.950      79.55    4/1/2007              Y
17053941      0.000     100.00    4/1/2007              N
17176609      0.000      79.56    4/1/2007              N
17040729     15.000      79.58    4/1/2007              N
17040730     15.000      79.58    4/1/2007              N
17054087      0.000      95.00    4/1/2007              N
17053925      0.000      79.58    4/1/2007              N
17054786     12.750     100.00    4/1/2007              N
17054465     13.375     100.00    4/1/2007              N
17054065     12.875      89.99    4/1/2007              N
17054118      0.000      89.99    4/1/2007              N
16769714     11.950      79.61    4/1/2007              Y
17053930      0.000      79.62    4/1/2007              N
17176582     16.750      79.62    4/1/2007              N
17054528     13.375     100.00    4/1/2007              N
17054822     11.500      79.63    4/1/2007              N
17053988      0.000      99.99    4/1/2007              N
17147511      0.000      79.66    4/1/2007              N
17040575     10.250      79.66    4/1/2007              N
17176707     15.500      79.67    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17176621    WELLS FARGO         6.875       0.009       0.250       6.616     20310801        192800        300        1347.33
16994655    EMC MORTGAGE        8.000       0.009       0.500       7.491     20351001        204800        360         708.12
17054614    EMC MORTGAGE        7.625       0.009       0.500       7.116     20360801     123545.49        360         877.67
17176505    WELLS FARGO         5.875       0.009       0.250       5.616     20330101        347750        360        2057.07
15810622    EMC MORTGAGE        7.875       0.009       0.375       7.491     20351101        405000        360        1400.34
17054140    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361001      95666.61        360         622.65
17054827    EMC MORTGAGE        6.875       0.009       0.500       6.366     20361001      90890.88        360         599.12
17054380    EMC MORTGAGE        6.750       0.009       0.500       6.241     20351001     120391.15        360          677.2
17147535    BANK OF AMERICA     5.375       0.009       0.250       5.116     20190801        118000        180         956.35
17054632    EMC MORTGAGE        8.250       0.009       0.500       7.741     20361001      91295.87        360         687.41
17053798    EMC MORTGAGE        7.375       0.009       0.500       6.866     20360601        135550        360         832.91
17054549    EMC MORTGAGE        7.000       0.009       0.500       6.491     20361001        176000        360         715.87
16714435    EMC MORTGAGE        8.250       0.009       0.375       7.866     20361101        650000        360        2843.75
17147504    BANK OF AMERICA     5.750       0.009       0.250       5.491     20360901        154215        360         899.96
17040644    EMC MORTGAGE        7.500       0.009       0.500       6.991     20310201      49858.04        360         348.61
17054356    EMC MORTGAGE        7.125       0.009       0.500       6.616     20350801     124845.25        360         741.27
17054597    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361101        244000        360        1582.58
17040424    EMC MORTGAGE        4.875       0.009       0.500       4.366     20340501        142400        360         770.99
17040481    EMC MORTGAGE        6.375       0.009       0.500       5.866     20320601        430000        360        2682.64
17147549    BANK OF AMERICA     6.375       0.009       0.250       6.116     20361101        455000        360        2838.61
17054534    EMC MORTGAGE        8.000       0.009       0.500       7.491     20360601     590401.31        360        3936.01
17176655    WELLS FARGO         9.875       0.009       0.250       9.616     20360901         75001        360         651.27
17054541    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360601        156800        360            882
17176598    WELLS FARGO         6.250       0.009       0.250       5.991     20360101        395000        360        2050.95
17177527    WELLS FARGO         9.875       0.009       0.250       9.616     20361101         67861        360         589.28
17054805    EMC MORTGAGE        7.750       0.009       0.500       7.241     20360801     204289.73        360        1467.21
16850705    EMC MORTGAGE        8.500       0.009       0.500       7.991     20360701        110160        360         386.83
17053993    EMC MORTGAGE        7.625       0.009       0.500       7.116     20360801     213940.27        360        1355.07
17147464    BANK OF AMERICA     8.000       0.009       0.375       7.616     20360301        367000        360        1291.73
17147432    BANK OF AMERICA     7.250       0.009       0.250       6.991     20460901        245200        480        1568.48
17054570    EMC MORTGAGE        7.250       0.009       0.500       6.741     20360501        495200        360        2991.83
17054106    EMC MORTGAGE        6.625       0.009       0.500       6.116     20361101        746800        360        4122.96
17054834    EMC MORTGAGE        7.125       0.009       0.500       6.616     20361001     127794.67        360         862.36
17176858    WELLS FARGO         6.000       0.009       0.250       5.741     20360801        500000        360        2498.94
17053973    EMC MORTGAGE        6.125       0.009       0.500       5.616     20351101        133400        360         680.88
17147477    BANK OF AMERICA     6.500       0.009       0.375       6.116     20360701        146410        360         925.42
17177127    WELLS FARGO         6.750       0.009       0.250       6.491     20360701         90000        360         583.74
17040623    EMC MORTGAGE        7.625       0.009       0.500       7.116     20230401         75900        360         517.35
17040521    EMC MORTGAGE        4.500       0.009       0.500       3.991     20130801        173000        120        1859.08
17054829    EMC MORTGAGE        7.500       0.009       0.500       6.991     20361001         95900        360         599.38
17147479    BANK OF AMERICA     7.875       0.009       0.250       7.616     20361101        533850        360        3503.39
17147569    BANK OF AMERICA     7.250       0.009       0.250       6.991     20360501        102300        360         697.87
16850647    EMC MORTGAGE        8.500       0.009       0.500       7.991     20360501        416000        360        1460.79
16979944    EMC MORTGAGE        6.750       0.009       0.500       6.241     20350601         86320        360         559.87
17147391    BANK OF AMERICA     6.000       0.009       0.250       5.741     20341101        111500        360          668.5
17040958    EMC MORTGAGE        6.125       0.009       0.500       5.616     20340101        129700        360         652.49
17054542    EMC MORTGAGE        7.000       0.009       0.500       6.491     20360701        159100        360         928.08
17054388    EMC MORTGAGE        7.000       0.009       0.500       6.491     20351001     152261.14        360         888.19
17176937    WELLS FARGO         6.375       0.009       0.250       6.116     20360601        760000        360         4037.5
17054605    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360701     527836.05        360        3463.92
17054693    EMC MORTGAGE        7.250       0.009       0.500       6.741     20350901     319903.33        360        1931.93
17054691    EMC MORTGAGE        6.750       0.009       0.500       6.241     20351001     272723.27        360        1534.07
15694901    EMC MORTGAGE        6.250       0.009       0.250       5.991     20351001        141150        360         735.16
15786029    EMC MORTGAGE        5.750       0.009       0.250       5.491     20351001        120850        360         705.25
17054358    EMC MORTGAGE        7.000       0.009       0.500       6.491     20351001     199953.14        360        1166.39
17054644    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361101     355920.54        360        2002.05
17177782    WELLS FARGO         6.500       0.009       0.250       6.241     20361001        144400        360         218.04
17054484    EMC MORTGAGE        8.375       0.009       0.500       7.866     20360601        572300        360        3994.18
17176566    WELLS FARGO         5.500       0.009       0.250       5.241     20350501        123900        360         567.87
17177143    WELLS FARGO         7.875       0.009       0.250       7.616     20360801        127900        360         927.37
17054494    EMC MORTGAGE        7.750       0.009       0.500       7.241     20360501        281560        360        1818.41
17147498    BANK OF AMERICA     5.750       0.009       0.250       5.491     20360701        203774        360         975.61
16342445    EMC MORTGAGE        8.500       0.009       0.375       8.116     20360701        387200        360        2742.67
16406828    EMC MORTGAGE        8.375       0.009       0.375       7.991     20360801        228300        360        1593.34
16406850    EMC MORTGAGE        8.625       0.009       0.375       8.241     20360801        246150        360         1769.2
16648946    EMC MORTGAGE        8.500       0.009       0.250       8.241     20361001        188700        360        1450.94
16832832    EMC MORTGAGE        8.000       0.009       0.375       7.616     20370101        479920        360        3199.47
16966582    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101        269500        360         996.12
17003547    EMC MORTGAGE        7.375       0.009       0.375       6.991     20370101        295900        360        1818.55
17147502    BANK OF AMERICA     6.375       0.009       0.250       6.116     20361201        286000        360        1519.38
17177478    WELLS FARGO         8.000       0.009       0.250       7.741     20360901        295900        360        2171.21
17054609    EMC MORTGAGE        7.375       0.009       0.500       6.866     20360701        137584        360         845.57
16722061    EMC MORTGAGE        8.875       0.009       0.375       8.491     20361101        402750        360        2978.67
16729430    EMC MORTGAGE        7.875       0.009       0.375       7.491     20361201        276700        360        1815.84
16803332    EMC MORTGAGE        8.000       0.009       0.375       7.616     20361201        279900        360           1866
17177687    WELLS FARGO         7.000       0.009       0.250       6.741     20361101        424050        360        2821.22
17176536    WELLS FARGO         5.750       0.009       0.250       5.491     20350401        462360        360        2215.48
17054705    EMC MORTGAGE        5.875       0.009       0.500       5.366     20351101      303181.4        360        1484.33
17040936    EMC MORTGAGE        5.125       0.009       0.500       4.616     20331001        420400        360        2289.02
15923798    EMC MORTGAGE        4.625       0.009       0.500       4.116     20330901        231990        360        1192.75

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17176621     292    Condominium         1STLIEN      No            ARM       3.000        12.000     20130801    1.000    3.000
16994655     342    Condominium         1STLIEN      No            ARM       3.100         1.000     20070501    9.000    3.100
17054614     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176505     309    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15810622     343    2-4 Family          1STLIEN      No            ARM       2.875         1.000     20070501    9.000    2.875
17054140     354    Single Family       1STLIEN      No            ARM       2.625        12.000     20131001    1.000    2.625
17054827     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054380     342    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147535     148    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054632     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053798     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054549     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16714435     355    PUD                 1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
17147504     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20130901    2.000    2.250
17040644     286    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054356     340    Single Family       1STLIEN      No            ARM       2.250        12.000     20100801    1.000    2.250
17054597     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040424     325    Single Family       1STLIEN      No            ARM       2.500        12.000     20110501    2.000    2.500
17040481     302    Single Family       1STLIEN      No            ARM       2.500        12.000     20070601    2.000    2.500
17147549     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054534     350    Single Family       1STLIEN      No            ARM       2.250        12.000     20110601    1.000    2.250
17176655     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054541     350    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176598     345    Single Family       1STLIEN      No            ARM       3.000        12.000     20160101    1.000    3.000
17177527     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054805     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850705     351    Condominium         1STLIEN      No            ARM       3.450         1.000     20070501    1.000    3.450
17053993     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147464     347    Single Family       1STLIEN      No            ARM       2.625         1.000     20070501    1.000    2.625
17147432     473    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054570     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17054106     355    Single Family       1STLIEN      No            ARM       2.250        12.000     20131101    2.000    2.250
17054834     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176858     352    Single Family       1STLIEN      No            ARM       3.000        12.000     20160801    1.000    3.000
17053973     343    Single Family       1STLIEN      No            ARM       2.250        12.000     20101101    1.000    2.250
17147477     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20090701    2.000    2.250
17177127     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040623     192    Single Family       1STLIEN      No            ARM       2.875        12.000     20080401    2.000    2.875
17040521      76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054829     354    2-4 Family          1STLIEN      No            ARM       2.250        12.000     20111001    1.000    2.250
17147479     355    2-4 Family          1STLIEN      No            ARM       2.250        12.000     20111101    2.000    2.250
17147569     349    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850647     349    Single Family       1STLIEN      No            ARM       3.450         1.000     20070501    1.000    3.450
16979944     338    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147391     331    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040958     321    PUD                 1STLIEN      No            ARM       2.500        12.000     20080101    2.000    2.500
17054542     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054388     342    Single Family       1STLIEN      No            ARM       2.250        12.000     20101001    1.000    2.250
17176937     350    Single Family       1STLIEN      No            ARM       2.000        12.000     20110601    1.000    2.000
17054605     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20110701    1.000    2.250
17054693     341    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054691     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15694901     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15786029     342    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054358     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054644     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177782     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054484     350    Condominium         1STLIEN      No            ARM       2.250        12.000     20110601    1.000    2.250
17176566     337    Condominium         1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17177143     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054494     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17147498     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20070701    2.000    2.250
16342445     351    PUD                 1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16406828     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16406850     352    Condominium         1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16648946     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16832832     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16966582     357    PUD                 1STLIEN      No            ARM       3.200         1.000     20070501    9.000    3.200
17003547     357    Single Family       1STLIEN      No            ARM       2.750         6.000     20120101    2.000    2.750
17147502     356    Condominium         1STLIEN      No            ARM       2.250        12.000     20131201    2.000    2.250
17177478     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054609     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16722061     355    PUD                 1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
16729430     356    PUD                 1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16803332     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
17177687     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176536     336    Single Family       1STLIEN      No            ARM       3.000        12.000     20100401    1.000    3.000
17054705     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040936     318    PUD                 1STLIEN      No            ARM       2.500        12.000     20101001    2.000    2.500
15923798     317    Single Family       1STLIEN      No            ARM       2.750        12.000     20100901    2.000    2.750

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17176621     18.875      79.67    4/1/2007              N
16994655      9.990      79.69    4/1/2007              Y
17054614      0.000     100.00    4/1/2007              N
17176505      0.000      79.72    4/1/2007              N
15810622      9.950      79.72    4/1/2007              Y
17054140     12.750      79.72    4/1/2007              N
17054827      0.000      79.73    4/1/2007              N
17054380      0.000      89.93    4/1/2007              N
17147535      0.000      79.73    4/1/2007              N
17054632      0.000      90.00    4/1/2007              N
17053798      0.000      79.74    4/1/2007              N
17054549      0.000      99.78    4/1/2007              N
16714435     13.250      93.01    4/1/2007              Y
17147504     10.750      79.76    4/1/2007              N
17040644      0.000      79.77    4/1/2007              N
17054356     12.125     100.00    4/1/2007              N
17054597      0.000      79.77    4/1/2007              N
17040424      9.875      79.78    4/1/2007              N
17040481     12.375      79.78    4/1/2007              N
17147549      0.000      79.78    4/1/2007              N
17054534     13.000      96.89    4/1/2007              N
17176655      0.000      79.79    4/1/2007              N
17054541      0.000     100.00    4/1/2007              N
17176598     17.250      79.80    4/1/2007              N
17177527      0.000      79.80    4/1/2007              N
17054805      0.000     100.00    4/1/2007              N
16850705      9.950      79.83    4/1/2007              Y
17053993      0.000      79.83    4/1/2007              N
17147464     10.075      79.85    4/1/2007              Y
17147432      0.000      94.83    4/1/2007              N
17054570     12.250     100.00    4/1/2007              N
17054106     11.625      79.87    4/1/2007              N
17054834      0.000      79.87    4/1/2007              N
17176858     17.000      79.87    4/1/2007              N
17053973     11.125     100.00    4/1/2007              N
17147477     12.500      79.89    4/1/2007              N
17177127      0.000      79.89    4/1/2007              N
17040623     10.000      79.89    4/1/2007              N
17040521      0.000      79.91    4/1/2007              N
17054829     12.500      99.96    4/1/2007              N
17147479     12.875      95.00    4/1/2007              N
17147569      0.000      79.92    4/1/2007              N
16850647      9.950      79.92    4/1/2007              Y
16979944      0.000      79.93    4/1/2007              N
17147391      0.000      79.93    4/1/2007              N
17040958     10.000      79.94    4/1/2007              N
17054542      0.000      99.97    4/1/2007              N
17054388     12.000      89.98    4/1/2007              N
17176937     17.375      79.96    4/1/2007              N
17054605     12.875     100.00    4/1/2007              N
17054693      0.000     100.00    4/1/2007              N
17054691      0.000      90.00    4/1/2007              N
15694901      0.000     100.00    4/1/2007              N
15786029      0.000      94.97    4/1/2007              N
17054358      0.000      79.98    4/1/2007              N
17054644      0.000     100.00    4/1/2007              N
17177782      0.000      79.98    4/1/2007              N
17054484     13.375     100.00    4/1/2007              N
17176566     15.500      79.99    4/1/2007              N
17177143      0.000      79.99    4/1/2007              N
17054494     12.750     100.00    4/1/2007              N
17147498     10.750      79.99    4/1/2007              N
16342445     13.500      99.99    4/1/2007              N
16406828     13.375      99.98    4/1/2007              N
16406850     13.625     100.00    4/1/2007              N
16648946      0.000     100.00    4/1/2007              N
16832832     13.000      99.98    4/1/2007              N
16966582      9.950      99.94    4/1/2007              Y
17003547     13.375      99.97    4/1/2007              N
17147502     11.375      79.99    4/1/2007              N
17177478      0.000      79.99    4/1/2007              N
17054609      0.000      79.99    4/1/2007              N
16722061     13.875      94.99    4/1/2007              N
16729430     12.875      94.91    4/1/2007              N
16803332     13.000     100.00    4/1/2007              N
17177687      0.000      79.99    4/1/2007              N
17176536     16.750      79.99    4/1/2007              N
17054705      0.000      80.00    4/1/2007              N
17040936     11.125      80.00    4/1/2007              N
15923798      9.625      80.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17041282    EMC MORTGAGE        4.875       0.009       0.500       4.366     20360501        214393        360         870.97
17041325    EMC MORTGAGE        4.875       0.009       0.500       4.366     20360201        190875        365         1042.3
17147410    BANK OF AMERICA     6.750       0.009       0.250       6.491     20211101         44640        180         395.03
17176742    WELLS FARGO         6.500       0.009       0.250       6.241     20350901         66532        360         420.53
17177252    WELLS FARGO         6.625       0.009       0.250       6.366     20360801        270720        360        1494.59
17041292    EMC MORTGAGE        5.250       0.009       0.500       4.741     20360701        185598        360         811.65
17040955    EMC MORTGAGE        5.750       0.009       0.500       5.241     20331101        131140        360         728.42
17041235    EMC MORTGAGE        5.000       0.009       0.500       4.491     20350101        103361        360         554.86
16705284    WELLS FARGO         5.875       0.009       0.250       5.616     20350901        150324        360         735.96
17054128    EMC MORTGAGE        7.750       0.009       0.500       7.241     20360901     329999.25        360        2131.25
17176550    WELLS FARGO         5.750       0.009       0.250       5.491     20350301        238558        360        1143.07
17177777    WELLS FARGO         6.250       0.009       0.250       5.991     20370201        266046        360         1638.1
17176624    WELLS FARGO         6.500       0.009       0.250       6.241     20361001        494357        360        2676.84
17176652    WELLS FARGO         6.875       0.009       0.250       6.616     20360801        243931        360        1397.52
17177272    WELLS FARGO         8.375       0.009       0.250       8.116     20360901        742505        360        5643.58
17176596    WELLS FARGO         6.000       0.009       0.250       5.741     20361101        321339        360        1926.59
17054083    EMC MORTGAGE        7.375       0.009       0.500       6.866     20361001     102264.59        360         707.94
14269629    CENDANT             5.375       0.009       0.250       5.116     20331101        252000        360        1128.75
15676266    EMC MORTGAGE        7.625       0.009       0.375       7.241     20350901        236000        360        1499.58
16158014    EMC MORTGAGE        7.125       0.009       0.375       6.741     20360301        224000        360        1329.55
12623755    EMC MORTGAGE        7.750       0.009       0.250       7.491     20221201         85000        360         579.38
13380261    WELLS FARGO         8.250       0.009       0.250       7.991     20321001        155200        360        1706.92
14344592    WELLS FARGO         6.500       0.009       0.250       6.241     20340201        490000        360        5005.52
14898603    GMAC                6.875       0.009       0.375       6.491     20170301         45000        360         314.61
15253521    GMAC               11.500       0.009       0.250      11.241     20301001        127700        360         1264.6
15253558    GMAC                9.375       0.009       0.250       9.116     20301101        110100        360         915.76
15253654    GMAC               10.500       0.009       0.250      10.241     20301001         50950        360         466.06
15253662    GMAC               10.750       0.009       0.250      10.491     20301101        112500        360        1050.17
15354818    EMC MORTGAGE       13.125       0.009       0.500      12.616     20331201        163680        360        1802.87
15440926    GMAC                8.500       0.009       0.250       8.241     20310101         66800        360         513.64
15441737    EMC MORTGAGE        6.500       0.009       0.375       6.116     20350601         85520        360         463.23
15559631    EMC MORTGAGE        8.125       0.009       0.250       7.866     20350801        145600        360        1081.08
15562681    EMC MORTGAGE        6.250       0.009       0.250       5.991     20350801        140400        360         864.47
15628405    EMC MORTGAGE        6.625       0.009       0.250       6.366     20350701        388000        360        2142.08
15631608    EMC MORTGAGE        6.625       0.009       0.250       6.366     20350901         96800        360         534.36
15634591    EMC MORTGAGE       11.125       0.009       0.500      10.616     20350201        204000        360        1950.64
15653786    EMC MORTGAGE        6.000       0.009       0.250       5.741     20350901        147240        360         882.78
15694791    EMC MORTGAGE        6.000       0.009       0.250       5.741     20351001         68000        360         407.69
15699336    EMC MORTGAGE        7.750       0.009       0.250       7.491     20350901        134480        360         868.52
15712312    EMC MORTGAGE        7.000       0.009       0.250       6.741     20350901        491200        360        2865.33
15712314    EMC MORTGAGE        7.000       0.009       0.250       6.741     20350901        491200        360        2865.33
15712318    EMC MORTGAGE        7.000       0.009       0.250       6.741     20350901        491200        360        2865.33
15712322    EMC MORTGAGE        7.000       0.009       0.250       6.741     20350901        491200        360        2865.19
15720300    EMC MORTGAGE        6.875       0.009       0.250       6.616     20351001        157520        360        1034.79
15720987    WELLS FARGO         6.500       0.009       0.250       6.241     20351001        290400        360        2035.75
15731094    EMC MORTGAGE        6.125       0.009       0.250       5.866     20350901        122960        360         626.15
15731205    EMC MORTGAGE        6.875       0.009       0.250       6.616     20351001         76000        360         435.42
15738697    EMC MORTGAGE        6.375       0.009       0.250       6.116     20351001        479200        360        2989.58
15739115    EMC MORTGAGE        7.000       0.009       0.250       6.741     20350901        491200        360        2865.33
15756965    WELLS FARGO         6.125       0.009       0.250       5.866     20351001        180000        360        1501.82
15793239    EMC MORTGAGE        6.250       0.009       0.250       5.991     20351001        173520        360        1068.39
15796793    WELLS FARGO         6.000       0.009       0.250       5.741     20351101        910000        360        5304.73
15832832    WELLS FARGO         6.875       0.009       0.250       6.616     20351101        124181        360         815.79
15834447    EMC MORTGAGE        8.125       0.009       0.375       7.741     20351001        420000        360        1668.84
15865689    WELLS FARGO         6.750       0.009       0.250       6.491     20351101        456000        360        2563.11
15869107    WELLS FARGO         6.875       0.009       0.250       6.616     20351201        311920        360        2262.65
15875627    EMC MORTGAGE        7.875       0.009       0.250       7.616     20351201        316000        360        2291.22
15879799    EMC MORTGAGE        6.875       0.009       0.250       6.616     20351201        136000        360         893.42
15900350    EMC MORTGAGE        7.750       0.009       0.250       7.491     20351101         67600        360         484.29
15945520    GMAC                7.500       0.009       0.250       7.241     20160401         59200        180          548.8
15947867    EMC MORTGAGE        7.125       0.009       0.375       6.741     20360101        388000        360        2446.46
15968047    EMC MORTGAGE        7.875       0.009       0.375       7.491     20360101        360000        360         2362.5
15981468    EMC MORTGAGE        8.500       0.009       0.375       8.116     20351201        268000        360        1324.95
16012595    GMAC               11.000       0.009       0.250      10.741     20310701        124640        360        1186.98
16012824    EVERHOME           11.375       0.009       0.500      10.866     20290101         36000        360         366.05
16030801    EMC MORTGAGE        7.000       0.009       0.375       6.616     20351201        224000        360        1306.66
16032714    EMC MORTGAGE        8.464       0.009       0.500       7.955     20360201        131600        360         554.12
16061990    EMC MORTGAGE        7.875       0.009       0.375       7.491     20360301        332000        360        2177.38
16068575    EMC MORTGAGE        7.125       0.009       0.375       6.741     20360301        216000        360        1282.32
16132840    EMC MORTGAGE        8.000       0.009       0.375       7.616     20360501        353800        360        1474.17
16175359    EMC MORTGAGE        4.875       0.009       0.500       4.366     20330801        407200        360        1652.86
16202869    WELLS FARGO         5.500       0.009       0.250       5.241     20330901        128000        360         726.77
16227570    EMC MORTGAGE        6.875       0.009       0.500       6.366     20181201        160800        180        1056.35
16233027    EMC MORTGAGE        8.500       0.009       0.375       8.116     20360601        399950        360         1428.8
16240494    EMC MORTGAGE        7.500       0.009       0.375       7.116     20360601        236800        360           1480
16294947    EMC MORTGAGE        7.875       0.009       0.375       7.491     20360701        320000        360        1300.01
16295892    EMC MORTGAGE        7.625       0.009       0.375       7.241     20360601        427200        360         2714.5
16295932    EMC MORTGAGE        6.500       0.009       0.500       5.991     20350401         93600        360         591.62
16301943    EMC MORTGAGE        9.000       0.009       0.375       8.616     20360801        336000        360        2519.31
16303887    EMC MORTGAGE        6.875       0.009       0.375       6.491     20360601        178400        360        1022.08

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17041282     349    Single Family       1STLIEN      No            ARM       2.500        12.000     20110501    2.000    2.500
17041325     346    Single Family       1STLIEN      No            ARM       2.500        12.000     20120901    2.000    2.500
17147410     175    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176742     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177252     352    Single Family       1STLIEN      No            ARM       2.000        12.000     20130801    1.000    2.000
17041292     351    Single Family       1STLIEN      No            ARM       2.500        12.000     20130701    2.000    2.500
17040955     319    Condominium         1STLIEN      No            ARM       2.500        12.000     20071101    2.000    2.500
17041235     333    Single Family       1STLIEN      No            ARM       2.500        12.000     20120101    2.000    2.500
16705284     341    Condominium         1STLIEN      No            ARM       2.750        12.000     20100901    2.000    2.750
17054128     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176550     335    Single Family       1STLIEN      No            ARM       3.000        12.000     20100301    1.000    3.000
17177777     358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176624     354    Single Family       1STLIEN      No            ARM       3.000        12.000     20131001    1.000    3.000
17176652     352    Condominium         1STLIEN      No            ARM       2.000         6.000     20110801    1.000    2.000
17177272     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176596     355    Single Family       1STLIEN      No            ARM       3.000        12.000     20131101    1.000    3.000
17054083     354    Condominium         1STLIEN      No            ARM       2.250        12.000     20131001    1.000    2.250
14269629     319    PUD                 1STLIEN      No            ARM       2.000         6.000     20081101    1.000    2.000
15676266     341    Single Family       1STLIEN      No            ARM       2.250         6.000     20100901    1.000    2.250
16158014     347    Townhouse           1STLIEN      No            ARM       2.250         6.000     20110301    1.000    2.250
12623755     188    PUD                 1STLIEN      No            ARM       2.750        12.000     20071201    2.000    2.750
13380261     306    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
14344592     322    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
14898603     119    Single Family       1STLIEN      No            ARM       3.500         6.000     20070901    3.000    3.500
15253521     282    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15253558     283    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15253654     282    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15253662     283    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15354818     320    Single Family       1STLIEN      No            ARM       7.750         6.000     20070601    1.000    7.750
15440926     285    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15441737     338    Single Family       1STLIEN      No            ARM       2.250         6.000     20100601    1.000    2.250
15559631     340    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15562681     340    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15628405     339    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15631608     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15634591     334    Single Family       1STLIEN      No            ARM       5.750         6.000     20070801    1.000    5.750
15653786     341    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15694791     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15699336     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15712312     341    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15712314     341    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15712318     341    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15712322     341    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15720300     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15720987     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15731094     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15731205     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15738697     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15739115     341    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15756965     342    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15793239     342    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15796793     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15832832     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15834447     342    2-4 Family          1STLIEN      No            ARM       3.125         1.000     20070501    9.000    3.125
15865689     343    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15869107     344    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15875627     344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15879799     344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15900350     343    Townhouse           1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15945520     108    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15947867     345    Single Family       1STLIEN      Balloon       ARM       2.250         6.000     20110101    1.000    2.250
15968047     345    Single Family       1STLIEN      No            ARM       2.250         6.000     20110101    1.000    2.250
15981468     344    PUD                 1STLIEN      No            ARM       3.500         1.000     20070501    9.000    3.500
16012595     291    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16012824     261    Single Family       1STLIEN      No            ARM       2.500        12.000     20080101    1.000    2.500
16030801     344    Single Family       1STLIEN      No            ARM       2.750         6.000     20101201    1.000    2.750
16032714     346    Single Family       1STLIEN      No            ARM       3.450         1.000     20070501    1.000    3.450
16061990     347    Condominium         1STLIEN      No            ARM       2.250         6.000     20110301    1.000    2.250
16068575     347    PUD                 1STLIEN      No            ARM       3.625         6.000     20110301    2.000    3.625
16132840     349    Single Family       1STLIEN      No            ARM       2.250         6.000     20110501    1.000    2.250
16175359     316    Single Family       1STLIEN      No            ARM       2.750        12.000     20080801    2.000    2.750
16202869     317    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16227570     140    Single Family       1STLIEN      Balloon       FRM       0.000         0.000                 0.000    0.000
16233027     350    Single Family       1STLIEN      No            ARM       3.450         1.000     20070501    9.000    3.450
16240494     350    Single Family       1STLIEN      No            ARM       2.250         6.000     20110601    1.000    2.250
16294947     351    Single Family       1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16295892     350    Single Family       1STLIEN      No            ARM       2.250         6.000     20110601    1.000    2.250
16295932     336    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16301943     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16303887     350    Single Family       1STLIEN      No            ARM       2.250         6.000     20110601    2.000    2.250

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17041282     10.875      80.00    4/1/2007              N
17041325     10.875      80.00    4/1/2007              N
17147410      0.000      80.00    4/1/2007              N
17176742      0.000      80.00    4/1/2007              N
17177252     18.625      80.00    4/1/2007              N
17041292     11.250      80.00    4/1/2007              N
17040955      9.750      80.00    4/1/2007              N
17041235     11.000      80.00    4/1/2007              N
16705284     10.875      80.00    4/1/2007              N
17054128      0.000     100.00    4/1/2007              N
17176550     16.750      80.00    4/1/2007              N
17177777      0.000      80.00    4/1/2007              N
17176624     18.500      80.00    4/1/2007              N
17176652     18.875      80.00    4/1/2007              N
17177272      0.000      80.00    4/1/2007              N
17176596     17.000      80.00    4/1/2007              N
17054083     12.375      80.00    4/1/2007              N
14269629     10.375      80.00    4/1/2007              N
15676266     12.625     100.00    4/1/2007              N
16158014     12.125     100.00    4/1/2007              N
12623755     12.000      80.00    4/1/2007              N
13380261      0.000      80.00    4/1/2007              N
14344592      0.000      80.00    4/1/2007              N
14898603     14.900      80.00    4/1/2007              N
15253521      0.000      80.00    4/1/2007              N
15253558      0.000      80.00    4/1/2007              N
15253654      0.000      80.00    4/1/2007              N
15253662      0.000      80.00    4/1/2007              N
15354818     14.125      80.00    4/1/2007              N
15440926      0.000      80.00    4/1/2007              N
15441737     11.500     100.00    4/1/2007              N
15559631      0.000      94.95    4/1/2007              N
15562681      0.000     100.00    4/1/2007              N
15628405      0.000     100.00    4/1/2007              N
15631608      0.000     100.00    4/1/2007              N
15634591     14.750      80.00    4/1/2007              N
15653786      0.000      80.00    4/1/2007              N
15694791      0.000      80.00    4/1/2007              N
15699336      0.000     100.00    4/1/2007              N
15712312      0.000     100.00    4/1/2007              N
15712314      0.000     100.00    4/1/2007              N
15712318      0.000     100.00    4/1/2007              N
15712322      0.000     100.00    4/1/2007              N
15720300      0.000      89.95    4/1/2007              N
15720987      0.000      90.00    4/1/2007              N
15731094      0.000      90.00    4/1/2007              N
15731205      0.000      80.00    4/1/2007              N
15738697      0.000     100.00    4/1/2007              N
15739115      0.000     100.00    4/1/2007              N
15756965      0.000     100.00    4/1/2007              N
15793239      0.000     100.00    4/1/2007              N
15796793      0.000      85.00    4/1/2007              N
15832832      0.000      95.00    4/1/2007              N
15834447     12.000      90.00    4/1/2007              Y
15865689      0.000      95.00    4/1/2007              N
15869107      0.000     100.00    4/1/2007              N
15875627      0.000     100.00    4/1/2007              N
15879799      0.000      90.00    4/1/2007              N
15900350      0.000      94.91    4/1/2007              N
15945520      0.000      80.00    4/1/2007              N
15947867     12.125     100.00    4/1/2007              N
15968047     12.875     100.00    4/1/2007              N
15981468      9.950      95.00    4/1/2007              Y
16012595      0.000      80.00    4/1/2007              N
16012824     15.000      80.00    4/1/2007              N
16030801     12.000     100.00    4/1/2007              N
16032714      9.950     100.00    4/1/2007              Y
16061990     12.875     100.00    4/1/2007              N
16068575     13.125      95.00    4/1/2007              N
16132840     13.000      95.00    4/1/2007              Y
16175359      9.875      80.00    4/1/2007              N
16202869      0.000      80.00    4/1/2007              N
16227570      0.000      80.00    4/1/2007              N
16233027      9.950     100.00    4/1/2007              Y
16240494     12.500     100.00    4/1/2007              N
16294947     12.875     100.00    4/1/2007              Y
16295892     12.625     100.00    4/1/2007              N
16295932      0.000     100.00    4/1/2007              N
16301943     14.000     100.00    4/1/2007              N
16303887     12.875     100.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
16303932    EMC MORTGAGE        7.375       0.009       0.250       7.116     20360701        176800        360        1221.11
16306629    EMC MORTGAGE        7.375       0.009       0.375       6.991     20360701        196000        360        1204.58
16314542    EMC MORTGAGE        6.750       0.009       0.375       6.366     20360501        295920        360        1664.55
16319771    GMAC                8.750       0.009       0.250       8.491     20310601        312400        360        2457.66
16335178    EMC MORTGAGE        8.375       0.009       0.375       7.991     20360701        132000        360         921.25
16335275    EMC MORTGAGE        7.875       0.009       0.250       7.616     20360701        140000        360         1015.1
16339709    EMC MORTGAGE        6.750       0.009       0.250       6.491     20360601        140382        360         910.51
16342482    EMC MORTGAGE        8.250       0.009       0.375       7.866     20360701        388000        360        2914.91
16344006    EMC MORTGAGE        8.500       0.009       0.375       8.116     20360701        383200        360        2714.33
16346207    EMC MORTGAGE        7.750       0.009       0.375       7.366     20360701        136000        360         878.33
16348173    EMC MORTGAGE        8.500       0.009       0.375       8.116     20360701        102400        360         787.37
16359141    EMC MORTGAGE        8.125       0.009       0.375       7.741     20360701        387200        360        2621.67
16360214    EMC MORTGAGE        8.375       0.009       0.375       7.991     20360701        244115        360        1703.72
16368062    EMC MORTGAGE        7.875       0.009       0.375       7.491     20360701        350600        360        2300.81
16368183    EMC MORTGAGE        7.500       0.009       0.250       7.241     20360801        380000        360        2657.02
16368329    EMC MORTGAGE        8.875       0.009       0.375       8.491     20360701        342400        360        2532.33
16372160    EMC MORTGAGE        8.250       0.009       0.250       7.991     20360701        516000        360         3547.5
16376076    EMC MORTGAGE        8.875       0.009       0.375       8.491     20360701        146800        360        1085.71
16377147    EMC MORTGAGE        8.500       0.009       0.375       8.116     20360701         62000        360         476.73
16378614    EMC MORTGAGE        7.875       0.009       0.250       7.616     20360701        128000        360         928.09
16383903    EMC MORTGAGE        7.875       0.009       0.250       7.616     20360801         85200        360         617.76
16392478    EMC MORTGAGE        8.750       0.009       0.250       8.491     20360701        204000        360        1604.87
16392679    EMC MORTGAGE        8.750       0.009       0.375       8.366     20360801        124000        360         904.09
16392841    EMC MORTGAGE        8.750       0.009       0.375       8.366     20360801        350400        360         2553.2
16393823    EMC MORTGAGE        7.875       0.009       0.250       7.616     20360801        119960        360         869.79
16395443    EMC MORTGAGE        7.750       0.009       0.250       7.491     20360801        266000        360        1716.67
16402925    EMC MORTGAGE        8.464       0.009       0.375        8.08     20360701        209600        360         882.55
16419076    EMC MORTGAGE        7.625       0.009       0.250       7.366     20360901        368000        360        2338.33
16422636    EMC MORTGAGE        7.875       0.009       0.375       7.491     20360901        238400        360         1564.5
16468268    EMC MORTGAGE        8.875       0.009       0.375       8.491     20360801        338400        360        2502.75
16503942    WELLS FARGO         5.875       0.009       0.250       5.616     20331101        132000        360         780.83
16550131    EMC MORTGAGE        8.500       0.009       0.375       8.116     20360901       1000000        360        4583.33
16563109    EMC MORTGAGE        7.500       0.009       0.250       7.241     20360901        180000        360        1258.59
16564533    EMC MORTGAGE        6.875       0.009       0.250       6.616     20360901        140800        360         924.96
16567585    EMC MORTGAGE        8.000       0.009       0.375       7.616     20360901        464800        360        1936.67
16594909    EMC MORTGAGE        7.000       0.009       0.250       6.741     20361001        196000        360        1143.33
16596034    EMC MORTGAGE        7.750       0.009       0.250       7.491     20361001         55280        360         396.04
16602662    EMC MORTGAGE        8.125       0.009       0.375       7.741     20360801        326150        360        2206.81
16603963    EMC MORTGAGE        8.500       0.009       0.375       8.116     20361001        516000        360        1659.66
16609667    EMC MORTGAGE        9.375       0.009       0.375       8.991     20360701        368000        360           2875
16629653    EMC MORTGAGE        7.625       0.009       0.500       7.116     20350901        172000        360        1217.41
16638000    EMC MORTGAGE        8.500       0.009       0.375       8.116     20361001        376000        360        1723.33
16642346    EMC MORTGAGE        8.375       0.009       0.375       7.991     20360701        556800        360        1790.89
16642724    EMC MORTGAGE        7.875       0.009       0.375       7.491     20360901        431960        360        1754.84
16653320    WELLS FARGO         5.750       0.009       0.250       5.491     20350601        188000        360         900.83
16657903    WELLS FARGO         6.500       0.009       0.250       6.241     20360901        760000        360        4115.55
16661978    EMC MORTGAGE        8.000       0.009       0.375       7.616     20360801        244000        360        1790.39
16663421    EMC MORTGAGE        6.375       0.009       0.500       5.866     20350401        280000        360        1746.84
16664018    EMC MORTGAGE        7.500       0.009       0.375       7.116     20361001        332000        360           1245
16667627    EMC MORTGAGE        6.875       0.009       0.250       6.616     20211001        388700        180        2221.34
16673624    EMC MORTGAGE        6.500       0.009       0.250       6.241     20361001        277021        360        1500.53
16673634    EMC MORTGAGE        6.875       0.009       0.250       6.616     20360901        242415        360        1388.84
16677207    EMC MORTGAGE        5.750       0.009       0.500       5.241     20350601        312000        360           1495
16681302    EMC MORTGAGE        7.125       0.009       0.375       6.741     20361201        596000        360        3538.75
16684213    EMC MORTGAGE        8.250       0.009       0.375       7.866     20361101        100000        360          437.5
16694789    GMAC                8.375       0.009       0.250       8.116     20311001        135200        360        1027.62
16694894    GMAC                8.750       0.009       0.250       8.491     20311001         64800        360         509.79
16704305    EMC MORTGAGE        8.000       0.009       0.375       7.616     20361101        132750        360         553.13
16705165    WELLS FARGO         5.500       0.009       0.250       5.241     20350201        272160        360        1247.28
16710483    EMC MORTGAGE        9.500       0.009       0.375       9.116     20361201        784000        360         6592.3
16714450    EMC MORTGAGE        8.250       0.009       0.375       7.866     20361101        440000        360           1925
16728333    EMC MORTGAGE        8.000       0.009       0.375       7.616     20361201        206400        360           1376
16729800    EMC MORTGAGE        8.000       0.009       0.375       7.616     20370101        732000        360           4880
16732321    EMC MORTGAGE        8.375       0.009       0.375       7.991     20361101        464000        360        2078.33
16732330    EMC MORTGAGE        8.250       0.009       0.375       7.866     20361101        204000        360         656.14
16765335    EMC MORTGAGE        8.250       0.009       0.375       7.866     20361201        146400        360        1099.85
16767418    EMC MORTGAGE        9.875       0.009       0.375       9.491     20370101        580000        360        4772.92
16768265    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101        248000        360           1705
16769560    EMC MORTGAGE        7.514       0.009       0.500       7.005     20290101        504000        360        3303.71
16769566    EMC MORTGAGE        7.514       0.009       0.500       7.005     20300201         52800        360         314.79
16769593    EMC MORTGAGE        7.614       0.009       0.500       7.105     20330201         70400        360         424.38
16769599    EMC MORTGAGE        5.000       0.009       0.500       4.491     20330401        360000        360        1932.56
16769618    EMC MORTGAGE        7.462       0.009       0.500       6.953     20431001        196000        480         769.78
16769653    EMC MORTGAGE        7.314       0.009       0.500       6.805     20330201        480000        360        2516.16
16769681    EMC MORTGAGE        5.250       0.009       0.500       4.741     20330401        272000        360        1501.99
16769743    EMC MORTGAGE        8.104       0.009       0.500       7.595     20331201        400000        360        1750.93
16769773    EMC MORTGAGE        4.625       0.009       0.500       4.116     20340501        488000        360           2509
16769865    EMC MORTGAGE        8.214       0.009       0.500       7.705     20450901        428000        480        1286.79
16769904    EMC MORTGAGE        6.942       0.009       0.500       6.433     20230801         88000        360         561.22
16769905    EMC MORTGAGE        6.742       0.009       0.500       6.233     20240201         88000        360         598.58

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
16303932     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16306629     351    PUD                 1STLIEN      No            ARM       2.250         6.000     20110701    2.000    2.250
16314542     349    PUD                 1STLIEN      No            ARM       2.750         6.000     20110501    2.000    2.750
16319771     290    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16335178     351    Single Family       1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16335275     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16339709     350    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16342482     351    PUD                 1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16344006     351    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16346207     351    Single Family       1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16348173     351    Single Family       1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16359141     351    Single Family       1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16360214     351    PUD                 1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16368062     351    PUD                 1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16368183     352    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16368329     351    PUD                 1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16372160     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16376076     351    PUD                 1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16377147     351    Single Family       1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16378614     351    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16383903     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16392478     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16392679     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16392841     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16393823     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16395443     352    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16402925     351    PUD                 1STLIEN      No            ARM       3.450         1.000     20070501    9.000    3.450
16419076     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16422636     353    Single Family       1STLIEN      No            ARM       2.250         6.000     20110901    1.000    2.250
16468268     352    PUD                 1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16503942     319    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16550131     353    Single Family       1STLIEN      No            ARM       2.250         6.000     20110901    1.000    2.250
16563109     353    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16564533     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16567585     353    Single Family       1STLIEN      No            ARM       2.250         6.000     20110901    1.000    2.250
16594909     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16596034     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16602662     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16603963     354    PUD                 1STLIEN      No            ARM       3.500         1.000     20070501    9.000    3.500
16609667     351    Single Family       1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16629653     341    Single Family       1STLIEN      No            ARM       5.000         6.000     20070901    3.000    5.000
16638000     354    Single Family       1STLIEN      No            ARM       2.250         6.000     20111001    1.000    2.250
16642346     351    Condominium         1STLIEN      No            ARM       3.400         1.000     20070501    9.000    3.400
16642724     353    Single Family       1STLIEN      No            ARM       2.250         6.000     20110901    1.000    2.250
16653320     338    Single Family       1STLIEN      No            ARM       2.750        12.000     20100601    2.000    2.750
16657903     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16661978     352    Single Family       1STLIEN      No            ARM       2.375         6.000     20080801    1.000    2.375
16663421     336    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16664018     354    Condominium         1STLIEN      No            ARM       2.250         6.000     20111001    1.000    2.250
16667627     174    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16673624     354    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16673634     353    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16677207     338    Condominium         1STLIEN      No            ARM       2.750        12.000     20120601    2.000    2.750
16681302     356    PUD                 1STLIEN      No            ARM       2.250         6.000     20111201    2.000    2.250
16684213     355    Single Family       1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
16694789     294    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16694894     294    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16704305     355    PUD                 1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
16705165     334    Single Family       1STLIEN      No            ARM       2.750        12.000     20100201    2.000    2.750
16710483     356    PUD                 1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16714450     355    Single Family       1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
16728333     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16729800     357    Condominium         1STLIEN      No            ARM       3.000         6.000     20120101    1.000    3.000
16732321     355    PUD                 1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
16732330     355    PUD                 1STLIEN      No            ARM       3.250         1.000     20070501    9.000    3.250
16765335     356    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20131201    1.000    2.250
16767418     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16768265     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20140101    1.000    2.250
16769560     261    Single Family       1STLIEN      No            ARM       2.500         1.000     20070501    1.000    2.500
16769566     274    Condominium         1STLIEN      No            ARM       2.500         1.000     20070501    9.000    2.500
16769593     310    Single Family       1STLIEN      No            ARM       2.600         1.000     20070501    1.000    2.600
16769599     312    Single Family       1STLIEN      No            ARM       2.600         1.000     20080401    1.000    2.600
16769618     438    Condominium         1STLIEN      No            ARM       3.070         1.000     20070501    1.000    3.070
16769653     310    Condominium         1STLIEN      No            ARM       2.300         1.000     20070501    1.000    2.300
16769681     312    Single Family       1STLIEN      No            ARM       2.600         1.000     20080401    1.000    2.600
16769743     320    2-4 Family          1STLIEN      No            ARM       3.090         1.000     20070501    1.000    3.090
16769773     325    Single Family       1STLIEN      No            ARM       2.600         1.000     20090501    1.000    2.600
16769865     461    Single Family       1STLIEN      No            ARM       3.200         1.000     20070501    1.000    3.200
16769904     196    Single Family       1STLIEN      No            ARM       2.550         1.000     20070501    1.000    2.550
16769905     202    Single Family       1STLIEN      No            ARM       2.350         1.000     20070501    1.000    2.350

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
16303932      0.000     100.00    4/1/2007              N
16306629     13.375     100.00    4/1/2007              N
16314542     12.750      90.00    4/1/2007              N
16319771      0.000      80.00    4/1/2007              N
16335178     13.375     100.00    4/1/2007              N
16335275      0.000      80.00    4/1/2007              N
16339709      0.000     100.00    4/1/2007              N
16342482     13.250     100.00    4/1/2007              N
16344006     13.500     100.00    4/1/2007              N
16346207     12.750     100.00    4/1/2007              N
16348173     13.500     100.00    4/1/2007              N
16359141     13.125      90.00    4/1/2007              N
16360214     13.375     100.00    4/1/2007              N
16368062     12.875      90.84    4/1/2007              N
16368183      0.000     100.00    4/1/2007              N
16368329     13.875      80.00    4/1/2007              N
16372160      0.000     100.00    4/1/2007              N
16376076     13.875     100.00    4/1/2007              N
16377147     13.500     100.00    4/1/2007              N
16378614      0.000     100.00    4/1/2007              N
16383903      0.000     100.00    4/1/2007              N
16392478      0.000     100.00    4/1/2007              N
16392679     13.750     100.00    4/1/2007              N
16392841     13.750     100.00    4/1/2007              N
16393823      0.000     100.00    4/1/2007              N
16395443      0.000      95.00    4/1/2007              N
16402925      9.950     100.00    4/1/2007              Y
16419076      0.000     100.00    4/1/2007              N
16422636     12.875     100.00    4/1/2007              N
16468268     13.875     100.00    4/1/2007              N
16503942      0.000      80.00    4/1/2007              N
16550131     13.500     100.00    4/1/2007              Y
16563109      0.000     100.00    4/1/2007              N
16564533      0.000     100.00    4/1/2007              N
16567585     13.000     100.00    4/1/2007              Y
16594909      0.000     100.00    4/1/2007              N
16596034      0.000      80.00    4/1/2007              N
16602662     13.125      89.99    4/1/2007              N
16603963      9.950      93.64    4/1/2007              Y
16609667     14.375      80.00    4/1/2007              N
16629653     13.625      80.00    4/1/2007              N
16638000     13.500     100.00    4/1/2007              Y
16642346      9.950      90.00    4/1/2007              Y
16642724     12.875     100.00    4/1/2007              Y
16653320     10.750      80.00    4/1/2007              N
16657903      0.000      90.00    4/1/2007              N
16661978     14.000     100.00    4/1/2007              N
16663421      0.000     100.00    4/1/2007              N
16664018     12.500     100.00    4/1/2007              Y
16667627      0.000     100.00    4/1/2007              N
16673624      0.000      95.00    4/1/2007              N
16673634      0.000     100.00    4/1/2007              N
16677207     10.750      80.00    4/1/2007              N
16681302     13.125     100.00    4/1/2007              N
16684213     13.250      93.60    4/1/2007              Y
16694789      0.000      80.00    4/1/2007              N
16694894      0.000      80.00    4/1/2007              N
16704305     11.125      80.00    4/1/2007              Y
16705165     10.500      80.00    4/1/2007              N
16710483     14.500     100.00    4/1/2007              N
16714450     13.250      95.00    4/1/2007              Y
16728333     13.000      80.00    4/1/2007              N
16729800     14.000     100.00    4/1/2007              N
16732321     13.375     100.00    4/1/2007              Y
16732330      9.950      90.00    4/1/2007              Y
16765335     13.250      90.00    4/1/2007              N
16767418     14.875      90.00    4/1/2007              N
16768265     13.250     100.00    4/1/2007              N
16769560      8.950      80.00    4/1/2007              Y
16769566     11.500      80.00    4/1/2007              Y
16769593     11.950      80.00    4/1/2007              Y
16769599     11.950      80.00    4/1/2007              Y
16769618      9.950      80.00    4/1/2007              Y
16769653      9.950      80.00    4/1/2007              Y
16769681     11.950      80.00    4/1/2007              Y
16769743      9.350      80.00    4/1/2007              Y
16769773     11.950      80.00    4/1/2007              Y
16769865     10.250      80.00    4/1/2007              Y
16769904      9.950      80.00    4/1/2007              Y
16769905     10.950      80.00    4/1/2007              Y


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
16770489    EMC MORTGAGE        8.125       0.009       0.375       7.741     20361201        380000        360        1622.92
16780958    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101         64472        360         484.36
16785192    EMC MORTGAGE        9.125       0.009       0.375       8.741     20370101        560000        360        4258.33
16790346    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370101        628000        360        4252.08
16790685    EMC MORTGAGE        8.750       0.009       0.375       8.366     20370101        468000        360        1729.82
16791108    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370101        790200        360        5350.31
16798357    EMC MORTGAGE        7.000       0.009       0.375       6.616     20361101       1000000        360        5833.33
16798451    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101        712000        360           4895
16800793    EMC MORTGAGE        7.500       0.009       0.500       6.991     20090501         38500        360         323.79
16800883    EMC MORTGAGE        7.000       0.009       0.500       6.491     20190901        129600        360         904.86
16800887    EMC MORTGAGE        7.042       0.009       0.500       6.533     20230601        132000        360         830.51
16800961    EMC MORTGAGE        7.000       0.009       0.500       6.491     20111101         38800        360         322.87
16801054    EMC MORTGAGE        8.000       0.009       0.500       7.491     20310401         96857        360          710.7
16801724    EMC MORTGAGE        6.750       0.009       0.375       6.366     20370101        695200        360         2172.5
16803509    EMC MORTGAGE        7.875       0.009       0.375       7.491     20361201        279200        360        1832.25
16803896    EMC MORTGAGE        8.500       0.009       0.375       8.116     20361201        480000        360           3400
16803976    HSBC MORTGAGE       7.500       0.009       0.250       7.241     20361201        600000        360           3750
16807253    EMC MORTGAGE        7.250       0.009       0.375       6.866     20370101        138320        360         835.68
16807479    EMC MORTGAGE        6.375       0.009       0.250       6.116     20361201        960000        360        5073.21
16807669    EMC MORTGAGE        6.625       0.009       0.250       6.366     20361201        468800        360        3001.78
16808370    EMC MORTGAGE        6.750       0.009       0.250       6.491     20370101        156000        360        1011.82
16808706    COUNTRYWIDE         6.875       0.009       0.200       6.666     20361101        719588        360        4122.64
16819132    EMC MORTGAGE        7.625       0.009       0.375       7.241     20370101        592000        360        3761.67
16823068    EMC MORTGAGE        8.250       0.009       0.500       7.741     20360901        392000        360           1715
16823069    EMC MORTGAGE        7.125       0.009       0.500       6.616     20361001        128000        360         862.36
16823071    EMC MORTGAGE        8.125       0.009       0.500       7.616     20360801        159200        360        1077.92
16823374    EMC MORTGAGE        7.750       0.009       0.375       7.366     20370101        432000        360           2790
16823729    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370101        237600        360        1608.75
16824343    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101        220720        360        1517.45
16833532    EMC MORTGAGE        8.250       0.009       0.375       7.866     20361201        499200        360           2184
16833549    EMC MORTGAGE        8.250       0.009       0.375       7.866     20361201        494050        360        2161.47
16835419    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370101        500800        360        3718.43
16835615    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101        304000        360           2090
16835988    EMC MORTGAGE        6.875       0.009       0.375       6.491     20370101        522000        360        3429.17
16836494    EMC MORTGAGE        8.000       0.009       0.375       7.616     20361201        268000        360        1116.67
16836844    EMC MORTGAGE        7.625       0.009       0.375       7.241     20361201        205600        360         792.42
16836845    EMC MORTGAGE        7.500       0.009       0.375       7.116     20361201        613150        360        2299.31
16836856    EMC MORTGAGE        6.875       0.009       0.375       6.491     20361201        544000        360        1756.67
16836918    EMC MORTGAGE        7.625       0.009       0.375       7.241     20361201        370400        360        1427.58
16836972    EMC MORTGAGE        7.375       0.009       0.375       6.991     20361201        520000        360        1895.83
16844368    EMC MORTGAGE        7.500       0.009       0.375       7.116     20361201        660000        360           4125
16849215    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370101        460000        360        3415.49
16849460    EMC MORTGAGE        8.750       0.009       0.375       8.366     20470101        274400        480         830.95
16850702    EMC MORTGAGE        8.500       0.009       0.500       7.991     20360601        144000        360         479.89
16850747    EMC MORTGAGE        8.500       0.009       0.500       7.991     20361001        280000        360         983.23
16850875    EMC MORTGAGE        7.750       0.009       0.500       7.241     20360301        212000        360         759.47
16852426    EMC MORTGAGE        8.625       0.009       0.375       8.241     20361101        214400        360         714.49
16856485    EMC MORTGAGE        7.625       0.009       0.375       7.241     20370101        528000        360           3355
16856659    EMC MORTGAGE        7.250       0.009       0.375       6.866     20370101        471200        360        2846.83
16856766    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101        500000        360         2187.5
16857384    EMC MORTGAGE        6.750       0.009       0.375       6.366     20370101        308000        360         1732.5
16859534    EMC MORTGAGE        8.725       0.009       0.375       8.341     20360901        256000        360        2009.38
16859674    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360901        556000        360        3648.75
16965792    EMC MORTGAGE        8.000       0.009       0.375       7.616     20370101        408000        360           1700
16968459    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370101        533760        360         2279.6
16968675    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101        770000        360        5293.75
16968811    EMC MORTGAGE        4.875       0.009       0.375       4.491     20361201        291800        360        1185.44
16969025    EMC MORTGAGE        8.000       0.009       0.375       7.616     20370101        256000        360        1066.67
16969926    EMC MORTGAGE        8.000       0.009       0.375       7.616     20361201        154400        360         643.33
16969927    EMC MORTGAGE        8.000       0.009       0.500       7.491     20361201        420000        360           1750
16978012    EMC MORTGAGE        7.750       0.009       0.375       7.366     20361201       1000000        360        3958.33
16978020    EMC MORTGAGE        8.125       0.009       0.375       7.741     20361001        876000        360        3741.25
16978046    EMC MORTGAGE        7.875       0.009       0.375       7.491     20361101        492000        360        1998.75
16978074    EMC MORTGAGE        7.250       0.009       0.375       6.866     20361201        336000        360           1190
16978106    EMC MORTGAGE        7.750       0.009       0.375       7.366     20361201        268000        360        1060.83
16978160    EMC MORTGAGE        8.750       0.009       0.375       8.366     20361001        200000        360         958.33
16978200    EMC MORTGAGE        5.900       0.009       0.375       5.516     20361201        548000        360        1324.33
16978368    EMC MORTGAGE        8.550       0.009       0.375       8.166     20370101        221600        360         1024.9
16979939    EMC MORTGAGE        6.875       0.009       0.500       6.366     20361001        144400        360         466.29
16981070    EMC MORTGAGE        6.750       0.009       0.375       6.366     20370101        240000        360           1350
16981088    EMC MORTGAGE        7.375       0.009       0.375       6.991     20370101        480000        360           2950
16981413    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370201        555060        360        2370.57
16990911    EMC MORTGAGE        8.500       0.009       0.375       8.116     20361201        240000        360           1100
16994613    EMC MORTGAGE        7.375       0.009       0.500       6.866     20360401        332000        360        2040.42
16994615    EMC MORTGAGE        7.250       0.009       0.500       6.741     20360401        132000        360          797.5
16994682    EMC MORTGAGE        6.750       0.009       0.500       6.241     20350501         71456        360         463.46
16994699    EMC MORTGAGE        8.125       0.009       0.500       7.616     20360601        668000        360        2148.55
16994745    EMC MORTGAGE        8.950       0.009       0.500       8.441     20360901      101485.6        360         812.93
16994985    EMC MORTGAGE        7.625       0.009       0.375       7.241     20370101        271600        360        1046.79
17000523    EMC MORTGAGE        8.250       0.009       0.500       7.741     20361101        680000        360        2187.15

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
16770489     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16780958     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    2.000    2.250
16785192     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16790346     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16790685     357    Single Family       1STLIEN      No            ARM       3.750         1.000     20070501    9.000    3.750
16791108     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16798357     355    Single Family       1STLIEN      No            ARM       2.250         6.000     20111101    2.000    2.250
16798451     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16800793      25    Single Family       1STLIEN      Balloon       FRM       0.000         0.000                 0.000    0.000
16800883     149    Single Family       1STLIEN      No            ARM       2.400         1.000     20070501    1.000    2.400
16800887     194    Single Family       1STLIEN      No            ARM       2.350         1.000     20070501    9.000    2.350
16800961      55    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801054     288    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801724     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16803509     356    Condominium         1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16803896     356    PUD                 1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16803976     356    Single Family       1STLIEN      No            ARM       2.250        12.000     20161201    2.000    2.250
16807253     357    Condominium         1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16807479     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16807669     356    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16808370     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16808706     355    Single Family       1STLIEN      No            ARM       4.750        12.000     20111101    2.000    4.750
16819132     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    2.000    2.250
16823068     353    Single Family       1STLIEN      No            ARM       2.250         6.000     20110901    1.000    2.250
16823069     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16823071     352    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16823374     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16823729     357    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16824343     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16833532     356    Condominium         1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16833549     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16835419     357    Single Family       1STLIEN      No            ARM       2.500         6.000     20120101    1.000    2.500
16835615     357    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20140101    1.000    2.250
16835988     357    Condominium         1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16836494     356    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16836844     356    PUD                 1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16836845     356    PUD                 1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16836856     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16836918     356    Condominium         1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16836972     356    PUD                 1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16844368     356    Condominium         1STLIEN      No            ARM       2.750         6.000     20111201    2.000    2.750
16849215     357    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16849460     477    Single Family       1STLIEN      No            ARM       3.750         1.000     20070501    9.000    3.750
16850702     350    Single Family       1STLIEN      No            ARM       3.450         1.000     20070501    1.000    3.450
16850747     354    Single Family       1STLIEN      No            ARM       3.450         1.000     20070501    1.000    3.450
16850875     347    Single Family       1STLIEN      No            ARM       2.725         1.000     20070501    1.000    2.725
16852426     355    PUD                 1STLIEN      No            ARM       3.575         1.000     20070501    9.000    3.575
16856485     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16856659     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16856766     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16857384     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    2.000    2.250
16859534     353    Single Family       1STLIEN      No            ARM       2.375         6.000     20080901    2.000    2.375
16859674     353    Single Family       1STLIEN      No            ARM       5.000         6.000     20090901    2.000    5.000
16965792     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16968459     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16968675     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16968811     356    PUD                 1STLIEN      No            ARM       2.250        12.000     20091201    2.000    2.250
16969025     357    Condominium         1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16969926     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16969927     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16978012     356    Single Family       1STLIEN      No            ARM       2.750         6.000     20111201    1.000    2.750
16978020     354    Single Family       1STLIEN      No            ARM       2.250         6.000     20111001    1.000    2.250
16978046     355    Single Family       1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
16978074     356    Single Family       1STLIEN      No            ARM       2.750         6.000     20111201    1.000    2.750
16978106     356    Single Family       1STLIEN      No            ARM       2.750         6.000     20111201    1.000    2.750
16978160     354    Single Family       1STLIEN      No            ARM       2.750         6.000     20111001    1.000    2.750
16978200     356    PUD                 1STLIEN      No            ARM       2.750         6.000     20111201    1.000    2.750
16978368     357    PUD                 1STLIEN      No            ARM       2.750         6.000     20120101    1.000    2.750
16979939     354    Single Family       1STLIEN      No            ARM       2.250         6.000     20111001    1.000    2.250
16981070     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16981088     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    2.000    2.250
16981413     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16990911     356    PUD                 1STLIEN      No            ARM       2.750         6.000     20111201    1.000    2.750
16994613     348    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16994615     348    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16994682     337    2-4 Family          1STLIEN      No            ARM       3.000         6.000     20070501    1.000    3.000
16994699     350    Single Family       1STLIEN      No            ARM       3.300         1.000     20070501    9.000    3.300
16994745     353    2-4 Family          1STLIEN      No            ARM       6.550         6.000     20080901    1.000    6.550
16994985     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
17000523     355    Single Family       1STLIEN      No            ARM       3.375         1.000     20070501    1.000    3.375

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
16770489     13.125     100.00    4/1/2007              Y
16780958     14.250     100.00    4/1/2007              N
16785192     14.125     100.00    4/1/2007              N
16790346     13.125     100.00    4/1/2007              N
16790685      9.950      90.00    4/1/2007              Y
16791108     13.125      95.00    4/1/2007              N
16798357     13.000     100.00    4/1/2007              N
16798451     13.250     100.00    4/1/2007              N
16800793      0.000      80.00    4/1/2007              N
16800883     14.054      80.00    4/1/2007              Y
16800887     12.950      80.00    4/1/2007              Y
16800961      0.000      80.00    4/1/2007              N
16801054      0.000      80.00    4/1/2007              N
16801724     11.750      80.00    4/1/2007              Y
16803509     12.875     100.00    4/1/2007              N
16803896     13.500     100.00    4/1/2007              N
16803976     12.500     100.00    4/1/2007              N
16807253     12.250     100.00    4/1/2007              N
16807479      0.000      80.00    4/1/2007              N
16807669      0.000      80.00    4/1/2007              N
16808370      0.000      80.00    4/1/2007              N
16808706     11.875     100.00    4/1/2007              N
16819132     13.625     100.00    4/1/2007              N
16823068     13.250     100.00    4/1/2007              N
16823069      0.000      80.00    4/1/2007              N
16823071      0.000     100.00    4/1/2007              N
16823374     12.750     100.00    4/1/2007              N
16823729     13.125     100.00    4/1/2007              Y
16824343     13.250     100.00    4/1/2007              N
16833532     13.250     100.00    4/1/2007              Y
16833549     13.250     100.00    4/1/2007              Y
16835419     13.125     100.00    4/1/2007              N
16835615     13.250     100.00    4/1/2007              N
16835988     11.875     100.00    4/1/2007              N
16836494     13.000      95.00    4/1/2007              Y
16836844     12.625      90.00    4/1/2007              Y
16836845     12.500      95.00    4/1/2007              Y
16836856     11.875     100.00    4/1/2007              Y
16836918     12.625      90.00    4/1/2007              Y
16836972     12.375     100.00    4/1/2007              Y
16844368     13.500      94.99    4/1/2007              N
16849215     13.125     100.00    4/1/2007              N
16849460      9.950      90.00    4/1/2007              Y
16850702      9.950      80.00    4/1/2007              Y
16850747      9.950      80.00    4/1/2007              Y
16850875     12.590      80.00    4/1/2007              Y
16852426     11.200      90.00    4/1/2007              Y
16856485     12.625     100.00    4/1/2007              N
16856659     12.250     100.00    4/1/2007              N
16856766     13.250      95.00    4/1/2007              Y
16857384     11.750     100.00    4/1/2007              N
16859534     14.725      80.00    4/1/2007              N
16859674     13.875      99.98    4/1/2007              N
16965792     13.000      80.00    4/1/2007              Y
16968459     13.125     100.00    4/1/2007              Y
16968675     13.250     100.00    4/1/2007              N
16968811     10.875     100.00    4/1/2007              N
16969025     13.000     100.00    4/1/2007              Y
16969926     13.000     100.00    4/1/2007              Y
16969927     13.000      90.00    4/1/2007              N
16978012     12.750      85.00    4/1/2007              Y
16978020     13.125     100.00    4/1/2007              Y
16978046     12.875      95.00    4/1/2007              Y
16978074     12.250     100.00    4/1/2007              Y
16978106     12.750     100.00    4/1/2007              Y
16978160     13.750     100.00    4/1/2007              Y
16978200     10.900     100.00    4/1/2007              Y
16978368     13.550     100.00    4/1/2007              Y
16979939      8.875      80.00    4/1/2007              N
16981070     11.750      95.00    4/1/2007              N
16981088     13.375     100.00    4/1/2007              N
16981413     13.125     100.00    4/1/2007              Y
16990911     13.500     100.00    4/1/2007              Y
16994613      0.000      80.00    4/1/2007              N
16994615      0.000      80.00    4/1/2007              N
16994682     12.750      95.00    4/1/2007              N
16994699      9.999      80.00    4/1/2007              Y
16994745     14.950     100.00    4/1/2007              N
16994985     12.625      83.56    4/1/2007              Y
17000523      9.950      90.00    4/1/2007              Y


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17003356    EMC MORTGAGE        8.000       0.009       0.375       7.616     20370201        608000        360        2533.33
17009107    EMC MORTGAGE        8.000       0.009       0.375       7.616     20370201        224000        360         933.33
17013165    EMC MORTGAGE        8.375       0.009       0.500       7.866     20361101        381600        360        1227.38
17034662    EMC MORTGAGE        7.250       0.009       0.375       6.866     20370201        680000        360        2408.33
17040199    EMC MORTGAGE        8.000       0.009       0.500       7.491     20230901        181000        360         1233.5
17040200    EMC MORTGAGE        7.750       0.009       0.500       7.241     20241201         31500        360         209.33
17040201    EMC MORTGAGE        7.500       0.009       0.500       6.991     20250601         43650        360         305.21
17040206    EMC MORTGAGE        8.250       0.009       0.500       7.741     20260601         72250        360         542.79
17040207    EMC MORTGAGE        8.250       0.009       0.500       7.741     20260501         59900        360         450.01
17040208    EMC MORTGAGE        8.250       0.009       0.500       7.741     20260901         50700        360         421.74
17040221    EMC MORTGAGE        5.000       0.009       0.500       4.491     20320401        400000        360        2153.81
17040226    EMC MORTGAGE        4.625       0.009       0.500       4.116     20130801        104000        120        1084.12
17040244    EMC MORTGAGE        9.750       0.009       0.500       9.241     20181101         60000        360          515.5
17040247    EMC MORTGAGE        6.750       0.009       0.500       6.241     20280201        288000        360        1867.96
17040251    EMC MORTGAGE        5.750       0.009       0.500       5.241     20120801        121600        120        1356.63
17040257    EMC MORTGAGE        5.125       0.009       0.500       4.616     20340801        188000        360        1023.64
17040260    EMC MORTGAGE        6.500       0.009       0.500       5.991     20250901         33950        360         214.59
17040261    EMC MORTGAGE        6.875       0.009       0.500       6.366     20251101         39750        360         261.13
17040262    EMC MORTGAGE        6.625       0.009       0.500       6.116     20251201         26050        360          166.8
17040263    EMC MORTGAGE        6.625       0.009       0.500       6.116     20260101         31900        360         204.26
17040266    EMC MORTGAGE        8.500       0.009       0.500       7.991     20260901         39500        360         303.72
17040284    EMC MORTGAGE        4.625       0.009       0.500       4.116     20341101        180940        360         930.28
17040313    EMC MORTGAGE        4.625       0.009       0.500       4.116     20130901        386250        120         899.09
17040315    EMC MORTGAGE        5.375       0.009       0.500       4.866     20340801        200000        360         895.07
17040318    EMC MORTGAGE        7.375       0.009       0.500       6.866     20100901         47250        120         557.79
17040326    EMC MORTGAGE        6.250       0.009       0.500       5.741     20090101         56800        120         637.75
17040334    EMC MORTGAGE        6.500       0.009       0.500       5.991     20080901         33700        120         382.66
17040340    EMC MORTGAGE        7.500       0.009       0.500       6.991     20270201         22500        360         144.69
17040341    EMC MORTGAGE        6.125       0.009       0.500       5.616     20260201         43650        360         265.22
17040345    EMC MORTGAGE        8.125       0.009       0.500       7.616     20261001         31800        360         236.11
17040348    EMC MORTGAGE        4.500       0.009       0.500       3.991     20330801        420000        360        2128.08
17040364    EMC MORTGAGE        5.875       0.009       0.500       5.366     20140101         78660        360         505.68
17040372    EMC MORTGAGE        7.500       0.009       0.500       6.991     20260801         64000        360         464.32
17040373    EMC MORTGAGE        7.000       0.009       0.500       6.491     20260401         61950        360         412.15
17040376    EMC MORTGAGE        8.375       0.009       0.500       7.866     20261001         55290        360         451.47
17040408    EMC MORTGAGE        4.500       0.009       0.500       3.991     20350801        124000        383          628.4
17040416    EMC MORTGAGE        4.625       0.009       0.500       4.116     20340501        320000        360        1645.25
17040420    EMC MORTGAGE        4.750       0.009       0.500       4.241     20140301        269600        120        2829.11
17040432    EMC MORTGAGE        5.125       0.009       0.500       4.616     20340901        157600        360         858.11
17040434    EMC MORTGAGE        5.250       0.009       0.500       4.741     20350101        271200        360        1497.58
17040436    EMC MORTGAGE        4.500       0.009       0.500       3.991     20341101        126960        360         643.29
17040437    EMC MORTGAGE        4.875       0.009       0.500       4.366     20340901        161600        360         878.53
17040440    EMC MORTGAGE        7.250       0.009       0.500       6.741     20260901         69600        364         503.72
17040447    EMC MORTGAGE        7.625       0.009       0.500       7.116     20280301        152000        360        1088.42
17040464    EMC MORTGAGE        6.625       0.009       0.500       6.116     20160201        548000        180        4811.41
17040469    EMC MORTGAGE        6.125       0.009       0.500       5.616     20111101         28800        120         321.55
17040473    EMC MORTGAGE        6.500       0.009       0.500       5.991     20111201        536000        120        6086.17
17040480    EMC MORTGAGE        6.000       0.009       0.500       5.491     20320501         96000        360         575.57
17040488    EMC MORTGAGE        5.000       0.009       0.500       4.491     20130301         84800        120         899.44
17040489    EMC MORTGAGE        4.750       0.009       0.500       4.241     20330201        110400        360          575.9
17040497    EMC MORTGAGE        4.125       0.009       0.500       3.616     20330601        164000        360         815.15
17040502    EMC MORTGAGE        4.000       0.009       0.500       3.491     20330601        128000        360         611.09
17040520    EMC MORTGAGE        4.500       0.009       0.500       3.991     20130801         82600        120         856.05
17040530    EMC MORTGAGE        6.125       0.009       0.500       5.616     20331101        217600        360        1300.72
17040549    EMC MORTGAGE        4.375       0.009       0.500       3.866     20340501        413600        360        2065.04
17040550    EMC MORTGAGE        4.500       0.009       0.500       3.991     20140501        216000        120        2238.59
17040555    EMC MORTGAGE        5.375       0.009       0.500       4.866     20340801        109220        360          611.6
17040563    EMC MORTGAGE        5.375       0.009       0.500       4.866     20341101        388000        360        1716.16
17040571    EMC MORTGAGE        4.625       0.009       0.500       4.116     20341201        420000        360        2159.39
17040583    EMC MORTGAGE        6.125       0.009       0.500       5.616     20240501        137750        360         844.16
17040585    EMC MORTGAGE        6.375       0.009       0.500       5.866     20240901         56700        360         349.26
17040588    EMC MORTGAGE        7.750       0.009       0.500       7.241     20250201         76250        360         514.73
17040591    EMC MORTGAGE        7.125       0.009       0.500       6.616     20250601        233600        360        1549.72
17040592    EMC MORTGAGE        7.000       0.009       0.500       6.491     20250601        100700        360         658.31
17040594    EMC MORTGAGE        7.125       0.009       0.500       6.616     20250701        130900        360         862.68
17040610    EMC MORTGAGE        6.125       0.009       0.500       5.616     20140301         58960        360         382.93
17040612    EMC MORTGAGE        7.500       0.009       0.500       6.991     20120701         37200        360         276.15
17040613    EMC MORTGAGE        9.500       0.009       0.500       8.991     20180601         50350        360         423.38
17040614    EMC MORTGAGE        7.990       0.009       0.500       7.481     20111201         45000        360         383.07
17040615    EMC MORTGAGE        7.750       0.009       0.500       7.241     20161101        159200        360         959.14
17040626    EMC MORTGAGE        7.625       0.009       0.500       7.116     20161001         67000        360         462.38
17040629    EMC MORTGAGE        5.740       0.009       0.500       5.231     20081201         22700        300         140.58
17040631    EMC MORTGAGE        6.610       0.009       0.500       6.101     20140901         32700        360         216.71
17040632    EMC MORTGAGE        7.625       0.009       0.500       7.116     20220601        135000        360         745.25
17040634    EMC MORTGAGE        7.750       0.009       0.500       7.241     20220901         75000        360         533.78
17040635    EMC MORTGAGE        7.875       0.009       0.500       7.366     20221001        102400        360          677.7
17040636    EMC MORTGAGE        8.000       0.009       0.500       7.491     20220901        180000        360        1258.47
17040637    EMC MORTGAGE        7.750       0.009       0.500       7.241     20220801        122000        360         758.79
17040638    EMC MORTGAGE        7.750       0.009       0.500       7.241     20230201        360000        360        2508.94
17040639    EMC MORTGAGE        7.625       0.009       0.500       7.116     20240601        261100        360        1562.66

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17003356     358    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17009107     358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17013165     355    PUD                 1STLIEN      No            ARM       3.375         1.000     20071101    1.000    3.375
17034662     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17040199     197    Single Family       1STLIEN      No            ARM       2.750        12.000     20070901    2.000    2.750
17040200     212    Single Family       1STLIEN      No            ARM       2.750        12.000     20071201    2.000    2.750
17040201     218    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040206     230    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040207     229    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040208     233    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040221     300    Single Family       1STLIEN      No            ARM       2.500        12.000     20090401    2.000    2.500
17040226      76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040244     139    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040247     250    Single Family       1STLIEN      No            ARM       2.500        12.000     20080201    1.000    2.500
17040251      64    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040257     328    Single Family       1STLIEN      No            ARM       2.500        12.000     20110801    2.000    2.500
17040260     221    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040261     223    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040262     224    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040263     225    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040266     233    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040284     331    Condominium         1STLIEN      No            ARM       2.500        12.000     20091101    2.000    2.500
17040313      77    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040315     328    PUD                 1STLIEN      No            ARM       2.500        12.000     20090801    2.000    2.500
17040318      41    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040326      21    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040334      17    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040340     238    Single Family       1STLIEN      No            ARM       3.000        12.000     20080201    1.000    3.000
17040341     226    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040345     234    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040348     316    Single Family       1STLIEN      No            ARM       2.500        12.000     20100801    2.000    2.500
17040364      81    Single Family       1STLIEN      No            ARM       2.250        12.000     20080101    1.000    2.250
17040372     232    Single Family       1STLIEN      No            ARM       2.500        12.000     20070801    1.000    2.500
17040373     228    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040376     234    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040408     340    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040416     325    Single Family       1STLIEN      No            ARM       2.500        12.000     20090501    2.000    2.500
17040420      83    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040432     329    PUD                 1STLIEN      No            ARM       2.500        12.000     20090901    2.000    2.500
17040434     333    Single Family       1STLIEN      No            ARM       2.500        12.000     20120101    2.000    2.500
17040436     331    Single Family       1STLIEN      No            ARM       2.500        12.000     20091101    2.000    2.500
17040437     329    Single Family       1STLIEN      No            ARM       2.500        12.000     20070901    2.000    2.500
17040440     233    Single Family       1STLIEN      No            ARM       2.500        12.000     20070901    2.000    2.500
17040447     251    Single Family       1STLIEN      No            ARM       2.750        12.000     20080301    2.000    2.750
17040464     106    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040469      55    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040473      56    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040480     301    Single Family       1STLIEN      No            ARM       2.500        12.000     20070501    2.000    2.500
17040488      71    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040489     310    Single Family       1STLIEN      No            ARM       2.500        12.000     20080201    2.000    2.500
17040497     314    Single Family       1STLIEN      No            ARM       2.500        12.000     20080601    2.000    2.500
17040502     314    Single Family       1STLIEN      No            ARM       2.500        12.000     20080601    2.000    2.500
17040520      76    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040530     319    Single Family       1STLIEN      No            ARM       2.500        12.000     20071101    2.000    2.500
17040549     325    Single Family       1STLIEN      No            ARM       2.500        12.000     20090501    2.000    2.500
17040550      85    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040555     328    Condominium         1STLIEN      No            ARM       3.000        12.000     20110801    2.000    3.000
17040563     331    PUD                 1STLIEN      No            ARM       2.500        12.000     20111101    2.000    2.500
17040571     332    Single Family       1STLIEN      No            ARM       2.500        12.000     20111201    2.000    2.500
17040583     205    Single Family       1STLIEN      No            ARM       2.375        12.000     20070501    1.000    2.375
17040585     209    Single Family       1STLIEN      No            ARM       2.375        12.000     20070901    1.000    2.375
17040588     214    Single Family       1STLIEN      No            ARM       2.750        12.000     20080201    2.000    2.750
17040591     218    Single Family       1STLIEN      No            ARM       2.875         6.000     20070601    1.000    2.875
17040592     218    Single Family       1STLIEN      No            ARM       2.750         6.000     20070601    1.000    2.750
17040594     219    Single Family       1STLIEN      No            ARM       2.750        12.000     20070701    1.000    2.750
17040610      83    Single Family       1STLIEN      No            ARM       2.690        12.000     20080301    1.000    2.690
17040612      63    Single Family       1STLIEN      No            ARM       1.000        12.000     20070701    1.000    1.000
17040613     134    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040614      56    Single Family       1STLIEN      No            ARM       2.750        12.000     20071201    2.000    2.750
17040615     115    Single Family       1STLIEN      No            ARM       2.750        12.000     20071101    2.000    2.750
17040626     114    Single Family       1STLIEN      No            ARM       2.500        12.000     20071001    2.000    2.500
17040629      20    Single Family       1STLIEN      No            ARM       2.250        12.000     20071201    1.000    2.250
17040631      89    Single Family       1STLIEN      No            ARM       2.250        12.000     20070901    1.500    2.250
17040632     182    Single Family       1STLIEN      No            ARM       2.750        12.000     20070601    2.000    2.750
17040634     185    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040635     186    Single Family       1STLIEN      No            ARM       2.750        12.000     20071001    2.000    2.750
17040636     185    Single Family       1STLIEN      No            ARM       2.750        12.000     20070901    2.000    2.750
17040637     184    Single Family       1STLIEN      No            ARM       2.750        12.000     20070801    2.000    2.750
17040638     190    Condominium         1STLIEN      No            ARM       2.750        12.000     20080201    2.000    2.750
17040639     206    Single Family       1STLIEN      No            ARM       2.750        12.000     20070601    2.000    2.750

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17003356     13.000      80.00    4/1/2007              Y
17009107     13.000      90.00    4/1/2007              Y
17013165      9.950      80.00    4/1/2007              Y
17034662     12.250      80.00    4/1/2007              Y
17040199     10.000      80.00    4/1/2007              N
17040200     13.250      80.00    4/1/2007              N
17040201      0.000      80.00    4/1/2007              N
17040206      0.000      80.00    4/1/2007              N
17040207      0.000      80.00    4/1/2007              N
17040208      0.000      80.00    4/1/2007              N
17040221     11.000      80.00    4/1/2007              N
17040226      0.000      80.00    4/1/2007              N
17040244      0.000      80.00    4/1/2007              N
17040247     12.750      80.00    4/1/2007              N
17040251      0.000      80.00    4/1/2007              N
17040257     10.125      80.00    4/1/2007              N
17040260      0.000      80.00    4/1/2007              N
17040261      0.000      80.00    4/1/2007              N
17040262      0.000      80.00    4/1/2007              N
17040263      0.000      80.00    4/1/2007              N
17040266      0.000      80.00    4/1/2007              N
17040284     10.625      80.00    4/1/2007              N
17040313      0.000      80.00    4/1/2007              N
17040315     10.375      80.00    4/1/2007              N
17040318      0.000      80.00    4/1/2007              N
17040326      0.000      80.00    4/1/2007              N
17040334      0.000      80.00    4/1/2007              N
17040340     15.625      80.00    4/1/2007              N
17040341      0.000      80.00    4/1/2007              N
17040345      0.000      80.00    4/1/2007              N
17040348     10.500      80.00    4/1/2007              N
17040364     17.500      80.00    4/1/2007              N
17040372     12.875      80.00    4/1/2007              N
17040373      0.000      80.00    4/1/2007              N
17040376      0.000      80.00    4/1/2007              N
17040408      0.000      80.00    4/1/2007              N
17040416      9.625      80.00    4/1/2007              N
17040420      0.000      80.00    4/1/2007              N
17040432     10.125      80.00    4/1/2007              N
17040434     11.250      80.00    4/1/2007              N
17040436      9.500      80.00    4/1/2007              N
17040437      9.875      80.00    4/1/2007              N
17040440     13.500      80.00    4/1/2007              N
17040447     12.750      80.00    4/1/2007              N
17040464      0.000      80.00    4/1/2007              N
17040469      0.000      80.00    4/1/2007              N
17040473      0.000      80.00    4/1/2007              N
17040480     12.000      80.00    4/1/2007              N
17040488      0.000      80.00    4/1/2007              N
17040489     10.750      80.00    4/1/2007              N
17040497     10.125      80.00    4/1/2007              N
17040502     10.000      80.00    4/1/2007              N
17040520      0.000      80.00    4/1/2007              N
17040530     10.125      80.00    4/1/2007              N
17040549      9.375      80.00    4/1/2007              N
17040550      0.000      80.00    4/1/2007              N
17040555     10.375      80.00    4/1/2007              N
17040563     10.375      80.00    4/1/2007              N
17040571     10.625      80.00    4/1/2007              N
17040583     10.125      80.00    4/1/2007              N
17040585     11.375      80.00    4/1/2007              N
17040588     10.000      80.00    4/1/2007              N
17040591     10.875      80.00    4/1/2007              N
17040592     10.625      80.00    4/1/2007              N
17040594     10.625      80.00    4/1/2007              N
17040610     18.500      80.00    4/1/2007              N
17040612     12.625      80.00    4/1/2007              N
17040613      0.000      80.00    4/1/2007              N
17040614      9.750      80.00    4/1/2007              N
17040615     10.000      80.00    4/1/2007              N
17040626      9.875      80.00    4/1/2007              N
17040629     11.740      80.00    4/1/2007              N
17040631     11.360      80.00    4/1/2007              N
17040632     10.000      80.00    4/1/2007              N
17040634      0.000      80.00    4/1/2007              N
17040635     10.125      80.00    4/1/2007              N
17040636      9.875      80.00    4/1/2007              N
17040637      9.750      80.00    4/1/2007              N
17040638     10.000      80.00    4/1/2007              N
17040639     10.000      80.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17040641    EMC MORTGAGE       12.875       0.009       0.500      12.366     20111001         51600        360         565.76
17040642    EMC MORTGAGE       10.500       0.009       0.500       9.991     20091101         49150        360         449.72
17040650    EMC MORTGAGE        9.625       0.009       0.500       9.116     20200401         12500        360         106.25
17040653    EMC MORTGAGE       10.625       0.009       0.500      10.116     20090601         62000        360          573.5
17040654    EMC MORTGAGE        8.500       0.009       0.500       7.991     20200101         47500        360         365.24
17040674    EMC MORTGAGE        9.800       0.009       0.500       9.291     20160201         48000        360         414.16
17040677    EMC MORTGAGE        6.608       0.009       0.500       6.099     20140801         49850        360         340.25
17040678    EMC MORTGAGE        7.750       0.009       0.500       7.241     20150101         59850        360         388.57
17040680    EMC MORTGAGE        8.000       0.009       0.500       7.491     20241201         74800        360         530.29
17040682    EMC MORTGAGE        8.000       0.009       0.500       7.491     20241201         93600        360          665.7
17040686    EMC MORTGAGE        7.750       0.009       0.500       7.241     20180301         56600        360         390.44
17040701    EMC MORTGAGE        4.875       0.009       0.500       4.366     20130115        110000        360         635.15
17040703    EMC MORTGAGE        4.750       0.009       0.500       4.241     20130601         31500        360         190.89
17040704    EMC MORTGAGE        6.100       0.009       0.500       5.591     20071215         12100        360         102.05
17040705    EMC MORTGAGE        5.988       0.009       0.500       5.479     20080901         26000        360         240.08
17040711    EMC MORTGAGE        6.625       0.009       0.500       6.116     20171001        146700        360         954.46
17040721    EMC MORTGAGE        5.180       0.009       0.500       4.671     20130501         35150        360         193.63
17040722    EMC MORTGAGE        6.330       0.009       0.500       5.821     20130401         40600        360         259.88
17040724    EMC MORTGAGE        3.625       0.009       0.500       3.116     20120801         63175        360         324.95
17040728    EMC MORTGAGE        9.000       0.009       0.500       8.491     20090701         33000        300          294.4
17040732    EMC MORTGAGE        8.000       0.009       0.500       7.491     20130801         29000        300         219.91
17040737    EMC MORTGAGE        7.875       0.009       0.500       7.366     20090501         24500        360         188.62
17040740    EMC MORTGAGE       11.125       0.009       0.500      10.616     20230401         48875        240         409.89
17040766    EMC MORTGAGE       11.125       0.009       0.500      10.616     20340401         59500        360         565.64
17040769    EMC MORTGAGE       11.125       0.009       0.500      10.616     20331001         52500        360         491.38
17040772    EMC MORTGAGE       11.000       0.009       0.500      10.491     20340101         70000        360         623.24
17040806    EMC MORTGAGE        7.750       0.009       0.500       7.241     20271101        340000        360        2336.18
17040807    EMC MORTGAGE        7.750       0.009       0.500       7.241     20280101        164000        360        1117.62
17040810    EMC MORTGAGE        8.000       0.009       0.500       7.491     20290301        111500        360         784.62
17040817    EMC MORTGAGE        7.750       0.009       0.500       7.241     20291101        327200        360        2305.92
17040819    EMC MORTGAGE        7.875       0.009       0.500       7.366     20300401        210000        360        1486.15
17040822    EMC MORTGAGE        7.250       0.009       0.500       6.741     20300601        520000        360        1321.51
17040831    EMC MORTGAGE        6.375       0.009       0.500       5.866     20120201        108200        120        1221.72
17040897    EMC MORTGAGE        5.250       0.009       0.500       4.741     20130501         72800        120         781.08
17040904    EMC MORTGAGE        4.000       0.009       0.500       3.491     20330701         72474        360            346
17040907    EMC MORTGAGE        4.125       0.009       0.500       3.616     20330601        424000        360        2054.91
17040937    EMC MORTGAGE        4.875       0.009       0.500       4.366     20331101        428000        360        2265.01
17040939    EMC MORTGAGE        5.000       0.009       0.500       4.491     20331201        366000        360        1964.77
17040951    EMC MORTGAGE        5.750       0.009       0.500       5.241     20331101        176000        360        1009.55
17040954    EMC MORTGAGE        4.125       0.009       0.500       3.616     20331201        432000        360        2093.69
17040963    EMC MORTGAGE        7.375       0.009       0.500       6.866     20331201        192000        360        1179.02
17040969    EMC MORTGAGE        6.125       0.009       0.500       5.616     20340201        168000        360        1061.44
17040970    EMC MORTGAGE        7.625       0.009       0.500       7.116     20141101         62400        360         441.56
17040971    EMC MORTGAGE        7.625       0.009       0.500       7.116     20150901         68000        360          475.4
17040984    EMC MORTGAGE        8.250       0.009       0.500       7.741     20141101         20000        240         170.41
17040992    EMC MORTGAGE        8.000       0.009       0.500       7.491     20200701         70000        360         494.94
17040993    EMC MORTGAGE        8.125       0.009       0.500       7.616     20220801         48000        360         307.94
17040994    EMC MORTGAGE        7.500       0.009       0.500       6.991     20130515         36000        168         311.66
17040998    EMC MORTGAGE        7.875       0.009       0.500       7.366     20100201         49400        180         444.93
17041000    EMC MORTGAGE        9.750       0.009       0.500       9.241     20250201         38500        356         302.57
17041008    EMC MORTGAGE        8.070       0.009       0.500       7.561     20130829         76872        240         617.08
17041011    EMC MORTGAGE        8.000       0.009       0.500       7.491     20240801         91500        360         645.69
17041013    EMC MORTGAGE        8.250       0.009       0.500       7.741     20250901        148000        360         981.06
17041020    EMC MORTGAGE       10.750       0.009       0.500      10.241     20111124         62000        300         560.23
17041021    EMC MORTGAGE        6.000       0.009       0.500       5.491     20180812         58500        360         383.05
17041022    EMC MORTGAGE        7.650       0.009       0.500       7.141     20070924         96131        180         845.29
17041025    EMC MORTGAGE        8.050       0.009       0.500       7.541     20221023         51300        360         358.21
17041026    EMC MORTGAGE        7.980       0.009       0.500       7.471     20130522         35900        240         288.28
17041028    EMC MORTGAGE        8.125       0.009       0.500       7.616     20241001         93000        360         665.41
17041213    EMC MORTGAGE        7.750       0.009       0.500       7.241     20150424         65000        204         562.89
17041230    EMC MORTGAGE        7.875       0.009       0.500       7.366     20121101         34500        180         327.22
17041231    EMC MORTGAGE        4.375       0.009       0.500       3.866     20350201        150400        360         750.93
17041234    EMC MORTGAGE        4.875       0.009       0.500       4.366     20350201        200000        360        1058.42
17041238    EMC MORTGAGE        4.500       0.009       0.500       3.991     20350201        122000        360         618.16
17041245    EMC MORTGAGE        5.125       0.009       0.500       4.616     20350301        163200        360          888.6
17041246    EMC MORTGAGE        4.125       0.009       0.500       3.616     20350201        423200        360        2051.04
17041248    EMC MORTGAGE        5.125       0.009       0.500       4.616     20350301        116800        360         498.83
17041263    EMC MORTGAGE        5.250       0.009       0.500       4.741     20350501         95200        360          525.7
17041285    EMC MORTGAGE        5.750       0.009       0.500       5.241     20360401        250000        360        1458.93
17041294    EMC MORTGAGE        5.250       0.009       0.500       4.741     20360801        248000        360           1085
17041297    EMC MORTGAGE        5.750       0.009       0.500       5.241     20351101        132000        360          632.5
17041307    EMC MORTGAGE        4.875       0.009       0.500       4.366     20150401         75920        120         800.62
17041322    EMC MORTGAGE        3.875       0.009       0.500       3.366     20350801        361600        360        1161.04
17041329    EMC MORTGAGE        5.500       0.009       0.500       4.991     20350301        316000        351        1794.21
17041335    EMC MORTGAGE        4.000       0.009       0.500       3.491     20360501        417600        360        1993.69
17041338    EMC MORTGAGE        5.625       0.009       0.500       5.116     20160501         77600        120         846.98
17041339    EMC MORTGAGE        6.125       0.009       0.500       5.616     20160701         99999        120        1116.49
17041340    EMC MORTGAGE        6.125       0.009       0.500       5.616     20160701         57500        120         641.99
17041342    EMC MORTGAGE        6.000       0.009       0.500       5.491     20160801         83000        120         921.48
17041344    EMC MORTGAGE        5.500       0.009       0.500       4.991     20360801        145600        360         826.71

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17040641      54    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040642      31    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040650     156    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040653      26    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040654     153    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040674     106    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040677      88    Single Family       1STLIEN      No            ARM       2.250        12.000     20070801    1.500    2.250
17040678      93    Condominium         1STLIEN      No            ARM       2.750        12.000     20080101    2.000    2.750
17040680     212    Single Family       1STLIEN      No            ARM       3.000        12.000     20071201    2.000    3.000
17040682     212    Single Family       1STLIEN      No            ARM       3.000        12.000     20071201    2.000    3.000
17040686     131    Condominium         1STLIEN      No            ARM       2.750        12.000     20080301    2.000    2.750
17040701      69    Single Family       1STLIEN      No            ARM       0.964        12.000     20080115    1.000    0.964
17040703      74    Single Family       1STLIEN      No            ARM       2.250        12.000     20070601    1.000    2.250
17040704       8    Single Family       1STLIEN      No            ARM       3.105        12.000     20071215    1.000    3.105
17040705      17    Single Family       1STLIEN      No            ARM       3.030        12.000     20070901    1.000    3.030
17040711     126    Single Family       1STLIEN      No            ARM       2.500        12.000     20071001    1.750    2.500
17040721      73    Single Family       1STLIEN      No            ARM       2.250        12.000     20070501    1.000    2.250
17040722      72    Condominium         1STLIEN      No            ARM       2.250        12.000     20080401    1.000    2.250
17040724      64    Single Family       1STLIEN      No            ARM       2.250        12.000     20070801    1.000    2.250
17040728      27    Single Family       1STLIEN      No            ARM       2.390        12.000     20070701    1.000    2.390
17040732      76    Single Family       1STLIEN      No            ARM       2.250        12.000     20070801    2.000    2.250
17040737      25    Single Family       1STLIEN      No            ARM       2.750        12.000     20070501    2.000    2.750
17040740     192    Single Family       1STLIEN      No            ARM       6.000        12.000     20080401    2.000    6.000
17040766     324    Single Family       1STLIEN      No            ARM       6.000        12.000     20080401    2.000    6.000
17040769     318    Single Family       1STLIEN      No            ARM       6.000        12.000     20071001    2.000    6.000
17040772     321    Single Family       1STLIEN      No            ARM       6.000        12.000     20080101    2.000    6.000
17040806     247    Single Family       1STLIEN      No            ARM       2.750        12.000     20071101    2.000    2.750
17040807     249    Single Family       1STLIEN      No            ARM       2.750        12.000     20080101    2.000    2.750
17040810     263    Single Family       1STLIEN      No            ARM       3.000        12.000     20080301    2.000    3.000
17040817     271    Townhouse           1STLIEN      No            ARM       2.750        12.000     20071101    2.000    2.750
17040819     276    Single Family       1STLIEN      No            ARM       2.750        12.000     20080401    2.000    2.750
17040822     278    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040831      58    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040897      73    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040904     315    Single Family       1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17040907     314    Condominium         1STLIEN      No            ARM       2.500        12.000     20080601    2.000    2.500
17040937     319    PUD                 1STLIEN      No            ARM       2.500        12.000     20101101    2.000    2.500
17040939     320    Single Family       1STLIEN      No            ARM       2.500        12.000     20101201    2.000    2.500
17040951     319    Condominium         1STLIEN      No            ARM       2.500        12.000     20071101    2.000    2.500
17040954     320    Condominium         1STLIEN      No            ARM       2.500        12.000     20081201    2.000    2.500
17040963     320    Single Family       1STLIEN      No            ARM       2.000         6.000     20070601    2.000    2.000
17040969     322    Condominium         1STLIEN      No            ARM       2.500        12.000     20080201    2.000    2.500
17040970      91    Single Family       1STLIEN      No            ARM       2.500        12.000     20071101    2.000    2.500
17040971     101    Single Family       1STLIEN      No            ARM       2.500        12.000     20070901    2.000    2.500
17040984      91    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040992     159    Single Family       1STLIEN      No            ARM       3.000        12.000     20070701    2.000    3.000
17040993     184    Single Family       1STLIEN      No            ARM       2.875        12.000     20070801    2.000    2.875
17040994      73    Single Family       1STLIEN      No            ARM       2.750        12.000     20070515    2.000    2.750
17040998      34    Single Family       1STLIEN      No            ARM       2.875        12.000     20080201    2.000    2.875
17041000     214    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041008      76    Single Family       1STLIEN      No            ARM       3.000        12.000     20070829    2.000    3.000
17041011     208    Single Family       1STLIEN      No            ARM       3.000        12.000     20070801    2.000    3.000
17041013     221    Single Family       1STLIEN      No            ARM       3.000        12.000     20070901    2.000    3.000
17041020      55    Single Family       1STLIEN      No            ARM       2.500        12.000     20071124    1.000    2.500
17041021     136    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041022       5    Single Family       1STLIEN      No            ARM       2.750        12.000     20070924    2.000    2.750
17041025     186    Single Family       1STLIEN      No            ARM       3.000        12.000     20071023    2.000    3.000
17041026      73    Single Family       1STLIEN      No            ARM       3.000        12.000     20070522    2.000    3.000
17041028     210    Single Family       1STLIEN      No            ARM       3.000        12.000     20071001    2.000    3.000
17041213      96    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041230      67    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041231     334    Single Family       1STLIEN      No            ARM       2.500        12.000     20080201    2.000    2.500
17041234     334    Single Family       1STLIEN      No            ARM       2.500        12.000     20120201    2.000    2.500
17041238     334    Single Family       1STLIEN      No            ARM       2.500        12.000     20080201    2.000    2.500
17041245     335    Single Family       1STLIEN      No            ARM       2.500        12.000     20100301    2.000    2.500
17041246     334    PUD                 1STLIEN      No            ARM       2.500        12.000     20080201    2.000    2.500
17041248     335    Single Family       1STLIEN      No            ARM       2.500        12.000     20100301    2.000    2.500
17041263     337    PUD                 1STLIEN      No            ARM       2.500        12.000     20100501    2.000    2.500
17041285     348    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041294     352    Single Family       1STLIEN      No            ARM       2.500        12.000     20130801    2.000    2.500
17041297     343    PUD                 1STLIEN      No            ARM       2.500        12.000     20081101    2.000    2.500
17041307      96    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041322     340    Single Family       1STLIEN      No            ARM       2.500        12.000     20080801    2.000    2.500
17041329     335    Single Family       1STLIEN      No            ARM       2.500        12.000     20101201    2.000    2.500
17041335     349    Single Family       1STLIEN      No            ARM       2.500        12.000     20130501    2.000    2.500
17041338     109    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041339     111    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041340     111    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041342     112    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041344     352    Townhouse           1STLIEN      No            ARM       2.250        12.000     20070801    2.000    2.250

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17040641      0.000      80.00    4/1/2007              N
17040642      0.000      80.00    4/1/2007              N
17040650      0.000      80.00    4/1/2007              N
17040653      0.000      80.00    4/1/2007              N
17040654      0.000      80.00    4/1/2007              N
17040674      0.000      80.00    4/1/2007              N
17040677     12.250      80.00    4/1/2007              N
17040678     10.875      80.00    4/1/2007              N
17040680     10.250      80.00    4/1/2007              N
17040682     10.250      80.00    4/1/2007              N
17040686     10.000      80.00    4/1/2007              N
17040701     18.250      80.00    4/1/2007              N
17040703     10.750      80.00    4/1/2007              N
17040704     15.500      80.00    4/1/2007              N
17040705     15.500      80.00    4/1/2007              N
17040711     10.500      80.00    4/1/2007              N
17040721     17.250      80.00    4/1/2007              N
17040722     19.000      80.00    4/1/2007              N
17040724     18.000      80.00    4/1/2007              N
17040728     20.000      80.00    4/1/2007              N
17040732     14.750      80.00    4/1/2007              N
17040737     15.000      80.00    4/1/2007              N
17040740     13.250      80.00    4/1/2007              N
17040766     14.500      80.00    4/1/2007              N
17040769     14.500      80.00    4/1/2007              N
17040772     14.500      80.00    4/1/2007              N
17040806     12.875      80.00    4/1/2007              N
17040807     12.750      80.00    4/1/2007              N
17040810     12.500      80.00    4/1/2007              N
17040817     13.125      80.00    4/1/2007              N
17040819     13.500      80.00    4/1/2007              N
17040822      0.000      80.00    4/1/2007              N
17040831      0.000      80.00    4/1/2007              N
17040897      0.000      80.00    4/1/2007              N
17040904     10.000      80.00    4/1/2007              N
17040907     10.125      80.00    4/1/2007              N
17040937     10.875      80.00    4/1/2007              N
17040939     11.000      80.00    4/1/2007              N
17040951      9.750      80.00    4/1/2007              N
17040954     10.125      80.00    4/1/2007              N
17040963      9.250      80.00    4/1/2007              N
17040969     10.125      80.00    4/1/2007              N
17040970     17.500      80.00    4/1/2007              N
17040971     15.000      80.00    4/1/2007              N
17040984      0.000      80.00    4/1/2007              N
17040992     16.500      80.00    4/1/2007              N
17040993     14.250      80.00    4/1/2007              N
17040994     10.875      80.00    4/1/2007              N
17040998     14.375      80.00    4/1/2007              N
17041000      0.000      80.00    4/1/2007              N
17041008     12.410      80.00    4/1/2007              N
17041011     13.250      80.00    4/1/2007              N
17041013     12.500      80.00    4/1/2007              N
17041020     16.000      80.00    4/1/2007              N
17041021      0.000      80.00    4/1/2007              N
17041022     13.010      80.00    4/1/2007              N
17041025     12.500      80.00    4/1/2007              N
17041026     12.250      80.00    4/1/2007              N
17041028     13.250      80.00    4/1/2007              N
17041213      0.000      80.00    4/1/2007              N
17041230      0.000      80.00    4/1/2007              N
17041231     10.375      80.00    4/1/2007              N
17041234     10.875      80.00    4/1/2007              N
17041238     10.500      80.00    4/1/2007              N
17041245     11.125      80.00    4/1/2007              N
17041246     10.125      80.00    4/1/2007              N
17041248     11.125      80.00    4/1/2007              N
17041263     11.250      80.00    4/1/2007              N
17041285      0.000      80.00    4/1/2007              N
17041294     11.250      80.00    4/1/2007              N
17041297     11.750      80.00    4/1/2007              N
17041307      0.000      80.00    4/1/2007              N
17041322      9.875      80.00    4/1/2007              N
17041329     11.500      80.00    4/1/2007              N
17041335     10.000      80.00    4/1/2007              N
17041338      0.000      80.00    4/1/2007              N
17041339      0.000      80.00    4/1/2007              N
17041340      0.000      80.00    4/1/2007              N
17041342      0.000      80.00    4/1/2007              N
17041344     11.500      80.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17041345    EMC MORTGAGE        5.375       0.009       0.500       4.866     20360801         98000        360         548.78
17041346    EMC MORTGAGE        6.250       0.009       0.500       5.741     20160901        279999        120        3143.85
17041350    EMC MORTGAGE        6.000       0.009       0.500       5.491     20161001        250000        120        2775.52
17041351    EMC MORTGAGE        5.750       0.009       0.500       5.241     20131001         55000         84          796.9
17041352    EMC MORTGAGE        6.000       0.009       0.500       5.491     20161001        100000        120        1110.21
17053801    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360901        153600        360        1073.99
17054003    EMC MORTGAGE        6.750       0.009       0.500       6.241     20130701         76000         84        1137.78
17054050    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360701        172000        360         985.42
17054075    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360601       1280000        360           8000
17054095    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360601        340000        360         1912.5
17054102    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360801        317600        360        2084.23
17054131    EMC MORTGAGE        8.125       0.009       0.500       7.616     20360801        104800        360         709.58
17054322    EMC MORTGAGE        7.625       0.009       0.500       7.116     20340101     139656.12        360        1019.23
17054352    EMC MORTGAGE        5.500       0.009       0.500       4.991     20350901        188000        360         861.67
17054377    EMC MORTGAGE        7.250       0.009       0.500       6.741     20351101         95600        360         577.58
17054407    EMC MORTGAGE        6.375       0.009       0.500       5.866     20351201        576000        360           3060
17054441    EMC MORTGAGE        7.000       0.009       0.500       6.491     20360101        260000        360        1516.67
17054449    EMC MORTGAGE        8.375       0.009       0.500       7.866     20360501        142400        360         993.83
17054479    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360501         84000        360         551.25
17054482    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360501         82400        360         540.75
17054543    EMC MORTGAGE        7.625       0.009       0.500       7.116     20360601        173600        360        1103.08
17054557    EMC MORTGAGE        8.375       0.009       0.500       7.866     20360601        131920        360         920.69
17054617    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360801        292000        360           1825
17054648    EMC MORTGAGE        7.375       0.009       0.500       6.866     20361101         96000        360            590
17054724    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360501        572000        360        3753.75
17054744    EMC MORTGAGE        8.125       0.009       0.500       7.616     20360501        204000        360        1381.25
17054745    EMC MORTGAGE        8.250       0.009       0.500       7.741     20360401        284000        360         1952.5
17054794    EMC MORTGAGE        6.500       0.009       0.500       5.991     20360701        232000        360        1256.67
17054821    EMC MORTGAGE        8.500       0.009       0.500       7.991     20360901        520000        360        3682.03
17054839    EMC MORTGAGE        7.250       0.009       0.500       6.741     20361001        164000        360        1118.77
17067174    EMC MORTGAGE        5.875       0.009       0.500       5.366     20350601        176000        360         861.18
17067175    EMC MORTGAGE        6.000       0.009       0.500       5.491     20350801        248000        360           1240
17147388    BANK OF AMERICA     9.000       0.009       0.250       8.741     20170701         29000        360         220.07
17147394    BANK OF AMERICA     5.750       0.009       0.250       5.491     20350701         82400        360         480.87
17147395    BANK OF AMERICA     7.375       0.009       0.375       6.991     20350901        228000        360        1567.84
17147397    BANK OF AMERICA     6.125       0.009       0.250       5.866     20210501        240000        180         2041.5
17147401    BANK OF AMERICA     6.375       0.009       0.250       6.116     20211101         79200        180         684.49
17147403    BANK OF AMERICA     5.875       0.009       0.250       5.616     20361001        107920        360         638.39
17147404    BANK OF AMERICA     7.000       0.009       0.250       6.741     20361101         16800        360         111.78
17147408    BANK OF AMERICA     5.750       0.009       0.250       5.491     20361101        120000        360         700.29
17147411    BANK OF AMERICA     7.625       0.009       0.250       7.366     20370101         26400        360         186.86
17147414    BANK OF AMERICA     7.000       0.009       0.250       6.741     20370101        384560        360        2558.49
17147420    BANK OF AMERICA     8.000       0.009       0.375       7.616     20360401        184000        360         635.03
17147423    BANK OF AMERICA     8.000       0.009       0.375       7.616     20360401        256000        360         853.13
17147430    BANK OF AMERICA     7.000       0.009       0.250       6.741     20360901         98000        360            652
17147437    BANK OF AMERICA     5.750       0.009       0.250       5.491     20461101        104000        480         554.21
17147440    BANK OF AMERICA     7.375       0.009       0.250       7.116     20360501        378320        360        2612.97
17147443    BANK OF AMERICA     5.750       0.009       0.375       5.366     20360701         99016        360         577.84
17147445    BANK OF AMERICA     8.375       0.009       0.375       7.991     20360501        176800        360         675.82
17147446    BANK OF AMERICA     8.000       0.009       0.375       7.616     20360401        114800        360          396.2
17147448    BANK OF AMERICA     6.750       0.009       0.250       6.491     20361101        196000        360        1271.26
17147449    BANK OF AMERICA     8.000       0.009       0.375       7.616     20360401        308000        360        1062.98
17147450    BANK OF AMERICA     6.750       0.009       0.250       6.491     20361101         60000        360         389.16
17147453    BANK OF AMERICA     6.250       0.009       0.250       5.991     20360901        168000        360         868.06
17147457    BANK OF AMERICA     6.125       0.009       0.250       5.866     20360501        244000        360        1241.55
17147458    BANK OF AMERICA     5.500       0.009       0.250       5.241     20351001        232892        360        1322.34
17147462    BANK OF AMERICA     8.250       0.009       0.375       7.866     20360401        140000        360         483.17
17147465    BANK OF AMERICA     6.125       0.009       0.375       5.741     20361001        228000        360        1163.75
17147467    BANK OF AMERICA     8.000       0.009       0.375       7.616     20360401        184000        360         635.03
17147470    BANK OF AMERICA     5.375       0.009       0.250       5.116     20340701        448000        360        1421.77
17147480    BANK OF AMERICA     8.000       0.009       0.375       7.616     20360401        271200        360         935.97
17147482    BANK OF AMERICA     8.125       0.009       0.375       7.741     20361001        512480        360        1707.85
17147486    BANK OF AMERICA     5.250       0.009       0.250       4.991     20340601        105200        360         580.92
17147488    BANK OF AMERICA     6.250       0.009       0.250       5.991     20351001        450000        360        2770.73
17147492    BANK OF AMERICA     5.750       0.009       0.250       5.491     20361101        319200        360        1862.77
17147493    BANK OF AMERICA     8.375       0.009       0.375       7.991     20360201         96800        360         359.13
17147499    BANK OF AMERICA     8.000       0.009       0.375       7.616     20360301        168000        360         623.29
17147503    BANK OF AMERICA     6.875       0.009       0.250       6.616     20361201        376000        360        2470.06
17147508    BANK OF AMERICA     6.875       0.009       0.250       6.616     20361201        304000        360        1997.07
17147514    BANK OF AMERICA     5.500       0.009       0.250       5.241     20351101        344000        360         1953.2
17147525    BANK OF AMERICA     5.750       0.009       0.250       5.491     20350701        380000        360        2217.58
17147526    BANK OF AMERICA     7.500       0.009       0.250       7.241     20360701         96000        360         671.25
17147530    BANK OF AMERICA     7.250       0.009       0.250       6.991     20361101        199200        360         1358.9
17147534    BANK OF AMERICA     6.375       0.009       0.250       6.116     20361001        239200        360         1492.3
17147540    BANK OF AMERICA     5.500       0.009       0.250       5.241     20351101        194000        360        1101.52
17147553    BANK OF AMERICA     8.000       0.009       0.375       7.616     20360401        131200        360         437.23
17147556    BANK OF AMERICA     7.000       0.009       0.250       6.741     20361101        115600        360         769.09
17147557    BANK OF AMERICA     7.000       0.009       0.250       6.741     20360801        278000        360        1849.55
17147558    BANK OF AMERICA     7.750       0.009       0.375       7.366     20360301        145600        360         521.61
17147562    BANK OF AMERICA     5.500       0.009       0.250       5.241     20351101        170588        360         968.58

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17041345     352    Condominium         1STLIEN      No            ARM       2.250        12.000     20070801    2.000    2.250
17041346     113    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041350     114    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041351      78    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041352     114    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053801     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054003      75    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054050     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20130701    1.000    2.250
17054075     350    Single Family       1STLIEN      No            ARM       2.250        12.000     20160601    1.000    2.250
17054095     350    Single Family       1STLIEN      No            ARM       2.250        12.000     20130601    1.000    2.250
17054102     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054131     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054322     321    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054352     341    Single Family       1STLIEN      No            ARM       2.750        12.000     20100901    2.000    2.750
17054377     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054407     344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054441     345    Single Family       1STLIEN      No            ARM       2.250        12.000     20110101    1.000    2.250
17054449     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17054479     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17054482     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17054543     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054557     350    Condominium         1STLIEN      No            ARM       2.250        12.000     20110601    1.000    2.250
17054617     352    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054648     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054724     349    2-4 Family          1STLIEN      No            ARM       2.250        12.000     20110501    2.000    2.250
17054744     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20090501    1.000    2.250
17054745     348    Single Family       1STLIEN      No            ARM       2.250        12.000     20110401    2.000    2.250
17054794     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20110701    1.000    2.250
17054821     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20110901    2.000    2.250
17054839     354    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17067174     338    Single Family       1STLIEN      No            ARM       2.250         6.000     20100601    2.000    2.250
17067175     340    Single Family       1STLIEN      No            ARM       2.750         6.000     20100801    2.000    2.750
17147388     123    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147394     339    Condominium         1STLIEN      No            ARM       2.250        12.000     20120701    2.000    2.250
17147395     341    Single Family       1STLIEN      No            ARM       2.250        12.000     20070901    2.000    2.250
17147397     169    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147401     175    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147403     354    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147404     355    Condominium         1STLIEN      No            ARM       2.250        12.000     20111101    2.000    2.250
17147408     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147411     357    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147414     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147420     348    Single Family       1STLIEN      No            ARM       2.625         1.000     20070501    1.000    2.625
17147423     348    Single Family       1STLIEN      No            ARM       2.625         1.000     20070501    1.000    2.625
17147430     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147437     475    Condominium         1STLIEN      No            ARM       2.250        12.000     20111101    2.000    2.250
17147440     349    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147443     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20090701    2.000    2.250
17147445     349    Condominium         1STLIEN      No            ARM       3.000         1.000     20070501    1.000    3.000
17147446     348    Single Family       1STLIEN      No            ARM       2.625         1.000     20070501    1.000    2.625
17147448     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147449     348    Single Family       1STLIEN      No            ARM       2.625         1.000     20070501    1.000    2.625
17147450     355    Single Family       1STLIEN      No            ARM       2.250        12.000     20131101    2.000    2.250
17147453     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20110901    2.000    2.250
17147457     349    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147458     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147462     348    Single Family       1STLIEN      No            ARM       2.875         1.000     20070501    1.000    2.875
17147465     354    Single Family       1STLIEN      No            ARM       2.250        12.000     20091001    2.000    2.250
17147467     348    Single Family       1STLIEN      No            ARM       2.625         1.000     20070501    1.000    2.625
17147470     327    Single Family       1STLIEN      No            ARM       2.250        12.000     20090701    2.000    2.250
17147480     348    Single Family       1STLIEN      No            ARM       2.625         1.000     20070501    1.000    2.625
17147482     354    Single Family       1STLIEN      No            ARM       2.750         1.000     20070501    1.000    2.750
17147486     326    Condominium         1STLIEN      No            ARM       2.250        12.000     20090601    2.000    2.250
17147488     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147492     355    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147493     346    Condominium         1STLIEN      No            ARM       3.000         1.000     20070501    1.000    3.000
17147499     347    Single Family       1STLIEN      No            ARM       2.625         1.000     20070501    1.000    2.625
17147503     356    Condominium         1STLIEN      No            ARM       2.250        12.000     20111201    2.000    2.250
17147508     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147514     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147525     339    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147526     351    Single Family       1STLIEN      Balloon       FRM       0.000         0.000                 0.000    0.000
17147530     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147534     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147540     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147553     348    Townhouse           1STLIEN      No            ARM       2.625         1.000     20070501    1.000    2.625
17147556     355    Single Family       1STLIEN      Balloon       FRM       0.000         0.000                 0.000    0.000
17147557     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147558     347    Single Family       1STLIEN      No            ARM       2.375         1.000     20070501    1.000    2.375
17147562     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17041345      11.375      80.00    4/1/2007              N
17041346       0.000      80.00    4/1/2007              N
17041350       0.000      80.00    4/1/2007              N
17041351       0.000      80.00    4/1/2007              N
17041352       0.000      80.00    4/1/2007              N
17053801       0.000      80.00    4/1/2007              N
17054003       0.000      80.00    4/1/2007              N
17054050      12.875      85.30    4/1/2007              N
17054075      12.500      80.00    4/1/2007              N
17054095      11.750      95.00    4/1/2007              N
17054102       0.000     100.00    4/1/2007              N
17054131       0.000     100.00    4/1/2007              N
17054322       0.000      80.00    4/1/2007              N
17054352      10.500      94.04    4/1/2007              N
17054377       0.000      95.00    4/1/2007              N
17054407       0.000      80.00    4/1/2007              N
17054441      12.000     100.00    4/1/2007              N
17054449      13.375     100.00    4/1/2007              N
17054479      12.875      90.00    4/1/2007              N
17054482      12.875      90.00    4/1/2007              N
17054543       0.000     100.00    4/1/2007              N
17054557      13.375      90.00    4/1/2007              N
17054617       0.000     100.00    4/1/2007              N
17054648       0.000     100.00    4/1/2007              N
17054724      12.875     100.00    4/1/2007              N
17054744      13.125      80.00    4/1/2007              N
17054745      13.250     100.00    4/1/2007              N
17054794      11.500      95.00    4/1/2007              N
17054821      13.500      99.26    4/1/2007              N
17054839       0.000     100.19    4/1/2007              N
17067174      11.875      80.00    4/1/2007              N
17067175      12.000      95.00    4/1/2007              N
17147388       0.000      80.00    4/1/2007              N
17147394      10.750      80.00    4/1/2007              N
17147395      11.375      80.00    4/1/2007              N
17147397       0.000      80.00    4/1/2007              N
17147401       0.000      80.00    4/1/2007              N
17147403       0.000      80.00    4/1/2007              N
17147404      12.000      80.00    4/1/2007              N
17147408       0.000      80.00    4/1/2007              N
17147411       0.000      80.00    4/1/2007              N
17147414       0.000      80.00    4/1/2007              N
17147420      10.450      80.00    4/1/2007              Y
17147423      10.200      80.00    4/1/2007              Y
17147430       0.000      80.00    4/1/2007              N
17147437      10.750      80.00    4/1/2007              N
17147440       0.000      80.00    4/1/2007              N
17147443      11.750      80.00    4/1/2007              N
17147445      10.200      80.00    4/1/2007              Y
17147446      10.450      80.00    4/1/2007              Y
17147448       0.000      90.00    4/1/2007              N
17147449      10.450      80.00    4/1/2007              Y
17147450      11.750     100.00    4/1/2007              N
17147453      11.250      80.00    4/1/2007              N
17147457       0.000      80.00    4/1/2007              N
17147458       0.000      80.00    4/1/2007              N
17147462      10.450      80.00    4/1/2007              Y
17147465      12.125      95.00    4/1/2007              N
17147467      10.450      80.00    4/1/2007              Y
17147470      10.375      89.29    4/1/2007              N
17147480      10.450      80.00    4/1/2007              Y
17147482      10.200      80.00    4/1/2007              Y
17147486      10.250      80.00    4/1/2007              N
17147488       0.000      90.00    4/1/2007              N
17147492       0.000     100.00    4/1/2007              N
17147493      10.450      80.00    4/1/2007              Y
17147499      10.450      80.00    4/1/2007              Y
17147503      11.875      80.00    4/1/2007              N
17147508       0.000      80.00    4/1/2007              N
17147514       0.000      90.00    4/1/2007              N
17147525       0.000      90.00    4/1/2007              N
17147526       0.000      95.00    4/1/2007              N
17147530       0.000      80.00    4/1/2007              N
17147534       0.000      95.00    4/1/2007              N
17147540       0.000      80.00    4/1/2007              N
17147553      10.200      80.00    4/1/2007              Y
17147556       0.000     100.00    4/1/2007              N
17147557       0.000      80.00    4/1/2007              N
17147558      10.200      80.00    4/1/2007              Y
17147562       0.000      80.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17176501    WELLS FARGO         5.250       0.009       0.250       4.991     20321201        376000        360        2076.29
17176504    WELLS FARGO         4.875       0.009       0.250       4.616     20330101        184000        360         973.74
17176508    WELLS FARGO         4.750       0.009       0.250       4.491     20330901        372000        360         1472.5
17176510    WELLS FARGO         5.750       0.009       0.250       5.491     20340601        264800        360        1268.83
17176512    WELLS FARGO         5.750       0.009       0.250       5.491     20340601        214400        360        1027.33
17176514    WELLS FARGO         5.250       0.009       0.250       4.991     20340701        224000        360        1236.94
17176515    WELLS FARGO         5.375       0.009       0.250       5.116     20341101         92800        360         415.67
17176516    WELLS FARGO         5.250       0.009       0.250       4.991     20340801        400000        360        2208.81
17176518    WELLS FARGO         5.250       0.009       0.250       4.991     20340701        352000        360        1943.76
17176520    WELLS FARGO         5.250       0.009       0.250       4.991     20340701        328000        360        1811.23
17176524    WELLS FARGO         5.250       0.009       0.250       4.991     20340901        223920        360        1236.49
17176526    WELLS FARGO         6.125       0.009       0.250       5.866     20360701        303920        360        1551.26
17176529    WELLS FARGO         6.125       0.009       0.250       5.866     20360701        311920        360        1592.09
17176530    WELLS FARGO         6.750       0.009       0.250       6.491     20360701        295920        360        1919.33
17176531    WELLS FARGO         5.750       0.009       0.250       5.491     20360801        303920        360        1456.04
17176532    WELLS FARGO         6.500       0.009       0.250       6.241     20360701        275920        360           1744
17176533    WELLS FARGO         5.625       0.009       0.250       5.366     20360701        311920        360        1462.13
17176534    WELLS FARGO         6.125       0.009       0.250       5.866     20360701        299920        360        1822.35
17176535    WELLS FARGO         5.625       0.009       0.250       5.366     20360701        243920        360        1404.14
17176537    WELLS FARGO         5.500       0.009       0.250       5.241     20360801        174400        360         990.22
17176540    WELLS FARGO         6.375       0.009       0.250       6.116     20360801        391920        360        2082.08
17176541    WELLS FARGO         5.500       0.009       0.250       5.241     20360701        375920        360        1722.97
17176542    WELLS FARGO         5.000       0.009       0.250       4.741     20350101        138320        360         576.24
17176543    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        321600        360           1340
17176544    WELLS FARGO         5.250       0.009       0.250       4.991     20350301        220000        360          962.5
17176546    WELLS FARGO         5.125       0.009       0.250       4.866     20350201        179200        360         765.33
17176551    WELLS FARGO         5.750       0.009       0.250       5.491     20350301        389600        360        1866.83
17176555    WELLS FARGO         5.250       0.009       0.250       4.991     20350501        454992        360        1990.59
17176557    WELLS FARGO         5.000       0.009       0.250       4.741     20350401        388000        360        2082.87
17176560    WELLS FARGO         5.000       0.009       0.250       4.741     20350401        640000        360        3435.66
17176567    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        512000        360        2133.33
17176568    WELLS FARGO         5.625       0.009       0.250       5.366     20360701        403920        360        1893.38
17176569    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        800000        360        4294.57
17176572    WELLS FARGO         5.750       0.009       0.250       5.491     20350501        192000        360            920
17176578    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        408000        360           1700
17176581    WELLS FARGO         5.750       0.009       0.250       5.491     20350501        176000        360         843.33
17176583    WELLS FARGO         5.250       0.009       0.250       4.991     20350501        279200        360        1541.75
17176584    WELLS FARGO         5.500       0.009       0.250       5.241     20350501        295548        360        1345.63
17176585    WELLS FARGO         5.000       0.009       0.250       4.741     20350501        772000        360        3216.67
17176593    WELLS FARGO         7.125       0.009       0.250       6.866     20360801        184000        360        1239.64
17176595    WELLS FARGO         5.875       0.009       0.250       5.616     20351201        120000        360         709.85
17176600    WELLS FARGO         6.250       0.009       0.250       5.991     20360701        375920        360        1957.92
17176605    WELLS FARGO         6.125       0.009       0.250       5.866     20360601        312000        360        1592.37
17176606    WELLS FARGO         6.875       0.009       0.250       6.616     20360401        338000        360         1935.9
17176611    WELLS FARGO         7.250       0.009       0.250       6.991     20360501        309520        360        1870.02
17176612    WELLS FARGO         7.000       0.009       0.250       6.741     20360501         56000        360         372.57
17176617    WELLS FARGO         7.250       0.009       0.250       6.991     20360701        108000        360         736.75
17176618    WELLS FARGO         7.125       0.009       0.250       6.866     20360701        552000        360        3718.93
17176622    WELLS FARGO         6.375       0.009       0.250       6.116     20360701        480000        360           2550
17176623    WELLS FARGO         7.000       0.009       0.250       6.741     20360701        180000        360        1197.54
17176625    WELLS FARGO         8.250       0.009       0.250       7.991     20360701        188000        360        1412.38
17176627    WELLS FARGO         6.750       0.009       0.250       6.491     20360901        762000        360        4942.32
17176628    WELLS FARGO         6.375       0.009       0.250       6.116     20210701        144000        180        1244.52
17176629    WELLS FARGO         6.625       0.009       0.250       6.366     20360901        327200        360         2095.1
17176631    WELLS FARGO         6.625       0.009       0.250       6.366     20360801        392000        360        2164.17
17176634    WELLS FARGO         6.375       0.009       0.250       6.116     20360801        214000        360        1335.08
17176636    WELLS FARGO         7.000       0.009       0.250       6.741     20360801        308000        360        1796.67
17176639    WELLS FARGO         6.250       0.009       0.250       5.991     20361101        155992        360         812.46
17176641    WELLS FARGO         9.500       0.009       0.250       9.241     20360901        305600        360        2569.65
17176643    WELLS FARGO         6.750       0.009       0.250       6.491     20360801        159920        360        1037.24
17176645    WELLS FARGO         7.125       0.009       0.250       6.866     20360801        240000        360           1425
17176650    WELLS FARGO         6.750       0.009       0.250       6.491     20360901         52000        360         337.27
17176651    WELLS FARGO         7.875       0.009       0.250       7.616     20260901        124000        240        1027.56
17176654    WELLS FARGO         7.000       0.009       0.250       6.741     20360901        336800        360        1964.67
17176659    WELLS FARGO         6.750       0.009       0.250       6.491     20360901        520000        360        3372.71
17176663    WELLS FARGO         7.125       0.009       0.250       6.866     20361001        283200        360        1907.97
17176666    WELLS FARGO         7.750       0.009       0.250       7.491     20360901        600000        360        4298.47
17176668    WELLS FARGO         8.000       0.009       0.250       7.741     20361001         88000        360         645.71
17176672    WELLS FARGO         8.375       0.009       0.250       8.116     20361001         48800        360         370.92
17176674    WELLS FARGO         6.500       0.009       0.250       6.241     20361001        300000        360         689.81
17176675    WELLS FARGO         9.375       0.009       0.250       9.116     20361001         82400        360         685.36
17176676    WELLS FARGO         9.375       0.009       0.250       9.116     20361001         89600        360         745.25
17176677    WELLS FARGO         9.375       0.009       0.250       9.116     20361001         85600        360         711.98
17176678    WELLS FARGO         6.750       0.009       0.250       6.491     20361001         68000        360         441.05
17176679    WELLS FARGO         6.750       0.009       0.250       6.491     20361001         76000        360         492.93
17176680    WELLS FARGO         6.375       0.009       0.250       6.116     20361101        511200        360        3189.22
17176683    WELLS FARGO         6.375       0.009       0.250       6.116     20370101        123200        360         768.61
17176688    WELLS FARGO         6.750       0.009       0.250       6.491     20361101        157600        360        1022.19
17176689    WELLS FARGO         6.250       0.009       0.250       5.991     20370101        400000        360        2462.87
17176690    WELLS FARGO         6.750       0.009       0.250       6.491     20370201        515200        360        3341.58

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17176501     308    Single Family       1STLIEN      No            ARM       3.000        12.000     20071201    1.000    3.000
17176504     309    Single Family       1STLIEN      No            ARM       3.000        12.000     20080101    1.000    3.000
17176508     317    Condominium         1STLIEN      No            ARM       3.000        12.000     20080901    1.000    3.000
17176510     326    Single Family       1STLIEN      No            ARM       3.000        12.000     20090601    1.000    3.000
17176512     326    Single Family       1STLIEN      No            ARM       3.000        12.000     20090601    1.000    3.000
17176514     327    Single Family       1STLIEN      No            ARM       3.000        12.000     20090701    1.000    3.000
17176515     331    Single Family       1STLIEN      No            ARM       3.000        12.000     20091101    1.000    3.000
17176516     328    2-4 Family          1STLIEN      No            ARM       3.000        12.000     20090801    1.000    3.000
17176518     327    Condominium         1STLIEN      No            ARM       3.000        12.000     20090701    1.000    3.000
17176520     327    Single Family       1STLIEN      No            ARM       3.000        12.000     20090701    1.000    3.000
17176524     329    Condominium         1STLIEN      No            ARM       3.000        12.000     20090901    1.000    3.000
17176526     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20110701    1.000    3.000
17176529     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20110701    1.000    3.000
17176530     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20130701    1.000    3.000
17176531     352    Condominium         1STLIEN      No            ARM       3.000        12.000     20110801    1.000    3.000
17176532     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20130701    1.000    3.000
17176533     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20110701    1.000    3.000
17176534     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20160701    1.000    3.000
17176535     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20110701    1.000    3.000
17176537     352    Condominium         1STLIEN      No            ARM       3.000        12.000     20130801    1.000    3.000
17176540     352    Condominium         1STLIEN      No            ARM       3.000        12.000     20130801    1.000    3.000
17176541     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20110701    1.000    3.000
17176542     333    Single Family       1STLIEN      No            ARM       3.000        12.000     20100101    1.000    3.000
17176543     337    Townhouse           1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176544     335    Single Family       1STLIEN      No            ARM       3.000        12.000     20100301    1.000    3.000
17176546     334    Single Family       1STLIEN      No            ARM       3.000        12.000     20100201    1.000    3.000
17176551     335    Single Family       1STLIEN      No            ARM       3.000        12.000     20100301    1.000    3.000
17176555     337    Condominium         1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176557     336    Townhouse           1STLIEN      No            ARM       3.000        12.000     20100401    1.000    3.000
17176560     336    Condominium         1STLIEN      No            ARM       3.000        12.000     20100401    1.000    3.000
17176567     337    Condominium         1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176568     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20110701    1.000    3.000
17176569     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176572     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176578     337    Condominium         1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176581     337    Condominium         1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176583     337    Single Family       1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176584     337    Condominium         1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176585     337    Condominium         1STLIEN      No            ARM       3.000        12.000     20100501    1.000    3.000
17176593     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176595     344    Condominium         1STLIEN      No            ARM       3.000        12.000     20101201    1.000    3.000
17176600     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20110701    1.000    3.000
17176605     350    2-4 Family          1STLIEN      No            ARM       3.000        12.000     20110601    1.000    3.000
17176606     348    Single Family       1STLIEN      No            ARM       3.000        12.000     20090401    1.000    3.000
17176611     349    Condominium         1STLIEN      No            ARM       3.000        12.000     20090501    1.000    3.000
17176612     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176617     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176618     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176622     351    Condominium         1STLIEN      No            ARM       3.000        12.000     20110701    1.000    3.000
17176623     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176625     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176627     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176628     171    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176629     353    Townhouse           1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176631     352    Condominium         1STLIEN      No            ARM       3.000        12.000     20160801    1.000    3.000
17176634     352    Condominium         1STLIEN      No            ARM       3.000        12.000     20110801    1.000    3.000
17176636     352    2-4 Family          1STLIEN      No            ARM       3.000        12.000     20090801    1.000    3.000
17176639     355    Condominium         1STLIEN      No            ARM       3.000        12.000     20111101    1.000    3.000
17176641     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176643     352    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176645     352    2-4 Family          1STLIEN      No            ARM       3.000        12.000     20160801    1.000    3.000
17176650     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176651     233    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176654     353    Single Family       1STLIEN      No            ARM       3.000        12.000     20130901    1.000    3.000
17176659     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176663     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176666     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176668     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176672     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176674     354    Single Family       1STLIEN      No            ARM       3.000        12.000     20091001    1.000    3.000
17176675     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176676     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176677     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176678     354    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176679     354    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176680     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176683     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176688     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176689     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176690     358    Single Family       1STLIEN      No            ARM       3.000        12.000     20120201    1.000    3.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17176501      15.250      80.00    4/1/2007              N
17176504      14.875      80.00    4/1/2007              N
17176508      14.750      80.00    4/1/2007              N
17176510      16.750      80.00    4/1/2007              N
17176512      16.750      80.00    4/1/2007              N
17176514      15.250      80.00    4/1/2007              N
17176515      15.375      80.00    4/1/2007              N
17176516      15.250      80.00    4/1/2007              N
17176518      15.250      80.00    4/1/2007              N
17176520      15.250      80.00    4/1/2007              N
17176524      15.250      80.00    4/1/2007              N
17176526      17.125      80.00    4/1/2007              N
17176529      17.125      80.00    4/1/2007              N
17176530      18.750      80.00    4/1/2007              N
17176531      16.750      80.00    4/1/2007              N
17176532      18.500      80.00    4/1/2007              N
17176533      16.625      80.00    4/1/2007              N
17176534      17.125      80.00    4/1/2007              N
17176535      16.625      80.00    4/1/2007              N
17176537      15.500      80.00    4/1/2007              N
17176540      17.375      80.00    4/1/2007              N
17176541      15.500      80.00    4/1/2007              N
17176542      15.000      80.00    4/1/2007              N
17176543      15.000      80.00    4/1/2007              N
17176544      15.250      80.00    4/1/2007              N
17176546      15.125      80.00    4/1/2007              N
17176551      16.750      80.00    4/1/2007              N
17176555      15.250      80.00    4/1/2007              N
17176557      15.000      80.00    4/1/2007              N
17176560      15.000      80.00    4/1/2007              N
17176567      15.000      80.00    4/1/2007              N
17176568      16.625      80.00    4/1/2007              N
17176569      15.000      80.00    4/1/2007              N
17176572      16.750      80.00    4/1/2007              N
17176578      15.000      80.00    4/1/2007              N
17176581      16.750      80.00    4/1/2007              N
17176583      15.250      80.00    4/1/2007              N
17176584      15.500      80.00    4/1/2007              N
17176585      15.000      80.00    4/1/2007              N
17176593       0.000      80.00    4/1/2007              N
17176595      17.875      80.00    4/1/2007              N
17176600      17.250      80.00    4/1/2007              N
17176605      17.125      80.00    4/1/2007              N
17176606      19.875      80.00    4/1/2007              N
17176611      20.250      80.00    4/1/2007              N
17176612       0.000      80.00    4/1/2007              N
17176617       0.000      80.00    4/1/2007              N
17176618       0.000      80.00    4/1/2007              N
17176622      17.375      80.00    4/1/2007              N
17176623       0.000      80.00    4/1/2007              N
17176625       0.000      80.00    4/1/2007              N
17176627       0.000      80.00    4/1/2007              N
17176628       0.000      80.00    4/1/2007              N
17176629       0.000      80.00    4/1/2007              N
17176631      18.625      80.00    4/1/2007              N
17176634      17.375      80.00    4/1/2007              N
17176636      20.000      80.00    4/1/2007              N
17176639      17.250      80.00    4/1/2007              N
17176641       0.000      80.00    4/1/2007              N
17176643       0.000      80.00    4/1/2007              N
17176645      19.125      80.00    4/1/2007              N
17176650       0.000      80.00    4/1/2007              N
17176651       0.000      80.00    4/1/2007              N
17176654      19.000      80.00    4/1/2007              N
17176659       0.000      80.00    4/1/2007              N
17176663       0.000      80.00    4/1/2007              N
17176666       0.000      80.00    4/1/2007              N
17176668       0.000      80.00    4/1/2007              N
17176672       0.000      80.00    4/1/2007              N
17176674      18.500      80.00    4/1/2007              N
17176675       0.000      80.00    4/1/2007              N
17176676       0.000      80.00    4/1/2007              N
17176677       0.000      80.00    4/1/2007              N
17176678       0.000      80.00    4/1/2007              N
17176679       0.000      80.00    4/1/2007              N
17176680       0.000      80.00    4/1/2007              N
17176683       0.000      80.00    4/1/2007              N
17176688       0.000      80.00    4/1/2007              N
17176689       0.000      80.00    4/1/2007              N
17176690      18.750      80.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17176694    WELLS FARGO         6.375       0.009       0.250       6.116     20370201        395992        360        2103.71
17176697    WELLS FARGO         5.500       0.009       0.250       5.241     20320901        360000        360        2044.04
17176709    WELLS FARGO         5.375       0.009       0.250       5.116     20350501        396000        360        2217.49
17176712    WELLS FARGO         4.625       0.009       0.250       4.366     20350601        149600        360         769.16
17176745    WELLS FARGO         5.000       0.009       0.250       4.741     20350901        276000        360           1150
17176771    WELLS FARGO         5.750       0.009       0.250       5.491     20351201        380000        360        1820.36
17176778    WELLS FARGO         7.250       0.009       0.250       6.991     20360101         68800        360         469.34
17176781    WELLS FARGO         5.500       0.009       0.250       5.241     20350701        400000        360        1823.64
17176790    WELLS FARGO         6.500       0.009       0.250       6.241     20360201        248000        360        1343.33
17176802    WELLS FARGO         7.375       0.009       0.250       7.116     20360301        480000        360        3315.25
17176804    WELLS FARGO         8.375       0.009       0.250       8.116     20360501        151200        360        1149.23
17176805    WELLS FARGO         7.875       0.009       0.250       7.616     20360501         62400        360         452.45
17176818    WELLS FARGO         7.950       0.009       0.250       7.691     20360401        500000        360         3312.5
17176839    WELLS FARGO         7.950       0.009       0.250       7.691     20360501        200000        360        1460.57
17176853    WELLS FARGO         7.125       0.009       0.250       6.866     20360901         54400        360         366.51
17176854    WELLS FARGO         6.950       0.009       0.250       6.691     20360501        260000        360        1721.07
17176856    WELLS FARGO         7.250       0.009       0.250       6.991     20360501         64000        360          436.6
17176869    WELLS FARGO         6.875       0.009       0.250       6.616     20360901        128800        360         846.13
17176879    WELLS FARGO         8.000       0.009       0.250       7.741     20360501         50000        360         366.89
17176889    WELLS FARGO         6.500       0.009       0.250       6.241     20360801        120000        360         758.49
17176894    WELLS FARGO         7.625       0.009       0.250       7.366     20360501        121600        360         860.68
17176898    WELLS FARGO         7.625       0.009       0.250       7.366     20360501        176000        360        1245.72
17176901    WELLS FARGO         5.625       0.009       0.250       5.366     20360601        219200        360        1261.84
17176916    WELLS FARGO         8.000       0.009       0.250       7.741     20360501         45200        360         331.67
17176924    WELLS FARGO         7.375       0.009       0.250       7.116     20361001        107200        360         740.41
17176926    WELLS FARGO         6.250       0.009       0.250       5.991     20360601        480000        360           2500
17176932    WELLS FARGO         7.500       0.009       0.250       7.241     20360501         49200        360         344.02
17176949    WELLS FARGO         6.875       0.009       0.250       6.616     20360801        400000        360        2251.94
17176956    WELLS FARGO         7.250       0.009       0.250       6.991     20360701         88000        360         600.32
17176990    WELLS FARGO         6.125       0.009       0.250       5.866     20360501        544000        360        2776.67
17177014    WELLS FARGO         7.250       0.009       0.250       6.991     20360701         46400        360         316.53
17177047    WELLS FARGO         8.500       0.009       0.250       8.241     20360801        112000        360         861.19
17177054    WELLS FARGO         6.625       0.009       0.250       6.366     20360801        363600        360        2328.18
17177093    WELLS FARGO         6.500       0.009       0.250       6.241     20350501        183920        360         1162.5
17177135    WELLS FARGO         8.500       0.009       0.250       8.241     20360701         88000        360         676.65
17177158    WELLS FARGO         6.625       0.009       0.250       6.366     20360801        100000        360         552.08
17177198    WELLS FARGO         8.125       0.009       0.250       7.866     20360901        216800        360        1609.74
17177211    WELLS FARGO         9.125       0.009       0.250       8.866     20360901         78000        360         634.64
17177215    WELLS FARGO         9.375       0.009       0.250       9.116     20360901         47920        360         398.58
17177229    WELLS FARGO         9.250       0.009       0.250       8.991     20360901        126400        360        1039.87
17177235    WELLS FARGO         8.250       0.009       0.250       7.991     20360801        324000        360        2434.11
17177236    WELLS FARGO         6.625       0.009       0.250       6.366     20360901        340000        360        1876.57
17177310    WELLS FARGO         8.875       0.009       0.250       8.616     20360901        144000        360        1145.73
17177320    WELLS FARGO         7.875       0.009       0.250       7.616     20361101        440000        360        3190.31
17177335    WELLS FARGO         9.750       0.009       0.250       9.491     20361001         88000        360         756.06
17177338    WELLS FARGO         8.875       0.009       0.250       8.616     20360901        112000        360         891.13
17177341    WELLS FARGO        10.130       0.009       0.250       9.871     20360901        104000        360          922.3
17177343    WELLS FARGO        10.000       0.009       0.250       9.741     20360901         47600        360         417.73
17177344    WELLS FARGO         6.375       0.009       0.250       6.116     20361001        599920        360        3742.73
17177347    WELLS FARGO         6.875       0.009       0.250       6.616     20360901        296000        360        1944.51
17177352    WELLS FARGO         6.625       0.009       0.250       6.366     20360901        196800        360         1086.5
17177385    WELLS FARGO         5.375       0.009       0.250       5.116     20211101        248000        180         691.37
17177391    WELLS FARGO         8.625       0.009       0.250       8.366     20360901        208000        360        1617.81
17177396    WELLS FARGO         6.750       0.009       0.250       6.491     20361101        399200        360        2589.21
17177401    WELLS FARGO         8.500       0.009       0.250       8.241     20361001        148000        360           1138
17177404    WELLS FARGO         8.750       0.009       0.250       8.491     20361001        228000        360        1793.68
17177405    WELLS FARGO         6.875       0.009       0.250       6.616     20360901        360000        360        2364.95
17177407    WELLS FARGO         7.875       0.009       0.250       7.616     20361001        129600        360         939.69
17177426    WELLS FARGO         7.250       0.009       0.250       6.991     20360901         94800        360         646.71
17177432    WELLS FARGO         9.750       0.009       0.250       9.491     20361001        145600        360        1250.93
17177434    WELLS FARGO         7.000       0.009       0.250       6.741     20360801        556000        360        3243.33
17177437    WELLS FARGO         9.625       0.009       0.250       9.366     20361101         50400        360          428.4
17177457    WELLS FARGO         7.000       0.009       0.250       6.741     20360801        229600        360        1339.33
17177471    WELLS FARGO         8.750       0.009       0.250       8.491     20361001        119200        360         937.75
17177481    WELLS FARGO         6.750       0.009       0.250       6.491     20461001        123920        480         747.68
17177486    WELLS FARGO         6.500       0.009       0.250       6.241     20360901        360000        360        2275.44
17177490    WELLS FARGO         7.950       0.009       0.250       7.691     20361001        120000        360         876.34
17177502    WELLS FARGO         8.000       0.009       0.250       7.741     20361001        224000        360        1643.63
17177504    WELLS FARGO         6.875       0.009       0.250       6.616     20360901         96000        360         630.65
17177510    WELLS FARGO         7.375       0.009       0.250       7.116     20210901        188800        180        1736.82
17177511    WELLS FARGO         7.875       0.009       0.250       7.616     20361101        152000        360        1102.11
17177514    WELLS FARGO         6.750       0.009       0.250       6.491     20360901        308800        360        2002.87
17177515    WELLS FARGO         8.000       0.009       0.250       7.741     20360901        256000        360        1878.44
17177516    WELLS FARGO         7.875       0.009       0.250       7.616     20360901         46320        360         335.85
17177517    WELLS FARGO         6.875       0.009       0.250       6.616     20360901         69600        360         457.22
17177524    WELLS FARGO         7.250       0.009       0.250       6.991     20360901        239040        360         1444.2
17177528    WELLS FARGO         7.000       0.009       0.250       6.741     20360901        138400        360         920.78
17177533    WELLS FARGO         7.500       0.009       0.250       7.241     20361001        296000        360        2069.68
17177534    WELLS FARGO         9.750       0.009       0.250       9.491     20361201         51200        360         439.89
17177543    WELLS FARGO         9.000       0.009       0.250       8.741     20361101         57600        360         463.47


(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17176694     358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176697     305    Single Family       1STLIEN      No            ARM       2.000        12.000     20070901    1.000    2.000
17176709     337    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176712     338    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176745     341    Single Family       1STLIEN      No            ARM       3.000        12.000     20120901    1.000    3.000
17176771     344    Single Family       1STLIEN      No            ARM       3.000        12.000     20151201    1.000    3.000
17176778     345    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176781     339    Single Family       1STLIEN      No            ARM       2.000        12.000     20120701    1.000    2.000
17176790     346    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176802     347    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176804     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176805     349    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176818     348    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176839     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176853     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176854     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176856     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176869     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176879     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176889     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176894     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176898     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176901     350    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176916     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176924     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176926     350    Single Family       1STLIEN      No            ARM       3.000        12.000     20110601    1.000    3.000
17176932     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176949     352    Single Family       1STLIEN      No            ARM       3.000        12.000     20110801    1.000    3.000
17176956     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176990     349    Single Family       1STLIEN      No            ARM       2.000        12.000     20130501    1.000    2.000
17177014     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177047     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177054     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177093     337    Townhouse           1STLIEN      No            ARM       2.000        12.000     20080501    1.000    2.000
17177135     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177158     352    Single Family       1STLIEN      No            ARM       3.000        12.000     20130801    1.000    3.000
17177198     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177211     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177215     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177229     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177235     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177236     353    Single Family       1STLIEN      No            ARM       2.000        12.000     20110901    1.000    2.000
17177310     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177320     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177335     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177338     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177341     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177343     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177344     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177347     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177352     353    Condominium         1STLIEN      No            ARM       3.000        12.000     20130901    1.000    3.000
17177385     175    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177391     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177396     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177401     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177404     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177405     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177407     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177426     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177432     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177434     352    Single Family       1STLIEN      No            ARM       2.000        12.000     20110801    1.000    2.000
17177437     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177457     352    Single Family       1STLIEN      No            ARM       2.000        12.000     20110801    1.000    2.000
17177471     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177481     474    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177486     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177490     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177502     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177504     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177510     173    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177511     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177514     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177515     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177516     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177517     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177524     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177528     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177533     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177534     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177543     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17176694       0.000      80.00    4/1/2007              N
17176697      15.500      80.00    4/1/2007              N
17176709       0.000      80.00    4/1/2007              N
17176712       0.000      80.00    4/1/2007              N
17176745      15.000      80.00    4/1/2007              N
17176771      16.750      80.00    4/1/2007              N
17176778       0.000      80.00    4/1/2007              N
17176781      15.500      80.00    4/1/2007              N
17176790       0.000      80.00    4/1/2007              N
17176802       0.000      80.00    4/1/2007              N
17176804       0.000      80.00    4/1/2007              N
17176805       0.000      80.00    4/1/2007              N
17176818       0.000      80.00    4/1/2007              N
17176839       0.000      80.00    4/1/2007              N
17176853       0.000      80.00    4/1/2007              N
17176854       0.000      80.00    4/1/2007              N
17176856       0.000      80.00    4/1/2007              N
17176869       0.000      80.00    4/1/2007              N
17176879       0.000      80.00    4/1/2007              N
17176889       0.000      80.00    4/1/2007              N
17176894       0.000      80.00    4/1/2007              N
17176898       0.000      80.00    4/1/2007              N
17176901       0.000      80.00    4/1/2007              N
17176916       0.000      80.00    4/1/2007              N
17176924       0.000      80.00    4/1/2007              N
17176926      17.250      80.00    4/1/2007              N
17176932       0.000      80.00    4/1/2007              N
17176949      18.875      80.00    4/1/2007              N
17176956       0.000      80.00    4/1/2007              N
17176990      17.125      80.00    4/1/2007              N
17177014       0.000      80.00    4/1/2007              N
17177047       0.000      80.00    4/1/2007              N
17177054       0.000      80.00    4/1/2007              N
17177093      18.500      80.00    4/1/2007              N
17177135       0.000      80.00    4/1/2007              N
17177158      18.625      80.00    4/1/2007              N
17177198       0.000      80.00    4/1/2007              N
17177211       0.000      80.00    4/1/2007              N
17177215       0.000      80.00    4/1/2007              N
17177229       0.000      80.00    4/1/2007              N
17177235       0.000      80.00    4/1/2007              N
17177236      18.625      80.00    4/1/2007              N
17177310       0.000      80.00    4/1/2007              N
17177320       0.000      80.00    4/1/2007              N
17177335       0.000      80.00    4/1/2007              N
17177338       0.000      80.00    4/1/2007              N
17177341       0.000      80.00    4/1/2007              N
17177343       0.000      80.00    4/1/2007              N
17177344       0.000      80.00    4/1/2007              N
17177347       0.000      80.00    4/1/2007              N
17177352      18.625      80.00    4/1/2007              N
17177385       0.000      80.00    4/1/2007              N
17177391       0.000      80.00    4/1/2007              N
17177396       0.000      80.00    4/1/2007              N
17177401       0.000      80.00    4/1/2007              N
17177404       0.000      80.00    4/1/2007              N
17177405       0.000      80.00    4/1/2007              N
17177407       0.000      80.00    4/1/2007              N
17177426       0.000      80.00    4/1/2007              N
17177432       0.000      80.00    4/1/2007              N
17177434      19.000      80.00    4/1/2007              N
17177437       0.000      80.00    4/1/2007              N
17177457      19.000      80.00    4/1/2007              N
17177471       0.000      80.00    4/1/2007              N
17177481       0.000      80.00    4/1/2007              N
17177486       0.000      80.00    4/1/2007              N
17177490       0.000      80.00    4/1/2007              N
17177502       0.000      80.00    4/1/2007              N
17177504       0.000      80.00    4/1/2007              N
17177510       0.000      80.00    4/1/2007              N
17177511       0.000      80.00    4/1/2007              N
17177514       0.000      80.00    4/1/2007              N
17177515       0.000      80.00    4/1/2007              N
17177516       0.000      80.00    4/1/2007              N
17177517       0.000      80.00    4/1/2007              N
17177524       0.000      80.00    4/1/2007              N
17177528       0.000      80.00    4/1/2007              N
17177533       0.000      80.00    4/1/2007              N
17177534       0.000      80.00    4/1/2007              N
17177543       0.000      80.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17177555    WELLS FARGO         6.250       0.009       0.250       5.991     20361001        113200        360            697
17177560    WELLS FARGO         9.750       0.009       0.250       9.491     20361101        108400        360         931.33
17177562    WELLS FARGO         9.500       0.009       0.250       9.241     20361201        120000        360        1009.03
17177573    WELLS FARGO         8.375       0.009       0.250       8.116     20261101         76000        240         653.55
17177585    WELLS FARGO         6.500       0.009       0.250       6.241     20361001        336000        360           1820
17177587    WELLS FARGO         7.125       0.009       0.250       6.866     20361101        296000        360        1994.21
17177591    WELLS FARGO         6.875       0.009       0.250       6.616     20361001        640000        360        4204.34
17177595    WELLS FARGO         6.375       0.009       0.250       6.116     20361101        152800        360         953.28
17177598    WELLS FARGO         7.375       0.009       0.250       7.116     20461101        620000        480        4022.89
17177617    WELLS FARGO         7.875       0.009       0.250       7.616     20361201         46000        360         333.54
17177626    WELLS FARGO         6.125       0.009       0.250       5.866     20461101        212000        480        1184.98
17177630    WELLS FARGO         9.750       0.009       0.250       9.491     20370101        120000        360        1030.99
17177631    WELLS FARGO         6.125       0.009       0.250       5.866     20361201        111920        360         680.04
17177640    WELLS FARGO        10.000       0.009       0.250       9.741     20361201        140000        360         1228.6
17177647    WELLS FARGO         6.125       0.009       0.250       5.866     20370201        388000        360        1979.56
17177773    WELLS FARGO         6.125       0.009       0.250       5.866     20370201        164000        360         996.49
17177783    WELLS FARGO         6.625       0.009       0.250       6.366     20361001        202400        360         292.18
17177809    WELLS FARGO         7.750       0.009       0.250       7.491     20310901        141600        360         995.95
16235061    EMC MORTGAGE        7.500       0.009       0.375       7.116     20360701        145600        360        1018.06
16405841    EMC MORTGAGE        8.750       0.009       0.375       8.366     20360801        208000        360        1516.67
16676538    EMC MORTGAGE        8.250       0.009       0.375       7.866     20361101        134400        360         1009.7
16693207    EMC MORTGAGE        7.375       0.009       0.375       6.991     20361201        145600        360         894.83
16773179    EMC MORTGAGE        7.250       0.009       0.375       6.866     20370101        487920        360        2947.85
16805729    EMC MORTGAGE        7.500       0.009       0.375       7.116     20370201        320000        360        2237.49
16838505    EMC MORTGAGE        7.625       0.009       0.375       7.241     20370201        340000        360         2406.5
16697707    EMC MORTGAGE        8.375       0.009       0.375       7.991     20370101        155920        360        1088.19
16784855    EMC MORTGAGE        8.125       0.009       0.375       7.741     20361201        344000        360        2329.17
16807013    EMC MORTGAGE        7.000       0.009       0.375       6.616     20370101        164000        360         956.67
16813711    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370101        340000        360        2524.49
16823885    EMC MORTGAGE        8.000       0.009       0.375       7.616     20370101        100000        360         733.76
16826762    EMC MORTGAGE        7.000       0.009       0.375       6.616     20361201        448000        360        2613.33
16838855    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370201        272000        360        1841.67
16839960    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370101        343920        360        2328.62
16844573    EMC MORTGAGE        7.250       0.009       0.375       6.866     20370101        407760        360        2463.55
16845680    EMC MORTGAGE        7.625       0.009       0.375       7.241     20361101         81600        360          518.5
16847658    EMC MORTGAGE        7.875       0.009       0.375       7.491     20370101        132000        360         866.25
16851216    EMC MORTGAGE        7.375       0.009       0.375       6.991     20370101        239920        360        1474.51
16852363    EMC MORTGAGE        7.625       0.009       0.375       7.241     20370101        224000        360        1423.33
16859094    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370201        108000        360         811.37
16963361    EMC MORTGAGE        7.750       0.009       0.375       7.366     20370201        323200        360        2087.33
16968327    EMC MORTGAGE        7.875       0.009       0.375       7.491     20370201        352000        360           2310
16970954    EMC MORTGAGE        8.125       0.009       0.375       7.741     20370201        388000        360        2627.08
16974431    EMC MORTGAGE        7.125       0.009       0.375       6.741     20370201        195200        360           1159
16979219    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370201        308000        360         2117.5
16979378    EMC MORTGAGE        8.000       0.009       0.375       7.616     20370201        304000        360        2230.64
16991705    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370201        224000        360           1540
17001989    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370201        288000        360        2163.65
17009329    EMC MORTGAGE        7.750       0.009       0.375       7.366     20370201        296000        360        1911.67
17011079    EMC MORTGAGE        7.875       0.009       0.375       7.491     20361201        184000        360         1207.5
17013556    EMC MORTGAGE        7.625       0.009       0.375       7.241     20370201        228000        360        1448.75
17043898    EMC MORTGAGE        6.750       0.009       0.375       6.366     20370201        504000        360           2835
17043955    EMC MORTGAGE        8.000       0.009       0.375       7.616     20370101        428000        360        3140.51
17043969    EMC MORTGAGE        6.875       0.009       0.375       6.491     20370201        224000        360        1283.33
17176940    WELLS FARGO         6.500       0.009       0.250       6.241     20360601        155192        360         980.92
16039997    EMC MORTGAGE       10.625       0.009       0.500      10.116     20350101     175396.37        336         1637.7
16801025    EMC MORTGAGE        6.500       0.009       0.500       5.991     20281101         98550        360          622.9
16503947    WELLS FARGO         4.875       0.009       0.250       4.616     20340101        355000        360        1878.69
17040258    EMC MORTGAGE        5.375       0.009       0.500       4.866     20340801     279267.29        339         1624.2
16800701    EMC MORTGAGE        7.500       0.009       0.500       6.991     20310901         60900        360         425.82
17177767    WELLS FARGO         7.000       0.009       0.250       6.741     20461201        130200        480          809.1
17054660    EMC MORTGAGE        5.875       0.009       0.500       5.366     20350101     198716.85        360        1206.74
17177641    WELLS FARGO        10.630       0.009       0.250      10.371     20361101         63710        360         588.75
17147387    BANK OF AMERICA     7.375       0.009       0.440       6.926     20280701         55437        360         382.89
17041334    EMC MORTGAGE        4.875       0.009       0.500       4.366     20360101        309850        360        1258.77
17176686    WELLS FARGO         6.375       0.009       0.250       6.116     20361101        155000        360            967
16850972    EMC MORTGAGE        7.375       0.009       0.500       6.866     20360601        289400        360        1998.81
17176735    WELLS FARGO         7.125       0.009       0.250       6.866     20350701         60000        360         404.24
17176553    WELLS FARGO         5.500       0.009       0.250       5.241     20350401        418100        360        1916.29
16769757    EMC MORTGAGE        8.364       0.009       0.500       7.855     20340201        163500        360         839.99
17040256    EMC MORTGAGE        4.375       0.009       0.500       3.866     20360401     308160.22        360         1123.5
17053924    EMC MORTGAGE        6.000       0.009       0.500       5.491     20350601        206000        356        1053.44
17041337    EMC MORTGAGE        6.625       0.009       0.500       6.116     20360801        202041        360        1293.69
17176887    WELLS FARGO         8.375       0.009       0.250       8.116     20360501        139400        360        1059.55
16060635    EMC MORTGAGE        6.750       0.009       0.500       6.241     20350501     131203.27        339         867.58
16769733    EMC MORTGAGE        8.364       0.009       0.500       7.855     20340201        173450        360         891.11
16769703    EMC MORTGAGE        7.614       0.009       0.500       7.105     20430701     389287.59        440        2534.59
17177400    WELLS FARGO         8.875       0.009       0.250       8.616     20360901        145000        360        1153.69
17054068    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360501        179100        360        1175.34
17147570    BANK OF AMERICA     6.125       0.009       0.250       5.866     20360601         73800        360         448.42
17040541    EMC MORTGAGE        5.250       0.009       0.500       4.741     20340901        183000        360        1010.53

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17177555     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177560     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177562     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177573     235    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177585     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177587     355    2-4 Family          1STLIEN      No            ARM       2.000        12.000     20111101    1.000    2.000
17177591     354    Single Family       1STLIEN      No            ARM       2.000        12.000     20161001    1.000    2.000
17177595     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177598     475    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177617     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177626     475    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177630     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177631     356    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177640     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177647     358    Single Family       1STLIEN      No            ARM       3.000        12.000     20140201    1.000    3.000
17177773     358    Condominium         1STLIEN      No            ARM       3.000        12.000     20120201    1.000    3.000
17177783     354    Townhouse           1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177809     293    Single Family       1STLIEN      No            ARM       3.000        12.000     20070901    1.000    3.000
16235061     351    Condominium         1STLIEN      No            ARM       2.250         6.000     20110701    1.000    2.250
16405841     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16676538     355    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
16693207     356    Condominium         1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16773179     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16805729     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16838505     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16697707     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16784855     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16807013     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16813711     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16823885     357    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16826762     356    PUD                 1STLIEN      No            ARM       2.250         6.000     20111201    2.000    2.250
16838855     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16839960     357    Condominium         1STLIEN      No            ARM       2.250         6.000     20120101    2.000    2.250
16844573     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16845680     355    Single Family       1STLIEN      No            ARM       2.250         6.000     20111101    1.000    2.250
16847658     357    Condominium         1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16851216     357    Condominium         1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16852363     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16859094     358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16963361     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16968327     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16970954     358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16974431     358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16979219     358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16979378     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
16991705     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17001989     358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17009329     358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17011079     356    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
17013556     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17043898     358    PUD                 1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17043955     357    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
17043969     358    Single Family       1STLIEN      No            ARM       2.250         6.000     20120201    1.000    2.250
17176940     350    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16039997     333    Single Family       1STLIEN      No            ARM       6.750         6.000     20070701    1.000    6.750
16801025     259    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16503947     321    Single Family       1STLIEN      No            ARM       2.750        12.000     20090101    2.000    2.750
17040258     328    Condominium         1STLIEN      No            ARM       2.500        12.000     20090501    2.000    2.500
16800701     293    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177767     476    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054660     333    Single Family       1STLIEN      No            ARM       3.250        12.000     20120101    2.000    3.250
17177641     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147387     255    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041334     345    Single Family       1STLIEN      No            ARM       2.500        12.000     20130101    2.000    2.500
17176686     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850972     350    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176735     339    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176553     336    2-4 Family          1STLIEN      No            ARM       3.000        12.000     20100401    1.000    3.000
16769757     322    Single Family       1STLIEN      No            ARM       3.350         1.000     20070501    1.000    3.350
17040256     348    Single Family       1STLIEN      No            ARM       2.500        12.000     20090401    2.000    2.500
17053924     338    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041337     352    Single Family       1STLIEN      No            ARM       2.500        12.000     20130801    2.000    2.500
17176887     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16060635     337    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769733     322    Single Family       1STLIEN      No            ARM       3.350         1.000     20070501    1.000    3.350
16769703     435    Single Family       1STLIEN      No            ARM       2.600         1.000     20070501    1.000    2.600
17177400     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054068     349    Condominium         1STLIEN      No            ARM       2.250        12.000     20110501    1.000    2.250
17147570     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040541     329    Single Family       1STLIEN      No            ARM       2.500        12.000     20110901    2.000    2.500

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17177555      0.000      80.00    4/1/2007              N
17177560      0.000      80.00    4/1/2007              N
17177562      0.000      80.00    4/1/2007              N
17177573      0.000      80.00    4/1/2007              N
17177585      0.000      80.00    4/1/2007              N
17177587     19.125      80.00    4/1/2007              N
17177591     18.875      80.00    4/1/2007              N
17177595      0.000      80.00    4/1/2007              N
17177598      0.000      80.00    4/1/2007              N
17177617      0.000      80.00    4/1/2007              N
17177626      0.000      80.00    4/1/2007              N
17177630      0.000      80.00    4/1/2007              N
17177631      0.000      80.00    4/1/2007              N
17177640      0.000      80.00    4/1/2007              N
17177647     17.125      80.00    4/1/2007              N
17177773     17.125      80.00    4/1/2007              N
17177783      0.000      80.00    4/1/2007              N
17177809     18.500      80.00    4/1/2007              N
16235061     12.500     100.00    4/1/2007              N
16405841     13.750     100.00    4/1/2007              N
16676538     13.250      95.00    4/1/2007              N
16693207     12.375      95.00    4/1/2007              N
16773179     12.250     100.00    4/1/2007              N
16805729     12.500      95.00    4/1/2007              N
16838505     12.625     100.00    4/1/2007              N
16697707     13.375     100.00    4/1/2007              N
16784855     13.125     100.00    4/1/2007              N
16807013     12.000     100.00    4/1/2007              N
16813711     13.125     100.00    4/1/2007              N
16823885     13.000     100.00    4/1/2007              N
16826762     13.000     100.00    4/1/2007              N
16838855     13.125     100.00    4/1/2007              N
16839960     14.125     100.00    4/1/2007              N
16844573     12.250     100.00    4/1/2007              N
16845680     12.625     100.00    4/1/2007              N
16847658     12.875     100.00    4/1/2007              N
16851216     12.375     100.00    4/1/2007              N
16852363     12.625     100.00    4/1/2007              N
16859094     13.250      95.00    4/1/2007              N
16963361     12.750     100.00    4/1/2007              N
16968327     12.875     100.00    4/1/2007              N
16970954     13.125     100.00    4/1/2007              N
16974431     12.125     100.00    4/1/2007              N
16979219     13.250     100.00    4/1/2007              N
16979378     13.000     100.00    4/1/2007              N
16991705     13.250      90.00    4/1/2007              N
17001989     13.250     100.00    4/1/2007              N
17009329     12.750     100.00    4/1/2007              N
17011079     12.875     100.00    4/1/2007              N
17013556     12.625     100.00    4/1/2007              N
17043898     11.750      85.24    4/1/2007              N
17043955     13.000     100.00    4/1/2007              N
17043969     11.875     100.00    4/1/2007              N
17176940      0.000      80.04    4/1/2007              N
16039997     13.625      80.09    4/1/2007              N
16801025      0.000      80.12    4/1/2007              N
16503947      9.875      80.68    4/1/2007              N
17040258     10.375      80.97    4/1/2007              N
16800701      0.000      81.20    4/1/2007              N
17177767      0.000      81.38    4/1/2007              N
17054660     10.875      85.00    4/1/2007              N
17177641      0.000      81.46    4/1/2007              N
17147387      0.000      81.52    4/1/2007              N
17041334     10.875      81.54    4/1/2007              N
17176686      0.000      81.58    4/1/2007              N
16850972      0.000      81.75    4/1/2007              N
17176735      0.000      81.86    4/1/2007              N
17176553     15.500      81.98    4/1/2007              N
16769757      9.550      82.16    4/1/2007              Y
17040256      9.375      82.18    4/1/2007              N
17053924      0.000      82.40    4/1/2007              N
17041337     12.625      82.47    4/1/2007              N
17176887      0.000      82.49    4/1/2007              N
16060635      0.000      82.52    4/1/2007              N
16769733      9.550      82.60    4/1/2007              Y
16769703     11.950      82.83    4/1/2007              Y
17177400      0.000      82.86    4/1/2007              N
17054068     12.875      90.00    4/1/2007              N
17147570      0.000      82.92    4/1/2007              N
17040541     10.250      83.18    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17040542    EMC MORTGAGE        3.125       0.009       0.500       2.616     20341201         96500        367         421.52
17040449    EMC MORTGAGE        6.375       0.009       0.500       5.866     20280901     332859.88        262        2335.96
17041237    EMC MORTGAGE        5.000       0.009       0.500       4.491     20350101        304172        346        1632.86
16800784    EMC MORTGAGE        5.625       0.009       0.500       5.116     20340501        123227        360         709.36
17177466    WELLS FARGO         9.000       0.009       0.250       8.741     20361001        105000        360         844.86
17176896    WELLS FARGO         8.250       0.009       0.250       7.991     20360601        132000        360         991.68
17176747    WELLS FARGO         8.125       0.009       0.250       7.866     20350901        334800        360        2485.89
16979941    EMC MORTGAGE        6.500       0.009       0.500       5.991     20350201        133969        360         846.78
17054256    EMC MORTGAGE        6.625       0.009       0.500       6.116     20341001      80428.29        360         535.95
17176739    WELLS FARGO         7.125       0.009       0.250       6.866     20350901        462800        360        3117.97
17041324    EMC MORTGAGE        5.125       0.009       0.500       4.616     20350901        209000        360        1137.98
16769781    EMC MORTGAGE        5.125       0.009       0.500       4.616     20341101        350000        360         1905.7
17177784    WELLS FARGO         4.750       0.009       0.250       4.491     20210901        308750        180        2401.56
17177523    WELLS FARGO         6.950       0.009       0.250       6.691     20261001        430000        240         3320.9
17177296    WELLS FARGO         6.500       0.009       0.250       6.241     20361001        614000        360         3880.9
16722765    EMC MORTGAGE        5.750       0.009       0.500       5.241     20350801        100000        360         583.57
17176722    WELLS FARGO         6.625       0.009       0.250       6.366     20350701        246000        360        1575.17
17041349    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360901        509500        360        3304.61
16012795    IMPAC               8.875       0.009       0.750       8.116     20290601        144500        360        1149.71
16303163    WELLS FARGO         7.250       0.009       0.250       6.991     20350901        145350        360         991.55
16331993    EMC MORTGAGE        8.000       0.009       0.375       7.616     20360601         96050        360         704.78
16672738    EMC MORTGAGE        8.500       0.009       0.250       8.241     20361101        134300        360         951.29
16850977    EMC MORTGAGE        8.375       0.009       0.500       7.866     20360801        416500        360        1672.87
17021637    EMC MORTGAGE        8.125       0.009       0.500       7.616     20370101        114750        360         852.02
17176528    WELLS FARGO         4.750       0.009       0.250       4.491     20341201        415650        360        1644.09
17176620    WELLS FARGO         6.125       0.009       0.250       5.866     20361101        289000        360         1475.1
17176662    WELLS FARGO         9.625       0.009       0.250       9.366     20361101        344250        360        2926.09
17176840    WELLS FARGO         8.950       0.009       0.250       8.691     20360401         55250        360         442.57
17176841    WELLS FARGO         8.950       0.009       0.250       8.691     20360401         54400        360         435.76
17176849    WELLS FARGO         8.625       0.009       0.250       8.366     20360501        301750        360        2346.99
17176864    WELLS FARGO         7.950       0.009       0.250       7.691     20360501         68000        360          496.6
17176985    WELLS FARGO         8.000       0.009       0.250       7.741     20360701         39100        360         286.91
17177057    WELLS FARGO         8.500       0.009       0.250       8.241     20360801        125800        360          967.3
17177221    WELLS FARGO         9.375       0.009       0.250       9.116     20210901         59500        180         616.84
17177328    WELLS FARGO         9.250       0.009       0.250       8.991     20361001        106250        360          874.1
17177369    WELLS FARGO         8.375       0.009       0.250       8.116     20361001        144500        360        1098.31
17177377    WELLS FARGO         8.625       0.009       0.250       8.366     20361001        114750        360         892.52
17177394    WELLS FARGO         9.000       0.009       0.250       8.741     20361001        106250        360         854.92
17177422    WELLS FARGO         8.750       0.009       0.250       8.491     20361101        164900        360        1297.27
17177484    WELLS FARGO         8.875       0.009       0.250       8.616     20361001        192950        360         1535.2
17177521    WELLS FARGO         8.950       0.009       0.250       8.691     20361001         96050        360         769.39
17177535    WELLS FARGO         8.950       0.009       0.250       8.691     20361101        177650        360        1423.03
17177556    WELLS FARGO        10.380       0.009       0.250      10.121     20361101         73950        360         669.55
17177576    WELLS FARGO        10.380       0.009       0.250      10.121     20361101         80750        360         731.12
17177600    WELLS FARGO         9.000       0.009       0.250       8.741     20361201        118150        360         950.67
17177774    WELLS FARGO         5.875       0.009       0.250       5.616     20370201        267750        360        1310.86
17054041    EMC MORTGAGE        7.000       0.009       0.500       6.491     20210701       89252.1        180         817.93
16850813    EMC MORTGAGE        7.625       0.009       0.500       7.116     20360801        495000        360        3503.58
16629611    EMC MORTGAGE        6.625       0.009       0.500       6.116     20350701      236483.3        341        1541.39
17147428    BANK OF AMERICA     6.000       0.009       0.440       5.551     20360401        470452        360         2820.6
17147444    BANK OF AMERICA     7.750       0.009       0.375       7.366     20360401        257000        360         949.93
17054806    EMC MORTGAGE        8.750       0.009       0.500       8.241     20360901        100700        360         733.98
17177177    WELLS FARGO         8.500       0.009       0.250       8.241     20360901        184500        360        1418.65
17040404    EMC MORTGAGE        3.750       0.009       0.500       3.241     20340101         85000        365         409.03
17054286    EMC MORTGAGE        6.750       0.009       0.500       6.241     20351001      53249.91        360         363.38
16800962    EMC MORTGAGE        8.500       0.009       0.500       7.991     20301001         40388        360         310.55
17041333    EMC MORTGAGE        3.875       0.009       0.500       3.366     20360101        176218        360         828.64
17176965    WELLS FARGO         7.750       0.009       0.250       7.491     20360601        215000        360        1540.29
17176983    WELLS FARGO         6.875       0.009       0.250       6.616     20360701        106000        360         696.35
17177665    WELLS FARGO         6.625       0.009       0.250       6.366     20370201        176800        360        1132.07
16800753    EMC MORTGAGE        6.500       0.009       0.500       5.991     20170701         56078        180          488.5
17054802    EMC MORTGAGE        7.000       0.009       0.500       6.491     20360801     194382.69        360        1133.27
15849141    WELLS FARGO SUB     8.000       0.009       0.500       7.491     20280901       99489.3        360         730.02
16633266    EMC MORTGAGE        8.750       0.009       0.500       8.241     20351101        337500        360        2655.11
17040338    EMC MORTGAGE        4.875       0.009       0.500       4.366     20341101        104720        360         388.04
16175385    EMC MORTGAGE        8.750       0.009       0.500       8.241     20350701     101284.81        340         806.77
16801017    EMC MORTGAGE        6.596       0.009       0.500       6.087     20160301         70150        360         453.59
17176842    WELLS FARGO         8.875       0.009       0.250       8.616     20360501        152000        360        1209.39
17040572    EMC MORTGAGE        4.250       0.009       0.500       3.741     20350101        106000        360         521.46
17176928    WELLS FARGO         7.625       0.009       0.250       7.366     20360501         67860        360         480.31
17041260    EMC MORTGAGE        7.375       0.009       0.500       6.866     20350401        236295        360        1446.11
17054662    EMC MORTGAGE        5.875       0.009       0.500       5.366     20350301     256781.55        360        1557.52
17041313    EMC MORTGAGE        5.750       0.009       0.500       5.241     20350501        121017        360         706.22
17176834    WELLS FARGO         7.875       0.009       0.250       7.616     20360501         81000        360         587.31
13521577    EMC MORTGAGE        6.000       0.009       0.250       5.741     20360901        380000        360         2278.3
17040397    EMC MORTGAGE        4.250       0.009       0.500       3.741     20330501        183300        360         901.73
17041272    EMC MORTGAGE        5.125       0.009       0.500       4.616     20150701        239227        120        2552.02
15104168    EMC MORTGAGE        7.072       0.009       0.500       6.563     20200201     127910.77        156         1253.7
16039878    EMC MORTGAGE        6.500       0.009       0.500       5.991     20350601     198259.07        340        1277.46
17054853    EMC MORTGAGE        6.500       0.009       0.500       5.991     20361101      131041.7        360         830.54

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17040542     332    Single Family       1STLIEN      No            ARM       2.500        12.000     20070501    2.000    2.500
17040449     257    Single Family       1STLIEN      No            ARM       2.750        12.000     20071101    2.000    2.750
17041237     333    Single Family       1STLIEN      No            ARM       2.500        12.000     20090301    2.000    2.500
16800784     325    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177466     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176896     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176747     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16979941     334    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054256     330    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176739     341    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041324     341    Single Family       1STLIEN      No            ARM       2.500        12.000     20120901    2.000    2.500
16769781     331    Condominium         1STLIEN      No            ARM       2.600         1.000     20091101    1.000    2.600
17177784     173    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177523     234    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177296     354    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16722765     340    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176722     339    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041349     353    PUD                 1STLIEN      No            ARM       2.250        12.000     20110901    2.000    2.250
16012795     266    Single Family       1STLIEN      No            ARM       2.500        12.000     20070601    1.000    2.500
16303163     341    Single Family       1STLIEN      No            ARM       5.250         6.000     20070901    1.000    5.250
16331993     350    Single Family       1STLIEN      No            ARM       2.250         6.000     20110601    1.000    2.250
16672738     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850977     352    PUD                 1STLIEN      No            ARM       3.400         1.000     20070501    1.000    3.400
17021637     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176528     332    Single Family       1STLIEN      No            ARM       3.000        12.000     20111201    1.000    3.000
17176620     355    Single Family       1STLIEN      No            ARM       3.000        12.000     20161101    1.000    3.000
17176662     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176840     348    Single Family       1STLIEN      No            ARM       3.000         6.000     20090401    1.000    3.000
17176841     348    Single Family       1STLIEN      No            ARM       3.000         6.000     20090401    1.000    3.000
17176849     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176864     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176985     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177057     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177221     173    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177328     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177369     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177377     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177394     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177422     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177484     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177521     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177535     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177556     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177576     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177600     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177774     358    Condominium         1STLIEN      No            ARM       2.000        12.000     20120201    1.000    2.000
17054041     171    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850813     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16629611     339    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147428     348    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147444     348    Single Family       1STLIEN      No            ARM       2.375         1.000     20070501    1.000    2.375
17054806     353    2-4 Family          1STLIEN      No            ARM       2.250        12.000     20110901    1.000    2.250
17177177     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040404     321    Single Family       1STLIEN      No            ARM       2.500        12.000     20080801    2.000    2.500
17054286     342    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16800962     282    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041333     345    Single Family       1STLIEN      No            ARM       2.500        12.000     20090101    2.000    2.500
17176965     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176983     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177665     358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16800753     123    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054802     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15849141     257    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16633266     343    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040338     331    Single Family       1STLIEN      No            ARM       2.500        12.000     20091101    2.000    2.500
16175385     339    Single Family       1STLIEN      No            ARM       7.750         6.000     20070901    2.000    7.750
16801017     107    Single Family       1STLIEN      No            ARM       2.250        12.000     20080301    1.000    2.250
17176842     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040572     333    Single Family       1STLIEN      No            ARM       2.500        12.000     20100101    2.000    2.500
17176928     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041260     336    PUD                 1STLIEN      No            ARM       2.000         6.000     20071001    1.000    2.000
17054662     335    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041313     337    Single Family       1STLIEN      No            ARM       2.500        12.000     20120501    2.000    2.500
17176834     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
13521577     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040397     313    Single Family       1STLIEN      No            ARM       2.500        12.000     20080501    2.000    2.500
17041272      99    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15104168     154    Single Family       1STLIEN      No            ARM       2.680         1.000     20070501    1.000    2.680
16039878     338    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054853     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17040542       8.125      83.19    4/1/2007              N
17040449      12.125      83.21    4/1/2007              N
17041237      11.000      83.22    4/1/2007              N
16800784       0.000      83.26    4/1/2007              N
17177466       0.000      83.33    4/1/2007              N
17176896       0.000      83.54    4/1/2007              N
17176747       0.000      83.70    4/1/2007              N
16979941       0.000      83.73    4/1/2007              N
17054256       0.000      90.00    4/1/2007              N
17176739       0.000      84.15    4/1/2007              N
17041324      11.125      84.27    4/1/2007              N
16769781      11.950      84.34    4/1/2007              Y
17177784       0.000      84.59    4/1/2007              N
17177523       0.000      84.65    4/1/2007              N
17177296       0.000      84.69    4/1/2007              N
16722765       0.000      84.75    4/1/2007              N
17176722       0.000      84.83    4/1/2007              N
17041349      12.750      84.92    4/1/2007              N
16012795      15.000      85.00    4/1/2007              N
16303163      13.250      85.00    4/1/2007              N
16331993      13.000      85.00    4/1/2007              N
16672738       0.000      85.00    4/1/2007              N
16850977       9.950      85.00    4/1/2007              Y
17021637       0.000      85.00    4/1/2007              N
17176528      14.750      85.00    4/1/2007              N
17176620      17.125      85.00    4/1/2007              N
17176662       0.000      85.00    4/1/2007              N
17176840      23.950      85.00    4/1/2007              N
17176841      23.950      85.00    4/1/2007              N
17176849       0.000      85.00    4/1/2007              N
17176864       0.000      85.00    4/1/2007              N
17176985       0.000      85.00    4/1/2007              N
17177057       0.000      85.00    4/1/2007              N
17177221       0.000      85.00    4/1/2007              N
17177328       0.000      85.00    4/1/2007              N
17177369       0.000      85.00    4/1/2007              N
17177377       0.000      85.00    4/1/2007              N
17177394       0.000      85.00    4/1/2007              N
17177422       0.000      85.00    4/1/2007              N
17177484       0.000      85.00    4/1/2007              N
17177521       0.000      85.00    4/1/2007              N
17177535       0.000      85.00    4/1/2007              N
17177556       0.000      85.00    4/1/2007              N
17177576       0.000      85.00    4/1/2007              N
17177600       0.000      85.00    4/1/2007              N
17177774      16.875      85.00    4/1/2007              N
17054041       0.000      85.00    4/1/2007              N
16850813       0.000      85.34    4/1/2007              N
16629611       0.000      85.37    4/1/2007              N
17147428       0.000      85.54    4/1/2007              N
17147444       9.950      85.66    4/1/2007              Y
17054806      13.750      90.00    4/1/2007              N
17177177       0.000      85.81    4/1/2007              N
17040404       9.750      85.86    4/1/2007              N
17054286       0.000      90.00    4/1/2007              N
16800962       0.000      85.93    4/1/2007              N
17041333       9.875      85.96    4/1/2007              N
17176965       0.000      86.00    4/1/2007              N
17176983       0.000      86.18    4/1/2007              N
17177665       0.000      86.24    4/1/2007              N
16800753       0.000      86.27    4/1/2007              N
17054802       0.000      90.00    4/1/2007              N
15849141       0.000      86.51    4/1/2007              N
16633266       0.000      86.54    4/1/2007              N
17040338       9.875      86.55    4/1/2007              N
16175385      14.750      86.57    4/1/2007              N
16801017      13.500      86.60    4/1/2007              N
17176842       0.000      86.86    4/1/2007              N
17040572      10.250      86.89    4/1/2007              N
17176928       0.000      87.00    4/1/2007              N
17041260       9.625      87.03    4/1/2007              N
17054662       0.000      89.97    4/1/2007              N
17041313      10.750      87.06    4/1/2007              N
17176834       0.000      87.10    4/1/2007              N
13521577       0.000      87.16    4/1/2007              N
17040397      10.250      87.29    4/1/2007              N
17041272       0.000      87.31    4/1/2007              N
15104168      13.038      87.31    4/1/2007              Y
16039878       0.000      87.34    4/1/2007              N
17054853       0.000      90.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17147541    BANK OF AMERICA     6.000       0.009       0.440       5.551     20360801         62828        360         376.69
16227713    EMC MORTGAGE        6.500       0.009       0.500       5.991     20370101     126788.19        360         801.39
17040359    EMC MORTGAGE        4.125       0.009       0.500       3.616     20331001        136418        360         661.15
17176708    WELLS FARGO         7.375       0.009       0.250       7.116     20361001        302000        360        2085.84
16677496    EMC MORTGAGE        7.250       0.009       0.500       6.741     20320801        192700        360        1314.56
17040459    EMC MORTGAGE        6.375       0.009       0.500       5.866     20360701        163800        360         1021.9
17054782    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360801     361172.61        360        2352.86
17147436    BANK OF AMERICA     8.500       0.009       0.375       8.116     20360401        171000        360         720.95
17040255    EMC MORTGAGE        5.500       0.009       0.500       4.991     20340601        125000        360         709.74
17176749    WELLS FARGO         5.250       0.009       0.250       4.991     20351001        357500        360        1974.13
17177610    WELLS FARGO         6.950       0.009       0.250       6.691     20461101        255000        480         1575.4
15414867    EMC MORTGAGE        7.500       0.009       0.500       6.991     20370301      83210.57        360         581.82
17176692    WELLS FARGO         6.375       0.009       0.250       6.116     20370201         26400        360          164.7
17177789    WELLS FARGO         7.250       0.009       0.250       6.991     20361201        187000        360        1275.67
17040824    EMC MORTGAGE        7.750       0.009       0.500       7.241     20300701        315000        360        2110.62
17176807    WELLS FARGO         7.875       0.009       0.250       7.616     20360401        468000        360        3393.33
17054007    EMC MORTGAGE        7.750       0.009       0.500       7.241     20360601        441600        360        2851.87
16325613    EMC MORTGAGE        7.000       0.009       0.500       6.491     20370101     132549.55        360         881.85
17040302    EMC MORTGAGE        4.750       0.009       0.500       4.241     20340501        190000        362         991.13
17177181    WELLS FARGO        10.500       0.009       0.250      10.241     20360901         81500        360         745.52
17177361    WELLS FARGO         9.250       0.009       0.250       8.991     20360901        141500        360        1164.09
17041312    EMC MORTGAGE        4.875       0.009       0.500       4.366     20350501        260000        360        1375.94
17176851    WELLS FARGO         8.125       0.009       0.250       7.866     20360501         55000        360         408.38
17177094    WELLS FARGO         8.500       0.009       0.250       8.241     20360801        126000        360         968.84
17176895    WELLS FARGO         7.750       0.009       0.250       7.491     20360501        182800        360        1309.61
16850696    EMC MORTGAGE        8.500       0.009       0.500       7.991     20360701        280000        360        1070.29
17053938    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360901     119114.04        360         792.26
17147497    BANK OF AMERICA     6.125       0.009       0.250       5.866     20360701        333376        360        2025.63
16319833    GMAC                9.375       0.009       0.250       9.116     20310701        148500        360        1235.15
17041327    EMC MORTGAGE        4.875       0.009       0.500       4.366     20350901        185000        360         979.04
15354875    EMC MORTGAGE       10.250       0.009       0.500       9.741     20330701      86592.69        318         792.67
17177798    WELLS FARGO         7.375       0.009       0.250       7.116     20230701         62000        360         410.59
17062530    EMC MORTGAGE        6.250       0.009       0.500       5.741     20360401        203000        360        1249.91
17003167    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360601        178200        360        1170.65
17177540    WELLS FARGO         8.875       0.009       0.250       8.616     20361201        500000        360        3697.92
17040380    EMC MORTGAGE        7.125       0.009       0.500       6.616     20281101        148000        371        1098.03
17176969    WELLS FARGO         7.950       0.009       0.250       7.691     20360601         37000        360         270.21
17177775    WELLS FARGO         6.625       0.009       0.250       6.366     20370101        190000        360         1216.6
16386813    EMC MORTGAGE        7.000       0.009       0.500       6.491     20310901     151676.58        295        1078.75
15783874    EMC MORTGAGE        7.000       0.009       0.500       6.491     20310801      55800.29        335         379.59
17041320    EMC MORTGAGE        6.000       0.009       0.500       5.491     20350801        335093        360        2009.05
17041330    EMC MORTGAGE        4.875       0.009       0.500       4.366     20351201        359300        360        1901.45
13434301    NATIONAL CITY       8.500       0.009       0.250       8.241     20320901        152910        360        1175.75
17176714    WELLS FARGO         7.750       0.009       0.250       7.491     20361001        203000        360        1296.62
14858356    EMC MORTGAGE        7.750       0.009       0.500       7.241     20330901     259449.93        318           1924
17040597    EMC MORTGAGE        7.125       0.009       0.500       6.616     20300701        184950        406        1337.51
16394694    EMC MORTGAGE        8.375       0.009       0.375       7.991     20360701        336000        360        1080.71
17176768    WELLS FARGO         7.625       0.009       0.250       7.366     20201201        138000        180         1289.1
17176991    WELLS FARGO         7.250       0.009       0.250       6.991     20360601        137700        360         939.36
15415947    EMC MORTGAGE        6.750       0.009       0.500       6.241     20370201     111294.84        360         721.86
17177085    WELLS FARGO         9.625       0.009       0.250       9.366     20360701         40500        360         344.25
16629803    EMC MORTGAGE        6.000       0.009       0.500       5.491     20321101         56552        360         339.06
17147513    BANK OF AMERICA     6.375       0.009       0.250       6.116     20360501        160591        360        1001.88
17177322    WELLS FARGO         9.750       0.009       0.250       9.491     20360901        159000        360        1366.06
17177358    WELLS FARGO         9.500       0.009       0.250       9.241     20460901        292000        480        2365.38
17054655    EMC MORTGAGE        7.875       0.009       0.500       7.366     20361201     148294.93        360        1076.73
16769579    EMC MORTGAGE        8.114       0.009       0.500       7.605     20310901        170800        360        1191.85
16769745    EMC MORTGAGE        7.714       0.009       0.500       7.205     20340801        427025        360        2040.81
17176729    WELLS FARGO         6.750       0.009       0.250       6.491     20200801         54400        180          481.4
17040445    EMC MORTGAGE        8.000       0.009       0.500       7.491     20270901         64300        360         438.64
17054074    EMC MORTGAGE        7.375       0.009       0.500       6.866     20360801        575823        360        3538.91
16672762    EMC MORTGAGE        8.500       0.009       0.375       8.116     20361101        332500        360        1069.45
17176943    WELLS FARGO         7.250       0.009       0.250       6.991     20360601        188950        360        1141.57
14719107    WELLS FARGO         7.375       0.009       0.250       7.116     20340701        242500        360        2750.13
17176594    WELLS FARGO         5.750       0.009       0.250       5.491     20351001        382450        360        2231.87
17176944    WELLS FARGO         7.950       0.009       0.250       7.691     20360601        110237        360         805.05
17176761    WELLS FARGO         8.375       0.009       0.250       8.116     20351101        160632        360        1220.92
17147543    BANK OF AMERICA     6.500       0.009       0.250       6.241     20361101        233608        360        1265.38
17177530    WELLS FARGO         9.250       0.009       0.250       8.991     20361101        494945        360        4071.79
17177545    WELLS FARGO         7.000       0.009       0.250       6.741     20361101        136496        360         908.12
17177081    WELLS FARGO         8.875       0.009       0.250       8.616     20360901        151530        360        1205.65
16769930    EMC MORTGAGE        7.000       0.009       0.500       6.491     20220401        188900        360        1257.07
13496615    WELLS FARGO         8.750       0.009       0.250       8.491     20321201         53550        360         587.42
13497095    WELLS FARGO         8.375       0.009       0.250       8.116     20321101         88200        360         879.49
13503380    WELLS FARGO         7.750       0.009       0.250       7.491     20321001        360000        360        3297.63
15728990    EMC MORTGAGE        7.875       0.009       0.375       7.491     20350901        270000        360        1771.81
15729959    EMC MORTGAGE        6.500       0.009       0.250       6.241     20350601        198000        360        1251.49
15994795    EMC MORTGAGE        7.750       0.009       0.375       7.366     20360201        278190        360        1992.99
16039829    EMC MORTGAGE        9.625       0.009       0.500       9.116     20350901         77400        360          657.9
16156694    EMC MORTGAGE        8.500       0.009       0.250       8.241     20360501         79200        360         608.98

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17147541     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16227713     357    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040359     318    PUD                 1STLIEN      No            ARM       2.500        12.000     20081001    2.000    2.500
17176708     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16677496     304    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040459     351    Single Family       1STLIEN      No            ARM       2.750        12.000     20090701    2.000    2.750
17054782     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147436     348    Single Family       1STLIEN      No            ARM       3.125         1.000     20070501    1.000    3.125
17040255     326    Condominium         1STLIEN      No            ARM       3.000        12.000     20110601    2.000    3.000
17176749     342    Single Family       1STLIEN      No            ARM       3.000        12.000     20121001    1.000    3.000
17177610     475    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15414867     359    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176692     358    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177789     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040824     279    Condominium         1STLIEN      No            ARM       2.750        12.000     20070701    2.000    2.750
17176807     348    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054007     350    PUD                 1STLIEN      No            ARM       2.250        12.000     20090601    2.000    2.250
16325613     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040302     325    Single Family       1STLIEN      No            ARM       2.500        12.000     20110301    2.000    2.500
17177181     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177361     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041312     337    Single Family       1STLIEN      No            ARM       2.500        12.000     20120501    2.000    2.500
17176851     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177094     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176895     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850696     351    Single Family       1STLIEN      No            ARM       3.450         1.000     20070501    1.000    3.450
17053938     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147497     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20110701    2.000    2.250
16319833     291    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041327     341    Single Family       1STLIEN      No            ARM       2.500        12.000     20120901    2.000    2.500
15354875     315    Single Family       1STLIEN      No            ARM       4.875         6.000     20070701    1.000    4.875
17177798     195    Single Family       1STLIEN      No            ARM       2.000        12.000     20070701    1.000    2.000
17062530     348    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17003167     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177540     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040380     259    Single Family       1STLIEN      No            ARM       2.500        12.000     20071201    2.000    2.500
17176969     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177775     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16386813     293    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15783874     292    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041320     340    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041330     344    Single Family       1STLIEN      No            ARM       2.500        12.000     20121201    2.000    2.500
13434301     305    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176714     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
14858356     317    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040597     279    Single Family       1STLIEN      No            ARM       2.750        12.000     20070701    1.000    2.750
16394694     351    Single Family       1STLIEN      No            ARM       3.375         1.000     20070501    9.000    3.375
17176768     164    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176991     350    Condominium         1STLIEN      No            ARM       3.000        12.000     20130601    1.000    3.000
15415947     358    Single Family       1STLIEN      No            ARM       2.750        12.000     20080201    1.000    2.750
17177085     351    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16629803     307    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147513     349    Single Family       1STLIEN      No            ARM       2.250        12.000     20110501    2.000    2.250
17177322     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177358     473    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054655     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769579     293    Single Family       1STLIEN      No            ARM       3.100         1.000     20070501    9.000    3.100
16769745     328    Condominium         1STLIEN      No            ARM       2.700         1.000     20070501    1.000    2.700
17176729     160    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040445     245    Single Family       1STLIEN      No            ARM       2.750        12.000     20070901    2.000    2.750
17054074     352    Single Family       1STLIEN      No            ARM       2.250        12.000     20130801    1.000    2.250
16672762     355    Condominium         1STLIEN      No            ARM       3.500         1.000     20070501    9.000    3.500
17176943     350    Single Family       1STLIEN      No            ARM       3.000        12.000     20160601    1.000    3.000
14719107     327    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176594     342    Single Family       1STLIEN      No            ARM       3.000        12.000     20101001    1.000    3.000
17176944     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176761     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147543     355    Single Family       1STLIEN      No            ARM       2.250        12.000     20111101    2.000    2.250
17177530     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177545     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177081     353    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16769930     180    Single Family       1STLIEN      No            ARM       2.550         1.000     20070501    1.000    2.550
13496615     308    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
13497095     307    Manufactured Home   1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
13503380     306    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15728990     341    Condominium         1STLIEN      No            ARM       5.000         6.000     20100901    1.000    5.000
15729959     338    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15994795     346    PUD                 1STLIEN      No            ARM       2.250         6.000     20110201    1.000    2.250
16039829     341    Single Family       1STLIEN      No            ARM       6.000         6.000     20070901    2.000    6.000
16156694     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17147541       0.000      87.38    4/1/2007              N
16227713       0.000      87.44    4/1/2007              N
17040359      10.125      87.45    4/1/2007              N
17176708       0.000      87.54    4/1/2007              N
16677496       0.000      87.59    4/1/2007              N
17040459      12.375      87.59    4/1/2007              N
17054782       0.000      90.00    4/1/2007              N
17147436      10.950      87.69    4/1/2007              Y
17040255      10.500      87.72    4/1/2007              N
17176749      15.250      87.73    4/1/2007              N
17177610       0.000      87.93    4/1/2007              N
15414867       0.000      88.00    4/1/2007              N
17176692       0.000      88.00    4/1/2007              N
17177789       0.000      88.00    4/1/2007              N
17040824      13.750      88.24    4/1/2007              N
17176807       0.000      88.30    4/1/2007              N
17054007      13.750      88.32    4/1/2007              N
16325613       0.000      88.37    4/1/2007              N
17040302       9.750      88.37    4/1/2007              N
17177181       0.000      88.39    4/1/2007              N
17177361       0.000      88.44    4/1/2007              N
17041312       9.875      88.59    4/1/2007              N
17176851       0.000      88.71    4/1/2007              N
17177094       0.000      88.73    4/1/2007              N
17176895       0.000      88.74    4/1/2007              N
16850696       9.950      88.89    4/1/2007              Y
17053938       0.000      88.89    4/1/2007              N
17147497      11.125      88.90    4/1/2007              N
16319833       0.000      88.92    4/1/2007              N
17041327      10.875      88.94    4/1/2007              N
15354875      16.250      89.00    4/1/2007              N
17177798      14.500      89.00    4/1/2007              N
17062530       0.000      89.04    4/1/2007              N
17003167       0.000      89.10    4/1/2007              N
17177540       0.000      89.13    4/1/2007              N
17040380      13.125      89.16    4/1/2007              N
17176969       0.000      89.16    4/1/2007              N
17177775       0.000      89.16    4/1/2007              N
16386813       0.000      89.22    4/1/2007              N
15783874       0.000      89.28    4/1/2007              N
17041320       0.000      89.29    4/1/2007              N
17041330      10.875      89.38    4/1/2007              N
13434301       0.000      89.42    4/1/2007              N
17176714       0.000      89.43    4/1/2007              N
14858356       0.000      89.47    4/1/2007              N
17040597      10.625      89.56    4/1/2007              N
16394694       9.950      89.60    4/1/2007              Y
17176768       0.000      89.61    4/1/2007              N
17176991      19.250      89.71    4/1/2007              N
15415947      11.750      89.75    4/1/2007              N
17177085       0.000      89.76    4/1/2007              N
16629803       0.000      89.77    4/1/2007              N
17147513      11.375      89.83    4/1/2007              N
17177322       0.000      89.83    4/1/2007              N
17177358       0.000      89.85    4/1/2007              N
17054655       0.000      89.88    4/1/2007              N
16769579      12.550      89.89    4/1/2007              Y
16769745      10.550      89.90    4/1/2007              Y
17176729       0.000      89.92    4/1/2007              N
17040445      12.750      89.93    4/1/2007              N
17054074      12.375      89.97    4/1/2007              N
16672762       9.950      89.98    4/1/2007              Y
17176943      19.250      89.98    4/1/2007              N
14719107       0.000      89.98    4/1/2007              N
17176594      16.750      89.99    4/1/2007              N
17176944       0.000      89.99    4/1/2007              N
17176761       0.000      89.99    4/1/2007              N
17147543      11.500      89.99    4/1/2007              N
17177530       0.000      89.99    4/1/2007              N
17177545       0.000      90.00    4/1/2007              N
17177081       0.000      90.00    4/1/2007              N
16769930      13.450      90.00    4/1/2007              Y
13496615       0.000      90.00    4/1/2007              N
13497095       0.000      90.00    4/1/2007              N
13503380       0.000      90.00    4/1/2007              N
15728990      12.875      90.00    4/1/2007              N
15729959       0.000      90.00    4/1/2007              N
15994795      12.750      90.00    4/1/2007              N
16039829      15.625      90.00    4/1/2007              N
16156694       0.000      90.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
16306102    EMC MORTGAGE        7.375       0.009       0.250       7.116     20360701        247500        360        1709.42
16319844    GMAC                8.750       0.009       0.250       8.491     20310201        160200        360        1260.29
16325643    EMC MORTGAGE        9.675       0.009       0.500       9.166     20201102        136800        180         1167.8
16348840    WELLS FARGO         6.875       0.009       0.250       6.616     20360601         89550        360         588.28
16403556    NATIONAL CITY       7.250       0.009       0.250       6.991     20360601         81000        360         552.57
16503921    WELLS FARGO         5.125       0.009       0.250       4.866     20330701        144000        360         784.06
16504389    WELLS FARGO         6.875       0.009       0.250       6.616     20351101        279000        360        1832.84
16626103    EMC MORTGAGE        8.250       0.009       0.375       7.866     20360801        639000        360        2055.28
16629655    EMC MORTGAGE       10.400       0.009       0.500       9.891     20350901         42300        360         383.78
16694821    GMAC                9.375       0.009       0.250       9.116     20310901         99000        360         823.44
16798565    EMC MORTGAGE        6.125       0.009       0.375       5.741     20361201        247500        360         644.53
16798642    EMC MORTGAGE        8.250       0.009       0.375       7.866     20370101        558000        360        3836.25
16814174    EMC MORTGAGE        7.375       0.009       0.375       6.991     20361201        265950        360        1634.48
16850711    EMC MORTGAGE        8.500       0.009       0.500       7.991     20360801        175500        360         670.85
16850729    EMC MORTGAGE        9.000       0.009       0.500       8.491     20360801        549000        360        2277.76
16970421    EMC MORTGAGE        7.375       0.009       0.375       6.991     20361201        256410        360        1575.85
16973935    EMC MORTGAGE        8.600       0.009       0.375       8.216     20361201        247500        360        1773.75
16991406    EMC MORTGAGE        9.125       0.009       0.375       8.741     20370101         76500        360         622.43
17033979    EMC MORTGAGE        8.830       0.009       0.500       8.321     20361001        256500        360        2032.56
17040198    EMC MORTGAGE        7.500       0.009       0.500       6.991     20260801        292500        360        2035.59
17040232    EMC MORTGAGE        4.625       0.009       0.500       4.116     20340501         85500        360         439.59
17040342    EMC MORTGAGE        7.500       0.009       0.500       6.991     20271001         47700        360         333.53
17040393    EMC MORTGAGE        5.125       0.009       0.500       4.616     20330101        148500        360         808.56
17040946    EMC MORTGAGE        4.750       0.009       0.500       4.241     20331201        180000        360         938.97
17041232    EMC MORTGAGE        4.875       0.009       0.500       4.366     20350101         94500        360          500.1
17041270    EMC MORTGAGE        5.375       0.009       0.500       4.866     20360701        219600        360         967.57
17041336    EMC MORTGAGE        5.000       0.009       0.500       4.491     20360501        283500        360        1165.24
17054139    EMC MORTGAGE        7.125       0.009       0.500       6.616     20361001        126000        360         748.13
17147433    BANK OF AMERICA     6.500       0.009       0.250       6.241     20360901        128250        360         810.63
17147434    BANK OF AMERICA     7.250       0.009       0.250       6.991     20370301         76500        360         521.87
17147506    BANK OF AMERICA     6.750       0.009       0.250       6.491     20361101         75600        360         490.35
17147536    BANK OF AMERICA     6.875       0.009       0.250       6.616     20360901        211500        360        1211.72
17176586    WELLS FARGO         6.875       0.009       0.250       6.616     20360601        198000        360        1300.72
17176601    WELLS FARGO         5.875       0.009       0.250       5.616     20360901        259965        360        1537.79
17176642    WELLS FARGO         6.875       0.009       0.250       6.616     20360901        144810        360          951.3
17176727    WELLS FARGO         8.250       0.009       0.250       7.991     20350801         47700        360         358.36
17176730    WELLS FARGO         7.500       0.009       0.250       7.241     20350701        517500        360        3618.44
17176740    WELLS FARGO         7.875       0.009       0.250       7.616     20350901         78948        360         572.43
17176746    WELLS FARGO         7.500       0.009       0.250       7.241     20350801         63000        360         440.51
17176752    WELLS FARGO         7.375       0.009       0.250       7.116     20350901        603000        360        4164.78
17176797    WELLS FARGO         8.750       0.009       0.250       8.491     20360201        486000        360        3823.37
17176819    WELLS FARGO         8.875       0.009       0.250       8.616     20360501         33750        360         268.54
17176822    WELLS FARGO         8.625       0.009       0.250       8.366     20360401         85500        360         665.02
17176823    WELLS FARGO         9.250       0.009       0.250       8.991     20360401        135000        360        1110.62
17176824    WELLS FARGO         8.625       0.009       0.250       8.366     20360501         58500        360         455.01
17176827    WELLS FARGO         8.125       0.009       0.250       7.866     20360401         81000        360         601.43
17176837    WELLS FARGO         9.375       0.009       0.250       9.116     20360501        151650        360        1261.35
17176843    WELLS FARGO         8.750       0.009       0.250       8.491     20360601        139500        360        1097.45
17176848    WELLS FARGO         9.125       0.009       0.250       8.866     20360501         39150        360         318.54
17176850    WELLS FARGO         7.875       0.009       0.250       7.616     20360501        103500        360         750.45
17176860    WELLS FARGO         8.625       0.009       0.250       8.366     20360401         99000        360         770.02
17176861    WELLS FARGO         8.750       0.009       0.250       8.491     20360501        118800        360         934.61
17176865    WELLS FARGO         8.625       0.009       0.250       8.366     20360501         32400        360         252.01
17176866    WELLS FARGO         8.125       0.009       0.250       7.866     20360601         90000        360         668.25
17176872    WELLS FARGO         8.625       0.009       0.250       8.366     20360501        135000        360        1050.02
17176875    WELLS FARGO         8.375       0.009       0.250       8.116     20210501        117000        180        1143.59
17176877    WELLS FARGO         9.250       0.009       0.250       8.991     20360501         81000        360         666.37
17176888    WELLS FARGO         8.950       0.009       0.250       8.691     20360501         60300        360         483.02
17176891    WELLS FARGO         8.950       0.009       0.250       8.691     20360501         58500        360         468.61
17176905    WELLS FARGO         8.375       0.009       0.250       8.116     20360601        130500        360          991.9
17176906    WELLS FARGO         8.950       0.009       0.250       8.691     20360501         61200        360         490.23
17176912    WELLS FARGO         8.375       0.009       0.250       8.116     20360601         49500        360         376.24
17176915    WELLS FARGO         8.250       0.009       0.250       7.991     20360501        108000        360         811.37
17176920    WELLS FARGO         7.375       0.009       0.250       7.116     20360701         74700        360         515.94
17176921    WELLS FARGO         7.950       0.009       0.250       7.691     20360601         69300        360         506.09
17176922    WELLS FARGO         9.500       0.009       0.250       9.241     20360601        139500        360           1173
17176933    WELLS FARGO         7.375       0.009       0.250       7.116     20360601        211500        360        1460.78
17176936    WELLS FARGO         8.500       0.009       0.250       8.241     20360501        513000        360        3633.75
17176948    WELLS FARGO         8.000       0.009       0.250       7.741     20360601        218700        360        1604.75
17176955    WELLS FARGO         8.750       0.009       0.250       8.491     20360601         39600        360         311.54
17176957    WELLS FARGO         8.950       0.009       0.250       8.691     20360601         85500        360         684.88
17176963    WELLS FARGO         8.950       0.009       0.250       8.691     20360601        130500        360        1045.35
17176967    WELLS FARGO         8.125       0.009       0.250       7.866     20360601        342000        360        2539.35
17176984    WELLS FARGO         8.500       0.009       0.250       8.241     20360901         38313        360          294.6
17176997    WELLS FARGO         8.875       0.009       0.250       8.616     20360701         63000        360         501.26
17177001    WELLS FARGO         7.375       0.009       0.250       7.116     20360701        220500        360        1522.94
17177011    WELLS FARGO         8.500       0.009       0.250       8.241     20360701         49500        360         380.62
17177012    WELLS FARGO         8.250       0.009       0.250       7.991     20360701         67410        360         506.43
17177021    WELLS FARGO         9.875       0.009       0.250       9.616     20360701        172800        360           1422
17177028    WELLS FARGO         8.950       0.009       0.250       8.691     20360701        135000        360        1081.39

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
16306102     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16319844     286    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16325643     163    Single Family       1STLIEN      Balloon       FRM       0.000         0.000                 0.000    0.000
16348840     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16403556     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16503921     315    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16504389     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16626103     352    Single Family       1STLIEN      No            ARM       3.250         1.000     20070501    9.000    3.250
16629655     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16694821     293    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16798565     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16798642     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20140101    1.000    2.250
16814174     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    2.000    2.250
16850711     352    Single Family       1STLIEN      No            ARM       3.450         1.000     20070501    1.000    3.450
16850729     352    PUD                 1STLIEN      No            ARM       3.975         1.000     20070501    1.000    3.975
16970421     356    Single Family       1STLIEN      No            ARM       2.250        12.000     20111201    2.000    2.250
16973935     356    Single Family       1STLIEN      No            ARM       2.750         6.000     20111201    2.000    2.750
16991406     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
17033979     354    PUD                 1STLIEN      No            ARM       6.330         6.000     20081001    1.000    6.330
17040198     232    Single Family       1STLIEN      No            ARM       2.500        12.000     20070801    1.000    2.500
17040232     325    Single Family       1STLIEN      No            ARM       2.500        12.000     20110501    2.000    2.500
17040342     246    Condominium         1STLIEN      No            ARM       3.000        12.000     20071001    1.000    3.000
17040393     309    PUD                 1STLIEN      No            ARM       2.500        12.000     20080101    2.000    2.500
17040946     320    Single Family       1STLIEN      No            ARM       2.500        12.000     20081201    2.000    2.500
17041232     333    Single Family       1STLIEN      No            ARM       2.500        12.000     20100101    2.000    2.500
17041270     351    Single Family       1STLIEN      No            ARM       2.500        12.000     20130701    2.000    2.500
17041336     349    PUD                 1STLIEN      No            ARM       2.500        12.000     20130501    2.000    2.500
17054139     354    Single Family       1STLIEN      No            ARM       2.625        12.000     20161001    1.000    2.625
17147433     353    Condominium         1STLIEN      No            ARM       2.250        12.000     20110901    2.000    2.250
17147434     359    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147506     355    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147536     353    Condominium         1STLIEN      No            ARM       2.250        12.000     20110901    2.000    2.250
17176586     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176601     353    Single Family       1STLIEN      No            ARM       3.000        12.000     20130901    1.000    3.000
17176642     353    Single Family       1STLIEN      No            ARM       3.000        12.000     20130901    1.000    3.000
17176727     340    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176730     339    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176740     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176746     340    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176752     341    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176797     346    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176819     349    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176822     348    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176823     348    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176824     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176827     348    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176837     349    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176843     350    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176848     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176850     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176860     348    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176861     349    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176865     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176866     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176872     349    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176875     169    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176877     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176888     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176891     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176905     350    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176906     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176912     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176915     349    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176920     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176921     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176922     350    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176933     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176936     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176948     350    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176955     350    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176957     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176963     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176967     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176984     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176997     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177001     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177011     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177012     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177021     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177028     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
16306102       0.000      90.00    4/1/2007              N
16319844       0.000      90.00    4/1/2007              N
16325643       0.000      90.00    4/1/2007              N
16348840       0.000      90.00    4/1/2007              N
16403556       0.000      90.00    4/1/2007              N
16503921       0.000      90.00    4/1/2007              N
16504389       0.000      90.00    4/1/2007              N
16626103       9.950      90.00    4/1/2007              Y
16629655       0.000      90.00    4/1/2007              N
16694821       0.000      90.00    4/1/2007              N
16798565      11.125      90.00    4/1/2007              Y
16798642      13.250      97.58    4/1/2007              N
16814174      13.375      90.00    4/1/2007              N
16850711       9.950      90.00    4/1/2007              Y
16850729       9.950      90.00    4/1/2007              Y
16970421      12.375      90.00    4/1/2007              N
16973935      14.600      90.00    4/1/2007              N
16991406      14.125      90.00    4/1/2007              N
17033979      14.830      90.00    4/1/2007              N
17040198      13.500      90.00    4/1/2007              N
17040232       9.625      90.00    4/1/2007              N
17040342      13.500      90.00    4/1/2007              N
17040393      11.125      90.00    4/1/2007              N
17040946      10.750      90.00    4/1/2007              N
17041232      10.875      90.00    4/1/2007              N
17041270      11.375      90.00    4/1/2007              N
17041336      11.000      90.00    4/1/2007              N
17054139      12.125      90.00    4/1/2007              N
17147433      11.500      90.00    4/1/2007              N
17147434       0.000      90.00    4/1/2007              N
17147506       0.000      90.00    4/1/2007              N
17147536      11.875      90.00    4/1/2007              N
17176586       0.000      90.00    4/1/2007              N
17176601      16.875      90.00    4/1/2007              N
17176642      18.875      90.00    4/1/2007              N
17176727       0.000      90.00    4/1/2007              N
17176730       0.000      90.00    4/1/2007              N
17176740       0.000      90.00    4/1/2007              N
17176746       0.000      90.00    4/1/2007              N
17176752       0.000      90.00    4/1/2007              N
17176797       0.000      90.00    4/1/2007              N
17176819       0.000      90.00    4/1/2007              N
17176822       0.000      90.00    4/1/2007              N
17176823       0.000      90.00    4/1/2007              N
17176824       0.000      90.00    4/1/2007              N
17176827       0.000      90.00    4/1/2007              N
17176837       0.000      90.00    4/1/2007              N
17176843       0.000      90.00    4/1/2007              N
17176848       0.000      90.00    4/1/2007              N
17176850       0.000      90.00    4/1/2007              N
17176860       0.000      90.00    4/1/2007              N
17176861       0.000      90.00    4/1/2007              N
17176865       0.000      90.00    4/1/2007              N
17176866       0.000      90.00    4/1/2007              N
17176872       0.000      90.00    4/1/2007              N
17176875       0.000      90.00    4/1/2007              N
17176877       0.000      90.00    4/1/2007              N
17176888       0.000      90.00    4/1/2007              N
17176891       0.000      90.00    4/1/2007              N
17176905       0.000      90.00    4/1/2007              N
17176906       0.000      90.00    4/1/2007              N
17176912       0.000      90.00    4/1/2007              N
17176915       0.000      90.00    4/1/2007              N
17176920       0.000      90.00    4/1/2007              N
17176921       0.000      90.00    4/1/2007              N
17176922       0.000      90.00    4/1/2007              N
17176933       0.000      90.00    4/1/2007              N
17176936       0.000      90.00    4/1/2007              N
17176948       0.000      90.00    4/1/2007              N
17176955       0.000      90.00    4/1/2007              N
17176957       0.000      90.00    4/1/2007              N
17176963       0.000      90.00    4/1/2007              N
17176967       0.000      90.00    4/1/2007              N
17176984       0.000      90.00    4/1/2007              N
17176997       0.000      90.00    4/1/2007              N
17177001       0.000      90.00    4/1/2007              N
17177011       0.000      90.00    4/1/2007              N
17177012       0.000      90.00    4/1/2007              N
17177021       0.000      90.00    4/1/2007              N
17177028       0.000      90.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17177040    WELLS FARGO         6.500       0.009       0.250       6.241     20210901         77400        180         674.24
17177043    WELLS FARGO         7.875       0.009       0.250       7.616     20360701        615600        360        4463.53
17177048    WELLS FARGO         6.875       0.009       0.250       6.616     20360801        132750        360         872.07
17177064    WELLS FARGO         8.500       0.009       0.250       8.241     20360701         61650        360         474.04
17177116    WELLS FARGO         7.125       0.009       0.250       6.866     20360801         50391        360         339.49
17177128    WELLS FARGO         8.125       0.009       0.250       7.866     20360701         96300        360         715.03
17177137    WELLS FARGO         7.950       0.009       0.250       7.691     20360801        225000        360        1643.14
17177245    WELLS FARGO         9.875       0.009       0.250       9.616     20360801         93330        360         810.43
17177251    WELLS FARGO         9.375       0.009       0.250       9.116     20360801        115200        360         958.18
17177255    WELLS FARGO         6.625       0.009       0.250       6.366     20361001        198810        360        1122.08
17177258    WELLS FARGO         9.750       0.009       0.250       9.491     20460801        148500        480         1231.9
17177282    WELLS FARGO         9.950       0.009       0.250       9.691     20360901        104400        360         912.33
17177350    WELLS FARGO         9.250       0.009       0.250       8.991     20361001         90000        360         740.41
17177357    WELLS FARGO         9.500       0.009       0.250       9.241     20361001        161910        360        1361.43
17177360    WELLS FARGO         8.750       0.009       0.250       8.491     20361001        205740        360        1618.56
17177365    WELLS FARGO         8.950       0.009       0.250       8.691     20360901        197100        360        1578.83
17177380    WELLS FARGO         8.125       0.009       0.250       7.866     20360901        105300        360         781.85
17177390    WELLS FARGO         8.125       0.009       0.250       7.866     20360901        100350        360          745.1
17177433    WELLS FARGO         6.625       0.009       0.250       6.366     20361001        154800        360         991.21
17177443    WELLS FARGO         9.500       0.009       0.250       9.241     20360901         80910        360         680.34
17177487    WELLS FARGO         9.375       0.009       0.250       9.116     20361101        200250        360        1665.58
17177497    WELLS FARGO         9.500       0.009       0.250       9.241     20361001        177300        360        1490.84
17177536    WELLS FARGO         9.625       0.009       0.250       9.366     20361001        134100        360        1139.84
17177537    WELLS FARGO         9.750       0.009       0.250       9.491     20361101        124200        360        1067.07
17177577    WELLS FARGO         8.875       0.009       0.250       8.616     20361101        274500        360        2184.05
17177581    WELLS FARGO         9.750       0.009       0.250       9.491     20361101        112500        360         914.06
17177586    WELLS FARGO         8.750       0.009       0.250       8.491     20161101         81000        120        1015.15
17177625    WELLS FARGO         8.875       0.009       0.250       8.616     20361101        238500        360        1897.62
17177660    WELLS FARGO         8.250       0.009       0.250       7.991     20461201        175500        480        1253.32
17177698    WELLS FARGO         7.875       0.009       0.250       7.616     20361201        179100        360         1298.6
17177785    WELLS FARGO         7.375       0.009       0.250       7.116     20361101         90000        360         621.61
17177765    WELLS FARGO         6.625       0.009       0.250       6.366     20370201        136000        360         748.62
15843206    EMC MORTGAGE        7.125       0.009       0.500       6.616     20340501         89675        360         604.16
17041299    EMC MORTGAGE        5.500       0.009       0.500       4.991     20160101         57700        120          626.2
17054259    EMC MORTGAGE        6.000       0.009       0.500       5.491     20341101      76798.73        360         473.64
17176764    WELLS FARGO         5.750       0.009       0.250       5.491     20351101        219510        360        1051.82
15923811    EMC MORTGAGE        7.950       0.009       0.500       7.441     20350701      90435.86        342         669.08
17040905    EMC MORTGAGE        3.875       0.009       0.500       3.366     20330701        204000        360         959.28
17176498    WELLS FARGO         6.500       0.009       0.250       6.241     20321001      58120.17        310         387.41
16341630    WELLS FARGO SUB     6.000       0.009       0.500       5.491     20331101        154709        322         967.77
17054792    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360701        389576        360        2559.24
17040587    EMC MORTGAGE        7.750       0.009       0.500       7.241     20241201        125400        360         858.41
16800708    EMC MORTGAGE        7.125       0.009       0.500       6.616     20320101         86782        360         584.67
17147383    BANK OF AMERICA     8.470       0.009       0.250       8.211     20360201        121100        360         928.58
16979942    EMC MORTGAGE        6.250       0.009       0.500       5.741     20350301        123405        360         759.83
15574125    EMC MORTGAGE       10.950       0.009       0.500      10.441     20370101     109694.61        360        1040.51
16801161    EMC MORTGAGE        7.000       0.009       0.500       6.491     20280301        203000        360        1350.56
17013863    EMC MORTGAGE        8.625       0.009       0.250       8.366     20360701        316000        360        1418.98
16801070    EMC MORTGAGE        7.500       0.009       0.500       6.991     20310701        112167        360         784.29
17176661    WELLS FARGO         6.375       0.009       0.250       6.116     20370101         92400        360         576.46
17147399    BANK OF AMERICA     6.750       0.009       0.250       6.491     20360901        134000        360         869.13
17040558    EMC MORTGAGE        5.375       0.009       0.500       4.866     20340801        185000        360        1035.95
16801112    EMC MORTGAGE        7.000       0.009       0.500       6.491     20311101      92507.11        360         636.94
17176503    WELLS FARGO         5.250       0.009       0.250       4.991     20330101        412000        360        2275.08
16629727    EMC MORTGAGE        8.500       0.009       0.500       7.991     20360201     103710.54        348         803.52
17147384    BANK OF AMERICA     9.875       0.009       0.250       9.616     20210101         77900        180         831.17
15232821    EMC MORTGAGE        7.250       0.009       0.500       6.741     20320801       67341.3        307         482.84
17040960    EMC MORTGAGE        5.750       0.009       0.500       5.241     20331201        132050        322            825
17176603    WELLS FARGO         6.625       0.009       0.250       6.366     20360701         69900        360         447.58
17053841    EMC MORTGAGE       10.300       0.009       0.500       9.791     20360801     172524.84        360        1480.84
16227574    EMC MORTGAGE        6.000       0.009       0.500       5.491     20340401         79371        360         475.87
17041348    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360901        166250        360         1078.3
17040375    EMC MORTGAGE        6.125       0.009       0.500       5.616     20260501        174800        360        1078.63
17040835    EMC MORTGAGE        5.875       0.009       0.500       5.366     20320801        233700        360        1524.89
16548086    EMC MORTGAGE        7.250       0.009       0.500       6.741     20350801      185422.3        341        1285.03
17041296    EMC MORTGAGE        5.375       0.009       0.500       4.866     20351101        194892        360        1091.34
17054099    EMC MORTGAGE        8.200       0.009       0.500       7.691     20361201        290605        360         1985.8
16386529    EMC MORTGAGE        5.875       0.009       0.500       5.366     20340301     107905.06        324         664.91
16800785    EMC MORTGAGE        5.625       0.009       0.500       5.116     20340501        101349        360         583.42
17054048    EMC MORTGAGE        7.500       0.009       0.500       6.991     20360102      54448.28        360         384.57
17176852    WELLS FARGO         8.125       0.009       0.250       7.866     20360501         79800        360         592.52
17177331    WELLS FARGO         9.625       0.009       0.250       9.366     20360901        153725        360        1306.65
17040913    EMC MORTGAGE        4.000       0.009       0.500       3.491     20330701        130700        360         623.98
17147385    BANK OF AMERICA    11.375       0.009       0.250      11.116     20360301         52200        360         511.96
17177348    WELLS FARGO         7.950       0.009       0.250       7.691     20460901        461000        480        3188.11
16850985    EMC MORTGAGE        7.875       0.009       0.500       7.366     20360501        199500        360         762.58
16800710    EMC MORTGAGE        7.750       0.009       0.500       7.241     20310701     110377.93        338         804.13
16705077    WELLS FARGO         5.250       0.009       0.250       4.991     20321101        321100        360        1773.13
17040316    EMC MORTGAGE        4.875       0.009       0.500       4.366     20331101        127665        360         675.61
16990925    EMC MORTGAGE        5.750       0.009       0.500       5.241     20351201        213750        360        1247.39

(Table of Continued)


                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17177040     173    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177043     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177048     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177064     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177116     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177128     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177137     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177245     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177251     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177255     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177258     472    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177282     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177350     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177357     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177360     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177365     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177380     353    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177390     353    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177433     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177443     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177487     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177497     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177536     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177537     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177577     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177581     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177586     115    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177625     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177660     476    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177698     356    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177785     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177765     358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15843206     325    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041299     105    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054259     331    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176764     343    Condominium         1STLIEN      No            ARM       3.000        12.000     20121101    1.000    3.000
15923811     339    Single Family       1STLIEN      No            ARM       3.375         6.000     20070701    2.000    3.375
17040905     315    PUD                 1STLIEN      No            ARM       2.500        12.000     20080701    2.000    2.500
17176498     306    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341630     319    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054792     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040587     212    Single Family       1STLIEN      No            ARM       2.750        12.000     20071201    2.000    2.750
16800708     297    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147383     346    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16979942     335    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15574125     357    Single Family       1STLIEN      No            ARM       6.250         6.000     20070701    1.000    6.250
16801161     251    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17013863     351    Single Family       1STLIEN      No            ARM       3.575         1.000     20070501    9.000    3.575
16801070     291    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176661     357    Single Family       1STLIEN      No            ARM       3.000        12.000     20140101    1.000    3.000
17147399     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040558     328    Condominium         1STLIEN      No            ARM       2.500        12.000     20110801    2.000    2.500
16801112     295    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176503     309    Single Family       1STLIEN      No            ARM       3.000        12.000     20080101    1.000    3.000
16629727     346    Single Family       1STLIEN      No            ARM       5.750         6.000     20070801    2.000    5.750
17147384     165    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15232821     304    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040960     320    Single Family       1STLIEN      No            ARM       2.500        12.000     20080201    2.000    2.500
17176603     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053841     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16227574     324    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041348     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20130901    2.000    2.250
17040375     229    Single Family       1STLIEN      No            ARM       2.500        12.000     20070501    1.000    2.500
17040835     304    Single Family       1STLIEN      No            ARM       2.500        12.000     20070801    2.000    2.500
16548086     340    Single Family       1STLIEN      No            ARM       5.375         6.000     20070901    2.000    5.375
17041296     343    PUD                 1STLIEN      No            ARM       2.500        12.000     20081101    2.000    2.500
17054099     356    Single Family       1STLIEN      No            ARM       6.200         6.000     20081201    1.000    6.200
16386529     323    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16800785     325    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054048     345    Single Family       1STLIEN      No            ARM       0.500         6.000     20080102    1.000    0.500
17176852     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177331     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040913     315    Condominium         1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17147385     347    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177348     473    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16850985     349    Condominium         1STLIEN      No            ARM       2.875         1.000     20070501    1.000    2.875
16800710     291    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16705077     307    Single Family       1STLIEN      No            ARM       2.250        12.000     20071101    1.000    2.250
17040316     319    Single Family       1STLIEN      No            ARM       2.500        12.000     20101101    2.000    2.500
16990925     344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17177040       0.000      90.00    4/1/2007              N
17177043       0.000      90.00    4/1/2007              N
17177048       0.000      90.00    4/1/2007              N
17177064       0.000      90.00    4/1/2007              N
17177116       0.000      90.00    4/1/2007              N
17177128       0.000      90.00    4/1/2007              N
17177137       0.000      90.00    4/1/2007              N
17177245       0.000      90.00    4/1/2007              N
17177251       0.000      90.00    4/1/2007              N
17177255       0.000      90.00    4/1/2007              N
17177258       0.000      90.00    4/1/2007              N
17177282       0.000      90.00    4/1/2007              N
17177350       0.000      90.00    4/1/2007              N
17177357       0.000      90.00    4/1/2007              N
17177360       0.000      90.00    4/1/2007              N
17177365       0.000      90.00    4/1/2007              N
17177380       0.000      90.00    4/1/2007              N
17177390       0.000      90.00    4/1/2007              N
17177433       0.000      90.00    4/1/2007              N
17177443       0.000      90.00    4/1/2007              N
17177487       0.000      90.00    4/1/2007              N
17177497       0.000      90.00    4/1/2007              N
17177536       0.000      90.00    4/1/2007              N
17177537       0.000      90.00    4/1/2007              N
17177577       0.000      90.00    4/1/2007              N
17177581       0.000      90.00    4/1/2007              N
17177586       0.000      90.00    4/1/2007              N
17177625       0.000      90.00    4/1/2007              N
17177660       0.000      90.00    4/1/2007              N
17177698       0.000      90.00    4/1/2007              N
17177785       0.000      90.00    4/1/2007              N
17177765       0.000      90.07    4/1/2007              N
15843206       0.000      90.13    4/1/2007              N
17041299       0.000      90.16    4/1/2007              N
17054259       0.000      92.94    4/1/2007              N
17176764      16.750      90.37    4/1/2007              N
15923811      13.950      90.44    4/1/2007              N
17040905       9.875      90.67    4/1/2007              N
17176498       0.000      90.81    4/1/2007              N
16341630       0.000      91.01    4/1/2007              N
17054792       0.000      91.07    4/1/2007              N
17040587      10.000      91.20    4/1/2007              N
16800708       0.000      91.35    4/1/2007              N
17147383       0.000      91.40    4/1/2007              N
16979942       0.000      91.41    4/1/2007              N
15574125      13.950      91.41    4/1/2007              N
16801161       0.000      91.56    4/1/2007              N
17013863       9.950      91.59    4/1/2007              Y
16801070       0.000      92.32    4/1/2007              N
17176661      17.375      92.40    4/1/2007              N
17147399       0.000      92.41    4/1/2007              N
17040558      10.375      92.50    4/1/2007              N
16801112       0.000      92.51    4/1/2007              N
17176503      15.250      92.58    4/1/2007              N
16629727      14.500      92.60    4/1/2007              N
17147384       0.000      92.74    4/1/2007              N
15232821       0.000      92.88    4/1/2007              N
17040960      11.750      92.99    4/1/2007              N
17176603       0.000      93.20    4/1/2007              N
17053841       0.000     100.00    4/1/2007              N
16227574       0.000      93.38    4/1/2007              N
17041348      12.750      93.40    4/1/2007              N
17040375      13.250      93.48    4/1/2007              N
17040835      11.875      93.48    4/1/2007              N
16548086      13.250      93.65    4/1/2007              N
17041296      11.375      93.70    4/1/2007              N
17054099      14.200      93.74    4/1/2007              N
16386529       0.000      93.83    4/1/2007              N
16800785       0.000      93.84    4/1/2007              N
17054048       9.500     100.00    4/1/2007              N
17176852       0.000      93.88    4/1/2007              N
17177331       0.000      93.89    4/1/2007              N
17040913      10.000      94.03    4/1/2007              N
17147385       0.000      94.05    4/1/2007              N
17177348       0.000      94.08    4/1/2007              N
16850985       9.950      94.10    4/1/2007              Y
16800710       0.000      94.34    4/1/2007              N
16705077      10.250      94.44    4/1/2007              N
17040316      10.875      94.57    4/1/2007              N
16990925       0.000      94.58    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17176511    WELLS FARGO         6.500       0.009       0.250       6.241     20341201         89881        360         568.11
17177317    WELLS FARGO        10.500       0.009       0.250      10.241     20361101         59800        360         547.02
16061209    EMC MORTGAGE        7.625       0.009       0.500       7.116     20330501        312550        360        2212.21
17053931    EMC MORTGAGE        7.750       0.009       0.500       7.241     20350501        205650        360        1328.16
17177621    WELLS FARGO         8.250       0.009       0.250       7.991     20361101        222750        360        1673.45
16800746    EMC MORTGAGE        6.125       0.009       0.500       5.616     20321001         60712        360         368.89
16803416    EMC MORTGAGE        8.750       0.009       0.375       8.366     20370101        334200        360        2436.87
17040586    EMC MORTGAGE        6.375       0.009       0.500       5.866     20240901        108250        360         681.56
17054039    EMC MORTGAGE        6.900       0.009       0.500       6.391     20361101      170455.6        360         980.09
17040402    EMC MORTGAGE        4.250       0.009       0.500       3.741     20330601        170000        360          836.3
17054765    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360601        295400        360         1692.4
17147417    BANK OF AMERICA     6.875       0.009       0.250       6.616     20361201        181903        360        1194.98
17147510    BANK OF AMERICA     6.375       0.009       0.250       6.116     20370101        133617        360          833.6
16637382    EMC MORTGAGE        7.875       0.009       0.500       7.366     20300501        153750        360        1114.79
16637487    EMC MORTGAGE        6.375       0.009       0.500       5.866     20350601        272550        360        1700.36
17176665    WELLS FARGO         6.625       0.009       0.250       6.366     20370101        309505        360        1981.79
17176589    WELLS FARGO         8.125       0.009       0.250       7.866     20360801        116450        360         864.64
14385919    WELLS FARGO         6.000       0.009       0.250       5.741     20340501        266000        360        2244.28
15172274    EMC MORTGAGE        6.750       0.009       0.250       6.491     20350201        103550        360         671.62
16175172    EMC MORTGAGE        5.000       0.009       0.500       4.491     20331101         99750        360         535.48
16850656    EMC MORTGAGE        8.375       0.009       0.500       7.866     20360501        389500        360        1488.85
16974409    EMC MORTGAGE        8.375       0.009       0.375       7.991     20361101        183736        360        1396.53
17040377    EMC MORTGAGE        7.500       0.009       0.500       6.991     20260801        105450        360         743.59
17040809    EMC MORTGAGE        8.000       0.009       0.500       7.491     20290201        102600        360         730.32
17041255    EMC MORTGAGE        5.375       0.009       0.500       4.866     20350401        299250        360        1675.71
17147402    BANK OF AMERICA     6.375       0.009       0.250       6.116     20361201        114000        360         711.22
17147406    BANK OF AMERICA     7.000       0.009       0.250       6.741     20361101        109250        360         726.85
17147412    BANK OF AMERICA     6.625       0.009       0.250       6.366     20370301         33250        360         212.91
17147507    BANK OF AMERICA     6.750       0.009       0.250       6.491     20361001        107350        360         696.28
17147563    BANK OF AMERICA     6.750       0.009       0.250       6.491     20361201         78850        360         511.42
17176602    WELLS FARGO         6.625       0.009       0.250       6.366     20370201        203300        360        1301.75
17176632    WELLS FARGO         6.250       0.009       0.250       5.991     20360701        475000        360        2924.66
17176633    WELLS FARGO         6.875       0.009       0.250       6.616     20360801        142975        360         939.24
17176648    WELLS FARGO         7.250       0.009       0.250       6.991     20360801        124925        360         852.21
17176664    WELLS FARGO         9.000       0.009       0.250       8.741     20361001         47500        360          382.2
17176671    WELLS FARGO         8.375       0.009       0.250       8.116     20361101        199500        360        1392.34
17176700    WELLS FARGO         5.750       0.009       0.250       5.491     20340401        342000        360        1995.82
17176750    WELLS FARGO         7.950       0.009       0.250       7.691     20351001        131100        360          957.4
17176762    WELLS FARGO         7.000       0.009       0.250       6.741     20351101        118750        360         790.05
17176777    WELLS FARGO         5.750       0.009       0.250       5.491     20350801        135755        360         792.23
17176826    WELLS FARGO         9.000       0.009       0.250       8.741     20360401        228000        360        1834.54
17176855    WELLS FARGO         8.500       0.009       0.250       8.241     20360501         61655        360         474.08
17176871    WELLS FARGO         7.750       0.009       0.250       7.491     20360501        137750        360         986.86
17176882    WELLS FARGO         8.375       0.009       0.250       8.116     20360601        104500        360         794.28
17176934    WELLS FARGO         8.500       0.009       0.250       8.241     20360501        116375        360         894.83
17176935    WELLS FARGO         8.375       0.009       0.250       8.116     20360601         84550        360         642.65
17176947    WELLS FARGO         8.500       0.009       0.250       8.241     20360601        156750        360        1205.28
17176960    WELLS FARGO         8.500       0.009       0.250       8.241     20360601         47500        360         365.24
17176966    WELLS FARGO         8.750       0.009       0.250       8.491     20360601        138225        360        1087.42
17176979    WELLS FARGO         8.500       0.009       0.250       8.241     20360601         59185        360         455.09
17177020    WELLS FARGO         8.950       0.009       0.250       8.691     20360901        120555        360         965.68
17177035    WELLS FARGO         7.500       0.009       0.250       7.241     20360701        155800        360        1089.38
17177042    WELLS FARGO         7.875       0.009       0.250       7.616     20360701        195700        360        1418.97
17177044    WELLS FARGO         8.750       0.009       0.250       8.491     20360701        384750        360        3026.83
17177059    WELLS FARGO         8.625       0.009       0.250       8.366     20360701        290700        360        2089.41
17177071    WELLS FARGO         8.500       0.009       0.250       8.241     20360801         66500        360         511.33
17177078    WELLS FARGO         7.750       0.009       0.250       7.491     20360801         71250        360         510.45
17177162    WELLS FARGO         8.500       0.009       0.250       8.241     20360801         66500        360         511.33
17177231    WELLS FARGO         8.750       0.009       0.250       8.491     20360801         71250        360         560.53
17177283    WELLS FARGO         6.625       0.009       0.250       6.366     20361101        475000        360        3041.48
17177367    WELLS FARGO        10.250       0.009       0.250       9.991     20360901         70490        360         631.67
17177558    WELLS FARGO         8.500       0.009       0.250       8.241     20361001        174800        360        1344.07
17177565    WELLS FARGO         8.250       0.009       0.250       7.991     20461201        372400        480        2659.46
17177622    WELLS FARGO         8.875       0.009       0.250       8.616     20461201        248900        480        1896.01
17177781    WELLS FARGO         6.375       0.009       0.250       6.116     20360901        408500        360        1747.72
17177220    WELLS FARGO         7.000       0.009       0.250       6.741     20260901         33251        240          257.8
17177633    WELLS FARGO         8.125       0.009       0.250       7.866     20361101        102645        360         762.14
16814703    EMC MORTGAGE        7.500       0.009       0.500       6.991     20310501        104000        360         727.18
17147544    BANK OF AMERICA     6.875       0.009       0.440       6.426     20360901        277129        360        1820.55
13900628    EMC MORTGAGE        7.000       0.009       0.500       6.491     20310901        382400        360        2544.12
17054038    EMC MORTGAGE        5.500       0.009       0.500       4.991     20360501     107083.85        360         612.08
16800813    EMC MORTGAGE        6.000       0.009       0.500       5.491     20330301        148454        360         890.06
15401301    EMC MORTGAGE        7.000       0.009       0.500       6.491     20290101      53746.87        310         375.38
17041015    EMC MORTGAGE        8.375       0.009       0.500       7.866     20261001         49950        360          362.8
16341696    WELLS FARGO SUB     7.875       0.009       0.500       7.366     20300801        124025        360         964.22
16341547    WELLS FARGO SUB     7.000       0.009       0.500       6.491     20320501        144463        360          949.6
17040280    EMC MORTGAGE        5.375       0.009       0.500       4.866     20341201        191900        360        1074.58
17054051    EMC MORTGAGE        7.625       0.009       0.500       7.116     20360101      61346.81        360         438.83
17041233    EMC MORTGAGE        5.500       0.009       0.500       4.991     20351001        217035        369        1254.58
16800717    EMC MORTGAGE        7.500       0.009       0.500       6.991     20320301        169825        360        1225.74

                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17176511     332    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177317     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16061209     313    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17053931     337    Single Family       1STLIEN      No            ARM       3.250         6.000     20100501    1.000    3.250
17177621     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16800746     306    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16803416     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
17040586     209    Single Family       1STLIEN      No            ARM       2.375        12.000     20070901    1.000    2.375
17054039     355    2-4 Family          1STLIEN      No            ARM       3.375        12.000     20071101    2.000    3.375
17040402     314    Single Family       1STLIEN      No            ARM       2.500        12.000     20100601    2.000    2.500
17054765     350    Single Family       1STLIEN      No            ARM       2.250        12.000     20130601    1.000    2.250
17147417     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147510     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16637382     277    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16637487     338    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176665     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176589     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
14385919     325    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15172274     334    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16175172     319    Single Family       1STLIEN      No            ARM       2.750        12.000     20081101    5.000    2.750
16850656     349    Single Family       1STLIEN      No            ARM       3.325         1.000     20070501    1.000    3.325
16974409     355    Condominium         1STLIEN      No            ARM       2.250         6.000     20131101    1.000    2.250
17040377     232    Single Family       1STLIEN      No            ARM       2.500        12.000     20070801    1.000    2.500
17040809     262    Single Family       1STLIEN      No            ARM       3.000        12.000     20080201    2.000    3.000
17041255     336    PUD                 1STLIEN      No            ARM       3.000        12.000     20100401    2.000    3.000
17147402     356    Single Family       1STLIEN      No            ARM       2.250        12.000     20131201    2.000    2.250
17147406     355    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147412     359    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147507     354    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147563     356    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176602     358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176632     351    Townhouse           1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176633     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176648     352    Single Family       1STLIEN      No            ARM       3.000        12.000     20160801    1.000    3.000
17176664     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176671     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176700     324    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176750     342    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176762     343    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176777     340    Condominium         1STLIEN      No            ARM       2.000        12.000     20080801    1.000    2.000
17176826     348    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176855     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176871     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176882     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176934     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176935     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176947     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176960     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176966     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176979     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177020     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177035     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177042     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177044     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177059     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177071     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177078     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177162     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177231     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177283     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177367     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177558     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177565     476    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177622     476    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177781     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177220     233    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177633     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16814703     289    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147544     353    Condominium         1STLIEN      No            ARM       2.500        12.000     20110901    2.000    2.500
13900628     293    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054038     349    Condominium         1STLIEN      No            ARM       2.250        12.000     20070501    2.000    2.250
16800813     311    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15401301     261    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041015     234    Single Family       1STLIEN      No            ARM       3.250        12.000     20071001    2.000    3.250
16341696     280    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341547     301    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17040280     332    Condominium         1STLIEN      No            ARM       3.000        12.000     20091201    2.000    3.000
17054051     345    Single Family       1STLIEN      No            ARM       0.500         6.000     20080101    1.000    0.500
17041233     342    Condominium         1STLIEN      No            ARM       3.000        12.000     20100101    2.000    3.000
16800717     299    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17176511       0.000      94.61    4/1/2007              N
17177317       0.000      94.66    4/1/2007              N
16061209       0.000      94.71    4/1/2007              N
17053931      12.750      94.77    4/1/2007              N
17177621       0.000      94.79    4/1/2007              N
16800746       0.000      94.86    4/1/2007              N
16803416      13.750      94.87    4/1/2007              N
17040586      11.375      94.96    4/1/2007              N
17054039      13.000      94.96    4/1/2007              N
17040402      10.250      94.97    4/1/2007              N
17054765      11.875      94.98    4/1/2007              N
17147417       0.000      94.99    4/1/2007              N
17147510       0.000      94.99    4/1/2007              N
16637382       0.000      95.00    4/1/2007              N
16637487       0.000      95.00    4/1/2007              N
17176665       0.000      95.00    4/1/2007              N
17176589       0.000      95.00    4/1/2007              N
14385919       0.000      95.00    4/1/2007              N
15172274       0.000      95.00    4/1/2007              N
16175172      10.000      95.00    4/1/2007              N
16850656       9.950      95.00    4/1/2007              Y
16974409      13.375      95.00    4/1/2007              N
17040377      14.000      95.00    4/1/2007              N
17040809      12.625      95.00    4/1/2007              N
17041255      11.375      95.00    4/1/2007              N
17147402      11.375      95.00    4/1/2007              N
17147406       0.000      95.00    4/1/2007              N
17147412       0.000      95.00    4/1/2007              N
17147507       0.000      95.00    4/1/2007              N
17147563       0.000      95.00    4/1/2007              N
17176602       0.000      95.00    4/1/2007              N
17176632       0.000      95.00    4/1/2007              N
17176633       0.000      95.00    4/1/2007              N
17176648      19.250      95.00    4/1/2007              N
17176664       0.000      95.00    4/1/2007              N
17176671       0.000      95.00    4/1/2007              N
17176700       0.000      95.00    4/1/2007              N
17176750       0.000      95.00    4/1/2007              N
17176762       0.000      95.00    4/1/2007              N
17176777      17.750      95.00    4/1/2007              N
17176826       0.000      95.00    4/1/2007              N
17176855       0.000      95.00    4/1/2007              N
17176871       0.000      95.00    4/1/2007              N
17176882       0.000      95.00    4/1/2007              N
17176934       0.000      95.00    4/1/2007              N
17176935       0.000      95.00    4/1/2007              N
17176947       0.000      95.00    4/1/2007              N
17176960       0.000      95.00    4/1/2007              N
17176966       0.000      95.00    4/1/2007              N
17176979       0.000      95.00    4/1/2007              N
17177020       0.000      95.00    4/1/2007              N
17177035       0.000      95.00    4/1/2007              N
17177042       0.000      95.00    4/1/2007              N
17177044       0.000      95.00    4/1/2007              N
17177059       0.000      95.00    4/1/2007              N
17177071       0.000      95.00    4/1/2007              N
17177078       0.000      95.00    4/1/2007              N
17177162       0.000      95.00    4/1/2007              N
17177231       0.000      95.00    4/1/2007              N
17177283       0.000      95.00    4/1/2007              N
17177367       0.000      95.00    4/1/2007              N
17177558       0.000      95.00    4/1/2007              N
17177565       0.000      95.00    4/1/2007              N
17177622       0.000      95.00    4/1/2007              N
17177781       0.000      95.00    4/1/2007              N
17177220       0.000      95.00    4/1/2007              N
17177633       0.000      95.00    4/1/2007              N
16814703       0.000      95.41    4/1/2007              N
17147544      12.875      95.56    4/1/2007              N
13900628       0.000      95.60    4/1/2007              N
17054038      10.500      95.61    4/1/2007              N
16800813       0.000      95.78    4/1/2007              N
15401301       0.000      95.98    4/1/2007              N
17041015      14.000      96.06    4/1/2007              N
16341696       0.000      96.14    4/1/2007              N
16341547       0.000      96.31    4/1/2007              N
17040280      11.375      96.43    4/1/2007              N
17054051       9.625     100.00    4/1/2007              N
17041233      11.500      96.46    4/1/2007              N
16800717       0.000      96.49    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
16341520    WELLS FARGO SUB     5.875       0.009       0.500       5.366     20330601        146349        360         865.71
15722618    EMC MORTGAGE       10.875       0.009       0.500      10.366     20341101         72500        360         679.44
16341785    WELLS FARGO SUB     6.250       0.009       0.500       5.741     20340301         75404        360         464.28
16814700    EMC MORTGAGE        6.000       0.009       0.500       5.491     20330501        245616        360         1472.6
16722771    EMC MORTGAGE        8.500       0.009       0.500       7.991     20250701         43650        360         335.64
17176638    WELLS FARGO         5.875       0.009       0.250       5.616     20360801        208065        360        1230.78
16202891    WELLS FARGO         5.625       0.009       0.250       5.366     20351001        147900        360          851.4
15415073    EMC MORTGAGE        6.375       0.009       0.500       5.866     20321101     149892.04        310         987.35
16801034    EMC MORTGAGE        7.000       0.009       0.500       6.491     20290501        107750        360         716.86
16040038    EMC MORTGAGE        6.250       0.009       0.500       5.741     20340901        112238        360         691.07
15848880    WELLS FARGO SUB     7.250       0.009       0.500       6.741     20310228         85956        294         625.82
17041241    EMC MORTGAGE        5.750       0.009       0.500       5.241     20350201        233459        360         1362.4
15414645    EMC MORTGAGE        6.000       0.009       0.500       5.491     20330101      83077.09        310         527.86
16504651    WELLS FARGO         8.000       0.009       0.250       7.741     20270301         67000        360         491.63
17054852    EMC MORTGAGE        6.875       0.009       0.500       6.366     20361101     105786.55        360         696.35
16800820    EMC MORTGAGE        5.750       0.009       0.500       5.241     20330401        171705        360        1002.02
15414853    EMC MORTGAGE        8.500       0.009       0.500       7.991     20300101     145345.78        273        1204.97
17147550    BANK OF AMERICA     6.125       0.009       0.440       5.676     20360801        121986        360          741.2
16800851    EMC MORTGAGE        5.875       0.009       0.500       5.366     20350801        135867        360          803.7
17147476    BANK OF AMERICA     6.750       0.009       0.440       6.301     20360701         84671        360         549.18
17147442    BANK OF AMERICA     8.000       0.009       0.440       7.551     20360901        135769        360         996.23
17147468    BANK OF AMERICA     6.500       0.009       0.440       6.051     20360601        195433        360        1235.27
15415419    EMC MORTGAGE        8.000       0.009       0.500       7.491     20290401        167587        360         1229.7
16800722    EMC MORTGAGE        7.500       0.009       0.500       6.991     20320901         66330        360         463.79
15847965    WELLS FARGO         7.500       0.009       0.250       7.241     20350601        139977        360        1052.56
17054733    EMC MORTGAGE        5.270       0.009       0.500       4.761     20360501     126145.58        360         707.31
13900600    EMC MORTGAGE        7.500       0.009       0.500       6.991     20320401         71090        360         497.07
15843179    EMC MORTGAGE        6.000       0.009       0.500       5.491     20370201      232266.8        360        1392.56
17054848    EMC MORTGAGE        6.750       0.009       0.500       6.241     20361001      77116.59        360         501.05
16039991    EMC MORTGAGE        5.750       0.009       0.500       5.241     20311201     146633.45        298         925.27
16386817    EMC MORTGAGE        7.375       0.009       0.500       6.866     20311101         64424        360         444.96
16800964    EMC MORTGAGE        8.500       0.009       0.500       7.991     20300601        111084        360         854.14
16341685    WELLS FARGO SUB     6.500       0.009       0.500       5.991     20320901        160700        360        1015.73
15414676    EMC MORTGAGE        6.000       0.009       0.500       5.491     20330101         67458        360         404.44
17147473    BANK OF AMERICA     6.875       0.009       0.440       6.426     20210901         59529        180         530.92
15986581    EMC MORTGAGE        5.500       0.009       0.500       4.991     20311001         64490        360         366.17
17147505    BANK OF AMERICA     6.000       0.009       0.440       5.551     20210401        112807        180         951.93
17176509    WELLS FARGO         5.625       0.009       0.250       5.366     20340401         89294        360         514.03
17147439    BANK OF AMERICA     6.875       0.009       0.440       6.426     20360901         99216        360         651.78
17147463    BANK OF AMERICA     6.000       0.009       0.440       5.551     20360701        195158        360        1170.07
17053977    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360301     115201.83        360         762.69
17053978    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360301     115201.83        360         762.69
17147572    BANK OF AMERICA     6.000       0.009       0.375       5.616     20360701        114200        360         730.37
17147381    BANK OF AMERICA     7.625       0.009       0.440       7.176     20170801         72000        360         509.62
16814482    EMC MORTGAGE        6.250       0.009       0.500       5.741     20340901      78416.42        341         492.12
17054014    EMC MORTGAGE        7.125       0.009       0.500       6.616     20460801     136199.96        480         808.68
16100852    EMC MORTGAGE        5.750       0.009       0.500       5.241     20350601     210975.16        341        1257.25
17054594    EMC MORTGAGE        8.625       0.009       0.500       8.116     20360701        170380        360         1325.2
16341518    WELLS FARGO SUB     6.000       0.009       0.500       5.491     20370201        158589        360         950.82
15415034    EMC MORTGAGE        7.625       0.009       0.500       7.116     20241201        117200        360          811.5
15415340    EMC MORTGAGE        8.000       0.009       0.500       7.491     20271101     114728.77        248         947.16
16386527    EMC MORTGAGE        5.500       0.009       0.500       4.991     20330901     144848.69        319         865.03
16994694    EMC MORTGAGE        6.875       0.009       0.500       6.366     20351201        174900        360        1148.97
16722658    EMC MORTGAGE        7.000       0.009       0.500       6.491     20351201     124939.01        346         841.25
17054052    EMC MORTGAGE        6.750       0.009       0.500       6.241     20460701        192300        480        1081.69
16325693    EMC MORTGAGE        6.375       0.009       0.500       5.866     20351101        115500        360         720.57
16406558    EMC MORTGAGE        7.625       0.009       0.500       7.116     20351201         48000        360         339.74
16627053    HOMEBANC            7.875       0.009       0.420       6.836     20360901        319181        360        2094.63
16629616    EMC MORTGAGE        7.375       0.009       0.500       6.866     20350701        144500        360         998.03
16650533    EMC MORTGAGE        9.000       0.009       0.375       8.616     20360801        106000        360          852.9
16778101    EMC MORTGAGE        8.750       0.009       0.375       8.366     20361201        490000        360        3572.92
16798222    EMC MORTGAGE       10.500       0.009       0.375      10.116     20370101        110000        360        1006.21
16800684    EMC MORTGAGE        6.500       0.009       0.500       5.991     20170701         44083        180         384.01
16801106    EMC MORTGAGE        7.000       0.009       0.500       6.491     20261001        132525        300         936.66
16801150    EMC MORTGAGE        6.500       0.009       0.500       5.991     20280901        186450        360        1178.49
16991402    EMC MORTGAGE        8.500       0.009       0.375       8.116     20370101        397653        360        2816.71
17003175    EMC MORTGAGE        8.000       0.009       0.500       7.491     20360901        235000        360        1565.62
17003179    EMC MORTGAGE        7.375       0.009       0.500       6.866     20361101        415000        360        2451.67
17040242    EMC MORTGAGE        5.125       0.009       0.500       4.616     20350101        115000        360         626.16
17040243    EMC MORTGAGE        4.750       0.009       0.500       4.241     20350101        189900        360         990.61
17040573    EMC MORTGAGE        4.625       0.009       0.500       4.116     20330701        142500        360         732.65
17040633    EMC MORTGAGE        7.125       0.009       0.500       6.616     20220501        100350        360         657.18
17040880    EMC MORTGAGE        6.250       0.009       0.500       5.741     20320701        167375        360        1030.56
17040887    EMC MORTGAGE        5.625       0.009       0.500       5.116     20321101         46500        360         267.68
17041240    EMC MORTGAGE        4.875       0.009       0.500       4.366     20350301        124600        360         659.39
17041261    EMC MORTGAGE        5.500       0.009       0.500       4.991     20350401         83000        360         471.26
17041343    EMC MORTGAGE        6.875       0.009       0.500       6.366     20360801         99000        360         650.36
17041347    EMC MORTGAGE        6.750       0.009       0.500       6.241     20360901        149000        360         966.42
17054072    EMC MORTGAGE        7.000       0.009       0.500       6.491     20360701        955000        360        5570.83
17147386    BANK OF AMERICA    12.000       0.009       0.250      11.741     20360701        128000        360        1316.62

                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
16341520     314    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15722618     331    Single Family       1STLIEN      No            ARM       5.500         6.000     20070501    1.000    5.500
16341785     323    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16814700     313    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16722771     219    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176638     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16202891     342    Single Family       1STLIEN      No            ARM       2.750        12.000     20101001    1.000    2.750
15415073     307    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801034     265    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16040038     329    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15848880     286    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17041241     334    Condominium         1STLIEN      No            ARM       3.000        12.000     20100201    2.000    3.000
15414645     309    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16504651     239    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054852     355    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16800820     312    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15414853     273    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147550     352    Single Family       1STLIEN      No            ARM       2.500        12.000     20090801    1.000    2.500
16800851     340    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147476     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147442     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147468     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15415419     264    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16800722     305    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15847965     338    Single Family       1STLIEN      No            ARM       4.750         6.000     20070601    1.000    4.750
17054733     349    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
13900600     300    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15843179     358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054848     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16039991     296    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16386817     295    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16800964     278    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341685     305    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15414676     309    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147473     173    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15986581     294    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147505     168    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176509     324    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147439     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20080901    1.000    2.250
17147463     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20070701    1.000    2.250
17053977     347    Single Family       1STLIEN      No            ARM       2.250        12.000     20110301    1.000    2.250
17053978     347    Single Family       1STLIEN      No            ARM       2.250        12.000     20110301    1.000    2.250
17147572     351    Single Family       1STLIEN      No            ARM       2.250        12.000     20090701    2.000    2.250
17147381     124    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16814482     329    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17054014     472    2-4 Family          1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16100852     338    Single Family       1STLIEN      No            ARM       2.250        12.000     20080101    1.000    2.250
17054594     351    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341518     358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15415034     212    Single Family       1STLIEN      No            ARM       2.750        12.000     20071201    1.000    2.750
15415340     247    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16386527     317    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16994694     344    Single Family       1STLIEN      No            ARM       2.875         6.000     20101201    2.000    2.875
16722658     344    PUD                 1STLIEN      No            ARM       4.375         6.000     20070801    2.000    4.375
17054052     471    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16325693     343    Single Family       1STLIEN      No            ARM       2.750        12.000     20101101    2.000    2.750
16406558     344    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16627053     353    PUD                 1STLIEN      No            ARM       2.250        12.000     20110901    2.000    2.250
16629616     339    Single Family       1STLIEN      No            ARM       4.000         6.000     20070701    2.000    4.000
16650533     352    Single Family       1STLIEN      No            ARM       2.250         6.000     20110801    1.000    2.250
16778101     356    2-4 Family          1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16798222     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20140101    1.000    2.250
16800684     123    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801106     234    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801150     257    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16991402     357    PUD                 1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
17003175     353    Single Family       1STLIEN      No            ARM       2.250         6.000     20110901    2.000    2.250
17003179     355    Single Family       1STLIEN      No            ARM       2.250         6.000     20111101    2.000    2.250
17040242     333    Single Family       1STLIEN      No            ARM       3.000        12.000     20120101    2.000    3.000
17040243     333    Single Family       1STLIEN      No            ARM       3.000        12.000     20100101    2.000    3.000
17040573     315    Single Family       1STLIEN      No            ARM       2.500        12.000     20100701    2.000    2.500
17040633     181    Single Family       1STLIEN      No            ARM       2.750        12.000     20070501    2.000    2.750
17040880     303    PUD                 1STLIEN      No            ARM       2.500        12.000     20090701    2.000    2.500
17040887     307    Single Family       1STLIEN      No            ARM       2.500        12.000     20071101    2.000    2.500
17041240     335    Single Family       1STLIEN      No            ARM       2.500        12.000     20100301    2.000    2.500
17041261     336    PUD                 1STLIEN      No            ARM       3.000        12.000     20120401    2.000    3.000
17041343     352    Single Family       1STLIEN      No            ARM       2.250        12.000     20130801    2.000    2.250
17041347     353    Single Family       1STLIEN      No            ARM       2.250        12.000     20130901    2.000    2.250
17054072     351    Condominium         1STLIEN      No            ARM       2.250        12.000     20130701    1.000    2.250
17147386     351    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
16341520      0.000      96.65    4/1/2007              N
15722618     14.500      96.67    4/1/2007              N
16341785      0.000      96.67    4/1/2007              N
16814700      0.000      96.70    4/1/2007              N
16722771      0.000      97.00    4/1/2007              N
17176638      0.000      97.00    4/1/2007              N
16202891     10.625      97.30    4/1/2007              N
15415073      0.000      97.33    4/1/2007              N
16801034      0.000      97.41    4/1/2007              N
16040038      0.000      97.60    4/1/2007              N
15848880      0.000      97.68    4/1/2007              N
17041241     11.750      97.68    4/1/2007              N
15414645      0.000      97.74    4/1/2007              N
16504651      0.000      97.81    4/1/2007              N
17054852      0.000     100.00    4/1/2007              N
16800820      0.000      98.12    4/1/2007              N
15414853      0.000      98.21    4/1/2007              N
17147550     11.125      98.45    4/1/2007              N
16800851      0.000      98.45    4/1/2007              N
17147476      0.000      98.45    4/1/2007              N
17147442      0.000      98.45    4/1/2007              N
17147468      0.000      98.45    4/1/2007              N
15415419      0.000      98.58    4/1/2007              N
16800722      0.000      98.63    4/1/2007              N
15847965     13.500      98.68    4/1/2007              N
17054733      0.000      98.71    4/1/2007              N
13900600      0.000      98.74    4/1/2007              N
15843179      0.000      98.84    4/1/2007              N
17054848      0.000      98.87    4/1/2007              N
16039991      0.000      99.08    4/1/2007              N
16386817      0.000      99.11    4/1/2007              N
16800964      0.000      99.18    4/1/2007              N
16341685      0.000      99.20    4/1/2007              N
15414676      0.000      99.21    4/1/2007              N
17147473      0.000      99.22    4/1/2007              N
15986581      0.000      99.22    4/1/2007              N
17147505      0.000      99.22    4/1/2007              N
17176509      0.000      99.22    4/1/2007              N
17147439     11.875      99.22    4/1/2007              N
17147463     11.000      99.22    4/1/2007              N
17053977     11.875      99.23    4/1/2007              N
17053978     11.875      99.23    4/1/2007              N
17147572     11.000      99.30    4/1/2007              N
17147381      0.000      99.31    4/1/2007              N
16814482      0.000      99.39    4/1/2007              N
17054014      0.000      99.42    4/1/2007              N
16100852      9.750      99.52    4/1/2007              N
17054594      0.000      99.64    4/1/2007              N
16341518      0.000      99.74    4/1/2007              N
15415034     12.500      99.74    4/1/2007              N
15415340      0.000      99.76    4/1/2007              N
16386527      0.000      99.90    4/1/2007              N
16994694     12.875      99.94    4/1/2007              N
16722658     13.000      99.95    4/1/2007              N
17054052      0.000      99.98    4/1/2007              N
16325693     11.375     100.00    4/1/2007              N
16406558      0.000     100.00    4/1/2007              N
16627053     13.875     100.00    4/1/2007              N
16629616     13.375     100.00    4/1/2007              N
16650533     14.000     100.00    4/1/2007              N
16778101     13.750     100.00    4/1/2007              N
16798222     15.500     100.00    4/1/2007              N
16800684      0.000     100.00    4/1/2007              N
16801106      0.000     100.00    4/1/2007              N
16801150      0.000     100.00    4/1/2007              N
16991402     13.500     100.00    4/1/2007              N
17003175     14.000     100.00    4/1/2007              N
17003179     13.375     100.00    4/1/2007              N
17040242     11.125     100.00    4/1/2007              N
17040243     10.750     100.00    4/1/2007              N
17040573     10.625     100.00    4/1/2007              N
17040633     10.625     100.00    4/1/2007              N
17040880     12.250     100.00    4/1/2007              N
17040887     11.625     100.00    4/1/2007              N
17041240     10.875     100.00    4/1/2007              N
17041261     11.500     100.00    4/1/2007              N
17041343     12.875     100.00    4/1/2007              N
17041347     12.750     100.00    4/1/2007              N
17054072     12.000     100.00    4/1/2007              N
17147386      0.000     100.00    4/1/2007              N


                               CURRENT_                           CURRENT_                                STATED_
                               GROSS_                               NET_     MATURITY_      ORIGINAL_    ORIGINAL_
LOAN_SEQ    SERVICER           COUPON       MSERV     SERV_FEE     COUPON      DATE          BALANCE       TERM        PAYMENT
17147478    BANK OF AMERICA     7.000       0.009       0.250       6.741     20360901        128000        360         851.59
17147551    BANK OF AMERICA     6.000       0.009       0.250       5.741     20361201         68000        360          407.7
17176616    WELLS FARGO         7.375       0.009       0.250       7.116     20360801        218984        360        1512.47
17176646    WELLS FARGO         6.750       0.009       0.250       6.491     20360901        104050        360         674.87
17176647    WELLS FARGO         6.875       0.009       0.250       6.616     20360801        205000        360         1346.7
17176673    WELLS FARGO         6.750       0.009       0.250       6.491     20361001        177700        360        1152.56
17177418    WELLS FARGO         6.750       0.009       0.250       6.491     20360801        268000        360        1738.24
17177420    WELLS FARGO         7.250       0.009       0.250       6.991     20360801        318900        360        2175.46
17177656    WELLS FARGO         6.375       0.009       0.250       6.116     20361201        243000        360        1516.01
17177730    WELLS FARGO         8.250       0.009       0.250       7.991     20461201         89900        480         642.02
17177772    WELLS FARGO         6.375       0.009       0.250       6.116     20370101        170000        360        1060.58
17177787    WELLS FARGO         6.875       0.009       0.250       6.616     20361201        233343        360         1532.9
17177791    WELLS FARGO         6.875       0.009       0.250       6.616     20290101         51510        360         338.39
17177792    WELLS FARGO         8.400       0.009       0.250       8.141     20310301         57500        360         438.06
17177794    WELLS FARGO         7.030       0.009       0.250       6.771     20320801         30000        360          200.2
17177795    WELLS FARGO         6.500       0.009       0.250       6.241     20340801         46000        360         290.76
17177800    WELLS FARGO         9.000       0.009       0.250       8.741     20260801         48500        360         390.25
17177803    WELLS FARGO         7.000       0.009       0.250       6.741     20290101         79000        360         525.59
17177806    WELLS FARGO         7.500       0.009       0.250       7.241     20290701         66000        360         461.48
17177807    WELLS FARGO         8.000       0.009       0.250       7.741     20300901        104900        360         769.72
16790992    EMC MORTGAGE        8.250       0.009       0.375       7.866     20361201         76000        360         570.96
16824255    EMC MORTGAGE        7.500       0.009       0.375       7.116     20370101        255000        360        1593.75
16991403    EMC MORTGAGE        8.375       0.009       0.375       7.991     20370101        179000        360        1360.53
17147560    BANK OF AMERICA     6.875       0.009       0.440       6.426     20360601        229900        360        1510.28
17147389    BANK OF AMERICA     7.750       0.009       0.440       7.301     20250901         44427        360         318.28
16801140    EMC MORTGAGE        7.500       0.009       0.500       6.991     20310101        104278        360         729.13
16341693    WELLS FARGO SUB     6.375       0.009       0.500       5.866     20370201         74642        360         465.67
16341712    WELLS FARGO SUB     6.500       0.009       0.500       5.991     20361101         64059        360         404.89
17176502    WELLS FARGO         5.250       0.009       0.250       4.991     20330101        308000        360        1700.79
15783731    EMC MORTGAGE        5.450       0.009       0.500       4.941     20370401     186944.11        360         1055.6
16341543    WELLS FARGO SUB     6.250       0.009       0.500       5.741     20290801        131416        270         907.72
16341511    WELLS FARGO SUB     6.375       0.009       0.500       5.866     20340201        149660        325         968.07
17177801    WELLS FARGO         8.500       0.009       0.250       8.241     20270701         81000        360         622.82
16341530    WELLS FARGO SUB     7.250       0.009       0.500       6.741     20310301        142588        360        1033.78
17177793    WELLS FARGO         6.240       0.009       0.250       5.981     20320601         71000        360          436.7
16801003    EMC MORTGAGE        5.875       0.009       0.500       5.366     20330601        138198        360          817.5
17177808    WELLS FARGO         7.500       0.009       0.250       7.241     20280701      81932.15        262         636.48
17177804    WELLS FARGO         8.000       0.009       0.250       7.741     20291201         54000        360         396.23
17177790    WELLS FARGO         7.375       0.009       0.250       7.116     20320701         44497        360         307.33
17032695    EMC MORTGAGE        6.500       0.009       0.500       5.991     20360201         97042        360         613.37
17147518    BANK OF AMERICA     6.875       0.009       0.440       6.426     20210801         71505        180         637.73
17177802    WELLS FARGO         7.125       0.009       0.250       6.866     20281001         92000        360         619.82
15634699    EMC MORTGAGE        6.125       0.009       0.500       5.616     20330901     107722.95        318         685.67
16341799    WELLS FARGO SUB     6.000       0.009       0.500       5.491     20330430         92478        316         582.93
17177799    WELLS FARGO         8.000       0.009       0.250       7.741     20250901         37000        360          271.5
16801162    EMC MORTGAGE        7.375       0.009       0.500       6.866     20290701        166860        360        1152.46
17030613    EMC MORTGAGE        5.750       0.009       0.500       5.241     20371201      81376.98        370         474.89
15849434    WELLS FARGO SUB     8.500       0.009       0.500       7.991     20271031         78292        250         669.17
17176695    WELLS FARGO         6.750       0.009       0.250       6.491     20320401        107800        360         699.19
17147559    BANK OF AMERICA     6.875       0.009       0.440       6.426     20360801        210215        360        1380.97
17147487    BANK OF AMERICA     6.500       0.009       0.440       6.051     20360801        284075        360        1795.55
17147565    BANK OF AMERICA     5.250       0.009       0.250       4.991     20331001         75800        360         418.57
16801033    EMC MORTGAGE        7.875       0.009       0.500       7.366     20290301      52023.01        284         404.52
15414930    EMC MORTGAGE        6.500       0.009       0.500       5.991     20370201     173125.02        360        1131.11
17147382    BANK OF AMERICA     8.125       0.009       0.440       7.676     20180801         53400        360          396.5
15414816    EMC MORTGAGE        6.250       0.009       0.500       5.741     20340401      49299.33        327         314.25
15195073    WELLS FARGO SUB     6.500       0.009       0.500       5.991     20340901         63642        331         413.98
17176701    WELLS FARGO         6.000       0.009       0.250       5.741     20340301         83349        360         499.72
15195139    WELLS FARGO SUB     7.000       0.009       0.500       6.491     20320901         86049        308         602.38
16341501    WELLS FARGO SUB     6.000       0.009       0.500       5.491     20340228        127354        326         792.72
15415515    EMC MORTGAGE        6.000       0.009       0.500       5.491     20340101     147583.06        321         924.35
17176704    WELLS FARGO         5.875       0.009       0.250       5.616     20341101     132629.25        334         807.32
16341852    WELLS FARGO SUB     6.750       0.009       0.500       6.241     20370101        166440        360        1079.53
16801149    EMC MORTGAGE        6.500       0.009       0.500       5.991     20130501        119950        180         1044.9
16341473    WELLS FARGO SUB     7.000       0.009       0.500       6.491     20341001        155010        336        1053.46
16341754    WELLS FARGO SUB     6.875       0.009       0.500       6.366     20320201         95291        300         665.91
12801890    EMC MORTGAGE        7.000       0.009       0.500       6.491     20210601      53068.82        180         410.39

                                                                                                       NEXT_
            STATED_                                                                                    RATE_       PER_
              REM_                                                 AMORT_                              ADJ_        RATE_    MIN_
LOAN_SEQ      TERM     PROPTYPE           LIEN      BALLOON         TYPE      MARGIN       ADJ_FREQ    DATE1       CAP      RATE
17147478     353    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147551     356    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176616     352    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176646     353    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176647     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176673     354    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177418     352    Single Family       1STLIEN      No            ARM       2.000        12.000     20110801    1.000    2.000
17177420     352    Single Family       1STLIEN      No            ARM       2.000        12.000     20110801    1.000    2.000
17177656     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177730     476    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177772     357    Condominium         1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177787     356    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177791     261    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177792     287    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177794     304    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177795     328    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177800     232    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177803     261    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177806     267    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177807     281    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16790992     356    Single Family       1STLIEN      No            ARM       2.250         6.000     20111201    1.000    2.250
16824255     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
16991403     357    Single Family       1STLIEN      No            ARM       2.250         6.000     20120101    1.000    2.250
17147560     350    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147389     221    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801140     285    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341693     358    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341712     355    Single Family       1STLIEN      No            ARM       3.000        12.000     20071102    1.000    3.000
17176502     309    Condominium         1STLIEN      No            ARM       3.000        12.000     20080101    1.000    3.000
15783731     360    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341543     268    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341511     322    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177801     243    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341530     287    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177793     302    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801003     314    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177808     255    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177804     272    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177790     303    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17032695     346    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147518     172    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177802     258    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15634699     317    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341799     312    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17177799     221    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801162     267    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17030613     368    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15849434     246    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176695     300    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147559     352    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147487     352    Townhouse           1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147565     318    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801033     263    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15414930     358    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17147382     136    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15414816     324    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15195073     329    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176701     323    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15195139     305    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341501     322    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
15415515     321    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
17176704     331    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341852     357    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16801149      73    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341473     330    Single Family       1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
16341754     298    PUD                 1STLIEN      No            FRM       0.000         0.000                 0.000    0.000
12801890     170    Townhouse           1STLIEN      No            FRM       0.000         0.000                 0.000    0.000

(Table of Continued)




              MAX_                                      NEG
LOAN_SEQ      RATE        CLTV     CUT-OFF     SIMPLE   AM
17147478      0.000     100.00    4/1/2007              N
17147551      0.000     100.00    4/1/2007              N
17176616      0.000     100.00    4/1/2007              N
17176646      0.000     100.00    4/1/2007              N
17176647      0.000     100.00    4/1/2007              N
17176673      0.000     100.00    4/1/2007              N
17177418     18.750     100.00    4/1/2007              N
17177420     19.250     100.00    4/1/2007              N
17177656      0.000     100.00    4/1/2007              N
17177730      0.000     100.00    4/1/2007              N
17177772      0.000     100.00    4/1/2007              N
17177787      0.000     100.00    4/1/2007              N
17177791      0.000     100.00    4/1/2007              N
17177792      0.000     100.00    4/1/2007              N
17177794      0.000     100.00    4/1/2007              N
17177795      0.000     100.00    4/1/2007              N
17177800      0.000     100.00    4/1/2007              N
17177803      0.000     100.00    4/1/2007              N
17177806      0.000     100.00    4/1/2007              N
17177807      0.000     100.00    4/1/2007              N
16790992     13.250     100.00    4/1/2007              N
16824255     12.500     100.00    4/1/2007              N
16991403     13.375     100.00    4/1/2007              N
17147560      0.000     100.00    4/1/2007              N
17147389      0.000     100.00    4/1/2007              N
16801140      0.000     100.46    4/1/2007              N
16341693      0.000     100.87    4/1/2007              N
16341712     12.500     100.88    4/1/2007              N
17176502     15.250     100.98    4/1/2007              N
15783731      0.000     101.05    4/1/2007              N
16341543      0.000     101.09    4/1/2007              N
16341511      0.000     101.12    4/1/2007              N
17177801      0.000     101.38    4/1/2007              N
16341530      0.000     101.49    4/1/2007              N
17177793      0.000     101.57    4/1/2007              N
16801003      0.000     101.62    4/1/2007              N
17177808      0.000     101.65    4/1/2007              N
17177804      0.000     101.89    4/1/2007              N
17177790      0.000     102.00    4/1/2007              N
17032695      0.000     102.15    4/1/2007              N
17147518      0.000     102.15    4/1/2007              N
17177802      0.000     102.34    4/1/2007              N
15634699      0.000     102.59    4/1/2007              N
16341799      0.000     102.75    4/1/2007              N
17177799      0.000     102.78    4/1/2007              N
16801162      0.000     103.00    4/1/2007              N
17030613      0.000     103.01    4/1/2007              N
15849434      0.000     103.02    4/1/2007              N
17176695      0.000     103.16    4/1/2007              N
17147559      0.000     103.30    4/1/2007              N
17147487      0.000     103.30    4/1/2007              N
17147565      0.000     103.84    4/1/2007              N
16801033      0.000     104.05    4/1/2007              N
15414930      0.000     104.29    4/1/2007              N
17147382      0.000     104.70    4/1/2007              N
15414816      0.000     104.89    4/1/2007              N
15195073      0.000     105.37    4/1/2007              N
17176701      0.000     105.51    4/1/2007              N
15195139      0.000     107.56    4/1/2007              N
16341501      0.000     107.93    4/1/2007              N
15415515      0.000     109.73    4/1/2007              N
17176704      0.000     112.40    4/1/2007              N
16341852      0.000     112.46    4/1/2007              N
16801149      0.000     117.83    4/1/2007              N
16341473      0.000     119.24    4/1/2007              N
16341754      0.000     127.05    4/1/2007              N
12801890      0.000     147.93    4/1/2007              N

                                                                       EXHIBIT C

                                   [Reserved]

                                                                       EXHIBIT D

                               TRANSFER AFFIDAVIT

STATE OF     )
             ) ss.:
COUNTY OF    )

The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of _______________, the proposed Transferee of an Ownership Interest in a Class R-[__] Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2007 (the "Agreement"), by and among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation as sponsor, Wells Fargo Bank, National Association, as master servicer and securities administrator, and Citibank, N.A., as trustee, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 6.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the

Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee and the Securities Administrator a certificate substantially in the form set forth as Exhibit E to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class R Certificates.

         8. The Transferee's taxpayer identification number is _____.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Class R Certificate may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. In addition, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and the Transferee hereby represents that it intends to pay taxes associated with holding the residual interest as they become due.

         11. Transferee is not a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer.

         12. The Transferee will not transfer the Class R Certificate, directly or indirectly, to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

         13. The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

         14. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class R Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

                                      * * *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _____________, 20__.

                                    [NAME OF TRANSFEREE]


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:
[Corporate Seal]

ATTEST:

-------------------------
[Assistant] Secretary

Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ____ day of _______, 20__.

------------------------------


                                    --------------------------------------------
                                                 NOTARY PUBLIC
                                    My Commission expires the ___ day
                                    of _______________, 20__.

                                                          EXHIBIT 1 TO EXHIBIT D

                               Certain Definitions

"Ownership Interest": As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

"Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners), or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

"Person": Any individual, corporation, limited liability company, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

"Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

"Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                          EXHIBIT 2 TO EXHIBIT D

                        Section 6.02(c) of the Agreement

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate which shall always be issued as a physical certificate and not as a Book-Entry Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Certificate Registrar shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee and the Certificate Registrar under subparagraph (b) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Certificate Registrar shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Certificate Registrar shall be paid and delivered by the Certificate Registrar to the last preceding Permitted Transferee of such Certificate.

                  (v) The Securities Administrator shall make available within 60 days of written request from the Trustee or Certificate Registrar, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee and the Certificate Registrar of an Opinion of Counsel addressed to the Trustee and the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Certificate Registrar, the Sponsor, any Servicer or the Master Servicer to the effect that the elimination of such restrictions will not cause the REMIC I and/or REMIC II, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee and the Certificate Registrar, is reasonably necessary
(a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                                                       EXHIBIT E

                       FORM OF TRANSFEROR CERTIFICATE FOR
                            NON-OFFERED CERTIFICATES

                                                                Date:___________

Wells Fargo Bank, National Association
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Citibank, N.A.,
  as Trustee
388 Greenwich Street, 14th Floor
New York, New York  10013
Attention:  Structured Finance Agency & Trust - BSABS 2007-SD3

         Re: Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3________

Ladies and Gentlemen:

         In connection with our disposition of the Class [____] Certificates, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of April 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as Sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and Citibank, N.A., as Trustee, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3.

                                    Very truly yours,

                                    --------------------------------------------
                                    Name of Transferor


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT F

                  FORM OF INVESTMENT LETTER (NON-RULE 144A) FOR
                            NON-OFFERED CERTIFICATES

                                                              Date: ____________

Wells Fargo Bank, National Association
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Citibank, N.A.,
  as Trustee
388 Greenwich Street, 14th Floor
New York, New York  10013
Attention:  Structured Finance Agency & Trust - BSABS 2007-SD3

         Re: Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3________

Ladies and Gentlemen:

         In connection with our acquisition of the Class [______] Certificates in the Denomination of ______________ (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, nor a plan subject to Section 4975 of the Internal Revenue Code of 1986 (each of the foregoing, a "Plan"), nor are we acting on behalf of any Plan or
(ii) the purchase or holding of such ERISA Restricted Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in the Agreement referred to below, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of the Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of the Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement dated as of April 1, 2007 (the "Agreement"), among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as Sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and Citibank, N.A., as Trustee, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

                                    Very truly yours,

                                    --------------------------------------------
                                    Name of Transferee


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT G


                          FORM OF RULE 144A LETTER FOR
                            NON-OFFERED CERTIFICATES

Date:
       --------------------

Wells Fargo Bank, National Association
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Bear Stearns Asset Backed Securities Trust 2007-SD3

Citibank, N.A.,
  as Trustee
388 Greenwich Street, 14th Floor
New York, New York  10013
Attention:  Structured Finance Agency & Trust - BSABS 2007-SD3

         Re: Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3________

Ladies and Gentlemen:

         In connection with our proposed purchase of the Class [____] Certificates (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, nor a plan subject to Section 4975 of the Internal Revenue Code of 1986 (each of the foregoing, a "Plan"), nor are we acting on behalf of any Plan or (ii) the purchase or holding of such ERISA Restricted Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Securities Administrator or the Depositor to any obligation in addition to those expressly undertaken in the Agreement referred to below, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that the Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of April 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as Sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and Citibank, N.A., as Trustee, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3.

                                    --------------------------------------------
                                    Name of Buyer


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                            ANNEX 1 TO EXHIBIT G


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $__________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_______________________
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless: Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities; or Buyer is an entity in which all the owners are qualified institutional buyers.

         ___      Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

         ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

         ___ Small Business Investment Company. The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively State or Local Plans or ERISA Plans as defined above, and no participant of the Buyer is an individual retirement account or an H.R.10 (Keogh) plan.

         ___ Equity Owners. Buyer is an entity in which all of the equity owners are qualified institutional buyers.

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                    --------------------------------------------
                                    Name of Buyer


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    Date: ______________________________________

                                                            ANNEX 2 TO EXHIBIT G

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

         ___ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit,
(iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    --------------------------------------------
                                    Name of Buyer or Adviser


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    IF AN ADVISER:


                                    --------------------------------------------
                                    Name of Buyer

                                    Date: _______________________________

                                                                       EXHIBIT H

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank, National Association
           as Custodian
         1015 10th Avenue
         Minneapolis, Minnesota  55414

         Re: Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3.

         In connection with the administration of the Mortgage Loans held by you as Custodian pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor (the "Depositor"), EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, National Association, as master servicer and securities administrator (the "Master Servicer"), and Citibank, N.A., as trustee (the "Trustee"), and the Custodial Agreement, dated as of May 18, 2007, among the Depositor, the Sponsor, the Master Servicer, the Trustee and you as the Custodian, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated:

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

____     1.       Mortgage Paid in Full (and all amounts received or to be
                  received in connection with such payment have been or will be remitted to the Master Servicer for deposit in the Master
                  Servicer Collection Account)

____     2.       Foreclosure

____     3.       Substitution

____     4.       Other Liquidation (Repurchases, etc.)

____     5.       Nonliquidation    Reason:________________________________

Address to which Custodian should ______________________________________________
Deliver the Mortgage File ______________________________________________________
                          ______________________________________________________

                                    By:_________________________________________
                                                   (authorized signer)
                                    Issuer:_____________________________________
                                    Address:____________________________________

                                    ____________________________________________
                                    Date:_______________________________________

Custodian:
Wells Fargo Bank, National Association

Please acknowledge the execution of the above request by your signature and date below:

-----------------------------------         ------------------------------------
Signature                                   Date

                                                                       EXHIBIT I

                          DTC LETTER OF REPRESENTATIONS

               [See document at Tab No. ___ of the Closing Binder]

                                                                       EXHIBIT J

                   SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

                          [Delivered to the Custodian]

                                                                       EXHIBIT K

                           FORM OF CUSTODIAL AGREEMENT

                               CUSTODIAL AGREEMENT


         THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of May 18, 2007, by and among CITIBANK, N.A., as trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), BEAR STEARNS ASSET BACKED SECURITIES I LLC (together with any successor in interest, the "Company"), EMC MORTGAGE CORPORATION as seller and sponsor (in such capacity, together with any successor in interest, the "Seller"), WELLS FARGO BANK, N.A., as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement, the "Master Servicer" or the "Securities Administrator," respectively), and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                          W I T N E S S E T H  T H A T :

         WHEREAS, the Company, the Seller, the Master Servicer, the Securities Administrator and the Trustee have entered into a Pooling and Servicing Agreement, dated as of April 1, 2007, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3 (the "Pooling and Servicing Agreement");

         WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by (i) the Company or the Master Servicer under the the Pooling and Servicing Agreement and (ii) the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Seller, the Master Servicer, the Securities Administrator and the Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II
                          CUSTODY OF MORTGAGE DOCUMENTS

         Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the

Mortgage Files relating to the Mortgage Loans identified on the Schedule 1 attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders and the Certificate Insurer.

         Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee that have not been recorded, each such assignment (to the extent required to be recorded pursuant to Section
2.01 of the Pooling and Servicing Agreement) shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

         Section 2.3. Review of Mortgage Files.

         (a) On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Trustee, the Seller and the Company an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule 1 attached hereto (the "Mortgage Loan Schedule").

         (b) Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, to perform a limited review of the Mortgage Files delivered to it, and shall deliver to the Trustee, the Seller and the Company an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the extent provided in Section 2.02(a) of the Pooling and Servicing Agreement to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         (c) Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Trustee, the Seller and the Company (and if the Custodian is not also the Master Servicer, then to the Master Servicer) a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

         (d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Master Servicer, the Securities Administrator, or the Seller, the Custodian shall as soon as practicable supply the Trustee, the Master Servicer, the Securities Administrator or the Seller with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

         Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the applicable Servicer, the Master Servicer, the Securities Administrator and the Trustee.

         Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a Request for Release, the Custodian agrees to release to the Seller the related Mortgage File within five days of receipt of such notice.

         Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit H to the Pooling and Servicing Agreement signed by a Servicing Officer of the Master Servicer or the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees to release to the related Servicer the related Mortgage File within five days of receipt of such Request for Release.

         The Company shall deliver to the Custodian the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan which documents the Custodian will review to the extent provided in Article II of the Pooling and Servicing Agreement.

         From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall (or if the related Servicer does not, the Master Servicer may) deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage Files be released to the related Servicer or the Master Servicer, as applicable, and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the related Servicer or the Master Servicer, as applicable. The related Servicer or the Master Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in a Protected Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

         At any time that a Servicer or the Master Servicer is required to deliver to the Custodian a Request for Release, such Servicer or the Master Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer or the Master Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, executed by or on behalf of the Trustee to the Seller and the related Mortgage Note shall be endorsed without recourse by or on behalf of the Trustee and be returned to the Seller; provided however, that in the case of a Mortgage Loan that is registered on the MERS System or has been assigned in blank pursuant to clause (iii) of Section 2.01 of the Pooling and Servicing Agreement, no assignment of mortgage or endorsement of the Mortgage Note by the Trustee shall be required. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer or the Master Servicer, as applicable.

         Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III
                            CONCERNING THE CUSTODIAN

         Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, the Certificateholders and the Certificate Insurer and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.4 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

         Section 3.2 [Reserved].

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become tes with the same rights it would have if it were not Custodian.

         Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. Wells Fargo Bank, N.A., as Master Servicer, covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, an annual fee for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and, the Custodian, shall be entitled to be paid or reimbursed from the Trust Fund, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except (i) any such expense, disbursement or advance as may arise from its negligence or bad faith or (ii) to the extent that such cost or expense is indemnified by the Master Servicer or the Securities Administrator pursuant to the Pooling and Servicing Agreement.

         Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Servicers, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

         The Trustee may remove the Custodian upon 60 days prior written notice to the Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Company.

         Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company, the Servicer and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company, the Servicer and the Master Servicer.

                  Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, (provided such Person shall satisfy the requirements set forth in Section 3.7) without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 3.7. Representations of the Custodian. The Custodian hereby represents, and any successor Custodian hereunder shall represent, that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

         Section 3.8 Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and reasonably believed (which belief may be based upon the written opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any person with authority with respect to any related matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

         Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund, the Trustee, the Master Servicer, the Company, the Securities Administrator and each of their respective employees, representatives, affiliates, officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee, Trust Fund, Master Servicer, Company, Securities Administrator or any such other respective Person, due to any willful misfeasance or negligent or bad faith performance or non-performance by the Custodian of its duties and responsibilities under this Agreement; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount directly and solely resulting from the willful misfeasance, bad faith or negligence of such person, and the Custodian's reliance on written instructions from the Trustee or the Master Servicer. The provisions of this Section 3.8 shall survive the termination of this Custodial Agreement.

         The Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability or expense incurred (other than as a result of any willful misfeasance or negligent or bad-faith performance or non-performance on their part), arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

                                   ARTICLE IV
                          COMPLIANCE WITH REGULATION AB

         Section 4.1. Intent of the parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Company, the Master Servicer and the Securities Administrator with the provisions of

Regulation AB and related rules and regulations of the Commission. The Company, the Master Servicer and the Securities Administrator shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Company, the Master Servicer and the Securities Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable. The Custodian shall cooperate reasonably with the Company, the Master Servicer and the Securities Administrator to deliver to the Company, the Master Servicer and the Securities Administrator (including any of their respective assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Company, the Master Servicer and the Securities Administrator to permit the Company, the Master Servicer and the Securities Administrator to comply with the provisions of Regulation AB.

         Section 4.2. Additional Representations and Warranties of the
Custodian.

         (a) The Custodian shall be deemed to represent to the Company as of the date hereof and on each date on which information is provided to the Company under Section 4.3 that, except as disclosed in writing to the Company prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other securitization transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Company or any sponsor, issuing entity, servicer (other than the Master Servicer), trustee, originator, significant obligor, enhancement or support provider (other than the Securities Administrator) or other material transaction party (as such terms are used in Regulation AB) relating to the securitization transaction contemplated by the Pooling and Servicing Agreement, as identified by the Company to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

         (b) If so requested by the Company on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Company shall not be given more than once each calendar quarter, unless the Company shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

         Section 4.3. Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Company's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall

(a) notify the Company and the Securities Administrator in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Company and the Securities Administrator a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Company, Securities Administrator or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this
Section 4.3, if any, and to the extent updated is materially correct and does not have any material omissions.

         Section 4.4. Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year, the Custodian shall:

         (a) deliver to the Company, the Master Servicer and the Securities Administrator a report (in form and substance reasonably satisfactory to the Company, the Master Servicer and the Securities Administrator) regarding the Custodian's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Company, the Master Servicer and the Securities Administrator and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Four hereto; and

         (b) deliver to the Company, the Master Servicer and the Securities Administrator a report of a registered public accounting firm reasonably acceptable to the Company, the Master Servicer and the Securities Administrator that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

                  Section 4.5. Indemnification; Remedies.

         (a) The Custodian shall indemnify the Company, each affiliate of the Company, the Master Servicer, the Trustee and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing (each, an "Indemnified Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

             (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the "Custodian Information"), or (B) the omission or alleged omission to state in the

     Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) any failure by the Custodian to deliver any information, report, certification, accountants' attestation or other material when and as required under this Article IV; or

             (iii) the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this Article IV.

         If the indemnification provided for herein is unavailable to hold harmless any Indemnified Party, then the Custodian agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Custodian on the other. This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

         (b) In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Company for all costs reasonably incurred by the Company in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Custodian.

         (c) In no event shall the Custodian or its directors officers and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.



                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

         Section 5.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

         Section 5.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and none of the Company, the Master Servicer, the Securities Administrator nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Securities Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

         Section 5.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISION THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 5.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense on direction by the Master Servicer, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders (without regard to the Policy).

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 5.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.



Address:                                         CITIBANK, N.A.,
                                                 as Trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Structured Finance Agency & Trust -   By:
           BSABS 2007-SD3
                                                    ----------------------------
                                                    Name:
                                                    Title:

Address:                                         BEAR STEARNS ASSET BACKED
                                                 SECURITIES I LLC, as Depositor
383 Madison Avenue
New York, New York  10179
Attention: Senior Managing Director -            By:
           Mortgage Department
                                                    ----------------------------
Address:                                            Name:
                                                    Title:

                                                 EMC MORTGAGE CORPORATION,
                                                 as Seller
2780 Lake Vista Drive,
Lewisville, TX 75067
Attention:  General Counsel                      By:
Telecopier:  (469) 759-4714
                                                    ----------------------------
                                                    Name:
                                                    Title:

Address:                                         WELLS FARGO BANK, N.A.,
                                                 as Master Servicer and
                                                 Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  BSABS 2007-SD3                       By:
Telecopier:  (410) 715-2380
                                                    ----------------------------
                                                    Name:
                                                    Title:

Address:                                         WELLS FARGO BANK, N.A.,
                                                 as Custodian
1015 10th Avenue S.E., MS 0031
Minneapolis, Minnesota  55414
Attention:  BSABS 2007-SD3                       By:
Telecopier:  (612) 667-1068
                                                    ----------------------------
                                                    Name:
                                                    Title:

STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )


On the _____ day of May 2007 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a ______________________ of Citibank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           -------------------------------------
                                           Notary Public

[SEAL]

STATE OF MARYLAND     )
                      ) ss:
COUNTY OF HOWARD      )


On the _____ day of May 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be a __________________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           -------------------------------------
                                           Notary Public

[SEAL]

STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )


On the _____ day of May 2007 before me, a notary public in and for said State, personally appeared __________________, known to me to be a __________________
of Bear Stearns Asset Backed Securities I LLC, a limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           ------------------------------------
                                           Notary Public


[Notarial Seal]

STATE OF TEXAS        )
                      ) ss:
COUNTY OF DENTON      )


On the _____ day of May 2007 before me, a notary public in and for said State, personally appeared __________________, known to me to be a __________________
of EMC Mortgage Corporation, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           -------------------------------------
                                           Notary Public

[Notarial Seal]

STATE OF MINNESOTA    )
                      ) ss:
COUNTY OF HENNEPIN    )


On the _____ day of May 2007 before me, a notary public in and for said State, personally appeared _________________________, known to me to be a ___________________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           -------------------------------------
                                           Notary Public

[Notarial Seal]

                                   Schedule 1

                                 Mortgage Loans

                             [Provided Upon Request]

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                                  May ____, 2007

Citibank, N.A., as trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:  Structured Finance Agency & Trust - BSABS 2007-SD3
Telecopier No.: (212) 816-5527

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Attention:  Global Credit Administration
Facsimile:  (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville , TX 75067-3884
Facsimile:  (214) 626-3704
Attention:  Janan Weeks

     Re: Custodial Agreement, dated as of May 18, 2007, by and among Bear Stearns Asset Backed Securities I LLC, Citibank, N.A., as Trustee, EMC Mortgage Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer, Securities Administrator and Custodian, relating to Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset Backed Certificates, Series 2007-SD3

Ladies and Gentlemen:

     In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit, unless it has received a separate blanket lost note affidavit covering such Mortgage Loans) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                       WELLS FARGO BANK, N.A.

                                       By:

                                          ----------------------------
                                          Name:
                                          Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                                  May ____, 2007

Citibank, N.A., as trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Structured Finance Agency & Trust - BSABS 2007-SD3
Telecopier No.:(212) 816-5527

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville , TX 75067-3884
Facsimile:  (214) 626-3704
Attention:  Janan Weeks

     Re: Custodial Agreement, dated as of May 18, 2007, by and among Bear Stearns Asset Backed Securities I LLC, Citibank, N.A., as Trustee, EMC Mortgage Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer, Securities Administrator and Custodian, relating to Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset Backed Certificates, Series 2007-SD3

Ladies and Gentlemen:

     In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule determined on the basis of the Mortgagor's name, original principal balance and loan number, with any exceptions listed on Schedule A attached hereto.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                       WELLS FARGO BANK, N.A.

                                       By:

                                          ----------------------------
                                          Name:
                                          Title:

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                     [date]

Citibank, N.A., as trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Structured Finance Agency & Trust - BSABS 2007-SD3
Telecopier No.: (212) 816-5527

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville , TX 75067-3884
Facsimile: (214) 626-3704
Attention: Janan Weeks

     Re: Custodial Agreement, dated as of May 18, 2007, by and among Bear Stearns Asset Backed Securities I LLC, Citibank, N.A., as Trustee, EMC Mortgage Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer, Securities Administrator and Custodian, relating to Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset Backed Certificates, Series 2007-SD3

Ladies and Gentlemen:

     In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule determined on the basis of the Mortgagor's name, original principal balance and loan number, with any exceptions listed on Schedule A attached hereto.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                       WELLS FARGO BANK, N.A.


                                       By:

                                          ----------------------------
                                          Name:
                                          Title:

                                  EXHIBIT FOUR

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria";


-------------------------------------------------------------------------------------- ----------------------
                                                                                            Applicable
                                 Servicing Criteria                                         Servicing
                                                                                            Criteria
-------------------------------------------------------------------------------------- ----------------------
      Reference                                   Criteria
-------------------------------------------------------------------------------------- ----------------------
                                       General Servicing Considerations
-------------------------------------------------------------------------------------- ----------------------
                        Policies and procedures are instituted to monitor any
                        performance or other triggers and events of default in
1122(d)(1)(i)           accordance with the transaction agreements
-------------------------------------------------------------------------------------- ----------------------
                        If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such
1122(d)(1)(ii)          servicing activities
-------------------------------------------------------------------------------------- ----------------------
                        Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)         back-up servicer for the pool assets are maintained.
-------------------------------------------------------------------------------------- ----------------------
                        A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                        throughout the reporting period in the amount of coverage
                        required by and otherwise in accordance with the terms of
1122(d)(1)(iv)          the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------

                                      Cash Collection and Administration
-------------------------------------------------------------------------------------- ----------------------
                        Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt and
                        identification, or such other number of days specified in
1122(d)(2)(i)           the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------
                        Disbursements made via wire transfer on behalf of an obligor
1122(d)(2)(ii)          or to an investor are made only by authorized personnel.
-------------------------------------------------------------------------------------- ----------------------
                        Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                        charged for such advances are made, reviewed and approved as
1122(d)(2)(iii)         specified in the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------
                        The related accounts for the transaction, such as cash
                        reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)          transaction agreements.
-------------------------------------------------------------------------------------- ----------------------
                        Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                        agreements.  For purposes of this criterion, "federally
                        insured depository institutions" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
1122(d)(2)(v)           Securities Exchange Act.
-------------------------------------------------------------------------------------- ----------------------

                                                     K-21

-------------------------------------------------------------------------------------- ----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent
                        unauthorized access.
-------------------------------------------------------------------------------------- ----------------------
                        Reconciliations are prepared on a monthly basis for all
                        asset-backed securities related bank accounts, including
                        custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B)
                        prepared within 30 calendar days after the bank statement
                        cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and
                        (D) contain explanations for reconciling items, These
                        reconciling items are resolved within 90 calendar days of
                        their original identification, or such other number of days
1122(d)(2)(vii)         specified in the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------

                                      Investor Remittances and Reporting
-------------------------------------------------------------------------------------- ----------------------
                        Reports to investors, including those to be filed with the
                        Commission, are maintained in accordance with the
                        transaction agreements and applicable Commission
                        requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction
                        agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or
                        the trustee's records as to the total unpaid principal
1122(d)(3)(i)           balance and number of pool assets serviced by the servicer.
-------------------------------------------------------------------------------------- ----------------------
                        Amounts due to investors are allocated and remitted in
                        accordance with timeframes, distribution priority and other
1122(d)(3)(ii)          terms set forth in the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------
                        Disbursements made to an investor are posted within two
                        business days to the servicer's investor records, or such
1122(d)(3)(iii)         other number of days specified in the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------
                        Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or
1122(d)(3)(iv)          custodial bank statements.
-------------------------------------------------------------------------------------- ----------------------

                                           Pool Asset Administration
-------------------------------------------------------------------------------------- ----------------------
                        Collateral or security on pool assets is maintained as                   X
                        required by the transaction agreements or related asset pool
1122(d)(4)(i)           documents.
-------------------------------------------------------------------------------------- ----------------------
                        Pool assets and related documents are safeguarded as                     X
1122(d)(4)(ii)          required by the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------
                        Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
1122(d)(4)(iii)         conditions or requirements in the transaction agreements
-------------------------------------------------------------------------------------- ----------------------
                        Payments on pool assets, including any payoffs, made in
                        accordance with the related pool asset documents are posted to the servicer's obligor records maintained no more than
                        two business days after receipt, or such other number of to days specified in the transaction agreements, and allocated to
-------------------------------------------------------------------------------------- ----------------------

                                                     K-22

-------------------------------------------------------------------------------------- ----------------------
                        principal, interest or other items (e.g., escrow) in
1122(d)(4)(iv)          accordance with the related pool asset documents.
-------------------------------------------------------------------------------------- ----------------------
                        The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid
1122(d)(4)(v)           principal balance.
-------------------------------------------------------------------------------------- ----------------------
                        Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset
1122(d)(4)(vi)          documents.
-------------------------------------------------------------------------------------- ----------------------
                        Loss mitigation of recovery actions (e.g., forbearance
                        plans, modifications and deed in lieu of foreclosure,
                        foreclosures and repossessions, as applicable) are
                        initiated, conducted and concluded in accordance with the
                        timeframes or other requirements established by the
1122(d)(4)(vii)         transaction documents.
-------------------------------------------------------------------------------------- ----------------------
                        Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or
1122(d)(4)(viii)        unemployment).
-------------------------------------------------------------------------------------- ----------------------
                        Adjustments to interest rates or rates of return for pool
                        assets with  variable rates are computed based on the
1122(d)(4)(ix)          related pool asset documents.
-------------------------------------------------------------------------------------- ----------------------
                        Regarding any funds held in trust for an obligor (such as
                        escrow accounts); (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an
                        annual basis, or such other period specified in the
                        transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are
                        returned to the obligor within 3- calendar days of full
1122(d)(4)(x)           repayment of the related pool asset, or such other number of days specified in the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------
                        Payments made on behalf of an obligor (such as tax ore
                        insurance payments) are made on or before the related
                        penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
                        support has been received by the service at least 30
                        calendar days prior to these dates, or such other number of
1122(d)(4)(xi)          days specified in the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------
                        Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late
1122(d)(4)(xii)         payment was due to the obligor's error or omission.
-------------------------------------------------------------------------------------- ----------------------
1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                        transaction agreements.
-------------------------------------------------------------------------------------- ----------------------

                                                     K-23

-------------------------------------------------------------------------------------- ----------------------
1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible funds are
                        recognized and recorded in accordance with the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------
1122(d)(4)(xv)          Any external enhancement or other support, identified in
                        item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
-------------------------------------------------------------------------------------- ----------------------

                                                                       EXHIBIT L

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party's title. So, for example, in a particular transaction, the trustee may perform the "paying agent" and "securities administrator" functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:  X - obligation




------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
Reg AB             Servicing/Criteria                 Primary       Master      Securities   Custodian    Trustee
Reference                                             Servicer      Servicer    Admin                     (nominal)

------------------ ------------------------------------------------ ----------- ------------ ------------ ------------
                   General Servicing
                   Considerations
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(1)(i)      Policies and procedures are             X            X            X
                   instituted to monitor any
                   performance or other triggers
                   and events of default in
                   accordance with the transaction
                   agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(1)(ii)     If any material servicing               X            X
                   activities are outsourced to
                   third parties, policies and
                   procedures are instituted to
                   monitor the third party's
                   performance and compliance with
                   such servicing activities.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Any requirements in the
                   transaction agreements to
                   maintain a back-up servicer for
1122(d)(1)(iii)    the Pool Assets are maintained.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   A fidelity bond and errors and          X            X
                   omissions policy is in effect on
                   the party participating in the
                   servicing function throughout
                   the reporting period in the
                   amount of coverage required by
                   and otherwise in accordance with
                   the terms of the transaction
1122(d)(1)(iv)     agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------

                                                          L-1

------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
Reg AB             Servicing/Criteria                 Primary       Master      Securities   Custodian    Trustee
Reference                                             Servicer      Servicer    Admin                     (nominal)

------------------ ------------------------------------------------ ----------- ------------ ------------ ------------
                   Cash Collection and
                   Administration
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Payments on pool assets are             X            X            X
                   deposited into the appropriate
                   custodial bank accounts and
                   related bank clearing accounts
                   no more than two business days
                   following receipt, or such other
                   number of days specified in the
1122(d)(2)(i)      transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Disbursements made via wire             X            X            X
                   transfer on behalf of an obligor
                   or to an investor are made only
1122(d)(2)(ii)     by authorized personnel.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Advances of funds or guarantees         X            X            X
                   regarding collections, cash
                   flows or distributions, and any
                   interest or other fees charged
                   for such advances, are made,
                   reviewed and approved as
                   specified in the transaction
1122(d)(2)(iii)    agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   The related accounts for the            X            X            X
                   transaction, such as cash
                   reserve accounts or accounts
                   established as a form of over
                   collateralization, are
                   separately maintained (e.g.,
                   with respect to commingling of
                   cash) as set forth in the
1122(d)(2)(iv)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Each custodial account is               X            X            X
                   maintained at a federally
                   insured depository institution
                   as set forth in the transaction
                   agreements. For purposes of this
                   criterion, "federally insured
                   depository institution" with
                   respect to a foreign financial
                   institution means a foreign
                   financial institution that meets
                   the requirements of Rule
                   13k-1(b)(1) of the Securities
1122(d)(2)(v)      Exchange Act.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Unissued checks are safeguarded         X                         X
                   so as to prevent unauthorized
1122(d)(2)(vi)     access.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------

                                                          L-2

------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
Reg AB             Servicing/Criteria                 Primary       Master      Securities   Custodian    Trustee
Reference                                             Servicer      Servicer    Admin                     (nominal)

------------------ ------------------------------------------------ ----------- ------------ ------------ ------------
1122(d)(2)(vii)    Reconciliations are prepared on       X            X            X
                   a monthly basis for all
                   asset-backed securities related
                   bank accounts, including
                   custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A)
                   mathematically accurate; (B)
                   prepared within 30 calendar days
                   after the bank statement cutoff
                   date, or such other number of
                   days specified in the
                   transaction agreements; (C)
                   reviewed and approved by someone
                   other than the person who
                   prepared the reconciliation; and
                   (D) contain explanations for
                   reconciling items. These
                   reconciling items are resolved
                   within 90 calendar days of their
                   original identification, or such
                   other number of days specified
                   in the transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Investor Remittances and
                   Reporting
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Reports to investors, including       X            X            X
                   those to be filed with the
                   Commission, are maintained in
                   accordance with the transaction
                   agreements and applicable
                   Commission requirements.
                   Specifically, such reports (A)
                   are prepared in accordance with
                   timeframes and other terms set
                   forth in the transaction
                   agreements; (B) provide
                   information calculated in
                   accordance with the terms
                   specified in the transaction
                   agreements; (C) are filed with
                   the Commission as required by
                   its rules and regulations; and
                   (D) agree with investors' or the
                   trustee's records as to the
                   total unpaid principal balance
                   and number of Pool Assets
1122(d)(3)(i)      serviced by the Servicer.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Amounts due to investors are          X            X            X
                   allocated and remitted in
                   accordance with timeframes,
                   distribution priority and other
                   terms set forth in the
1122(d)(3)(ii)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Disbursements made to an              X            X            X
                   investor are posted within two
                   business days to the Servicer's
                   investor records, or such other
                   number of days specified in the
1122(d)(3)(iii)    transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Amounts remitted to investors         X            X            X
                   per the investor reports agree
                   with cancelled checks, or other
                   form of payment, or custodial
1122(d)(3)(iv)     bank statements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Pool Asset Administration
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------

                                                          L-3

------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
Reg AB             Servicing/Criteria                 Primary       Master      Securities   Custodian    Trustee
Reference                                             Servicer      Servicer    Admin                     (nominal)

------------------ ------------------------------------------------ ----------- ------------ ------------ ------------
1122(d)(4)(i)      Collateral or security on pool        X                                      X
                   assets is maintained as required
                   by the transaction agreements or
                   related pool asset documents.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Pool assets  and related              X                                      X
                   documents are safeguarded as
                   required by the transaction
1122(d)(4)(ii)     agreements
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Any additions, removals or            X                         X
                   substitutions to the asset pool
                   are made, reviewed and approved
                   in accordance with any
                   conditions or requirements in
1122(d)(4)(iii)    the transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Payments on pool assets,              X
                   including any payoffs, made in
                   accordance with the related pool
                   asset documents are posted to
                   the Servicer's obligor records
                   maintained no more than two
                   business days after receipt, or
                   such other number of days
                   specified in the transaction
                   agreements, and allocated to
                   principal, interest or other
                   items (e.g., escrow) in
                   accordance with the related pool
1122(d)(4)(iv)     asset documents.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   The Servicer's records regarding      X
                   the pool assets agree with the
                   Servicer's records with respect
                   to an obligor's unpaid principal
1122(d)(4)(v)      balance.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Changes with respect to the           X            X
                   terms or status of an obligor's
                   pool assets (e.g., loan
                   modifications or re-agings) are
                   made, reviewed and approved by
                   authorized personnel in
                   accordance with the transaction
                   agreements and related pool
1122(d)(4)(vi)     asset documents.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Loss mitigation or recovery           X            X
                   actions (e.g., forbearance
                   plans, modifications and deeds
                   in lieu of foreclosure,
                   foreclosures and repossessions,
                   as applicable) are initiated,
                   conducted and concluded in
                   accordance with the timeframes
                   or other requirements
                   established by the transaction
1122(d)(4)(vii)    agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------











                                                          L-4

------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
Reg AB             Servicing/Criteria                 Primary       Master      Securities   Custodian    Trustee
Reference                                             Servicer      Servicer    Admin                     (nominal)

------------------ ------------------------------------------------ ----------- ------------ ------------ ------------
                   Records documenting collection        X
                   efforts are maintained during
                   the period a pool asset is
                   delinquent in accordance with
                   the transaction agreements. Such
                   records are maintained on at
                   least a monthly basis, or such
                   other period specified in the
                   transaction agreements, and
                   describe the entity's activities
                   in monitoring delinquent pool
                   assets including, for example,
                   phone calls, letters and payment
                   rescheduling plans in cases
                   where delinquency is deemed
                   temporary (e.g., illness or
1122(d)(4)(viii)   unemployment).
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Adjustments to interest rates or      X
                   rates of return for pool assets
                   with variable rates are computed
                   based on the related pool asset
1122(d)(4)(ix)     documents.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Regarding any funds held in           X
                   trust for an obligor (such as
                   escrow accounts): (A) such funds
                   are analyzed, in accordance with
                   the obligor's pool asset
                   documents, on at least an annual
                   basis, or such other period
                   specified in the transaction
                   agreements; (B) interest on such
                   funds is paid, or credited, to
                   obligors in accordance with
                   applicable pool asset documents
                   and state laws; and (C) such
                   funds are returned to the
                   obligor within 30 calendar days
                   of full repayment of the related
                   pool assets, or such other
                   number of days specified in the
1122(d)(4)(x)      transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Payments made on behalf of an         X
                   obligor (such as tax or
                   insurance payments) are made on
                   or before the related penalty or
                   expiration dates, as indicated
                   on the appropriate bills or
                   notices for such payments,
                   provided that such support has
                   been received by the servicer at
                   least 30 calendar days prior to
                   these dates, or such other
                   number of days specified in the
1122(d)(4)(xi)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Any late payment penalties in         X
                   connection with any payment to
                   be made on behalf of an obligor
                   are paid from the Servicer's
                   funds and not charged to the
                   obligor, unless the late payment
                   was due to the obligor's error
1122(d)(4)(xii)    or omission.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------






                                                          L-5

------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
Reg AB             Servicing/Criteria                 Primary       Master      Securities   Custodian    Trustee
Reference                                             Servicer      Servicer    Admin                     (nominal)

------------------ ------------------------------------------------ ----------- ------------ ------------ ------------
                   Disbursements made on behalf of       X
                   an obligor are posted within two
                   business days to the obligor's
                   records maintained by the
                   servicer, or such other number
                   of days specified in the
1122(d)(4)(xiii)   transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Delinquencies, charge-offs and        X            X
                   uncollectible accounts are
                   recognized and recorded in
                   accordance with the transaction
1122(d)(4)(xiv)    agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Any external enhancement or           X                         X
                   other support, identified in
                   Item 1114(a)(1) through (3) or
                   Item 1115 of Regulation AB, is
                   maintained as set forth in the
1122(d)(4)(xv)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------

                                                                     EXHIBIT M-1

                          FORM OF BACK-UP CERTIFICATION


         I. The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among [IDENTIFY PARTIES] I, ________________________________, the
         _______________________ of [NAME OF COMPANY], certify to [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

         (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
         Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] and the [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

         (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

         (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] and the [Trustee];

         (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

         (5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] and the


                                     M-1-1

         [Securities Administrator]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] and the [Securities Administrator]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.



         Date:  _________________________




         By:
         Name:  ________________________________
         Title: ________________________________























                                     M-1-2

                                                                     EXHIBIT M-2

             FORM OF CERTIFICATION FOR THE SECURITIES ADMINISTRATOR

         Re: Bear Stearns Asset Backed Securities Trust 2007-SD3 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-SD3, issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and Citibank, N.A., as Trustee

The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

     (2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Securities Administrator's assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

     (3) To my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

     (4) I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

     (5) The report on assessment of compliance with servicing criteria applicable to the Securities Administrator for asset-backed securities of the Securities Administrator and each Subcontractor utilized by the Securities Administrator and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual

                                     M-2-1

Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

     In giving the certifications above, the Securities Administrator has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer, depositor, trustee, custodian(s)]

Date:
     -------------------------------


------------------------------------
[Signature]
[Title]

























                                     M-2-2

                                                                       EXHIBIT N

                             FORM OF SWAP AGREEMENT

                    (Available Upon Request from Wells Fargo)

                                                                       EXHIBIT O

                        FORM 10-D, FORM 8-K AND FORM 10-K
                            REPORTING RESPONSIBILITY

         As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.18.

         Under Item 1 of Form 10-D: a) items marked "Monthly Statement to Certificateholders" are required to be included in the periodic Distribution Date statement under Section 5.05, provided by the Securities Administrator based on information received from the party providing such information; and b) items marked "Form 10-D report" are required to be in the Form 10-D report but not the Monthly Statements to Certificateholders, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
10-D     Must be filed within 15 days of the distribution date for the                             (nominal)
         asset-backed securities.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
         1       Distribution and
                 Pool Performance
                 Information
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Item 1121(a) -
                 Distribution and
                 Pool Performance
                 Information
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (1) Any applicable                               X
                 record dates,
                 accrual dates,                                  (Monthly
                 determination dates                             Statements to
                 for calculating                                 Certificatehol
                 distributions and                               ders)
                 actual distribution
                 dates for the
                 distribution period.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                   (2) Cash flows                                 X
                 received and the
                 sources thereof for                              (Monthly
                 distributions,                                   Statements to
                 fees and                                         Certificatehol
                 expenses.                                        ders)
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (3) Calculated                                   X
                 amounts and
                 distribution of the                             (Monthly
                 flow of funds for                               Statements to
                 the period itemized                             Certificatehol
                 by type and priority                            ders)
                 of payment,
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------

                                                               O-1

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Masterm     Securities
Item             Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 including:
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                   (i) Fees or                                    X
                 expenses accrued and
                 paid, with an                                   (Monthly
                 identification of                               Statements to
                 the general purpose                             Certificatehol
                 of such fees and the                            ders)
                 party receiving such
                 fees or expenses.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                   (ii) Payments                                  X
                accrued or paid with
                 respect to                                      (Monthly
                 enhancement or other                            Statements to
                 support identified                              Certificatehol
                 in Item 1114 of                                 ders)
                 Regulation AB (such
                 as insurance
                 premiums or other
                 enhancement
                 maintenance fees),
                 with an
                 identification of
                 the general purpose
                 of such payments and
                 the party receiving
                 such payments.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                   (iii) Principal,                               X
                 interest and other
                 distributions                                   (Monthly
                 accrued and paid on                             Statements to
                 the asset-backed                                Certificatehol
                 securities by type                              ders)
                 and by class or
                 series and any
                 principal or
                 interest shortfalls
                 or carryovers.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (iv) The amount of                              X
                 excess cash flow or
                 excess spread and the                           (Monthly
                 disposition of excess                           Statements to
                 cash flow.                                      Certificatehol
                                                                 ders)
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (4) Beginning and                               X
                 ending principal
                 balances of the                                 (Monthly
                 asset-backed                                    Statements to
                 securities.                                     Certificatehol
                                                                 ders)
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------

                                                               O-2

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (5) Interest rates                               X
                 applicable to the
                 pool assets and the                             (Monthly
                 asset-backed                                    Statements to
                 securities, as                                  Certificatehol
                 applicable. Consider                            ders)
                 providing interest
                 rate information for
                 pool assets in
                 appropriate
                 distributional
                 groups or
                 incremental ranges.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (6) Beginning and                                X
                 ending balances of
                 transaction                                     (Monthly
                 accounts, such as                               Statements to
                 reserve accounts,                               Certificatehol
                 and material account                            ders)
                 activity during the
                 period.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (7) Any amounts                                  X
                 drawn on any credit
                 enhancement or other                            (Monthly
                 support identified                              Statements to
                 in Item 1114 of                                 Certificatehol
                 Regulation AB, as                               ders)
                 applicable, and the
                 amount of coverage
                 remaining under any
                 such enhancement, if
                 known and applicable.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (8) Number and                                   X                                          Updated
                 amount of pool                                                                              pool
                 assets at the                                   (Monthly                                    compositio
                 beginning and ending                            Statements to                               informatio
                 of each period, and                             Certificatehol                              fields to
                 updated pool                                    ders)                                       be as
                 composition                                                                                 specified
                 information, such as                                                                        by
                 weighted average                                                                            Depositor
                 coupon, weighted                                                                            from time
                 average remaining                                                                           to time
                 term,
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------

                                                               O-3

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 pool factors
                 and prepayment
                 amounts.
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 (9) Delinquency and    X            X            X
                 loss information for
                 the period.                                     (Monthly
                                                                 Statements to
                                                                 Certificatehol
                                                                 ders)
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 In addition,           X
                 describe any
                 material changes to
                 the information
                 specified in Item
                 1100(b)(5) of
                 Regulation AB
                 regarding the pool
                 assets. (methodology)
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (10) Information on    X            X            X
                 the amount, terms
                 and general purpose                             (Monthly
                 of any advances made                            Statements to
                 or reimbursed during                            Certificatehol
                 the period,                                     ders)
                 including the
                 general use of funds
                 advanced and the
                 general source of
                 funds for
                 reimbursements.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (11) Any material      X            X           X
                 modifications,
                 extensions or                                   (Monthly
                 waivers to pool                                 Statements to
                 asset terms, fees,                              Certificatehol
                 penalties or                                    ders)
                 payments during the
                 distribution period
                 or that have
                 cumulatively become
                 material over time.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (12) Material          X            X            X                                          X
                 breaches of pool
                 asset                                           (if agreed upon
                 representations or                              by the parties)
                 warranties or
                 transaction
                 covenants.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------

                                                               O-4

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 (13) Information on                             X
                 ratio, coverage or
                 other tests used for                            (Monthly
                 determining any                                 Statements to
                 early amortization,                             Certificatehol
                 liquidation or other                            ders)
                 performance trigger
                 and whether the
                 trigger was met.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 (14) Information                                                                            X
                 regarding any new
                 issuance of
                 asset-backed securities
                 backed by the same
                 asset pool,
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 information            X            X            X                                          X
                 regarding any
                 pool asset
                 changes (other
                 than in
                 connection with a
                 pool asset
                 converting into
                 cash in
                 accordance with
                 its terms), such
                 as additions or
                 removals in
                 connection with a
                 prefunding or
                 revolving period
                 and pool asset
                 substitutions and
                 repurchases (and
                 purchase rates,
                 if applicable),
                 and cash flows
                 available for
                 future purchases,
                 such as the
                 balances of any
                 prefunding or
                 revolving
                 accounts, if
                 applicable.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Disclose any                                                                                X          X
                 material changes
                 in the
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------

                                                               O-5

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 solicitation,
                 credit-granting,
                 underwriting,
                 origination,
                 acquisition or
                 pool selection
                 criteria or
                 procedures, as
                 applicable, used
                 to originate,
                 acquire or select
                 the new pool
                 assets.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Item 1121(b) -                                                                              X
                 Pre-Funding or
                 Revolving Period
                 Information

                 Updated pool
                 information as
                 required under Item
                 1121(b).
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
         2       Legal
                 Proceedings
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Item 1117 - Legal
                 proceedings pending
                 against the following
                 entities, or their
                 respective property,
                 that is material to
                 Certificateholders,
                 including proceedings
                 known to be
                 contemplated by
                 governmental
                 authorities:
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Sponsor (Seller)                                                                                       X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Depositor                                                                                   X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Trustee                                                                           X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Issuing entity                                                                              X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Master Servicer,       X            X
                 affiliated Servicer,
                 other Servicer
                 servicing 20% or
                 more of pool assets
                 at time of report,
                 other material
                 servicers
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------

                                                               O-6

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 Securities                                       X
                 Administrator
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Originator of 20% or                                                                        X
                 more of pool assets
                 as of the Cut-off
                 Date
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Custodian                                                           X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
         3       Sales of Securities
                 and Use of Proceeds
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Information from                                 X
                 Item 2(a) of Part II
                 of Form 10-Q:

                 With respect to any
                 sale of securities by
                 the sponsor, depositor
                 or issuing entity, that
                 are backed by the same
                 asset pool or are
                 otherwise issued by the
                 issuing entity, whether
                 or not registered,
                 provide the sales and
                 use of proceeds
                 information in Item 701
                 of Regulation S-K.
                 Pricing information can
                 be omitted if
                 securities were not
                 registered.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
         4       Defaults Upon
                 Senior
                 Securities
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Information from X Item
                 3 of Part II of Form
                 10-Q:

                 Report the occurrence
                 of any Event of Default
                 (after expiration of
                 any grace period and
                 provision of any
                 required
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------

                                                               O-7

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 notice)
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
         5       Submission of
                 Matters to a Vote of
                 Security Holders
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Information from                                X
                 Item 4 of Part II of
                 Form 10-Q
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
         6       Significant Obligors
                 of Pool Assets
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Item 1112(b) -                                                                              X
                 Significant Obligor
                 Financial
                 Information*
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 *This information need
                 only be reported on the
                 Form 10-D for the
                 distribution period in
                 which updated
                 information is required
                 pursuant to the Item.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
         7       Significant
                 Enhancement Provider
                 Information
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Item 1114(b)(2) -
                 Credit Enhancement
                 Provider Financial
                 Information*
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Determining                                                                                 X
                 applicable
                 disclosure
                 threshold
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Obtaining                                                                                   X
                 required
                 financial
                 information or
                 effecting
                 incorporation by
                 reference
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Item 1115(b) -
                 Derivative
                 Counterparty
                 Financial
                 Information*
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Determining                                                                                 X
                 current
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------

                                                               O-8

-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 maximum
                 probable
                 exposure
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Determining                                     X
                 current
                 significance
                 percentage
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Notifying                                       X
                 derivative
                 counterparty of
                 significance
                 percentage and
                 requesting
                 required
                 financial
                 information
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 Obtaining                                                                                  X
                 required
                 financial
                 information or
                 effecting
                 incorporation by
                 reference
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                 *This information need
                 only be reported on the
                 Form 10-D for the
                 distribution period in
                 which updated
                 information is required
                 pursuant to the Items.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
         8       Other
                 Information
-------- ------- ---------------------- ----------------------------------------------------------------------------------------
                 Disclose any           The Responsible Party for the applicable Form 8-K item as indicated .
                 information required
                 to be reported on
                 Form 8-K during the
                 period covered by
                 the Form 10-D but
                 not reported
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         9       Exhibits
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Distribution report                             X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Exhibits required by                                                                        X
                 Item 601 of
                 Regulation S-K, such
                 as material
                 agreements
-------- --------------------------------------------------------------------------- ------------- --------- ----------- -------
8-K      Must be filed within four business days of an event reportable on
         Form 8-K.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         1.01    Entry into a
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------

                                                               O-9

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 Material
                 Definitive
                 Agreement
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Disclosure is          X            X           X                                           X           X
                 required regarding
                 entry into or
                 amendment of any
                 definitive agreement
                 that is material to
                 the securitization,
                 even if depositor is
                 not a party.

                 Examples: servicing
                 agreement, custodial
                 agreement.

                 Note: disclosure not
                 required as to
                 definitive
                 agreements that are
                 fully disclosed in
                 the prospectus
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         1.02    Termination of a       X            X           X                                           X           X
                 Material Definitive
                 Agreement
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Disclosure is required
                 regarding termination
                 of any definitive
                 agreement that is
                 material to the
                 securitization (other
                 than expiration in
                 accordance with its
                 terms), even if
                 depositor is not a
                 party.


                 Examples: servicing
                 agreement, custodial
                 agreement.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         1.03    Bankruptcy or
                 Receivership
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------

                                                              O-10

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 Disclosure is          X            X           X                   X                       X           X
                 required regarding
                 the bankruptcy or
                 receivership, if
                 known to the Master
                 Servicer, with
                 respect to any of
                 the following:

                 Sponsor (Seller),
                 Depositor, Master
                 Servicer, affiliated
                 Servicer, other
                 Servicer servicing 20%
                 or more of pool assets
                 at time of report,
                 other material
                 servicers, Certificate
                 Administrator, Trustee,
                 significant obligor,
                 credit enhancer (10% or
                 more), derivatives
                 counterparty, Custodian
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         2.04    Triggering Events
                 that Accelerate or
                 Increase a Direct
                 Financial Obligation
                 or an Obligation
                 under an Off-Balance
                 Sheet Arrangement
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Includes an early                   X           X
                 amortization,
                 performance trigger
                 or other event,
                 including event of
                 default, that would
                 materially alter the
                 payment
                 priority/distribution
                 of cash
                 flows/amortization
                 schedule.

                 Disclosure will be
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------

                                                               O-11

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 made of events other
                 than waterfall triggers
                 which are disclosed in
                 the 6.07 statement
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         3.03    Material
                 Modification to
                 Rights of Security
                 Holders
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Disclosure is                                   X                                           X
                 required of any
                 material
                 modification to
                 documents defining
                 the rights of
                 Certificateholders,
                 including the
                 Pooling and
                 Servicing Agreement
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         5.03    Amendments to
                 Articles of
                 Incorporation or
                 Bylaws; Change in
                 Fiscal Year
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Disclosure is                                                                               X
                 required of any
                 amendment "to the
                 governing documents
                 of the issuing
                 entity"
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         5.06    Change in Shell
                 Company Status
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 [Not applicable to                                                                          X
                 ABS issuers]
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         6.01    ABS Informational
                 and Computational
                 Material
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 [Not included in                                                                            X
                 reports to be filed
                 under Section 3.18]
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         6.02    Change of Servicer
                 or Trustee
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Requires disclosure    X            X           X                                           X
                 of any removal,
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------

                                                              O-12

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 replacement,
                 substitution or
                 addition of any
                 master servicer,
                 affiliated servicer,
                 other servicer
                 servicing 10% or
                 more of pool assets
                 at time of report,
                 other material
                 servicers,
                 certificate
                 administrator or
                 trustee.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Reg AB disclosure      X
                 about any new servicer
                 is also required.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Reg AB disclosure                                                                 X (to the
                 about any new                                                                     extent of
                 trustee is also                                                                   new trust
                 required.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Reg AB disclosure                               X
                 about any new
                 securities
                 administrator is also
                 required.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         6.03    Change in Credit
                 Enhancement or Other
                 External Support
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Covers termination                              X                                           X
                 of any enhancement
                 in manner other than
                 by its terms, the
                 addition of an
                 enhancement, or a
                 material change in
                 the enhancement
                 provided.  Applies
                 to external credit
                 enhancements as well
                 as derivatives.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Reg AB disclosure                               X                                           X
                 about any new
                 enhancement provider is
                 also required.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         6.04    Failure to Make a                               X
                 Required Distribution
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------

                                                               O-13

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
         6.05    Securities Act
                 Updating
                 Disclosure
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 If any material pool                                                                        X
                 characteristic
                 differs by 5% or
                 more at the time of
                 issuance of the
                 securities from the
                 description in the
                 final prospectus,
                 provide updated Reg
                 AB disclosure about
                 the actual asset
                 pool.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 If there are any new                                                                        X
                 servicers or
                 originators required
                 to be disclosed
                 under Regulation AB
                 as a result of the
                 foregoing, provide
                 the information
                 called for in Items
                 1108 and 1110
                 respectively.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         7.01    Regulation FD          X            X           X                                           X
                 Disclosure
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         8.01    Other Events
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Any event, with                                                                             X
                 respect to which
                 information is not
                 otherwise called for
                 in Form 8-K, that
                 the registrant deems
                 of importance to
                 security holders.
-------- ------- ---------------------- ----------------------------------------------------------------------------------------
         9.01    Financial              The Responsible Party applicable to reportable event.
                 Statements
                 and Exhibits
-------- --------------------------------------------------------------------------- ------------- --------------------- -------
10-K     Must be filed within 90 days of the fiscal year end for the registrant.
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------------------- -------
         9B      Other Information
-------- ------- ---------------------- ----------------------------------------------------------------------------------------
                 Disclose any           The Responsible Party for the applicable Form 8-K item as indicated above.
                 information required
                 to be reported on
                 Form 8-K during the
-------- ------- ---------------------- ----------------------------------------------------------------------------------------

                                                               O-14

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 fourth quarter covered
                 by the Form 10-K but
                 not reported
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
         15      Exhibits and
                 Financial Statement
                 Schedules
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Item 1112(b) -                                                                              X
                 Significant Obligor
                 Financial Information
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Item 1114(b)(2) -
                 Credit Enhancement
                 Provider Financial
                 Information
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Determining                                                                                 X
                 applicable
                 disclosure
                 threshold
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Obtaining                                                                                   X
                 required
                 financial
                 information or
                 effecting
                 incorporation by
                 reference
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Item 1115(b) -
                 Derivative
                 Counterparty
                 Financial Information
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Determining                                                                                 X
                 current maximum
                 probable exposure
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Determining                                     X
                 current
                 significance
                 percentage
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Notifying                                       X
                 derivative
                 counterparty of
                 significance
                 percentage and
                 requesting
                 required
                 financial
                 information
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------

                                                               O-15

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 Obtaining                                                                                X
                 required
                 financial
                 information or
                 effecting
                 incorporation by
                 reference
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Item 1117 - Legal
                 proceedings pending
                 against the following
                 entities, or their
                 respective property,
                 that is material to
                 Certificateholders,
                 including proceedings
                 known to be
                 contemplated by
                 governmental
                 authorities:
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Sponsor (Seller)                                                                                        X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Depositor                                                                                   X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Trustee
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Issuing entity                                                                              X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Master Servicer,       X            X
                 affiliated Servicer,
                 other Servicer
                 servicing 20% or
                 more of pool assets
                 at time of report,
                 other material
                 servicers
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Securities                                      X
                 Administrator
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Originator of 20% or                                                                        X
                 more of pool assets
                 as of the Cut-off
                 Date
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Custodian                                                           X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Item 1119 -
                 Affiliations and
                 relationships
                 between the
                 following entities,
                 or their respective
                 affiliates, that are
                 material to
                 Certificateholders:
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Sponsor (Seller)                                                                                        X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Depositor                                                                                   X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------

                                                              O-16

-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ---------- --------
                                                     Master      Securities
Form     Item    Description            Servicers    Servicer    Administrator       Custodian     Trustee   Depositor  Sponsor
-------- --------------------------------------------------------------------------- ------------- --------- ---------- --------
                 Trustee                                                                           X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Master Servicer,       X            X
                 affiliated Servicer,
                 other Servicer
                 servicing 20% or
                 more of pool assets
                 at time of report,
                 other material
                 servicers
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Securities                                      X
                 Administrator
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Originator                                                                                  X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Custodian                                                           X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Credit                                                                                      X
                 Enhancer/Support
                 Provider
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Significant
                 Obligor                                                                                     X
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Item 1122 -            X            X           X                   X
                 Assessment of
                 Compliance with
                 Servicing Criteria
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------
                 Item 1123 -            X            X           X
                 Servicer
                 Compliance
                 Statement
-------- ------- ---------------------- ------------ ----------- ------------------- ------------- --------- ----------- -------

                                                                       EXHIBIT P

                       ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A. as [Securities Administrator]
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

Attn:  Corporate Trust Services - BSABS I 2007-SD3-SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

     In accordance with Section 3.18 of the Pooling and Servicing Agreement, dated as of April 1, 2007, among EMC Mortgage Corporation, as Sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and Citibank, N.A., as Trustee, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3. The Undersigned, as ____________________, hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [ ]
Disclosure:

     Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

                                    [NAME OF PARTY]
                                    as [role]



                                    By:
                                       ------------------------------
                                          Name:
                                          Title:

                                   Schedule I

                              Servicing Agreements

1. Seller's Warranties and Servicing Agreement between EMC Mortgage Corporation and Wells Fargo Bank, N.A. dated as of April 1, 2007 (attached).

2. Servicing Agreement, between Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation, dated as of April 1, 2007 (attached).

                                     S-I-1

                                                                  Execution Copy

 ------------------------------------------------------------------------------


                   BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      Owner

                                       and

                            EMC MORTGAGE CORPORATION

                                    Servicer

                               SERVICING AGREEMENT

                            Dated as of April 1, 2007

               Bear Stearns Asset Backed Securities Trust 2007-SD3

                       Mortgage Pass-Through Certificates

                                 Series 2007-SD3

 ------------------------------------------------------------------------------


Article I DEFINITIONS.............................................................................................1

     Section 1.01.    Defined Terms...............................................................................1

Article II SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES;
     BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS......................................................11
     Section 2.01.    Servicing of Mortgage Loans................................................................11
     Section 2.02.    Maintenance of Servicing Files.............................................................11
     Section 2.03.    Books and Records..........................................................................11
     Section 2.04.    Transfer of Mortgage Loans.................................................................12
     Section 2.05.    Delivery of Mortgage Loan Documents........................................................12

Article III REPRESENTATIONS AND WARRANTIES OF THE SERVICER.......................................................13


Article IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS........................................................15

     Section 4.01.    Servicer to Act as Servicer................................................................15
     Section 4.02.    Collection of Mortgage Loan Payments.......................................................18
     Section 4.03.    Realization Upon Defaulted Mortgage Loans..................................................18
     Section 4.04.    Establishment of Custodial Accounts; Deposits in Custodial Accounts........................19
     Section 4.05.    Permitted Withdrawals From the Custodial Account...........................................20
     Section 4.06.    Establishment of Escrow Accounts; Deposits in Escrow Accounts..............................21
     Section 4.07.    Permitted Withdrawals From Escrow Account..................................................22
     Section 4.08.    Payment of Taxes, Insurance and Other Charges, Maintenance of Primary
                      Mortgage Insurance Policies, Collections Thereunder........................................22
     Section 4.09.    Transfer of Accounts.......................................................................23
     Section 4.10.    Maintenance of Hazard Insurance............................................................24
     Section 4.11.    Maintenance of Mortgage Impairment Insurance Policy........................................24
     Section 4.12.    Fidelity Bond, Errors and Omissions Insurance..............................................25
     Section 4.13.    Title, Management and Disposition of REO Property..........................................25
     Section 4.14.    Notification of Adjustments................................................................27

Article V PAYMENTS TO THE OWNER..................................................................................27

     Section 5.01.    Remittances................................................................................27
     Section 5.02.    Statements to the Owner and the Master Servicer............................................28
     Section 5.03.    Monthly Advances by the Servicer...........................................................29
     Section 5.04.    Liquidation Reports........................................................................29

Article VI GENERAL SERVICING PROCEDURES..........................................................................30

     Section 6.01.    Assumption Agreements......................................................................30
     Section 6.02.    Satisfaction of Mortgages and Release of Mortgage Loan Documents...........................31
     Section 6.03.    Servicing Compensation.....................................................................31
     Section 6.04.    Annual Statement as to Compliance; Annual Certification....................................32
     Section 6.05.    [Reserved].................................................................................33


                                        i




     Section 6.06.    Owner's Right to Examine Servicer Records..................................................33
     Section 6.07.    Compliance with REMIC Provisions...........................................................33
     Section 6.08.    Non-solicitation...........................................................................33
     Section 6.09.    Assessment of Compliance with Servicing Criteria...........................................34
     Section 6.10.    Intent of the Parties; Reasonableness......................................................35

Article VII REPORTS TO BE PREPARED BY SERVICER...................................................................35

     Section 7.01.    Servicer Shall Provide Information as Reasonably Required..................................35

Article VIII THE SERVICER........................................................................................36

     Section 8.01.    Indemnification; Third Party Claims........................................................36
     Section 8.02.    Merger or Consolidation of the Servicer....................................................36
     Section 8.03.    Limitation on Liability of the Servicer and Others.........................................36
     Section 8.04.    Servicer Not to Resign.....................................................................37
     Section 8.05.    No Transfer of Servicing...................................................................37

Article IX DEFAULT...............................................................................................38

     Section 9.01.    Events of Default..........................................................................38
     Section 9.02.    Waiver of Defaults.........................................................................39

Article X TERMINATION............................................................................................40

     Section 10.01.   Termination................................................................................40
     Section 10.02.   Cooperation of Servicer with a Reconstitution..............................................40
     Section 10.03.   Master Servicer............................................................................44

Article XI MISCELLANEOUS PROVISIONS..............................................................................44

     Section 11.01.   Successor to the Servicer..................................................................44
     Section 11.02.   Amendment..................................................................................45
     Section 11.03.   Recordation of Agreement...................................................................46
     Section 11.04.   Governing Law..............................................................................46
     Section 11.05.   Notices....................................................................................46
     Section 11.06.   Severability of Provisions.................................................................47
     Section 11.07.   Exhibits...................................................................................47
     Section 11.08.   General Interpretive Principles............................................................48
     Section 11.09.   Reproduction of Documents..................................................................48
     Section 11.10.   Confidentiality of Information.............................................................48
     Section 11.11.   Assignment by the Owner....................................................................49
     Section 11.12.   No Partnership.............................................................................49
     Section 11.13.   Execution, Successors and Assigns..........................................................49
     Section 11.14.   Entire Agreement...........................................................................49
     Section 11.15.   Use of Subservicers and Subcontractors.....................................................49
     Section 11.16.   Third Party Beneficiary....................................................................50

EXHIBITS

Exhibit A     Mortgage Loan Schedule
Exhibit B     Custodial Account Letter Agreement
Exhibit C     Escrow Account Letter Agreement
Exhibit D     Form of Request for Release
Exhibit E     Reporting Data for Monthly Report
Exhibit F     Reporting Data for Defaulted Loans
Exhibit G     Form of Owner Certification
Exhibit H     Summary of Regulation AB Servicing Criteria
Exhibit I     Summary of Applicable Regulation AB Requirements
Exhibit J     Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit K     Reporting Data for Realized Losses and Gains

     THIS IS A SERVICING AGREEMENT, dated as of April 1, 2007, and is executed between Bear Stearns Asset Backed Securities I LLC (the "Owner") and EMC Mortgage Corporation (the "Servicer").

                              W I T N E S S E T H :

     WHEREAS, the Owner is the owner of the Mortgage Loans;

     WHEREAS, the Owner and the Servicer wish to prescribe the permanent management, servicing and control of the Mortgage Loans;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

     Accepted Servicing Practices: The procedures, including prudent collection and loan administration procedures, and the standard of care (i) employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgage Properties are located or (ii) in accordance with the Fannie Mae Guide or Freddie Mac Guide, subject to any variances negotiated with Fannie Mae or Freddie Mac and subject to the express provisions of this Agreement. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state, and local laws, ordinances, rules and regulations.

     Adjustment Date: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

     Agreement: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

     ARM Loans: First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related Index and are subject to Periodic Rate Caps and Lifetime Rate Caps and which may permit conversion to fixed interest rates.

     BSABS I: Bear Stearns Asset Backed Securities I LLC.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the States of Maryland, Minnesota, New York or the jurisdiction in which the Servicer conducts its servicing activities, or (iii) a day on which banks in the States of Maryland, Minnesota, New York or the jurisdiction in which the Servicer conducts its servicing activities are authorized or obligated by law or executive order to be closed.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     Commission or SEC: The Securities and Exchange Commission.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

     Custodial Account: One or more demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "BSABS 2007-SD3 Custodial Account in trust for BSABS I, Owner of Whole Loan Mortgages and various Mortgagors" established at a Qualified Depository, each of which accounts shall be held by such Qualified Depository in a fiduciary capacity, separate and apart from its funds and general assets.

     Custodian: Wells Fargo Bank, National Association, or such other custodian as Owner shall designate.

     Cut-off Date: With respect to any Mortgage Loan, the opening of business on the first day of the month in which the related closing date with respect to such Mortgage Loan occurs.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on. This method of determining delinquencies is also referred to as the OTS method.

     Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Pass-Through Transfer.

     Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

     Due Date: Each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

     Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

     Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "BSABS 2007-SD3 Escrow Account, in trust for BSABS I, Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

     Event of Default: Any one of the conditions or circumstances enumerated in
Section 9.01.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Fannie Mae: Fannie Mae, or any successor thereto.

     Fannie Mae Guide: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to
Section 4.12.

     FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

     Freddie Mac: Freddie Mac, or any successor thereto.

     Freddie Mac Guide: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

     Full Principal Prepayment: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     GAAP: Generally accepted accounting procedures, consistently applied.

     HUD: The United States Department of Housing and Urban Development or any successor.

     Index: With respect to each ARM Loan, on the related Adjustment Date, the index used to determine the Mortgage Interest Rate on each such ARM Loan.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     Lifetime Rate Cap: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

     Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

     Margin: With respect to each ARM Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

     Master Servicer: Wells Fargo Bank, National Association, its successors in interest and assigns, or any successor thereto designated by the Owner.

     Monthly Advance: The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 5.03.

     Monthly Payment: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

     Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

     Mortgage Loan: An individual Mortgage Loan described herein and as further identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Documents: The original mortgage loan legal documents held by the Custodian.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

     Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit A, such schedule being acceptable to the Owner and the Servicer.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     Mortgaged Property The underlying real property securing repayment of a Mortgage Note.

     Mortgagor: The obigor on a Mortgage Note.

     Negative Amortization: The portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on a Mortgage Loan, including an Option ARM Mortgage Loan, for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the related Mortgage Loan.

     Net Liquidation Proceeds: As to any Mortgage Loan, Liquidation Proceeds net of unreimbursedServicing Advances, Servicing Fees and Monthly Advances and expenses incurred by the Servicer in connection with the liquidation of the Mortgage Loan and the related Mortgaged Property.

     Nonrecoverable Advance: Any advance previously made by the Servicer pursuant to Section 5.03 or any Servicing Advance proposed to be made by the Servicer in respect of a Mortgage Loan or REO Property which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidation Proceeds or Insurance Proceeds on such Mortgage Loan or REO Property as provided herein. The determination by the Servicer that it has made a Nonrecoverable Advance, or that a proposed advance may constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

     Option ARM Mortgage Loan: An ARM Loan which (i) provides the Mortgagor with multiple Monthly Payment options and (ii) may result in Negative Amortization, as set forth in the Servicer's underwriting guidelines.

     Owner: Bear Stearns Asset Backed Securities I LLC, its successors in interest and assigns (including the Trustee in connection with a Pass-Through Transfer).

     Partial Principal Prepayment: A Principal Prepayment by a Mortgagor of a partial principal balance of a Mortgage Loan.

     Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

     Periodic Rate Cap: With respect to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date.

     Permitted Investments: Any one or more of the following obligations or securities:

     (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

     (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including any Trustee or the Master Servicer) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

     (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

     (iv) securities bearing interest or sold at a discount issued by any corporation (including any Trustee or the Master Servicer) incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

     (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

     (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

     (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities (including money market or common trust funds for which any Trustee or the Master Servicer or any affiliate thereof acts as a manager or an advisor) and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

     Prepayment Interest Excess: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Partial Principal Prepayment during the preceding calendar month or a Full Principal Prepayment during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Remittance Date occurs and the Determination Date of the calendar month in which such Remittance Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

     Prepayment Interest Shortfall: With respect to any Remittance Date, for each such Mortgage Loan that was the subject of a Partial Principal Prepayment during the preceding calendar month or a Full Principal Prepayment during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Remittance Date occurs, an amount equal to interest (to be paid by the Servicer out of its own funds without reimbursement therefor) at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Remittance Date.

     Prepayment Period: As to any Remittance Date, (a) in the case of Full Principal Prepayments, other than with respect to the initial Remittance Date, the period commencing on the 16th day of the month prior to the month in which the related Remittance Date occurs and ending on the 15th day of the month in which such Remittance Date occurs and, in the case of the initial Remittance Date, the period commencing on the Cut-off Date and ending on the 15th day of the month in which such Remittance Date occurs and (b) in the case of Partial Principal Prepayments or other recoveries, the preceding calendar month.

     Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

     Prime Rate: The prime rate of U.S. money center banks as published from time to time in The Wall Street Journal.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any Prepayment Charge, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Qualified Appraiser: An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     Qualified Depository: (a) The Custodian, (b) a depository, the accounts of which are insured by the FDIC and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by either of Moody's Investors Service, Inc. or Fitch, Inc., or (c) a depository, the short-term debt obligations, or other short-term deposits of which are rated at least `A-2' and the long-term unsecured debt obligations of which are rated at least `AA-' by Standard & Poor's Ratings Service, a division of The McGraw Hill Companies Inc.

     Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

     Rating Agency: Standard & Poor's Ratings Service, a division of The McGraw Hill Companies Inc., and Moody's Investors Service, Inc.

     Reconstitution Agreement: Any agreement involving any Pass-Through Transfer or Whole Loan Transfer.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: The provisions of the Federal income tax law relating to a REMIC, which appear at Section 860A through 860G of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date: The Remittance Date shall be no later than 1 PM New York time on the 23rd day of any month, or if such 23rd day is not a Business Day, the first Business Day immediately preceding such 23rd day.

     REO Disposition: The final sale by the Servicer of any REO Property.

     REO Disposition Proceeds: Amounts received by the Servicer in connection with a related REO Disposition.

     REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

     Sarbanes Certification: A certification required pursuant to The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations or amendments thereof by the Commission's staff).

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: The securities administrator with respect to any Pass-Through Transfer.

     Servicer: EMC Mortgage Corporation, or any of its successors in interest or any successor under this Agreement appointed as herein provided.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate),
(c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

     Servicing Criteria: As of any date of determination, the "servicing criteria" set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit H for convenience of reference only. In the event of a conflict or inconsistency between the terms of Exhibit H and the text of Item 1122(d) of Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing Criteria otherwise mutually agreed to by the Owner, the Servicer and any Person that will be responsible for signing any Sarbanes Certification with respect to a Pass-Through Transfer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit H).

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual servicing fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable from the interest portion of such Monthly Payment collected by the Servicer or as otherwise provided under
Section 4.05.

     Servicing Fee Rate: The Servicing Fee Rate shall be a rate per annum between 0.25% and 0.50% for each respective mortgage loan, in each case as provided in the Mortgage Loan Schedule.

     Servicing File: The documents, records and other items pertaining to a particular Mortgage Loan and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

     Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan after giving effect to payments of principal due and received or for which a Monthly Advance has been made, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan representing Principal Prepayments.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

     Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

     Trustee: The Person appointed as trustee in connection with any Pass-Through Transfer.

     Whole Loan Transfer: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Owner to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

                                   ARTICLE II
        SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS
                AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

     Section 2.01. Servicing of Mortgage Loans.

     The Servicer does hereby agree to service the Mortgage Loans in accordance with the terms of this Agreement. The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

     Section 2.02. Maintenance of Servicing Files.

     The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage Loan, including the Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Owner. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of the Owner as the owner of the related Mortgage Loans. Any portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the related Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

     Section 2.03. Books and Records.

     The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

     The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related Servicing File (or copies thereof) during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

     Section 2.04. Transfer of Mortgage Loans.

     No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section
2.04. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in accordance with Sections 10.02 and 11.12, provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement reasonably acceptable to the Servicer. The Owner shall advise the Servicer in writing of the transfer. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

     Section 2.05. Delivery of Mortgage Loan Documents.

     The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within 4 week(s) of their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation within 4 week(s) after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

     From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit
D. The Custodian shall deliver to the Servicer within five (5) Business Days, any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE SERVICER

The Servicer represents, warrants and covenants to the Owner that as of the date hereof or as of such date specifically provided herein:

     (a) The Servicer is a validly existing corporation in good standing under the laws of the State of its organization and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Servicer by any such state, and in any event the Servicer is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

     (b) The Servicer has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

     (c) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or materially conflict with or result in a breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

     (d) There is no litigation pending or, to the Servicer's knowledge, threatened with respect to the Servicer which is reasonably likely to have a material adverse effect on the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

     (f) The Servicer is an approved seller/servicer of residential mortgage loans for Fannie Mae and Freddie Mac. The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;


     (g) As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Owner, the Master Servicer and any Depositor, or disclosed in any public filing: (1) no default or servicing related performance trigger has occurred as to any other Pass-Through Transfer due to any act or failure to act of the Servicer; (2) no material noncompliance with applicable servicing criteria as to any other Pass-Through Transfer has occurred, been disclosed or reported by the Servicer; (3) the Servicer has not been terminated as servicer in a residential mortgage loan Pass-Through Transfer, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Servicer's servicing policies and procedures for similar loans have occurred in the preceding three years outside of the normal changes warranted by regulatory and product type changes in the portfolio; (5) there are no aspects of the Servicer's financial condition that could have a material adverse impact on the performance by the Servicer of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Servicer that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Servicer of a type that are described under Item 1119 of Regulation AB;

     (h) If so requested by the Owner, the Master Servicer or any Depositor on any date, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in clause (g) of this Article or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party;

     (i) Notwithstanding anything to the contrary in the Agreement, the Servicer shall (or shall cause each Subservicer) (i) immediately notify the Owner, the Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Servicer or any Subservicer and any of the parties specified in clause (7) of paragraph (g) of this Article (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of

Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer's obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships;

     (j) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner, the Master Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner, the Master Servicer and such Depositor, all information reasonably requested by the Owner, the Master Servicer or any Depositor in order to comply with its reporting obligation under
Item 6.02 of Form 8-K with respect to any class of asset-backed securities; and

     (k) Servicer has delivered to the Owner and the Master Servicer financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the servicing policies and procedures, business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement.

                                   ARTICLE IV
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01.     Servicer to Act as Servicer.

     The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices (giving due consideration to the Owner's reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and shall exercise the same care that it customarily employs for its own account. In addition, the Servicer shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing Practices in compliance with the servicing provisions of the Fannie Mae Guide, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of

Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer. The Owner may, at its option, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

     Consistent with and in addition to the terms set forth in this Agreement, if a Mortgage Loan is in default or such default is reasonably foreseeable, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor, including without limitation, to (1) capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, (2) defer such amounts to a later date or the final payment date of such Mortgage Loan, (3) extend the maturity of any such Mortgage Loan, (4) amend the related Mortgage Note to reduce the related Mortgage Rate with respect to any Mortgage Loan, (5) convert the Mortgage Rate on any Mortgage Loan from a fixed rate to an adjustable rate or vice versa, (6) with respect to a mortgage loan with an initial fixed rate period followed by an adjustable rate period, extend the fixed period and reduce the adjustable rate period, and/or (7) forgive the amount of any interest and principal owed by the related Mortgagor; provided that, in the Servicer's reasonable and prudent determination, such waiver, modification, postponement or indulgence: (A) is not materially adverse to the interests of the Owner on a present value basis using reasonable assumptions (including taking into account any estimated Realized Loss (as such term is defined in the related pooling and servicing agreement) that might result absent such action); and (B) does not amend the related Mortgage Note to extend the maturity thereof later than the date of the Latest Possible Maturity Date (as such term is defined in the related pooling and servicing agreement); provided, further, with respect to any Mortgage Loan that is not in default or if default is not reasonably foreseeable, unless the Servicer has provided to the Owner a certification addressed to the Owner, based on the advice of counsel or certified public accountants that have a national reputation with respect to taxation of REMICs that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of the REMICs and has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan..

     In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage

Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and
(b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

     The Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer. Any such subservicer must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this

Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

Section 4.02. Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer will proceed with diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     The Servicer shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Servicer is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Owner by the Remittance Date.

Section 4.03. Realization Upon Defaulted Mortgage Loans.

     The Servicer shall use its reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account and the requirements of the Fannie Mae Guide, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 4.01. In determining the delinquency status of any Mortgage Loan, the Servicer will apply the definition of Delinquent as such term is defined under the related pooling and servicing agreement. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor as provided in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection. After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

Section 4.04. Establishment of Custodial Accounts; Deposits in Custodial
Accounts.

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. Each Custodial Account shall be established with a Qualified Depository. To the extent such funds are not deposited in a Custodial Account, such funds may be invested in Permitted Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer). Custodial Accounts will be reconciled within 45 calendar days after the bank statement cut-off date. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Custodial Account, out of the Servicer's own funds, with no right to reimbursement therefor.

     The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Custodial Account or Accounts no later than two Business Days after receipt and identification of funds and retain therein the following payments and collections:

         (i) all payments on account of principal, including Principal Prepayments (inclusive of any Prepayment Charges), on the Mortgage Loans received after the Cut-off Date;

         (ii) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate received after the Cut-off Date;

         (iii) all Net Liquidation Proceeds received after the Cut-off Date;

         (iv) any net amounts received by the Servicer after the Cut-off Date in connection with any REO Property pursuant to Section 4.13;

         (v) all Insurance Proceeds received after the Cut-off Date including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged

     Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

         (vi) all Condemnation Proceeds affecting any Mortgaged Property received after the Cut-off Date other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

         (vii) any Monthly Advances as provided in Section 5.03;

         (viii) any amounts received after the Cut-off Date and required to be deposited in the Custodial Account pursuant to Section 6.02; and

         (ix) with respect to each full or partial Principal Prepayment received after the Cut-off Date, any Prepayment Interest Shortfalls, to the extent of the Servicer's aggregate Servicing Fee received with respect to the related Due Period.

     The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, and all Prepayment Interest Excess need not be deposited by the Servicer in the Custodial Account.

     Section 4.05. Permitted Withdrawals From the Custodial Account.

     The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

         (i) to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

         (ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

         (iii) to reimburse itself for unreimbursed Servicing Advances and Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received after the Cut-off Date related to such Mortgage Loan;

         (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) the Servicing Fee from that portion of any payment recovery attributable to interest on a particular Mortgage Loan;

         (v) to reimburse itself for any Nonrecoverable Advances;

         (vi) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

         (vii) to reimburse itself as provided in Section 8.03 hereof;

         (viii) to remove funds inadvertently placed in the Custodial Account in error by the Servicer;

         (ix) to clear and terminate the Custodial Account upon the termination of this Agreement; and

         (x) to reimburse itself for any Monthly Advances or Servicing Advances made in connection with a Mortgage Loan modified pursuant to Section 4.01, to the extent that such Advances or Servicing Advances have been added to the Stated Principal Balance of the Mortgage Loan during the related Due Period, the Company's right to reimburse itself pursuant to this subclause
     (x) being limited to amounts received on the Mortgage Loans with respect to principal only.

     Section 4.06. Establishment of Escrow Accounts; Deposits in Escrow
Accounts.

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Each Escrow Account shall be established with a Qualified Depository. To the extent such funds are not deposited in an Escrow Account, such funds may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

     The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than 48 hours after receipt of funds and retain therein:

         (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

         (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

         (iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

     The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. Except as provided in Section 4.07, the Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

     Section 4.07. Permitted Withdrawals From Escrow Account.


     Withdrawals from the Escrow Account may be made by the Servicer only:

         (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

         (ii) to reimburse Servicer for any Servicing Advance made by Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

         (iii) to refund to the Mortgagor any funds as may be determined to be overages;

         (iv) for transfer to the Custodial Account in connection with an acquisition of REO Property;

         (v) for application to restoration or repair of the Mortgaged Property;

         (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

         (viii) to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

         (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

     As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

     Section 4.08. Payment of Taxes, Insurance and Other Charges, Maintenance of Primary Mortgage Insurance Policies, Collections Thereunder.

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor when due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

     The Servicer will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to an amount for which Fannie Mae no longer requires such insurance to be maintained. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

     In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to
Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

     Section 4.09. Transfer of Accounts.

     The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer. If any one of the investment ratings of a Qualified Depository holding funds or Eligible Investments in the Custodial Account or Escrow Account is downgraded by the issuing rating agency, the Servicer shall, within three (3) Business Days of receipt of notice of the downgrading, transfer all such accounts, funds and Permitted Investments to a different Qualified Depository in accordance with this Agreement.

     Section 4.10. Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or
(ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

     Section 4.11. Maintenance of Mortgage Impairment Insurance Policy.

     In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with
Section 4.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.

     Section 4.12. Fidelity Bond, Errors and Omissions Insurance.


     The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The Servicer shall, upon request of Owner, deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner. The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Owner and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

     Section 4.13. Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee. Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

     The Servicer shall assume the responsibility for marketing each REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and
(i) the Owner shall have been supplied with an Opinion of Counsel (at the Servicer's expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by
Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

     Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold or managed in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

     The Servicer shall deposit or cause to be deposited, on a daily basis in each Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof. The Servicer shall maintain separate records with respect to each REO Property identifying all deposits and withdrawals from the Custodial Account for each REO Property.

     The Servicer shall furnish to the Owner on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month.

Such operating statement shall be accompanied by such other information as the Owner shall reasonably request.

     The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

     The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

     Section 4.14. Notification of Adjustments.

     With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused to the Owner thereby.

                                   ARTICLE V
                              PAYMENTS TO THE OWNER

     Section 5.01. Remittances.

     On each Remittance Date, the Servicer shall remit to the Owner (i) all amounts credited to the Custodial Account as of the close of business on the last day of the calendar month preceding the Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, except (a) Full Principal Prepayments received on or before the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the Remittance Date of such month, and (b) Full Principal Prepayments received after the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the next following Remittance Date, plus, to the extent not already deposited in the Custodial Account, the sum of (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 5.03 and (iii) all Prepayment Interest Shortfalls the Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts attributable to Monthly Payments collected after the Cut-off Date but due on a Due Date or Dates subsequent to the last day of the related Due Period, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

     With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be remitted to the Owner by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

     Section 5.02. Statements to the Owner and the Master Servicer.

     The Servicer shall furnish to the Owner and the Master Servicer an individual Mortgage Loan accounting report (a "Report"), as of the last Business Day of each month and the end of the related Prepayment Period, as applicable, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, such Report shall be received by the Owner and the Master Servicer no later than the twelfth calendar day of the month of the related Remittance Date (or, with respect to information as to Full Principal Prepayments and prepayment penalties no later than one (1) Business Day after the end of each Prepayment Period), a report in an Excel (or compatible) electronic format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and which shall provide the information required to be contained in the monthly statements to certificateholders as specified in the related pooling and servicing agreement, to the extent applicable to the Servicer.

     In addition, the Servicer shall provide to the Master Servicer and the Owner such other information known or available to the Servicer that is necessary in order to provide the distribution and pool performance information as required under Regulation AB, as amended from time to time, as determined by the Owner in its sole discretion. The Servicer shall also provide a monthly report, in the form of Exhibit E or Exhibit E-1 attached hereto, or such other form as is mutually acceptable to the Servicer, the Owner and the Master Servicer, Exhibit F or Exhibit F-1 or such other form as is mutually acceptable to the Servicer, the Owner and the Master Servicer with respect to defaulted mortgage loans and Exhibit K, with respect to realized losses and gains, with each such report.

     The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner or the Master Servicer pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner and the Master Servicer with such information concerning the Mortgage Loans as is necessary for the Owner and the

Master Servicer to prepare its federal income tax return as Owner and the Master Servicer may reasonably request from time to time.

     In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner and the Master Servicer at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

     Section 5.03. Monthly Advances by the Servicer.

     Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 4.01, of Monthly Payments, adjusted to the related Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related Determination Date; provided, however, that in the case of any Option ARM Mortgage Loan or Mortgage Loan having a Negative Amortization feature, such deposit by the Servicer need not exceed scheduled monthly payment of interest due thereon; and provided further, however, that the amount of any such deposit may be reduced by the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account. Any portion of the Amount Held for Future Distribution used to pay Monthly Advances shall be replaced by the Servicer by deposit into the Custodial Account on any future Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Owner on such Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

     The "Amount Held for Future Distribution" as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, and Principal Prepayments received or made in the month of such Remittance Date, and
(ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

     The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to the applicable Mortgage Loan. In such latter event, the Servicer shall deliver to the Owner an Officer's Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Servicing File and has obtained a recent appraisal and has made the reasonable determination that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

     Section 5.04. Liquidation Reports.

     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree. The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                   ARTICLE VI
                          GENERAL SERVICING PROCEDURES

     Section 6.01. Assumption Agreements.

     The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

     In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

     Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     Section 6.02. Satisfaction of Mortgages and Release of Mortgage Loan Documents.

     Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian with a certification and request for release by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents held by the Custodian. Upon receipt of such certification and request, the Owner shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or at the Owner's option execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

     In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit within one Business Day to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer and delivery to the Custodian of a servicing receipt signed by a Servicing Officer, the Custodian shall release the portion of the Mortgage Loan Documents held by the Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

     Section 6.03. Servicing Compensation.

     As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of Prepayment Charges, assumption fees, as provided in Section 6.01, late payment charges (exclusive of any Prepayment Charges) and other ancillary fees shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

     Section 6.04. Annual Statement as to Compliance; Annual Certification.

     (a) The Servicer will deliver to the Owner and the Master Servicer, not later than March 15th of each calendar year beginning in 2008, an Officer's Certificate (an "Annual Statement of Compliance") stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Servicer to the Owner upon request and by the Owner to any Person identified as a prospective purchaser of the Mortgage Loans. In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Servicer shall deliver an Annual Statement of Compliance of the Subservicer as described above as to each Subservicer as and when required with respect to the Servicer.

     (b) With respect to the Mortgage Loans, by March 15th of each calendar year beginning in 2008, an officer of the Servicer shall execute and deliver an Officer's Certificate (an "Annual Certification") to the Owner, the Master Servicer, the Securities Administrator, and any related Depositor for the benefit of each such entity and such entity's affiliates and the officers, directors and agents of any such entity and such entity's affiliates, in the form attached hereto as Exhibit G. In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer or a Subcontractor, to the extent such Subcontractor is "participating in the servicing function" pursuant to Item 1122 of Regulation AB, the Servicer shall deliver an Annual Certification as to each such Subservicer and Subcontractor, as and when required with respect to the Servicer.

     The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 6.04 or Section 6.09 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 6.04 or Section 6.09 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

     Upon request by the Owner or the Master Servicer, the Servicer will deliver to such requesting party a copy of the audited (if such financial statements are available, otherwise unaudited) financial statements of the Servicer for the most recent fiscal year of the Servicer.

     Section 6.05. [Reserved]

     Section 6.06. Owner's Right to Examine Servicer Records.

     The Owner shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

     The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal or state government regulations.

     Section 6.07. Compliance with REMIC Provisions.

     If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

     Section 6.08. Non-solicitation.

     The Servicer shall not knowingly conduct any solicitation exclusively targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this section. Nothing contained herein shall prohibit the Servicer from
(i) distributing to Mortgagors any general advertising including information brochures, coupon books, or other similar documentation which indicates services the Servicer offers, including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor's request.

     Section 6.09. Assessment of Compliance with Servicing Criteria.

     On and after April 1, 2007, the Servicer shall service and administer, and shall cause each subservicer to service or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

     With respect to the Mortgage Loans, the Servicer shall deliver to the Owner or its designee, the Master Servicer, the Securities Administrator, and any Depositor on or before March 15th of each calendar year beginning in 2008, a report (an "Assessment of Compliance") regarding the Servicer's assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, or as otherwise required by the Master Servicer, which as of the date hereof, require a report by an authorized officer of the Servicer that contains the following:

     (a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

     (b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;

     (c) An assessment by such officer of the Servicer's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

     (d) A statement that a registered public accounting firm has issued an attestation report on the Servicer's Assessment of Compliance for the period consisting of the preceding calendar year; and

     (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

     Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit J hereto.

     With respect to the Mortgage Loans, on or before March 15th of each calendar year beginning in 2008, the Servicer shall furnish to the Owner or its designee, the Master Servicer, the Securities Administrator and any Depositor a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, or as otherwise required by the Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

     The Servicer shall cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 11.15 to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Owner, the Master Servicer, the Securities Administrator and any Depositor an assessment of compliance and accountants' attestation as and when provided in Section 6.09.

     Section 6.10. Intent of the Parties; Reasonableness.

     The Owner and the Servicer acknowledge and agree that a purpose of clause
(g) of Article III, Sections 5.02, 6.04, 6.09 and 10.02 of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Owner, the Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

                                  ARTICLE VII
                       REPORTS TO BE PREPARED BY SERVICER

     Section 7.01. Servicer Shall Provide Information as Reasonably Required.


     The Servicer shall furnish to the Owner upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless
(i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                  ARTICLE VIII
                                  THE SERVICER

     Section 8.01. Indemnification; Third Party Claims.

     The Servicer agrees to indemnify the Owner, its successors and assigns, any agent of the Owner, and the Master Servicer, and hold each of such Persons harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Person may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein. The Servicer shall immediately notify the Owner or other indemnified Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and such other Indemnified Person and with counsel reasonably satisfactory to the Owner and such Person) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or such other indemnified Person in respect of such claim but failure to so notify the Owner and such other indemnified Person shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner and such other indemnified Person unless such settlement includes an unconditional release of the Owner and such other indemnified Person from all liability that is the subject matter of such claim. The provisions of this Section 8.01 shall survive termination of this Agreement.

     Section 8.02. Merger or Consolidation of the Servicer.

     The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

     Section 8.03. Limitation on Liability of the Servicer and Others.

     Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform in any way its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of gross negligence or any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Owner respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefor from the Custodial Account pursuant to
Section 4.05.

     Section 8.04. Servicer Not to Resign.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in
Section 11.01.

     Section 8.05. No Transfer of Servicing.

     With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which approval shall not be unreasonably withheld; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $25,000,000 and (iii) such affiliate shall deliver to the Owner a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

                                   ARTICLE IX
                                     DEFAULT

     Section 9.01. Events of Default.

     In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

     (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for one
(1) Business Day after written notice thereof (it being understood that this subparagraph shall not affect Servicer's obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Owner after the Business Day on which such payment was due); or

     (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than those described in clause (ix) hereof), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

     (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

     (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (vi) the Servicer ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the date hereof) as a mortgage loan servicer for more than thirty days to the extent such entities perform similar functions; or

     (vii) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

     (viii) the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer's ability to perform its obligations hereunder; or

     (ix) failure by the Servicer to duly perform, within the required time period, its obligations under Section 6.04, 6.09 or any of clauses (v) through
(viii) of Section 10.02;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a Pass-Through Transfer, appoint a successor servicer reasonably acceptable to the Master Servicer for such Pass-Through Transfer) under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to
Section 11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

     The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer, if the termination and/or transfer of servicing is for cause related to a servicer default. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

     Section 9.02. Waiver of Defaults.

     The Owner may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                   ARTICLE X
                                   TERMINATION

     Section 10.01. Termination.

     The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Owner in writing; or (iii) termination by the Owner pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

     Section 10.02. Cooperation of Servicer with a Reconstitution.

     The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, on or after the related closing date, on one or more dates (each a "Reconstitution Date") at the Owner's sole option, the Owner may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

     (a) one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

     (b) one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

     The Servicer agrees to execute in connection with any agreements among the Owner, the Servicer, and any servicer in connection with a Whole Loan Transfer, an assignment, assumption and recognition agreement, or, at Owner's request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties. It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Servicer than are contained in this Agreement.

     With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Owner, the Servicer agrees (1) to cooperate fully with the Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Owner; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date").

     In addition, the Servicer shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:

     (i) any and all information and appropriate verification of information which may be reasonably available to the Servicer, whether through letters of its auditors and counsel or otherwise, as the Owner or any such other participant shall request upon reasonable demand;

     (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably agreed upon by the Servicer and the Owner or any such other participant;

     (iii) within 5 Business Days after request by the Owner, the information with respect to the Servicer (as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion. In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Servicer shall provide the information required pursuant to this clause with respect to the Subservicer;

     (iv) within 5 Business Days after request by the Owner,

         (a) information regarding any legal proceedings pending (or known to be contemplated) against the Servicer (as servicer) and each Subservicer as required by Item 1117 of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion,

         (b) information regarding affiliations with respect to the Servicer (as servicer) and each Subservicer as required by Item 1119(a) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as
Exhibit I for convenience of reference only, as determined by Owner in its sole discretion, and

         (c) information regarding relationships and transactions with respect to the Servicer (as servicer) and each Subservicer as required by Item 1119(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion;

     (v) for the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) provide prompt notice to the Owner, the Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Servicer or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer's obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships;

     (vi) as a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, the Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

     (vii) in addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Pass-Through Transfer that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

         (A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

         (B) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

         (C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

     (viii) the Servicer shall provide to the Owner, the Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer's performance hereunder.

     In the event of a conflict or inconsistency between the terms of Exhibit I and the text of the applicable Item of Regulation AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

     The Servicer shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through Transfer: each issuing entity; each Person (including, but not limited to, the Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

     (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants' letter or other material provided under this Section 10.02 by or on behalf of the Servicer, or provided under this Section 10.02, Sections 6.04 and 6.09 and by or on behalf of any Subservicer or Subcontractor (collectively, the "Servicer Information"), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

     (ii) any breach by the Servicer of its obligations under this Section 10.02, including particularly any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 10.02, including any failure by the Servicer to identify pursuant to Section
11.15 any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

     (iii) any breach by the Servicer of a representation or warranty set forth in Section Article III or in a writing furnished pursuant to clause (h) of
Article III and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to clause (h) of Article III to the extent made as of a date subsequent to such closing date; or

     (iv) the negligence bad faith or willful misconduct of the Servicer in connection with its performance under this Section 10.02.

     If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

     In the case of any failure of performance described above, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered pursuant to this Section or Section 6.04 or Section 6.09 as required by the Servicer, any Subservicer or any Subcontractor.

     This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

     All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

     Section 10.03. Master Servicer.

     The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Owner, shall have the same rights as the Owner to enforce the obligations of the Servicer under this Agreement. The Master Servicer, or the entity specified in the pooling and servicing agreement, shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement if such failure constitutes an Event of Default as provided in Article IX of this Agreement. Notwithstanding anything to the contrary, in no event shall the Master Servicer assume any of the obligations of the Owner under this Agreement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section 11.01. Successor to the Servicer.

     Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under
Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to
Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

     The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Monthly Advances and Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

     Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

     All reasonable costs and expenses incurred in connection with replacing the Servicer upon its resignation or the termination of the Servicer in accordance with the terms of this Agreement, including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement, shall be payable on demand by the resigning or terminated Servicer without any right of reimbursement therefor.

     Section 11.02. Amendment.

     This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

     Section 11.03. Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Owner's expense on direction of the Owner accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

     Section 11.04. Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.05.    Notices.
                  -------

     Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

         (i)   if to the Servicer:

               EMC Mortgage Corporation
               2780 Lake Vista Drive
               Lewisville, Texas 75067
               Attention:  General Counsel
               Telecopier No.:  (469) 759-4714

         (ii)  if to the Owner:

               Bear, Stearns & Co. Inc.
               383 Madison Ave.
               New York, New York 10179
               Attention:  Global Credit Administration
               Telecopier No.:  (212) 272-3751

         (iii) if to the Master Servicer:

               Wells Fargo Bank, National Association
               P.O. Box 98
               Columbia, Maryland 21046
               Attention:  Master Servicing - Bear Stearns

               And for overnight delivery to:

               Wells Fargo Bank, National Association
               9062 Old Annapolis Road
               Columbia, Maryland 21045
               Attention:  Client Manager, BSABS 2007-SD3
               Telecopier No.:  (410) 715-2380

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     Section 11.06. Severability of Provisions.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

     Section 11.07. Exhibits

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 11.08. General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

     (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

     Section 11.09. Reproduction of Documents.

     This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 11.10. Confidentiality of Information.

     Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

     Section 11.11. Assignment by the Owner.

     The Owner shall have the right, without the consent of the Servicer hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement reasonably acceptable to the Servicer and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans. In no event shall Owner sell a partial interest in any Mortgage Loan. All references to the Owner in this Agreement shall be deemed to include its assignees or designees. It is understood and agreed between the Owners and the Servicer that no more than five (5) Persons shall have the right of owner under this Agreement at any one time.

     Section 11.12. No Partnership.

     Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

     Section 11.13. Execution, Successors and Assigns.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.05, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

     Section 11.14. Entire Agreement.

     Each of the Servicer and the Owner acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.

     Section 11.15. Use of Subservicers and Subcontractors.

     (a) The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the servicers of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (d) of this Section. The Servicer must notify the Owner, the Master Servicer and any Depositor in writing of any affiliations or relationships that develop following the closing date between the Servicer or any Subservicer.

     (b) The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with clauses (g) and (j) of Article III, Sections 6.04, 6.09 and 10.02 of this Agreement to the same extent as if such Subservicer were the Owner, and to provide the information required with respect to such Subservicer under Section 3.01(i) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner, the Master Servicer and any Depositor any Annual Statement of Compliance required to be delivered by such Subservicer under Section 6.04(a), any Assessment of Compliance and Attestation Report required to be delivered by such Subservicer under Section 6.09, any Annual Certification required under Section 6.04(b), any Additional Form 10-D Disclosure and any Form 8-K Disclosure Information, as and when required to be delivered.

     (c) The Servicer shall promptly upon request provide to the Owner, the Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Owner, the Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

     (d) As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 6.07 and 10.02 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any Assessment of Compliance and Attestation Report and other certificates required to be delivered by such Subservicer and such Subcontractor under Section 6.09 (and any Annual Certification required under Section 6.09(b)), in each case as and when required to be delivered.

     Section 11.16. Third Party Beneficiary

     For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

     IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.

                                    EMC MORTGAGE CORPORATION,
                                    as Servicer

                                    By:  /s/ Debbie Pratt
                                         ---------------------------------------
                                    Name:  Debbie Pratt
                                    Title: Senior Vice President


                                    BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Owner

                                    By:  /s/ Baron Silverstein
                                         ---------------------------------------
                                    Name:  Baron Silverstein
                                    Title: Vice President

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                     (date)

To:______________________
_________________________
_________________________
      (the "Depository")

     As "Servicer" under the Servicing Agreement, dated as of April 1, 2007, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "BSABS 2007-SD3 Custodial Account, in trust for BSABS I, Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

               By:____________________
               Name:__________________
               Title:_________________

     The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

               [         ]
               (name of Depository)
               By:____________________
               Name:__________________
               Title:_________________

                                                EXHIBIT C

                                     ESCROW ACCOUNT LETTER AGREEMENT

                                                  (date)


To:______________________
_________________________
_________________________
      (the "Depository")

     As "Servicer" under the Servicing Agreement, dated as of April 1, 2007 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "BSABS 2007-SD3 Escrow Account, in trust for BSABS I, Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

               By:____________________
               Name:__________________
               Title:_________________

     The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

               [         ]
               (name of Depository)
               By:____________________
               Name:__________________
               Title:_________________

                                    EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

     To:  Wells Fargo Bank, National Association
          1015 10th Avenue S.E.

          Mpls., MN  55414
          Attn:  ________________

     Re: Custodial Agreement dated as of May ___, 2007, between EMC Mortgage Corporation and Wells Fargo Bank, National Association, as Custodian

     In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

     Reason for Requesting Documents (check one):

     _______            1.   Mortgage Paid in Full


     _______            2.   Foreclosure


     _______            3.   Substitution


     _______            4.   Other Liquidation (Repurchases, etc.)


     _______            5.   Nonliquidation

[Reason:_______________________________]


     Address to which Custodian should

     Deliver the Custodian's Mortgage File:

     ------------------------------------------


     ------------------------------------------


     ------------------------------------------

     By:_______________________________________

                            (authorized signer)

     Issuer:_____________________________________

     Address:___________________________________

             -----------------------------------

     Date:______________________________________

Custodian

     Wells Fargo Bank, National Association

Please acknowledge the execution of the above request by your signature and date below:

     ------------------------------------                      -----------------
     Signature                                                 Date


     Documents returned to Custodian:

     ------------------------------------                      -----------------
                                                               Date
     Custodian

                                    EXHIBIT E

                        REPORTING DATA FOR MONTHLY REPORT

                    Standard File Layout - Master Servicing

-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer. This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs($)  11
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs($)  11
                               the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs($)  11
                               the beginning of the processing cycle.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs($)  11
                               the end of the processing cycle.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs($)  11

------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs($)  11
                               curtailment amount, if applicable.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs($)  11

------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs($)  11
                               curtailment amount, if applicable.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs($)  11

------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs($)  11
                               curtailment amount, if applicable.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------











                                      E-1


------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs($)  11
                               the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                                                                                            Action Code Key:                  2
                                                                                            15=Bankruptcy,
                               The standard FNMA numeric code used to indicate              30=Foreclosure, , 60=PIF,
                               the default/delinquent status of a particular                63=Substitution,
ACTION_CODE                    loan.                                                        65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs($)  11
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs($)  11
                               applicable.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs($)  11
                               applicable.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs($)  11
                               due at the beginning of the cycle date to be
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs($)  11
                               investors at the end of a processing cycle.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs($)  11
                               the Servicer for the current cycle -- only
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs($)  11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs($)  11
                               Servicer for the current reporting cycle --
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs($)  11
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs($)  11
                               prepays on his loan as reported by the
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs($)  11
                               waived by the servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs($)  11
                               interest advances made by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

                                   EXHIBIT E-1

                        REPORTING DATA FOR MONTHLY REPORT

----------------------------------- ------------------------------------------------- --------- ---------------------- ------
                                    Standard Loan Level File Layout - Master
                                    Servicing
----------------------------------- ------------------------------------------------- --------- ---------------------- ------

----------------------------------- ------------------------------------------------- --------- ---------------------- ------
Exhibit 1:  Layout
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
Column Name                         Description                                       Decimal   Format
                                                                                                Comment
                                                                                                                       Max
                                                                                                                       Size
------------------------------------------------------------------------------------- --------- ---------------------- ------
Each file requires the following fields:
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SER_INVESTOR_NBR                    A value assigned by the Servicer to define a                Text up to 20 digits
                                    group of loans.                                                                       20
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
LOAN_NBR                            A unique identifier assigned to each loan by                Text up to 10 digits
                                    the investor.                                                                         10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERVICER_LOAN_NBR                   A unique number assigned to a loan by the                   Text up to 10 digits
                                    Servicer.  This may be different than the                                             10
                                    LOAN_NBR.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SCHED_PAY_AMT                       Scheduled monthly principal and scheduled                2  No commas(,) or
                                    interest payment that a borrower is expected to             dollar signs ($)          11
                                    pay, P&I constant.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
NOTE_INT_RATE                       The loan interest rate as reported by the                4  Max length of 6
                                    Servicer.                                                                              6
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
NET_INT_RATE                        The loan gross interest rate less the service            4  Max length of 6
                                    fee rate as reported by the Servicer.                                                  6
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_FEE_RATE                       The servicer's fee rate for a loan as reported           4  Max length of 6
                                    by the Servicer.                                                                       6
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_FEE_AMT                        The servicer's fee amount for a loan as                  2  No commas(,) or
                                    reported by the Servicer.                                   dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
NEW_PAY_AMT                         The new loan payment amount as reported by the           2  No commas(,) or
                                    Servicer.                                                   dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
NEW_LOAN_RATE                       The new loan rate as reported by the Servicer.           4  Max length of 6
                                                                                                                           6
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ARM_INDEX_RATE                      The index the Servicer is using to calculate a           4  Max length of 6
                                    forecasted rate.                                                                       6
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ACTL_BEG_PRIN_BAL                   The borrower's actual principal balance at the           2  No commas(,) or
                                    beginning of the processing cycle.                          dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ACTL_END_PRIN_BAL                   The borrower's actual principal balance at the           2  No commas(,) or
                                    end of the processing cycle.                                dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
BORR_NEXT_PAY_DUE_DATE              The date at the end of processing cycle that                MM/DD/YYYY
                                    the borrower's next payment is due to the                                             10
                                    Servicer, as reported by Servicer.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_AMT_1                     The first curtailment amount to be applied.              2  No commas(,) or
                                                                                                dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_DATE_1                    The curtailment date associated with the first              MM/DD/YYYY
                                    curtailment amount.                                                                   10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
CURT_ADJ_ AMT_1                     The curtailment interest on the first                    2  No commas(,) or
                                    curtailment amount, if applicable.                          dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_AMT_2                     The second curtailment amount to be applied.             2  No commas(,) or
                                                                                                dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_DATE_2                    The curtailment date associated with the second             MM/DD/YYYY
                                    curtailment amount.                                                                   10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
CURT_ADJ_ AMT_2                     The curtailment interest on the second                   2  No commas(,) or
                                    curtailment amount, if applicable.                          dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------


                                     E-1-1

----------------------------------- ------------------------------------------------- --------- ---------------------- ------
Exhibit 1: Continued                Standard Loan Level File Layout
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
Column Name                         Description                                       Decimal   Format
                                                                                                Comment
                                                                                                                       Max
                                                                                                                       Size
------------------------------------------------------------------------------------- --------- ---------------------- ------
SERV_CURT_AMT_3                     The third curtailment amount to be applied.              2  No commas(,) or
                                                                                                dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_DATE_3                    The curtailment date associated with the third              MM/DD/YYYY
                                    curtailment amount.                                                                   10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
CURT_ADJ_AMT_3                      The curtailment interest on the third                    2  No commas(,) or
                                    curtailment amount, if applicable.                          dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
PIF_AMT                             The loan "paid in full" amount as reported by            2  No commas(,) or
                                    the Servicer.                                               dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
PIF_DATE                            The paid in full date as reported by the                    MM/DD/YYYY
                                    Servicer.                                                                             10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
                                                                                                Action Code Key:
ACTION_CODE                         The standard FNMA numeric code used to indicate             15=Bankruptcy,             2
                                    the default/delinquent status of a particular               30=Foreclosure, ,
                                    loan.                                                       60=PIF,
                                                                                                63=Substitution,
                                                                                                65=Repurchase,70=REO
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
INT_ADJ_AMT                         The amount of the interest adjustment as                 2  No commas(,) or
                                    reported by the Servicer.                                   dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SOLDIER_SAILOR_ADJ_AMT              The Soldier and Sailor Adjustment amount, if             2  No commas(,) or
                                    applicable.                                                 dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
NON_ADV_LOAN_AMT                    The Non Recoverable Loan Amount, if applicable.          2  No commas(,) or
                                                                                                dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
LOAN_LOSS_AMT                       The amount the Servicer is passing as a loss,            2  No commas(,) or
                                    if applicable.                                              dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
Plus the following applicable fields:
------------------------------------------------------------------------------------- --------- ---------------------- ------
SCHED_BEG_PRIN_BAL                  The scheduled outstanding principal amount due           2  No commas(,) or
                                    at the beginning of the cycle date to be passed             dollar signs ($)          11
                                    through to investors.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SCHED_END_PRIN_BAL                  The scheduled principal balance due to                   2  No commas(,) or
                                    investors at the end of a processing cycle.                 dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SCHED_PRIN_AMT                      The scheduled principal amount as reported by            2  No commas(,) or
                                    the Servicer for the current cycle -- only                  dollar signs ($)          11
                                    applicable for Scheduled/Scheduled Loans.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SCHED_NET_INT                       The scheduled gross interest amount less the             2  No commas(,) or
                                    service fee amount for the current cycle as                 dollar signs ($)          11
                                    reported by the Servicer -- only applicable for
                                    Scheduled/Scheduled Loans.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ACTL_PRIN_AMT                       The actual principal amount collected by the             2  No commas(,) or
                                    Servicer for the current reporting cycle --                 dollar signs ($)          11
                                    only applicable for Actual/Actual Loans.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ACTL_NET_INT                        The actual gross interest amount less the                2  No commas(,) or
                                    service fee amount for the current reporting                dollar signs ($)          11
                                    cycle as reported by the Servicer -- only
                                    applicable for Actual/Actual Loans.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
PREPAY_PENALTY_ AMT                 The penalty amount received when a borrower              2  No commas(,) or
                                    prepays on his loan as reported by the                      dollar signs ($)          11
                                    Servicer.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
PREPAY_PENALTY_ WAIVED              The prepayment penalty amount for the loan               2  No commas(,) or
                                    waived by the servicer.                                     dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
Exhibit 1: Continued                Standard Loan Level File Layout

----------------------------------- ------------------------------------------------- --------- ---------------------- ------
Column Name                         Description                                        Decimal  Format Comment

                                                                                                                       Max
                                                                                                                       Size

----------------------------------- ------------------------------------------------- --------- ---------------------- ------
MOD_DATE                            The Effective Payment Date of the Modification              MM/DD/YYYY
                                    for the loan.                                                                         10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------

                                      E-1-2


----------------------------------- ------------------------------------------------- --------- ---------------------- ------
MOD_TYPE                            The Modification Type.                                      Varchar - value can
                                                                                                be alpha or numeric       30
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
DELINQ_P&I_ADVANCE_AMT              The current outstanding principal and interest           2  No commas(,) or
                                    advances made by Servicer.                                  dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
                                    Flag to indicate if the repurchase of a loan is             Y=Breach
BREACH_FLAG                         due to a breach of Representations and                      N=NO Breach                1
                                    Warranties                                                  Let blank if N/A
----------------------------------- ------------------------------------------------- --------- ---------------------- ------






























                                     E-1-3

Exhibit 2: Monthly Summary Report by Single Investor

MONTHLY SUMMARY REPORT

For Month Ended:  mm/dd/yyyy                               Servicer Name
                  ----------                                            -----------------------------------
Prepared by:                                               Investor Nbr
            -------------------------------------                       -----------------------------------
Section 1. Remittances and Ending Balances - Required Data
----------------------------------------------------------------------------------------------------------
     Beginning     |        Ending    |   Total Monthly  |  Total Monthly Unpaid |Total Monthly Principal |
                   |                  |                  |                       |                        |
    Loan Count     |      Loan Count  |   Remittance Amo |    Principal Balance  |       Balance          |
----------------------------------------------------------------------------------------------------------
         0                   0                  $0.00             $0.00                  $0.00
----------------------------------------------------------------------------------------------------------
Principal Calculation
---------------------
1.     Monthly Principal Due                                                   +                   $0.00
                                                                                              ----------
2.     Current Curtailments                                                    +                   $0.00
                                                                                              ----------
3.     Liquidations                                                            +                   $0.00
                                                                                              ----------
4.     Other (attach explanation)                                              +                   $0.00
                                                                                              ----------
5.     Principal Due                                                                               $0.00
                                                                                              ----------
6.     Interest (reported "gross")                                             +                   $0.00
                                                                                              ----------
7.     Interest Adjustments on Curtailments                                    +                   $0.00
                                                                                              ----------
8.     Servicing Fees                                                          -                   $0.00
                                                                                              ----------
9.     Other Interest (attach explanation)                                     +                   $0.00
                                                                                              ----------
10.    Interest Due        (need to subtract ser fee)                                              $0.00
                                                                                              ==========
Remittance Calculation
----------------------
11.    Total Principal and Interest Due (lines 5+10-1/8%)                      +                   $0.00
                                                                                              ----------
12.    Reimbursement of Non-Recoverable Advances                               -                   $0.00
                                                                                              ----------
13.    Total Realized gains                                                    +                   $0.00
                                                                                              ----------
14.    Total Realized Losses                                                   -                   $0.00
                                                                                              ----------
15.    Total Prepayment Penalties                                              +                   $0.00
                                                                                              ----------
16.    Total Non-Supported Compensating Interest                               -                   $0.00
                                                                                              ----------
17.    Other (attach explanation)                                                                  $0.00
                                                                                              ----------
18.    Net Funds Due on or before Remittance Date                              $                   $0.00
                                                                                              ----------


---------------------------------------------------------------------------------------------------------
Section 2. Delinquency Report - Optional Data for Loan Accounting
---------------------------------------------------------------------------------------------------------
                                        Installments Delinquent
---------------------------------------------------------------------------------------------------------
Total No.   |    Total No.   |         |        |           |     In      | Real Estate |   Total Dollar |
            |                |         |        |           |             |             |                |
    of      |        of      |    30-  |   60-  |90 or more | Foreclosure |    Owned    |   Amount of    |
            |                |         |        |           |             |             |                |
  Loans     |  Delinquencies |   Days  |  Days  |   Days    | (Optional)  | (Optional)  | Delinquencies  |
---------------------------------------------------------------------------------------------------------
    0       |        0       |    0    |   0    |     0     |     0       |     0       |      0         |
---------------------------------------------------------------------------------------------------------






                                     E-1-4

---------------------------------------------------------------------------
|Section 3. REG AB Summary Report - REPORT ALL APPLICABLE FIELDS           |
---------------------------------------------------------------------------
|REG AB FIELDS                                LOAN COUNT            BALANCE|
---------------------------------------------------------------------------
|REPAYMENT PENALTY AMT                            0                  $0.00 |
---------------------------------------------------------------------------
|REPAYMENT PENALTY AMT WAVED                      0                  $0.00 |
---------------------------------------------------------------------------
|DELINQUENCY P&I AMOUNT                           0                  $0.00 |
---------------------------------------------------------------------------
































                                     E-1-5

Pick up



                                    EXHIBIT F

                       REPORTING DATA FOR DEFAULTED LOANS

                  Standard File Layout - Delinquency Reporting

-----------------------------------------------------------------------------------------------------------------------------
(a)             Column/Header              (b)     Description                             (c)Decimal    (d)           Format
                    Name                                                                                              Comment
-----------------------------------------------------------------------------------------------------------------------------
(e)     SERVICER_LOAN_NBR                  (f)     A unique number assigned to a loan      (g)           (h)
                                                   by the Servicer.  This may be
                                                   different than the LOAN_NBR

(i)     LOAN_NBR                           (j)     A unique identifier assigned to each    (k)           (l)
                                                   loan by the originator.

(m)     CLIENT_NBR                         (n)     Servicer Client Number                  (o)           (p)

(q)     SERV_INVESTOR_NBR                  (r)     Contains a unique number as assigned    (s)           (t)
                                                   by an external servicer to identify
                                                   a group of loans in their system.

(u)     BORROWER_FIRST_NAME                (v)     First Name of the Borrower.             (w)           (x)

(y)     BORROWER_LAST_NAME                 (z)     Last name of the borrower.              (aa)          (bb)

(cc)    PROP_ADDRESS                       (dd)    Street Name and Number of Property      (ee)          (ff)

(gg)    PROP_STATE                         (hh)    The state where the  property           (ii)          (jj)
                                                   located.

(kk)    PROP_ZIP                           (ll)    Zip code where the property is          (mm)          (nn)
                                                   located.

(oo)     BORR_NEXT_PAY_DUE_DATE            (pp)    The date that the borrower's next       (qq)          (rr)       MM/DD/YYYY
                                                   payment is due to the servicer at
                                                   the end of processing cycle, as
                                                   reported by Servicer.

(ss)    LOAN_TYPE                          (tt)    Loan Type (i.e. FHA, VA, Conv)          (uu)          (vv)

(ww)    BANKRUPTCY_FILED_DATE              (xx)    The date a particular bankruptcy        (yy)          (zz)       MM/DD/YYYY

                                                   claim was filed.

(aaa)   BANKRUPTCY_CHAPTER_CODE            (bbb)   The chapter under which the             (ccc)         (ddd)
                                                   bankruptcy was filed.

(eee)   BANKRUPTCY_CASE_NBR                (fff)   The case number assigned by the         (ggg)         (hhh)
                                                   court to the bankruptcy filing.

(iii)   POST_PETITION_DUE_DATE             (jjj)   The payment due date once the           (kkk)         (lll)      MM/DD/YYYY
                                                   bankruptcy has been approved by the
                                                   courts

(mmm)   BANKRUPTCY_DCHRG_DISM_DATE         (nnn)   The Date The Loan Is Removed From        (ooo)        (ppp)      MM/DD/YYYY
                                                   Bankruptcy. Either by Dismissal,
                                                   Discharged and/or a Motion For
                                                   Relief Was Granted.

(qqq)   LOSS_MIT_APPR_DATE                  (rrr)  The Date The Loss Mitigation Was        (sss)         (ttt) MM/DD/YYYY
                                                    Approved By The Servicer

(uuu)   LOSS_MIT_TYPE                      (vvv)    The Type Of Loss Mitigation            (www)         (xxx)
                                                    Approved For A Loan Such As;

(yyy)   LOSS_MIT_EST_COMP_DATE             (zzz)    The Date The Loss Mitigation /Plan     (aaaa)        (bbbb)     MM/DD/YYYY
                                                    Is Scheduled To End/Close
(cccc)  LOSS_MIT_ACT_COMP_DATE             (dddd)   The Date The Loss Mitigation Is        (eeee)        (ffff)     MM/DD/YYYY
                                                    Actually Completed

(gggg)  FRCLSR_APPROVED_DATE               (hhhh)   The date DA Admin sends a letter to    (iiii)        (jjjj)     MM/DD/YYYY
                                                    the servicer with instructions to
                                                    begin foreclosure proceedings.
(kkkk)  ATTORNEY_REFERRAL_DATE             (llll)   Date File Was Referred To Attorney     (mmmm)        (nnnn)     MM/DD/YYYY
                                                    to Pursue Foreclosure
(oooo)  FIRST_LEGAL_DATE                   (pppp)   Notice of 1st legal filed by an        (qqqq)        (rrrr)     MM/DD/YYYY
                                                    Attorney in a Foreclosure Action

(ssss)  FRCLSR_SALE_EXPECTED_DATE          (tttt)   The date by which a foreclosure        (uuuu)        (vvvv)     MM/DD/YYYY
                                                    sale is expected to occur.


                                     F-1



(wwww)   FRCLSR_SALE_DATE                  (xxxx)    The actual date of the foreclosure     (yyyy)       (zzzz)     MM/DD/YYYY
                                                     sale.

(aaaaa)  FRCLSR_SALE_AMT                   (bbbbb)   The amount a property sold for at      (ccccc)  2   (ddddd)No commas(,) or
                                                     the foreclosure sale.                                      dollar signs ($)

(eeeee)  EVICTION_START_DATE               (fffff)   The date the servicer initiates        (ggggg)      (hhhhh)    MM/DD/YYYY
                                                     eviction of the borrower.

(iiiii) EVICTION_COMPLETED_DATE            (jjjjj)   The date the court revokes legal       (kkkkk)      (lllll)    MM/DD/YYYY
                                                     possession of the property from the
                                                     borrower.
(mmmmm)     LIST_PRICE                     (nnnnn)   The price at which an REO property     (ooooo)  2   (ppppp)No commas(,) or
                                                     is marketed.                                               dollar signs ($)

(qqqqq)  LIST_DATE                         (rrrrr)   The date an REO property is listed    (sssss)      (ttttt) MM/DD/YYYY
                                                     at a particular price.

(uuuuu)  OFFER_AMT                         (vvvvv)   The dollar value of an offer for an   (wwwww)   2   (xxxxx)No commas(,) or
                                                     REO property.                                               dollar signs ($)

(yyyyy)  OFFER_DATE_TIME                   (zzzzz)   The date an offer is received by DA   (aaaaaa)      (bbbbbb)   MM/DD/YYYY
                                                     Admin or by the Servicer.

(cccccc)   REO_CLOSING_DATE                (dddddd)  The date the REO sale of the          (eeeeee)      (ffffff)   MM/DD/YYYY
                                                     property is scheduled to close.

(gggggg)   REO_ACTUAL_CLOSING_DATE         (hhhhhh)  Actual Date Of REO Sale               (iiiiii)      (jjjjjj)   MM/DD/YYYY

(kkkkkk)   OCCUPANT_CODE                   (llllll)  Classification of how the property    (mmmmmm)      (nnnnnn)
                                                     is occupied.
(oooooo)   PROP_CONDITION_CODE             (pppppp)  A code that indicates the condition   (qqqqqq)      (rrrrrr)
                                                     of the property.

(ssssss)   PROP_INSPECTION_DATE            (tttttt)  The date a  property inspection is    (uuuuuu)      (vvvvvv)   MM/DD/YYYY
                                                     performed.
(wwwwww)   APPRAISAL_DATE                  (xxxxxx)  The date the appraisal was done.      (yyyyyy)      (zzzzzz)   MM/DD/YYYY

(aaaaaaa)  CURR_PROP_VAL                   (bbbbbbb) The current "as is" value of the      (ccccccc) 2   (ddddddd)
                                                     property based on brokers price
                                                     opinion or appraisal.

(eeeeeee)  REPAIRED_PROP_VAL               (fffffff) The amount the property would be      (ggggggg) 2   (hhhhhhh)
                                                     worth if repairs are completed
                                                     pursuant to a broker's price
                                                     opinion or appraisal.

(iiiiiii)  If applicable:                   (jjjjjjj)                                      (kkkkkkk)     (lllllll)

(mmmmmmm)  DELINQ_STATUS_CODE               (nnnnnnn)FNMA Code Describing                  (ooooooo)     (ppppppp)
                                                     Status of Loan

(qqqqqqq)  DELINQ_REASON_CODE               (rrrrrrr)The circumstances which caused a      (sssssss)     (ttttttt)
                                                     borrower to stop paying on a
                                                     loan.   Code indicates the reason
                                                     why the loan is in default for
                                                     this cycle.

(uuuuuuu)  MI_CLAIM_FILED_DATE              (vvvvvvv)Date Mortgage Insurance Claim Was     (wwwwwww)     (xxxxxxx)  MM/DD/YYYY
                                                     Filed With Mortgage Insurance
                                                     Company.

(yyyyyyy)  MI_CLAIM_AMT                     (zzzzzzz)Amount of Mortgage Insurance Claim    (aaaaaaaa)    (bbbbbbbb) No commas(,)
                                                     Filed                                                          or dollar
                                                                                                                    signs ($)

(cccccccc) MI_CLAIM_PAID_DATE               (dddddddd)Date Mortgage Insurance Company      (eeeeeeee)    (ffffffff) MM/DD/YYYY
                                                      Disbursed Claim Payment

(gggggggg) MI_CLAIM_AMT_PAID                (hhhhhhhh)Amount Mortgage Insurance Company    (iiiiiiii) 2  (jjjjjjjj) No commas(,)
                                                      Paid On Claim                                                 or dollar
                                                                                                                    signs ($)

(kkkkkkkk) POOL_CLAIM_FILED_DATE            (llllllll)Date Claim Was Filed With            (mmmmmmmm)    (nnnnnnnn) MM/DD/YYYY
                                                      Pool Insurance Company

(oooooooo) POOL_CLAIM_AMT                   (pppppppp)Amount of Claim Filed With Pool      (qqqqqqqq) 2  (rrrrrrrr) No commas(,)
                                                      Insurance Company                                             or dollar
                                                                                                                    signs ($)

(ssssssss) POOL_CLAIM_PAID_DATE             (tttttttt)Date Claim Was Settled and           (uuuuuuuu)    (vvvvvvvv) MM/DD/YYYY
                                                      The Check Was Issued By
                                                      The Pool  Insurer

(wwwwwwww) POOL_CLAIM_AMT_PAID              (xxxxxxxx)Amount Paid On Claim By              (yyyyyyyy) 2  (zzzzzzzz) No commas(,)
                                                      Pool Insurance Company                                        or dollar
                                                                                                                    signs ($)


                                     F-2


pick up

(aaaaaaaaa) FHA_PART_A_CLAIM_FILED_DATE     (bbbbbbbbb)Date FHA Part A Claim Was           (ccccccccc)   (ddddddddd)MM/DD/YYYY
                                                       Filed With HUD

(eeeeeeeee) FHA_PART_A_CLAIM_AMT            (fffffffff)Amount of FHA Part A Claim          (ggggggggg)   (hhhhhhhhh)No
                                                       Filed                                                        commas(,)
                                                                                                                    or dollar
                                                                                                                    signs ($)

(iiiiiiiii) FHA_PART_A_CLAIM_PAID_DATE      (jjjjjjjjj)Date HUD Disbursed Part A           (kkkkkkkkk)   (lllllllll)MM/DD/YYYY

(mmmmmmmmm) FHA_PART_A_CLAIM_PAID_AMT       (nnnnnnnnn)Amount HUD Paid on Part A Claim     (ooooooooo)   (ppppppppp)No
                                                                                                                    commas(,)
                                                                                                                    or dollar
                                                                                                                    signs ($)

(qqqqqqqqq)   FHA_PART_B_CLAIM_FILED_DATE   (rrrrrrrrr)Date FHA Part B Claim Was Filed     (sssssssss)   (ttttttttt)MM/DD/YYYY
                                                       With HUD
(uuuuuuuuu)   FHA_PART_B_CLAIM_AMT          (vvvvvvvvv) Amount of FHA Part B Claim Filed   (wwwwwwwww) 2 (xxxxxxxxx)No
                                                                                                                    commas(,)
                                                                                                                    or dollar
                                                                                                                    signs ($)

(yyyyyyyyy)   FHA_PART_B_CLAIM_PAID_DATE    (zzzzzzzzz)Date HUD Disbursed Part B           (aaaaaaaaaa)2 (bbbbbbbbbb)MM/DD/YYYY

(cccccccccc)  FHA_PART_B_CLAIM_PAID_AMT     (dddddddddd)  Amount HUD Paid on Part B Claim  (eeeeeeeeee)2 (ffffffffff)No commas(,)
                                                                                                                    or dollar
                                                                                                                    signs ($)

(gggggggggg)  VA_CLAIM_FILED_DATE          (hhhhhhhhhh)  Date VA Claim Was Filed With      (iiiiiiiiii)  (jjjjjjjjjj)MM/DD/YYYY

(kkkkkkkkkk)  VA_CLAIM_PAID_DATE           (llllllllll)  Date Veterans Admin. Disbursed    (mmmmmmmmmm)  (nnnnnnnnnn)MM/DD/YYYY

(oooooooooo)  VA_CLAIM_PAID_AMT            (pppppppppp)  Amount Veterans Admin. Paid on    (qqqqqqqqqq)2 (rrrrrrrrrr)No
                                                                                                                     commas(,)
                                                                                                                     or dollar
                                                                                                                     signs ($)


Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

     o    ASUM- Approved Assumption
     o    BAP- Borrower Assistance Program
     o    CO- Charge Off
     o    DIL- Deed-in-Lieu
     o    FFA- Formal Forbearance Agreement
     o    MOD- Loan Modification
     o    PRE- Pre-Sale
     o    SS- Short Sale

     o    MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

     o    Mortgagor
     o    Tenant
     o    Unknown
     o    Vacant

The Property Condition field should show the last reported condition of the property as follows: o Damaged o Excellent o Fair o Gone o Good o Poor o Special Hazard o Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

          ------------------------ ---------------------------------------------
          Delinquency Code         Delinquency Description
          ------------------------ ---------------------------------------------
          001                      FNMA-Death of principal mortgagor
          ------------------------ ---------------------------------------------
          002                      FNMA-Illness of principal mortgagor
          ------------------------ ---------------------------------------------
          003                      FNMA-Illness of mortgagor's family member
          ------------------------ ---------------------------------------------
          004                      FNMA-Death of mortgagor's family member
          ------------------------ ---------------------------------------------
          005                      FNMA-Marital difficulties
          ------------------------ ---------------------------------------------
          006                      FNMA-Curtailment of income
          ------------------------ ---------------------------------------------
          007                      FNMA-Excessive Obligation
          ------------------------ ---------------------------------------------
          008                      FNMA-Abandonment of property
          ------------------------ ---------------------------------------------
          009                      FNMA-Distant employee transfer
          ------------------------ ---------------------------------------------
          011                      FNMA-Property problem
          ------------------------ ---------------------------------------------
          012                      FNMA-Inability to sell property
          ------------------------ ---------------------------------------------
          013                      FNMA-Inability to rent property
          ------------------------ ---------------------------------------------
          014                      FNMA-Military Service
          ------------------------ ---------------------------------------------
          015                      FNMA-Other
          ------------------------ ---------------------------------------------
          016                      FNMA-Unemployment
          ------------------------ ---------------------------------------------
          017                      FNMA-Business failure
          ------------------------ ---------------------------------------------
          019                      FNMA-Casualty loss
          ------------------------ ---------------------------------------------
          022                      FNMA-Energy environment costs
          ------------------------ ---------------------------------------------

          023                      FNMA-Servicing problems
          ------------------------ ---------------------------------------------
          026                      FNMA-Payment adjustment
          ------------------------ ---------------------------------------------
          027                      FNMA-Payment dispute
          ------------------------ ---------------------------------------------
          029                      FNMA-Transfer of ownership pending
          ------------------------ ---------------------------------------------
          030                      FNMA-Fraud
          ------------------------ ---------------------------------------------
          031                      FNMA-Unable to contact borrower
          ------------------------ ---------------------------------------------
          INC                      FNMA-Incarceration
          ------------------------ ---------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

          ------------------------ ---------------------------------------------
                Status Code        Status Description
          ------------------------ ---------------------------------------------
                    09             Forbearance
          ------------------------ ---------------------------------------------
                    17             Pre-foreclosure Sale Closing Plan Accepted
          ------------------------ ---------------------------------------------
                    24             Government Seizure
          ------------------------ ---------------------------------------------
                    26             Refinance
          ------------------------ ---------------------------------------------
                    27             Assumption
          ------------------------ ---------------------------------------------
                    28             Modification
          ------------------------ ---------------------------------------------
                    29             Charge-Off
          ------------------------ ---------------------------------------------
                    30             Third Party Sale
          ------------------------ ---------------------------------------------
                    31             Probate
          ------------------------ ---------------------------------------------
                    32             Military Indulgence
          ------------------------ ---------------------------------------------
                    43             Foreclosure Started
          ------------------------ ---------------------------------------------
                    44             Deed-in-Lieu Started
          ------------------------ ---------------------------------------------
                    49             Assignment Completed
          ------------------------ ---------------------------------------------
                    61             Second Lien Considerations
          ------------------------ ---------------------------------------------
                    62             Veteran's Affairs-No Bid
          ------------------------ ---------------------------------------------
                    63             Veteran's Affairs-Refund
          ------------------------ ---------------------------------------------
                    64             Veteran's Affairs-Buydown
          ------------------------ ---------------------------------------------
                    65             Chapter 7 Bankruptcy
          ------------------------ ---------------------------------------------
                    66             Chapter 11 Bankruptcy
          ------------------------ ---------------------------------------------
                    67             Chapter 13 Bankruptcy
          ------------------------ ---------------------------------------------

                                   EXHIBIT F-1

                       REPORTING DATA FOR DEFAULTED LOANS

Exhibit   : Standard File Layout - Delinquency Reporting

*The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

--------------------------------------------- ----------------------------------------------------- ------------- ----------------
Column/Header Name                                                Description                         Decimal     Format Comment

--------------------------------------------- ----------------------------------------------------- ------------- ----------------
SERVICER_LOAN_NBR                             A unique number assigned to a loan by the
                                              Servicer.  This may be different than the LOAN_NBR
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
LOAN_NBR                                      A unique identifier assigned to each loan by the
                                              originator.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
CLIENT_NBR                                    Servicer Client Number
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
SERV_INVESTOR_NBR                             Contains a unique number as assigned by an external
                                              servicer to identify a group of loans in their
                                              system.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
BORROWER_FIRST_NAME                           First Name of the Borrower.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
BORROWER_LAST_NAME                            Last name of the borrower.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
PROP_ADDRESS                                  Street Name and Number of Property
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
PROP_STATE                                    The state where the  property located.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
PROP_ZIP                                      Zip code where the property is located.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
BORR_NEXT_PAY_DUE_DATE                        The date that the borrower's next payment is due to                 MM/DD/YYYY
                                              the servicer at the end of processing cycle, as
                                              reported by Servicer.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
LOAN_TYPE                                     Loan Type (i.e. FHA, VA, Conv)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
BANKRUPTCY_FILED_DATE                         The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
BANKRUPTCY_CHAPTER_CODE                       The chapter under which the bankruptcy was filed.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
BANKRUPTCY_CASE_NBR                           The case number assigned by the court to the
                                              bankruptcy filing.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
POST_PETITION_DUE_DATE                        The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                              approved by the courts
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
BANKRUPTCY_DCHRG_DISM_DATE                    The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                              Either by Dismissal, Discharged and/or a Motion For

                                              Relief Was Granted.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
LOSS_MIT_APPR_DATE                            The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                              Servicer
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
LOSS_MIT_TYPE                                 The Type Of Loss Mitigation Approved For A Loan
                                              Such As;
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
LOSS_MIT_EST_COMP_DATE                        The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                              End/Close
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
LOSS_MIT_ACT_COMP_DATE                        The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FRCLSR_APPROVED_DATE                          The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                              with instructions to begin foreclosure proceedings.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
ATTORNEY_REFERRAL_DATE                        Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                              Foreclosure
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FIRST_LEGAL_DATE                              Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                              Foreclosure Action
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FRCLSR_SALE_EXPECTED_DATE                     The date by which a foreclosure sale is expected to                 MM/DD/YYYY
                                              occur.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FRCLSR_SALE_DATE                              The actual date of the foreclosure sale.                            MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FRCLSR_SALE_AMT                               The amount a property sold for at the foreclosure          2        No commas(,)
                                              sale.                                                               or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
EVICTION_START_DATE                           The date the servicer initiates eviction of the                     MM/DD/YYYY
                                              borrower.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
EVICTION_COMPLETED_DATE                       The date the court revokes legal possession of the                  MM/DD/YYYY
                                              property from the borrower.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
LIST_PRICE                                    The price at which an REO property is marketed.            2        No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
LIST_DATE                                     The date an REO property is listed at a particular                  MM/DD/YYYY
                                              price.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------


                                      F-1-1


OFFER_AMT                                     The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
OFFER_DATE_TIME                               The date an offer is received by DA Admin or by the                 MM/DD/YYYY
                                              Servicer.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
REO_CLOSING_DATE                              The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                              to close.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
REO_ACTUAL_CLOSING_DATE                       Actual Date Of REO Sale                                             MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
OCCUPANT_CODE                                 Classification of how the property is occupied.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
PROP_CONDITION_CODE                           A code that indicates the condition of the property.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
PROP_INSPECTION_DATE                          The date a  property inspection is performed.                       MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
APPRAISAL_DATE                                The date the appraisal was done.                                    MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
CURR_PROP_VAL                                  The current "as is" value of the property based on        2
                                              brokers price opinion or appraisal.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
REPAIRED_PROP_VAL                             The amount the property would be worth if repairs          2
                                              are completed pursuant to a broker's price opinion
                                              or appraisal.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
If applicable:
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
DELINQ_STATUS_CODE                            FNMA Code Describing Status of Loan
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
DELINQ_REASON_CODE                            The circumstances which caused a borrower to stop
                                              paying on a loan.   Code indicates the reason why
                                              the loan is in default for this cycle.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
MI_CLAIM_FILED_DATE                           Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                              Mortgage Insurance Company.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
MI_CLAIM_AMT                                  Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
MI_CLAIM_PAID_DATE                            Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                              Payment
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
MI_CLAIM_AMT_PAID                             Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
POOL_CLAIM_FILED_DATE                         Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
POOL_CLAIM_AMT                                Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
POOL_CLAIM_PAID_DATE                          Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                              The Pool Insurer
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
POOL_CLAIM_AMT_PAID                           Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FHA_PART_A_CLAIM_FILED_DATE                    Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FHA_PART_A_CLAIM_AMT                           Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FHA_PART_A_CLAIM_PAID_DATE                     Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FHA_PART_A_CLAIM_PAID_AMT                      Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FHA_PART_B_CLAIM_FILED_DATE                    Date FHA Part B Claim Was Filed With HUD                           MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FHA_PART_B_CLAIM_AMT                           Amount of FHA Part B Claim Filed                          2        No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FHA_PART_B_CLAIM_PAID_DATE                     Date HUD Disbursed Part B Claim Payment                            MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FHA_PART_B_CLAIM_PAID_AMT                      Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
VA_CLAIM_FILED_DATE                            Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
VA_CLAIM_PAID_DATE                             Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
VA_CLAIM_PAID_AMT                              Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
MOTION_FOR_RELIEF_DATE                        The date the Motion for Relief was filed                        10  MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------


                                      F-1-2


--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FRCLSR_BID_AMT                                The foreclosure sale bid amount                                 11  No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
FRCLSR_SALE_TYPE                              The foreclosure sales results: REO, Third Party,
                                              Conveyance to HUD/VA
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
REO_PROCEEDS                                  The net proceeds from the sale of the REO                           No commas(,)
                                              property.                                                           or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
BPO_DATE                                      The date the BPO was done.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
CURRENT_FICO                                  The current FICO score
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
HAZARD_CLAIM_FILED_DATE                       The date the Hazard Claim was filed with the Hazard             10  MM/DD/YYYY
                                              Insurance Company.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
HAZARD_CLAIM_AMT                              The amount of the Hazard Insurance Claim filed.                 11  No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)

--------------------------------------------- ----------------------------------------------------- ------------- ----------------
HAZARD_CLAIM_PAID_DATE                        The date the Hazard Insurance Company disbursed the             10  MM/DD/YYYY
                                              claim payment.
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
HAZARD_CLAIM_PAID_AMT                         The amount the Hazard Insurance Company paid on the             11  No commas(,)
                                              claim.                                                              or dollar
                                                                                                                  signs ($)
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
ACTION_CODE                                   Indicates loan status                                               Number
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
NOD_DATE                                                                                                          MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
NOI_DATE                                                                                                          MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
ACTUAL_PAYMENT_PLAN_START_DATE                                                                                    MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
ACTUAL_PAYMENT_ PLAN_END_DATE
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
ACTUAL_REO_START_DATE                                                                                             MM/DD/YYYY
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
REO_SALES_PRICE                                                                                                   Number
--------------------------------------------- ----------------------------------------------------- ------------- ----------------
REALIZED_LOSS/GAIN                            As defined in the Servicing Agreement                               Number
--------------------------------------------- ----------------------------------------------------- ------------- ----------------


Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

o        ASUM-   Approved Assumption
o        BAP-    Borrower Assistance Program
o        CO-     Charge Off
o        DIL-    Deed-in-Lieu
o        FFA-    Formal Forbearance Agreement
o        MOD-    Loan Modification
o        PRE-    Pre-Sale
o        SS-     Short Sale
o        MISC-   Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

o        Mortgagor

                                     F-1-3

o        Tenant
o        Unknown
o        Vacant

The Property Condition field should show the last reported condition of the property as follows:

o        Damaged
o        Excellent
o        Fair
o        Gone
o        Good
o        Poor
o        Special Hazard
o        Unknown

                                     F-1-4

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

           ------------------------ --------------------------------------------
           Delinquency Code         Delinquency Description
           ------------------------ --------------------------------------------
           001                      FNMA-Death of principal mortgagor
           ------------------------ --------------------------------------------
           002                      FNMA-Illness of principal mortgagor
           ------------------------ --------------------------------------------
           003                      FNMA-Illness of mortgagor's family member
           ------------------------ --------------------------------------------
           004                      FNMA-Death of mortgagor's family member
           ------------------------ --------------------------------------------
           005                      FNMA-Marital difficulties
           ------------------------ --------------------------------------------
           006                      FNMA-Curtailment of income
           ------------------------ --------------------------------------------
           007                      FNMA-Excessive Obligation
           ------------------------ --------------------------------------------
           008                      FNMA-Abandonment of property
           ------------------------ --------------------------------------------
           009                      FNMA-Distant employee transfer
           ------------------------ --------------------------------------------
           011                      FNMA-Property problem
           ------------------------ --------------------------------------------
           012                      FNMA-Inability to sell property
           ------------------------ --------------------------------------------
           013                      FNMA-Inability to rent property
           ------------------------ --------------------------------------------
           014                      FNMA-Military Service
           ------------------------ --------------------------------------------
           015                      FNMA-Other
           ------------------------ --------------------------------------------
           016                      FNMA-Unemployment
           ------------------------ --------------------------------------------
           017                      FNMA-Business failure
           ------------------------ --------------------------------------------
           019                      FNMA-Casualty loss
           ------------------------ --------------------------------------------
           022                      FNMA-Energy environment costs
           ------------------------ --------------------------------------------
           023                      FNMA-Servicing problems
           ------------------------ --------------------------------------------
           026                      FNMA-Payment adjustment
           ------------------------ --------------------------------------------
           027                      FNMA-Payment dispute
           ------------------------ --------------------------------------------
           029                      FNMA-Transfer of ownership pending
           ------------------------ --------------------------------------------
           030                      FNMA-Fraud
           ------------------------ --------------------------------------------
           031                      FNMA-Unable to contact borrower
           ------------------------ --------------------------------------------
           INC                      FNMA-Incarceration
           ------------------------ --------------------------------------------

                                     F-1-5

The FNMA Delinquent Status Code field should show the Status of Default as follows:

           ------------------------ --------------------------------------------
                 Status Code        Status Description
           ------------------------ --------------------------------------------
                     09             Forbearance
           ------------------------ --------------------------------------------
                     17             Pre-foreclosure Sale Closing Plan Accepted
           ------------------------ --------------------------------------------
                     24             Government Seizure
           ------------------------ --------------------------------------------
                     26             Refinance
           ------------------------ --------------------------------------------
                     27             Assumption
           ------------------------ --------------------------------------------
                     28             Modification
           ------------------------ --------------------------------------------
                     29             Charge-Off
           ------------------------ --------------------------------------------
                     30             Third Party Sale
           ------------------------ --------------------------------------------
                     31             Probate
           ------------------------ --------------------------------------------
                     32             Military Indulgence
           ------------------------ --------------------------------------------
                     43             Foreclosure Started
           ------------------------ --------------------------------------------
                     44             Deed-in-Lieu Started
           ------------------------ --------------------------------------------
                     49             Assignment Completed
           ------------------------ --------------------------------------------
                     61             Second Lien Considerations
           ------------------------ --------------------------------------------
                     62             Veteran's Affairs-No Bid
           ------------------------ --------------------------------------------
                     63             Veteran's Affairs-Refund
           ------------------------ --------------------------------------------
                     64             Veteran's Affairs-Buydown
           ------------------------ --------------------------------------------
                     65             Chapter 7 Bankruptcy
           ------------------------ --------------------------------------------
                     66             Chapter 11 Bankruptcy
           ------------------------ --------------------------------------------
                     67             Chapter 13 Bankruptcy
           ------------------------ --------------------------------------------

                                     F-1-6

                                    EXHIBIT G

                         FORM OF SERVICER CERTIFICATION

Re: The [ ] agreement dated as of [ l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

     I, ____________________________, the _______________________ of [NAME OF
COMPANY] (the "Company"), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

     I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, Officer's Certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

     Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

     Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

     I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

     The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                    EXHIBIT H

                            SUMMARY OF REGULATION AB

                               SERVICING CRITERIA

     NOTE: This Exhibit H is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit H and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

     (b) General servicing considerations.

         (1) Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

         (2) If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

         (3) Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

         (4) A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

     (c) Cash collection and administration.

         (1) Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

         (2) Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

         (3) Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

         (4) The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

         (5) Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

         (6) Unissued checks are safeguarded so as to prevent unauthorized access.

         (7) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

     (d) Investor remittances and reporting.

         (1) Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

         (2) Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

         (3) Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.

         (4) Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

     (e) Mortgage Loan administration.

         (1) Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

         (2) Mortgage loan and related documents are safeguarded as required by the transaction agreements.

         (3) Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

         (4) Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

         (5) The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.

         (6) Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

         (7) Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

         (8) Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

         (9) Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

         (10) Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

         (11) Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

         (12) Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

         (13) Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

         (14) Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.

         (15) Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                    EXHIBIT I

                SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

         NOTE: This Exhibit I is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit I and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

         Item 1108(b) and (c)

         Provide the following information with respect to each servicer that will service, including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

         -a description of the Owner's form of organization;

         -a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the Servicer that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Servicer, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Servicer, and the extent of outsourcing the Servicer uses;

         -a description of any material changes to the Servicer's policies or procedures in the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

         -information regarding the Servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on the performance of the securities issued in the Pass-Through Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any special or unique factors involved in servicing loans of the same type as the Mortgage Loans, and the Servicer's processes and procedures designed to address such factors;

         -statistical information regarding principal and interest advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio for the past three years; and

         -the Owner's process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

         Item 1117

         -describe any legal proceedings pending against the Servicer or against any of its property, including any proceedings known to be contemplated by governmental authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

         Item 1119(a)

         -describe any affiliations of the Servicer, each other originator of the Mortgage Loans and each Subservicer with the sponsor, depositor, issuing entity, trustee, any originator, any other servicer, any significant obligor, enhancement or support provider or any other material parties related to the Pass-Through Transfer.

         Item 1119(b)

         -describe any business relationship, agreement, arrangement, transaction or understanding entered into outside of the ordinary course of business or on terms other than those obtained in an arm's length transaction with an unrelated third party, apart from the Pass-Through Transfer, between the Servicer, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates, and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years, that may be material to the understanding of an investor in the securities issued in the Pass-Through Transfer.

         Item 1119(c)

         -describe any business relationship, agreement, arrangement, transaction or understanding involving or relating to the Mortgage Loans or the Pass-Through Transfer, including the material terms and approximate dollar amount involved, between the Servicer, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

                                    EXHIBIT J

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS unless otherwise noted)

         Key:
         X - obligation

         Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

--------------------- ---------------------------------------------------------------------------------------------- --------------
RegAB Reference                Servicing Criteria                                                                    Servicers

--------------------- ---------------------------------------------------------------------------------------------- --------------

--------------------- ---------------------------------------------------------------------------------------------- --------------
                               General Servicing Considerations
--------------------- ---------------------------------------------------------------------------------------------- --------------

--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Policies and  procedures  are  instituted to monitor any  performance  or other  triggers and           X
1122(d)(1)(i)         events of default in accordance with the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      If  any  material  servicing  activities  are  outsourced  to  third  parties,  policies  and           X
                      procedures are instituted to monitor the third party's  performance  and compliance with such
1122(d)(1)(ii)        servicing activities.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Any  requirements in the transaction  agreements to maintain a back-up  servicer for the Pool
1122(d)(1)(iii)       Assets are maintained.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      A fidelity bond and errors and omissions  policy is in effect on the party  participating  in           X
                      the servicing function  throughout the reporting period in the amount of coverage required by
1122(d)(1)(iv)        and otherwise in accordance with the terms of the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Cash Collection and Administration
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Payments on pool assets are  deposited  into the  appropriate  custodial  bank  accounts  and           X
                      related bank clearing  accounts no more than two business  days  following  receipt,  or such
1122(d)(2)(i)         other number of days specified in the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Disbursements  made via wire transfer on behalf of an obligor or to an investor are made only           X
1122(d)(2)(ii)        by authorized personnel.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Advances of funds or guarantees regarding collections,  cash flows or distributions,  and any           X
                      interest  or other fees  charged  for such  advances,  are made,  reviewed  and  approved  as
1122(d)(2)(iii)       specified in the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      The  related  accounts  for the  transaction,  such  as cash  reserve  accounts  or  accounts           X
                      established  as a form of over  collateralization,  are  separately  maintained  (e.g.,  with
1122(d)(2)(iv)        respect to commingling of cash) as set forth in the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Each custodial  account is maintained at a federally  insured  depository  institution as set           X
                      forth in the  transaction  agreements.  For purposes of this  criterion,  "federally  insured depository  institution"  with  respect to a foreign  financial  institution  means a foreign financial  institution  that meets the  requirements  of Rule  13k-1(b)(1)  of the Securities
1122(d)(2)(v)         Exchange Act.
--------------------- ---------------------------------------------------------------------------------------------- --------------
1122(d)(2)(vi)        Unissued checks are safeguarded so as to prevent unauthorized access.                                   X
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Reconciliations are prepared on a monthly basis for all asset-backed  securities related bank           X
                      accounts,   including   custodial  accounts  and  related  bank  clearing   accounts.   These
                      reconciliations are (A) mathematically  accurate;  (B) prepared within 30 calendar days after the bank  statement  cutoff date, or such other number of days  specified in the  transaction agreements;  (C)  reviewed  and  approved by someone  other than the person who  prepared the reconciliation;  and (D) contain  explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original  identification,  or such other number
1122(d)(2)(vii)       of
--------------------- ---------------------------------------------------------------------------------------------- --------------

                                      J-1

                      days specified in the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Investor Remittances and Reporting
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Reports to investors,  including  those to be filed with the  Commission,  are  maintained in           X
                      accordance  with  the  transaction   agreements  and  applicable   Commission   requirements.
                      Specifically,  such reports (A) are prepared in accordance  with  timeframes  and other terms set forth in the transaction  agreements;  (B) provide  information  calculated in accordance with the terms specified in the transaction agreements;  (C) are filed with the Commission as required  by its rules  and  regulations;  and (D) agree  with  investors'  or the  trustee's records as to the total unpaid  principal  balance and number of Pool Assets  serviced by the
1122(d)(3)(i)         Servicer.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Amounts  due  to  investors  are  allocated  and  remitted  in  accordance  with  timeframes,           X
1122(d)(3)(ii)        distribution priority and other terms set forth in the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Disbursements  made to an investor  are posted  within two  business  days to the  Servicer's           X
1122(d)(3)(iii)       investor records, or such other number of days specified in the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Amounts remitted to investors per the investor reports agree with cancelled  checks, or other           X
1122(d)(3)(iv)        form of payment, or custodial bank statements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Pool Asset Administration
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Collateral  or  security  on  pool  assets  is  maintained  as  required  by the  transaction           X
1122(d)(4)(i)         agreements or related pool asset documents.
--------------------- ---------------------------------------------------------------------------------------------- --------------
1122(d)(4)(ii)        Pool assets  and related documents are safeguarded as required by the transaction agreements            X
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Any additions,  removals or substitutions  to the asset pool are made,  reviewed and approved           X
1122(d)(4)(iii)       in accordance with any conditions or requirements in the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Payments on pool assets,  including  any payoffs,  made in  accordance  with the related pool           X
                      asset  documents are posted to the  Servicer's  obligor  records  maintained no more than two business  days after  receipt,  or such other  number of days  specified  in the  transaction agreements, and allocated to principal,  interest or other items (e.g., escrow) in accordance
1122(d)(4)(iv)        with the related pool asset documents.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      The  Servicer's  records  regarding  the pool assets agree with the  Servicer's  records with           X
1122(d)(4)(v)         respect to an obligor's unpaid principal balance.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Changes  with  respect  to the  terms or status  of an  obligor's  pool  assets  (e.g.,  loan           X
                      modifications  or  re-agings)  are made,  reviewed  and approved by  authorized  personnel in
1122(d)(4)(vi)        accordance with the transaction agreements and related pool asset documents.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Loss mitigation or recovery  actions (e.g.,  forbearance  plans,  modifications  and deeds in           X
                      lieu of foreclosure,  foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance  with the  timeframes or other  requirements  established  by the
1122(d)(4)(vii)       transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Records  documenting  collection  efforts  are  maintained  during the period a pool asset is           X
                      delinquent in accordance with the transaction  agreements.  Such records are maintained on at least a monthly basis,  or such other period  specified in the  transaction  agreements,  and describe  the  entity's  activities  in  monitoring  delinquent  pool assets  including,  for example,  phone calls,  letters and payment  rescheduling plans in cases where delinquency is
1122(d)(4)(viii)      deemed temporary (e.g., illness or unemployment).
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Adjustments  to interest  rates or rates of return for pool assets  with  variable  rates are           X
1122(d)(4)(ix)        computed based on the related pool asset documents.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Regarding  any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds           X
                      are analyzed,  in accordance with the obligor's pool asset  documents,  on at least an annual basis,  or such other period  specified in the transaction  agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance  with  applicable pool asset documents and state laws;  and (C) such funds are  returned to the obligor  within 30 calendar  days of full  repayment  of the related pool  assets,  or such other number of days  specified in the
1122(d)(4)(x)         transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Payments  made on behalf of an obligor  (such as tax or  insurance  payments)  are made on or           X
                      before the related  penalty or expiration  dates,  as indicated on the  appropriate  bills or notices for such  payments,  provided  that such support has been received by the servicer at least 30 calendar  days prior to these dates,  or such other number of days  specified in the
1122(d)(4)(xi)        transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------

                                      J-2

--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Any late payment  penalties in connection with any payment to be made on behalf of an obligor           X
                      are paid from the  Servicer's  funds and not charged to the obligor,  unless the late payment
1122(d)(4)(xii)       was due to the obligor's error or omission.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Disbursements  made on behalf of an  obligor  are  posted  within  two  business  days to the           X
                      obligor's records  maintained by the servicer,  or such other number of days specified in the
1122(d)(4)(xiii)      transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Delinquencies,  charge-offs  and  uncollectible  accounts  are  recognized  and  recorded  in           X
1122(d)(4)(xiv)       accordance with the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------
                      Any external enhancement or other support,  identified in Item 1114(a)(1) through (3) or Item
1122(d)(4)(xv)        1115 of Regulation AB, is maintained as set forth in the transaction agreements.
--------------------- ---------------------------------------------------------------------------------------------- --------------


                                    [NAME OF OWNER] [NAME OF SUBSERVICER]


                                    Date:    _________________________


                                    By:      _________________________
                                    Name:

                                    Title:

                                    EXHIBIT K

         REPORTING DATA FOR REALIZED LOSSES AND GAINS

 Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due within 90 days of liquidation. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

         The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.    Complete as applicable. Required documentation:

                  * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

                  * For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

                  * Other expenses - copies of corporate advance history showing all payments

                  * REO repairs > $1500 require explanation

                  * REO repairs >$3000 require evidence of at least 2 bids.

                  * Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

                  * Unusual or extraordinary items may require further documentation. 13. The total of lines 1 through 12. Credits:

14-21.   Complete as applicable.  Required documentation:

                  * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

                  * Copy of EOB for any MI or gov't guarantee

                  * All other credits need to be clearly defined on the 332 form

22.      The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

                   Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________                     Date:  _______________
Phone:  ______________________   Email Address:_____________________



----------------------   -------------------  ----------------------------------
Servicer Loan No.        Servicer Name        Servicer Address
----------------------   -------------------  ----------------------------------


         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: ______________________________________________________

         Property Address: _____________________________________________________


         Liquidation Type: REO Sale   3rd Party Sale    Short Sale    Charge Off

         Was this loan granted a Bankruptcy deficiency or cramdown   Yes     No
         If "Yes", provide deficiency or cramdown amount _______________________

         Liquidation and Acquisition Expenses:

         (1)  Actual Unpaid Principal Balance of Mortgage Loan         $ ______________ (1)
         (2)  Interest accrued at Net Rate                              ________________(2)
         (3)  Accrued Servicing Fees                                    ________________(3)
         (4)  Attorney's Fees                                           ________________(4)
         (5)  Taxes (see page 2)                                        ________________(5)
         (6)  Property Maintenance                                      ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                 ________________(7)
         (8)  Utility Expenses                                          ________________(8)
         (9)  Appraisal/BPO                                             ________________(9)
         (10) Property Inspections                                      ________________(10)
         (11) FC Costs/Other Legal Expenses                             ________________(11)
         (12) Other (itemize)                                           ________________(12)
                  Cash for Keys__________________________               ________________(12)
                  HOA/Condo Fees_______________________                 ________________(12)
                  ______________________________________                ________________(12)

                  Total Expenses                                       $ _______________(13)
         Credits:
         (14) Escrow Balance                                           $ _______________(14)
         (15) HIP Refund                                               ________________ (15)
         (16) Rental Receipts                                          ________________ (16)
         (17) Hazard Loss Proceeds                                     ________________ (17)
         (18) Primary Mortgage Insurance / Gov't Insurance             ________________ (18a)
         HUD Part A
                                                                       ________________ (18b
         HUD Part B

                                      K-2

         (19) Pool Insurance Proceeds                                  ________________ (19)
         (20) Proceeds from Sale of Acquired Property                  ________________ (20)
         (21) Other (itemize)                                          ________________ (21)
              _________________________________________                ________________ (21)

              Total Credits                                            $________________(22)
         Total Realized Loss (or Amount of Gain)                       $________________(23)


Escrow Disbursement Detail

----------------------------------------------------------------------------------------------------------------------
      Type           Date Paid        Period of       Total Paid       Base Amount      Penalties        Interest
   (Tax /Ins.)                        Coverage
----------------------------------------------------------------------------------------------------------------------

================================================================================

                            EMC Mortgage Corporation,

                                                        Purchaser

                                       and

                          Countrywide Home Loans, Inc.,

                                                        Company

                   -------------------------------------------

                   SELLER'S WARRANTIES AND SERVICING AGREEMENT

                          Dated as of September 1, 2002

                   -------------------------------------------

                   Residential Adjustable Rate Mortgage Loans

================================================================================

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

           CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                    BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01   Conveyance of Mortgage Loans; Possession of Mortgage Files;
                 Maintenance of Servicing Files ......................................     13
Section 2.02   Books and Records; Transfers of Mortgage Loans ........................     14
Section 2.03   Delivery of Documents .................................................     15

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES AND BREACH

Section 3.01   Company Representations and Warranties ................................     16
Section 3.02   Representations and Warranties Regarding Individual Mortgage Loans ....     18
Section 3.03   Remedies for Breach of Representations and Warranties .................     28
Section 3.04   Indemnification .......................................................     29
Section 3.05   Repurchase Upon Conversion ............................................     30
Section 3.06   Restrictions and Requirements Applicable in the Event
                 that a Mortgage Loan is Acquired by a REMIC .........................     30
Section 3.07   Review of Mortgage Loans ..............................................     31

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01   Company to Act as Servicer ............................................     32
Section 4.02   Liquidation of Mortgage Loans .........................................     34
Section 4.03   Collection of Mortgage Loan Payments ..................................     35
Section 4.04   Establishment of and Deposits to Custodial Account ....................     35
Section 4.05   Permitted Withdrawals From Custodial Account ..........................     37
Section 4.06   Establishment of and Deposits to Escrow Account .......................     38
Section 4.07   Permitted Withdrawals From Escrow Account .............................     38
Section 4.08   Payment of Taxes, Insurance and Other Charges .........................     39
Section 4.09   Protection of Accounts ................................................     39

Section 4.10   Maintenance of Hazard Insurance .......................................     40
Section 4.11   Maintenance of Mortgage Impairment Insurance ..........................     42
Section 4.12   Maintenance of Fidelity Bond and Errors and Omissions Insurance .......     42
Section 4.13   Inspections ...........................................................     42
Section 4.14   Restoration of Mortgaged Property .....................................     43
Section 4.15   Maintenance of PMI and LPMI Policy; Claims ............................     43
Section 4.16   Title, Management and Disposition of REO Property .....................     45
Section 4.17   Real Estate Owned Reports .............................................     46
Section 4.18   Liquidation Reports ...................................................     46
Section 4.19   Reports of Foreclosures and Abandonments of Mortgaged Property ........     46
Section 4.20   Notification of Adjustments ...........................................     46

                                    ARTICLE V

                              PAYMENTS TO PURCHASER

Section 5.01   Remittances ...........................................................     47
Section 5.02   Statements to Purchaser ...............................................     47
Section 5.03   Monthly Advances by Company ...........................................     48

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

Section 6.01   Transfers of Mortgaged Property .......................................     48
Section 6.02   Satisfaction of Mortgages and Release of Mortgage Files ...............     49
Section 6.03   Servicing Compensation ................................................     50
Section 6.04   Annual Statement as to Compliance .....................................     50
Section 6.05   Annual Independent Public Accountants' Servicing Report ...............     51
Section 6.06   Right to Examine Company Records ......................................     51

                                   ARTICLE VII

                     AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 7.01   Removal of Mortgage Loans from Inclusion Under this Agreement
                 Upon an Agency Transfer, or a Pass-Through Transfer on One or
                 More Reconstitution Dates ...........................................     51
Section 7.02   Purchaser's Repurchase and Indemnification Obligations ................     52

                                  ARTICLE VIII

                              COMPANY TO COOPERATE

Section 8.01   Provision of Information ..............................................     53
Section 8.02   Financial Statements; Servicing Facility ..............................     53

                                   ARTICLE IX

                                   THE COMPANY

Section 9.01   Indemnification; Third Party Claims ...................................     54
Section 9.02   Merger or Consolidation of the Company ................................     54
Section 9.03   Limitation on Liability of Company and Others .........................     55
Section 9.04   Limitation on Resignation and Assignment by Company ...................     55

                                    ARTICLE X

                                     DEFAULT

Section 10.01  Events of Default .....................................................     56
Section 10.02  Waiver of Defaults ....................................................     57

                                   ARTICLE XI

                                   TERMINATION

Section 11.01  Termination ...........................................................     57
Section 11.02  Termination Without Cause .............................................     58

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01  Successor to Company ..................................................     58
Section 12.02  Amendment .............................................................     59
Section 12.03  Governing Law .........................................................     59
Section 12.04  Duration of Agreement .................................................     59
Section 12.05  Notices ...............................................................     59
Section 12.06  Severability of Provisions ............................................     60
Section 12.07  Relationship of Parties ...............................................     60
Section 12.08  Execution; Successors and Assigns .....................................     60
Section 12.09  Recordation of Assignments of Mortgage ................................     60
Section 12.10  Assignment by Purchaser ...............................................     61
Section 12.11  No Personal Solicitation ..............................................     61

                                    EXHIBITS

EXHIBIT A        MORTGAGE LOAN SCHEDULE
EXHIBIT B        CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C        MORTGAGE LOAN DOCUMENTS
EXHIBIT D-1      FORM OF CUSTODIAL ACCOUNT
                 CERTIFICATION
EXHIBIT D-2      FORM OF CUSTODIAL ACCOUNT
                 LETTER AGREEMENT
EXHIBIT E-1      FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2      FORM OF ESCROW ACCOUNT
                 LETTER AGREEMENT
EXHIBIT F        FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT G        FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H        UNDERWRITING GUIDELINES

            This is a Seller's Warranties and Servicing Agreement for residential adjustable rate first lien mortgage loans, dated and effective as of September 1, 2002, and is executed between EMC Mortgage Corporation, as purchaser (the "Purchaser"), and Countrywide Home Loans, Inc., as seller and servicer (the "Company").

                              W I T N E S S E T H:

            WHEREAS, from time to time the Purchaser has agreed to purchase from the Company and from time to time the Company has agreed to sell to the Purchaser certain Mortgage Loans (excluding the right to service the Mortgage Loans which the Company expressly retains);

            WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed hereto as Exhibit A;

      WHEREAS, the Company has agreed to service, from time to time, certain of the Mortgage Loans acquired by the Purchaser in accordance with the terms and provisions of this Agreement; and

      WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the management, servicing and control of the Mortgage Loans which from time to time are subject to this Agreement.

            NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Agency Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as "servicer thereunder".

            Agreement: This Seller's Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

            ALTA: The American Land Title Association or any successor thereto.

            Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            Approved Flood Certification Provider: Any provider acceptable to Fannie Mae and Freddie Mac.

            Assignment and Conveyance: An Assignment and Conveyance in the form of Exhibit 6 to the Mortgage Loan Purchase Agreement dated as of the date hereof, by and between the Seller and the Purchaser.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            BIF: The Bank Insurance Fund, or any successor thereto.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York or California are authorized or obligated by law or executive order to be closed.

            Closing Date: The date set forth on the related Confirmation on which the Purchaser from time to time shall purchase and the Company from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

            Company: Countrywide Home Loans, Inc., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Confirmation: The trade confirmation letter between the parties hereto which relates to the Mortgage Loans on the related Closing Date.

            Convertible Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan at any time between the first anniversary and the fifth anniversary of the origination of the mortgage loan.

            Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

            Custodial Agreement: That certain Custodial Agreement, dated as of November 23,1999 by and between the Purchaser and Wells Fargo Bank Minnesota, N.A.

            Custodian: The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

            Cut-off Date: The date set forth on the related Confirmation.

            Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

            Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

            Disqualified  Organization:  An  organization  defined  as such in
Section 860E(e) of the Code.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

            Due Period: With respect to each Remittance Date, the prior calendar month.

            Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

            (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

            (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc. and the long-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa" by Moody's Investors Service, Inc.;

            (iii) investments and securities otherwise acceptable to Fannie Mae and Freddie Mac.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

            Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

            Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

            First Remittance Date: As stated in the related Mortgage Loan Purchase Agreement.

            5/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first five (5) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            GEMICO: General Electric Mortgage Insurance Corporation or any successor thereto.

            Gross Margin: With respect to each Mortgage Loan, the fixed percentage amount set forth on the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

            Index: With respect to any individual Treasury Rate Mortgage Loan, and with respect to any individual 10/1 ARM Mortgage Loan, 5/1 ARM Mortgage Loan or 3/1 ARM Mortgage Loan commencing from and after the 120th Monthly Payment, sixtieth Monthly Payment, or the thirty-sixth Monthly Payment thereof, respectively, Index shall mean a rate per annum equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in statistical release No. H 15 (519) or any similar publication as available 45 days prior to the Interest Rate Adjustment Date. With respect to any individual LIBOR Mortgage Loan, Index shall mean a rate per annum equal to the average of interbank offered rates for twelve month U.S. dollar denominated deposits in the London market as determined as set forth in the related Mortgage Note. With respect to any individual CD Mortgage Loan, Index shall mean a rate per annum equal to the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Federal Reserve Board in statistical release No. H 15 (519) or similar publication as available 45 days prior to the Interest Rate Adjustment Date.

            Initial Rate Cap: With respect to each Mortgage Loan and the initial Interest Rate Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage
Interest Rate for such Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Interest Rate Adjustment Date.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Rate Adjustment Date: The date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

            LIBOR Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted annually based upon the rate per annum equal to the average of interbank offered rates for twelve month U.S. dollar denominated deposits in the London market as published in The Wall Street Journal.

            Lifetime Mortgage Interest Rate Cap: With respect to each Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate cannot be adjusted. The Mortgage Interest Rate during the term of a Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Mortgage Loan by more than 5% per

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

            LPMI Loan: A Mortgage Loan with a LPMI Policy.

            LPMI Policy: A policy of primary mortgage guaranty insurance issued by another Qualified Insurer pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Confirmation and related Mortgage Loan Schedule.

            LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

            MERS:   Mortgage   Electronic   Registration   Systems,   Inc.,  a
corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

            MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

            MIN:  The  Mortgage  Identification  Number for any MERS  Mortgage
Loan.

            Monthly Advance: The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

            Mortgage Interest Rate: The annual rate at which Interest accrues on any Mortgage Loan as adjusted from time to time in accordance with the provisions of the related Mortgage Note and in compliance with the related Initial Rate Cap, Lifetime Mortgage Interest Rate Cap and Periodic Rate Cap, if any, of the related Mortgage Note.

            Mortgage Loan: An individual Convertible or Non-Convertible, Treasury Rate, LIBOR, 5/1 ARM, or 3/1 ARM Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, condemnation proceeds, Insurance Proceeds, REO disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

            Mortgage Loan Documents: The documents listed in Exhibit B hereto.

            Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Company on a Closing Date.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus (i) the Servicing Fee Rate and (ii) with respect to LPMI Loans, the LPMI Fee.

            Mortgage  Loan  Schedule:  With  respect  to  each  Mortgage  Loan
Package, a schedule of Mortgage Loans annexed hereto as Annex A, such schedule setting forth the following information with respect to each Mortgage Loan:
(1) the Company's Mortgage Loan identifying  number; (2) the Mortgagor's name;
(3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied a second home, or an investment property; (5) the number and type of residential units constituting the Mortgaged Property; (6) the original months to maturity; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the initial Monthly Payment was due on the Mortgage Loan; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the Cut-off Date; (12) the last payment date on which a payment was actually applied to the outstanding principal balance; (13) the original principal amount of the Mortgage Loan;
(14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);  (16)  a code  indicating  the  documentation  style  (i.e.  full, alternative or reduced); (17) the Interest Rate Adjustment Date; (18) the Gross Margin; (19) the lifetime maximum Mortgage Interest Rate under the terms of the Mortgage Note; (20) the date the Mortgage Loan was originated; (21) the Periodic Rate Cap; (22) a code indicating the company providing private mortgage insurance; (23) a code indicating if the Mortgage Loan is convertible; (24) the Servicing Fee Rate; (25) the LPMI Fee, if any; and (26) the Initial Rate Cap. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule may consist of multiple reports that collectively set forth all of the required information.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Non-Convertible Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which does not contain a provision whereby the Mortgagor may convert the Mortgage Loan to a fixed-rate mortgage loan.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Company or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Company as "servicer" (with or without a master servicer) thereunder.

            Periodic Rate Cap: With respect to each Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

            Person: Any individual,  corporation,  partnership, joint venture,
association,   joint-stock  company,   trust,   unincorporated   organization,
government or any agency or political subdivision thereof.

            PMI: PMI Mortgage Insurance Co., or any successor thereto.

            PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

            Pool Insurer: Any of GEMICO, PMI or UGI.

            Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in the "Money Rates" section of The Wall Street Journal.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

            Purchaser: EMC Mortgage Corporation or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

            Qualified Depository: A depository the accounts of which are insured by the FDIC through the BIF or the SAIF or the debt obligations of which are rated AA (or the equivalent rating category) or better by national recognized statistical rating organization.

            Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 2% greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 3.01 and 3.02; (v) use the same Index for determining the Mortgage Interest Rate as the Deleted Mortgage Loan; (vi) have the same provision with respect to convertibility as the Deleted Mortgage Loan; and
(viii) be a REMIC Eligible Mortgage Loan.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's or their respective successors designed by the Purchaser.

            Reconstitution Agreements: The agreement or agreements entered into by the Purchaser, the Company, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers' & Servicers' Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related Mortgage Loans and shall provide for servicing compensation to the Company (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution
Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, at least equal to the Servicing Fee due the Company in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement. The form of relevant Reconstitution Agreement to be entered into by the Purchaser and/or master servicer or trustee and the Company with respect to Pass-Through Transfers shall be reasonably satisfactory in form and substance to the Purchaser and the Company, shall not material increase the Company's obligations or diminish the Company's rights hereunder and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed by the parties.

            Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer or a Pass-Through Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

            Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Documents: The document or documents creating and governing the administration of a REMIC.

            REMIC Eligible Mortgage Loan: A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

            REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

            REO  Disposition:  The  final  sale  by the  Company  of  any  REO
Property.

            REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

            REO  Property:  A  Mortgaged  Property  acquired by the Company on
behalf  of  the  Purchasers  through   foreclosure  or  by  deed  in  lieu  of
foreclosure, as described in Section 4.16.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

            SAIF: The Savings Association Insurance Fund, or any successor thereto.

            Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including without limitation, foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

            Servicing Fee Rate: 0.25% per annum with respect to the period prior to the initial Interest Adjustment Date and, for the 5/1 7/1 and 10/1 ARM Loans 0.375% thereafter.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit B the originals of which are delivered to the Custodian pursuant to Section 2.01.

            Servicing Officer: Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

            7/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first seven (7) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

            Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Subservicer: Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

            Subservicing Agreement: An agreement between the Company and a Subservicer for the servicing of the Mortgage Loans.

            10/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first ten (10) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

            3/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first three (3) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan.

            Treasury Rate Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted based upon the weekly average yield on U.S. Treasury securities.

            Underwriting  Guidelines:   The  underwriting  guidelines  of  the
Company with respect to mortgage loans similar to the Mortgage Loans, attached hereto as Exhibit H.

            UGI:  United  Guaranty   Residential   Insurance  Company  or  any
successor thereto.

                                   ARTICLE II

           CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                    BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

                  Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

            The Company, on each Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans in the related Mortgage Loan Package, excluding the right to service the Mortgage Loans which the Company expressly retains. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents for each Mortgage Loan in the Mortgage Loan Package to the Custodian.

            The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to the Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to
Section 3.03, 3.05, 3.07, or 6.02.

            Section 2.02 Books and Records; Transfers of Mortgage Loans.

            From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans in a Mortgage Loan Package including but not limited to all funds received on or in connection with the Mortgage Loan, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

            The sale of each Mortgage Loan in a Mortgage Loan Package shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

            The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

            The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage
Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that (i) the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement in the form of Exhibit G hereto executed by the transferee shall have been delivered to the Company, and (ii) with respect to each Mortgage Loan Package, in no event shall there be more than five Persons at any given time having the status of "Purchaser" hereunder. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. Purchaser shall not to transfer to any assignee any pool of Mortgage Loans with a aggregate outstanding principal balance of less than $10,000,000 without the consent of the Company; provided, however, if the Company fails to consent to the transfer of a pool of Mortgage Loans as contemplated in this sentence, Purchaser shall have the right to purchase the servicing rights associated with such Mortgage Loans at a price to mutually agreed to by Purchaser and Company, exercising good faith.

            Section 2.03 Delivery of Documents.

            On or before the date which is agreed upon by the Purchaser and the Company in the related Confirmation, the Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan in the related Mortgage Loan Package a list of which is attached to the related Assignment and Conveyance.

            On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Company shall be responsible for maintaining the Custodial Agreement for the benefit of the Purchaser. Purchaser shall pay all fees and expenses of the Custodian.

            The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation.

            In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 180 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

            On or prior to the date which is three Business Days prior to the related Closing Date, the Company shall deliver to the Purchaser the related Mortgage Loan Schedule.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES AND BREACH

            Section 3.01 Company Representations and Warranties.

            The Company represents and warrants to the Purchaser that as of each Closing Date:

            (a) Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

            (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

            (d) Ability to Service. The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

            (e) Reasonable Servicing Fee. The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

            (f) Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

            (g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or to the best of the Company's knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

            (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

            (i) Selection Process. The Mortgage Loans were selected from among the adjustable rate one- to four-family mortgage loans in the Company's portfolio at the related Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

            (j) Pool Characteristics. With respect to each Mortgage Loan Package, the Mortgage Loan characteristics set forth on Exhibit 2 to the related Assignment and Conveyance are true and complete.

            (k) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

            (l)  Sale   Treatment.   The  Company  has  determined   that  the
disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

            (m) Financial Statements. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's most recent financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

            (n) No Brokers' Fees. The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (o) Origination. The Company's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Company's Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

            (p) MERS. The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

                  Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

            As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

            (a) Mortgage Loans as Described. The information set forth in each Mortgage Loan Schedule is complete, true and correct in all material respects;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan has been more than 30 days delinquent at any time in the twelve months prior to the related Closing Date. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of
Section 4.10. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not engaged in, and has no knowledge of the Mortgagor's or any Subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Company's Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

            (j) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            (1) the lien of current real property taxes and assessments not yet due and payable;

            (2)  covenants,  conditions  and  restrictions,   rights  of  way,
      easements  and  other  matters  of the  public  record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud was committed by the Company, or to the Company's knowledge by any other person including the Mortgagor, in connection with the origination or servicing of the Mortgage Loan. The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. The Company is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

            (o) LTV, PMI Policy. Any Mortgage Loan with an LTV over 80% has a PMI Policy insuring, as to payment defaults, the excess LTV over 71% (or such other percentage as stated in the related Confirmation) of the Appraised Value until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the Company is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any insurance premium excluded any premium for the LPMI Policy;

            (p) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses
(1), (2) and (3) of paragraph (j) of this Section 3.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

            (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by either i) the Company, which is a FNMA-approved, FHLMC-approved and HUD-approved mortgage banker, or ii) an entity that is a FNMA-approved, FHLMC-approved and HUD-approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or state authority. The interest rate on the related Mortgage Note is adjusted annually in the case of Treasury Rate Mortgage Loans and LIBOR Mortgage Loans on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, subject to the Initial Rate Cap, Periodic Rate Cap and the Lifetime Mortgage Interest Rate Cap as set forth in the Mortgage Note. The Mortgage Interest Rate for a 5/1 ARM Mortgage Loan and a 3/1 ARM Mortgage Loan is adjusted annually commencing from and after the sixtieth Monthly Payment and the thirty-sixth Monthly Payment, respectively, in the same manner as a Treasury Rate Mortgage Loan and LIBOR Mortgage Loan, provided, however, that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for such 5/1 ARM Mortgage Loan (the Initial Rate Cap does apply). The Mortgage Note is payable each month in monthly installments of principal and interest, with interest in arrears, and requires Monthly Payments sufficient to amortize the original principal balance of the Mortgage Loan over a term of no more than 30 years. Each Convertible Mortgage Loan contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan at any time between the first and fifth anniversary of the origination of the Mortgage Loan. No Mortgage Loan has a provision for negative amortization;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

            (v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Company's Underwriting Guidelines in effect at the time the Mortgage Loan was originated.;

            (w) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchasers to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (z) Acceptable Investment. The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

            (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement as set forth in Exhibit C attached hereto have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

            (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Company's Underwriting Guidelines with respect to such condominium or planned unit development;

            (cc) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (dd) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

            (ee) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ff) Consolidation of Future Advances. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (gg) Mortgaged Property Undamaged. There is no proceeding pending or, to the best of the Company's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; and

            (hh) Collection Practices; Escrow Deposits. The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

            (ii) Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae, Freddie Mac or Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (jj) Soldiers' and Sailors' Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

            (kk) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Company's knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

            (ll)  No  Construction   Loans.  No  Mortgage  Loan  was  made  in
connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

            (mm) Insurance. The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser; No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (nn) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts.

            (oo) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," or "predatory" loans under any other applicable state, federal or local law.

            (pp) Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans.

            (qq) Single Premium Credit Life Insurance. None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.

            (rr) Tax Service Contract The Company has obtained a life of loan, transferable real estate Tax Service Contract on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

            (ss) Flood Certification Contract. The Company has obtained a life of loan, transferable flood certification contract with a Approved Flood Certification Provider for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

            (tt) FICO Scores. Each Mortgage Loan has a non-zero FICO score;

            (uu) Prepayment Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Company, and each prepayment penalty in permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth in the related Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

            (vv) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

            (ww) Leaseholds. If the Mortgaged Property is subject to a ground lease or any other type of leasehold interest, the ground lease or other leasehold interest exceeds the remaining term of the related Mortgage Loan.

            Section   3.03   Remedies  for  Breach  of   Representations   and
Warranties.

            It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

            With respect to those representations and warranties which are made to the best of the Company's knowledge, if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

            Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser's option and subject to Section 3.06, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser's option and subject to Section 3.06, be repurchased by the Company at the Repurchase Price. However, if the Breach shall involve a representation or warranty set forth in
Section 3.02 and the Company discovers or receives notice of any such Breach within 120 days of the related Closing Date, the Company shall, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

            At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

            For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution) . The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

            Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and
3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

            Section 3.04 Indemnification.

            The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related any assertion based on, grounded upon resulting from a Breach of any of the Company's representations and warranties contained herein. In addition to the obligations of the Company set forth in this Section 3.04, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The provisions of this Section 3.04 shall survive termination of this Agreement.

            It is understood and agreed that the obligations of the Company set forth in Sections 3.03 and 3.04 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

            Section 3.05 Repurchase Upon Conversion.

            In the event the Mortgagor under any Convertible Mortgage Loan elects to convert said Mortgage Loan to a fixed rate mortgage loan, as provided in the related Mortgage Note, then the Company shall repurchase the related Mortgage Loan in the month the conversion takes place and in the manner prescribed in Section 3.04 at the Repurchase Price.

            Section 3.06 Restrictions and Requirements Applicable in the Event
                         that a Mortgage Loan is Acquired by a REMIC

            In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

            (A) Repurchase of Mortgage Loans.

            With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Subsection 3.03, 3.05, 3.07 or 7.02 shall be made, unless, if so required by the applicable REMIC Documents the Company has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

            (B) General Servicing Obligations.

            The Company shall sell any REO Property within two years after its acquisition by the REMIC unless (i) the Company applies for an extension of such two-year period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e) (3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Company, to the effect that the holding by the REMIC of such REO Property subsequent to such two year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a) (8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a) (2) (B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a) (1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            (C) Additional Covenants.

            In addition to the provision set forth in this Section 3.06, if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a) (2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

            If a REMIC election is made with respect to the arrangement under which any Mortgage Loans or REO Properties are held, the Company shall amend this Agreement such that it will meet all Rating Agency requirements.

            Section 3.07 Review of Mortgage Loans

            From the related Closing Date until the date 15 days after the related Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs and other property evaluations on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO or property evaluation reviews to be communicated to the Company for a period up to 15 days after the related Closing Date. In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser's sole determination (i) fails to conform to the Underwriting Guidelines, (ii) the value of the Mortgaged Property pursuant to any BPO or property evaluation varies by more than plus or minus 15% from the lesser of (A) the original appraised value of the Mortgage Property or (B) the purchase price of the Mortgaged Property as of the date of origination (a "Value Issue"), (iii) the Mortgage Loan is underwritten without verification of the Borrower's income and assets and there is no credit report and credit score or (iv) the Purchaser deems the Mortgage Loan not to be an acceptable credit risk. The Company shall repurchase the rejected Mortgage Loan in the manner prescribed in Section 3.03 upon receipt of notice from the Purchaser of the rejection of such Mortgage Loan; provided, that, in the event that the Purchaser rejects a Mortgage Loan due to a Value Issue, the Company may submit to the Purchaser an additional property evaluation for purposes of demonstrating that the Mortgage Loan does not have a Value Issue. If the Purchaser and the Company fail to resolve such Value Issue within two weeks of the Purchaser presenting such Value Issue to the Company, then Company shall have the right to promptly (a) substitute such Mortgage Loan with a Qualified Substitute Mortgage Loan meeting all the terms hereof, or (b) repurchase such Mortgage Loan in the manner prescribed in Section 3.03. Any rejected Mortgage Loan shall be removed from the terms of this Agreement. The Company shall make available all files required by Purchaser in order to complete its review, including capturing all CRA/HMDA required data fields. Any review performed by the Purchaser prior to the related Closing Date does not limit the Purchaser's rights or the Company's obligations under this section. To the extent that the Purchaser's review discloses that the Mortgage Loans do not conform to the Underwriting Guidelines or the terms set forth in the Purchaser Price and Terms Letter, the Purchaser may in its sole discretion increase its due diligence review and obtain additional BPO's or other property evaluations. The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 4.01 Company to Act as Servicer.

            The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

            Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate change the Index, Lifetime Mortgage Interest Rate Cap, Initial Rate Cap or Gross Margin of any Mortgage Loan, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and
(b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

            In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

            The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a Fannie Mae-approved lender or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee.

            At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

            Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

            Section 4.02 Liquidation of Mortgage Loans.

            In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority) .

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to
Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section
4.05 hereof.

            Section 4.03 Collection of Mortgage Loan Payments.

            Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Section 4.04 Establishment of and Deposits to Custodial Account.

            The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Countrywide Home Loans, Inc. in trust for EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various
Mortgagors". The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

            The Company shall deposit in the Custodial Account within two Business Days of receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, (other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto or with respect to each LPMI Loan, in the amount of the LPMI Fee) :

            (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

            (iii) all Liquidation Proceeds;

            (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10, Section 4.11, Section 4.14 and
      Section 4.15;

            (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

            (vi) any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 5.03, 6.01 or 6.02;

            (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03, 3.05 or 3.07 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

            (viii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

            (ix) any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

            (x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

            The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to
Section 4.05.

            Section 4.05 Permitted Withdrawals From Custodial Account.

            The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

            (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

            (ii) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to
      Section 3.03, 3.05, 3.07 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

            (iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to
      Section 3.03, 3.05, 3.07 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

            (iv) to pay itself interest on funds deposited in the Custodial Account;

            (v) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

            (vi) to pay any amount  required  to be paid  pursuant  to Section
      4.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO
      Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

            (vii) to clear and terminate the Custodial Account upon the termination of this Agreement; and

            (viii) to withdraw funds deposited in error.

            In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

            Section 4.06 Establishment of and Deposits to Escrow Account.

            The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Countrywide Home Loans, Inc., in trust for the EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

            The Company shall deposit in the Escrow Account or Accounts within two Business Days of receipt, and retain therein:

            (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

            (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

            The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Section 4.07 Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account or Accounts may be made by the Company only:

            (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

            (ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

            (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

            (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

            (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

            (vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

            (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

            (viii) to withdraw funds deposited in error.

            Section 4.08 Payment of Taxes, Insurance and Other Charges.

            With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

            Section 4.09 Protection of Accounts.

            The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Upon any such transfer, the Company shall promptly notify the Purchaser and deliver to the Purchaser a Custodial Account Certification or Escrow Account Certification (as applicable) in the form of Exhibit D-1 or E-1 to this agreement.

            The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

            Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

            Section 4.10 Maintenance of Hazard Insurance.

            The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

            If a Mortgaged Property is located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf.

            If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

            The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

            In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

            All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

            The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

            Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

            Section 4.11 Maintenance of Mortgage Impairment Insurance.

            In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to
Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

            Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions
                         Insurance.

            The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae or Freddie Mac. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

            Section 4.13 Inspections.

            The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

            Section 4.14 Restoration of Mortgaged Property.

            The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

            (i)   the   Company   shall   receive   satisfactory   independent
      verification of completion of repairs and issuance of any required approvals with respect thereto;

            (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

            (iii) the Company shall verify that the Mortgage Loan is not in default; and

            (iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Custodial Account.

            If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

            Section 4.15 Maintenance of PMI and LPMI Policy; Claims.

            (a) With respect to each Mortgage Loan with a LTV in excess of 95%, the Company shall:

            (i) with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws and without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

            (ii) with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy. Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

            (b) In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to
Section 4.04, any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

            (c) Purchaser, in its sole discretion, at any time, may (i) either obtain an additional PMI Policy on any Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place. In any event, the Company agrees to administer such PMI Policies in accordance with the Agreement or any Reconstitution Agreement.

            Section 4.16 Title, Management and Disposition of REO Property.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

            The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

            The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i)
(A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

            The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

            The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to
Section 5.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

            The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section
4.10 and the fees of any managing agent of the Company, a Subservicer, or the Company itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses) .

            Section 4.17 Real Estate Owned Reports.

            Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Section 4.18 Liquidation Reports.

            Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

            Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged
                         Property.

            Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

            Section 4.20 Notification of Adjustments.

            With respect to each Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. The Company shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company, or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby.

                                    ARTICLE V

                              PAYMENTS TO PURCHASER

            Section 5.01 Remittances.

            On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

            With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

            Section 5.02 Statements to Purchaser.

            Not later than the 10th day of each calendar month, the Company shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit F annexed hereto electronic medium mutually acceptable to the parties as to the preceding calendar month and the Due Period in the month of remittance

            In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year. Nothing in this Section
5.02 shall be deemed to require the Company to prepare any federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions.

            Section 5.03 Monthly Advances by Company.

            On the Business Day immediately preceding each Remittance Date, either (a) the Company shall deposit in the Custodial Account from its own funds or (b) if funds are on deposit in the Custodial Account which are not required to be remitted on the related Remittance Date, the Company may make an appropriate entry in its records that such funds shall be applied toward the related Monthly Advance (provided, that any funds so applied shall be replaced by the Company no later than the Business Day immediately preceding the next Remittance Date), in each case, in an aggregate amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

            In no event shall the Company be obligated to make an advance under this section 5.03 if at the time of such advance it deems such advance to be non-recoverable. The Company shall promptly deliver an officer's certificate to the Purchaser upon determining that any advance is non-recoverable. In the event that upon liquidation of the Mortgage Loan, the Liquidation Proceeds are insufficient to reimburse the Company for any Monthly Advances, the Company shall notify the related Purchaser of such shortfall by registered mail with sufficient supporting documentation and shall have the right to deduct such shortfall from the next remittance to be paid to the related Purchaser.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

            Section 6.01 Transfers of Mortgaged Property.

            The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI or LPMI Policy, if any.

            If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, a portion of such fee, up to an amount equal to one percent (1.0%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Company as additional servicing compensation, and any portion thereof in excess one percent (1.0%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption or substitution of liability, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the Index, the Lifetime Mortgage Interest Rate Cap, the Initial Rate Cap or the Gross Margin of any Mortgage Loan, nor the outstanding principal amount of the Mortgage Loan shall be changed.

            To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

            Section 6.02 Satisfaction of Mortgages and Release of Mortgage
                         Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents. In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

            If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            Section 6.03 Servicing Compensation.

            As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

            Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges and Prepayment Penalties, shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein. Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full, the Company shall not waive, and shall not permit the waiver of, any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Company determines that such waiver would maximize recovery of Liquidations Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty, or (ii) (A) the enforeceability therefore is limited
(1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment or (B) the enforceability is otherwise limited or prohibited by applicable law.

            Section 6.04 Annual Statement as to Compliance.

            The Company shall deliver to the Purchaser, on or before May 31 each year beginning May 31, 2003, an Officer's Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Company has complied fully with the provisions of
Article II and Article IV, and (iii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

            Section 6.05 Annual Independent Public Accountants' Servicing
Report.

            On or before May 31st of each year beginning May 31, 2003, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

            Section 6.06 Right to Examine Company Records.

            The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                                   ARTICLE VII

                     AGENCY TRANSFER; PASS-THROUGH TRANSFER

            Section 7.01 Removal of Mortgage Loans from Inclusion Under this
                         Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.

            The Purchaser and the Company agree that with respect to any Pass-Through Transfer, Whole Loan Transfer or Agency Transfers, as applicable, the Company shall cooperate with the Purchaser in effecting such transfers and shall negotiate in good faith and execute any Reconstitution Agreement required to effectuate the foregoing; provided that, such Reconstitution Agreement shall not materially increase the Company's obligations or liabilities hereunder, nor diminish any of the Company's rights, and provide to any master servicer or the trustee, as applicable, and/or the Purchaser any and all publicly available information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser, trustee or a master servicer shall reasonable request as to the related Mortgage Loans. Purchaser shall reimburse Company for any and all costs or expenses incurred by Company (i) in obtaining "accountant comfort letters" with respect to information supplied in response to Purchaser requests, (ii) in connection with any due diligence performed in connection with a Pass-Through or Whole Loan Transfer or (iii) making the Mortgage Loan Documents or Servicing Files available to parties participating in a Pass-Through or Whole Loan Transfer, including without limitation, shipping costs. Such information may be included in any disclosure document prepared in connection with the Pass-Through Transfer, Whole Loan Transfer or Agency Transfer, as applicable; provided, however, that Company shall indemnify the Purchaser against any liability arising from any material omissions or misstatements in any information supplied by the Company and included in a disclosure document; and provided, further, that the Purchaser shall indemnify the Company against any liability arising from any information included in a disclosure document that was not supplied by the Company. The Company shall execute any Reconstitution Agreements required within a reasonable period of time after receipt of such agreements which time shall be sufficient for the Company and the Company's counsel to review such agreements. Company shall use its Best Efforts to complete such review within ten (10) Business Days after mutual agreement as to the terms thereof, but such time shall not exceed fifteen (15) Business Days after mutual agreement as to the terms thereof.

            The Company shall not be required to restate any representations and warranties as of the date of any Pass-Through Transfer, Whole Loan Transfer or Agency Transfers other than the representations and warranties set forth in Section 3.01 (provided, that the Company shall not be required to restate the representation and warranty set forth in Section 3.01(j) ) .

            In the event of any Agency Transfer, Pass-Through or Whole Loan Transfer, the Company shall have no obligation to pay any custodial fees charged by the Agency.

            Section 7.02 Purchaser's Repurchase and Indemnification Obligations.

            Upon receipt by the Company of notice from Fannie Mae, Freddie Mac or the trustee of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac or the trustee, as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer, the Company shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of Fannie Mae, Freddie Mac, or the trustee related to such deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, or the trustee.

            The Purchaser shall repurchase from the Company any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer with respect to which the Company has been required by Fannie Mae, Freddie Mac, or the trustee to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to Fannie Mae, Freddie Mac, or the trustee in any
Reconstitution Agreement and not due to a breach of the Company's representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Company shall equal that repurchase price paid by the Company to Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Company in connection with the cure of said breach of a representation or warranty made by the Purchaser and in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie Mac, or the trustee, including, but not limited to, reasonable and necessary attorneys' fees.

            At the time of repurchase, the Custodian and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser's instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, or the trustee with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the related Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the Company and the Purchaser shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement.

                                  ARTICLE VIII

                              COMPANY TO COOPERATE

            Section 8.01 Provision of Information.

            During the term of this Agreement and provided such request will cause the Company to violate any applicable law or statute, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give. Purchaser shall pay any costs related to any special reports.

            The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

            Section 8.02 Financial Statements; Servicing Facility.

            In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large). If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above. Unless requested the Purchaser, the Company shall not be required to deliver any documents which are publicly available on EDGAR.

            The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company's servicing facilities or those of any Subservicer for the purpose of satisfying such prospective Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this Agreement.

                                   ARTICLE IX

                                   THE COMPANY

            Section 9.01 Indemnification; Third Party Claims.

            The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01, and/or (b) comply with applicable law. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie Mae, Freddie Mac, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree in the amount of $5,000 or less, which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement, and/or (b) comply with applicable law.

            Section 9.02 Merger or Consolidation of the Company.

            The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, (ii) whose deposits are insured by the FDIC through the BIF or the SAIF, and (iii) which is a Fannie Mae-approved company in good standing.

            Section 9.03 Limitation on Liability of Company and Others.

            Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

            Section 9.04 Limitation on Resignation and Assignment by Company.

            The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser; provided, however, that the Company may assign its right and obligations hereunder to any entity that is directly or indirectly owned or controlled by the Company and the Company guarantees the performance by such entity of all obligations hereunder.

            The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

            Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

                                    ARTICLE X

                                     DEFAULT

            Section 10.01 Events of Default.

            Each of the following shall constitute an Event of Default on the part of the Company:

            (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

            (ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

            (iii) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgage Property is located if such license is necessary for the Company to legally service the related Mortgage Loan; or

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

            (vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

            (vii) the Company ceases to meet the qualifications of a Fannie Mae lender or servicer; or

            (viii) the Company fails to maintain a minimum net worth of $25,000,000; or

            (ix) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a Subservicer) in violation of Section 9.04.

            In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

            Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            Section 10.02 Waiver of Defaults.

            By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   TERMINATION

            Section 11.01 Termination.

            This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

            Section 11.02 Termination Without Cause.

            The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

            In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to 2.0% of the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Successor to Company.

            Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 after the 90 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03, 3.04, 3.05 and 3.07, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 3.07 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

            Any  successor   appointed  as  provided   herein  shall  execute,
acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (f), (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01,
11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

            The Company shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

            Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

            Section 12.02 Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 12.03 Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 12.04 Duration of Agreement.

            This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

            Section 12.05 Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

            (i)   if to the Company:

                  Countrywide Home Loans, Inc.,
                  4500 Park Grenada
                  Calabasas, CA 91302
                  Attention: David Spector

      or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

            (ii)  if to Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75014-1358
                  Attention: Ralene Ruyle

            Section 12.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 12.07 Relationship of Parties.

            Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

            Section 12.08 Execution; Successors and Assigns.

            This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

            Section 12.09 Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option accordance with Section 14 of the Purchase Agreement.

            Section 12.10 Assignment by Purchaser.

            The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

            Section 12.11 No Personal Solicitation.

            From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Company's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Company may solicit any Mortgagor for whom the Company has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by the Company or any of its affiliates which (i) concern optional insurance products or other additional projects, (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, (iii) are directed to mortgagors who have a specific type of mortgage (i.e., balloon Mortgage Loans, LIBOR Mortgage Loans, etc.) or (iv) directed to those mortgagors whose mortgages fall within specific interest rate ranges shall not constitute solicitation under this Section 12.11 nor is the Company prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Notwithstanding the foregoing, the following solicitations, if undertaken by the Company or any affiliate of the Company, shall not be prohibited under this Section 12.11: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements; (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to Mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by the Company.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                        EMC MORTGAGE CORPORATION

                                        By: ____________________________________

                                        Name: Ralene Ruyle

                                        Title:   President


                                        COUNTRYWIDE HOME LOANS, INC.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF __________ )


            On the __ day of ________, 200_ before me, a Notary Public in and for said State, personally appeared ________, known to me to be Vice President of EMC Mortgage Corporation, the federal savings association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.


                                        ________________________________________
                                        Notary Public

                                        My Commission expires __________________

STATE OF             )
                     ) ss.:
COUNTY OF __________ )


            On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of Countrywide Home Loans, Inc. the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.


                                        ________________________________________
                                        Notary Public

                                        My Commission expires __________________

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to
Section 2.01 and 2.03 of the Seller's Warranties and Servicing Agreement to which this Exhibit is attached (the "Agreement") :

      1. The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________ without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "Countrywide Home Loans, Inc., successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "Countrywide Home Loans, Inc., formerly known as [previous name]") .

      2. The original of any guarantee executed in connection with the Mortgage Note (if any) .

      3. The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

      4. The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

      5. The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "Countrywide Home Loans, Inc., successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "Countrywide Home Loans, Inc., formerly known as [previous name]."

      6. Originals of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

      7. The original mortgagee policy of title insurance or attorney's opinion of title and abstract of title.

      8. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

      9. The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

      10.   Residential loan application.

      11.   Mortgage Loan closing statement.

      12.   Verification of employment and income.

      13. Verification of acceptable evidence of source and amount of downpayment.

      14.   Credit report on the Mortgagor.

      15.   Residential appraisal report.

      16.   Photograph of the Mortgaged Property.

      17.   Survey of the Mortgaged Property.

      18. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      19.   All required disclosure statements.

      20. If available, termite report, structural engineer's report, water potability and septic certification.

      21.   Sales contract.

      22. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

            In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 180 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT C

                             MORTGAGE LOAN DOCUMENTS

            The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to Section 2.01 of the Seller's Warranties and Servicing Agreement to which this Exhibit is annexed (the "Agreement") :

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of ___________, without recourse" and signed in the name of the Company by an authorized officer. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "Countrywide Home Loans, Inc., successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "Countrywide Home Loans, Inc., formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

            (d) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

            (e) the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank, or the original Assignment of Mortgage in recordable form into MERS. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "Countrywide Home Loans, Inc., successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "Countrywide Home Loans, Inc., formerly known as [previous name];"

            (f) the originals of all intervening assignments of mortgage with evidence of recording thereon, including warehousing assignments, if any;

            (g) the original mortgagee title insurance policy;

            (h) such other documents as the Purchaser may require.


                                      C-4-1

                                   EXHIBIT D-1

                         CUSTODIAL ACCOUNT CERTIFICATION

                                                     _____________________, 200_

            Countrywide Home Loans, Inc. hereby certifies that it has established the account described below as a Custodial Account pursuant to
Section 4.04 of the Seller's Warranties and Servicing Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage Loans.

Title of Account:_Countrywide Home Loans, Inc. in trust for the Purchaser

Account Number:__________________

Address of office or branch
of the Company at
which Account is maintained:            ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________


                                        Countrywide Home Loans, Inc.

                                        Company

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________


                                      D-1-1

                                   EXHIBIT D-2

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                         _________________, 200_

To: ____________________________________

    ____________________________________

    ____________________________________
    (the "Depository")

            As Company under the Seller's Warranties and Servicing Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[Servicer] in trust for the Purchaser - Residential Adjustable Rate Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        [COUNTRYWIDE HOME LOANS, INC.]


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Date: __________________________________


                                      D-2-1

            The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") .

                                        ________________________________________
                                        Depository


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Date: __________________________________


                                      D-2-2

                                   EXHIBIT E-1

                          ESCROW ACCOUNT CERTIFICATION

                                                        __________________, 200_

            Countrywide Home Loans, Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to
Section 4.06 of the Seller's Warranties and Servicing Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage Loans.

Title of Account: "Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors."

Account Number: __________________

Address of office or branch
of the Company at
which Account is maintained:            ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________


                                        [COUNTRYWIDE HOME LOANS, INC.]


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________


                                     E-1-1

                                   EXHIBIT E-2

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                       ___________________, 200_

To: ____________________________________

    ____________________________________

    ____________________________________
    (the "Depository")

            As Company under the Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 Residential Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the Agreement, to be designated as "[Servicer], in trust for the Purchaser - Residential Adjustable Rate Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        [COUNTRYWIDE HOME LOANS, INC.]


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Date: __________________________________


                                     E-2-1

            The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") .


                                        ________________________________________
                                        Depository


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Date: __________________________________


                                     E-2-1

                                    EXHIBIT F

                            MONTHLY REMITTANCE ADVICE

                                    EXHIBIT G

                            ASSIGNMENT AND ASSUMPTION

                                                         _________________, 200_

            ASSIGNMENT AND ASSUMPTION, dated __________, between __________________________________, a ___________________ corporation having
an       office       at       __________________       ("Assignor")       and
_________________________________,  a __________________ corporation having an office at __________________ ("Assignee") :

            For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

            1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as purchaser, in, to and under that certain Seller's Warranties and Servicing Agreement, Residential Adjustable Rate Mortgage Loans (the "Seller's Warranties and Servicing Agreement"), dated as of September 1, 2002, by and between EMC Mortgage Corporation (the "Purchaser"), and Countrywide Home Loans, Inc. (the "Company") , and the Mortgage Loans delivered thereunder by the Company to the Assignor.

            2. The Assignor warrants and represents to, and covenants with, the Assignee that:

            a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

            b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller's Warranties and Servicing Agreement or the Mortgage Loans;

            c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller's Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller's Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

            d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

            3. The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

            a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller's Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as Purchaser thereunder;

            b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

            c. The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

            d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any Person authorized to act therefor has offered the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

            e. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

            f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

            g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

            h. Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e) (1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

            i. The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement is:

            __________________
            __________________
            __________________

            Attention: _______

            The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement are:

            __________________
            __________________
            __________________

            IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.


_____________________________________   ________________________________________
Assignor                                Assignee


By:__________________________________   By:_____________________________________

Its:_________________________________   Its:____________________________________

                                    EXHIBIT H

                             UNDERWRITING GUIDELINES

                                    EXHIBIT I

                            ACKNOWLEDGMENT AGREEMENT

            On this ____ day of ____________, 200_, EMC Mortgage Corporation, (the "Purchaser") as the Purchaser under that certain Seller's Warranties and Servicing Agreement dated as of September 1, 2002, (the "Agreement"), does hereby contract with Countrywide Home Loans Inc. (the "Company") as Company under the Agreement, for the servicing responsibilities related to the Mortgage Loans listed on the related Mortgage Loan Schedule attached hereto. The Company hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the related Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Company by the Purchaser in accordance with the terms of the Agreement.

            With respect to the Mortgage Loans made subject to the Agreement hereby, the related Closing Date shall be ___________________.

            All other terms and conditions of this transaction shall be governed by the Agreement.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

            This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        PURCHASER:
                                        EMC MORTGAGE CORPORATION

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        SELLER:
                                        COUNTRYWIDE HOME LOANS, INC.

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                               AMENDMENT REG AB
         TO THE MASTER MORTGAGE LOAN PURCHASEAND SERVICING AGREEMENT

            This is Amendment Reg AB ("Amendment Reg AB"), dated as of January 1, 2006, by and between EMC Mortgage Corporation (the "Purchaser"), and Countrywide Home Loans, Inc. (the "Company") to that certain Seller's Warranties and Servicing Agreement] dated as of September 1, 2002 by and between the Company and the Purchaser (as amended, modified or supplemented, the "Existing Agreement").

W I T N E S S E T H

            WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreement be amended to reflect agreed upon revisions to the terms of the Existing Agreement.

            Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreement. The Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

      Commission:  The United States Securities and Exchange Commission.

      Company Information:  As defined in Section 2(g)(i)(A)(1).

      Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Master Servicer: With respect to any Securitization Transaction, the "master servicer," if any, identified in the related transaction documents.

      Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were either (x) originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines or (y) individually re-underwritten by the Company to the Designated Guidelines at the time such Mortgage Loans were acquired by the Company; (ii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iii) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company or the Mortgage Loans purchased by the Company substantially comply with the Designated Guidelines.

      Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

      Reconstitution Agreement: An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

      Regulation AB: Subpart  229.1100 - Asset Backed  Securities  (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005))
or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      Securities Act:  The Securities Act of 1933, as amended.

      Securitization Transaction: Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated or unrated mortgage-backed securities or
(2) an issuance of publicly offered, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

      Servicer:  As defined in Section 2(c)(iii).

      Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

      Static Pool Information: Static pool information as described in Item 1105 of Regulation AB.

      Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

      Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in
Item 1122(d) of Regulation AB; provided, however, that the term "Subservicer" shall not include any master servicer other than the Company, or any special servicer engaged at the request of a Depositor, Purchaser or investor in a Securitization Transaction, nor any "back-up servicer" or trustee performing servicing functions on behalf of a Securitization Transaction engaged at the request of a Depositor, Purchaser, or investor in a Securitization Transaction.

      Third-Party   Originator:   Each   Person,   other   than  a   Qualified
Correspondent, that originated Mortgage Loans acquired by the Company.

      Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

2. The Purchaser and the Company agree that the Existing Agreement is hereby amended by adding the following provisions:

      (a)   Intent of the Parties; Reasonableness.

      The Purchaser and the Company  acknowledge and agree that the purpose of
Article 2 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the parties acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. The parties agree over time to negotiate in good faith with respect to the provision of comparable disclosure in private offerings. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff. The Company agrees to negotiate in good faith with the Purchaser or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, and any parties or items identified in writing by the Purchaser, including, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans necessary in order to effect such compliance, in the Purchaser's or Depositor's reasonable determination.

      The  Purchaser  agrees  that it will  cooperate  with  the  Company  and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction. The Purchaser will make all reasonable efforts to limit requests for information, reports or any other materials to items the Purchaser reasonably believes is required for compliance with Regulation AB, and shall not request information which is not required for such compliance.

      (b)   Additional Representations and Warranties of the Company.

            (i) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and
      (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

            (ii) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

      (c)   Information to Be Provided by the Company.

      In connection with any Securitization Transaction the Company shall (1) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (as required by Regulation AB) the information specified in paragraph (iv) of this Section.

            (i) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

                  (A)   the originator's form of organization;

                  (B) to the extent material, a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; if material, information regarding the size and composition of the originator's origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                  (C) a brief description of any material legal or governmental proceedings pending (or known to be contemplated by a governmental authority) against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

                  (D) a description of any affiliation or relationship between the Company, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing or in the related Reconstitution Agreement within five Business Days in advance of such Securitization Transaction:

                        (1)   the sponsor;
                        (2)   the depositor;
                        (3)   the issuing entity;
                        (4)   any servicer;
                        (5)   any trustee;
                        (6)   any originator;
                        (7)   any significant obligor;
                        (8)   any enhancement or support provider; and

                        (9)   any other material transaction party.

            (ii) If so requested by the Purchaser or any Depositor, and required by Regulation AB or as otherwise agreed upon by the Company, the Purchaser and/or the Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or
      Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format
      (pdf) file, or other such electronic format.

            Promptly following notice or discovery of a material error (as determined in Company's sole discretion), in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

            If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), agreed-upon procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or, if applicable, Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which shall be limited to any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

            (iii) If reasonably requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is reasonably requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

                  (A)   the Servicer's form of organization;

                  (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                        (1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
                        (2)   the extent of outsourcing the Servicer utilizes;
                        (3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;
                        (4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
                        (5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

                  (C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                  (D) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

                  (E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                  (F)   a  description   of  the   Servicer's   processes  and
            procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                  (G) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

                  (H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

            (iv) For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) provide notice within two (2) Business Days to the Purchaser, any Master Servicer and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under the Agreement or any Reconstitution Agreement that qualifies as an "entry into a material definitive agreement" under Item 1.01 of the form 8-K, and (b) provide prompt notice to the Purchaser, the Master Servicer and the Depositor of (1) any Event of Default under the terms of the Agreement or any Reconstitution Agreement to the extent not known by such Purchaser, Master Servicer or Depositor, and (2) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third Party Originator.

            (v)   To the  extent  the  Purchaser  or any  Depositor  does  not itself have an affiliation or relationship required to be disclosed under Item 1119 of Regulation AB that develops following the closing date of a Securitization Transaction, the Company shall provide to the Purchaser and any Depositor a description of any such affiliation or relationship involving the Company, any Subservicer or any Third-Party Originator no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship. For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or Master Servicer, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

            (v)   As a  condition  to the  succession  to the  Company  or any
      Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person (i)
      into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

            (vi) Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any
      Securitization Transaction that includes any of the Mortgage Loans serviced by the Company, the Company shall, to the extent the Company has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                  (a) any material modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                  (b) material breaches of Mortgage Loan representations or warranties or transaction covenants under the Existing Agreement, as amended herein (Item 1121(a)(12) of Regulation AB): and

                  (c) information regarding any Mortgage Loan changes (such as, additions, substitutions or repurchases) and any material changes in origination, underwriting, or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

            (vii) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if reasonably requested by the Purchaser or any Depositor, the Company shall provide such information which is available to the Company, regarding the servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

      (d)   Servicer Compliance Statement.

      On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

      (e)   Report on Assessment of Compliance and Attestation.

            (i) On or before March 5 of each calendar year, commencing in 2007, the Company shall:

                  (A) deliver to the Purchaser and any Depositor a report regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit A hereto (wherein "investor" shall mean the Master Servicer) delivered to the Purchaser concurrently with the execution of this Agreement;

                  (B) deliver to the Purchaser and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

                  (C) if required by Regulation AB, cause each Subservicer and each Subcontractor determined by the Company pursuant to
            Section 2(f)(ii) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (each, a "Participating Entity"), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (A) and (B) of this Section 2(e)(i); and

                  (D)   deliver or, if required by  Regulation  AB, cause each
            Subservicer and Subcontractor described in Section 2(e)(i)(C) above to deliver to the Purchaser, Depositor or any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit B; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

      The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request deliver of a certification under clause (D) above unless the Purchaser, Depositor or any other Person is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

            (ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit A hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

            (iii) If reasonably requested by the Purchaser or any Depositor, the Company shall provide to the Purchaser, any Master Servicer or any Depositor, evidence of the authorization of the person signing any certification or statement pursuant to Section 2(d) or 2(e) of this Agreement.

      (f)   Use of Subservicers and Subcontractors.

      The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Subsection
(f). The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

            (i)   It  shall  not be  necessary  for the  Company  to seek  the consent of the Purchaser or any Depositor to the utilization of any Subservicer. If required by Regulation AB, the Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d), and 2(e) of this Agreement , and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under
      Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

            (ii) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any
      Subcontractor. If required by Regulation AB, the Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying
      (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B) of this paragraph.

      The Company shall cause any such Participating Entity used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Section 2(e) of this Agreement. The Company shall be responsible for obtaining from each Participating Entity and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and certificate required to be delivered by such Participating Entity under Section 2(e), in each case as and when required to be delivered.

      (g)   Indemnification; Remedies.

            (i) The Company shall indemnify the Purchaser and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (A)(1)      any  untrue   statement   of  a  material   fact
            contained or alleged to be contained in any written information, written report, certification or other material provided under this Amendment Reg AB by or on behalf of the Company, or provided under this Amendment Reg AB by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the "Company Information"), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                  (B) any failure by the Company, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to
            Section 2(f)(ii) any Participating Entity; or

                  (C) any breach by the Company of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date.

      In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the
Company,  any  Subservicer,   any  Participating  Entity  or  any  Third-Party
Originator.

            (ii)  (A)   Any  failure  by the  Company,  any  Subservicer,  any
      Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB , which continues unremedied for three Business Days after receipt by the Company and the applicable Subservicer, Subcontractor, or Third-Party Originator of written notice of such failure from the Purchaser or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided, however it is understood that the Company shall retain any rights pursuant to which it may be entitled to receive reimbursement for unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                  (B) Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants' letter required under Regulation AB when and as required under Section 2(d) or 2(e), including any failure by the Company to identify a Participating Entity, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company;
            provided, however it is understood that the Company shall retain any rights pursuant to which it may be entitled to receive reimbursement for unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                  (C) The Company shall promptly reimburse the Purchaser (or any affected designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Company, the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

            (iii) The Purchaser agrees to indemnify and hold harmless the Company, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and
      Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission with respect to a Securitization Transaction or the omission or alleged omission to state in any filing with the Commission with respect to a Securitization Transaction a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any filing with the Commission with respect to a Securitization Transaction other than the Company Information.

            (iv) If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities uncured by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other.

            (v) This indemnification shall survive the termination of this Amendment Reg AB or the termination of any party to this Amendment Reg AB.

3. Notwithstanding any other provision of this Amendment Reg AB, the Company shall seek the consent of the Purchaser for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of the Existing Agreement.

4. The Existing Agreement is hereby amended by adding the Exhibits attached hereto as Exhibit A and Exhibit B to the end thereto. References in this Amendment Reg AB to "this Agreement" or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreement as amended by this Amendment Reg AB. Except as expressly amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreement, this Amendment Reg AB shall control.

5.    All notification pursuant to Section 2(c)(iv) should be sent to:

            EMC Mortgage Corporation
            2780 Lake Vista Drive
            Lewisville, TX  75067-3884
            Attention:  Conduit Seller Approval Dept.
            Facsimile:  (214) 626-3751
            Email:  sellerapproval@bear.com

            With a copy to:

            Bear, Stearns & Co. Inc.
            383 Madison Avenue, 3rd Floor
            New, York, NY  10179
            Attention:  Global Credit Administration
            Facsimile:  (212) 272-6564

            All notification pursuant to Section 2(c)(iv)(4) should be sent to:

            EMC Mortgage Corporation
            Two Mac Arthur Ridge
            909 Hidden Ridge Drive, Suite 200
            Irving, TX  75038
            Attention:  Associate General Counsel for Loan Administration
            Facsimile:  (972) 831-2555

            With copies to:

            Bear, Stearns & Co. Inc.
            383 Madison Avenue, 3rd Floor
            New, York, NY  10179
            Attention:  Global Credit Administration
            Facsimile:  (212) 272-6564

            EMC Mortgage Corporation
            2780 Lake Vista Drive
            Lewisville, TX  75067-3884
            Attention:  Conduit Seller Approval Dept.
            Facsimile:  (214) 626-3751
            Email:  sellerapproval@bear.com

      All notifications to any Master Servicer, to the extent such "Master Servicer" is Wells Fargo, should be sent to:

            UPS/FedEx Delivery:

            9062 Old Annapolis Road
            Columbia, MD  21045
            Attention: Corporate Trust Group, [Insert Deal Name]

            USPS Delivery:

            P.O. Box 98
            Columbia, MD  21046
            Attention: Corporate Trust Group, [Insert Deal Name]

6. This Amendment Reg AB shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligation Law), and the obligations, rights and remedies of the parties hereunder shall be determined accordance with such laws.

7. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

                           [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION

                                    Purchaser

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                    COUNTRYWIDE HOME LOANS, INC.

                                    Company

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________


                                            Signature page to Amendment Reg AB

                                  EXHIBIT A

        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as "Applicable Servicing Criteria":

-----------------------------------------------------------------------------------------------------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
-----------------------------------------------------------------------------------------------------------------
     Reference                                     Criteria
-----------------------------------------------------------------------------------------------------------------
                                       General Servicing Considerations
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)        Policies and procedures  are  instituted to monitor any  performance            X
                     or other  triggers  and  events of default  in  accordance  with the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)       If  any  material  servicing  activities  are  outsourced  to  third            X
                     parties,  policies  and  procedures  are  instituted  to monitor the
                     third  party's   performance  and  compliance  with  such  servicing
                     activities.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)      Any  requirements  in  the  transaction  agreements  to  maintain  a back-up servicer for the mortgage loans are maintained.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions  policy is in effect on the            X
                     party   participating  in  the  servicing  function  throughout  the
                     reporting  period  in  the  amount  of  coverage   required  by  and
                     otherwise  in   accordance   with  the  terms  of  the   transaction
                     agreements.
-----------------------------------------------------------------------------------------------------------------
                                      Cash Collection and Administration
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)        Payments  on  mortgage  loans  are  deposited  into the  appropriate            X
                     custodial  bank accounts and related bank clearing  accounts no more than two business days  following  receipt,  or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)       Disbursements  made via wire  transfer on behalf of an obligor or to            X
                     an investor are made only by authorized personnel.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)      Advances of funds or guarantees  regarding  collections,  cash flows            X
                     or  distributions,  and any  interest or other fees charged for such advances,  are made,  reviewed  and  approved  as  specified  in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                     The  related  accounts  for the  transaction,  such as cash  reserve
                     accounts    or    accounts     established     as    a    form    of
                     overcollateralization,   are  separately   maintained   (e.g.,  with            X
                     respect  to  commingling  of cash) as set  forth in the  transaction
1122(d)(2)(iv)       agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)        Each  custodial   account  is  maintained  at  a  federally  insured            X
                     depository  institution as set forth in the transaction  agreements.
                     For  purposes  of  this  criterion,  "federally  insured  depository institution" with respect to a foreign  financial  institution means a foreign financial  institution that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange Act.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)       Unissued  checks  are  safeguarded  so  as to  prevent  unauthorized            X
                     access.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
-----------------------------------------------------------------------------------------------------------------
     Reference                                     Criteria
-----------------------------------------------------------------------------------------------------------------
                                       General Servicing Considerations
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)      Reconciliations   are   prepared   on  a   monthly   basis  for  all            X
                     asset-backed  securities related bank accounts,  including custodial accounts and related bank clearing accounts.  These  reconciliations are (A)  mathematically  accurate;  (B) prepared  within 30 calendar days after the bank  statement  cutoff date, or such other number of days  specified  in the  transaction  agreements;  (C)  reviewed and
                     approved  by  someone   other  than  the  person  who  prepared  the
                     reconciliation;  and (D) contain explanations for reconciling items.
                     These  reconciling  items are  resolved  within 90 calendar  days of
                     their  original  identification,   or  such  other  number  of  days
                     specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                                      Investor Remittances and Reporting
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)        Reports  to  investors,   including  those  to  be  filed  with  the            X
                     Commission,  are  maintained  in  accordance  with  the  transaction agreements and  applicable  Commission  requirements.  Specifically, such  reports (A) are prepared in  accordance  with  timeframes  and other  terms set forth in the  transaction  agreements;  (B) provide information  calculated  in accordance  with the terms  specified in the  transaction  agreements;  (C) are filed with the  Commission as
                     required  by  its  rules  and   regulations;   and  (D)  agree  with
                     investors'  or  the  trustee's   records  as  to  the  total  unpaid
                     principal  balance  and number of  mortgage  loans  serviced  by the
                     Servicer.
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)       Amounts due to investors  are  allocated  and remitted in accordance            X
                     with timeframes,  distribution priority and other terms set forth in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                     Disbursements  made to an investor  are posted  within two  business
                     days to the  Servicer's  investor  records,  or such other number of            X
1122(d)(3)(iii)      days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                     Amounts  remitted to investors  per the investor  reports agree with
                     cancelled  checks,  or other  form of  payment,  or  custodial  bank            X
1122(d)(3)(iv)       statements.
-----------------------------------------------------------------------------------------------------------------
                                          Pool Asset Administration
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)        Collateral  or security on mortgage  loans is maintained as required            X
                     by the transaction agreements or related mortgage loan documents.
-----------------------------------------------------------------------------------------------------------------
                     Mortgage loan and related  documents are  safeguarded as required by            X
1122(d)(4)(ii)       the transaction agreements
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)      Any  additions,  removals  or  substitutions  to the asset  pool are            X
                     made,  reviewed and approved in  accordance  with any  conditions or requirements in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)       Payments  on  mortgage  loans,   including  any  payoffs,   made  in            X
                     accordance  with the related  mortgage loan  documents are posted to the Servicer's  obligor records maintained no more than two business days after  receipt,  or such other number of days  specified in the transaction  agreements,  and  allocated to  principal,  interest or other items (e.g.,  escrow) in accordance with the related  mortgage loan documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)        The Servicer's  records  regarding the mortgage loans agree with the            X
                     Servicer's  records with respect to an  obligor's  unpaid  principal balance.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
-----------------------------------------------------------------------------------------------------------------
     Reference                                     Criteria
-----------------------------------------------------------------------------------------------------------------
                                       General Servicing Considerations
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)       Changes  with  respect  to  the  terms  or  status  of an  obligor's            X
                     mortgage  loans (e.g.,  loan  modifications  or re-agings) are made, reviewed and approved by  authorized  personnel in  accordance  with the transaction agreements and related pool asset documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)      Loss  mitigation  or  recovery  actions  (e.g.,  forbearance  plans,            X
                     modifications  and deeds in lieu of  foreclosure,  foreclosures  and
                     repossessions,   as  applicable)   are   initiated,   conducted  and
                     concluded in accordance  with the  timeframes or other  requirements established by the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)     Records  documenting  collection  efforts are maintained  during the            X
                     period  a  mortgage  loan  is  delinquent  in  accordance  with  the transaction  agreements.  Such records are  maintained on at least a monthly  basis,  or such other period  specified in the  transaction agreements,  and  describe  the entity's  activities  in  monitoring delinquent  mortgage  loans  including,  for  example,  phone calls, letters and payment  rescheduling  plans in cases where  delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)       Adjustments  to interest rates or rates of return for mortgage loans            X
                     with variable rates are computed based on the related  mortgage loan documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)        Regarding  any funds  held in trust for an  obligor  (such as escrow            X
                     accounts):  (A) such  funds are  analyzed,  in  accordance  with the obligor's  mortgage loan documents,  on at least an annual basis, or such other  period  specified  in the  transaction  agreements;  (B)
                     interest  on such  funds  is  paid,  or  credited,  to  obligors  in accordance with  applicable  mortgage loan documents and state laws;
                     and (C) such funds are  returned to the  obligor  within 30 calendar days of full repayment of the related  mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)       Payments  made on behalf  of an  obligor  (such as tax or  insurance            X
                     payments)  are made on or before the related  penalty or  expiration dates,  as  indicated on the  appropriate  bills or notices for such payments,  provided  that  such  support  has been  received  by the servicer at least 30  calendar  days prior to these  dates,  or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)      Any late  payment  penalties  in  connection  with any payment to be            X
                     made on behalf of an obligor are paid from the servicer's  funds and not charged to the  obligor,  unless the late payment was due to the obligor's error or omission.
-----------------------------------------------------------------------------------------------------------------
                     Disbursements  made on behalf of an obligor  are  posted  within two business days to the obligor's  records  maintained by the servicer,
                     or  such  other  number  of  days   specified  in  the   transaction            X
1122(d)(4)(xiii)     agreements.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                     Delinquencies,    charge-offs   and   uncollectible   accounts   are
                     recognized   and  recorded  in  accordance   with  the   transaction
1122(d)(4)(xiv)      agreements.                                                                     X
-----------------------------------------------------------------------------------------------------------------
                     Any  external  enhancement  or  other  support,  identified  in Item
                     1114(a)(1)  through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)       as set forth in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------

                                    [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                    Date:__________________________________

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                                  EXHIBIT B

                         FORM OF ANNUAL CERTIFICATION

      Re: The [        ] agreement dated as of [    ], 200[ ] (the "Agreement"),
          among [IDENTIFY PARTIES]

      I,  ________________________________,   the  _______________________  of
Countrywide Home Loans, Inc., certify to [the Purchaser], [the Depositor], [Master Servicer], [Securities Administrator] or [Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

            (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

            (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

            (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee];

            (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

                          [Intentionally Left Blank]

            (5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                    Date:__________________________________

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                                   Schedule II

                Assignment, Assumption and Recognition Agreements

1. Assignment, Assumption and Recognition Agreement, dated as of May 18, 2007, by EMC Mortgage Corporation, Citibank, N.A., and Wells Fargo Bank, N.A., and acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC and Wells Fargo Bank, National Association (attached).

2. Assignment, Assumption and Recognition Agreement, dated as of May 18, 2007, by Bear Stearns Asset Backed Securities I LLC, Citibank, N.A., and EMC Mortgage Corporation, and acknowledged and agreed to by Wells Fargo Bank, National Association (attached).

3. Assignment, Assumption and Recognition Agreement, dated as of May 18, by EMC Mortgage Corporation, Citibank, N.A. and Bank of America, National Association and acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC and Well Fargo Bank, National Association.

4. Assignment, Assumption and Recognition Agreement, dated as of May 18, 2007, by EMC Mortgage Corporation, Citibank, N.A., and Countrywide Home Loans Servicing LP, and acknowledged and agreed to by Countrywide Home Loans, Inc., Bear Stearns Asset Backed Securities I LLC and Wells Fargo Bank, National Association.

5. Assignment, Assumption and Recognition Agreement, dated as of May 18, 2007, by EMC Mortgage Corporation, Citibank, N.A., and EverHome Mortgage Company (f/k/a Alliance Mortgage Company), and acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC and Wells Fargo Bank, National Association.

6. Assignment, Assumption and Recognition Agreement, dated as of May 18, 2007, by EMC Mortgage Corporation, a Delaware corporation, Citibank, N.A., and GMAC Mortgage LLC (formerly known as GMAC Mortgage Corporation), and acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC and Wells Fargo Bank, National Association.

7. Assignment, Assumption and Recognition Agreement, dated May 18, 2007, by EMC Mortgage Corporation, Citibank, N.A., and HomeBanc Mortgage Corporation, and acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC and Wells Fargo Bank, National Association.

8. Assignment, Assumption and Recognition Agreement, dated as of May 18, 2007, by EMC Mortgage Corporation, Citibank, N.A., and HSBC Mortgage Corporation
(USA), and acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC and Wells Fargo Bank, National Association.

9. Assignment, Assumption and Recognition Agreement, dated as of May 18, 2007, by EMC Mortgage Corporation, Citibank, N.A., and National City Mortgage Co., and acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC and Wells Fargo Bank, National Association.

10. Assignment, Assumption and Recognition Agreement, dated as of May 18, 2007, by EMC Mortgage Corporation, Citibank, N.A., PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation) and Bishop's Gate Residential Mortgage Trust, and acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC and Wells Fargo Bank, National Association.

                                     S-II-1

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "Assignment and Assumption Agreement"), dated as of May 18, 2007, by Bear Stearns Asset Backed Securities I LLC (the "Assignor"), Citibank, N.A., not individually but solely as trustee for the holders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3 (the "Assignee") and EMC Mortgage Corporation (the "Company"), acknowledged and agreed to by Wells Fargo Bank, National Association, as securities administrator (in such capacity, the "Securities Administrator") and master servicer (in such capacity, the "Master Servicer"), under the Pooling and Servicing Agreement, dated as April 1, 2007 (the "Pooling and Servicing Agreement"), by and among the Assignor, the Securities Administrator, the Master Servicer and Assignee.

         WHEREAS, the Assignor and the Company entered into that certain Servicing Agreement dated as of April 1, 2007, (the "Servicing Agreement") attached hereto as Exhibit A, pursuant to which the Company agreed to service certain mortgage loans listed on Exhibit B annexed hereto, as such Exhibit may be revised on any Subsequent Transfer Date provided in the Pooling and Servicing Agreement, as applicable (the "Mortgage Loans") on behalf of Assignor.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans serviced by the Company for the Assignor and its successors and assigns pursuant to the Servicing Agreement shall be subject to the terms of this Assignment and Assumption Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Servicing Agreement.

Assignment and Assumption
-------------------------

         1. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Mortgage Loans and (b) the Servicing Agreement with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Servicing Agreement with respect to any mortgage loan other than the Mortgage Loans. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

         Assignor acknowledges and agrees that upon execution of this Assignment and Assumption Agreement, with respect to the Mortgage Loans, the Assignee shall become the "Owner" under the Servicing Agreement, and all representations, warranties and covenants by the "Servicer" to the "Owner" under the Servicing Agreement including, but not limited to, the right to receive indemnification, shall accrue to Assignee by virtue of this Assignment and Assumption Agreement.

Representations Warranties and Covenants
----------------------------------------

         2. The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

         (a) Attached hereto as Exhibit A is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b) The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignor's interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

         (c) There are no offsets, counterclaims or other defenses available to the Assignor with respect to the Mortgage Loans or the Servicing Agreement;

         (d) The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

         (e) The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

         (f) The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (g) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby.

         (h) Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

         (i) The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents; and

         (j) There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

         3. The Assignee warrants and represents to, and covenants with, Assignor and Company that as of the date hereof:

         (a) The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3;

         (b) The Assignee has full corporate power and authority to execute, deliver and perform under its obligations this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

         (d) The Assignee assumes all of the rights of the Assignor as "Owner" under the Servicing Agreement with respect to the Mortgage Loans.

         4. The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

         (a) Attached hereto as Exhibit A is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Servicing Agreement;

         (c) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on part of the Company. This Assignment and Assumption Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

         (e) The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor; and

         (f) Neither this Assignment and Assumption Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this Assignment and Assumption Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading; and

         (g) Pursuant to Section 10.02 of the Servicing Agreement, the Company hereby restates the representations and warranties set forth in Article III of the Servicing Agreement with respect to the Company as of the date hereof.

         5. Company warrants and represents to, and covenants with the Assignor as of the date hereof:

         (a) Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

         (b) No material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

         (c) Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

         (d) No material changes to the Company's policies or procedures with respect to the servicing function it will perform under the Servicing Agreement and this Assignment and Assumption Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date hereof;

         (e) There are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Servicing Agreement and this Assignment and Assumption Agreement;

         (f) There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any third-party originator; and

         (g) There are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to this securitization transaction and any party thereto of a type described in Item 1119 of Regulation AB.

         6. Notwithstanding anything to the contrary in the Servicing Agreement, the Company shall (or shall cause any Third-Party Originator to) (i) immediately notify Assignor in writing of (A) legal proceedings pending against the Company, or proceedings known to be contemplated by governmental authorities against the Company which in the judgment of the Company would be, in each case, material to purchasers of securities backed by the Mortgage Loans and (B) any affiliations or relationships of the type described in Item 1119(b) of Regulation AB that develop following the date hereof between the Company and any of the above listed parties or other parties identified in writing by the Assignor with respect to the Securitization Transaction and (ii) provide to the Assignor a description of such proceedings, affiliations or relationships.

         Each such notice/update should be sent to the Assignor by e-mail to regABnotifications@bear.com. Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville , TX 75067-3884
                Attention:  Conduit Seller Approval Dept.
                Facsimile:  (214) 626-3751
                Email:  sellerapproval@bear.com
                with copies to:

                Bear, Stearns & Co. Inc.
                383 Madison Avenue, 3rd Floor
                New York, NY  10179
                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX  75067-3884
                Attention:  General Counsel
                Facsimile:  (469) 759-4714

         Notifications pursuant to (i)(A) above should be sent to:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX  75067-3884
                Attention:  General Counsel
                Facsimile:  (469) 759-4714

                with a copy to:

                Bear, Stearns & Co. Inc.
                383 Madison Avenue, 3rd Floor
                New York, NY  10179
                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564

         7. Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

         8. The Company hereby acknowledges that Wells Fargo Bank, N.A. and any successor thereto, has been appointed as master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement, and therefore has the right to enforce all obligations of the Company, as they related to the Mortgage Loans, under the Servicing Agreement that have been assigned hereby. Such right will include, without limitation, the right to receive all remittances required to be made by the Company under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.

         9. Notwithstanding any term hereof to the contrary, the execution and delivery of this Assignment and Assumption Agreement by the Assignee is solely in its capacity as trustee for the holders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Assignment and Assumption Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3.

Recognition of Assignee
-----------------------

         10. From and after the date hereof, Company shall recognize Assignee as owner of the Mortgage Loans and will service the Mortgage Loans for Assignee as if Assignee and Company had entered into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the Servicing Agreement, the terms of which are incorporated herein by reference. Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, Company acknowledges that the Mortgage Loans will be part of one or more REMICs and hereby agrees that in no event will it service the Mortgage Loans in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this Assignment and Assumption Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

         11. A copy of all assessments, attestations, reports and certificates required to be delivered by the Company under this Assignment and Assumption Agreement and the Servicing Agreement shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

         12. Distributions shall be made by wire transfer of immediately available funds to:

             Bear Stearns BSABS 2007-SD3 Distribution Account

             Wells Fargo Bank, N.A.
             ABA# 121000248
             Account Name: SAS Clearing
             Account # 3970771416
             For Further Credit to: BSABS 2007-SD3, Distribution
             Account #53146500


and the Company shall deliver all reports required to be delivered under the Servicing Agreement to the Master Servicer at:

             Wells Fargo Bank, N.A.
             9062 Old Annapolis Road
             Columbia, Maryland 21045
             Attention: Client Manager BSABS 2007-SD3
             Telecopier No.: (410) 715-2380

         13. Notices:

         The Assignor's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

             Bear Stearns Asset Backed Securities I LLC
             383 Madison Avenue
             New York, New York 10179
             Attention:  Global Credit Administration
             Facsimile:  (212) 272-6564

         The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

             Citibank, N.A., as trustee
             388 Greenwich Street, 14th Floor
             New York, NY 10013
             Attention: Structured Finance Agency & Trust
             BSABS 2007-SD3
             Telecopier No.: (212) 816-5527

         The Company's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

             EMC Mortgage Corporation
             2780 Lake Vista Drive
             Lewisville , TX 75067-3884
             Attention:  Conduit Seller Approval Dept.
             Facsimile:  (214) 626-3751

Miscellaneous:
--------------

         14. Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

         15. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New General Obligations Law, but otherwise without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         16. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         17. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

         18. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Servicing Agreement.

         19. This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         20. In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

         21. Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, TX 75067-3884, Attention:
General Counsel. In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian's name, address and contact information shall be provided to the Company at the aforementioned address.

         IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement on the date first above written.

BEAR STEARNS ASSET BACKED            CITIBANK, N.A., AS TRUSTEE FOR THE HOLDERS
SECURITIES I LLC, THE ASSIGNOR       OF BEAR STEARNS ASSET BACKED SECURITIES
                                     TRUST 2007-SD3, ASSET-BACKED CERTIFICATES,
                                     SERIES 2007-SD3, THE ASSIGNEE



By:_______________________________   By:_______________________________


Its:______________________________   Its:______________________________



EMC MORTGAGE CORPORATION,
AS COMPANY


By:_______________________________



Its:______________________________



Acknowledged and agreed:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:______________________________


Its:_____________________________

                                    Exhibit A
                                    ---------

         Servicing Agreement, dated as of April 1, 2007, by and between Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation.

                                    Exhibit B
                                    ---------

                                 Mortgage Loans

                            [available upon request]

                                                                  Execution Copy
                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

     THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "Assignment and Assumption Agreement"), dated as of May 18, 2007, by EMC Mortgage Corporation, a Delaware corporation (the "Assignor"), Citibank, N.A., not individually but solely as trustee for the holders of Bear Stearns Asset Backed Securities Trust 2007-SD3 Asset-Backed Certificates, Series 2007-SD3 (the "Assignee") and Wells Fargo Bank, N.A. (the "Company") and is acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC as the depositor, and Wells Fargo Bank, National Association as master servicer.

     WHEREAS, the Assignor purchased certain mortgage loans listed on Exhibit A (the "Wells Mortgage Loans") from the Company on a servicing-retained basis;

     WHEREAS, the Company is currently servicing the Wells Mortgage Loans pursuant to those certain Seller's Warranties and Servicing Agreements (the "Wells Warranties and Servicing Agreements"), set forth in Schedule 1 attached hereto;

     WHEREAS, pursuant to the Reconstitution Agreement dated as of November 1, 2005, between the Assignor and the Company (the "Reconstitution Agreement"), the Company has agreed to service certain mortgage loans listed on Exhibit B attached hereto (the "Reconstituted Mortgage Loans") for the Assignor as owner of the Reconstituted Mortgage Loans, in accordance with the Amended and Restated Master Seller's Warranties and Servicing Agreement dated as of November 1, 2005 (the "Reconstitution Servicing Agreement"), by and between the Company and the Assignor, as modified by the Reconstitution Agreement;

     WHEREAS, the Company is currently subservicing, for the benefit of the Assignor, certain mortgage loans listed on Exhibit B-1 (the "EMC Mortgage Loans", together with the Reconstituted Mortgage Loans and the Wells Mortgage Loans, the "Mortgage Loans") pursuant to that certain Subservicing Agreement, dated as of May 1, 2005 (the "Subservicing Agreement" and, together with the Wells Warranties and Servicing Agreements and the Reconstitution Servicing Agreement, the "Original Warranties and Servicing Agreements"), by and between the Assignor, as owner, and the Company, as servicer; and

     WHEREAS, the Assignor and the Company desire that, from and after the date hereof, all of the Mortgage Loans be serviced in accordance with the terms and conditions of that certain Seller's Warranties and Servicing Agreement dated as of April 1, 2007 (WFHM 6740, 6741, 6742, 6743, 6744, 6745, 6746 and 6747), (the
"Warranties and Servicing Agreement") between the Assignor and the Company, attached hereto as Schedule 2, subject to the terms of this Assignment and Assumption Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans shall hereby be serviced by the Company for the Assignor and its successors and assigns pursuant to and shall otherwise be subject to the Warranties and Servicing Agreement, subject to the terms of this Assignment and Assumption Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Warranties and Servicing Agreement.

Assignment and Assumption

     1. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Mortgage Loans and (b) the Warranties and Servicing Agreement with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Warranties and Servicing Agreement with respect to any mortgage loan other than the Mortgage Loans listed on Exhibits A and B. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Section 3.01 and Section
3.02 of the Warranties and Servicing Agreement, and any obligation of the Company to cure, repurchase or substitute for a mortgage loan and to indemnify the Assignor with respect to a breach of such representations and warranties pursuant to Section 3.03 of the Warranties and Servicing Agreement, and the Assignor is retaining the right to enforce the representations and warranties and the obligations of the Company set forth in those sections against the Company. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Warranties and Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

     Notwithstanding anything in the Warranties and Servicing Agreement to the contrary, with respect to the Reconstituted Mortgage Loans, a breach of the representations and warranties contained in Section 3.01 of the Warranties and Servicing Agreement shall constitute termination of the Company as servicer as provided for in Section 11.01 of the Warranties and Servicing Agreement. Section
3.02 of the Warranties and Servicing Agreement shall not apply to the Reconstituted Mortgage Loans.

Representations Warranties and Covenants

     2. The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

         (a) Attached hereto as Schedule 2 is a true and accurate copy of the Warranties and Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b) The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Original Warranties and Servicing Agreements and the Warranties and Servicing Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignor's interests, rights and obligations under the Warranties and Servicing Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

         (c) There are no offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans, the Original Warranties and Servicing Agreements or the Warranties and Servicing Agreement;

         (d) The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

         (e) The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

         (f) The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (g) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

         (h) The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Original Warranties and Servicing Agreements and the Warranties and Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

3. The Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

     (a) The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3;

         (b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

         (d) The Assignee assumes all of the rights of the Assignor under the Warranties and Servicing Agreement with respect to the Mortgage Loans other than the right to enforce the obligations of the Company under the Warranties and Servicing Agreement.

     4. The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

         (a) Attached hereto as Schedule 2 is a true and accurate copy of the Warranties and Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b) The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Warranties and Servicing Agreement;

         (c) The Company has full power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on part of the Company. This Assignment and Assumption Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity;

         (d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

         (e) The Company shall establish a Custodial Account and an Escrow Account under the Warranties and Servicing Agreement in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Warranties and Servicing Agreement in favor of Assignor; and

         (f) Pursuant to Section 9.01 of the Warranties and Servicing Agreement, the Company hereby restates the representations and warranties set forth in
     Section 3.01 of the Warranties and Servicing Agreement with respect to the Company as of the date hereof, other than, in the case of the EMC Mortgage Loans only, the representations and warranties set forth in Section 3.01(b) (but only with respect to the transfer, assignment and conveyance of the EMC Mortgage Loans) and, in the case of the EMC Mortgage Loans and the Reconstituted Mortgage Loans only, Section 3.01(j) and Section 3.01(l).

     5. Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

     6. The Company hereby acknowledges that Wells Fargo Bank, N.A. and any successor thereto (the "Master Servicer"), has been appointed as master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement dated as of May 1, 2007 the "Pooling and Servicing Agreement"), among Bear Stearns Asset Backed Securities I LLC, the Assignor, the Assignee and the Master Servicer, and therefore has the right to enforce all obligations of the Company under the Warranties and Servicing Agreement that have been assigned hereby. Such right will include, without limitation, the right to receive all remittances required to be made by the Company under the Warranties and Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Warranties and Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.

     7. Notwithstanding any term hereof to the contrary, the execution and delivery of this Assignment and Assumption Agreement by the Assignee is solely in its capacity as trustee for Bear Stearns Asset Backed Securities Trust 2007-SD3 Asset-Backed Certificates, Series 2007-SD3 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Assignment and Assumption Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns Asset Backed Securities Trust 2007-SD3 Asset-Backed Certificates, Series 2007-SD3.

Modification of the Warranties and Servicing Agreement

     8. The Company and Assignor hereby amend the Warranties and Servicing Agreement as follows:

         (a) Article I of the Warranties and Servicing Agreement is amended by adding the following definitions:

         Certificates: The Bear Stearns Asset Backed Securities Trust 2007-SD3 Asset-Backed Certificates, Series 2007-SD3.

             Pooling and Servicing Agreement: That certain Pooling and Servicing Agreement, dated as of May 1, 2007, among Bear Stearns Asset Backed Securities I LLC, the Trustee, the Master Servicer, the Securities Administrator and EMC Mortgage Corporation.

         Securities Administrator: Wells Fargo Bank, National Association or its successors in interest.

         Trustee: Citibank, N.A., or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

         (b) Article I of the Warranties and Servicing Agreement is amended by deleting the definition of Master Servicer in its entirety and replacing it with the following:

         Master Servicer: Wells Fargo Bank, National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

         (c) Article I of the Warranties and Servicing Agreement is amended by deleting the definition of Closing Date in its entirety and replacing it with the following:

                  Closing Date:  May 18, 2007

         (d) Article I of the Warranties and Servicing Agreement is amended by deleting the definition of Remittance Date in its entirety and replacing it with the following (new text underlined):

         Remittance Date: The 18th calendar day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of any month, beginning with the First Remittance Date.

         (e) Section 4.01 of the Warranties and Servicing Agreement is hereby amended by deleting the word "Servicer" in the third paragraph thereof, and replacing it with "Company".

         (f) Section 4.05 of the Warranties and Servicing Agreement is hereby amended by deleting the word "and" in subclause (viii) thereof, by replacing the period with ";" at the end of subclause (ix), and by adding the following new subclauses (x) and (xi):

             "(x) notwithstanding any other provision of this Section 4.05, to reimburse itself for any Monthly Advances or Servicing Advances made in connection with a Mortgage Loan modified pursuant to Section 4.01, to the extent that such Advances or Servicing Advances have been added to the Stated Principal Balance of the Mortgage Loan during the related Due Period, the Company's right to reimburse itself pursuant to this subclause (xi) being limited to amounts received on the Mortgage Loans with respect to principal only; and

             (xi) to reimburse itself for any Nonrecoverable Advance."

         (g) Section 4.16 of the Warranties and Servicing Agreement is hereby amended by inserting at the end of the first sentence of the fourth paragraph thereof the following proviso:

         "and provided that the Company provides the Master Servicer under such REMIC an Opinion of Counsel to the effect that the holding of such REO Property for a period longer than three (3) years will not result in the imposition of taxes on "prohibited transactions" as defined in
         Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or cause the transaction to fail to qualify as a REMIC".

         (h) Article V of the Warranties and Servicing Agreement is hereby amended by deleting Section 5.02 in its entirety and replacing it with the following:

         Section 5.02 Statements to the Purchaser.

         No later than the tenth (10th) calendar day (or if such tenth (10th) day is not a Business Day, the first Business Day immediately preceding such tenth (10th day) of each month, the Company shall furnish to the Master Servicer an electronic file containing the data specified in Exhibit G, which data shall reflect information as to the period ending on the last day of the preceding month, Exhibit H with respect to defaulted mortgage loans and Exhibit I, with respect to realized losses and gains, with each such report.

         (i) Section 6.02 of the Warranties and Servicing Agreement is hereby amended by inserting at the end of the first sentence of the second paragraph thereof the following:

         ", or, with respect to an EMC Mortgage Loan or Reconstituted Mortgage Loan only, the Company shall deposit in the Custodial Account the entire principal balance plus all accrued interest on such Mortgage Loan on the day preceding the next Remittance Date."

         (j) Section 6.04 (Annual Statements as to Compliance) of the Warranties and Servicing Agreement is hereby amended by deleting the references to "the Purchaser, any Master Servicer and any Depositor" and "the Purchaser, such Master Servicer and such Depositor" and replacing each with "the Master Servicer".

         (k) Section 6.06 (Report on Assessment of Compliance and Attestation) of the Warranties and Servicing Agreement is hereby amended by replacing the references to "the Purchaser, any Master Servicer and any Depositor" and "the Purchaser, such Master Servicer and such Depositor" with "the Master Servicer".

         (l) Section 6.07(i) of the Warranties and Servicing Agreement is hereby amended by deleting the reference to "Section 4.24".

         (m) Section 9.01 of the Warranties and Servicing Agreement is hereby amended by adding a new paragraph (g) as follows:

         "Notwithstanding any provisions of this Agreement to the contrary, the Company shall not be obligated:

         (i) to provide Static Pool Information with respect to the Reconstituted Mortgage Loans and (ii) to provide any information about or with respect to any Third-Party Originator relating to the Reconstituted Mortgage Loans."

         (n) Section 10.01(ii) of the Warranties and Servicing Agreement is hereby amended by inserting after "Agreement" the words "(other than the Company's obligations under Sections 6.04 and 6.06)".

         (o) Section 12.03 of the Warranties and Servicing Agreement is hereby amended by inserting after the words "New York" the words "without regard to conflict of law principles (other than Section 5-1401 of the New York General Obligations Law)".

         (p) The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit G, a copy of which is annexed hereto as Exhibit C, or such other format as mutually agreed upon between the Company and the Master Servicer.

         (q) The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit H, a copy of which is annexed hereto as Exhibit D, or such other format as mutually agreed upon between the Company and the Master Servicer.

         (r) The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit I, a copy of which is annexed hereto as Exhibit E, or such other format as mutually agreed upon between the Company and the Master Servicer.

Recognition of Assignee

     9. From and after the date hereof, Company shall recognize Assignee as owner of the Mortgage Loans and will service the Mortgage Loans for Assignee as if Assignee and Company had entered into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the Warranties and Servicing Agreement (as modified herein), the terms of which are incorporated herein by reference. Notwithstanding anything to the contrary contained herein or in the Warranties and Servicing Agreement, Company acknowledges that the Mortgage Loans will be part of a REMIC and hereby agrees that in no event will it service the Mortgage Loans in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this Assignment and Assumption Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Warranties and Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

Indemnification

     10. The Company agrees to indemnify and hold harmless the Assignor and Bear Stearns Asset Backed Securities I LLC (the "Depositor"), each representative of the Assignor and each officer and director of the Depositor who signed the Registration Statement, Bear, Stearns & Co. Inc. (the "Underwriter") and each person, if any, who controls the Assignor, the Depositor or any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each of their respective affiliates (each an "Indemnified Party" and collectively, the "Indemnified Parties"), against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities that (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Free Writing Prospectus, dated May 17, 2007 (the "Free Writing Prospectus") or the Prospectus Supplement, dated May 17, 2007 (the "Prospectus Supplement"), each issued in connection with the securitization of the Assigned Loans under the sections entitled "SERVICING OF THE MORTGAGE LOANS
- The Servicers - Wells Fargo Bank", and "THE MORTGAGE POOL - The Originators-Wells Fargo Bank, N.A., as Originator," specifically provided by the Company for inclusion in the Free Writing Prospectus and the Prospectus Supplement, respectively (the "Company Information"), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with the Certificates, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information. The Company shall in each case reimburse each Indemnified Party for any legal or other costs, fees, or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, penalty, fine, forfeiture, liability or action. The Company's liability under this Section 10 shall be in addition to any other liability that the Company may otherwise have.

     The Assignor and the Depositor agree to indemnify and hold harmless the Company, each representative and affiliate of the Company, each officer and director of the Company, and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each of their respective affiliates (each a "Wells Fargo Party" and collectively, the "Wells Fargo Parties"), against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities to which each Wells Fargo Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Free Writing Prospectus or the Prospectus Supplement, together with the related base prospectus, dated March 14, 2007 and any related private placement memorandum, (in each case other than in the related Company Information) or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading and the Assignor and the Depositor shall in each case reimburse each Wells Fargo

Party for any legal or other, costs, fees or expenses reasonably incurred by such Wells Fargo Party in connection with investigating or defending any such loss, damage, penalty, fine, forfeiture, liability, claim or action. The Assignor's and Depositor's liability under this Section 10 shall be in addition to any other liability that the Assignor or Depositor may otherwise have.

     If the indemnification provided for in this Section 10 shall for any reason be unavailable to an indemnified party under this section, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, penalties, fines, forfeitures and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative benefit to the Assignor and the Depositor, on one hand, and the Company, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this section, each director, officer, partner and controlling Person of the Assignor and the Depositor shall have the same rights to contribution as such party.

     Promptly after receipt by an indemnified party under this section of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party in writing of the claim or the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party otherwise than under this section. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to each indemnified party promptly after receiving the aforesaid notice from an indemnified party, the indemnifying party elects to assume the defense thereof, it may participate (jointly with any other indemnifying party similarly notified) with counsel satisfactory to each indemnified party; provided, however, that if the defendants in any such action include both an indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to such indemnified party to represent such indemnified party within a reasonable time after notice of commencement of the action or (iii) such indemnifying party shall have authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall any indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     11. A copy of all assessments, attestations, reports and certificates required to be delivered by the Company under this AAR Agreement and the Purchase Agreement shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

     12. Distributions shall be made by wire transfer of immediately available funds to:

             Bear Stearns BSABS I 2007-SD3 Distribution Account
             Wells Fargo Bank, N.A.
             ABA# 121000248
             Account Name: SAS Clearing
             Account # 3970771416
             For Further Credit to: BSABS 2007-SD3, A/C#53146500

and the Company shall deliver all reports required to be delivered under the Warranties and Servicing Agreement to the Master Servicer at:

             Wells Fargo Bank, N.A.
             9062 Old Annapolis Road
             Columbia, Maryland 21045
             Attention: Client Manager BSABS I 2007-SD3
             Telecopier No.: (410) 715-2380

13. Notices:

     The Assignor's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

             EMC Mortgage Corporation
             2780 Lake Vista Drive
             Lewisville , TX 75067-3884
             Attention:  Conduit Seller Approval Dept.
             Facsimile: (214) 626-3751

             With a copy to:

             Bear Stearns Mortgage Capital Corporation
             383 Madison Avenue
             New York, New York 10179
             Attention: Global Credit Administration

     The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

             Citibank, N.A., as trustee
             388 Greenwich Street, 14th Floor
             New York, NY 10013
             Attention: Structured Finance Agency BSABS I 2007-SD3 Telecopier No.: (410) 715-2380

     The Company's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

             Wells Fargo Bank, N.A.
             1 Home Campus
             Des Moines, Iowa 50328-0001
             Attention: John B. Brown, MAC X2302-033

             With a copy to:

             Wells Fargo Bank, N.A.
             1 Home Campus
             Des Moines, Iowa 50328-0001

             Attention: General Counsel - MAC X2401-06T

Miscellaneous:

     14. Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

     15. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New General Obligations Law, but otherwise without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     16. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     17. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

     18. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Warranties and Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Warranties and Servicing Agreement.

     19. This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

     20. In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Warranties and Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

     21. Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: Wells Fargo Bank, N.A., 1 Home Campus, MAC X2302-033, Des Moines, Iowa 50328-0001 Attention: John B. Brown. In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian's name, address and contact information shall be provided to the Company at the aforementioned address.

     IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

                                       CITIBANK, N.A., not individually but
                                       solely as trustee for the holders of
                                       Bear Stearns Asset Backed Securities
                                       Trust 2007-SD3 Asset-Backed
                                       Certificates, Series 2007-SD3

                                       By:
                                          -------------------------------
                                       Name:
                                       Title:


                                       EMC MORTGAGE CORPORATION

                                       By:
                                          -------------------------------
                                       Name:
                                       Title:


                                       WELLS FARGO BANK, N.A.,
                                        as Company

                                       By:
                                          -------------------------------
                                       Name:
                                       Title:


Acknowledged and Agreed

WELLS FARGO BANK, N.A.,
as Master Servicer


By:
   -------------------------------
Name:
Title:


BEAR STEARNS ASSET BACKED
SECURITIES I LLC
As depositor

By:
   -------------------------------
Name:
Title:

                                    Exhibit A

                              Wells Mortgage Loans

                            [available upon request]

                                    Exhibit B

                          Reconstituted Mortgage Loans

                            [available upon request]

                                   Exhibit B-1

                               EMC Mortgage Loans

                            [available upon request]

                                    Exhibit C

                                    EXHIBIT G

                        REPORTING DATA FOR MONTHLY REPORT

----------------------------------------------------------------------------------------------------------------------------
Standard Loan Level File Layout - Master Servicing

----------------------------------------------------------------------------------------------------------------------------
Column Name                         Description                                       Decimal   Format Comment
                                                                                                                       Max
                                                                                                                       Size
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
Each file requires the following fields:

------------------------------------------------------------------------------------- --------- ---------------------- ------
SER_INVESTOR_NBR                    A value assigned by the Servicer to define a                Text up to 20 digits
                                    group of loans.                                                                       20
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
LOAN_NBR                            A unique identifier assigned to each loan by the            Text up to 10 digits
                                    investor.                                                                            10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERVICER_LOAN_NBR                   A unique number assigned to a loan by the                   Text up to 10 digits
                                    Servicer. This may be different than the                                             10
                                    LOAN_NBR.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SCHED_PAY_AMT                       Scheduled monthly principal and scheduled                2 No commas(,) or
                                    interest payment that a borrower is expected to            dollar signs ($)          11
                                    pay, P&I constant.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
NOTE_INT_RATE                       The loan interest rate as reported by the                4   Max length of 6
                                    Servicer.                                                                              6
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
NET_INT_RATE                        The loan gross interest rate less the service            4  Max length of 6
                                    fee rate as reported by the Servicer.                                                  6
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_FEE_RATE                       The  servicer's  fee rate for a loan as reported         4  Max length of 6
                                    by the Servicer.                                                                       6
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_FEE_AMT                        The servicer's fee amount for a loan as reported         2  No  commas(,)  or
                                    reported by the Servicer.                                   dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
NEW_PAY_AMT                         The new loan payment amount as reported by the           2  No commas(,) or
                                    Servicer.                                                   dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
NEW_LOAN_RATE                       The new loan rate as reported by the Servicer.           4  Max length of 6
                                                                                                                           6
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ARM_INDEX_RATE                      The index the  Servicer is using to calculate a          4  Max length of 6
                                    forecasted rate.                                                                       6
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ACTL_BEG_PRIN_BAL                   The borrower's  actual principal balance at the          2  No commas(,) or
                                    beginning of the processing cycle.                          dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ACTL_END_PRIN_BAL                   The borrower's actual principal balance at the           2  No commas(,) or
                                    end of the processing cycle.                                dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------


                                      E-1-1


----------------------------------------------------------------------------------------------------------------------------
Column Name                         Description                                       Decimal   Format Comment
                                                                                                                       Max
                                                                                                                       Size
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
BORR_NEXT_PAY_DUE_DATE              The date at the end of processing cycle that the            MM/DD/YYYY
                                    borrower's next payment is due to the Servicer,                                       10
                                    as reported by Servicer.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_AMT_1                     The first curtailment amount to be applied.              2  No commas(,) or
                                                                                                dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_DATE_1                    The curtailment date associated with the first              MM/DD/YYYY
                                    curtailment amount.                                                                   10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
CURT_ADJ_ AMT_1                     The curtailment interest on the first                    2  No commas(,) or
                                    curtailment amount, if applicable.                          dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_AMT_2                     The second curtailment amount to be applied.             2  No commas(,) or
                                                                                                dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_DATE_2                    The curtailment date associated with the second             MM/DD/YYYY
                                    curtailment amount.                                                                   10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
CURT_ADJ_ AMT_2                     The curtailment interest on the second                   2  No commas(,) or
                                    curtailment amount, if applicable.                          dollar signs ($)          11
---------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_AMT_3                     The third curtailment amount to be applied.              2  No commas(,) or
                                                                                                dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SERV_CURT_DATE_3                    The curtailment date associated with the third              MM/DD/YYYY
                                    curtailment amount.                                                                   10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
CURT_ADJ_AMT_3                      The curtailment interest on  the third                   2  No commas(,) or
                                    curtailment amount, if applicable.                          dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
PIF_AMT                             The loan "paid in full"  amount as  reported  by         2  No commas(,) or
                                    the Servicer.                                               dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
PIF_DATE                            The paid in full date as reported by the                    MM/DD/YYYY
                                    Servicer.                                                                             10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ACTION_CODE                         The standard  FNMA numeric code used to indicate            Action Code Key:
                                    the  default/delinquent  status of a  particular            15=Bankruptcy,             2
                                    loan.                                                       30=Foreclosure, ,
                                                                                                60=PIF,
                                                                                                63=Substitution,
                                                                                                65=Repurchase,70=REO

----------------------------------- ------------------------------------------------- --------- ---------------------- ------
INT_ADJ_AMT                         The amount of the  interest adjustment as                2  No commas(,) or
                                    reported by the Servicer.                                   dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SOLDIER_SAILOR_ADJ_AMT              The Soldier and Sailor Adjustment amount,  if            2  No commas(,) or
                                    applicable.                                                 dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
NON_ADV_LOAN_AMT                    The Non Recoverable Loan Amount, if applicable.          2  No commas(,) or
                                                                                                dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
LOAN_LOSS_AMT                       The amount the Servicer is passing as a loss,            2  No commas(,) or
                                    if applicable.                                              dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------


                       C-2


----------------------------------------------------------------------------------------------------------------------------
Column Name                         Description                                       Decimal   Format Comment
                                                                                                                       Max
                                                                                                                       Size
----------------------------------------------------------------------------------------------------------------------------
Plus the following applicable fields:

------------------------------------------------------------------------------------- --------- ---------------------- ------
SCHED_BEG_PRIN_BAL                  The scheduled outstanding principal amount due at        2  No commas(,) or
                                    he beginning of the cycle date to be passed                 dollar signs ($)          11
                                    through to investors.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SCHED_END_PRIN_BAL                  The scheduled principal balance due to investors         2  No commas(,) or
                                    at the end of a processing cycle.                            dollar signs ($)         11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SCHED_PRIN_AMT                      The scheduled principal amount as reported by            2  No commas(,) or
                                    the Servicer for the current  cycle  -- only                dollar signs ($)          11
                                    applicable for Scheduled/Scheduled Loans.

----------------------------------- ------------------------------------------------- --------- ---------------------- ------
SCHED_NET_INT                       The scheduled gross interest amount less the             2  No commas(,) or
                                    service fee amount for the current cycle as                 dollar signs ($)          11
                                    reported by the Servicer -- only applicable for
                                    Scheduled/Scheduled Loans.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ACTL_PRIN_AMT                       The actual principal amount collected by the             2  No commas(,) or
                                    Servicer for the current reporting cycle -- only            dollar signs ($)          11
                                    applicable for Actual/Actual Loans.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
ACTL_NET_INT                        The actual gross interest amount less the service        2  No commas(,) or
                                    fee amount for the current reporting cycle as               dollar signs ($)          11
                                    reported by the Servicer -- only applicable for
                                    Actual/Actual Loans.
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
PREPAY_PENALTY_ AMT                 The penalty amount received when a borrower               2 No commas(,) or
                                    prepays on his loan as reported by the Servicer.            dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
PREPAY_PENALTY_ WAIVED              The prepayment penalty amount for the loan waived        2  No commas(,) or
                                    by the servicer.                                            dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
MOD_DATE                            The Effective Payment Date of the Modification              MM/DD/YYYY
                                    for the loan.                                                                         10
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
MOD_TYPE                            The Modification Type.                                      Varchar - value  can
                                                                                                be alpha or numeric       30
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
DELINQ_P&I_ADVANCE_AMT              The current outstanding principal and interest           2  No commas(,) or
                                    advances made by Servicer.                                  dollar signs ($)          11
----------------------------------- ------------------------------------------------- --------- ---------------------- ------
BREACH_FLAG                         Flag to indicate if the repurchase of a loan is              Y=Breach
                                    due to a breach of Representations and Warranties                                      1
                                                                                                N=NO Breach
                                                                                                Let blank if N/A
----------------------------------- ------------------------------------------------- --------- ---------------------- ------

                                    Exhibit D

                                    EXHIBIT H

                STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

EXHIBIT   : STANDARD FILE LAYOUT - DELINQUENCY REPORTING

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

---------------------------------- -------------------------------------------------------------- ----------- ----------------
Column/Header Name                                          Description                            Decimal    Format
                                                                                                              Comment

---------------------------------- -------------------------------------------------------------- ----------- ----------------

SERVICER_LOAN_NBR                  A unique  number  assigned  to a loan by the  Servicer.  This may be different than the LOAN_NBR
---------------------------------- -------------------------------------------------------------- ----------- ----------------
LOAN_NBR                           A unique identifier assigned to each loan by the originator.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
CLIENT_NBR                         Servicer Client Number

---------------------------------- -------------------------------------------------------------- ----------- ----------------
SERV_INVESTOR_NBR                  Contains a unique number as
                                   assigned by an external servicer
                                   to identify a group of loans in
                                   their system.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
BORROWER_FIRST_NAME                First Name of the Borrower.
---------------------------------- -------------------------------------------------------------- ----------- ----------------
BORROWER_LAST_NAME                 Last name of the borrower.
---------------------------------- -------------------------------------------------------------- ----------- ----------------
PROP_ADDRESS                       Street Name and Number of Property

---------------------------------- -------------------------------------------------------------- ----------- ----------------
PROP_STATE                         The state where the  property located.
---------------------------------- -------------------------------------------------------------- ----------- ----------------
PROP_ZIP                           Zip code where the property is located.
---------------------------------- -------------------------------------------------------------- ----------- ----------------
BORR_NEXT_PAY_DUE_DATE             The date that the borrower's next
                                   payment is due to the                                                      MM/DD/YYYY
                                   servicer at the end of processing
                                   cycle, as reported by Servicer.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
LOAN_TYPE                          Loan Type (i.e. FHA, VA, Conv)
---------------------------------- -------------------------------------------------------------- ----------- ----------------
BANKRUPTCY_FILED_DATE              The date a particular bankruptcy claim was filed.                          MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
BANKRUPTCY_CHAPTER_CODE            The chapter under which the bankruptcy was filed.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
BANKRUPTCY_CASE_NBR                The case number assigned by the
                                   court to the bankruptcy filing.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
POST_PETITION_DUE_DATE             The payment due date once the  bankruptcy  has been  approved              MM/DD/YYYY
                                   by the courts
---------------------------------- -------------------------------------------------------------- ----------- ----------------
BANKRUPTCY_DCHRG_DISM_DATE         The Date The  Loan Is  Removed  From  Bankruptcy.  Either  by              MM/DD/YYYY
                                   Dismissal,   Discharged   and/or  a  Motion  For  Relief  Was
                                   Granted.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
LOSS_MIT_APPR_DATE                 The Date The Loss Mitigation Was Approved By The Servicer                  MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
LOSS_MIT_TYPE                      The Type Of Loss Mitigation Approved For A Loan Such As;
---------------------------------- -------------------------------------------------------------- ----------- ----------------
LOSS_MIT_EST_COMP_DATE             The Date The Loss Mitigation /Plan Is Scheduled To End/Close               MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
LOSS_MIT_ACT_COMP_DATE             The Date The Loss Mitigation Is Actually Completed                         MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------


                                      D-1

---------------------------------- -------------------------------------------------------------- ----------- ----------------
Column/Header Name                                          Description                            Decimal    Format
                                                                                                              Comment

---------------------------------- -------------------------------------------------------------- ----------- ----------------
FRCLSR_APPROVED_DATE               The date DA Admin sends a letter
                                   to the servicer with                                                       MM/DD/YYYY
                                   instructions to begin foreclosure
                                   proceedings.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
ATTORNEY_REFERRAL_DATE             Date File Was Referred To Attorney to Pursue Foreclosure                   MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
FIRST_LEGAL_DATE                   Notice of 1st legal  filed by an  Attorney  in a  Foreclosure              MM/DD/YYYY
                                   Action

---------------------------------- -------------------------------------------------------------- ----------- ----------------
FRCLSR_SALE_EXPECTED_DATE          The date by which a foreclosure sale is expected to occur.                 MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
FRCLSR_SALE_DATE                   The actual date of the foreclosure sale.                                   MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
FRCLSR_SALE_AMT                    The amount a property sold for at the foreclosure sale.            2       No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
EVICTION_START_DATE                The date the servicer initiates eviction of the borrower.                  MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
EVICTION_COMPLETED_DATE            The date the court revokes legal
                                   possession of the property                                                 MM/DD/YYYY
                                   from the borrower.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
LIST_PRICE                         The price at which an REO property is marketed.                    2       No    commas(,)
                                                                                                              or       dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
LIST_DATE                          The date an REO property is listed at a particular price.                  MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
OFFER_AMT                          The dollar value of an offer for an REO property.                  2       No    commas(,)
                                                                                                              or       dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
OFFER_DATE_TIME                    The date an offer is received by DA Admin or by the Servicer.              MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
REO_CLOSING_DATE                   The date the REO sale of the property is scheduled to close.               MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
REO_ACTUAL_CLOSING_DATE            Actual Date Of REO Sale                                                    MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
OCCUPANT_CODE                      Classification of how the property is occupied.
---------------------------------- -------------------------------------------------------------- ----------- ----------------
PROP_CONDITION_CODE                A code that indicates the condition of the property.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
PROP_INSPECTION_DATE               The date a  property inspection is performed.                              MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
APPRAISAL_DATE                     The date the appraisal was done.                                           MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
CURR_PROP_VAL                      The current "as is" value of the  property  based on brokers       2
                                   price opinion or appraisal.
---------------------------------- -------------------------------------------------------------- ----------- ----------------
REPAIRED_PROP_VAL                  The amount the property would be
                                   worth if repairs are completed                                     2
                                   pursuant to a broker's price
                                   opinion or appraisal.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
If applicable:

---------------------------------- -------------------------------------------------------------- ----------- ----------------
DELINQ_STATUS_CODE                 FNMA Code Describing Status of Loan

---------------------------------- -------------------------------------------------------------- ----------- ----------------
DELINQ_REASON_CODE                 The circumstances which caused a
                                   borrower to stop paying on a loan.
                                   Code indicates the reason why the
                                   loan is in default for this cycle.

---------------------------------- -------------------------------------------------------------- ----------- ----------------


                                      D-2


---------------------------------- -------------------------------------------------------------- ----------- ----------------
Column/Header Name                                          Description                            Decimal    Format
                                                                                                              Comment

---------------------------------- -------------------------------------------------------------- ----------- ----------------
MI_CLAIM_FILED_DATE                Date Mortgage Insurance Claim Was Filed With Mortgage                      MM/DD/YYYY
                                   Insurance Company.

---------------------------------- -------------------------------------------------------------- ----------- ----------------
MI_CLAIM_AMT                       Amount of Mortgage Insurance Claim Filed                                   No    commas(,)
                                                                                                              or       dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
MI_CLAIM_PAID_DATE                 Date Mortgage Insurance Company Disbursed Claim Payment                    MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
MI_CLAIM_AMT_PAID                  Amount Mortgage Insurance Company Paid On Claim                    2       No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
POOL_CLAIM_FILED_DATE              Date Claim Was Filed With Pool Insurance Company                           MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
POOL_CLAIM_AMT                     Amount of Claim Filed With Pool Insurance Company                  2       No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
POOL_CLAIM_PAID_DATE               Date Claim Was  Settled  and The Check Was Issued By The Pool              MM/DD/YYYY
                                   Insurer

---------------------------------- -------------------------------------------------------------- ----------- ----------------
POOL_CLAIM_AMT_PAID                Amount Paid On Claim By Pool Insurance Company                     2       No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
FHA_PART_A_CLAIM_FILED_DATE        Date FHA Part A Claim Was Filed With HUD                                   MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
FHA_PART_A_CLAIM_AMT               Amount of FHA Part A Claim Filed                                   2       No    commas(,)
                                                                                                              or       dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
FHA_PART_A_CLAIM_PAID_DATE         Date HUD Disbursed Part A Claim Payment                                    MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
FHA_PART_A_CLAIM_PAID_AMT          Amount HUD Paid on Part A Claim                                    2       No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
FHA_PART_B_CLAIM_FILED_DATE        Date FHA Part B Claim Was Filed With HUD                                   MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
FHA_PART_B_CLAIM_AMT               Amount of FHA Part B Claim Filed                                   2       No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
FHA_PART_B_CLAIM_PAID_DATE         Date HUD Disbursed Part B Claim Payment                                   MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
FHA_PART_B_CLAIM_PAID_AMT          Amount HUD Paid on Part B Claim                                    2       No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
VA_CLAIM_FILED_DATE                Date VA Claim Was Filed With the Veterans Admin                            MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
VA_CLAIM_PAID_DATE                 Date Veterans Admin. Disbursed VA Claim Payment                            MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
VA_CLAIM_PAID_AMT                  Amount Veterans Admin. Paid on VA Claim                            2       No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)



                                      D-3


---------------------------------- -------------------------------------------------------------- ----------- ----------------
Column/Header Name                                          Description                            Decimal    Format
                                                                                                              Comment
---------------------------------- -------------------------------------------------------------- ----------- ----------------
MOTION_FOR_RELIEF_DATE             The date the Motion for Relief was filed                               10  MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
FRCLSR_BID_AMT                     The foreclosure sale bid amount                                        11  No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
FRCLSR_SALE_TYPE                   The foreclosure sales results:  REO, Third Party,  Conveyance to HUD/VA
---------------------------------- -------------------------------------------------------------- ----------- ----------------
REO_PROCEEDS                       The net proceeds from the sale of the REO property.                        No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
BPO_DATE                           The date the BPO was done.
---------------------------------- -------------------------------------------------------------- ----------- ----------------
CURRENT_FICO                       The current FICO score
---------------------------------- -------------------------------------------------------------- ----------- ----------------
HAZARD_CLAIM_FILED_DATE            The  date  the  Hazard   Claim  was  filed  with  the  Hazard          10  MM/DD/YYYY
                                   Insurance Company.
---------------------------------- -------------------------------------------------------------- ----------- ----------------
HAZARD_CLAIM_AMT                   The amount of the Hazard Insurance Claim filed.                        11  No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
HAZARD_CLAIM_PAID_DATE             The date the Hazard  Insurance  Company  disbursed  the claim          10  MM/DD/YYYY
                                   payment.
---------------------------------- -------------------------------------------------------------- ----------- ----------------
HAZARD_CLAIM_PAID_AMT              The amount the Hazard Insurance Company paid on the claim.             11  No commas(,)
                                                                                                              or dollar
                                                                                                              signs ($)

---------------------------------- -------------------------------------------------------------- ----------- ----------------
ACTION_CODE                        Indicates loan status                                                      Number
---------------------------------- -------------------------------------------------------------- ----------- ----------------
NOD_DATE                                                                                                      MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
NOI_DATE                                                                                                      MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
ACTUAL_PAYMENT_PLAN_START_DATE                                                                                MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
ACTUAL_PAYMENT_ PLAN_END_DATE

---------------------------------- -------------------------------------------------------------- ----------- ----------------
ACTUAL_REO_START_DATE                                                                                         MM/DD/YYYY
---------------------------------- -------------------------------------------------------------- ----------- ----------------
REO_SALES_PRICE                                                                                               Number
---------------------------------- -------------------------------------------------------------- ----------- ----------------
REALIZED_LOSS/GAIN                 As defined in the Servicing Agreement                                      Number
---------------------------------- -------------------------------------------------------------- ----------- ----------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:

     o ASUM- Approved Assumption
     o BAP- Borrower Assistance Program
     o CO- Charge Off
     o DIL- Deed-in-Lieu
     o FFA- Formal Forbearance Agreement
     o MOD- Loan Modification
     o PRE- Pre-Sale
     o SS- Short Sale
     o MISC- Anything else approved by the PMI or Pool Insurer


NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:

     o Mortgagor
     o Tenant
     o Unknown
     o Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:

     o Damaged
     o Excellent
     o Fair
     o Gone
     o Good
     o Poor
     o Special Hazard
     o Unknown

The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:

            ------------------------ -------------------------------------------
            Delinquency              Delinquency Description
            Code
            ------------------------ -------------------------------------------
            001                      FNMA-Death of principal mortgagor
            ------------------------ -------------------------------------------
            002                      FNMA-Illness of principal mortgagor
            ------------------------ -------------------------------------------
            003                      FNMA-Illness of mortgagor's family member
            ------------------------ -------------------------------------------
            004                      FNMA-Death of mortgagor's family member
            ------------------------ -------------------------------------------
            005                      FNMA-Marital difficulties
            ------------------------ -------------------------------------------
            006                      FNMA-Curtailment of income
            ------------------------ -------------------------------------------
            007                      FNMA-Excessive Obligation
            ------------------------ -------------------------------------------
            008                      FNMA-Abandonment of property
            ------------------------ -------------------------------------------
            009                      FNMA-Distant employee transfer
            ------------------------ -------------------------------------------
            011                      FNMA-Property problem
            ------------------------ -------------------------------------------
            012                      FNMA-Inability to sell property
            ------------------------ -------------------------------------------
            013                      FNMA-Inability to rent property
            ------------------------ -------------------------------------------
            014                      FNMA-Military Service
            ------------------------ -------------------------------------------
            015                      FNMA-Other
            ------------------------ -------------------------------------------
            016                      FNMA-Unemployment
            ------------------------ -------------------------------------------
            017                      FNMA-Business failure
            ------------------------ -------------------------------------------
            019                      FNMA-Casualty loss
            ------------------------ -------------------------------------------
            022                      FNMA-Energy environment costs
            ------------------------ -------------------------------------------
            023                      FNMA-Servicing problems
            ------------------------ -------------------------------------------
            026                      FNMA-Payment adjustment
            ------------------------ -------------------------------------------
            027                      FNMA-Payment dispute
            ------------------------ -------------------------------------------

The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:

            ------------------------ -------------------------------------------
            Delinquency              Delinquency Description
            Code
            ------------------------ -------------------------------------------
            029                      FNMA-Transfer of ownership pending
            ------------------------ -------------------------------------------
            030                      FNMA-Fraud
            ------------------------ -------------------------------------------
            031                      FNMA-Unable to contact borrower
            ------------------------ -------------------------------------------
            INC                      FNMA-Incarceration
            ------------------------ -------------------------------------------





EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING, CONTINUED

The FNMA DELINQUENT STATUS CODE field should show the Status of Default as follows:

            ------------------------ -------------------------------------------
                  Status Code        Status Description
            ------------------------ -------------------------------------------
                      09             Forbearance
            ------------------------ -------------------------------------------
                      17             Pre-foreclosure Sale Closing Plan Accepted
            ------------------------ -------------------------------------------
                      24             Government Seizure
            ------------------------ -------------------------------------------
                      26             Refinance
            ------------------------ -------------------------------------------
                      27             Assumption
            ------------------------ -------------------------------------------
                      28             Modification
            ------------------------ -------------------------------------------
                      29             Charge-Off
            ------------------------ -------------------------------------------
                      30             Third Party Sale
            ------------------------ -------------------------------------------
                      31             Probate
            ------------------------ -------------------------------------------
                      32             Military Indulgence
            ------------------------ -------------------------------------------
                      43             Foreclosure Started
            ------------------------ -------------------------------------------
                      44             Deed-in-Lieu Started
            ------------------------ -------------------------------------------
                      49             Assignment Completed
            ------------------------ -------------------------------------------
                      61             Second Lien Considerations
            ------------------------ -------------------------------------------
                      62             Veteran's Affairs-No Bid
            ------------------------ -------------------------------------------

            ------------------------ -------------------------------------------
                  Status Code        Status Description
            ------------------------ -------------------------------------------
                      63             Veteran's Affairs-Refund
            ------------------------ -------------------------------------------
                      64             Veteran's Affairs-Buydown
            ------------------------ -------------------------------------------
                      65             Chapter 7 Bankruptcy
            ------------------------ -------------------------------------------
                      66             Chapter 11 Bankruptcy
            ------------------------ -------------------------------------------
                      67             Chapter 13 Bankruptcy
            ------------------------ -------------------------------------------

                                    Exhibit E

                                    EXHIBIT I

                  REPORTING DATA FOR REALIZED LOSSES AND GAINS

          Calculation of Realized Loss/Gain Form 332- Instruction Sheet

     NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                   The numbers on the 332 form correspond with the numbers listed below.

     Liquidation and Acquisition Expenses:

     1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     4-12. Complete as applicable. Required documentation:

           * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

           * For escrow advances - complete payment history

           (to calculate advances from last positive escrow balance forward)

           * Other expenses - copies of corporate advance history showing all payments

           * REO repairs > $1500 require explanation

           * REO repairs > $3000 require evidence of at least 2 bids.

           * Short Sale or Charge Off require P&L supporting the decision and WFB's approved Servicing Officer certification

           * Unusual or extraordinary items may require further documentation.

     4. The total of lines 1 through 12.

     Credits:

     14-21. Complete as applicable. Required documentation:

           * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

           * Copy of EOB for any MI or gov't guarantee

           * All other credits need to be clearly defined on the 332 form

     5. The total of lines 14 through 21.

     Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

     Total Realized Loss (or Amount of Any Gain)

     6. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

                   Calculation of Realized Loss/Gain Form 332

   Prepared by:  __________________                     Date:  _______________
   Phone:  ______________________   Email Address:_____________________




--------------------------  -------------------------- -------------------------
Servicer Loan No.           Servicer Name              Servicer Address


--------------------------  -------------------------- -------------------------


     WELLS FARGO BANK, N.A. Loan No._____________________________


     Borrower's Name: __________________________________________________________

     Property Address: _________________________________________________________

     Liquidation Type:  REO Sale      3rd Party Sale    Short Sale    Charge Off

     Was this loan granted a Bankruptcy deficiency or cramdown     Yes    No
     If "Yes", provide deficiency or cramdown amount ___________________________

     Liquidation and Acquisition Expenses:

     (1)  Actual Unpaid Principal Balance of Mortgage Loan  $ ______________(1)
     (2)  Interest accrued at Net Rate                      ________________(2)
     (3)  Accrued Servicing Fees                            ________________(3)
     (4)  Attorney's Fees                                   ________________(4)
     (5)  Taxes (see page 2)                                ________________(5)
     (6)  Property Maintenance                              ________________(6)
     (7)  MI/Hazard Insurance Premiums (see page 2)         ________________(7)
     (8)  Utility Expenses                                  ________________(8)
     (9)  Appraisal/BPO                                     ________________(9)
     (10) Property Inspections                              ________________(10)
     (11) FC Costs/Other Legal Expenses                     ________________(11)

     (12) Other (itemize)                                   ________________(12)
              Cash for Keys__________________________       ________________(12)
              HOA/Condo Fees_______________________         ________________(12)
              ______________________________________        ________________(12)

              Total Expenses                                $_______________(13)
     Credits:
     (14) Escrow Balance                                    $_______________(14)
     (15) HIP Refund                                        ________________(15)
     (16) Rental Receipts                                   ________________(16)
     (17) Hazard Loss Proceeds                              ________________(17)
     (18) Primary Mortgage Insurance / Gov't Insurance      ________________
          _________________ (18a) HUD Part A
     (18b) HUD Part B
     (19) Pool Insurance Proceeds                           ________________(19)
     (20) Proceeds from Sale of Acquired Property           ________________(20)
     (21) Other (itemize)                                   ________________(21)
          _________________________________________         ________________(21)

          Total Credits                                     $_______________(22)
     Total Realized Loss (or Amount of Gain)                $_______________(23)

Escrow Disbursement Detail
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
                                      Coverage
   (Tax /Ins.)
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------


------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------


------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------


------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------


------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------


------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------


------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------


------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------


------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------


------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

                                   Schedule 1

                              Servicing Agreements

     1. Seller's Warranties and Servicing Agreement dated as of July 1, 2003 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 5809, 5810, 5811, 5813 and 5814).

     2. Seller's Warranties and Servicing Agreement dated as of April 1, 2005 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6264, 6265, 6266 and
6267).

     3. Seller's Warranties and Servicing Agreement dated as of December 1, 2005 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6440, 6441, 6442 and 6443).

     4. Seller's Warranties and Servicing Agreement dated as of April 1, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6518, 6519, 6520, 6521, 6522 and 6523).

     5. Seller's Warranties and Servicing Agreement, dated and effective as of June 1, 2006, by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6543, 6544, 6545, 6546 and 6547).

     6. Seller's Warranties and Servicing Agreement dated as of July 1, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6567, 6568, 6569, 6570, 6571 and 6572).

     7. Assignment and Conveyance Agreement dated as of July 28, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Series 2006-W63).

     8. Seller's Warranties and Servicing Agreement dated as of September 1, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6603, 6604, 6605, 6606, 6607 and 6608).

     9. Seller's Warranties and Servicing Agreement dated as of October 1, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6638, 6639, 6640, 6641, and 6642).

     10.Seller's Warranties and Servicing Agreement dated as of December 1, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6655, 6656, 6657, 6658, 6659 and 6660).

     11. Seller's Warranties and Servicing Agreement dated as of April 1, 2007 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6740, 6741, 6742, 6743, 6744, 6745, 6746 and 6747).

                                   Schedule 2

     Seller's Warranties and Servicing Agreement, dated and effective as of April 1, 2007, by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6740, 6741, 6742, 6743, 6744, 6745, 6746 and 6747).

                             [Provided upon request]

                                  Schedule III

                                   [Reserved]

                                     S-III-1

BEAR STEARNS
                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009


DATE:               May 18, 2007

                    TO: Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3

ATTENTION:          Structured Finance Agency & Trust - BSABS 2007-SD3
TELEPHONE:          212-816-5614
FACSIMILE:          212-816-5527

FROM:               Derivatives Documentation
TELEPHONE:          212-272-2711
FACSIMILE:          212-272-9857

SUBJECT:            Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:   FXNSC9547

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the " Transaction") between Bear Stearns Financial Products Inc. ("Bear Stearns") and Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3 ("Counterparty"). Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2007, among EMC Mortgage Corporation, as seller ("Seller") and as company ("Company"), Wells Fargo Bank, National Association, as master servicer and securities administrator ("Master Servicer" and "Securities Administrator"), Bear Stearns Asset Backed Securities I LLC, as depositor ("Depositor") and Citibank, N.A., as trustee ("Trustee") (the "Pooling and Servicing Agreement"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the "ISDA Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Master Agreement.

(1) This Confirmation is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Bear Stearns and Counterparty had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation (the "Schedule"), and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 2 of 35


A hereto; (ii) the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement. Terms capitalized but not defined herein shall have the meanings attributed to them in the Pooling and Servicing Agreement.

         Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement or to a "Section" of this Agreement will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

(2) The terms of the particular Transaction to which this Confirmation relates are as follows:

         Notional Amount:                   With respect to any Calculation
                                            Period, the amount set forth for
                                            such period on Schedule I attached
                                            hereto.

         Trade Date:                        May 16, 2007

         Effective Date:                    May 18, 2007

         Termination                        Date: April 25, 2012, subject to
                                            adjustment in accordance with the
                                            Business Day Convention; provided,
                                            however, that for the purpose of
                                            determining the final Fixed Rate
                                            Payer Period End Date, Termination
                                            Date shall be subject to No
                                            Adjustment.

         FIXED AMOUNT:

              Fixed Rate Payer:             Counterparty

              Fixed Rate Payer
              Period End Dates: The 25th calendar day of each month during the Term of this Transaction, commencing May 25, 2007 and ending on the Termination Date, with No Adjustment.

              Fixed Rate Payer
              Payment Date:Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one Business Day preceding each Fixed Rate Payer Period End Date.

              Fixed Rate:                   5.06375%

              Fixed Rate Day
              Count Fraction:               30/360

         FLOATING AMOUNTS:

              Floating Rate Payer:          Bear Stearns

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 3 of 35


              Floating Rate Payer
              Period End Dates: The 25th calendar day of each month during the Term of this Transaction, commencing May 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

              Floating Rate Payer
              Payment Dates:                Early Payment shall be applicable.
                                            The Floating  Rate Payer Payment
                                            Date shall be one Business Day
                                            preceding each Floating Rate Payer
                                            Period End Date.

              Floating Rate for initial
              Calculation Period:           To be determined.


              Floating Rate Option:         USD-LIBOR-BBA

              Designated Maturity:          One month

              Spread:                       None

              Floating Rate Day
              Count Fraction:               Actual/360

              Reset Dates:                  The first day of each Calculation
                                            Period.

              Compounding: Inapplicable

         Business Days:                     New York

         Business Day Convention:           Following

         Calculation Agent:                 Bear Stearns

(3)      Provisions Deemed Incorporated in a Schedule to the ISDA Master
         Agreement:

Part 1.  Termination Provisions.

For purposes of the ISDA Master Agreement:

(a) "Specified Entity" will not apply to Bear Stearns or Counterparty for any purpose.

(b) "Specified transactions" will not apply to Bear Stearns or Counterparty for any purpose.

(c) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Bear Stearns and will apply to Counterparty; provided that notwithstanding anything to the contrary in Section 5(a)(i) or

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 4 of 35

         Paragraph 7 of the Credit Support Annex, any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns.

(d) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Bear Stearns and will not apply to Counterparty.

(e) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to (x) Bear Stearns; provided that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns and (y) Counterparty solely in respect of Counterparty's obligations under Paragraph 3(b) of the Credit Support Annex.

(f) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Bear Stearns and will not apply to Counterparty.

(g) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Bear Stearns or Counterparty.

(h) The "Cross Default" provisions of Section 5(a)(vi) will apply to Bear Stearns and will not apply to Counterparty.

                  "Specified Indebtedness" will have the meaning specified in
                  Section 14.

                  "Threshold Amount" means USD 100,000,000.

(i) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Bear Stearns and will apply to Counterparty except that the provisions of
         Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Counterparty has not become subject to), (7) and (9) will not apply to Counterparty; provided that, with respect to Counterparty only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Bear Stearns)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to
         (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5) or (6) as amended".

(j) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Bear Stearns and will apply to Counterparty; provided that Bear Stearns shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(k) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Bear Stearns or Counterparty.

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 5 of 35

(l) The "Automatic Early Termination" provision of Section 6(a) will not apply to Bear Stearns or to Counterparty.

(m) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Master Agreement:

                  (1)      Market Quotation will apply; and

                  (2)      the Second Method will apply;

                  provided that if Bear Stearns is the Defaulting Party or the sole Affected Party, the following provisions will apply:

                           (A) Section 6(e) of the ISDA Master Agreement will be amended by inserting on the first line "or is effectively designated" after "If an Early Termination Date occurs";

                           (B) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                                    "Market Quotation" means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Counterparty (expressed as a negative number) or by Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty and such Reference Market-maker to enter into a Replacement Transaction and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be obtained will be selected in good faith by the party obliged to make a determination under
                                    Section 6(e), and, if each party is so
                                    obliged, after consultation with the other.
                                    The Market Quotation shall be the Firm Offer actually accepted by Counterparty no later than the Business Day preceding the Early Termination Date. If no Firm Offers are provided by the Business Day preceding the Early Termination Date, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 6 of 35

                           (C) Counterparty shall use best efforts to accept a Firm Offer that would determine the Market Quotation. If more than one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by the Counterparty to the Reference Market-maker, to the extent Counterparty would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Counterparty, to the extent the Reference Market-maker would be required to make a payment to the Counterparty. If only one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall accept such Firm Offer.

                           (D) Upon the written request by Counterparty to Bear Stearns, Bear Stearns shall obtain the Market Quotations on behalf of Counterparty.

                           (E) If the Settlement Amount is a negative number,
                           Section 6(e)(i)(3) of the ISDA Master Agreement shall be deleted in its entirety and replaced with the following:

                                    "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Counterparty shall pay to Bear Stearns an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Counterparty shall pay to Bear Stearns the Termination Currency Equivalent of the Unpaid Amounts owing to Bear Stearns and
                                    (III) Bear Stearns shall pay to Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to Counterparty; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Bear Stearns under the immediately preceding clause (III) shall not be netted-off against any amount payable by Counterparty under the immediately preceding clause (I)."

(n)      "Termination Currency" means United States Dollars.

(o) Additional Termination Events. Additional Termination Events will apply:

         (i) If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(l)(ii) below) Bear Stearns has not, within ten (10) calendar days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5 (l) below, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

         (ii) If, without the prior written consent of Bear Stearns where such consent is required under the Pooling and Servicing Agreement, an amendment or supplemental agreement is made to the Pooling and Servicing Agreement which amendment or supplemental agreement could reasonably be expected to have a material adverse effect on the interests of Bear Stearns under this Agreement, an Additional Termination Event shall have occurred with respect to

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 7 of 35

                  Counterparty, Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

         (iii) If the Paying Agent is unable to pay, or fails or admits in writing its inability to pay, by the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date, the ultimate payment of principal with respect to the Class A Certificates, to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates, then an Additional Termination Event shall have occurred with respect to Counterparty, Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

         (iv)     (A)      If a S&P First Level Downgrade has occurred and
                           is continuing and Bear Stearns fails to take any action described under Part (5)(f)(i)(1), within the time period specified therein, then an Additional
                           Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected
                           Party with respect to such Additional Termination
                           Event and all Transactions hereunder shall be Affected Transaction.

                  (B) If a S&P Second Level Downgrade has occurred and is continuing and Bear Stearns fails to take any action described under Part (5)(f)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

                  (C) If (A) a Moody's Second Level Downgrade has not occurred and been continuing for 30 or more Local Business Days and (B) Bear Stearns has failed to comply with or perform any obligation to be complied with or performed by Bear Stearns in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Bear Stearns and Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event.

                  (D) If (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) either (i) at least one Eligible Replacement has made a Firm Offer to be the transferee or (ii) at least one entity that satisfies the Moody's Approved Ratings Threshold has made a Firm Offer to provide an Eligible Guaranty in respect of all of Bear Stearns' present and future obligations under this Agreement, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

         (v) If at any time, the Depositor provides notice that it will purchase the Mortgage Loans pursuant to Section 10.01 of the Pooling and Servicing Agreement, then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event; provided that notwithstanding anything in the first sentence of Section 6(d)(ii) of the ISDA Master

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 8 of 35

                  Agreement to the contrary, the amount calculated as being due in respect of such Additional Termination Event shall be payable on the Distribution Date upon which the final distribution is made to the Certificateholders.

Part 2.  Tax Matters.

(a)      Tax Representations.

         (i) Payer Representations. For the purpose of Section 3(e) of the ISDA Master Agreement, each of Bear Stearns and the Counterparty will make the following representations:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

                  (1) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Master Agreement;

                  (2) the satisfaction of the agreement contained in Sections 4(a)(i) and 4(a)(iii) of the ISDA Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii) of the ISDA Master Agreement; and

                  (3) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the ISDA Master Agreement by reason of material prejudice to its legal or commercial position.

         (ii) Payee Representations. For the purpose of Section 3(f) of the ISDA Master Agreement, each of Bear Stearns and the Counterparty make the following representations.

         The following representation will apply to Bear Stearns:

                  Bear Stearns is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

         The following representation will apply to the Counterparty:

                  None

(b) Tax Provisions.

         Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Bear Stearns shall be Indemnifiable Taxes (including any Tax imposed in respect of a Credit Support Document) unless (i) such Taxes are assessed directly against Counterparty and not by deduction or withholding by Bear Stearns or (ii) arise as a result of a

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 9 of 35

Change in Tax Law (in which case
         such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Counterparty, no Tax shall be an Indemnifiable Tax.


Part 3. Agreement to Deliver Documents. For the purpose of Section 4(a) of the ISDA Master Agreement:

         (i) Tax forms, documents, or certificates to be delivered are:

         Party required to            Form/Document/                     Date by which to
         deliver document             Certificate                        be delivered

         Bear Stearns                 An original properly completed     (i) upon execution of this Agreement, (ii)
                                      and executed United States         on or before the first payment date under
                                      Internal Revenue Service Form      this Agreement, including any Credit Support
                                      W-9 (or any successor thereto)     Document, (iii) promptly upon the reasonable
                                      with respect to any payments       demand by Counterparty, (iv) prior to the
                                      received or to be received by      expiration or obsolescence of any previously
                                      Bear Stearns, that eliminates      delivered form, and (v) promptly upon the
                                      U.S. federal withholding and       information on any such previously delivered
                                      backup withholding Tax on          form becoming inaccurate or incorrect.
                                      payments to Bear Stearns under
                                      this Agreement.

         Counterparty                 An original properly completed     (i) upon execution of this Agreement, (ii)
                                      and executed United States         on or before the first payment date under
                                      Internal Revenue Service Form      this Agreement, including any Credit Support
                                      W-9 (or any successor thereto)     Document, (iii) promptly upon the reasonable
                                      with respect to any payments       demand by Bear Stearns, (iv) prior to the
                                      received or to be received by      expiration or obsolescence of any previously
                                      Counterparty.                      delivered form, and (v) promptly upon actual
                                                                         knowledge by the Counterparty of the information
                                                                         on any such previously delivered form becoming
                                                                         inaccurate or incorrect.

(ii) Other documents to be delivered are:

         Party required to       Form/Document/                     Date by which to             Covered by Section 3(d)
         deliver document        Certificate                        be delivered                 Representation

         Bear Stearns and        Any documents required by the      Upon the execution and       Yes
         the Counterparty        receiving party to evidence        delivery of this
                                 the authority of the               Agreement and such
                                 delivering party or its



Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental
Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 10 of 35


         Party required to       Form/Document/                     Date by which to             Covered by Section 3(d)
         deliver document        Certificate                        be delivered                 Representation

                                 Credit Support Provider, if any,   Confirmation
                                 for it to execute and deliver
                                 this Agreement, any Confirmation,
                                 and any Credit Support
                                 Documents to which it is a
                                 party, and to evidence the
                                 authority of the delivering
                                 party or its Credit Support
                                 Provider to perform its
                                 obligations under this
                                 Agreement, such Confirmation
                                 and/or Credit Support
                                 Document, as the case may be

         Bear Stearns            Annual Report of Bear Stearns      Upon request by              Yes
                                 containing consolidated            Counterparty
                                 financial statements certified
                                 by independent certified
                                 public accountants and
                                 prepared in accordance with
                                 generally accepted accounting
                                 principles in the country in
                                 which Bear Stearns is organized

         Bear Stearns            Quarterly Financial Statements     Upon request by              Yes
                                 of Bear Stearns containing         Counterparty
                                 unaudited, consolidated
                                 financial statements of Bear
                                 Stearns's fiscal quarter
                                 prepared in accordance with
                                 generally accepted accounting
                                 principles in the country in
                                 which Bear Stearns is
                                 organized.

         Bear Stearns and        A certificate of an authorized     Upon the execution and       Yes
         the Counterparty        officer of the party, as to        delivery of this
                                 the incumbency and authority       Agreement and such
                                 of the respective officers of      Confirmation
                                 the party signing this
                                 Agreement, any relevant


Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental
Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 11 of 35


         Party required to       Form/Document/                     Date by which to             Covered by Section 3(d)
         deliver document        Certificate                        be delivered                 Representation

                                 Credit
                                 Support Document, or any
                                 Confirmation, as the case may
                                 be

         Bear Stearns            An opinion of counsel of such      Upon the execution and       No
                                 party regarding the                delivery of this Agreement
                                 enforceability of this
                                 Agreement in a form reasonably
                                 satisfactory to the other
                                 party.

         Counterparty            An executed copy of the            Concurrently with filing     No
                                 Pooling and Servicing Agreement    of each draft of the
                                                                    Pooling and Servicing
                                                                    Agreement with the U.S.
                                                                    Securities and Exchange
                                                                    Commission

Part 4 Miscellaneous.

(a) Address for Notices: For the purposes of Section 12(a) of the ISDA Master Agreement:

                  Address for notices or communications to Bear Stearns:

                           Address:         383 Madison Avenue,
                                            New York, New York 10179
                           Attention:       DPC Manager
                           Facsimile:       (212) 272-5823

                  with a copy to:

                           Address:         One Metrotech Center North,
                                            Brooklyn, New York 11201
                           Attention:       Derivative Operations - 7th Floor
                           Facsimile:       (212) 272-1634

                  (For all purposes)

                  Address for notices or communications to the Counterparty:

                           Address:         Citibank, N.A.
                                            388 Greenwich Street, 14th floor
                                            New York, New York 10013
                           Attention:       Structured Finance Agency & Trust -
                                            BSABS 2007-SD3
                           Facsimile:       212-816-5527
                           Phone:           212-816-5614

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 12 of 35


                  with a copy to:

                           Address:         Wells Fargo Bank, N.A.
                                            9062 Old Annapolis Road
                                            Columbia, MD 21045
                           Attention:       Client Manager, BSABS 2007-SD3
                           Facsimile:       410-715-2380
                           Phone:           410-884-2000

                  (For all purposes)

(b)      Account Details and Settlement Information:

         Payments to Bear Stearns:
                  Citibank, N.A., New York
                  ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
                  Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
                  Sub-account Number: 102-04654-1-3
                  Attention: Derivatives Department

         Payments to Counterparty:
                  Wells Fargo Bank, N.A.
                  ABA Number: 121000248
                  Account Name: SAS Clearing
                  Account Number: 3970771416
                  FFC: 53146501, BSABS 2007-SD3, Swap Account

(c)      Process Agent. For the purpose of Section 13(c) of the ISDA Master
         Agreement:

                           Bear Stearns appoints as its
                           Process Agent:            Not Applicable

                           The Counterparty appoints as its
                           Process Agent:            Not Applicable

(d) Offices. The provisions of Section 10(a) of the ISDA Master Agreement will not apply to this Agreement; neither Bear Stearns nor the Counterparty have any Offices other than as set forth in the Notices Section.

(e)      Multibranch Party. For the purpose of Section 10(c) of the ISDA Master
         Agreement:

                  Bear Stearns is not a Multibranch Party.

                  The Counterparty is not a Multibranch Party.


(f)      Credit Support Document.

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 13 of 35


                  Bear Stearns: The Credit Support Annex and any guaranty in support of Bear Stearns' obligations under this Agreement.

                  Counterparty: The Credit Support Annex.

(g)      Credit Support Provider.

                  Bear Stearns: The guarantor under any guaranty in support of Bear Stearns' obligations under this Agreement.

                  Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

(j) "Affiliate": Bear Stearns and Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) of the ISDA Master Agreement.

(k)      Netting of Payments. The parties agree that subparagraph (ii) of
         Section 2(c) of the ISDA Master Agreement will apply to each Transaction.

Part 5.  Other Provisions.

(a) Section 3 of the ISDA Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

         "(g)     Relationship Between Parties.

                  Each party represents to the other party on each date when it enters into a Transaction that:

              (1) Nonreliance. (i) It is acting for its own account, (ii) it is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, (iv) it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (v) it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary,
                  (vi) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 14 of 35


                  investment advice or a recommendation to enter into this Transaction and (vii) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

         (2)      Evaluation and Understanding.

                         (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

                         (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

         (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

         (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

         (5) Eligible Contract Participant. It constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

         (6) Line of Business. It has entered into this Agreement (including each Transaction governed hereby) in conjunction with its line of business or the financing of its business."

(b) Non-Recourse. Notwithstanding any provision herein or in the ISDA Master Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of Counterparty, payable solely from the Swap Account and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the proceeds thereof, any claims against or obligations of Counterparty under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Swap Administrator shall not have liability for any failure or delay in making a payment hereunder to Bear Stearns due to any failure or delay in receiving amounts in the Swap Account from the Trust created pursuant to the Pooling and Servicing Agreement.

(c) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 15 of 35


economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(d) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(e) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(f) Rating Agency Downgrade.

    (i) S&P Downgrade:

           (1) In the event that a S&P First Level Downgrade occurs and is continuing, then within 30 days after such rating downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guaranty or (iii) post collateral in accordance with the Credit Support Annex.

           (2) In the event that a S&P Second Level Downgrade occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

    (ii) Moody's Downgrade.

           (1) In the event that a Moody's Second Level Downgrade occurs and is continuing, Bear Stearns shall as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

(g) Payment Instructions. Bear Stearns hereby agrees that, unless notified in writing by the Counterparty of other payment instructions, any and all amounts payable by Bear Stearns to the Counterparty under this Agreement shall be paid at the account specified in Part 4(b) of this Agreement.

(h) Amendment. No amendment, waiver, supplement or other modification of this Transaction shall be permitted by either party unless (i) each of S&P and Moody's have been provided notice of the same and (ii) such amendment, waiver, supplement, assignment or other modification satisfies the Rating Agency Condition.

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 16 of 35


(i) Transfer.

         (i) The first paragraph of Section 7 is hereby amended in its entirety as follows:

                  "Subject to Section 6(b)(ii), Part 5(f) and Part 5(j), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) without (a) the prior written consent of the other party (which consent shall be deemed given by Counterparty if the transfer, novation or assignment is to an Eligible Replacement) and (b) satisfaction of the Rating Agency Condition with respect to S&P, except that:"

         (ii) If an entity has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Counterparty) to be the transferee of a transfer, Counterparty shall, at Bear Stearns' written request and at Bear Stearns' expense, take any reasonable steps required to be taken by Counterparty to effect such transfer.

(j) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by
(i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) deleting the last paragraph thereof and inserting the following:

         "Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(i), any transfer by Bear Stearns under this Section 6(b)(ii) shall not require the consent of Counterparty; provided that:

         (i)      the transferee (the "Transferee") is an Eligible Replacement;

         (ii) if the Transferee is domiciled in a different country or political subdivision thereof from both Bear Stearns and Counterparty, such transfer satisfies the Rating Agency Condition;

         (iii) the Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Bear Stearns would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Transferee would be required to make additional payments pursuant to Section 2(d) (i)(4) corresponding to such excess;

         (iv) a Termination Event or Event of Default does not occur as a result of such transfer; and

         (v) the Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.

         On and from the effective date of any such transfer to the Transferee, Bear Stearns will be fully released from any and all obligations hereunder."

(k) Proceedings. Bear Stearns shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 17 of 35


indefeasible payment in full of the Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3 (the "Certificates").

(l) Compliance with Regulation AB.

    (i) Bear Stearns agrees and acknowledges that the Depositor is required under Regulation AB as defined under the Pooling and Servicing Agreement, to disclose certain financial information regarding Bear Stearns or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Bear Stearns or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

    (ii) It shall be a swap disclosure event ("Swap Disclosure Event") if, on any Business Day after the date hereof, the Depositor requests from Bear Stearns the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the "Swap Financial Disclosure").

    (iii)Upon the occurrence of a Swap Disclosure Event, Bear Stearns, within 10 calendar days, at its own expense, shall (1)(a) either (i) provide to Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word(R) or Microsoft Excel(R) format but not in .pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm's report relating to their audits of such current Swap Financial Disclosure in the Exchange Act Reports of the Depositor, and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to Bear Stearns or any entity that consolidates Bear Stearns within five days of the release of any such updated Swap Financial Disclosure; (2) secure another entity to replace Bear Stearns as party to this Agreement on terms substantially similar to this Agreement, which entity (or a guarantor therefor) meets or exceeds the Moody's Approved Ratings Thresholds and S&P Approved Ratings Threshold and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB, or (3) obtain a guaranty of Bear Stearns' obligations under this Agreement from an affiliate of Bear Stearns that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider.

    (iv) Bear Stearns agrees that, in the event that Bear Stearns provides Swap Financial Disclosure to Depositor in accordance with Part 5(l)(iii)(1) or causes its affiliate to provide Swap Financial Disclosure to Depositor in accordance with clause Part 5(l)(iii)(3), it will indemnify and hold harmless Depositor, its respective directors or officers and any person controlling Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 18 of 35


    (v) If Securities Administrator and Depositor reasonably requests, Bear Stearns shall provide such other information as may be necessary for Depositor to comply with Item 1115 of Regulation AB.

    (vi) Each of the Securities Administrator and Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Securities Administrator's and the Depositor's rights explicitly specified in this Part 5(l).

(m) Supplemental Interest Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that:

    (i) this Agreement is executed and delivered by Citibank, N.A., not individually or personally but solely as the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement;

    (ii) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as a personal representation, undertaking or agreement of Citibank, N.A. but is made and intended for the purpose of binding only the Counterparty;

    (iii) nothing herein contained shall be construed as imposing any liability upon Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; provided that nothing in this paragraph shall relieve Citibank, N.A. from performing its duties and obligations under the Pooling and Servicing Agreement in accordance with the standard of care set forth therein;

    (iv) under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents, other than due to its negligence or willful misconduct in performing the obligations of the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement; and

    (v) the Supplemental Interest Trust Trustee has been directed, pursuant to the Pooling and Servicing Agreement, to enter into this Agreement and to perform its obligations hereunder.

(n) Substantial Financial Transaction. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(o) Set-Off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(m)(E) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 19 of 35


(p) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(q) Additional Defined Terms.


    (i) Capitalized terms used but nor defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

    (ii) Additional Definitions:

         "Eligible Guaranty" means an unconditional and irrevocable guaranty of all present and future payment obligations and obligations to post collateral of Bear Stearns or an Eligible Replacement to Counterparty under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Counterparty, the form and substance of which guaranty are subject to the Rating Agency Condition with respect to S&P.

         "Eligible Guarantor" means an entity that has credit ratings at least equal to the Moody's Required Ratings Threshold and S&P Approved Ratings Threshold.

         "Eligible Replacement" means an entity that either (i) satisfies the S&P Approved Ratings Threshold and the Moody's Required Ratings Threshold or (ii) provides an Eligible Guaranty from an Eligible Guarantor.

         "Firm Offer" means an offer which, when made, is capable of becoming legally binding upon acceptance.

         "Moody's" means Moody's Investors Service, Inc., or any successor.

         "Moody's Approved Ratings Threshold" means, with respect to (i) Bear Stearns, a Moody's counterparty rating of "A1" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" or above and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1" or above.

         "Moody's First Level Downgrade" means that no Relevant Entity satisfies the Moody's Approved Rating Threshold.

         "Moody's Required Ratings Threshold" means, with respect to (i) Bear Stearns, a counterparty rating of "A3" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's,

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 20 of 35


         a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above.

         "Moody's Second Level Downgrade" means that no Relevant Entity satisfies the Moody's Required Ratings Threshold.

         "Permitted Transfer" means a transfer by novation by Bear Stearns to an entity (the "Transferee") of all, but not less than all, of Bear Stearns' rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Counterparty), (b) an Event of Default or Termination Event would not occur as a result of such transfer, (c) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Bear Stearns under the Agreement and the relevant Transaction, (d) Bear Stearns will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (e) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations and any other representations regarding the status of the substitute counterparty, notice information and account details and other similar provisions; and (f) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

         "Rating Agency" means each of Moody's and S&P.

         "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each Rating Agency then providing a rating of the Certificates and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of its then-current rating of the Certificates.

         "Relevant Entity" means Bear Stearns and any Eligible Guarantor under an Eligible Guaranty with respect to Bear Stearns.

         "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Counterparty the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, as determined by Counterparty in its sole discretion, acting in a commercially reasonable manner.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 21 of 35


         "S&P Approved Ratings Threshold" means with respect to (i) Bear Stearns, a counterparty rating of "A+" or above and (ii) with respect to any other entity (or its guarantor), a short-term unsecured and unsubordinated debt rating from S&P of "A-1" or above, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+ or above.

         "S&P First Level Downgrade" means that no Relevant Entity satisfies the S&P Approved Rating Threshold.

         "S&P Required Ratings Threshold" means with respect to (i) Bear Stearns, a counterparty rating of "BBB" or above and (ii) with respect to any other entity (or its guarantor), a long-term unsecured and unsubordinated debt rating from S&P of "BBB-" or above.

         "S&P Second Level Downgrade" means that no Relevant Entity satisfies the S&P Required Rating Thresholds.

(r) Agent and Custodian for Counterparty. Bear Stearns acknowledges that Counterparty has appointed Swap Administrator as its agent under Swap Administration Agreement and as its Custodian under the Credit Support Annex to carry out certain functions on behalf of Counterparty, and that Swap Administrator shall be entitled to give notices and to perform and satisfy the obligations of Counterparty hereunder on behalf of Counterparty.

(s) Rating Agency Notifications. Except as otherwise provided herein, no Early Termination Date shall be effectively designated hereunder shall be made by either party unless each Rating Agency has been given prior written notice of such designation.


          NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BEAR STEARNS IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.


This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 22 of 35


Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.



By:    /s/ Ana Hennie
       ----------------------------
       Name:  Ana Hennie
       Title: Authorized Signatory

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.



CITIBANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3



By: /s/ Cirino Emanuele
  ------------------------------------------
  Name:   Cirino Emanuele
  Title:  Vice President

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 23 of 35


                                   SCHEDULE I
  (where for the purposes of (i) determining Floating Amounts, all such dates subject to adjustment in accordance with the Following Business Day
             Convention and (ii) determining Fixed Amounts, all such
                        dates subject to No Adjustment.)



From and including            To but excluding           Notional Amount
------------------            ----------------           ---------------
                                                              (USD)
                                                              -----

  Effective Date                  05/25/07               505,688,746.57
     05/25/07                     06/25/07               498,642,873.88
     06/25/07                     07/25/07               491,695,443.17
     07/25/07                     08/25/07               484,844,754.48
     08/25/07                     09/25/07               478,088,451.21
     09/25/07                     10/25/07               471,425,549.06
     10/25/07                     11/25/07               464,855,331.44
     11/25/07                     12/25/07               458,375,006.87
     12/25/07                     01/25/08               451,983,472.38
     01/25/08                     02/25/08               445,679,097.11
     02/25/08                     03/25/08               439,460,905.58
     03/25/08                     04/25/08               433,328,381.29
     04/25/08                     05/25/08               427,277,254.46
     05/25/08                     06/25/08               421,309,381.26
     06/25/08                     07/25/08               415,423,341.52
     07/25/08                     08/25/08               409,615,493.95
     08/25/08                     09/25/08               403,887,485.56
     09/25/08                     10/25/08               398,233,542.47
     10/25/08                     11/25/08               392,655,995.33
     11/25/08                     12/25/08               387,145,439.99
     12/25/08                     01/25/09               381,710,075.52
     01/25/09                     02/25/09               376,344,735.38
     02/25/09                     03/25/09               371,049,564.85
     03/25/09                     04/25/09               365,823,301.79
     04/25/09                     05/25/09               360,655,398.27
     05/25/09                     06/25/09               355,556,945.69
     06/25/09                     07/25/09               350,529,423.80
     07/25/09                     08/25/09               345,566,412.76
     08/25/09                     09/25/09               340,669,369.00
     09/25/09                     10/25/09               335,837,113.61
     10/25/09                     11/25/09               331,071,994.82
     11/25/09                     12/25/09               326,367,313.76
     12/25/09                     01/25/10               321,724,870.28
     01/25/10                     02/25/10               317,142,868.77
     02/25/10                     03/25/10               312,621,293.21
     03/25/10                     04/25/10               308,161,298.93
     04/25/10                     05/25/10               303,761,629.07
     05/25/10                     06/25/10               299,421,639.18
     06/25/10                     07/25/10               295,131,902.33
     07/25/10                     08/25/10               290,895,918.84

Reference Number:  FXNSC9547
Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Bear Stearns Asset Backed Securities Trust 2007-SD3
May 18, 2007
Page 24 of 35


     08/25/10                     09/25/10               286,717,213.81
     09/25/10                     10/25/10               282,595,136.72
     10/25/10                     11/25/10               278,523,810.25
     11/25/10                     12/25/10               274,507,470.52
     12/25/10                     01/25/11               270,546,424.00
     01/25/11                     02/25/11               266,639,111.56
     02/25/11                     03/25/11               262,784,468.95
     03/25/11                     04/25/11               258,983,706.88
     04/25/11                     05/25/11               255,232,414.89
     05/25/11                     06/25/11               251,532,081.49
     06/25/11                     07/25/11               247,882,196.61
     07/25/11                     08/25/11               244,281,907.40
     08/25/11                     09/25/11               240,729,056.42
     09/25/11                     10/25/11               237,224,513.62
     10/25/11                     11/25/11               233,768,381.30
     11/25/11                     12/25/11               230,360,004.98
     12/25/11                     01/25/12               226,997,658.75
     01/25/12                     02/25/12               223,681,002.06
     02/25/12                     03/25/12               220,407,667.87
     03/25/12                 Termination Date           217,180,019.22

                                     ANNEX A

UNILATERAL CSA SCHEDULE(1)

Pledgor: BEAR STEARNS FINANCIAL PRODUCTS INC. (the "Pledgor")
Secured Party: CITIBANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3 (the "Secured Party")

Paragraph 13.  Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes no "additional obligations" within the meaning of Paragraph 12.

(b)     Credit Support Obligations.

              (i) Delivery Amount, Return Amount and Credit Support Amount.

                    (1) Delivery Amount. Paragraph 3(a) shall be amended by
              replacing the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" with the words "on each Valuation Date". The "Delivery Amount" with respect to Pledgor for any Valuation Date shall equal the greatest of:

                      (A) the amount by which the S&P Collateral Amount exceeds the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party;

                      (B) the amount by which the Moody's First Level Collateral Amount exceeds the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

                      (C) the amount by which the Moody's Second Level Collateral Amount exceeds the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

                    (2) "Return Amount" applicable to Secured Party for any Valuation Date shall equal the least of:

                      (A) the amount by which the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the S&P Collateral Amount;

                      (B) the amount by which the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's First Level Collateral Amount.

                      (C) the amount by which the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's Second Level Collateral Amount.

______________________
(1) If currency hedge, update Moody's Collateral Amounts and Valuation
Percentages

                    (3) "Credit Support Amount" shall be deleted in its
              entirety.

              (ii) Eligible Collateral. The items set forth on the Collateral Schedule attached as Schedule A hereto will qualify as "Eligible Collateral" for the party specified.

              (iii) Other Eligible Support. None

              (iv) Thresholds.

              (A)   "Independent Amount" means: Pledgor: Not applicable. Secured
                    Party: Not applicable.

              (B)   "Threshold" means: Pledgor: Not applicable. Secured Party:
                    Not applicable.

              (C) "Minimum Transfer Amount" means USD100,000; provided, that if the aggregate Certificate Principal Balance of Certificates rated by S&P is less than USD 50,000,000, the "Minimum Transfer Amount" shall mean USD 50,000.

              (D) Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c) Valuation and Timing.

        (i) "Valuation Agent" means Pledgor.

        (ii)  "Valuation Date" means each Local Business Day(2).

        (iii) "Valuation Time" means the close of business on the Local Business Day in the city where the Valuation Agent is located immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

        (iv)  "Notification Time" means 11:00 A.M. (New York time).

        (v) Transfer Timing and Calculations. Paragraphs 4(b) and 4(c) are hereby amended and restated in entirety as set forth below.

                  "(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Valuation Date; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day thereafter.

                  (c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time

___________________
(2) If not daily valuations, changes are required in the collateral amounts and valuation percentages on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed)."

(d) Conditions Precedent. There shall be no "Specified Condition" with respect to either party for purposes of this Annex.

(e)     Substitution

              (i) "Substitution Date" means (A) the Local Business Day on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received by the Notification Time on such date, and (B) the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received after the Notification Time.

              (ii) Consent of Secured Party for Substitution. Inapplicable.

              (iii) Amendment of Paragraph 4(d)(ii). Paragraph 4(d)(ii) is amended and restated in its entirety as set forth below:

                  "(ii) subject to Paragraph 4(a) of this Annex, the Secured Party will Transfer the items of Posted Credit Support specified by the Pledgor in its notice not later than the close of business on the Substitution Date, provided, however, that if the Secured Party shall not have received the Substitute Credit Support prior to 1:00 P.M. (New York time) on the Substitution Date, then the Secured Party shall Transfer the applicable items of Posted Credit Support not later than the close of business on the Local Business Day immediately following the day on which the Secured Party receives the Substitute Credit Support. Notwithstanding the foregoing, the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the Substitution Date equal to the Value of the Substitute Credit Support delivered by the Pledgor in exchange therefor."

(f) Dispute Resolution.

        (i) "Resolution Time" means 12:00 noon, New York time, on the Local Business Day for both parties following the date the Disputing Party gives notice of a dispute pursuant to Paragraph 5.

        (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), disputes over the Value of Posted Credit Support will be resolved by the Valuation Agent seeking bid-side quotations as of the relevant Recalculation Date or date of Transfer, as applicable, from three parties that regularly act as dealers in the securities in question. The Value will be the arithmetic mean of the quotations obtained by the Valuation Agent, multiplied by the applicable Valuation Percentage, if any. If no quotations are available for a particular security, then the Valuation Agent's original calculation of Value thereof will be used for that security.

        (iii) Alternative. Subject to item (iv) below, the provisions of Paragraph 5 will apply.

        (iv) Modification of Paragraph 5. The introductory paragraph of Paragraph 5 shall be amended and restated to read in its entirety as follows:

                  "If a party (a `Disputing Party') disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or
                  (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then:

                  (A) the Disputing Party will (x) notify the other party and, if applicable, the Valuation Agent of the amount it is disputing, (y) indicate what it believes the correct amount to be and (z) provide a statement showing, in reasonable detail, how it arrived at such amount and the appropriate party will deliver the undisputed amount to the other party not later than (i) (a) the close of business on the Valuation Date, if the demand made under Paragraph 3 in the case of (I) above is made by the Notification Time, or (b) the close of business of the Local Business Day following the date on which the demand is made under Paragraph 3 in the case of (I) above, if such demand is made after the Notification Time, or (ii) the close of business of the date of Transfer, in the case of (II) above;

                  (B) the parties will consult with each other and provide such information as the other party shall reasonably request in an attempt to resolve the dispute; and

                  (C) if they fail to resolve the dispute by the Resolution Time, then:"

(g) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians.

              (1) The Secured Party and its Custodian (if any) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

                  (A) it is not a Defaulting Party;

                  (B) Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code;

                  (C) the short-term rating of any Custodian shall be at least "A-1" by S&P

              (2) There shall be no Custodian for Pledgor.

        (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Secured Party and Secured Party will not have any right to use the Posted Collateral or take any action specified in Paragraph 6(c); provided, however, if Posted Collateral is delivered in book-entry form, the Secured Party and its Custodian shall have the rights specified in Paragraph 6(c)(ii).

(h) Distributions and Interest Amount.

         (i) Interest Rate. The "Interest Rate" will be the "Federal Funds (Effective)" rate as such rate is displayed on Telerate page 118 for such day under the caption "Effective".

         (ii) Amendment of Paragraph 6(d)(i) - Distributions. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

               "(i) Distributions. Subject to Paragraph 4(a), if Secured Party receives Distributions on a Local Business Day, it will Transfer to Pledgor not later than the following Local business Day any Distributions it receives to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). "

         (iii) Amendment of Paragraph 6(d)(ii) - Interest Amount. Clause
               (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

                "(ii) Interest Amount. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business Day) the Interest Amount. Any Interest Amount or portion thereof that has been received by the Secured Party and not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly." Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.


(i) Demands and Notices.

        All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement.

(j) Addresses for Transfers.

              Pledgor: To be provided in writing by Pledgor to Secured Party.

              Secured Party: To be provided in writing by Secured Party to Pledgor.

(k) Other Provision(s).

          (i) Amendment of Paragraph 7 - Events of Default. Clause (iii) of Paragraph 7 shall not apply to Secured Party.

          (ii) Non-Reliance. Notwithstanding the obligations of the Secured Party under Paragraph 6(a), and without limiting the generality of the final sentence of Paragraph 6(a), each party, as Pledgor, acknowledges that it has the means to monitor all matters relating to all valuations, payments, defaults and rights with respect to Posted Collateral without the need to rely on the other party, in its capacity as Secured Party, and that, given the provisions of this Annex on substitution, responsibility for the preservation of the rights of the Pledgor with respect to all such matters is reasonably allocated hereby to the Pledgor.

          (iii) Agreement as to Single Secured Party and Pledgor. Each of Pledgor and Secured Party agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Secured Party,
               (b) the term "Pledgor" as used in this Annex means only Pledgor,
               (c) only Pledgor makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Pledgor will be required to make Transfers of Eligible Credit Support hereunder.

          (iv) Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee and the Swap Administrator are hereby authorized to
               (i) make demands on behalf of the Secured Party pursuant to Paragraph 3 hereunder and (ii) provide notice on behalf of the Secured Party pursuant to Paragraph 7 hereunder.

          (v) Collateral Account. Secured Party or Custodian shall at all times maintain all Posted Collateral in a segregated trust account.

          (vi) External Calculations. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of the Secured Party's Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Collateral Amount shall be based on the greatest of the Secured Party's Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

          (vii) Notice to S&P. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of the Secured Party's Exposure.

          (viii) Expenses. Pledgor shall be responsible for all reasonable costs and expenses incurred by Secured Party in connection with the Transfer of any Eligible Collateral under this Annex.

          (ix) Additional Defined Terms.

               "DV01" means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party's Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Secured Party, provide to Secured Party a statement showing in reasonable detail such calculation.

               "Moody's First Level Additional Collateralized Amount" means, with respect to any Transaction, the lesser of (x) the product of 15 and DV01 for such Transaction and such Valuation Date and (y) the product of (i) 2%, (ii) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (iii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

               "Moody's First Level Collateral Amount" means, (A) for any Valuation Date on which (I) a Moody's First Level Downgrade has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party's aggregate Exposure for all Transactions and the aggregate of Moody's First Level Additional Collateralized Amounts for each Transaction and (B)for any other Valuation Date, zero.

               "Moody's First Level Value" means, for any date that the Moody's First Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's First Level Valuation Percentage for such security set forth on Schedule A hereto.

               "Moody's Second Level Additional Collateralized Amount" means, with respect to any Transaction,

                  (1) if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the 50 and DV01 for such Transaction and such Valuation Date and (ii) the product of
                  (x) 8%, (y) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (z) the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date; or

                  (2) if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the 65 and DV01 for such Transaction and such Valuation Date and (ii) the product of
                  (x) 10%, (y) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (z) the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date.

               "Moody's Second Level Collateral Amount" means, (A) for any Valuation Date on which it is the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero,
               (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party's aggregate Exposure and the aggregate of Moody's Second Level Additional Collateralized Amounts for each Transaction and (B) for any other Valuation Date, zero.

               "Moody's Second Level Value" means, for any date that the Moody's Second Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's Second Level Valuation Percentage for such security set forth on Schedule A hereto.

               "Next Payment" means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by the Pledgor pursuant to Section 2(a) on such Next Payment Date less any payments due to be made by the Secured Party under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

               "Next Payment Date" means the next scheduled payment date under any Transaction.

               "Remaining Weighted Average Maturity" means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

               "S&P Collateral Amount" means, (A) for any Valuation Date on which a S&P First Level Downgrade has occurred and been continuing for at least 30 days or on which a S&P Second Level Downgrade has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of (x) the Volatility Buffer for each Transaction, (y) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (z) the Notional Amount of such Transaction for the Calculation Period (as defined in the related Transaction) of such Transaction which includes such Valuation Date, or (B) for any other Valuation Date, zero.

               "S&P Value" means, for any date that the S&P Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the S&P Valuation Percentage for such security set forth on Schedule A hereto.

               "Transaction-Specific Hedge" means any Transaction that is a cap, floor or swaption or a Transaction in respect of which (x) the notional amount of the interest rate swap is "balance guaranteed" or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

               "Volatility Buffer" means, for any Transaction, the related percentage set forth in the following table:

                The higher of the S&P         Remaining       Remaining       Remaining        Remaining
                short-term credit rating       Weighted       Weighted        Weighted          Weighted
                of (i) Pledgor and (ii)        Average         Average         Average           Average
                the Credit Support             Maturity       Maturity        Maturity          Maturity
                Provider of Pledgor, if     up to 3 years   up to 5 years  up to 10 years     up to 30 years
                applicable
                "A-2" or higher                 2.75%           3.25%           4.00%            4.75%
                "A-3"                           3.25%           4.00%           5.00%            6.25%
                "BB+" or lower                  3.50%           4.50%           6.75%            7.50%

        IN WITNESS WHEREOF, the parties have executed this Annex on the respective dates specified below with effect from the date specified on the first page of this document.

BEAR STEARNS FINANCIAL PRODUCTS INC.           CITIBANK, N.A., NOT IN ITS
                                               INDIVIDUAL CAPACITY, BUT SOLELY
                                               AS SUPPLEMENTAL INTEREST TRUST
                                               TRUSTEE ON BEHALF OF THE
                                               SUPPLEMENTAL INTEREST TRUST WITH
                                               RESPECT TO BEAR STEARNS
                                               ASSET BACKED SECURITIES TRUST
                                               2007-SD3



By: /s/ Ana Hennie                             By: /s/ Cirino Emanuele
  -------------------------------------          -------------------------------
   Name:  Ana Hennie                             Name:  Cirino Emanuele
   Title: Authorized Signatory                   Title: Vice President

                                                                      SCHEDULE A

                               COLLATERAL SCHEDULE

The Moody's First Level Valuation Percentages shall be used in determining the Moody's First Level Collateral Amount.

The Moody's Second Level Valuation Percentages shall be used in determining the Moody's Second Level Collateral Amount.

The S&P Valuation Percentages shall be used in determining the S&P Collateral Amount.

  ISDA Collateral Asset                            Moody's First Level       Moody's Second Level               S&P
 Definition (ICAD) Code     Remaining Maturity    Valuation Percentage       Valuation Percentage      Valuation Percentage

         US-CASH                   N/A                    100%                       100%                      100%
         EU-CASH                   N/A                     98%                        94%                      92.5%
         GB-CASH                   N/A                     98%                        95%                      94.1%



                                 < 1 Year                 100%                       100%                      98.9%
                               1 to 2 years               100%                        99%                      98.0%
        US-TBILL               2 to 3 years               100%                        98%                      97.4%
        US-TNOTE               3 to 5 years               100%                        97%                      95.5%
        US-TBOND               5 to 7 years               100%                        96%                      93.7%
      (fixed rate)            7 to 10 years               100%                        94%                      92.5%
                              10 to 20 years              100%                        90%                      91.1%
                                > 20 years                100%                        88%                      88.6%


        US-TBILL
        US-TNOTE                                                                                           Not Eligible
        US-TBOND              All Maturities              100%                        99%                   Collateral
     (floating rate)




                                 < 1 Year                 100%                        99%                      98.5%

                               1 to 2 years               100%                        99%                      97.7%
      GA-US-AGENCY             2 to 3 years               100%                        98%                      97.3%
      (fixed rate)             3 to 5 years               100%                        96%                      94.5%
                               5 to 7 years               100%                        93%                      93.1%
                              7 to 10 years               100%                        93%                      90.7%
                              10 to 20 years              100%                        89%                      87.7%
                                > 20 years                100%                        87%                      84.4%


      GA-US-AGENCY            All Maturities              100%                        98%                  Not Eligible
     (floating rate)                                                                                        Collateral


                                                   Rated Aa3 or better        Rated Aa3 or better       Rated AAA or better
                                                       by Moody's                 by Moody's                  by S&P
                                 < 1 Year                  98%                        94%                      98.8%
 GA-EUROZONE-GOV (other        1 to 2 years                98%                        93%                      97.9%
  than EU-CASH) (fixed         2 to 3 years                98%                        92%                      97.1%
          rate)                3 to 5 years                98%                        90%                      91.2%
                               5 to 7 years                98%                        89%                      87.5%
                              7 to 10 years                98%                        88%                      83.8%
                              10 to 20 years               98%                        84%                      75.5%
                                > 20 years                 98%                        82%                  Not Eligible
                                                                                                            Collateral


 GA-EUROZONE-GOV (other                            Rated Aa3 or better        Rated Aa3 or better       Rated AAA or better
 than EU-CASH) (floating                               by Moody's                 by Moody's                  by S&P
          rate)               All Maturities               98%                        93%                  Not Eligible
                                                                                                            Collateral



                                                                                                          Not Eligible
                                < 1 Year                  98%                        94%                   Collateral
                              1 to 2 years                98%                        93%                  Not Eligible
                                                                                                           Collateral
        GA-GB-GOV             2 to 3 years                98%                        92%                  Not Eligible
  (other than GB-CASH)                                                                                     Collateral
      (fixed rate)            3 to 5 years                98%                        91%                  Not Eligible
                                                                                                           Collateral
                              5 to 7 years                98%                        90%                  Not Eligible
                                                                                                           Collateral
                             7 to 10 years                98%                        89%                  Not Eligible
                                                                                                           Collateral
                             10 to 20 years               98%                        86%                  Not Eligible
                                                                                                           Collateral
                               > 20 years                 98%                        84%                  Not Eligible
                                                                                                           Collateral


        GA-GB-GOV
  (other than GB-CASH)                                                                                     Not Eligible
     (floating rate)          All Maturities               98%                        94%                   Collateral

The ISDA Collateral Asset Definition (ICAD) Codes used in this Collateral Schedule shall have the meanings set forth in the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

                                    EXHIBIT A

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                 TERMS AGREEMENT

                                                             Dated: May 16, 2007

To:                            BEAR STEARNS ASSET BACKED SECURITIES I LLC
Re:                            Underwriting Agreement, dated as of
                               April 13, 2006 (the "Underwriting Agreement")
Underwriter:                   Bear, Stearns & Co. Inc.
Series Designation:            Bear Stearns Asset Backed Securities
                               Trust 2007-SD3
Class Designation Schedule
of the  Certificates:          Class A, Class M-1, Class M-2, Class M-3,
                               Class M-4, Class M-5, Class M-6, Class M-7,
                               Class M-8, Class M-9


Terms of the Certificates:

Class          Certificate Principal Balance          Pass-Through Rate
-----          -----------------------------          -----------------

        A                         17,699,000              VAR

       M-1                        26,295,000              VAR

       M-2                        10,872,000              VAR

       M-3                        $6,321,000              VAR

       M-4                        $6,068,000              VAR

       M-5                        $4,551,000              VAR

       M-6                        $5,563,000              VAR

       M-7                        $4,046,000              VAR

       M-8                        $5,057,000              VAR

       M-9                        $6,068,000              VAR


The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of May 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as sponsor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Citibank, N.A., as trustee.

*Contact Bear Stearns for pricing information

Form of Certificates Being Purchased by the Underwriter: Book-Entry.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning in May 2007.

Certificate Rating for the Certificates Being Purchased by the Underwriter:


Class               S&P                    Moody's
-----               ---                    -------

      A              AAA                    Aaa

     M-1             AA+                    Aa1

     M-2             AA                     Aa2

     M-3             AA                     Aa3

     M-4             AA-                    A1

     M-5             A+                     A2

     M-6             A-                     A3

     M-7             BBB+                   Baa1

     M-8             BBB                    Baa2

     M-9             BBB-                   Baa3

Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $ * (plus $ * in accrued interest).

Credit Enhancement: As described in the related Prospectus Supplement.

Closing Date: May 18, 2007.


*Contact Bear Stearns for pricing information

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By:  /s/ Mary Haggerty
Name: Mary Haggerty
Title: Vice President

Accepted:

BEAR STEARNS ASSET BACKED
SECURITIES I LLC

By:   /s/ Baron Silverstein
Name: Baron Silverstein
Title:  Vice President

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000 (800) 352-0001

Financial Guaranty Insurance Policy



Issuing Entity:  Bear Stearns Asset Backed Securities   Policy Number:  07030029
Trust 2007-SD3                                          Control Number:  0010001

Insured Obligations:
-----------------------------------------------------

$417,699,000 in aggregate maximum principal amount of Bear Stearns Asset Backed Securities Trust 2007-SD3,
Asset-Backed Certificates, Series 2007-SD3, Class A
Certificates (the "Insured Certificates")

-----------------------------------------------------

Trustee:  Citibank, N.A.

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of the right of Financial Guaranty to receive monthly premiums pursuant to the Pooling and Servicing Agreement (as defined below) and the Insurance Agreement referred to therein, and subject to the terms of this Financial Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably agrees to pay each Insured Amount, to the extent set forth in the Pooling and Servicing Agreement, to the Securities Administrator on behalf of the Trustee named above or its successor, not in its individual capacity, but solely as trustee for the Insured Certificateholders, except as otherwise provided herein with respect to Preference Amounts. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement as in effect and executed on the date hereof without giving effect to any subsequent amendments or modifications thereto unless such amendments or modifications have been approved in writing by Financial Guaranty.

The term "Insured Amount" means, with respect to the Insured Certificates (1) any Deficiency Amount and (2) any Preference Amount.


Form 9133
Page 1 of 6

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000 (800) 352-0001

Financial Guaranty Insurance Policy


The term "Deficiency Amount" means, with respect to any Distribution Date and the Insured Certificates, an amount, if any, equal to the sum of:

                           (i) the excess of (x) the Current Interest for the
                  Insured Certificates on such Distribution Date over (y) all amounts available to pay Current Interest on the Insured Certificates on such Distribution Date (including, without limitation, from Interest Funds and amounts on deposit in the Swap Account) in accordance with the priority of payments set forth in the Pooling and Servicing Agreement;

                           (ii) the Applied Realized Loss Amounts allocated to
                  the Insured Certificates on such Distribution Date; and

                           (iii) the Certificate Principal Balance of the
                  Insured Certificates to the extent unpaid on the Final Scheduled Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement, in each case after giving effect to distributions made on such date from all sources other than this Policy.

The term "Insured Certificateholder" means, as to a particular Insured Certificate, the Person, other than the Depositor, any Servicer, the Master Servicer, the Trustee, the Seller, the Securities Administrator or any subservicer retained by a Servicer who, on the applicable Distribution Date, is entitled under the terms of the Insured Certificates to a distribution on the Insured Certificates.

The term "Final Scheduled Distribution Date" with respect to the Insured Certificates means the Distribution Date occurring in May 2037.

Financial Guaranty will pay a Deficiency Amount with respect to the Insured Certificates by 12:00 noon (New York City time) in immediately available funds to the Securities Administrator on behalf of the Trustee on the later of (i) the second Business Day following the Business Day on which Financial Guaranty shall have received Notice that a Deficiency Amount is due in respect of the Insured Certificates, and (ii) the Distribution Date on which the related Deficiency Amount is payable to the Insured Certificateholders pursuant to the Pooling and Servicing Agreement, for payment to the Insured Certificateholders in the same manner as other payments with respect to the Insured Certificates are required to be made. Any Notice received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day

Form 9133
Page 2 of 6

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000 (800) 352-0001

Financial Guaranty Insurance Policy


that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

Upon payment of an Insured Amount hereunder, Financial Guaranty shall be fully subrogated to the rights of the Insured Certificateholders to receive the amount so paid. Financial Guaranty's obligations with respect to the Insured Certificates hereunder with respect to each Distribution Date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the Securities Administrator on behalf of the Trustee as trustee for the Insured Certificateholders for payment to such Insured Certificateholders, as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Securities Administrator or the Trustee.

If any portion or all of any amount that is insured hereunder that was previously distributed to a Insured Certificateholder is recoverable and recovered from such Insured Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount by 12:00 noon on the second Business Day following receipt by Financial Guaranty of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to Financial Guaranty that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Trustee and/or such Insured Certificateholder relating to or arising under such Preference Amount and appointing Financial Guaranty as the agent of the Trustee and/or such Insured Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Securities Administrator or such Insured Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Securities Administrator, Trustee or Insured Certificateholder directly (unless the Insured Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Securities Administrator for payment to the Insured Certificateholder upon delivery of proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment

Form 9133
Page 3 of 6

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000 (800) 352-0001

Financial Guaranty Insurance Policy


in respect of any Preference Amount, which payment represents a payment of the principal amount of any Insured Certificates, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal, in which case Financial Guaranty shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. If any notice received by Financial Guaranty is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it will be deemed not to have been received by Financial Guaranty, and Financial Guaranty will promptly so advise the Securities Administrator, and the Securities Administrator may submit an amended Notice. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.

This Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on this Policy is not refundable for any reason, including the payment of any Insured Certificates prior to the maturity of the Insured Certificates. This Policy shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is the later of
(i) the date that is one year and one day following the date on which the Insured Certificates shall have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

A monthly premium shall be due and payable in arrears as provided in the Pooling and Servicing Agreement and the Insurance Agreement.

This Policy does not cover Net Interest Shortfalls, Net Deferred Interest, any shortfalls resulting from the application of the Relief Act or similar state or local laws, any Basis Risk Shortfalls, any Basis Risk Shortfall Carry Forward Amounts on the Insured Certificates or any amounts payable in respect of the Swap Agreement, nor does it guarantee to the Insured Certificateholders any particular rate of principal payment. In addition, this Policy does not cover shortfalls, if any, attributable to the liability of the Depositor, the Issuing Entity, the Trustee or the Insured Certificateholders for withholding taxes, if any (including interest and penalties in respect of any

Form 9133
Page 4 of 6

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000 (800) 352-0001

Financial Guaranty Insurance Policy


liability for withholding taxes). This Policy does not cover the failure of the Trustee or Securities Administrator to make any distribution required under the Pooling and Servicing Agreement to any Insured Certificateholders.

This Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The proper venue for any action or proceeding on this Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THIS POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

"Notice" means a written notice in the form of Exhibit A to this Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Securities Administrator to Financial Guaranty specifying the information set forth therein. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement relating to the Insured Certificates among EMC Mortgage Corporation, as Sponsor, Bear Stearns Asset Backed Securities I LLC, as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and Citibank, N.A., as Trustee, dated as of April 1, 2007. "Insurance Agreement" means the Insurance and Indemnity Agreement, among Financial Guaranty, EMC Mortgage Corporation, Bear Stearns Asset Backed Securities I LLC, Wells Fargo Bank, N.A. and the Trustee, dated as of May 18, 2007.

In the event that payments under any Insured Certificate are accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Insured Certificate on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the redemption of any Insured Certificate by reason of the repurchase of the assets of Trust Fund pursuant to Section 10.01 of the Pooling and Servicing Agreement does not constitute acceleration for the purposes hereof.

Form 9133
Page 5 of 6

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000 (800) 352-0001

Financial Guaranty Insurance Policy


IN WITNESS WHEREOF, Financial Guaranty has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.


President /s/ Howard Pfeffer     Authorized Representative   /s/ Jeffery Kert
         ---------------------                             ---------------------

Effective Date:  May 18, 2007

Form 9133
Page 6 of 6

                                    EXHIBIT A

                              NOTICE OF NONPAYMENT
                    AND DEMAND FOR PAYMENT OF INSURED AMOUNTS

To:     Financial Guaranty Insurance Company
        125 Park Avenue
        New York, New York 10017
        (212) 312-3000
        Attention:  Structured Finance Surveillance

        Telephone:  (212) 312-3000
        Telecopier:  (212) 312-3220

Re: $417,699,000 in aggregate maximum principal amount of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3, Class A Certificates (the
        "Insured Certificates")

        Policy No.  07030029 (the "Policy")

Distribution Date: ___________________________

We refer to that certain Pooling and Servicing Agreement, dated as of April 1, 2007, among EMC Mortgage Corporation, as Sponsor, Bear Stearns Asset Backed Securities I LLC, as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and Citibank, N.A., as Trustee (the "Pooling and Servicing Agreement"), relating to the above referenced Insured Certificates. All capitalized terms not otherwise defined herein or in the Policy shall have the same respective meanings assigned to such terms in the Pooling and Servicing Agreement.

(a) The Securities Administrator has determined under the Pooling and Servicing Agreement that in respect of such Distribution Date:

     (1) the excess of (x) the Current Interest for the Insured Certificates on such Distribution Date over (y) all amounts available to pay Current Interest on the Insured Certificates on such Distribution Date (including, without limitation, from Interest Funds and amounts on deposit in the Swap Account) in accordance with the priority of payments set forth in the Pooling and Servicing Agreement is $[__];

     (2) the Applied Realized Loss Amounts allocated to the Insured Certificates for such Distribution Date is $[__]; and

     (3) the Certificate Principal Balance of the Insured Certificates to the extent unpaid on the Final Scheduled Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement, in each case after giving effect to distributions made on such date from all sources other than this Policy is $[___]

(b) The amounts available to pay the items identified in items (1) through (2) above, as reduced by any portion thereof that has been deposited in the Master Servicer Collection Account or the Distribution Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code), is $[_______].

Please be advised that accordingly, a Deficiency Amount is due for the Distribution Date identified above for the Insured Certificates in the amount of $__________. This Deficiency Amount constitutes an Insured Amount payable by Financial Guaranty under the Policy.

[In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent and other documents required by the Policy in respect of Preference Amounts. The amount of the Preference Amount is $______________. This Preference Amount constitutes an Insured Amount payable by Financial Guaranty under the Policy.]

Accordingly, pursuant to the Pooling and Servicing Agreement, this statement constitutes a notice for payment of an Insured Amount by Financial Guaranty in the amount of $_______________ under the Policy.

(c) No payment claimed hereunder is in excess of the amount payable under the Policy.

The amount requested in this Notice should be paid to:  [Payment Instructions]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

IN WITNESS WHEREOF, the Securities Administrator has executed and delivered this Notice of Nonpayment and Demand for Payment of Insured Amounts this _____ day of
______________.


                                 WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                 Securities Administrator



                                 By:
                                    --------------------------------------------

                                 Title:
                                       -----------------------------------------